                                                                  Exhibit 10.18


                                  PMP CONTRACT*

                                     between

 FIRSTMARK COMMUNICATION DEUTSCHLAND GMBH, Uhlandstrasse 179/180, 10623 Berlin
                     - hereinafter referred to as "FMCD" -

                                       and

        SIEMENS AKTIENGESELLSCHAFT, Hofmannstra(beta)e 51, 81359 Munchen
                    - hereinafter referred to as "Siemens" -

We refer to (a) the framework agreement between FirstMark Communications Europe SA ("FirstMark") and Siemens dated _____________ (as amended by Amendment No. 1 dated on or about the date hereof) (the "European Agreement"); and (b) the facility agreement (the "Facility Agreement") to be entered into between, inter alios, FMCD as guarantor, FirstMark Communications Deutschland Holding GmbH as borrower and Deutsche Bank Luxembourg SA as agent (the facilities to be provided under such agreement, the "Financing").

Terms used in this PMP Contract but not defined shall have the meanings ascribed to them in the European Agreement.

FMCD, as an Affiliate of FirstMark, is permitted under the terms of the European Agreement to order as a Purchaser pursuant to the European Agreement Systems and/or Services and/or any other performance as foreseen in the European Agreement on the terms and subject to the conditions of the European Agreement and Siemens is obliged to provide such Systems and/or Services pursuant to a Contract according to the European Agreement and to provide any other performance as foreseen in the European Agreement to FMCD on such terms and subject to such conditions.

In addition to the provisions of the European Agreement the following shall apply:

1. Each Order by FMCD for Systems and/or Services for the purposes of the Network (as defined in the Facility Agreement) shall refer explicitly to this PMP Contract. All invoices for such Systems and Services ordered by FMCD shall be addressed to FMCD and directed to it.


-------------------
* Portions of this agreement are confidential and have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 under the Securities Act of 1933 as amended. Asterisks, for example "*****," have been inserted to indicate that information has been deleted.

                                                                         Seite 2


2.   The address to which invoices for FMCD must be sent is:

                    FirstMark Communications Deutschland GmbH

                             Gunther-Wagner-Allee 13

                                 30177 Hannover

3. FMCD agrees that in accordance with clause 5.2 of the European Agreement, the Contractor shall retain title to the equipment delivered under the Contract which is the subject of the Financing until (1) each and every ********************************** is entitled under the respective
     Contract has been duly satisfied and (2) Siemens is fully and finally released from *****************************************************
     between, inter alios, Siemens and Deutsche Bank Luxembourg SA to be dated on or about the date hereof. Thereafter the Contractor shall transfer title to such equipment supplied to FMCD in reference to the PMP Contract to Deutsche Bank Luxembourg SA which shall hold such title subject to and in accordance with the security documents to be entered into between, inter alios, FMCD and Deutsche Bank Luxembourg SA in respect of the Financing.

     The provisions of clause 8 of the European Agreement shall apply to this PMP Contract Agreement, mutis mutandis.





Signed by                                Signed by

/s/ Dr. Dieter Finke                     /s/ Rudi Frey Gunther Brauning
------------------------------------     -------------------------------------
Dr. Dieter Finke                         Rudi Frey Gunther Brauning
on behalf of FIRSTMARK COMMUNICATIONS    on behalf of SIEMENS AKTIENGESELLSCHAFT
DEUTSCHLAND GMBH
Date: 30 May 2000                        Date: 30. May 2000

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                AMENDMENT NO. 1

This amendment agreement is between FirstMark Communications Europe SA ("FirstMark") and Siemens Aktiengesellschaft ("Siemens") and it amends the framework agreement between FirstMark and Siemens dated [25.5.2000] (the "European Agreement").

Terms used herein but not defined shall have the meanings ascribed to them in the European Agreement.

With effect from May 30, 2000, Section 5.2 of Appendix 1 of the European Agreement shall be replaced with the following:

5.2

a)    Transfer of Title shall be effected as follows:

aa) In cases in which the Contractor does not in any way financially support financing of a Purchaser to purchase Systems and/or Services, the Contractor shall transfer title to the relevant equipment to such Purchaser or to a third party as specifically agreed ****** under the respective Contract has been duly satisfied.

bb) In cases in which the Contractor financially supports in any way financing of the Systems and/or Services purchased by a Purchaser, transfer of title to the relevant equipment shall be **************.

b) Until transfer of title is effected by Contractor in accordance with a) above, the Purchaser shall use its best endeavors to ensure that any purported retention of title arrangements are valid ******* and in any event the Purchaser shall (i) not remove the relevant System outside the *******************, (ii) not transfer possession of the relevant System, and (iii) inform the Contractor immediately in writing in case of seizure or other acts or interventions by third parties and to cooperate in any required registration procedure.

      The provisions of clause 8 of the European Agreement shall apply to this Amendment No. 1 to the European Agreement, mutatis mutandis.



Berlin, May 30, 2000                        Berlin, May 30, 2000
Signed by                                   Signed by

/s/ Dr. Dieter Finke                        /s/ Rudi Frey /s/ Grunther Brauning
-----------------------------------         -----------------------------------
Dr. Dieter Finke                            Rudi Frey    Grunther Brauning

on behalf of                                on behalf of
FIRSTMARK COMMUNICATIONS EUROPE SA          SIEMENS AKTIENGESELLSCHAFT

                              EUROPEAN AGREEMENT*



                                    BETWEEN



                      FIRSTMARK COMMUNICATIONS EUROPE SA


                                      AND



                                  SIEMENS AG




















                                 Page 1 of 11


-------------------
* Portions of this agreement are confidential and have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 under the Securities Act of 1933 as amended. Asterisks, for example "*****," have been inserted to indicate that information has been deleted.

EUROPEAN AGREEMENT BETWEEN FIRSTMARK COMMUNICATIONS EUROPE SA AND SIEMENS AG

THIS EUROPEAN AGREEMENT is made on the 16 day of May 2000


Between


FIRSTMARK COMMUNICATIONS EUROPE SA, a company existing and organised under the laws of Luxembourg with its registered office located at 3, rue Jean Piret, L-2350 Luxembourg ("FirstMark") and Siemens AG, a company duly incorporated in Germany having its registered office at Munich and being registered with the commercial register of the lower court of Munich under HRB 6684 ("Siemens").

WHEREAS

A. FirstMark is establishing a European Telecommunications Network (the "Network") through its various present and future Affiliates and wishes to appoint Siemens to provide systems and services which will support the full range of end to end services of FirstMark to the extent set out in this European Agreement.

B. The Parties are entering into this European Agreement under which Siemens will be responsible for the design, development, manufacture, supply, installation, integration and testing of systems and services to enable FirstMark to provide a full range of end to end services to end users.

C. FirstMark wishes to establish and Siemens is willing to agree on procedures on which FirstMark and its Affiliates shall order certain systems and services and related facilities from Siemens and its Affiliates on the terms and conditions hereinafter appearing.

NOW IT IS AGREED AS FOLLOWS:

  1  DEFINITIONS AND INTERPRETATION

1.1 The definitions set out in Appendix 5 shall apply to the terms of this European Agreement.

1.2 Except where the context otherwise requires, the masculine gender shall include the feminine and neuter and the singular shall include the plural and vice versa and reference to persons include bodies corporate and incorporate. Reference to a Party to this European Agreement shall include the permitted successors and assigns of such Party.

1.3 The Section and Appendix headings and table of contents are for convenience of reference only and shall not be taken into account in construing this European Agreement.



European Agreement 000510                                           Page 2 of 11

EUROPEAN AGREEMENT BETWEEN FIRSTMARK COMMUNICATIONS EUROPE SA AND SIEMENS AG


1.4 References in this European Agreement to Sections and Appendices are to Sections and Appendices of this European Agreement and the Appendices form part of this European Agreement and shall have the same force and effect as if expressly set out in the body of this European Agreement.

  2  SCOPE OF THE EUROPEAN AGREEMENT

2.1 Unless otherwise expressly agreed in writing, all contractual arrangements between FirstMark and Siemens for the provision of Systems and Services for the purpose of connecting FirstMark's customers with various services shall be subject to the terms and conditions contained in this European Agreement.

2.2 The terms and conditions of this European Agreement are subject to Siemens and/or suitable Lender providing an executed Loan Agreement as detailed in Appendix 9.

2.3 Appendix 6 includes a non-exhaustive list of the European territories in which FirstMark plans to establish the Network, and the corresponding Siemens and FirstMark contracting entities for the purpose of performing the Contracts under this European Agreement. FirstMark and Siemens may agree from time to time to extend said list in accordance with FirstMark's Network requirements. FirstMark or any of its Affiliates may at any time during the period of this European Agreement submit a written Order to Siemens for the provision of Systems and/or Services to be provided hereunder, which Order shall be in the form of and contain the details required in Appendix 4.

2.4 Siemens shall respond promptly (and in any event no later than five Working Days) in writing to any Order received pursuant to Section 2.3, stating if it accepts the Order and warrants to FirstMark that has all necessary powers to so procure. The resulting Contract shall be subject to the terms and conditions contained in this European Agreement.

2.5 For the avoidance of doubt all Orders placed by FirstMark or any of its Affiliates and accepted by Siemens shall be subject to the terms and conditions contained in this European Agreement, which will constitute the sole and entire contract between the Parties in respect of the provision of Systems and Services comprising the Order.

2.6 Notwithstanding Sections 2.10 and 2.11 of this European Agreement, nothing in this European Agreement shall prevent FirstMark from seeking the supply of services, equipment or software from parties other than Siemens.

European Agreement 000510                                         Page 3 of 11

EUROPEAN AGREEMENT BETWEEN FIRSTMARK COMMUNICATIONS EUROPE SA AND SIEMENS AG

2.7 FirstMark may initiate a joint annual review of all prices and commercial and technical terms under this European Agreement within two months of the first anniversary and subsequent anniversaries of this European Agreement. In addition, if at any time between annual reviews FirstMark has reasonable indications that Siemens is not offering a competitive package in accordance with Section 2.6, FirstMark may initiate an interim review. If within a period of one month of the initiation of a review it is demonstrated to FirstMark that Siemens is unwilling or unable to offer a competitive package in accordance with
     Section 2.6, FirstMark shall be entitled to terminate this European Agreement without liability to Siemens. If so requested by Siemens, such alternative arrangements shall be made available by FirstMark to an independent third party for verification by Siemens. However, this European Agreement shall be deemed to survive with respect to Orders outstanding at the time of such termination until the respective obligations have been fulfilled.

2.8 After the expiration of 12 months from the date of this European Agreement, FirstMark may select another supplier to provide services and equipment in the Markets referred to in Sections 2.10 and 2.11 below PROVIDED THAT prior to placing any such orders, FirstMark shall give Siemens, in a timely manner, the opportunity to match or better any alternative arrangements on the basis of price and terms. If so requested by the Siemens, such alternative arrangements will be made available by FirstMark to an independent third party for verification by Siemens.

2.9 At times to be agreed, FirstMark shall submit to Siemens a forecast of FirstMark's reasonable estimate of its and its Affiliates' requirements for Systems an Services during each of the upcoming twelve months (the "Forecast"). Purchases by FirstMark and its Affiliates in any given month may be either more or less than the amount specified for such month in the Forecast. The Forecast procedure shall be mutually agreed and detailed in Appendix 4.

2.10 Subject to Sections 2.7 and 2.8, FirstMark shall place Orders with Siemens for at least *** ("Preferred Supplier") of the Markets in Germany that FirstMark rolls out within a period of 12 months from the date of this European Agreement. Such Order volumes *** shall not necessarily include Siemens' ONU/CMX access equipment.

2.11 Subject to Sections 2.7 and 2.8, FirstMark shall place Orders with Siemens for at least ***** Markets in Germany that FirstMark rolls out within a period of 12 months from the date of this European Agreement. FirstMark and Siemens shall mutually agree which of the Markets are to be the top ***.

European Agreement 000510                                          Page 4 of 11

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EUROPEAN AGREEMENT BETWEEN FIRSTMARK COMMUNICATIONS EUROPE SA AND SIEMENS AG

2.12 FirstMark shall place Orders referred to in Sections 2.10 and 2.11 above, subject to Siemens providing ************** and subject to Siemens becoming the Preferred Supplier in the respective country:

      i) radio planning and other technical services (as more particularly described in Appendix 4) for those countries in Europe where FirstMark chooses to submit applications for wireless local loop licences and shall support FirstMark as its "preferred customer" in any competitive tender, including making available to FirstMark, in preference to Siemens' other clients, necessary technical and regulatory resources. Where such work has been performed by other vendors for FirstMark and where Siemens receives an Order from FirstMark, Siemens agrees to compensate FirstMark for the payments made for those services. However, such compensation shall be limited to the efforts which Siemens' would have made if it had been in charge of the application support process and shall be equivalent to the percentage of the Order volume submitted to Siemens in relation to the total order volume submitted by FirstMark in that country within a two year period, commencing on the date of the first Order in that Country.

     ii) marketing services whereby Siemens will market FirstMark's products in Markets where FirstMark places an Order with Siemens, as detailed in Appendix 7.

     iii) PBX equipment (for a maximum of three PBX each of an approximate value of **********) as more particularly described in Appendix 8 in each country in Europe where FirstMark obtains licenses and where FirstMark has selected Siemens as supplier for radio equipment for the first three years of operations. Notwithstanding the aforementioned, FirstMark shall be obligated to pay for such equipment if FirstMark fails to obtain licenses or does not grant Siemens the Preferred Supplier status in such country.

     iv) permission for FirstMark to utilize Siemens' sites in Germany and Siemens shall use all reasonable efforts in order to make available Siemens' sites in other countries where FirstMark places an Order with Siemens, so that FirstMark may place base stations and other relevant equipment at such sites as detailed in Appendix 4, provided that the Point to Multipoint base station equipment has been provided by Siemens. The right to use all Siemens' location and roof-tops for FirstMark base stations shall be ******* for the first five years, at favourable rates for the following two years and thereafter at *******.

     Provided that if FirstMark fails to receive wireless local loop licences in an applicable country, FirstMark shall reimburse Siemens its reasonable costs incurred in the performance of the aforementioned services for that country, such costs to be agreed between FirstMark and Siemens.

2.13 The features which are to be developed for version 6.0 shall be discussed, mutually

European Agreement 000510                                         Page 5 of 11


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EUROPEAN AGREEMENT BETWEEN FIRSTMARK COMMUNICATIONS EUROPE SA AND SIEMENS AG

      understood and agreed with respect to the main features. It shall be deemed agreed by FirstMark that no penalties for the excess of the mutually agreed time schedule shall become due.

2.14 Should Siemens or any of its Affiliates receive an Order with lead times that are shorter than those specified in Appendix 4, it shall indicate in writing to FirstMark or its Affiliate whether such shortened lead times are acceptable. If Siemens or its Affiliate shall deem a shortened lead time unacceptable, the Parties shall endeavor to agree upon lead times that are mutually acceptable, but in no case shall such lead times be longer than the lead time specified in Appendix 4 (counted from the date of the original Order). Any changes to an accepted Order must be mutually agreed upon in writing and be contained in a Change Order referencing the original Order.

2.15  The European Agreement comprises the following Appendices:

      Appendix 1 - Terms and Conditions of Contract
      Appendix 2 - Pricing Section
      Appendix 3 - System Specification
      Appendix 4 - Technical Services
      Appendix 5 - Definitions
      Appendix 6 - List of Affiliates
      Appendix 7 - Marketing Agreement
      Appendix 8 - PBX Specification
      Appendix 9 - Loan Agreement

2.16 Where there is a discrepancy between this European Agreement and Appendix 1 hereto, then the provisions of Appendix 1 shall prevail. Where there is a discrepancy between the content of Appendices 2 to 9, then the most detailed provisions shall prevail. Where there is a discrepancy between the content of Appendices 2 to 9 And Appendix 1, then Appendix 1 shall prevail

  3  PERIOD OF EUROPEAN AGREEMENT

3.1 This European Agreement shall come into full force and effect from the date hereof for a period of five years ("Initial Period") and will continue until the expiry of the Initial Period.

3.2 At the end of the Initial Period, this European Agreement shall automatically continue in full force and effect unless and until terminated by either Party giving to the other not less than two months' written notice of termination to expire at the end of any anniversary of this European Agreement.

3.3 FirstMark shall be entitled to terminate this European Agreement with written notice if the Field Acceptance Certificate, as defined in Appendix 5 of this European Agreement, with respect to the Saarbruecken deployment is not issued.

European Agreement 000510                                         Page 6 of 11

EUROPEAN AGREEMENT BETWEEN FIRSTMARK COMMUNICATIONS EUROPE SA AND SIEMENS AG

  4  PROJECT MANAGEMENT

4.1 Within two calendar months of the date of this European Agreement, Siemens shall establish and maintain a project management system, according to the guidelines set out in Appendix 4.

4.2 Project management reports shall be prepared and submitted by Siemens to FirstMark, or its Affiliates where applicable, or authorised representatives of FirstMark as specified in Appendix 4.

  5  PRICES

5.1 The Prices for the System and Services are set out in Appendix 2. All Prices in Appendix 2 are exclusive of value added tax or its equivalent. In respect of FirstMark's requirements within the countries set out in
     Part 1 of Appendix 6, deliveries to the Site of Installation are made at Siemens' cost, all transportation costs being the responsibility of Siemens. In respect of FirstMark's requirements within the countries set out in Part 2 of Appendix 6, deliveries to the Site of Installation are made at FirstMark's or its Affiliates' cost, all transportation costs being the responsibility of FirstMark. All taxes and customs duties shall be borne by Siemens in accordance with Incoterms 1990 DDP terms in respect of FirstMark's requirements within the European Union. All taxes and customs duties shall be borne by FirstMark or its Affiliates in accordance with Incoterms 1990 DDU terms in respect of FirstMark's requirements outside of the European Union.

5.2 All Prices shall not be increased for two years from the date hereof, except Service charges, which may be increased in accordance with the Labor Index.

5.3 The invoices by Siemens to FirstMark with respect to the project management as described in Appendix 4 may be invoiced by Siemens on a quarterly basis in advance.

5.4 Siemens shall provide FirstMark with the licence for the radio network planning tool (net designer; current version) at competitive prices, which shall also depend on the requested configuration. If FirstMark however acquires a different radio network planning tool at a higher, but competitive market price, than that acquired from Siemens, then the differential amount shall be gradually discounted from the invoices subsequently submitted by Siemens to FirstMark. However, such gradual discount shall in each single invoice not exceed *****.

European Agreement 000510                                          Page 7 of 11


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EUROPEAN AGREEMENT BETWEEN FIRSTMARK COMMUNICATIONS EUROPE SA AND SIEMENS AG

  6  ELECTRONIC DATA INTERCHANGE

The Parties shall work together to develop and implement a system of Electronic Data Interchange ("EDI"). The specifications and requirements of EDI are set out in Appendix 4.

  7  DEVELOPMENT TEAM

7.1 The Parties shall work together to create a joint development team to ensure that FirstMark is kept continually up-dated and involved in current and intended developments, including the development and the specifications for version 6.0 as more particularly described in Appendix 3 and a monitoring process which allows FirstMark current information on Siemens' implementation schedule, as detailed in Appendix 4.

7.2 Where FirstMark has actively participated in the specifications and the development of such characteristics of the equipment or in new products or has made corresponding financial contributions to the development of such products and, where such developments are not made compulsory by the regulators in the various countries, such products or features of the equipment shall be made available to FirstMark on an exclusive basis for a period of time and upon such conditions to be mutually agreed prior to the beginning of such development.

  8  LAW AND JURISDICTION

8.1 This European Agreement shall be governed by and construed and interpreted in accordance with German law and the Parties submit to the exclusive jurisdiction of the German courts without the application of the United Nations Convention on Contracts for the International Sale of Goods dated April 11, 1980. The venue shall be deemed agreed as the court of Berlin.

8.2 The Parties acknowledge that Special Conditions may be applicable to the provision of System and Services in particular Territories. Such
     Special Conditions as are agreed between the Parties as at the date hereof are set out in Appendix 6. The Parties further acknowledge and agree that Orders submitted pursuant to Section 2.3 may be subject to further Special Conditions which shall be the subject of further negotiation and if agreed will form part of any Order submitted pursuant to this European Agreement.

European Agreement 000510                                         Page 8 of 11

EUROPEAN AGREEMENT BETWEEN FIRSTMARK COMMUNICATIONS EUROPE SA AND SIEMENS AG

  9  MISCELLANEOUS

9.1 This European Agreement may not be modified except by written amendment signed by responsible authorised representatives of both Parties save that the address for notices and the responsible authorised representatives of the Parties may be added to or changed from time to time by written notice to the other Party.

9.2 For the purposes of administration of this European Agreement, including amendments and the approval of any change, any communication between the Parties shall be enforceable and binding upon the Parties only if signed by the appropriate responsible authorised representatives.

9.3 The responsible authorised representatives of the Parties may be changed from time to time by notice in writing to the other Party. Until further notice the responsible and authorised representative of FirstMark shall be Tim Samples, Chief Executive Officer and the responsible and authorised representatives of Siemens shall be Reinhard Siekaczek, ICN TR, Kaufmaennischer Leiter.

9.4 FirstMark agrees that throughout the term of this European Agreement and for the period of 12 months after its termination, neither FirstMark nor any of its Affiliates shall employ or engage as an independent consultant or offer employment or engagement to any of Siemens' or its Affiliates' employees who are involved in the performance of Contracts hereunder, without Siemens' prior written agreement.

9.5 In the event that any one or more of the provisions of this European Agreement shall, for any reason, be held to be illegal, invalid or unenforceable, the remaining provisions of this European Agreement shall be unimpaired, and the invalid or unenforceable provision shall be replaced by a mutually acceptable provision which, being valid and enforceable, comes closest to the intention of the Parties underlying the illegal, invalid or unenforceable provision.

9.6 Nothing herein shall create or be deemed to create a joint venture or partnership between the Parties nor, save as specifically provided in this European Agreement, constitute one Party the agent of the other Party.

9.7 This European Agreement shall be binding upon the Parties hereto and their successors and permitted assigns. Neither Party may assign this Agreement, in whole or in part, without the prior written agreement of the other Party, which agreement shall not be unreasonably withheld or delayed.

9.8 All correspondence, notices, documentation and communications concerning this European Agreement shall be in the English language.

European Agreement 000510                                          Page 9 of 11

EUROPEAN AGREEMENT BETWEEN FIRSTMARK COMMUNICATIONS EUROPE SA AND SIEMENS AG

9.9 A waiver of any breach of any provision hereof shall not be binding upon either Party unless made in writing. No such waiver shall affect the rights of the Party not in breach with respect to any other or future breach of this European Agreement. No delay or failure by a Party to exercise any of its rights, or time or indulgence given by it before exercising any right or remedy under this European Agreement shall operate as a waiver of the same nor shall any single or partial exercise of a right or remedy preclude any further exercise of the same or the exercise of any other right or remedy.

9.10 All costs and expenses incurred by the Parties in connection with the negotiation of and entry into this European Agreement shall be borne by the Party incurring the same.

9.11 All notices and other correspondence of a legal nature by either Party to the other Party shall be sent to the following address:

      For FirstMark:


      Originals:                              Copy:
      Chief Executive Officer                 General Counsel
      FirstMark Communications Europe SA      FirstMark Communications Services
      3 Rue Jean Piret                        Europe Limited
      L-2350 Luxembourg                       4th Floor
      Luxembourg                              1 James Street
                                              London W1M 5HY
                                              England


                                              General Counsel
                                              FirstMark Communications
                                              Deutschland GmbH
                                              Uhlandstrasse 179/180
                                              D-10623 Berlind
                                              Germany

     For Siemens:


      Siemens AG
      Rechtsabteilung
      Hofmannstrasse 51
      D-81359 Munich
      Germany


9.12 Any notice, report, invoice or other correspondence shall be deemed to have been received by one Party on the day on which such communication has been received by it.

European Agreement 000510                                          Page 10 of 11

EUROPEAN AGREEMENT BETWEEN FIRSTMARK COMMUNICATIONS EUROPE SA AND SIEMENS AG

9.13 Neither Party shall make any announcements, news releases or other public statements regarding this European Agreement or its subject matter without the prior written approval of both FirstMark and Siemens, such approval not to be unreasonably withheld or delayed.

9.14 Neither Party shall be liable under this European Agreement, or arising out of its termination, or under tort or otherwise howsoever arising, for any indirect or consequential loss or damages, costs or losses, or for any damages arising from or attributable to failure to realise expected savings, loss of data and information, loss of interest and in cases of business interruption, capital downtime costs, loss of use, loss of goodwill or loss of anticipated or actual revenue or profit even if either Party has been advised of possibility of any such damages.

SIGNED for and on behalf of the Parties by a duly authorised representative.


On behalf of Siemens:



By:     /s/                                By:     /s/
        -----------------------                    ---------------------------

Title:  Member of the Board ICN            Title:  Senior Vice President
        -----------------------                    ---------------------------

Date:   25.5.00                            Date:   25.5.00
        -----------------------                    ---------------------------


On behalf of FirstMark:


By:     /s/                                By:     /s/
        -----------------------                    ---------------------------

Title:  CEO FirstMark                      Title:  Director International PM
        -----------------------                    ---------------------------

Date:   (illegible)                        Date:   15-05-00
        -----------------------                    ---------------------------

European Agreement 000510                                          Page 11 of 11

                                   APPENDIX 1

                        TERMS AND CONDITIONS OF CONTRACT


CONTENT:

1     DEFINITIONS AND INTERPRETATION..................................3
-     ------------------------------

2     OBJECT OF THE CONTRACT..........................................3
-     ----------------------

3.    STANDARD SOFTWARE AND THIRD PARTY SOFTWARE......................4

4     DOCUMENTATION...................................................5
-     -------------

5     DELIVERY AND TITLE..............................................6
-     ------------------

6     INSTALLATION....................................................6
-     ------------

7     FIELD ACCEPTANCE................................................7
-     ----------------

8     CONTRACTOR'S PERSONNEL..........................................8
-     ----------------------

9     COMPLETION DATES................................................9
-     ----------------

10    PRICES..........................................................9
--    ------

11    LIQUIDATED DAMAGES.............................................11
--    ------------------

12    QUALITY ASSURANCE..............................................12
--    -----------------

13    TRAINING AND ASSISTANCE........................................13
--    -----------------------

14    FORCE MAJEURE..................................................13
--    -------------

15    WARRANTIES.....................................................14
--    ----------

16    AVAILABILITY OF SPARE PARTS....................................17
--    ---------------------------

17    LIABILITY......................................................19
--    ---------

18    RIGHTS OF THIRD PARTIES........................................20
--    -----------------------

19    CONFIDENTIALITY AND COPYRIGHT..................................21
--    -----------------------------

20    ASSIGNMENT.....................................................23
--    ----------

21    NEW DEVELOPMENTS, CHANGE REQUESTS AND CANCELLATION.............23
--    --------------------------------------------------

22    TERMINATION....................................................24
--    -----------

23    DISPUTES.......................................................26
--    --------

24    LAW AND JURISDICTION...........................................27
--    --------------------

25    MISCELLANEOUS..................................................27
--    -------------

1        DEFINITIONS AND INTERPRETATION

1.1 The definitions set out in Appendix 5 shall apply to the terms and conditions contained in this Appendix 1.

1.2 Except where the context otherwise requires, the masculine gender shall include the feminine and neuter and the singular shall include the plural and vice versa and reference to persons include bodies corporate and incorporate. Reference to a Party to the Contract shall include the permitted successors and assigns of such Party.

1.3 The Section and Appendix headings and table of contents are for convenience of reference only and shall not be taken into account in construing the Contract.

1.4 References in this Appendix to Sections and Appendices are to Sections of this Appendix and Appendices of the European Agreement.

2        OBJECT OF THE CONTRACT

2.1 Subject to the issue and acceptance of an Order, the Contractor shall provide Systems and Services according to the description and specification in Appendix 3, 4 and 8.

2.2 Any applicable licenses, permits, approvals or consents relating to the manufacture, type, acceptance or general use (other than approvals such as point to multi-point frequencies and class 3 and 4 licenses in accordance with the German Telecommunications Act required to permit the Purchaser to operate the System in a specific area) in the respective countries shall be the sole responsibility of the Contractor, and the Contractor agrees to obtain at its cost all such licenses, permits, approvals or consents in a timely manner. At the Purchaser's request and prior to the time the first units of the System are delivered, the Contractor shall furnish the Purchaser with evidence that such licenses or permits, etc. have been obtained and are in full force and effect. The Contractor agrees that the System will conform to all applicable mandatory legal and regulatory standards and all other standards identified in the System Specifications.

2.3      The Contractor acknowledges it has obtained knowledge of the European
         Agreement dated [     ] between Siemens AG and FirstMark Communications
         Europe SA ("the European Agreement") and that the obligations set forth therein shall have full effect on it.

3.       STANDARD SOFTWARE AND THIRD PARTY SOFTWARE

3.1 The Contractor hereby grants to the Purchaser, subject to the payment of any applicable licence fees as set out in Appendix 2, an irrevocable (save for the provisions of Section 22.6), perpetual, worldwide, non-exclusive, non-transferable licence (Nutzungsrecht) to use and operate Software to operate the System, at no additional royalty payment obligation.

3.2 For the sole purpose of facilitating operation of the System, Purchaser shall be entitled to grant sub-licences, without right to further sub-license, under and on the same terms as those set out in the licence granted in Section 3.1 above to:

         3.2.1    a Purchaser Affiliate; and/or

         3.2.2 third parties, subject to the Contractor's prior written agreement, which shall not be unreasonably withheld or delayed.

3.3 Purchaser, Purchaser Affiliates and third parties shall be entitled to make back-up copies of the Software as are appropriate to facilitate the use of the Software in accordance with the licence set out in Sections 3.1 and 3.2 PROVIDED THAT they take reasonable precautions to safeguard such copies against unauthorised disclosure and/or use. Purchaser, Purchaser Affiliates and third parties shall be prohibited from decompiling, reverse-engineering or otherwise dismantling the source-code of the delivered software.

3.4 The Contractor shall procure the grant to Purchaser of licences to Third Party Software on the same terms as those set out in Sections 3.1 and 3.2. Such licences shall be granted no later than delivery of the Third Party Software.

3.5 The Contractor or third party licensor shall retain ownership of any IPRs it may have in Software. The Purchaser and Purchaser Affiliates shall not remove alphanumeric identification margins, trademarks and copyright notices. In the event that duplication is permitted, the Purchaser and Purchaser Affiliate will also duplicate the above, marking all copies with a continuous number that also indicates program serial numbers and will keep a list of the locations of all copies, which Contractor may inspect upon request.

3.6 The Contractor shall co-operate in all ways necessary to ensure that Purchaser may obtain, exercise or protect its rights under this Section
         3. The Contractor shall ensure that any and all of its sub-contractors or suppliers are obliged to do what is necessary in order to fulfil Purchaser's rights granted under this Section 3. The

         Contractor has or will obtain full power and authority to carry out the provisions of this Section 3 from all persons and other entities who perform any work under the Contract or any sub-contract related thereto. If a dispute arises relating to any infringement of any IPR, then Section 18 of this Agreement shall apply.

 3.7 The Contractor shall supply to Purchaser for all the Software to be delivered under the Contract full Software Documentation, user manuals and explanatory texts according to the requirements set out in Appendix
         3. With respect to the rights derived from Software Documentation, user manuals and explanatory texts, Section 4 of this Agreement shall apply. Furthermore, the Contractor shall disclose to Purchaser all relevant standard and non-standard external interfaces of the Contractor's network management system and its Systems in such a way as to enable third parties engaged by Purchaser to integrate all functions provided by such interfaces into its own software programs, PROVIDED THAT such third parties first enter into a satisfactory interface licensing agreement with the Contractor, which agreement the Contractor shall not unreasonably delay or withhold.

3.8 The Contractor acknowledges and agrees that it is its responsibility to deliver, install, implement and support the Software in the manner provided for in Appendix 4.

3.9 The Contractor shall deliver, install and configure Standard Software and Third Party Software (together with the relevant Software Documentation) into the System and ensure that such software is fully operational by the date specified in the Contract. The Standard Software and Third Party Software shall be delivered to Purchaser in object code form and on a machine readable media.

3.10 The Contractor shall implement acceptance tests in respect of the Software at the stages specified in Appendix 4.


4        DOCUMENTATION

4.1 The Contractor shall provide to Purchaser such drawings, diagrams, specifications and other information ("the Documentation") as specified in Appendix 3 and Appendix 4. In particular, the Contractor shall furnish to Purchaser before Field Acceptance of the System pursuant to
         Section 7, installation, operating and maintenance instructions, together with drawings of the System in sufficient detail to enable Purchaser to operate and maintain the System and to commission CPE. The System shall not be considered complete for the purposes of Field Acceptance until Documentation necessary for operation has been supplied to Purchaser.

4.2 All Documentation shall be supplied by the Contractor in the English language and within the timescales agreed in the Contract.

4.3 The Contractor shall promptly before Field Acceptance of the System take all necessary steps to procure for Purchaser the full right and entitlement to use the Documentation in perpetuity, with the right to make such Documentation available to third parties for the sole purpose of facilitating third party operation of the System, without further payment or liability for further payment and the Contractor shall execute or procure the execution of all such deeds and documents as Purchaser may reasonably require to vest effectively such rights in Purchaser, PROVIDED THAT such third parties shall become subject to adequate confidentiality obligations (Section 19).

5        DELIVERY AND TITLE

5.1 The Contractor shall deliver the System to the Site(s) of Installation on the dates set out in the Orders submitted by Purchaser and confirmed by the Contractor and as prescribed in Appendix 3.

5.2      If each and every ***************************************************
         *********** under the respective Contract has been duly satisfied, Contractor shall transfer title to the Lender for security purposes.

5.3 The System when in transit, in store and on the Site of Installation shall be in all respects the responsibility of and at the risk of the Contractor until the Field Acceptance Certificate is issued.


6        INSTALLATION

6.1 The Contractor shall be responsible for the proper and timely performance of the entire installation process in accordance with Appendix 4.

6.2 The Contractor shall, on the Site(s) of Installation and on the dates set out in Orders placed by Purchaser and confirmed in writing by the Contractor, install the System. In particular, the Contractor shall install the Hardware and implement the Software on the processing units specified in Appendix 3.

6.3 It shall be the responsibility of the Contractor to obtain complete and accurate information concerning the Site of Installation and any equipment presently

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

         installed on such site. It shall be the responsibility of the Contractor to visit the Site of Installation prior to carrying out the installation work. Such site visits shall be made at such times and subject to such reasonable conditions as shall be mutually agreed upon. The Contractor shall give to Purchaser, as described in Appendix 4, notice of the Contractor's requirement to visit a Site of Installation.

6.4 No delay and no claim by the Contractor for additional payment will be allowed on the grounds of misinterpretation of any matter relating to the Site of Installation on which the Contractor could reasonably have satisfied himself by a visit, by reference to Purchaser or by any other appropriate means which are standard practice.

6.5 The Contractor will procure at no additional cost to Purchaser that upon completion of installation work at any Site of Installation, the site be left in full repair and in a good and clean condition cleared of all unused materials, plant and equipment used in the performance of the work and temporary structures.

7        FIELD ACCEPTANCE

7.1 Three months after Ready For Service or at such date as CPE is connected to establish a Link within a Sector of a base station, whichever is sooner, a Field Acceptance Test shall be carried out by the Contractor according to the procedures set out in Appendix 4, at the Contractor's expense, to ensure compliance in each and every respect with the specifications in Appendix 3. In the event that the Purchaser does not attend for such duly notified Field Acceptance Test, the Contractor shall be entitled and obligated to conduct such Field Acceptance Test and to issue a Field Acceptance Certificate on behalf of the Purchaser. Each party shall bear the costs, including travelling expenses, for its own employees and authorised representatives attending Field Acceptance Tests.

7.2 Purchaser shall issue a Field Acceptance Certificate when the Field Acceptance Test has demonstrated to Purchaser's satisfaction that:

         7.2.1    the System has been delivered in accordance with the Contract;
                  and

         7.2.2 the performance of the System meets the requirements of Appendix 3.

7.3 In the event that Purchaser fails to issue either a Field Acceptance Certificate or a valid notice of rejection within 3 Working Days after completion of the Field Acceptance Test, the Contractor shall be entitled to issue and sign the Field Acceptance Certificate on behalf of Purchaser.

7.4 If the delivery subject to Field Acceptance is not in full compliance with the specifications set forth in Appendix 4, but sufficient to enable the Purchaser to efficiently operate the System, the Purchaser shall be entitled to issue a partial Field Acceptance Certificate and to *******************************************************. The
         withheld portion shall become payable upon rectification of such defect, which shall occur no later than six calendar months after issue of partial Field Acceptance Certificate. If, however, the rectification has not occurred within such period, the ***************************** **********************. If the responsible engineers of either Party for the respective Contract do not mutually agree on the classification of the deficiency resulting in the partial Field Acceptance Certificate within a period of 30 days from issue of the partial Field Acceptance Certificate, then the procedure set out in Section 24.2 shall apply. However, the withheld amount constitutes the sole liability of the Contractor in this respect and no further damages shall apply.

7.5 The issuance of a Field Acceptance Certificate shall be without prejudice to any claim by Purchaser under Section 15 in respect of any defects, deficiencies or faults, which may subsequently become apparent or be discovered. The Contractor shall accordingly remedy such defects, deficiencies or faults in accordance with Section 15.

7.6 In the event of Purchaser provisionally putting the System into operation without first issuing a Field Acceptance Certificate (in case of emergency or with regard to Purchaser's own or its customers needs in order to avoid or mitigate any damages or losses) such action shall constitute partial Field Acceptance of the System by Purchaser. For the avoidance of doubt, the stipulations set forth in Section 7.4 shall apply. Such acceptance shall be without prejudice to the Contractor's obligations to complete the System in accordance with the Contract requirements.

8        CONTRACTOR'S PERSONNEL

8.1 The Contractor agrees that certain suitably qualified key personnel are necessary for the successful completion of the work to be performed under the Contract. Purchaser may require at any time with valid reason that the Contractor remove certain persons from the performance of the work under the Contract and replace them with other suitably qualified persons. In case of any compelling reason on the Contractor's side to exchange personnel, the Contractor shall notify Purchaser of such change as soon as possible. Purchaser shall have the right to review the qualifications of key personnel and any proposed replacements and, if for good and sufficient reasons Purchaser deems such personnel to be unsuitable, Purchaser may require the Contractor to offer alternative candidates where such are available.

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

8.2 Notwithstanding its role in approving the Contractor's key personnel and their replacements, Purchaser shall have no supervisory control over their work and nothing in this Section 8 shall relieve the Contractor of any of its obligations under the Contract or of its responsibility for any acts or omissions of its personnel.

8.3 Subject to the provisions of Section 19, nothing in the Contract shall prevent the Contractor from assigning the Contractor's personnel involved in the carrying out of the Services to the provision of similar services for third parties or in any way to restrict the Contractor's use of such personnel, except that the Contractor shall advise the Purchaser accordingly in the event that such personnel are in direct contact with the customer in connection with the performance of Consultancy Services.

9        COMPLETION DATES

9.1 The Contractor will complete the performance of its work under the Contract in accordance with the agreed dates as specified in the Contract.

9.2 Any change(s) to dates set out in Section 9.1 shall be made only if agreed by both Parties and such change(s) are recorded in a written instrument signed by authorised representatives of the Contractor and Purchaser.

9.3 If the Contractor has reason to believe that any dates are likely to be delayed, the Contractor shall promptly notify Purchaser in writing of the cause of delay (giving particulars of the expected effects thereof), of the expected period of delay and of the steps proposed by the Contractor to minimise the delay to ensure that the works proceed in as timely a manner as possible.

9.4 Upon receipt of any notice under Section 9.3, in such circumstances as Purchaser considers appropriate, Purchaser may, at its sole discretion, extend a milestone date or dates by such time as Purchaser estimates to be fair and reasonable.


10       PRICES

10.1 The Prices for the System and Services are set out in Appendix 2. All Prices in Appendix 2 are exclusive of value added tax or its equivalent, which shall be chargeable extra to Purchaser at the prevailing rates. Deliveries to the Site of Installation within countries set out in Part 1 of Appendix 6 are made at the Contractor's cost, all transportation costs being the responsibility of the Contractor. In respect of Purchaser's requirements within the countries set out in Part 2 of Appendix 6, deliveries to the Site of Installation are made at Purchaser's or its

         Affiliates' cost, all transportation costs being the responsibility of Purchaser. In respect of Purchaser's requirements within the EU, all taxes (excluding value added tax or its equivalent) and customs duties shall be borne by the Contractor in accordance with Incoterms 1990 DDP terms. In respect of Purchaser's requirements outside of the European Union, all taxes and customs duties shall be borne by Purchaser or its Affiliates in accordance with Incoterms 1990 DDU terms.

10.2 All Prices shall not be increased for two years from the date hereof. Services charges however may be increased in accordance with the Labour Index.

10.3     Payment shall be made as follows:

         10.3.1 35% of the Price for the System delivered shall be paid within thirty calendar days from receipt by Purchaser of the respective and correct invoice, such invoice to be issued upon delivery, whereas the remaining 65% of the Price for the System and 100% of the related installation, commissioning and acceptance Services shall become payable 30 days after all Field Acceptance Certificates comprising a confirmed MDO have been issued pursuant to Section 7, or upon acceptance pursuant to Section 7.6, whichever is the earlier.

         10.3.2 The balance of the Price for Services shall be paid within thirty calendar days from receipt of the respective and correct invoice, such invoice to be issued quarterly in arrears in respect of ongoing Services, or upon completion in respect of other Services.

         10.3.3 However, with respect to Contracts for add-ons of new CPEs, payment shall be made in accordance with the payment and acceptance procedures set out in Appendix 4.

10.4 Purchaser will only make payments against presentation of invoices in duplicate, in such form as shall be mutually agreed, quoting the correct contract number, purchase order number and if supported by:

         10.4.1 in respect of Systems, relevant delivery notes have been presented to the Purchaser; or 10.4.2 in respect of Systems, relevant Field Acceptance Certificates; 10.4.3 in respect of Services, applicable completion certificates as defined in Appendix 4.

10.5 Notwithstanding any other rights and remedies available to the Contractor, if any payment in full is not received on the due date, the Contractor shall be entitled to levy default interest at a fixed annual rate of 2% above prevailing EURIBOR on any unpaid overdue balance until payment in full is received. Interest shall continue to accrue notwithstanding termination of the Contract for any reason whatsoever.

11       LIQUIDATED DAMAGES

11.1 If the Contractor, other than for reasons of force majeure (as described in Section 14) or any material acts or omissions of the Purchaser, delays in respect of Systems to achieve Field Acceptance by the date set forth in the Contract, or in respect of Services to meet the Service Levels set out in Appendix 4, then the Contractor shall pay to the Purchaser by way of liquidated damages an agreed amount of liquidated damages being a genuine pre-estimate of the likely damages that the Purchaser will suffer resulting from delay in the period from the date for Field Acceptance until actual date of Field Acceptance, or from lack of Service Levels' achievement. Such claim shall have no effect on the Purchaser's right to claim, and the Contractor's obligation to provide, fulfilment according to the Contract.

11.2 In respect of System acceptance delays, the liquidated damages payable shall be an amount equal to 0.2% for each Working Day of delay up to a maximum of 10% (ten per cent) of the aggregate price of the System, which is i) in delay; and ii) which cannot be put into operation, as set out in Appendix 3, as a result of the System delay.

11.3 In respect of Service Level delays, the liquidated damages payable shall be, an amount equal to 0.2% for each Working Day of delay up to a maximum of 10% of the aggregate service level price of the service, which is i) in delay; and ii) which cannot be put into operation, as set out in Appendix 4, as a result of the Service Levels delays.

11.4 If a System component or Systems components fail to meet the features and roll out criteria set out in Appendix 3, the Contractor shall pay to the Purchaser by way of liquidated damages an amount equal to 0.2% for each Working Day of failure up to a maximum of 10% of the relevant portion of the Contract Price applicable to the System component or Systems components, which is i) in delay; or (ii) which cannot be put into operation as set out in Appendix 3 as a result of the features and roll-out criteria delay.

11.5 If the deployed network of relevant base stations does not reach the committed MTBF as specified in Appendix 3, Contractor will deploy, at no cost to Purchaser, redundant base station radios for all Sectors of any base stations affected by a failure during the measurement period.

11.6 Contractor shall at its own cost provide Purchaser with upgrades up to version 4.0 as specified in Appendix 3, including turnkey Services and all relevant hardware and software. This excludes free of charge upgrades of BSRFU redundancy unless Section 11.5 applies. If a requested upgrade is not received as specified in Appendix 3, then Contractor shall pay to Purchaser 2% of the purchase cost of the item requested to be upgraded for each calendar month of delay up to a maximum of 10%.

11.7 If CPE installations are not carried out pursuant to Appendix 4, then Contractor shall pay to Purchaser 25 Euros for each day of delay, however, not to exceed a total of 5% of the price of the respective CPE.

11.8 The Contractor shall not be deemed to be in breach of the Contract unless and until the above mentioned maximum liquidated damages shall have been reached.

11.9 The obligation of the Contractor to comply with the stipulated time requirements for delivery shall be conditional upon the timely receipt of all documents, necessary permits and approvals, especially of plans to be provided by the Purchaser, which shall have been requested in due time by the Contractor from the Purchaser as agreed in Section 2.2, as well as fulfilment of the terms of payment and other obligations by the Purchaser. Unless these conditions are fulfilled, the time for delivery shall be extended accordingly, except where the Contractor is responsible for such delay by wilful or negligent act.

11.10    The aggregate liability of the Contractor for liquidated damages as per
         Section 11, shall be limited up to a maximum of 10 per cent of the Contract Price. Notwithstanding the Purchaser's right to terminate according to Section 22, Purchaser's claims for compensation which exceed the limits specified in this Section 11 shall be excluded in all cases of delay even after expiry of an extension of time may have been granted to the Contractor.

12       QUALITY ASSURANCE

12.1 The Contractor shall, within sixty calendar days of the date of the Contract, implement and maintain a quality system for development, production and project management conforming with the requirements of ISO 9001 or an equivalent standard approved in writing by Purchaser.

12.2 Purchaser or its authorised representatives or agents, upon giving reasonable notice in writing to the Contractor, shall have the right to carry out quality inspections at the Contractor's production facilities at any stage in the manufacture of components comprising the System. Purchaser or its agents or authorised representatives shall be given reasonable access to all manufacturing locations and records, as required solely for the purpose of conducting an audit of the effective operation of the Contractor's quality system. This right of audit shall not affect the Contractor's sole responsibility for design, development, production, delivery and installation of the System according to the requirements of the Contract. The Purchaser's agents or authorised representatives shall be made subject by the Purchaser to confidentiality obligations equivalent to those set forth in Section 19 and shall not be a direct or indirect competitor or direct or indirect dependent of a competitor of the Contractor.

12.3 Purchaser has the right to reject any components of the System not in compliance with the requirements of Appendix 3. Approval of inspected components of the System shall not be considered acceptance of components comprising the System and shall not affect the Contractor's sole responsibility for the design, development, production, delivery and installation of the System according to the requirements of the Contract.

13       TRAINING AND ASSISTANCE

         The Contractor shall provide on-going training for designated staff of Purchaser and any nominee of Purchaser, as required in accordance with Appendix 4 and at the Prices in Appendix 2. The Contractor shall, if so requested in writing by Purchaser, provide training and assistance to Purchaser's staff, agents and authorised representatives who are to install, integrate, commission, operate, maintain and relocate the System, to ensure their familiarity with and understanding of the functionality and operation of System provided that the Purchaser's staff, agents and authorised representatives shall become subject to confidentiality obligations as per Section 19.

14       FORCE MAJEURE

14.1 The purpose of this Section 14 is to establish the consequences of force majeure events preventing either Party from complying with any of its obligations under the Contract.

14.2 As used in this Section 14, the term "force majeure" refers to events extrinsic to the Contract that are beyond the reasonable control of, and not attributable to negligence or other fault of, the Party relying on such events to excuse its failure to perform. The term includes any actions or restrictions or other interference imposed by any regulatory or governmental body, to which there is no right of appeal. The term does not include strikes or other events caused by labour disputes at the Contractor's own production plants.

14.3 Any Party whose ability to perform is affected by a force majeure event shall take all reasonable steps to mitigate the impact of such event.

14.4 If the effect of a force majeure event is temporary, subject to 14.5, the Party so affected shall not be responsible for any consequent delay and the relevant milestone date or time period shall be extended accordingly if, and only if, notice of the event is given to the other Party within seven calendar days after the event has occurred. At the time of the initial notice of the occurrence of the event, or as soon thereafter as possible, the Party affected shall inform the other Party of the extent of the delay expected as a result of the event.

14.5 In the case of one or more force majeure events having a temporary effect on the ability of either Party to comply with its obligations under the Contract, if the effect is, or will be, to delay performance hereunder by more than ninety (90) calendar days, or in the case of force majeure events permanently preventing either Party from complying with his said obligations, either Party may declare the Contract to be terminated, in whole or in part. In such event Purchaser's sole liability shall be to pay the Contractor for the System accepted and for work carried out up to the date of termination.

15       WARRANTIES

15.1 Notwithstanding the System and Services having been inspected and accepted by Purchaser, the Contractor warrants that:

         15.1.1 the System and each component comprising the System shall be free of defects in design, material and workmanship and shall perform in accordance with Appendix 3; and

         15.1.2 the Software shall not contain any computer viruses, logic bombs, trojan horses and/or other items of software intended to disrupt the proper operation of the Software; and

         15.1.3 Software Documentation shall be of such standard as to enable a reasonably competent user to understand and operate the Software; and

         15.1.4 Services shall be performed as set forth in Appendix 4; for a period of eighteen months from the date of issue of each Field Acceptance Certificate or acceptance pursuant to Section 7.6, whichever is the earlier (the "Warranty Period").

15.2 The Contractor warrants the Year 2000 conformity is in compliance with the definition of Year 2000 conformity as defined by the British Standards Institution, which provides in particular that:

         15.2.1 no value for current date will cause any interruption in operation;

         15.2.2 date-based functionality must behave consistently for dates prior to, during and after Year 2000;

         15.2.3 in all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules;

         15.2.4   Year 2000 must be recognised as a leap year;

         the liability for year 2000 conformity applies only under the condition that the Purchaser uses the supplied equipment in the contemplated manner, especially correct handling and correct data inputs which are suitable for the equipment and specification. In addition, the liability for year 2000 conformity does not apply if the Purchaser makes modifications without the approval of the Contractor to the equipment specification thereof. The liability shall be unlimited in time, with respect to the obligations of the Contractor this Section 15 shall apply exclusively.

15.3 The Contractor warrants that the Services and Systems hereunder shall perform or as the case may be, be performed in compliance with the requirements of Appendix 3 and 4 and all applicable/relevant laws, enactments, orders, regulations, standards and other similar instruments and the Contractor shall obtain all licences, permits and consents required to comply with the same, and further that the Services will be performed with the reasonable skill and care of a competent telecommunications contractor in accordance with accepted industry practices and so as not to cause unreasonable interference with the property rights of third parties.

15.4     The following obligations shall apply during the Warranty Period:

         15.4.1 Purchaser shall notify the Contractor without delay of any defects or faults in the System that come to Purchaser's knowledge. All documents and information that could reasonably assist the Contractor in rectifying the defect or fault shall be submitted with Purchaser's notification. Any such notification under this Section 15.4 shall be confirmed in writing by Purchaser and shall, upon receipt of the said notification by the Contractor, be given a fault report log number detailing the time the notification was received and describing the nature of the defect or fault reported. It shall be the responsibility of the Contractor to remedy all defects or faults as soon as is possible and free of charge. Purchaser shall arrange for the Contractor to have such access to the System as may be necessary for the Contractor to inspect and repair or, as the case may be, replace faulty or defective components;

         15.4.2 the Contractor shall, at its discretion, repair or replace without charge any defective component of Hardware or Software or any parts thereof comprising the System as soon as reasonably practicable, but in any case within a period of 50 Working Days beginning with the provision of the Contractor's final commentary in accordance with Appendix 4 f - Section 3.1 concerning Hardware errors. If the same Hardware error occurs in another System (epidemic failure), the Purchaser shall grant an adequate time to the Contractor to repair or replace the Hardware of the respective System. As to defects or faults with Hardware, Purchaser shall identify the defective or faulty component and, at its discretion, may arrange for its removal and transportation back to the Contractor at the Contractor's expense. As to defects deemed to lie with Software, it shall be the responsibility of the Contractor to identify any defects therein and to repair or replace such Software at the Site of Installation (without cost to Purchaser). As long as the obligation for elimination of Software errors exists, the Contractor may fulfil its obligation by licensing to the Purchaser a thirty Working Days work-around solution. The thirty Working Days time frame starts with the provision of the Contractor's final commentary in accordance with Section 3.1 of the Appendix 4 f. If the same Software error occurs in another System (epidemic failure), the Purchaser shall additionally grant an adequate time to the Contractor to repair or replace the Software of the respective System. Should the Contractor fail, within such period of time, to eliminate defects or faults in Hardware or Software, Purchaser shall be entitled at its option to a reduction in the Price paid for the defective Hardware or Software; or, at Purchaser's option, to return the defective Hardware or Software to the Contractor in return for a full refund of the Price paid (including installation Prices), in which case the Contractor shall indemnify the Purchaser for his additional direct costs of replacing the defective Hardware or Software, up to a maximum of 20% of the refunded Price. The Contractor may reasonably require the Purchaser to verify that the sum payable has been properly incurred by the Purchaser. The Contractor shall be responsible for any delivery costs under this Section 15. The Contractor shall re-warrant any repaired or replaced component for the unexpired portion of the original Warranty Period, but in any case for minimum period of six months.

15.5 In the event of errors, faults or omissions in the performance of the Services, the Contractor shall be responsible for re-performing the applicable Services in order to correct the errors, faults or omissions. In the event that the Contractor fails to correct such errors, faults or omissions within 50 Working Days, the Contractor shall, if requested by the Purchaser, repay to the Purchaser an applicable part of the relevant Price; in addition, the Purchaser may correct such errors, faults or omissions and, in the event of the direct costs thereof being greater than the above-mentioned repayment, claim from the Contractor such excess costs, subject to a maximum of twenty per cent of the amount of the above-mentioned repayment.

15.6 If the System ordered by the Purchaser has been planned incorrectly and if such error has been caused by the Contractor, the Contractor shall hold the Purchaser harmless of the additional costs incurred due to the incorrect planning. This shall apply accordingly if the System turns out to have been oversized. Such additional costs shall include and be limited to the difference between the actual incurred costs and those that would have been incurred if the planning had been performed correctly.

15.7 Necessary emergency repairs to the System by Purchaser, its agents or authorised representatives shall not invalidate the Contractor's warranty, PROVIDED THAT proper care is taken during such emergency repair. Purchaser shall promptly notify the Contractor prior to undertaking any such emergency repair.

15.8 The warranty obligations hereunder shall not apply in cases such as non-reproducable faults, abuse, use in unauthorised applications, improper storage, unauthorised alterations, lack of compliance with the Contractor's instructions or Documentation.

15.9 The Contractor warrants to the Purchaser that the Contractor has good, valid and marketable title to the Hardware, free and clear of any liens or encumbrances. The Contractor warrants to the Purchaser that each item of Hardware shall, upon delivery to the Purchaser and upon Field Acceptance by the Purchaser hereunder, be free and clear of all liens, charges or encumbrances of any nature whatsoever, and upon passage of title to the Purchaser shall provide good, valid and marketable title to the Purchaser for such Hardware.

15.10 The Contractor further warrants to the Purchaser that the Contractor has the right and power to grant the Software licence rights granted hereunder free and clear of any liens and encumbrances, and the Purchaser shall have quiet enjoyment and use of licensed Software as long as such licence shall remain in effect.

15.11 The warranty provided in this Section 15 constitutes the sole liability of the Contractor in respect of those matters to which it refers. All other terms, conditions and warranties expressed or implied whether statutorily or otherwise are hereby expressly excluded.

16       AVAILABILITY OF SPARE PARTS

16.1 The Contractor shall provide support and all necessary (spare) parts, System components and equipment for a period of ten years commencing with the market release date of the released product version. The Contractor undertakes to replace any component of the System not capable of repair during the said time.

16.2 All spare parts shall be fully compatible in form, fit and function with the component(s) to be replaced. Purchaser shall be entitled to request from the Contractor random samples of spare parts, for testing at its own expense and to reject such spare parts if such testing has not been completed to Purchaser's satisfaction.

16.3 Section 15 shall apply in each and every respect to each spare part installed in the System.

16.4 If the Contractor discontinues the production of spare parts after expiry of the time period specified in Section 16.1, the Contractor shall furnish to Purchaser, free of charge, at Purchaser's request, the blueprints, drawings, patterns, plans, specifications and all other information concerning such spare parts. The Contractor shall take such steps to procure for Purchaser the full right and entitlement to arrange for production, under licensing terms to be agreed, of the said spare parts. The Contractor shall execute or procure the execution of all such deeds and documents (without cost to Purchaser) as Purchaser may reasonably require to vest effectively such right in Purchaser. The Contractor shall notify Purchaser one year in advance of any discontinuance of the production of spare parts.

16.5 If, during the time period stated in Section 16.1, the Contractor either:

         16.5.1 fails to make available to Purchaser necessary spare parts in accordance with this Section 16; or

         16.5.2 becomes insolvent or goes into liquidation or ceases to carry on business;

         then the Contractor shall at Purchaser's written request furnish to Purchaser free of charge blueprints, drawings, patterns, plans, specifications and all other information concerning the spare parts. Purchaser shall be entitled to retain such blueprints, drawings, patterns, plans, specifications and other information under licensing terms to be agreed. The Contractor, its trustee in bankruptcy or liquidator, as the case may be, shall in such circumstances take such steps to procure for Purchaser such full right and entitlement to arrange for the production of spare parts and shall execute or procure the execution of all such deeds and documents (without cost to

         Purchaser) as Purchaser may reasonably require to vest effectively such right in Purchaser.

16.6 The Contractor shall provide spare parts for the duration of the warranty period **************************************. If required by the Purchaser, the Contractor shall deliver all required spare parts to a location to be specified by the Purchaser and delivery shall be at the Purchaser's cost. The accumulated volume of spare parts shall be calculated in accordance with the guaranteed MTBF values provided in Appendix 3. For the duration of the warranty period, the Contractor shall be obliged ****************************************************.
         ************************************************************This shall include replacing the equipment affected by an outage occurred on site and establishing that the equipment is fully functional and in accordance with the planning specifications.

         The Contractor shall be obliged to equip their First Line Maintenance forces with sufficient spare parts in order to meet the mutually agreed MTTR SLAs.

17       LIABILITY

17.1 In the event that any act or omission of one Party, its agents or authorised representatives causes or results in damage or loss of or destruction to any property and/or death or personal injury to any person, then that Party shall indemnify the other Party from and against all actions, costs, demands, damages and liabilities resulting therefrom. Notwithstanding the foregoing, each Party's maximum liability under this Section 17.1 shall, except in the case of liability for death or personal injury, in respect of any one event or series of connected events giving rise to claims under this Section
         17.1 be limited to EURO 3 million. Notwithstanding any other term of the Contract, neither Party shall have any liability, including for negligence for consequential loss, loss of interest, loss of information or data or in cases of business interruption, loss of profit or revenues or other indirect loss suffered by the other Party.

17.2 Without prejudice to the provisions of Section 11, 17.1 and the Purchaser's obligations to make any applicable payments, the maximum liability of either Party for claims arising out of breach of Contract, or under any indemnity given under the Contract, other than that given under Section 17.1, shall be limited to the Contract Price or EURO 3 million, whichever is the lesser.

17.3 Notwithstanding the provisions of this Section 17, the Contractor's liability in contract, tort (including negligence) or otherwise for errors or omissions in any part of the Consultancy Services provided under the Contract, which may arise from any

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

         failure by the Contractor to exercise the reasonable skill and care of a competent telecommunications supplier, will be limited to the re-performance of the applicable Service in accordance with the provisions of Section 15.5.

17.4 The provisions of this Section 17 shall continue without limit in point of time notwithstanding the expiry or termination of the Contract.

17.5 Unless otherwise provided for by mandatory applicable law, the rights and remedies contained in this Agreement are exclusive and the Parties accept these remedies in lieu of any and all other rights and remedies available at law or otherwise, in contract or in tort, for any and all claims of any nature arising out of or in connection with this Agreement.

18       RIGHTS OF THIRD PARTIES

18.1 The Contractor warrants that any product (or part thereof) supplied and furnished hereunder to the Purchaser shall be free of any rightful claim of any third party for infringement of any IPR or any other right limiting the Purchaser's use in accordance with this Agreement; PROVIDED THAT the Purchaser:

         18.1.1 notifies Contractor promptly and in writing of the receipt of any claim that such product (or part thereof) infringes an IPR; and

         18.1.2 does not acknowledge or accept of his own accord any such claim; and

         18.1.3 gives the Contractor information, assistance and exclusive authority to settle and defend such claim; and

         18.1.4 co-operates in the defence of such claim as requested by the Contractor; and

         18.1.5 conducts negotiations with said third party only in agreement with Contractor's instructions.

18.2 The Contractor shall, at its own expense and option, either (i) procure for the Purchaser the right to continue using such IPR; or (ii) modify the product so that it becomes non-infringing; or (iii) replace the product with a substantially similar non-infringing version; or (iv) the Contractor agrees to resist and defend, at its own expense, any such claims and to pay any royalties and other costs associated with any settlement of such claims, and any damages and costs awarded as the result of such claims. The Contractor undertakes that any such modification or replacement as aforesaid will not result in a material diminution of functionality of performance of the Hardware or Software or any component comprising System and shall in no way restrict Purchaser's capability to run and operate the System.

18.3 If it is not possible to modify or to replace the Hardware or the Software, and if it is not possible to obtain a right of use for the benefit of Purchaser, Purchaser shall be entitled to deliver back to the Contractor such Hardware or Software in return for full reimbursement of the Price paid by Purchaser less an amount corresponding to reasonable depreciation. The Contractor shall be responsible for any delivery costs under this Section 18.

18.4 Section 18.1 and 18.2 shall not apply (i) to those elements of any product (or part thereof) manufactured according to the Purchaser's design or instructions unless the Parties mutually agree to such specification; or (ii) to the application or use of any product (or part thereof) furnished hereunder in conjunction with any other apparatus or material in a manner or for a purpose not stated in the specifications; or (iii) to any infringement which results from modifications to contractual products not made by the Contractor after delivery by the Contractor where such modification is not authorised by the Contractor; or (iv) to the application or use of any product (or part thereof) furnished hereunder not provided by the Contractor where the Contractor has not approved such applications or use. As to any product, part or use described in the preceding sentence, the Contractor assumes no liability whatsoever for infringement of any IPR.

18.5 Except in the cases stated in Section 18.4, the Contractor shall indemnify the Purchaser against any claim of infringement of any IPR of others arising from Purchaser's purchase, possession or use of the System. Further, Contractor shall pay all litigation costs, reasonable attorney's fees, settlement payments and any damages awarded in any such infringement claim.

18.6 Unless otherwise provided for by mandatory applicable law, this Section states the sole and entire warranty and liability of the Contractor with respect to any claims of infringement of IPR, and the rights and remedies contained herein are in lieu of any and all other rights and remedies available at law or otherwise.

19       CONFIDENTIALITY AND COPYRIGHT

19.1 Each Party shall have the following obligations with respect to the information contained in or otherwise relating to the Contract, including any work, package, reports provided by disclosing Party to receiving Party hereunder; all proprietary data and any information supplied by disclosing Party to receiving Party in connection with the Contract that can reasonably be assumed, by its nature, to be confidential or otherwise is identified as confidential at the time it is so supplied. Such identification shall be made or confirmed in writing:

         19.1.1 the Parties shall take all reasonable measures to protect the confidentiality of such information;

         19.1.2 the Parties agree that they shall use such information solely in connection with the Contract, unless alternative uses are explicitly authorised by the disclosing Party with respect to specifically designated information or if required by judicial or other governmental order, in which case the receiving Party shall inform the disclosing Party prior to complying with such disclosure request;

         19.1.3 The receiving Party shall not disclose such information to third parties, or allow its disclosure, in any manner or form, so long as it remains confidential, without the explicit written authorisation of the disclosing Party, save that the receiving Party is expressly authorised to disclose to third party suppliers and sub-contractors in connection with performing the Contract, PROVIDED THAT such disclosure is made subject to confidentiality undertakings similar to those contained in this Section 19.

19.2 Subject to Section 19.4, this Section 19 shall continue to apply, irrespective of any expiration or termination of the Contract, unless and until such time as such information comes into the receiving Party's lawful possession independent of disclosure in connection with the Contract, or otherwise lawfully comes into the public domain.

19.3 The Parties shall abide by the applicable export licence regulations of the respective countries and it is the disclosing Party's obligation to apply for an export licence grant prior to transmission of confidential information and to inform the receiving Party sufficiently of any existing limitation.

19.4 The confidentiality obligations in this Section 19 shall survive the expiry or termination of the Contract until the fifth anniversary of the expiry or termination date.

19.5 Save as provided elsewhere in the Contract, the copyright in all documents and data issued by one Party to the other Party in connection with the Contract shall remain the property of the issuing Party, but, subject to this Section 19, the receiving Party shall for the period of the Contract be entitled to make copies thereof for all reasonable purposes in connection with the development, supply, installation, operation and maintenance of the System. Upon termination of the Contract for whatever reason, each Party shall return forthwith to the other Party any documents and copies thereof, supplied by the other Party pursuant to the Contract.

19.6 Notwithstanding the provisions of this Section 19, the materials, plans and reports produced as a result of the performance of Consultancy Services shall be proprietary to the Contractor and shall be prepared for the sole use by the Purchaser based on information provided by the Purchaser. Reliance on such materials, plans and reports by third parties is not permitted without the Contractor's prior written consent.

20       ASSIGNMENT

20.1 The Contract is personal to the Parties and neither Party shall assign any of its obligations hereunder without the prior written consent in writing of the other, such consent not to be unreasonably withheld or delayed.

20.2 In the event of an assignment under Section 20.1 the assignor shall ensure that the assignee is licensed or otherwise permitted by law or regulation to perform the obligations contemplated by the Contract.

20.3 Nothing in the Contract shall prevent or prohibit the Contractor or Purchaser, upon written notice to the other, appointing subcontractors to perform work in connection with the performance of their obligations under the Contract PROVIDED THAT the Party subcontracting the work shall remain fully responsible for the performance of such work notwithstanding any default or failure by any subcontractor.

20.4 The Purchaser and the Contractor shall have the right to assign this Agreement or otherwise delegate all or any of its rights and obligations hereunder to an Affiliate upon serving notice in writing on the Purchaser or the Contractor as the case may be, with the exception of the Appendices 2 through 9. Section 20.1 shall apply.

21       NEW DEVELOPMENTS, CHANGE REQUESTS AND CANCELLATION

21.1 In the event that Purchaser requires changes to the Contractor's deliverables and services under the Contract then, subject to agreement on cost and the specification of the change and agreement on the date the service is to be performed or deliverables to be delivered, the Contractor shall implement the agreed change which shall be governed by the terms contained in this Contract.

21.2 At any time during the period of the Contract the Purchaser may submit a written request to the Contractor requesting the Contractor to design, develop, manufacture, supply, install, integrate and test new Hardware and/or new Software for use in conjunction with the System. Such request will be considered a Change Request under Section 21 and shall be subject to prior written agreement on cost, specification, software licensing, ownership of IPRs, acceptance criteria, project reviews and the date on which the new service is to be performed or deliverable to be delivered.

21.3 The Parties shall follow the change control procedure set out in Appendix 4.

21.4 The Purchaser may cancel, partially or in total, any or all Contracts for Turnkey Services on not less than three months' prior notice, such notice to expire at the end of the second or fourth quarter of the relevant calendar year (i.e. 30 June or 31 December) PROVIDED THAT the Purchaser pays to the Contractor the Contractor's costs pro-rata to the Turnkey Services provided up to the date of expiry of notice.

22       TERMINATION

22.1 Without prejudice to any other rights or remedies which Purchaser may possess, Purchaser shall be entitled to terminate the Contract forthwith:

         22.1.1 if the Contractor shall be in material breach of any of its obligations under the Contract; or

         22.1.2   in accordance with Section 14.5; or

         22.1.3   if the Contractor shall become subject to a change of control;
                  or

         22.1.4 if the Contractor is unable to generally pay its debts, insolvent, bankrupt, in liquidation or ceases to carry on business; or

         22.1.5 if the Contractor falls severely behind with the mutually agreed production and development activities prior to or during roll-out, preventing the Purchaser from meeting agreed roll-out schedules;

         22.1.6 if the Loan Agreement is either not executed or cancelled, rescinded or terminated for reasons other than performance of its terms;

         PROVIDED THAT under Section 22.1.1, the Contractor fails to remedy the same within a period of thirty calendar days after receipt of written notice requiring the Contractor so to do.

22.2 Without prejudice to any other rights or remedies which the Contractor may possess, the Contractor shall be entitled to terminate the Contract forthwith:

         22.2.1 if the Purchaser shall be in material breach of any of its obligations under the Contract and/or the Loan Agreement
                  between the Lender and Purchaser dated [       ]; or

         22.2.2   in accordance with Section 14.5; or

         22.2.3 if the Purchaser is unable to generally pay its debts, insolvent, bankrupt, in liquidation or ceases to carry on business; or

         22.2.4   if the Purchaser shall become subject to a change of control;

         22.2.5 if the Loan Agreement is either not executed or cancelled, rescinded or terminated for reasons other than performance of its terms;

         PROVIDED THAT under Section 22.2.1, Purchaser fails to remedy the same within a period of thirty calendar days after receipt of written notice requiring Purchaser so to do.

22.3 For the purposes of Sections 22.1.3 and 22.2.4, there shall be deemed to be a change of control of the Party if a person or group of persons obtains ownership of more than fifty per cent of the issued share capital of the Party (or any other percentage that enables a person or group of persons to elect a majority to the members of the board) or of any holding company of the Party, or if a person obtains the right to direct the affairs directly or indirectly of the Party in circumstances where in the reasonable opinion of other Party the exercise of control over the Party will be likely to materially prejudice the commercial, financial or operational interests of other Party.

22.4     Upon termination of the Contract as provided for in Section 22.1.1 or
         22.1.4 the Purchaser may at its option continue work either by itself or by sub-contracting to a third party. The Contractor shall if so required by the Purchaser to the extent allowable by such agreements, within 14 (fourteen) calendar days of the date of termination assign to the Purchaser without additional payment the rights and obligations of any agreement for supply of materials or goods and/or execution of any work for the purposes of this Contract. In the event that the Purchaser had already paid the price thereof to the Contractor, then the Contractor shall promptly repay such sum(s) to the Purchaser. In the event of the System being completed by the Purchaser or a third party and the total cost incurred by the Purchaser in so completing the System being greater than that which would have been incurred had the Contract not been terminated then the Contractor shall pay to the Purchaser such excess up to a maximum of 20 (twenty) per cent of the Contract Price. The payment of such excess shall be in full and final settlement of the Contractor's liability in respect of termination under Section 22.1.1 and 22.1.4 of this Contract.

22.5     Upon termination of the Contract in accordance with the provisions of
         Section 22.1.2, 22.1.3, 22.1.5 or 22.2, the Purchaser shall pay to the Contractor forthwith upon termination the proportion of the Contract Price applicable to the portion or portions in respect of which the Contract is so terminated which have been delivered or are in progress of manufacture plus the price of Services performed prior to such termination. In any case, the sum payable shall not exceed the total Contract Price and, on request from Purchaser, the Contractor shall provide such evidence as Purchaser may reasonably require to verify that the sum payable has been properly incurred by the Contractor.

22.6 Notwithstanding the provisions of Section 22.5, in the event of a material breach or violation of the Software licensing conditions (Section 3) by the Purchaser or sublicencee, the Contractor shall inform the Purchaser by notice in writing, stipulating the nature of the breach or violation, and should the breach or violation continue for more than 14 (fourteen) calendar days after such notice the Contractor may terminate the Software licence or sub-licence forthwith.

22.7 Upon termination of the Software licence in accordance with Section 22.6, the Contractor shall permit the Purchaser the continued use of the Software and associated Software Documentation upon such terms as the Contractor may direct. In the event that such terms are not accepted and immediately complied with by the Purchaser, the Contractor may, at its absolute discretion, require the Purchaser to return all copies of the Software and associated documentation within 14 (fourteen) calendar days of the notice to do so.

22.8 The liability for termination provided in this Section 22 constitutes the sole liability of the Contractor in respect of those matters to which it refers. All other items, conditions and liabilities expressed or implied whether statutorily or otherwise are hereby expressly excluded except as provided in this Contract and by mandatory law.

23       DISPUTES

23.1 In the event of a dispute arising between the Parties under the Contract the Parties shall consult with each other in good faith with a view to resolving the dispute as soon as possible. If the dispute is not resolved within a period of thirty days the Parties shall escalate the dispute to the following persons who shall work together in good faith with a view to resolving the dispute:

         Purchaser representative     Tim Samples, Chief Executive Officer
         Contractor representative    Reinhard Siekaczek,
                                      ICN TR, Kaufmaennischer Leiter

23.2 The escalation procedure contained in this Section 23 is without prejudice to any other rights and remedies available to the Parties.


24       LAW AND JURISDICTION

24.1 The Contract shall be governed by and construed and interpreted in accordance with German law and the Parties submit to the exclusive jurisdiction of the German courts without the application of the United Nations Convention on Contracts for the International Sale of Goods dated April 11, 1980. The venue shall be deemed agreed as the court of Berlin.

24.2 The Parties recognise that certain disputes arising in connection with the Contract may be related to matters where resolution of the same will require any adjudicator to take expert advice. Each of the Parties undertakes, in such circumstances where both of them agree that this is the case and they are able to agree on the identity of a suitable expert or experts, to endeavour to resolve such a dispute by reference to such expert or experts, but nothing in this Section 24.2 shall in any way affect the remaining provisions of this Section 24.

25       MISCELLANEOUS

25.1 The Contract may not be modified except by written amendment signed by responsible authorised representatives of both Parties save that the address for notices and the responsible authorised representatives of the Parties may be added to or changed from time to time by written notice to the other Party.

25.2 For the purposes of administration of the Contract, including amendments and the approval of any change for the purposes of Section 21, any communication between the Parties shall be enforceable and binding upon the Parties only if signed by the appropriate responsible authorised representatives.

25.3 The responsible authorised representatives of the Parties may be changed from time to time by notice in writing to the other Party. Until further notice the responsible and authorised representative of Purchaser shall be Tim Samples, the Chief Executive Officer and the responsible and authorised representative of the Contractor shall be Reinhard Siekaczek, ICN TR, Kaufmaennischer Leiter .

25.4 In the event that any one or more of the provisions of the Contract shall, for any reason, be held to be illegal, invalid or unenforceable, the remaining provisions of the Contract shall be unimpaired, and the invalid or unenforceable provision shall be replaced by a mutually acceptable provision which, being valid and enforceable, comes closest to the intention of the Parties underlying the illegal, invalid or unenforceable provision.

25.5     The Contract shall come into effect upon the date of Order acceptance.

25.6 The European Agreement , the Contract and all the Appendices hereto contains the entire agreement and understanding between the parties relating to the subject matter hereof. All prior understandings, representations and warranties by and between the Parties, written or oral, which may be related to the subject matter hereof in any way, are superseded by the Contract.

25.7 Nothing herein shall create or be deemed to create a joint venture or partnership between the Parties nor, save as specifically provided in the Contract, constitute one Party the agent of the other Party.

25.8 The Contract shall be binding upon the Parties hereto and their successors and permitted assigns.

25.9 All correspondence, notices, documentation and communications concerning the Contract shall be in the English language.

25.10 A waiver of any breach of any provision hereof shall not be binding upon either Party unless made in writing. No such waiver shall affect the rights of the Party not in breach with respect to any other or future breach of the Contract. No delay or failure by a Party to exercise any of its rights, or time or indulgence given by it before exercising any right or remedy under the Contract shall operate as a waiver of the same nor shall any single or partial exercise of a right or remedy preclude any further exercise of the same or the exercise of any other right or remedy.

25.11 All notices, reports, invoices and other correspondence to be provided to Purchaser or the Contractor pursuant to the Contract shall be sent for the attention of the responsible and authorised representatives of Purchaser and the Contractor at the following addresses:

                    Purchaser:      See Appendix 6

                    Contractor:     See Appendix 6

         25.11.1 All notices and other correspondence of a legal nature by the Contractor to Purchaser shall be sent to the General Counsel of Purchaser at the following address:

                             FirstMark Communications Europe, SA
                             3 rue Jean Piret
                             L-2350 Luxembourg

         25.11.2 Any notice, report, invoice or other correspondence shall be deemed to have been received by the receiving Party on the day on which such communication has been received by it.

25.12 Neither Party shall make any announcements, news releases or other public statements regarding the Contract or its subject matter without the prior written approval of both Purchaser and the Contractor, such approval not to be unreasonably withheld or delayed.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts

                        APPENDIX 2 - PRICES AND DISCOUNTS

DOCUMENT

              ------------------------------------------------------------------
              DOCUMENT NAME              Appendix 2 - Prices and Discounts
              ------------------------------------------------------------------
              BACKGROUND                 This Appendix 2 sets forth the
                                         applicable prices and discounts of the
                                         European Agreement between FirstMark
                                         Europe SA and Siemens AG

              ------------------------------------------------------------------

                               European Agreement
                                   Appendix 2
                              Prices and Discounts

CONTENT



1     INTRODUCTION............................................................................................3
-     ------------
2     DISCOUNT................................................................................................3
-     --------
3     EQUIPMENT AND RELATED I&C...............................................................................5
-     -------------------------
4     LIST PRICES -SERVICES..................................................................................41
-     ---------------------


                               European Agreement
                                   Appendix 2
                              Prices and Discounts

1    INTRODUCTION

This Appendix 2 of the European Agreement sets forth the applicable prices and discounts.

If not otherwise stated all prices are expressed in Euro and exclusive of VAT in this Appendix 2.

In case the Purchaser can purchase equipment equal to those listed in this Appendix 2 from a Third Party at lower costs than the customer price according to this Appendix 2, the Purchaser shall be entitled to purchase the equipment from aforesaid Third Party and the Contractor will install such equipment delivered by a Third Party at the related installation, commissioning and acceptance prices as set forth in this Appendix 2.

2    DISCOUNT

2.1  GENERAL

The discounts as set out in this section 2 of Appendix 2 shall apply PROVIDED
THAT

the Purchaser places Orders for the WALKair equipment with the Contractor for at least **************** ("Preferred Supplier") of the Markets in Germany that the Purchaser rolls out within a period of 12 (twelve) months from the date of this Agreement. Such Order volumes ***** shall not necessarily include ONU/CMX access equipment and the Purchaser places Orders for the WALKair equipment with the Contractor for at least ************************************ in Germany that the Purchaser rolls out within a period of (12) twelve months from the date of this Agreement. The Purchaser and the Contractor shall mutually agree which of the Markets are to be the top ********************* and

within a period of three (3) years upon the date of this Agreement the Contractor will be entitled to the of first refusal.

2.2  GLOBAL DISCOUNT SCHEMES

The indicated discounts are applicable to the list prices of the WALKair equipment as set out in this Appendix 2. For the application of discounts the date of delivery to the site of installation respectively the agreed delivery address is valid.

The indicated discounts are applicable on the System list price and to the unit list price in case of unit deliveries of the then current version of the System for growth purposes.

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts

2.2.1 DISCOUNT ON BASE STATION (BS) DELIVERIES



         ----------------------------------------------------------------------------------------------------
           Date of              Discount applicable to the list price of WALKair base station (BS) equipment
                              -------------------------------------------------------------------------------
                              -------------------------------------------------------------------------------
           BS deliveries        26 GHz                             3,5 GHz
         ----------------------------------------------------------------------------------------------------
           from year 2000       *****                              *****
         ----------------------------------------------------------------------------------------------------
           from year 2001       *****                              *****
         ----------------------------------------------------------------------------------------------------
           from year 2002       *****                              *****
           onwards
         ----------------------------------------------------------------------------------------------------


2.2.2    DISCOUNT ON TERMINAL STATION (TS) DELIVERIES



         ----------------------------------------------------------------------------------------------------
           Date of                 Discount applicable to the list price of WALKair terminal station (TS)
                                                                equipment
                             -------------------------------------------------------------------------------
           TS deliveries        26 GHz                             3,5 GHz exclusive TS-RFU
         ----------------------------------------------------------------------------------------------------
           year 2000            *****                              *****
         ----------------------------------------------------------------------------------------------------
           year 2001            *****                              *****
         ----------------------------------------------------------------------------------------------------
           year 2002 onwards    *****                              *****
         ----------------------------------------------------------------------------------------------------


2.2.3    DISCOUNT ON TURNKEY SERVICES



        ---------------------------------------------------------------------------------------------------
           Discounts applicable to the listed prices of Turnkey Services of the base station and terminal station
                                      set out in Section 4 of this Appendix 2
                                              (Turnkey Pricing Matrix)
        ---------------------------------------------------------------------------------------------------
          Planning Services                **
        ---------------------------------------------------------------------------------------------------
          Other Services                   **
        ---------------------------------------------------------------------------------------------------
          Project Management               **
        ---------------------------------------------------------------------------------------------------


2.3      DISCOUNT ON BASE STATION (BS) CAPACITY EXPANSION

  For the delivery of additional BS-BU components such as but not limited to additional BS-BU components for capacity expansion purposes and/or for initial installations, a discount of ******************* shall apply to the list price of the BS-BU as set out in section 3.1 of this Appendix 2, PROVIDED THAT:

i.   the ****************** of this Agreement has occurred and

ii. more than ******************** CPEs are in service in the Purchaser's network

2.4  DDF

  The Contractor shall supply the DDF at no additional cost to the Purchaser.

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts

3    EQUIPMENT AND RELATED I&C

3.1  LIST PRICES - BASE STATION (BS)

3.1.1 LIST PRICE BS SYSTEM WALKAIR - 3,5 GHZ

---------------------------------------------------------------------------------------------------
                                                       EURO                LIST PRICES
---------------------------------------------------------------------------------------------------
  Central Station (BS)                     QTY.        UNIT           SUBTOTAL       TOTAL
---------------------------------------------------------------------------------------------------
  IF MUX 8pol., redundant                  4           *****          *****
---------------------------------------------------------------------------------------------------
  BS RFU 3,5 GHz                           4           *****          *****
---------------------------------------------------------------------------------------------------
  ANT-BS 3,5 / 90                          4           *****          *****
---------------------------------------------------------------------------------------------------
  Common Outdoor parts                                                               *****
---------------------------------------------------------------------------------------------------
  BS-BU (3 x E1)                           3           *****          *****
---------------------------------------------------------------------------------------------------
  BS-BU (2 x E1)                           3           *****          *****
---------------------------------------------------------------------------------------------------
  SW V5.1/V5.2                             6           *****          *****
---------------------------------------------------------------------------------------------------
  Capacity related parts                                                             *****
---------------------------------------------------------------------------------------------------
  LIST PRICE PER BS                                                                  *****
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
  SDH-MUX (12xE1 (-) E3/STM-1)                                                       *****
---------------------------------------------------------------------------------------------------

3.1.2    LIST PRICES BS SYSTEM WALKAIR - 26 GHZ

--------------------------------------------------------------------------------------------------
                                                      EURO                    LIST PRICES
  Central Station (BS)                     QTY.       UNIT            SUM            SUBTOTAL
--------------------------------------------------------------------------------------------------
  IF MUX16pol.                             4          *****           *****
--------------------------------------------------------------------------------------------------
  BS RFU 26 GHz                            4          *****           *****
--------------------------------------------------------------------------------------------------
  ANT-BS 26 / 90                           4          *****           *****
--------------------------------------------------------------------------------------------------
  Common outdoor part                                                                *****
--------------------------------------------------------------------------------------------------
  BS-BU (3 x E1)                           4          *****           *****
--------------------------------------------------------------------------------------------------
  BS-BU (2 x E1)                           4          *****           *****
--------------------------------------------------------------------------------------------------
  SW V5.1/V5.2                             8          *****           *****
--------------------------------------------------------------------------------------------------
  capacity related part                                                              *****
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
  LIST PRICE PER BS                                                                  *****
--------------------------------------------------------------------------------------------------

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts

3.2  LIST PRICES - TERMINAL STATION (TS)

  For TS-BU (terminal station - basic unit) modules consisting of a TS-BU unit and one or more certain interface (if) units, which are included in one of the listed service bundles the list price of the TS-BU module as indicated in this Section of the related service bundle shall apply.

  For TS-BU modules, which are not included in below listed service bundles the list price of the TS-BU module pursuant to Section 3.3.2 shall apply.

3.2.1 LIST PRICES - TERMINALSTATION SERVICES 3,5 GHZ

  LIST PRICE SERVICE BUNDLE 1

---------------------------------------------------------------------------------------------
  CPE parts                                               QTY.     EURO / UNIT    SUM
---------------------------------------------------------------------------------------------
  3,5 GHz TS antenna + RFU                                1        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f E1 (V5.1)                                        1
---------------------------------------------------------------------------------------------
  ONU 30 consisting of                                    1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f 10 POTS                                          1
---------------------------------------------------------------------------------------------
   - i/f 4 BR-ISDN                                        2
---------------------------------------------------------------------------------------------
  ISDN (-) TCP/IP card (provided by customer)             2                       *****
                                                                                  *****
---------------------------------------------------------------------------------------------
  CITAM - S0 (-) X.25 Adapter                             1        *****          *****
---------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                                                *****
---------------------------------------------------------------------------------------------


  LIST PRICE SERVICE BUNDLE 2a
---------------------------------------------------------------------------------------------
  CPE parts                                               QTY.     EURO / UNIT    SUM
---------------------------------------------------------------------------------------------
  3,5 GHz TS antenna + RFU                                1        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f E1 (V5.1)                                        1
---------------------------------------------------------------------------------------------
   - i/f V.35 FR with DBA (2Mbps)                         1
---------------------------------------------------------------------------------------------
  RAD V.35 (-) 10BaseT TCP/IP Adapter                     1        *****          *****
---------------------------------------------------------------------------------------------
  ONU 120 consisting of                                   1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f 10 POTS                                          1
---------------------------------------------------------------------------------------------
   - i/f 4 BR-ISDN                                        3
---------------------------------------------------------------------------------------------
   - i/f V.35 (64 kbps LL)                                1
---------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                                                *****
---------------------------------------------------------------------------------------------

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts

LIST PRICE SERVICE BUNDLE 2b
ALTERNATIVE OPTION (REL. V5.X WALKAIR REQUIRED)

---------------------------------------------------------------------------------------------
  CPE parts                                               QTY.     EURO / UNIT    SUM
---------------------------------------------------------------------------------------------
  3,5 GHz TS antenna + RFU                                1        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisiting of                                    1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f E1 (V5.1)                                        1
---------------------------------------------------------------------------------------------
   - i/f V.35 FR with DBA (2Mbps)                         1
---------------------------------------------------------------------------------------------
   - i/f V.35 FR with DBA (64kbps)                        1
---------------------------------------------------------------------------------------------
  RAD V.35 (-) 10BaseT TCP/IP Adapter                     1        *****          *****
---------------------------------------------------------------------------------------------
  ONU 30 consisting of                                    1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f 10 POTS                                          1
---------------------------------------------------------------------------------------------
   - i/f 4 BR-ISDN                                        2
---------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                                                *****
---------------------------------------------------------------------------------------------

  LIST PRICE SERVICE BUNDLE 3a

---------------------------------------------------------------------------------------------
  CPE parts                                               QTY.     EURO / UNIT    SUM
---------------------------------------------------------------------------------------------
  3,5 GHz TS antenna + RFU                                1        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f E1 (V5.1)                                        1
---------------------------------------------------------------------------------------------
   - i/f E1 LL (2 Mbps)                                   1
---------------------------------------------------------------------------------------------
  ONU 120 consisting of                                   1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f 4 BR-ISDN                                        4
---------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                                                *****
---------------------------------------------------------------------------------------------

  LIST PRICE SERVICE BUNDLE 3b

---------------------------------------------------------------------------------------------
  CPE parts                                               QTY.     EURO / UNIT    SUM
---------------------------------------------------------------------------------------------
  3,5 GHz TS antenna + RFU                                1        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f E1 (V5.1)                                        1
---------------------------------------------------------------------------------------------
   - i/f E1 LL (2 Mbps)                                   1
---------------------------------------------------------------------------------------------
  ONU 30 consisting of                                    1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f BR-ISDN                                          3
---------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                                                *****
---------------------------------------------------------------------------------------------

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts

 LIST PRICE SERVICE BUNDLE 4



---------------------------------------------------------------------------------------------
  CPE parts                                               QTY.     EURO / UNIT    SUM
---------------------------------------------------------------------------------------------
  3,5 GHz TS antenna + RFU                                1        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f E1 (G.703 for native ATM 2 Mbps)                 1
---------------------------------------------------------------------------------------------
   - i/f V.35 FR with DBA (512kbps)                       1
---------------------------------------------------------------------------------------------
  RAD V.35 (-) 10BaseT                                    1        *****          *****
---------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                                                *****
---------------------------------------------------------------------------------------------

  LIST PRICE SERVICE BUNDLE 5



---------------------------------------------------------------------------------------------
  CPE parts                                               QTY.     EURO / UNIT    SUM
---------------------------------------------------------------------------------------------
  3,5 GHz TS antenna + RFU                                1        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f PRI ISDN (2 Mbps)                                1
---------------------------------------------------------------------------------------------
   - i/f V.35 FR (64kbps)                                 1
---------------------------------------------------------------------------------------------
   - i/f V.35 LL (64kbps)                                 1
---------------------------------------------------------------------------------------------
  RAD V.35 (-) 10BaseT                                    1        *****          *****
---------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                                                *****
---------------------------------------------------------------------------------------------

  LIST PRICE SERVICE BUNDLE 6a
  (NON CONCENTRATING)



---------------------------------------------------------------------------------------------
  CPE parts                                               QTY.     EURO / UNIT    SUM
---------------------------------------------------------------------------------------------
  3,5 GHz TS antenna + RFU                                2        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f PRI ISDN (2 Mbps)                                2
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f E1 LL (2Mbps)                                    1
---------------------------------------------------------------------------------------------
   - i/f V.35 FR (2Mbps)                                  1
---------------------------------------------------------------------------------------------
  RAD V.35 (-) 10BaseT                                    1        *****          *****
---------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                                                *****
---------------------------------------------------------------------------------------------


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts

  LIST PRICE SERVICE BUNDLE 6b
  (CONCENTRATING)



---------------------------------------------------------------------------------------------
  CPE parts                                               QTY.     EURO / UNIT    SUM
---------------------------------------------------------------------------------------------
  3,5 GHz TS antenna + RFU                                2        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f PRI ISDN (2 Mbps)                                2
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f E1 LL (2Mbps)                                    1
---------------------------------------------------------------------------------------------
   - i/f V.35 FR with DBA (2Mbps)                         1
---------------------------------------------------------------------------------------------
  RAD V.35 (-) 10BaseT                                    1        *****          *****
---------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                                                *****
---------------------------------------------------------------------------------------------

  LIST PRICE SERVICE BUNDLE 7



---------------------------------------------------------------------------------------------
  CPE parts                                               QTY.     EURO / UNIT    SUM
---------------------------------------------------------------------------------------------
  3,5 GHz TS antenna + RFU                                1        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f E1 (V5.1)                                        1
---------------------------------------------------------------------------------------------
   - i/f V.35 FR with DBA (2Mbps)                         1
---------------------------------------------------------------------------------------------
  V.35 (-) Router; 2 x 10BaseT                            1        *****          *****
---------------------------------------------------------------------------------------------
  ONU 20 consisting of                                    1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f 4 BR-ISDN                                        2
---------------------------------------------------------------------------------------------
  CITAM - S0 (-) X.25 Adapter                             1        *****          *****
---------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                                                *****
---------------------------------------------------------------------------------------------

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                                    Page 9 of 49

                               European Agreement
                                   Appendix 2
                              Prices and Discounts


3.2.2    LIST PRICES - TERMINALSTATION SERVICES 26 GHZ

  LIST PRICE SERVICE BUNDLE 1

---------------------------------------------------------------------------------------------
  CPE parts                                                QTY.     EURO /         SUM
                                                                    UNIT
---------------------------------------------------------------------------------------------
  26 GHz TS antenna + RFU                                 1        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f E1 (V5.1)                                        1
---------------------------------------------------------------------------------------------
  ONU 30 consisting of                                    1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f 10 POTS                                          1
---------------------------------------------------------------------------------------------
   - i/f 4 BR-ISDN                                        2
---------------------------------------------------------------------------------------------
  ISDN (-) TCP/IP card (provided by customer)             2                       ***
                                    ********                                      *****
---------------------------------------------------------------------------------------------
  CITAM - S0 (-) X.25 Adapter                             1        ***            ***
---------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                                               ******
---------------------------------------------------------------------------------------------

  LIST PRICE SERVICE BUNDLE 2A

---------------------------------------------------------------------------------------------
  CPE parts                                                QTY.     EURO /         SUM
                                                                    UNIT
---------------------------------------------------------------------------------------------
  26 GHz TS antenna + RFU                                 1        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f E1 (V5.1)                                        1
---------------------------------------------------------------------------------------------
   - i/f V.35 FR with DBA (2Mbps)                         1
---------------------------------------------------------------------------------------------
  RAD V.35 (-) 10BaseT TCP/IP Adapter                     1        ***            ***
---------------------------------------------------------------------------------------------
  ONU 120 consisting of                                   1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f 10 POTS                                          1
---------------------------------------------------------------------------------------------
   - i/f 4 BR-ISDN                                        3
---------------------------------------------------------------------------------------------
   - i/f V.35 (64 kbps LL)                                1
---------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                                                ******
---------------------------------------------------------------------------------------------

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts


  LIST PRICE SERVICE BUNDLE 2B
  ALTERNATIVE OPTION (REL. V5.X WALKAIR REQUIRED)



---------------------------------------------------------------------------------------------
  CPE parts                                                QTY.     EURO /         SUM
                                                                    UNIT
---------------------------------------------------------------------------------------------
  26 GHz TS antenna + RFU                                 1        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisiting of                                    1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f E1 (V5.1)                                        1
---------------------------------------------------------------------------------------------
   - i/f V.35 FR with DBA (2Mbps)                         1
---------------------------------------------------------------------------------------------
   - i/f V.35 FR with DBA (64kbps)                        1
---------------------------------------------------------------------------------------------
  RAD V.35 (-) 10BaseT TCP/IP Adapter                     1        ***            ***
---------------------------------------------------------------------------------------------
  ONU 30 consisting of                                    1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f 10 POTS                                          1
---------------------------------------------------------------------------------------------
   - i/f 4 BR-ISDN                                        2
---------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                                                ******
---------------------------------------------------------------------------------------------



  LIST PRICE SERVICE BUNDLE 3A



---------------------------------------------------------------------------------------------
  CPE parts                                                QTY.     EURO /         SUM
                                                                    UNIT
---------------------------------------------------------------------------------------------
  26 GHz TS antenna + RFU                                 1        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f E1 (V5.1)                                        1
--------------------------------------------------------------------------------------------
   - i/f E1 LL (2 Mbps)                                   1
---------------------------------------------------------------------------------------------
  ONU 120 consisting of                                   1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f 4 BR-ISDN                                        4
---------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                                                ******
---------------------------------------------------------------------------------------------


  LIST PRICE SERVICE BUNDLE 3B



---------------------------------------------------------------------------------------------
  CPE parts                                                QTY.     EURO /         SUM
                                                                    UNIT
---------------------------------------------------------------------------------------------
  35 GHz TS antenna + RFU                                 1        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f E1 (V5.1)                                        1
---------------------------------------------------------------------------------------------
   - i/f E1 LL (2 Mbps)                                   1
---------------------------------------------------------------------------------------------
  ONU 30 consisting of                                    1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f BR-ISDN                                          3
---------------------------------------------------------------------------------------------

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts



  TOTAL LIST PRICE                                                                ******
---------------------------------------------------------------------------------------------

  LIST PRICE SERVICE BUNDLE 4



---------------------------------------------------------------------------------------------
  CPE parts                                                QTY.     EURO /         SUM
                                                                    UNIT
---------------------------------------------------------------------------------------------
  26 GHz TS antenna + RFU                                 1        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f E1 (G.703 for native ATM 2 Mbps)                 1
---------------------------------------------------------------------------------------------
   - i/f V.35 FR with DBA (512kbps)                       1
---------------------------------------------------------------------------------------------
  RAD V.35 (-) 10BaseT                                    1        ***            ***
---------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                                                *****
---------------------------------------------------------------------------------------------


  LIST PRICE SERVICE BUNDLE 5


---------------------------------------------------------------------------------------------
  CPE parts                                                QTY.     EURO /         SUM
                                                                    UNIT
---------------------------------------------------------------------------------------------
  26 GHz TS antenna + RFU                                 1        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f PRI ISDN (2 Mbps)                                1
---------------------------------------------------------------------------------------------
   - i/f V.35 FR (64kbps)                                 1
---------------------------------------------------------------------------------------------
   - i/f V.35 LL (64kbps)                                 1
---------------------------------------------------------------------------------------------
  RAD V.35 (-) 10BaseT                                    1        ***            ***
---------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                                                *****
---------------------------------------------------------------------------------------------

  LIST PRICE SERVICE BUNDLE 6A

  (NON CONCENTRATING)



---------------------------------------------------------------------------------------------
  CPE parts                                                QTY.     EURO /         SUM
                                                                    UNIT
---------------------------------------------------------------------------------------------
  26 GHz TS antenna + RFU                                 2        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f PRI ISDN (2 Mbps)                                2
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f E1 LL (2Mbps)                                    1
---------------------------------------------------------------------------------------------
   - i/f V.35 FR (2Mbps)                                  1
---------------------------------------------------------------------------------------------
  RAD V.35 (-) 10BaseT                                    1        ***            ***
---------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                                                ******
---------------------------------------------------------------------------------------------

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts


  LIST PRICE SERVICE BUNDLE 6B
  (CONCENTRATING)

---------------------------------------------------------------------------------------------
  CPE parts                                                QTY.     EURO /         SUM
                                                                    UNIT
---------------------------------------------------------------------------------------------
  26 GHz TS antenna + RFU                                 2        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f PRI ISDN (2 Mbps)                                2
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f E1 LL (2Mbps)                                    1
---------------------------------------------------------------------------------------------
   - i/f V.35 FR with DBA (2Mbps)                         1
---------------------------------------------------------------------------------------------
  RAD V.35 (-) 10BaseT                                    1        ***            ***
---------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                                                ******
---------------------------------------------------------------------------------------------

  LIST PRICE SERVICE BUNDLE 7

---------------------------------------------------------------------------------------------
  CPE parts                                                QTY.     EURO /         SUM
                                                                    UNIT
---------------------------------------------------------------------------------------------
  26 GHz TS antenna + RFU                                 1        *****          *****
---------------------------------------------------------------------------------------------
  TS-BU consisting of                                     1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f E1 (V5.1)                                        1
---------------------------------------------------------------------------------------------
   - i/f V.35 FR with DBA (2Mbps)                         1
---------------------------------------------------------------------------------------------
  V.35 (-) Router; 2 x 10BaseT                            1        *****          *****
---------------------------------------------------------------------------------------------
  ONU 20 consisting of                                    1        *****          *****
---------------------------------------------------------------------------------------------
   - i/f 4 BR-ISDN                                        2
---------------------------------------------------------------------------------------------
  CITAM - S0 (-) X.25 Adapter                             1        ***            ***
---------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                                                ******
---------------------------------------------------------------------------------------------

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts



3.3 DETAILED LIST PRICES ON UNIT LEVEL - BILL OF MATERIAL (BOM) BS EQUIPMENT AND CPE

  This Section of Appendix 2 indicates the list prices on unit respectively board level of the base station (BS) and customer premises (CPE) equipment.

3.3.1 DETAILED LIST PRICES FOR BASE STATION (BS) EQUIPMENT ON UNIT RESPECTIVELY BOARD LEVEL



NAME          TYPE        DESCRIPTION                                      MATERIAL CODE                  UNIT LIST PRICE
-------------------------------------------------------------------------------------------------------------------------------
1. RFU
RFU 3.5GHz    Band A      Radio Frequency Unit for 3.5 GHz, RF Band A      FWS:101001               BS            ************
                          Included: Integrated mounting brackets,
                          1 cable to antenna, 2 mounting bands

              Band B      Radio Frequency Unit for 3.5 GHz, RF Band B      FWS:100078               BS            ************
                          Included:  Integrated mounting brackets,
                          1 cable to antenna, 2 mounting bands

              Band C      Radio Frequency Unit for 3.5 GHz, RF Band C      FWS:101021               BS            ************
                          Included:  Integrated mounting brackets,
                          1 cable to antenna, 2 mounting bands

RFU 26GHz     Band F      Radio Frequency Unit  for 26 GHz, RF Band F      FWS:100066               BS            ************
                          Included: Mounting materials

              Band E      Radio Frequency Unit  for 26 GHz, RF Band E      FWS:100065               BS            ************
                          Included: Mounting materials

              Band D      Radio Frequency Unit  for 26 GHz, RF Band D      FWS:100064               BS            ************
                          Included: Mounting materials


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts



Band C         Radio Frequency Unit  for 26 GHz, RF Band C                FWS:100063               BS            ************
               Included: Mounting materials


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts

NAME                TYPE           DESCRIPTION                                                      MATERIAL CODE
-----------------------------------------------------------------------------------------------------------------------
                    Band B         Radio Frequency Unit  for 26 GHz, RF Band B                      FWS:100062

                                   Included: Mounting materials
                    Band A         Radio Frequency Unit for 26 GHz, RF Band A                       FWS:100061
                                   Included: Mounting materials
2. ANTENNA
60DEG./ 3.5GHz      Vertical       60DEG.sectored vertical antenna for 3.5 GHz                      FWS:101003
                                   Included:  Mounting adapter, 2 Mounting brackets, 2 bands
60DEG./ 3.5GHz      Horizontal     60DEG.sectored horizontal antenna for 3.5 GHz                    FWS:100106
                                   Included:  Mounting adapter, 2 Mounting brackets, 2 bands
90DEG./ 3.5GHz      Vertical       90DEG.sectored vertical antenna for 3.5 GHz                      FWS:100113                  I
                                   Included:  Mounting adapter, 2 Mounting brackets, 2 bands
90DEG./ 3.5GHz      Horizontal     90DEG.sectored horizontal antenna for 3.5 GHz                    FWS:100115
                                   Included:  Mounting adapter, 2 Mounting brackets, 2 bands
30DEG./ 26GHz       Vertical       30DEG.sectored vertical antenna for 26 GHz                       FWS:100051
                                   Included:  Mounting adapter
30DEG./ 26GHz       Horizontal     30DEG.sectored horizontal antenna for 26 GHz                     FWS:100108
                                   Included:  Mounting adapter
45DEG./ 26GHz       Vertical       45DEG.sectored vertical antenna for 26 GHz                       FWS:100087
                                   Included:  Mounting adapter
45DEG./ 26GHz       Horizontal     45DEG.sectored horizontal antenna for 26 GHz                     FWS:100109
                                   Included:  Mounting adapter
90DEG./ 26GH        Vertical       90DEG.sectored vertical antenna for 26 GHz                       FWS:100088
                                   Included:  Mounting adapter
90DEG./ 26GH        Horizontal     90DEG.sectored horizontal antenna for 26 GHz                     FWS:100110
                                   Included:  Mounting adapter


NAME                 UNIT LIST PRICE
----------------    -------------------------------------------------------

                     BS                     ************

                     BS                     ************
2. ANTENNA
60DEG./ 3.5GHz       BS                     **********

60DEG./ 3.5GHz       BS                     **********

90DEG./ 3.5GHz       BS                     **********

90DEG./ 3.5GHz       BS                     **********

30DEG./ 26GHz        BS                     **********

30DEG./ 26GHz        BS                     **********

45DEG./ 26GHz        BS                     **********

45DEG./ 26GHz        BS                     **********

90DEG./ 26GH         BS                     **********

90DEG./ 26GH         BS                     **********


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts


NAME                     TYPE            DESCRIPTION                                                                  MATERIAL CODE
-----------------------------------------------------------------------------------------------------------------------------------
3. IF MUX

WHEN ORDERING IF MUX, AN ADDITIONAL MOUNTING BARS SHOULD BE ORDERED ACCORDING TO
THE RACK TYPE
IF MUX 8                                 IF-Multiplexer 3.5GHz/10.5GHz, up to 8 BU's                                  FWS:101008
                                         Included: 2 mounting brackets
IF MUX 8 R               Redundancy      IF-Multiplexer 3.5GHz/10.5GHz, up to 8 BU's, redundant IF connection         FWS:100039
                                         Included: 2 mounting brackets
IF MUX 16M                               IF-Multiplexer  26GHz, up to 16 BU's                                         FWS:100050
                                         Included: 2 mounting brackets
IF MUX 16MR              Redundancy      IF-Multiplexer  26GHz, up to 16 BU's, redundant IF connection                FWS:100090
                                         Included: 2 mounting brackets
Mounting Bars            ETSI             Pair of mounting bars fitted to ETSI rack                                   FWS:300013
                         19"              Pair of mounting bars  fitted to 19" rack                                   FWS:300014

5. TELECOM INTERFACES (NO INDIVIDUAL ORDERING)
BS/BU unit                               Base Station unit BS-BU                                                      FWS:000000
E1 Interface Card                        Telecom interface card for E1/G.703/ISDN PRI                                 FWS:101009
V.35-FR Interface Card                   Telecom interface card for V.35 Frame Realy DBA applications                 FWS:100080



NAME                     TYPE                      UNIT LIST PRICE
------------------------------------------------------------------------------
3. IF MUX

WHEN ORDERING IF MUX, AN ADDITIONAL MO
THE RACK TYPE
IF MUX 8                                    BS          **********

IF MUX 8 R               Redundancy         BS        ************

IF MUX 16M                                  BS          **********

IF MUX 16MR              Redundancy         BS        ************

Mounting Bars            ETSI               BS           *********
                         19"                             *********

5. TELECOM INTERFACES (NO INDIVIDUAL O
BS/BU unit                                  BS        ************
E1 Interface Card                           BS          **********
V.35-FR Interface Card                      BS          **********


  NOTE 1):

  For BS-BU (terminal station - basic unit) modules consisting of a BS-BU unit and one or more certain interface (if) units, which are included in one of the listed configuration the list price of the BS-BU module as indicated in
  Section 3.1 shall apply.

  For BS-BU modules, which are not included in the listed prices pursuant to
  Section 3.1 the cumulative list price of the parts forming the BS-BU module pursuant to this Section 3.3.1 shall apply.

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts


3.3.2 DETAILED LIST PRICES FOR CUSTOMER PREMISES STATION EQUIPMENT CPE ON UNIT RESPECTIVELY BOARD LEVEL



NAME                TYPE      DESCRIPTION                                                     MATERIAL CODE         UNIT LIST PRICE
-----------------------------------------------------------------------------------------------------------------------------------
1. RFU + ANTENNA
RFU 3.5GHz          Band A    RFU + integrated VERTICAL antenna for 3.5 GHz, RF Band A        FWS:101011     TS     ************
                              Included:  Mounting adapter, 2 mounting bands

                    Band A    RFU + integrated HORIZONTAL antenna for 3.5 GHz, RF Band A      FWS:100102     TS     ************
                              Included:  Mounting adapter, 2 mounting bands

                    Band B    RFU + integrated VERTICAL antenna for 3.5 GHz, RF Band B        FWS:100079     TS     ************
                              Included:  Mounting adapter, 2 mounting bands

                    Band B    RFU + integrated HORIZONTAL antenna for 3.5 GHz, RF Band B      FWS:100103     TS     ************
                             Included:  Mounting adapter, 2 mounting bands

                    Band C   RFU + integrated VERTICAL antenna for 3.5 GHz, RF Band C         FWS:100020     TS     ************
                             Included:  Mounting adapter, 2 mounting bands


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts




NAME        TYPE      DESCRIPTION                                                  MATERIAL CODE           UNIT LIST PRICE
--------------------------------------------------------------------------------------------------------------------------
            Band C    RFU + integrated HORIZONTAL antenna for 3.5 GHz, RF Band C   FWS:100104       TS     ************
                      Included:  Mounting adapter, 2 mounting bands

RFU 26GHz   Band F    Radio Frequency Unit  for 26 GHz, RF Band F                  FWS:100058       TS     ************
                      Included: Attached VERTICAL antenna

            Band E    Radio Frequency Unit  for 26 GHz, RF Band E                  FWS:100057       TS     ************
                      Included: Attached VERTICAL antenna

            Band D    Radio Frequency Unit  for 26 GHz, RF Band D                  FWS:100056       TS     ************
                      Included: Attached VERTICAL antenna

            Band C    Radio Frequency Unit  for 26 GHz, RF Band C                  FWS:100055       TS     ************
                      Included: Attached VERTICAL antenna

            Band B    Radio Frequency Unit  for 26 GHz, RF Band B                  FGWS:100054      TS     ************
                      Included: Attached VERTICAL antenna

            Band A    Radio Frequency Unit  for 26 GHz, RF Band A                  FWS:100053       TS     ************
                      Included: Attached VERTICAL antenna


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts




            Band A    Radio Frequency Unit  for 26 GHz, RF Band A                  FWS:100112        TS    ************
                      Included: Attached HORIZONTAL antenna


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                  European Agreement
                                                       Appendix 2
                                                  Prices and Discounts

2. TERMINAL BASIC UNIT (TS-BU)

3.5GHZ

TS 3.5GHz 48V E1             48V          TS/BU, 3.5GHz, 48V, 1xE1                        FWS:100036      TS          ******** ***
TS 3.5GHz 48V 2xE1           48V          TS/BU, 3.5GHz, 48V, 2xE1                        FWS:100076      TS          ******** ***
TS 3.5GHz 220V E1            110/220V     TS/BU, 3.5GHz, 110/220V,  1xE1                  FWS:100032      TS          ******** ***
TS 3.5GHz 220V 2xE1          110/220V     TS/BU, 3.5GHz, 110/220V,  2xE1                  FWS:100117      TS          ******** ***
TS 3.5GHz 220V 3xE1          110/220V     TS/BU, 3.5GHz, 110/220V,  3xE1                  FWS:100118      TS          ******** ***
TS 3.5GHz 220V E1 V35/X21    110/220V     TS/BU, 3.5GHz, 110/220V,  1xE1, 1xV35/X21       FWS:100070      TS          ******** ***
TS 3.5GHz 220V V35/X21       110/220V     TS/BU, 3.5GHz, 110/220V,  1xV35/X21             FWS:100073      TS          ******** ***
TS 3.5GHz 220V E1 FR         110/220V     TS/BU, 3.5GHz, 110/220V,  1xE1, 1xV35/X21-FR    FWS:100081      TS          ******** ***
TS 3.5GHz 220V FR            110/220V     TS/BU, 3.5GHz, 110/220V,  1xV35/X21-FR          FWS:100084      TS          ******** ***

26GHZ

TS 26GHz 48V E1              48V          TS/BU, 26GHz, 48V, 1xE1                         FWS:100069      TS          ******** ***
TS 26GHz 48V 2xE1            48V          TS/BU, 26GHz, 48V, 2xE1                         FWS:100095      TS          ******** ***
TS 26GHz 220V E1             110/220V     TS/BU, 26GHz, 110/220V,   1xE1                  FWS:100049      TS          ******** ***
TS 26GHz 220V 2xE1           110/220V     TS/BU, 26GHz, 110/220V,   2xE1                  FWS:100120      TS          ******** ***
TS 26GHz 220V 3xE1           110/220V     TS/BU, 26GHz, 110/220V,   3xE1                  FWS:100121      TS          ******** ***
TS 26GHz 220V E1 V35/X21     110/220V     TS/BU, 26GHz, 110/220V,   1xE1, 1xV35/X21       FWS:100072      TS          ******** ***
TS 26GHz 220V V35/X21        110/220V     TS/BU, 26GHz, 110/220V,   1xV35/X21             FWS:100075      TS          ******** ***
TS 26GHz 220V E1 FR          110/220V     TS/BU, 26GHz, 110/220V,   1xE1, 1xV35/X21-FR    FWS:100083      TS          ******** ***
TS 26GHz 220V FR             110/220V     TS/BU, 26GHz, 110/220V,   1xV35/X21-FR          FWS:100086      TS          ******** ***

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                  European Agreement
                                                       Appendix 2
                                                  Prices and Discounts


3. TELECOM INTERFACES (NO INDIVIDUAL ORDERING)

TS unit                      Terminal Basic Unit incl. 48 V or 220 V Power Supply                     FWS:000000   TS   ******** ***
E1 Interface Card            Telecom interface card for E1/G.703/ISDN PRI                             FWS:101009   TS   ******** ***
V.35/X.21 Interface Card     Telecom interface card for V.35/X.21                                     FWS:101027   TS   ******** ***
V.35-FR Interface Card       Telecom interface card for V.35-FR                                       FWS:100080   TS   ******** ***
Ethernet Interface Card      LAN interface card for Ethernet applications                             FWS:100091   TS   ******** ***

4. WALKnet EMS

WALKnet HPOV/PC              EMS Software  license for HPOV/PC platform
                             (not including HPOV platform)

                             Basic EMS package License for up to 20 links                             FWS:300001  EMS   ******** ***
                             License for each additional link (TS) above the first 20 TSs             FWS:300003  EMS   ******** ***

5. SOFTWARE PACKAGE

V5.2                         V5.2/V5.1 software license for a single BS-BU (supports up to 16 TSs)    FWS:300004   SW   ******** ***
                             (supports up to 16 TSs) V5 software is operating over a
                             regular E1 interface

6. ACCESSORIES

Antenna Alignment Unit       Antenna Alignment Unit for fine tuning TS Antenna                        FWS:300002  ACC   ******** ***
                             of  3.5GHz band A, 10.5GHz, 26GHz

7. REPLACEMENT PARTS

Bands                        1 x metal band for pole mounting                                         FWS:MC0050  REP   ******** ***
Blank Panel                  10 x Blank panel for empty interface slot                                FWS:300015  REP   ******** ***
Jumper cables                1x jumper cable for connecting the BS/BU to IF-MUX                       FWS:AS0051  REP   ******** ***
Mounting adapter             Mounting Adapter for  3.5GHz and 10.5GHz RFU/TS                          FWS:AS0123  REP   ******** ***
Rack mounting brackets       1 x rack mounting brackets for BU or IF MUX. fit both 19" and ETSI racks FWS:MC0020  REP   ******** ***
RFU/BS cable 3.5GHz/10.5GHz  1 x cable for connecting the RFU to the antenna in  3.5 Ghz/10.5 GHz     FWS:AS0020  REP   ******** ***



-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                  European Agreement
                                                       Appendix 2
                                                  Prices and Discounts


3.4      DETAILED LIST PRICING - BILL OF MATERIAL (BOM) ONU EQUIPMENT

----------------------------------------------------------------------------------------------------------------------------------
  CPE PARTS                               QTY.     EURO /         SUM              EURO / UNIT    SUM           DESCRIPTION
                                                  UNIT
----------------------------------------------------------------------------------------------------------------------------------

  ONU 30 consisting of                   1        *****          *****             *****          *****         ONU 30 core
----------------------------------------------------------------------------------------------------------------------------------
   - i/f 10 POTS                         1                                         *****          *****         Linecard 10x POTS
----------------------------------------------------------------------------------------------------------------------------------
   - i/f 4 BR-ISDN                       2                                         *****          *****         Linecard 4x Uk0
----------------------------------------------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                               *****                            *****
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
  CPE PARTS                               QTY.     EURO /         SUM              EURO / UNIT    SUM           DESCRIPTION
                                                  UNIT
----------------------------------------------------------------------------------------------------------------------------------
  ONU 120 consisting of                  1        *****          *****             *****          *****
----------------------------------------------------------------------------------------------------------------------------------
   - i/f 10 POTS                         1                                         *****          *****         Linecard 10x POTS
----------------------------------------------------------------------------------------------------------------------------------
   - i/f 4 BR-ISDN                       3                                         *****          *****         Linecard 4x Uk0
----------------------------------------------------------------------------------------------------------------------------------
   - i/f V.35 (64 kbps LL)               1                                         *****          *****         Linecard 2x nx64k
----------------------------------------------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                               *****                            *****
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
  CPE PARTS                               QTY.     EURO /         SUM              EURO / UNIT    SUM           DESCRIPTION
                                                  UNIT
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
  ONU 30 consisting of                   1        *****          *****             *****          *****         ONU 30 core
----------------------------------------------------------------------------------------------------------------------------------
   - i/f 10 POTS                         1                                         *****          *****         Linecard 10x POTS
----------------------------------------------------------------------------------------------------------------------------------
   - i/f 4 BR-ISDN                       2                                         *****          *****         Linecard 4x Uk0
----------------------------------------------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                               *****                            *****
----------------------------------------------------------------------------------------------------------------------------------

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                  European Agreement
                                                       Appendix 2
                                                  Prices and Discounts

----------------------------------------------------------------------------------------------------------------------------------
  CPE PARTS                               QTY.     EURO /         SUM              EURO / UNIT    SUM           DESCRIPTION
                                                  UNIT
----------------------------------------------------------------------------------------------------------------------------------
  ONU 120 consisting of                  1        *****          *****             *****          *****         ONU 120 core
----------------------------------------------------------------------------------------------------------------------------------
   - i/f 4 BR-ISDN                       4                                         *****          *****         Linecard 4x Uk0
----------------------------------------------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                               *****                            *****
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
  CPE PARTS                               QTY.     EURO /         SUM              EURO / UNIT    SUM           DESCRIPTION
                                                  UNIT
----------------------------------------------------------------------------------------------------------------------------------
  ONU 30 consisting of                   1        *****          *****             *****          *****         ONU 30 core
----------------------------------------------------------------------------------------------------------------------------------
   - i/f BR-ISDN                         3                                         *****          *****         Linecard 4x Uk0
----------------------------------------------------------------------------------------------------------------------------------
  TOTAL LIST PRICE                                               *****                            *****
----------------------------------------------------------------------------------------------------------------------------------


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts



3.5      CUSTOMER PRICES - CISCO EQUIPMENT AND RELATED I&C

  This Section of Appendix 2 indicates the unit prices for DCN-equipment and related installation, commissioning, integration and acceptance (I&C) Service prices on unit level, for which it is assumed that the DCN equipment is installed at normal working hours. Normal working hours considered as working time during Working Days from Monday to Friday between 8:00 and 16:00. Indicated I&C prices include a separate site visit.

--------------------------------------------------------------------------------------------------------------------------------
MATERIAL CODE                      DESCRIPTION                                      CUSTOMER PRICE        I&C PRICE IN
                                                                                      IN EURO               EURO 1)
--------------------------------------------------------------------------------------------------------------------------------
                  CISCO 3600 SERIES PRODUCTS
----------------------------------------------------------------------------------
CISCO3620-DC      Cisco 3600 2-Slot Modular Router-DC with IP Software                ******** ***          ****** ***
----------------------------------------------------------------------------------
CISCO3640-DC      Cisco 3600 4-slot Modular Router-DC with IP Software                ******** ***          ****** ***
----------------------------------------------------------------------------------
CISCO3661-DC      10/100 E Cisco 3660 6-slot Modular Router-DC with IP SW             ******** ***          ****** ***
----------------------------------------------------------------------------------
CISCO3662-DC      Dual 10/100 E Cisco 3660 6-slot Modular Router-DC with IP SW        ******** ***          ****** ***
----------------------------------------------------------------------------------
CISCO3662-DC-CO   Dual 10/100E Cisco3660 6-slot CO Mod Routr 2xDC PS, Telco SW        ******** ***          ****** ***
----------------------------------------------------------------------------------
                  CISCO 2600 SERIES PRODUCTS
----------------------------------------------------------------------------------
CISCO2610         Ethernet Modular Router w/ Cisco IOS IP Software                    ******** ***          ****** ***
----------------------------------------------------------------------------------
CISCO2610-DC      Ethernet Modular Router w/ Cisco IOS IP Software - DC               ******** ***          ****** ***
----------------------------------------------------------------------------------
CISCO2620         10/100 Ethernet Router w/2 WIC Slots & 1 Network Module Slot        ******** ***          ****** ***
----------------------------------------------------------------------------------
CISCO2620-DC      10/100 Ethernet Modular Router with Cisco IOS IP software-DC        ******** ***          ****** ***
----------------------------------------------------------------------------------
                  CISCO 2600/3600 SERIES NETWORK MODULES
----------------------------------------------------------------------------------
NM-1E             1-Port Ethernet Network Module                                      ******** ***          ****** ***
----------------------------------------------------------------------------------
NM-1FE2W          1 10/100 Ethernet 2 WAN Card Slot Network Module                    ******** ***          ****** ***
----------------------------------------------------------------------------------
NM-1E2W           1 Ethernet 2 WAN Card Slot Network Module                           ******** ***          ****** ***
----------------------------------------------------------------------------------

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts

------------------------------------------------------------------------------------------------------------------------
MATERIAL CODE                      DESCRIPTION                                      CUSTOMER PRICE        I&C PRICE IN
                                                                                      IN EURO               EURO 1)
------------------------------------------------------------------------------------------------------------------------
NM-2E2W          2 Ethernet 2 WAN Card Slot Network Module                            ******** ***          ****** ***
---------------------------------------------------------------------------------
NM-4B-S/T        4-Port ISDN-BRI Network Module                                       ******** ***          ****** ***

---------------------------------------------------------------------------------
NM-8B-S/T        8-Port ISDN-BRI Network Module                                       ******** ***          ****** ***
---------------------------------------------------------------------------------
NM-1CE1B         1-Port Channelized E1/ISDN-PRI Balanced Network Module               ******** ***          ****** ***
---------------------------------------------------------------------------------
NM-2CE1B         2-Port Channelized E1/ISDN-PRI Balanced Network Module               ******** ***          ****** ***
---------------------------------------------------------------------------------
NM-1FE1CE1B      1 Port F Ethernet 1 Port Channelized E1/ISDN-PRI Balanced NM         ******** ***          ****** ***
---------------------------------------------------------------------------------
NM-1FE2CE1B      1 Port F Ethernet 2 Port Channelized E1/ISDN-PRI Balanced NM         ******** ***          ****** ***
---------------------------------------------------------------------------------
NM-4E            4-Port Ethernet Network Module                                       ******** ***          ****** ***
---------------------------------------------------------------------------------
NM-4E1-IMA       4-port E1 ATM Network Module with IMA                                ******** ***          ****** ***
---------------------------------------------------------------------------------
NM-4T            4-Port Serial Network Module                                         ******** ***          ****** ***
---------------------------------------------------------------------------------
NM-8E1-IMA       8-port E1 ATM Network Module with IMA                                ******** ***          ****** ***
---------------------------------------------------------------------------------
                 CISCO 2600/3600 SERIES WAN INTERFACE CARDS
---------------------------------------------------------------------------------
WIC-1T           1-Port Serial WAN Interface Card                                     ******** ***          ****** ***
---------------------------------------------------------------------------------
WIC-1B-S/T       1-Port ISDN WAN Interface Card(dial and leased line)                 ******** ***          ****** ***
---------------------------------------------------------------------------------
                 CABLES FOR NM
---------------------------------------------------------------------------------
CAB-X21MT        X.21 Cable, DTE, Male, 10 Feet                                       ******** ***          ****** ***
---------------------------------------------------------------------------------
CAB-530MT        RS-530 Cable, DTE, Male, 10 Feet                                     ******** ***          ****** ***
---------------------------------------------------------------------------------
CAB-SS-X21MT     X.21 Cable, DTE Male to Smart Serial, 10 Feet                        ******** ***          ****** ***
---------------------------------------------------------------------------------
CAB-SS-X21FC     X.21 Cable, DCE Female to Smart Serial, 10 Feet                      ******** ***          ****** ***
---------------------------------------------------------------------------------
CAB-E1-PRI       E1- ISDN PRI Cable, 10 Feet                                          ******** ***          ****** ***
---------------------------------------------------------------------------------
                 CISCO 3600 SERIES IOS UPGRADES FOR 11.2 AND NEWER
---------------------------------------------------------------------------------
FL36-C-A=        Cisco IOS 3600 Series IP to Enterprise                               ******** ***          ****** ***
---------------------------------------------------------------------------------
                 CISCO 2600 IOS SOFTWARE
---------------------------------------------------------------------------------
S26AP-12.0.XT    Cisco 2600 Series IOS ENTERPRISE PLUS                                ******** ***          ****** ***
---------------------------------------------------------------------------------
                 CISCO 2500 SERIES PRODUCTS
---------------------------------------------------------------------------------
CISCO2501        Cisco 2501 Ethernet/Dual Serial Router                               ******** ***          ****** ***
---------------------------------------------------------------------------------
                 CISCO 2500 SERIES SOFTWARE OPTIONS - MODELS 2501-2525
---------------------------------------------------------------------------------
S25AP-12.0.XT    Cisco 2500 Series IOS ENTERPRISE PLUS                                ******** ***          ****** ***
---------------------------------------------------------------------------------
S25C-12.0.XT     Cisco 2500 Series IOS IP                                             ******** ***          ****** ***
---------------------------------------------------------------------------------

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts

------------------------------------------------------------------------------------------------------------------------
MATERIAL CODE                      DESCRIPTION                                      CUSTOMER PRICE        I&C PRICE IN
                                                                                      IN EURO               EURO 1)
------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                   CISCO 1700 SERIES MODULAR ACCESS ROUTERS
------------------------------------------------------------------------------------
CISCO1750          10/100 Modular Router w/1VIC, 2WIC/VIC slots,Cisco IOS IP SW       ******** ***          ****** ***
------------------------------------------------------------------------------------
CISCO1750-2V       10/100 Modular Router w/2 Voice channels, IOS IP/VOICE + SW        ******** ***          ****** ***
------------------------------------------------------------------------------------
CISCO1750-4V       10/100 Modular Router w/4 Voice channels, IOS IP/VOICE + SW        ******** ***          ****** ***
------------------------------------------------------------------------------------
WIC-1T             1-Port Serial WAN Interface Card                                   ******** ***          ****** ***
------------------------------------------------------------------------------------
CAB-X21MT          X.21 Cable, DTE, Male, 10 Feet                                     ******** ***          ****** ***
------------------------------------------------------------------------------------
CAB-530MT          RS-530 Cable, DTE, Male, 10 Feet                                   ******** ***          ****** ***
------------------------------------------------------------------------------------
MEM1700-4U8MFC     Cisco 1700 4MB to 8MB Mini-Flash Card Factory Upgrade              ******** ***          ****** ***
------------------------------------------------------------------------------------
                   CISCO 1700 SERIES SOFTWARE OPTIONS
------------------------------------------------------------------------------------
S17C-12.0.XT       Cisco 1700 Series IOS IP                                           ******** ***          ****** ***
------------------------------------------------------------------------------------
                   CISCO 1600 SERIES PRODUCTS
------------------------------------------------------------------------------------
                   NEW CISCO 1600 R ROUTERS WITH IP SOFTWARE
------------------------------------------------------------------------------------
CISCO1605-R        Cisco 1605-R Dual Ethernet/WAN Interface Card slot Router          ******** ***          ****** ***
------------------------------------------------------------------------------------
MEM1600R-4U8FC     4MB to 8MB Flash Factory Upgrade for Cisco 1600 R                  ******** ***          ****** ***
------------------------------------------------------------------------------------
CAB-X21MT          X.21 Cable, DTE, Male, 10 Feet                                     ******** ***          ****** ***
------------------------------------------------------------------------------------
CAB-530MT          RS-530 Cable, DTE, Male, 10 Feet                                   ******** ***          ****** ***
------------------------------------------------------------------------------------
                   CISCO 1600 R ROUTERS SOFTWARE OPTIONS - MODELS 1601 R-1605 R
------------------------------------------------------------------------------------
S16RC-12.0.X       Cisco 1600R Series IOS IP                                          ******** ***          ****** ***
------------------------------------------------------------------------------------
                   CISCO 1000 SERIES PRODUCTS
------------------------------------------------------------------------------------
CISCO1005          Cisco 1005 Ethernet/Synchronous Serial Router                      ******** ***          ****** ***
------------------------------------------------------------------------------------
                   CISCO 1000 SERIES SOFTWARE OPTIONS - MODEL 1005
------------------------------------------------------------------------------------
SF105C4-12.0.X     Cisco 1005 Ser IOS IP (4MB Flash card)                             ******** ***          ****** ***
------------------------------------------------------------------------------------
                   FASTHUB 400 SERIES REPEATERS & MODULES
------------------------------------------------------------------------------------
WS-C412            12-port autosensing 10/100 manageable, stackable repeater          ******** ***          ****** ***
------------------------------------------------------------------------------------
WS-C424            24-port autosensing 10/100 manageable, stackable repeater          ******** ***          ****** ***
-----------------------------------------------------------------------------------------------------------------------
WS-C400-CAB-EXP    Stacking cable for FastHub 400 products                            ******** ***          ****** ***
-----------------------------------------------------------------------------------------------------------------------
  Note:

1) I&C prices include the visit to site either at installation together with other BS equipment or CPE at initial installation or at separate installation subsequently to the initial installation

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts


LIST OF MATERIALS / PATCH CABLES FOR DCN PURPOSES

THE INDICATED LIST PRICES ARE ONLY APPLICABLE IN CASE OF A MINIMUM TOTAL PURCHASE QUANTITY OF ***.

 POS.                       DESCRIPTION                                     UNIT PRICE (EUR)
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

1     Patchkabel Kat5, 2x RJ45 Stecker, mit Knickschutztulle, flexibel, FTP
      (Folienschirm), 1:1, 8adrig, halogenfrei Farbe Kabel / Knickschutztulle :
      blau

1.1   Length / Lange : 0,5 Meter                                                      *****

1.2   Length / Lange : 1 Meter                                                        *****

1.3   Length / Lange : 1,5 Meter                                                      *****

1.4   Length / Lange : 2 Meter                                                        *****

1.5   Length / Lange : 2,5 Meter                                                      *****

1.6   Length / Lange : 3 Meter                                                        *****

1.7   Length / Lange : 10 Meter                                                       *****


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts


3.6      RACKS - CUSTOMER PRICES

3.6.1 BASE STATION RACKS


QUANTITY  DESCRIPTION                                             LIST PRICE PER   TOTAL CUSTOMER    RELATED I&C CUSTOMER
                                                                    UNIT IN EUR      PRICE IN EUR      PRICE IN EUR
-------------------------------------------------------------------------------------------------------------------------

1         DDF - RACK  (OHNE 2/MBIT VT) BASED ON SPECIFICATION
          DATED 21.02.00                                            **********       **************    *************
          consisting of / bestehend aus:
1         Rack BHT 800x2000x600 MM
0         - ohne Ruckwand, ohne Tur, ohne Dachblech
1         VE Seitenwande HxT 2000x600 MM, am Rack montiert
1         VE T-Nut Profilschienen +

2         Befestigungswinkel metrisch, im Rack vorne montiert
6         Montagechassis
1         Erdungsset
          TOTAL DDF RACK                                                             **************    *************
1         NETWORK - RACK BASED ON SPECIFICATION DATED 21.02.00      **********       **************    *************
0         consisting of / bestehend aus:
1         Rack BHT 800x2000x600 MM
0          - ohne Ruckwand, ohne Tur, ohne Dachblech
1         VE Seitenwande HxT 2000x600 MM, am Rack montiert
1         VE T-Nut Profilschienen +

2         Befestigungswinkel metrisch, im Rack vorne montiert
6         Montagechassis
1         Erdungsset                                                **********       **************
1         Fuse Panel ETA (Aufnahme 12 Si)                           **********       **************
          TOTAL NETWORK - RACK                                      **********       **************    *************


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts


QUANTITY   DESCRIPTION                                              LIST PRICE PER  TOTAL CUSTOMER   RELATED I&C CUSTOMER
                                                                      UNIT IN EUR     PRICE IN EUR     PRICE IN EUR
-------------------------------------------------------------------------------------------------------------------------

1          WALKAIR - RACK BASED ON SPECIFICATION DATED 21.02.00     **********       ***********      **********
           bestehend aus:
1          Rack BHT 800x2000x600 MM
0          - ohne Ruckwand, ohne Tur, ohne Dachblech
1          VE Seitenwande HxT 2000x600 MM, am Rack montiert
1          VE T-Nut Profilschienen +
2          Befestigungswinkel metrisch, im Rack vorne montiert
6          Montagechassis

1          Erdungsset                                               **********       ***********
1          Erdungsschiene                                           **********       ***********
1          Tehalit Kabelkanal                                       **********       ***********
0          HxB 65x107  L=lichte Rackhohe
2          Fuse Panel ETA (Aufnahme 18 Si)                          **********       ***********
           In case IF-Mux is vertical installed
           Zusatzliches/optionales Zubehor wird benotigt wenn
           der IF Mux vertikal eingebaut werden soll
4          Montageschienen 23x23 MM 695 mm                          **********       ***********
4          Tehalit Drahthalteklammer                                **********       ***********
           TOTAL WALKAIR - RACK                                                      ***********      **********


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts


3.6.2 OUTDOOR SHELTER

                                                                                           PRICE UNIT
      NO.                                  ITEM                                              (EURO)
-----------------------------------------------------------------------------------------------------------------

      001      OUTDOOR SHELTER, CONSISTING OF:                                                ******
               WxHxD: 2600x1600x750 mm
               material: aluminium Almg 3
               coated, RAL 7035 structur
               double back plane
               CONSISTING OF:
               - 4 pcs. of single boxes WxHxD: 650x1600x750 mm, right hand door, doors are prepared to carry a heat exchanger:
               - CS side boards, 1x left and 1x right
               - CS two-part roof, 75 mm hight, 25 mm protrusion
               - 4 pcs. CS transport socket, 100 mm hight
               - 3-point security lock
               - 19" profile track, whole cabinet hight
               - 1 of 4: battery cabinet incl. 2 pcs. of mounted shelfs to carry batteries
      002      HEAT EXCHANGER, DOOR MOUNTED                                                   ******
               CONSISTING OF:
               - WxHxD: 510x1005x150 mm
               - fan: 48V DC
               - heater: 400 W, 230 V AC, 50/60 Hz
               - specific caloric capacity: 60 W/K
               - temperature range: -33(degree)C to + 65(degree)C
               - aluminium housing, coated
      003      SMOKE DETECTOR                                                                  ******
               CONSISTING OF:
               - cable to connect the sensor
               - set of plugs to connect accessories
               - power supply 24V
      004      48V POWER SUPPLY MODULE                                                         ******
               CONSISTING OF:
               - backup battery, 4h back up time
----------------------------------------------------------------------------------------------------
               TOTAL OUTDOOR SHELTER (EURO)                                                   ******


  To build up the above mentioned cabinet configuration an adequate ground construction is necessary.

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts


3.6.3 CPE RACK
                                                                                      PRICE PER UNIT /     TOTAL
 QUANTITY                             DESCRIPTION                                        MATERIAL         MATERIAL         I&C
----------------------------------------------------------------------------------------------------------------------------------

     1     RITTAL QUICK BOX RACK BASED ON SPECIFICATION DATED 02.05.00                **********           **********
           WALL MOUNTED, 360 MM HIGH, HOUSING 19"  EQUIPMENT
           glass front door including micro switch
           RS323 as an LCI port


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts


3.7 CUSTOMER PRICES - ATM MULTIPLEXER EQUIPMENT

                                          ATM - MUX
          NO.                               DESCRIPTION                        UNIT PRICE
---------------------------------------------------------------------------------------------

   BS-361403-22-FM1    36140 Wireless Solution Basic System including
                       1 X 36140 DC BASIC SYS R2.2
                       1 X E3 ELECT CR
                       1 X 36140 BNC75 E1 CLK PM
                       Total:                                                    ************

   BS-361403-22-FM2    36140 Wireless Solution Basic System including
                       1 X 36140 DC BASIC SYS R2.2
                       1 X STM-1 SM IR OPT SC CR
                       1 X 36140 BNC75 OPT E1 CLK PM
                       Total:                                                    ************

   BS-361444-22-FM1    36144 Wireless Solution Basic System including
                       1 X 36144 DC BASIC SYS R2.2
                       1 X E3 ELECT CR
                       1 X 36144 BNC75 E1 CLK PM
                       Total:                                                    ************

   BS-361444-22-FM2    36144 Wireless Solution Basic System including
                       1 X 36144 DC BASIC SYS R2.2
                       1 X STM-1 SM IR OPT SC CR
                       1 X 36144BNC75 OPT E1 CLK PM
                       Total:                                                    ************


      CE-E010300       OCTAL E1 120 OHM CE
      IF-R450220       36140 RJ45 PM

                       Total:                                                    ************

      FR-V350340       OCTAL V.35/X.21 FR/SMDS
      IF-S680470       36140 V.35/X.21/RS422/RS530 PM

                       Total:                                                    ************
                       1 X E3 ELECT CR
                       1 X 36144 BNC75 E1 CLK PM
                       Total:                                                    ************

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.



                                 Page 33 of 49

                               European Agreement
                                   Appendix 2
                              Prices and Discounts


   BS-361444-22-FM2    36144 Wireless Solution Basic System including
                       1 X 36144 DC BASIC SYS R2.2
                       1 X STM-1 SM IR OPT SC CR
                       1 X 36144BNC75 OPT E1 CLK PM
                       Total:                                                    ************


      CE-E010300       OCTAL E1 120 OHM CE
      IF-R450220       36140 RJ45 PM

                       Total:                                                    ************

      FR-V350340       OCTAL V.35/X.21 FR/SMDS
      IF-S680470       36140 V.35/X.21/RS422/RS530 PM

                       Total:                                                    ************

                       Total Price

3.8 SYNCHRONISATION EQUIPMENT

3.8.1 SYMMETRICOM

 NO.                                     DESCRIPTION                                          UNIT PRICE
--------------------------------------------------------------------------------------------------------------

 001 STAND-ALONE E1 GPS PRIMARY REFERENCE SOURCE                                                  ************
     WANDEL & GOLDERMANN
     CONSISTING OF:
     Symmetricom Model Time Source 3100 - Single Channel wtith main-
     frame, documentation, redundant power supply, GPS module with
     DCOCXO, alarm contact outputs, RS-232, 10*2,048 MHz outputs, antenna (with mounting kit)
     Antenna cabel 300m                                                                           ************
--------------------------------------------------------------------------------------------------------------
     PRICE PER COMPLETE SYSTEM                                                                    ************

Second system necessary for complete redundancy, but outputs not automatically squelchable.

  Discount on Symmetricom equipment:

                           QUANTITY                    DISCOUNT
                            1 to 20                      *****
                           21 to 49                      *****
                       from 50 onwards                   *****

3.8.1 OSCILLOQUARTZ
                                                                                                     UNIT PRICE
--------------------------------------------------------------------------------------------------------------------

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


                                 Page 34 of 49

                               European Agreement
                                   Appendix 2
                              Prices and Discounts


                                                                                                     UNIT PRICE
  NO.                                          DESCRIPTION                                              (EUR)
-------------------------------------------------------------------------------------------------------------------

  001   SYNCHRONISATION DISTRIBUTION UNIT
        CONSISTING OF:
        Oscilloquartz Model 5533C-SDU -  Single Input (1*2,048 MHz)                                       *********
        with ETSI/6U mainframe, documentation, single power supply unit,
        16*2,048 MHz outputs
        OPTIONS
        Dual input (2*2,048 MHz)                                                                          *********
        Dual power supply unit                                                                            *********
        Holdover unit (OCXO 8741)                                                                         *********
        MAC2-R alarm module, LM - Local Manager Software                                                  *********
        Upgrade possibilities according Product Description
        Specification according attached Datasheet

  002   ACTIVE CLOCK DISTRIBUTOR
        CONSISTING OF:
        VTM-A1 module with 1*2,048 MHz input, 6*2,048 MHz outputs,                                        *********
        Sub-D, 75/120 Ohm, alarm contact outputs, without power supply unit, (SIEMENS SSU2001 family)
        or
        VTM-A2 module with 1*2,048 MHz input, 6*2,048 MHz outputs,                                        *********
        koax, 75 Ohm, alarm contact outputs, without power supply unit,
        (SIEMENS SSU2001 family)

        Cascadable and ETSI rack mountable

  003   STAND-ALONE GPS SYNCHRONISATION SYSTEM
        CONSISTING OF:
        Oscilloquartz Model 5581C GPS-SR Receiver - Single Channel                                        *********
        with ETSI/6U mainframe, documentation, single power supply unit,
        GPS module 4510 (with OCXO 8663,  additional 1*2,048 MHz
        external input (priority setting), alarm contact outputs, RS-232 C, preset time constant of 4000s leading to a high filter effiecency for jitter and wander), antenna (with mounting kit, 60 m cable),
        16*2,048 MHz outputs
        OPTIONS
        Dual GPS 4510 module with antenna set                                                             *********
        Dual power supply                                                                                 *********
        MAC2-R alarm module, LM - Local Manager Software                                                  *********
        Upgradable to complete redundancy
        Specification according attached Datasheet

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


Page 35 of 49

                               European Agreement
                                   Appendix 2
                              Prices and Discounts


                                                                                                    UNIT PRICE
 NO.                                        DESCRIPTION                                               (EUR)
-------------------------------------------------------------------------------------------------------------------
 004 GPS SYNCHRONISATION MODULE
     CONSISTING OF:
     Oscilloquartz Model 4510 GPS-SM with OCXO 8663-B6SG,                                                 *********
     antenna, mounting kit, 30 m cable, additional 1*2,048 MHz external input, alarm contact outputs, RS-232 C, 1*2,048 MHz output, preset time constant of 4000s leading to a high filter effiecency for jitter and wander, power supply unit
     Specification according attached Datasheet



3.9 RF PLANNING TOOL - NETDESIGNER

NetDesigner-PMP, standard product, licence and maintenance


NUMBER OF LICENCES          LIST PRICE           MAINTENANCE            LEASING
                            (INCL. 24 MONTHS     (AFTER 24 MONTHS     (12 MONTHS)
                             MAINTENANCE)         ANNUAL)             INCL. MAINTENANCE
---------------------------------------------------------------------------------------

            1-4             *************        *************         *************

            5-14            *************        *************         *************

           15-24            *************        *************         *************

           25-29            *************        *************         *************

      from 30 onwards       *************        *************         *************


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.



                                 Page 36 of 49

                               European Agreement
                                   Appendix 2
                              Prices and Discounts


3.10 CMXII AND SISA EQUIPMENT AND RELATED I&C
                                                                                LIST
                                                                             PRICE UNIT  TOTAL LIST PRICE   I&C PRICE  TOTAL I&C
   ITEM                               DESCRIPTION                 QUANTITY       (EUR)       UNIT (EU)     UNIT (EUR)  PRICE (EUR)
-----------------------------------------------------------------------------------------------------------------------------------

1          CMXII

1.1        CMXII core unit                                               1         ********    ********      *******        *******
1.2        Port Unit 2Mbit                                               4         ********    ********      *******        *******
1.3        Port Unit SISA                                                1         ********    ********      *******        *******
-------------------------------------------------------------------------------------------------------    ---------    -----------
           TOTAL CMXII                                                                         ********                    ********
           -----------                                                                       ----------                    --------

1.4a       option : expansion with V5 FR card for V5 signalling                    ********                 ********
1.4b       option : V5.2 license fee per configured 64kbps line                    ********

2          SISA - GKE
2.1        SISA - GKE                                                    1         ********    ********      *******        *******

3          OPTIONAL RACK EQUIPMENT FOR CMXII / SISA-GKE
3.1        Terminal Panel for Rack (ETSI) with QD2 distr. modul                    ********                 ********
3.2        Fuse panel (for 6 circuit breaker) for Terminal Panel                   ********                 ********
3.3        Circuit Breaker 4A for Fuse Panel                                       ********                 ********

4          ASA 32
4.1        SISA - ASA 32                                                 1         ********    ********      *******        *******

5          OPTIONAL RACK EQUIPMENT FOR ASA 32
5.1        Infrastructure unit / BW7R housing with                                 ********                 ********
           installation kit

6.         MM-G.703-X.21-DC                                              1         ********   *********
           For the MM-G.703-X.21-DC the following VOLUME DISCOUNT
           applies: purchase quantity > = 10 a discount of ** on
           the list price purchase quantity > = 100 a discount of
           ** on the list price

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                     European Agreement
                                         Appendix 2
                                    Prices and Discounts

                                       38 of 49

                                      European Agreement
                                          Appendix 2
                                     Prices and Discounts


3.11 NETWORK MANAGEMENT SYSTEM

                                                                                                             BASE         PER TS
ITEM                                                                               PRICE (EURO)    QTY    PRICE * QTY   PRICE * QTY
-----------------------------------------------------------------------------------------------------------------------------------
ACI MANAGEMENT
BASIC EQUIPMENT (UPTO 5000 SUBSCRIBERS)
PC High-End Server incl. Systemsoftware (1 Server for Operation, 1 for Standby)      *********      2    *************
PC Client incl. Systemsoftware (8 Clients for Operation, 1 for Standby)               ********      9    *************
LCT incl.Systemsoftware (Notebooks)                                                   ********      4    *************

Software License Single/Multi-User Client, English                                      ******      9     ************
Software & License Single/Multi-User Server V5.1 for FL, FMXII, PDH, SRAL, English    ********      2    *************
Interface Alarming (all equipment)                                                    ********      1     ************
Software & License LCT V5.1 for FL, FMXII, PDH, SRAL, English                         ********      4    *************
Documentation V5.1 , English                                                            ******                ********

Sum ACI Management                                                                                      **************

LICENCE PER TS
License Alarming (Assumption: 8 Subscriber per TS)                                        ****      8                     ********
License FASTlink (per subs.)                                                              ****      8                    *********

Sum Licence per TS                                                                                                       *********



-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts

                                                                                                            BASE          PER TS
ITEM                                                                              PRICE (EURO)     QTY    PRICE * QTY   PRICE * QTY
-----------------------------------------------------------------------------------------------------------------------------------
BASIC EQUIPMENT (UP TO 5000 SUBSCRIBERS)
WALKAIR MANAGEMENT
PC Client incl. Systemsoftware                                                      ********        3    ************
SUN Ultra 10 Modell 333 incl. Solaris                                               ********        1    ************
HP OpenView HPOV 6.x Entry Version (250) Solaris                                    ********        1    ************
HP OpenView HPOV fur Windows 95                                                     ********        3    ************
Total Walkair Management                                                                                *************

LICENCE PER TS
WALKnet application license                                                           ******        1                    **********

UMBRELLA MANAGEMENT - INMS, BASIC EQUIPMENT (UP TO 5000 SUBSCRIBERS)
SUN Ultra 60 Modell 2360 incl. Solaris                                             *********        1   *************
SUN Ultra 10 Modell 333 incl. Solaris                                               ********        4   *************
HP OpenView HPOV 6.x Entry Version (250) Solaris                                    ********        1    ************
INMS-Base-Licence                                                                  *********        1   *************
Service Package incl. planning, INMS-installation, Consulting, Putting into O peration, common design of acceptance test specification, support of putting
into operation                                                                     *********        1   *************
SUM UMBRELLA MANAGEMENT - INMS                                                                         **************

LICENCE PER TS
INMS Connection Licence per WalkAir TS-BU and ONU                                     ******        1                    **********

NETWORK MANAGEMENT BASE - EQUIPMENT: (EURO)                                                            **************

PRICE PER TERMINAL STATION FOR ALL OFFERED LICENCES : (EURO)                                                             **********


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts

                                     European Agreement
                                         Appendix 2
                                    Prices and Discounts


4        LIST PRICES - SERVICES

  This Section of Appendix 2 sets forth the pricing of Services.

4.1 PROJECT MANAGEMENT

  A total customer lump sum fee of *********************************************
  for the project management services over four (4) years applies. This lump sum fee is already deducted by the *************** as set forth in Section 2.2.3 of this Appendix 2.

  The yearly project management fee amounts to **************
********************************.

  An additional total amount of ***************************** applies in case the Contractor performs 25 (twenty-five) installations at the Contractor's regional premises of the Purchaser's core database management system RDMS as described in Appendix 4, section Project Management.

4.2 HANDLING FEE ON CIVIL WORKS (BUILD COORDINATION)

  A handling fee for build coordination service of *********
  ********************* shall apply on the civil works of standard BS sites which are set out in Appendix 4. For all BS sites exceeding the standard civil work layout as set out in Appendix 4 the Purchaser shall reimburse the incurred costs for build coordination.

  NOTE: The standard civil work layout is not agreed and subject to negotiation

4.4 TRAINING

  All training prices are exclusive of travel expenses.

  The Purchaser shall reimburse the trainer's documented travel expenses (economy) in case the training is conducted at the Purchaser's premise.

---------------------------------------------------------------------------------------------------------------------------
  DESCRIPTION                                              CUSTOMER PRICE IN    BASIS
                                                           EUR
---------------------------------------------------------------------------------------------------------------------------
  Training courses at the Contractor's training centres    ******               per day and participant
---------------------------------------------------------------------------------------------------------------------------
  Onsite Training at Purchaser's premises                  ********             per trainer and day (exclusiv travel
                                                                                expenses)
---------------------------------------------------------------------------------------------------------------------------

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts


---------------------------------------------------------------------------------------------------------------------------
  Preparation for onsite training at the Purchaser's       ********             per day of trainer's preparation at
  premises if necessary (configuration of Purchaser's                           Purchaser's premises
  equipment)
---------------------------------------------------------------------------------------------------------------------------



4.5 SURCHARGE NON- WORKING HOURS

  All indicated Service prices assume the Service to be performed during standard working hours.

  The Contractor's standard working hours are during Working Days (Monday to Friday) from 8:00 to 16:00 CET.

  In case Services outside these standard working hours are requested a general surcharge of **** shall be applicable on the indicated customer price of the related Service.

4.6 SITE VISIT

  For installations subsequent to the initial installation for instance in case of subsequent upgrades the following lump sum shall apply:

                                 DESCRIPTION                                            PRICE

Equipment zusammenstellen; Anfahrt; Abfahrt; Entsorgung Verpackungsmaterial            **********


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                  European Agreement
                                                       Appendix 2
                                                  Prices and Discounts

4.7 TURNKEY SERVICES

4.7.1    TURNKEY SERVICES BASE STATION - BS

  This section of Appendix 2 indicates the Turnkey Service prices applicable to the base station System.

            PRICELIST BS TURNKEY SERVICES                       LIST PRICE    LIST PRICE  DISCOUNT  CUSTOMER   CUSTOMER   TOTAL
                                                                SECTOR IN     BS IN EUR             PRICE PER  PRICE PER  CUSTOMER
                                                                EUR                                 SECTOR IN  BS IN EUR  PRICE IN
                                                                                                    EUR                   EUR
-----------------------------------------------------------------------------------------------------------------------------------
            assumed number of sectors per base station                        4                     4

  1.        Planning Wireless Local Loop

            Define customer service requirements and capacity

            - raw data                                          ***
            - demand analysis                                   *****

  1.1.      Radio Planning includes following bullets           *****         *****       ***       *****       *****      *****
            (included Travel Time and based on 70% low
            - 20% medium - 10% low density areas)
            - initial radio planning                            see detailed Annex
            - initial site search                               see detailed Annex
            - confirm site with FMDC                            see detailed Annex
            - detail radio planning                             see detailed Annex
            - path calculations                                 see detailed Annex
            - parameter engineering                             see detailed Annex
            - frequency planning                                see detailed Annex
            - database creation and support                     see detailed Annex
            - LOS 360 out of tool                               included

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                  European Agreement
                                                       Appendix 2
                                                  Prices and Discounts

            PRICELIST BS TURNKEY SERVICES                               LIST      LIST   DISCOUNT   CUSTOMER    CUSTOMER    TOTAL
                                                                        PRICE     PRICE              PRICE PER  PRICE PER  CUSTOMER
                                                                      SECTOR IN    BS               SECTOR IN    BS IN     PRICE IN
                                                                         EUR     IN EUR                EUR        EUR        EUR
-----------------------------------------------------------------------------------------------------------------------------------
  1.2. LOS on site                                                                  *****       ***         n.a    ***       ***
        - 360DEG. LOS
        - travelling included

  1.3. Micro wave links per hop                                                     *****       ***         n.a    *****

  2.   Site Acquisition                                                             *****                   n.a    *****     *****

  3.   Site survey (Site visit with Civil works to define
       requirements)                                                                *****       ***         n.a    *****     *****
        - define telecommunications equipment requirements,
          container or rack                                                incl
        - power supply definintion and requirements, dedicated supply      incl
        - define environmental requirements, container or rack
          space a.c.                                                       incl
        - transmission system e.g MW, LL and associated cable runs,        incl
          presentations
        - mounting structures, poles, frames, cableways                    incl

  4.   Civil works

       please refer to Appendix 4, section 4d, Site Design and Civil Works


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                  European Agreement
                                                       Appendix 2
                                                  Prices and Discounts


            PRICELIST BS TURNKEY SERVICES                       LIST PRICE    LIST PRICE  DISCOUNT  CUSTOMER   CUSTOMER   TOTAL
                                                                SECTOR IN     BS IN EUR             PRICE PER  PRICE PER  CUSTOMER
                                                                EUR                                 SECTOR IN  BS IN EUR  PRICE IN
                                                                                                    EUR                   EUR
-----------------------------------------------------------------------------------------------------------------------------------
  5.        BS Installation

            (assumes all CW is complete; assumesNon Protected per Sector 90DEG.a` 4 BS-BU) including

  5.1.      Work preparation, clearance                          ***        *****         ***        ***        *****      *****
             - equipment delivery
             - unpack & check inventory
             - site clearance

  5.2.      Hardware Installation                                ***        *****         ***        ***        *****      *****
             - inter-chassis cabling
             - card / module installation
             - power up racks / IDU
             - transmission equipment

  5.3.      IDU-ODU cabling & connectorising
             - coax cable 1/4" as required

             - installation/connectorisation of coax cable

  5.3.1.    up to 50 m; including                                ***        *****         ***        ***        *****      *****
             -  ground connector set
            cable clamps
            connectors
            mixed calculation

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                  European Agreement
                                                       Appendix 2
                                                  Prices and Discounts

            PRICELIST BS TURNKEY SERVICES                       LIST PRICE    LIST PRICE  DISCOUNT  CUSTOMER   CUSTOMER   TOTAL
                                                                SECTOR IN     BS IN EUR             PRICE PER  PRICE PER  CUSTOMER
                                                                EUR                                 SECTOR IN  BS IN EUR  PRICE IN
                                                                                                    EUR                   EUR
-----------------------------------------------------------------------------------------------------------------------------------
  5.3.2.    50 to 100 m                                         *****         *****         ***       *****      *****
             -  ground connector set
            cable clamps

            connectors
            mixed calculation

  5.3.3.    100 to 150 m                                        *****         *****         ***       *****      *****
             ground connector set
            cable clamps

            connectors
            mixed calculation

  5.4.      Installation ODU / Antenna                            ***           ***         ***         ***        ***        ***

  5.5.      Functional testing HW / SW                          *****         *****         ***       *****      *****      *****
            (in station)
             - sector field test

             - completion of all documentation, test results
             - stand alone; ready for service status message

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                  European Agreement
                                                       Appendix 2
                                                  Prices and Discounts


            PRICELIST BS TURNKEY SERVICES                       LIST PRICE    LIST PRICE  DISCOUNT  CUSTOMER   CUSTOMER   TOTAL
                                                                SECTOR IN     BS IN EUR             PRICE PER  PRICE PER  CUSTOMER
                                                                EUR                                 SECTOR IN  BS IN EUR  PRICE IN
                                                                                                    EUR                   EUR
-----------------------------------------------------------------------------------------------------------------------------------
  5.6.      Expansion RFU-Antenna cable                           ***         ***          ***      ***        ***
             - installation
             - 3 m cable

  6.        Commissioning                                                                           n.a.        **           **
            assumes cusomer is ready to take delivery of service
             - delivery of documentation and test results                     ***          ***

  7.        acceptance

            - mutual visit from FMC/Siemens for acceptance                  *****          ***      n.a.     *****        *****

            TOTAL                                                                                                        ******



-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                  European Agreement
                                                       Appendix 2
                                                  Prices and Discounts




  4.7.2 TURNKEY SERVICES - TERMINAL STATION TS
            PRICELIST TS TURNKEY SERVICES                                             LIST PRICE    DISCOUNT  CUSTOMER      TOTAL
                                                                                      PER CPE IN               PRICE      CUSTOMER
                                                                                      EUR                     ER CPE IN    PRICE IN
                                                                                                                EUR           EUR
-----------------------------------------------------------------------------------------------------------------------------------

  1.        Installation CP (assumes all CW is complete)

            exluding CW and Infrastucture (cable runways;
            power supply;racks/cabinets;...)

  1.1.      CPE planning

             - LOS out of tool                                                           **            ***      **
             - LOS onsite including travel                                               ***           ***      ***
            Sum planning CPE LOS (weighted)                                                            ***                    ***

  1.2.      Work preparation, site clearance                                             ***           ***      ***           ***
             - equipment delivery
             - unpack & check inventory
             - site clearance

  1.3.      Hardware installation IDU or cabinet                                         ***           ***      ***           ***
             - power up equipment

  1.4.      IDU-ODU cabling & connectorising                                             ***           ***      ***           ***
             - including 40 m cable

  1.5.      ODU / Antenna Installation                                                   ***           ***      ***           ***
             - alignment of CP antenna

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                  European Agreement
                                                       Appendix 2
                                                  Prices and Discounts

  4.7.2 TURNKEY SERVICES - TERMINAL STATION TS
            PRICELIST TS TURNKEY SERVICES


            PRICELIST TS TURNKEY SERVICES                                                 LIST PRICE    DISCOUNT CUSTOMER   TOTAL
                                                                                          PER CPE IN              PRICE    CUSTOMER
                                                                                            EUR                  PER CPE   PRICE IN
                                                                                                                  IN EUR        EUR
-----------------------------------------------------------------------------------------------------------------------------------
  1.6.      Functional in-station HW / SW testing                                            **            ***      ***       ***
             - completion of all documentation, test results

  2.        Commissioning (assumes customer is ready to take delivery of service)            **            ***      ***       ***
            customer is ready to take delivery of service
             - OMC based network integration of CPE

  3.        Acceptance                                                                       **            ***      ***       ***
            - flat rate per CPE
            assumes visiting of 2% of installed CPE's with FMC

-----------------------------------------------------------------------------------------------------------------------------------
            TOTAL PER CPE [EURO]                                                                                            *****

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                  European Agreement
                                                       Appendix 2
                                                  Prices and Discounts


4.8 DETAILED I&C - ONU EQUIPMENT

                     ONU PART / INSTALLATION & COMISSIONING
       TERMINALSTATION SERVICES 3,5 GHZ / TERMINALSTATION SERVICES 26 GHZ

                                                                         I&C PER UNIT IN
                                                             QUANTITY          EURO          TOTAL I&C                 DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------------------
ONU 30 CONSISTING OF                                             1                     ***             ***     ONU 30 core
 - i/f 10 POTS                                                   1                      **              **     Linecard 10x POTS
 - i/f 4 BR-ISDN                                                 2                      **             ***     Linecard 4x Uk0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                  ***

ONU 120 CONSISTING OF                                            1                   *****           *****     ONU 120 core
 - i/f 10 POTS                                                   1                      **              **     Linecard 10x POTS
 - i/f 4 BR-ISDN                                                 3                      **             ***     Linecard 4x Uk0
 - i/f V.35 (64 kbps LL)                                         1                      **              **     Linecard 2x nx64k
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                *****

ONU 120 CONSISTING OF                                            1                   *****           *****     ONU 120 core
 - i/f 4 BR-ISDN                                                 4                      **             ***     Linecard 4x Uk0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                *****

ONU 30 CONSISTING OF                                             1                     ***             ***     ONU 30 core
 - i/f BR-ISDN                                                   3                      **             ***     Linecard 4x Uk0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                  ***

ONU 20 CONSISTING OF                                             1                     ***             ***     ONU 20 core
 - i/f 4 BR-ISDN                                                 2                      **             ***     Linecard 4x Uk0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                  ***


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 2
                              Prices and Discounts




4.9 I&C - UPGRADE BS-BU

  This section of Appendix 2 indicates the list prices installation, commissioning, integration and acceptance (I&C) by a BS-BU unit either 3,5GHz or 26GHz, which forms part of the base station BS subsequent and separately to the initial BS installation.

                                      I&C - BS-BU EXTENSION

                               DESCRIPTION                              I&C

Einbau Basic Unit 26 GHz oder 3, 5 GHz                                       ***** ***
Einbau der Sicherung, SV Kabel und Erdung                                    ***** ***
Cable IF-Mux - BU                                                            ***** ***
Verlegung und Abschlussder 2/ Mbit Leitung bis 10 m                          ***** ***
Beschriftung der Komponenten und am DDF                                      ***** ***
                                                                        ---------------
                                                                            ****** ***
                                                                        ===============




4.10 DE-INSTALLATION AND DISPOSAL

  In case of de-installation Services *** of the respective installation Service price shall apply.

  For the disposal of the equipment a maximum of *** of the respective customer price of the respective equipment shall apply, which includes transport from site to site of recycling.1

--------
1 This price is subject to negotiation and not agreed between the Parties.

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                  Appendix 3a_1
           System Feature Description for the Contractor WLL solution

           SYSTEM FEATURE DESCRIPTION FOR THE CONTRACTOR WLL SOLUTION

------------------------- -----------------------------------------------------
DOCUMENT NAME             3_Appendix 3a_1 - WLL System Feature requirements
                          document 000510
------------------------- -----------------------------------------------------
DESCRIPTION               This document as part of the European Agreement
                          between Purchaser and Contractor lists relevant
                          features of the WALKair system.
------------------------- -----------------------------------------------------




                                                                         1 of 11

                               European Agreement
                                  Appendix 3a_1
           System Feature Description for the Contractor WLL solution


--------------------------------------------------------------------------------------------------------------------------------
          NO.    FEATURE                                                                 AVAILABLE AVAILABLE AVAILABLE AVAILABLE
                                                                                           IN V3     IN V4     IN V5     IN V6
--------------------------------------------------------------------------------------------------------------------------------
General
--------------------------------------------------------------------------------------------------------------------------------
1                GENERAL SYSTEM FEATURES
--------------------------------------------------------------------------------------------------------------------------------
1.1              TRAFFIC INTERFACES
--------------------------------------------------------------------------------------------------------------------------------
          1.     V5.1 compatible interface to Purchaser's voice switch
--------------------------------------------------------------------------------------------------------------------------------
          2.     V5.2 compatible interface to Purchaser's voice switch
--------------------------------------------------------------------------------------------------------------------------------
          3.     It is possible to monitor the incoming G.704 frame as an option                                 X
                                                                                                               E1 PM
--------------------------------------------------------------------------------------------------------------------------------
          4.     The E1 traffic needs not be framed acc. to G.704.                        X
                 WALKair provides unframed G.703 as well as framed G.704
--------------------------------------------------------------------------------------------------------------------------------
          5.     The output jitter at the X.21 and G.703 interface does not               X
                 exceed the limits as specified in ITU-T G.823.
--------------------------------------------------------------------------------------------------------------------------------
          6. Internal interface card for four ISDN BRA line within the TS
--------------------------------------------------------------------------------------------------------------------------------
          7.     FR is represented at a X.21/V.35 port at TS and BS-BU                               X
--------------------------------------------------------------------------------------------------------------------------------
          8.     Each X.21/V.35 port at the BS-BU can deliver several FR streams                     X
                 from different TS, containing several DLCIs each (up to 600
                 DLCIs per BS-BU)
--------------------------------------------------------------------------------------------------------------------------------
          9.     Each FR E1 port at the BS-BU can deliver several FR streams                                     X
                 from different TS, containing several DLCIs each (up to 600
                 DLCIs per BS-BU )
--------------------------------------------------------------------------------------------------------------------------------
          10.    The FR port at the terminal supports up to 30 simulateneous DLCIs                    X
--------------------------------------------------------------------------------------------------------------------------------
          11.    X21/V35, E1, physical equipment interface is a female DB-25              X
                 connector.  X21/V35 - female DB-25                                      E1-
                 E1 - RJ45                                                              RJ45
--------------------------------------------------------------------------------------------------------------------------------
          12.    FR is represented at a X.21/V.35 or at E1 port at the BS-BU                          X      X
                                                                                                   V35/X     E1
                                                                                                     21
--------------------------------------------------------------------------------------------------------------------------------
          13.    The TS includes FRAD functionality within the X.21/V.35 port                         X
                 Not Including routing functionality. The interface supplies standard FR UNI interface.
--------------------------------------------------------------------------------------------------------------------------------
          14.    TS to BS-BU IP traffic of up to 2 Mbit/s data rate is FR                             X           X
                 encapsulated acc to RFC 1490. The frame relay packets are sent                      vi a      built-in
                 towards the FR network via FR DLCI , according to the                              extern
                 attributes assigned in the configuration. BS-BU to TS IP                           al tiny
                 traffic encapsulated in FR packets are translated to Ethernet                      router
                 packets using address resolution which translates the
                 destination IP address to router LAN MAC address.
                 Some setting have to be configured such as min/max bandwith etc.

--------------------------------------------------------------------------------------------------------------------------------

          15.    The Walkair system provides an external router to provide IP                         X
                 bandwidth of up to 2 Mbit/s bandwidth using standard IETF
                 encapsulation (RFC 1490).

--------------------------------------------------------------------------------------------------------------------------------
          16.    The Walkair system itself provides an 10baseT port for IP
                 traffic using standard |X| IETF encapsulation (RFC 1490) for FR                                  X
--------------------------------------------------------------------------------------------------------------------------------
          17.    The link transmission delay in case of non shared media for E1,          X
                 fractional E1 and X.21/V.35 traffic and V5.2 concentrated
                 voice without committed bandwidth is
                 - downstream less than 1ms
                 - upstream less than 11ms
                 - round trip less than 12ms
--------------------------------------------------------------------------------------------------------------------------------



                                                                         2 of 11

                               European Agreement
                                  Appendix 3a_1
           System Feature Description for the Contractor WLL solution


--------------------------------------------------------------------------------------------------------------------------------
          18.    Link transmission delay in case of shared media at 60% loaded TS/BS-BU               X
                 capacity for X.21/V.35 FR port is
                 -        downstream less than 15ms
                 -        upstream delay less than 25ms
                 -        round trip delay less than 40ms.
                 Note: the above numbers are estimated, since the feature was not released yet.
--------------------------------------------------------------------------------------------------------------------------------
          19.    Each TS IDU has up to 3 interfaces, possible interface combinations as follows:
                 0        1 E1 G.703, 120ohms,                                               X
                 1        2xE1 G.703, 120ohms                                                X
                 2        3xE1, G.703, 120ohms,                                              X
                 3        1xE1 G.703, 120ohms + 1xV.35/X.21,                                 X
                 4        1xV.35/X.21                                                        X
                 5        1xE1 G.703, 120ohms+ 1xV.35/X.21 (FR),                                      X
                 6        1xV.35/X.21 (FR)                                                            X
                 7        1x10BaseT                                                                   X *       X
                 8        1xE1 G.703, 120ohms,+ 1x10BaseT                                             X *       X
                          total maximum transmission capacity per BS-BU=                     X
                          64 x 64 kbit/s = 4096 kbit/s
                 * via external Tiny Router
--------------------------------------------------------------------------------------------------------------------------------
          20.    All connectors can be accessed from the front Except for                             X
                 power & grounding, and external clock
--------------------------------------------------------------------------------------------------------------------------------
          21.    The V.35/X.21 can be configured as DCE and DTE using external               X
                 cable adapter f or DTE mode. Timing signals for DCE mode
                 are generated internally
--------------------------------------------------------------------------------------------------------------------------------
          22.    The selection between X.21 or V.35 can be done by software of               X
                 the management system Walknet
--------------------------------------------------------------------------------------------------------------------------------
          23.    X.21 clear channel at the terminal station can be presented at              X
                 the E1 port of the BS-BU
--------------------------------------------------------------------------------------------------------------------------------
          24.    A combiner allows the delivery of more than 2 x E1s of capacity to a single site through single outdoor unit.
                 The combiner will reduce the link budget by less than 5dB.
                 Note: the above number is estimated, since the feature was not released yet. Delivery will be 6 month after Purchaser's
                 commitment of at least 200 such units.
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
1.2              DYNAMIC BANDWIDTH ALLOCATION
--------------------------------------------------------------------------------------------------------------------------------
          25.    The system provides dynamic bandwidth allocation for voice                  X
                 (individual ISDN and POTS lines) by concentration of voice calls within one BS-BU. The voice channels are presented at the base station via V5.2 interface. The signalling channel is transmitted over the embedded operational channel of WALKair.
                 No additional air channel assignment for signalling information is needed. The information elements of the signalling data are transparently transferred to the relevant port.
--------------------------------------------------------------------------------------------------------------------------------
          26.    Each BS-BU can be configured with one V5.2 interface only, with             X
                 up to 3 E1 links  and the C-channel in slot 16 only.
--------------------------------------------------------------------------------------------------------------------------------
          27.    The V5.2/V5.1 configuration can be configured online and                    X
                 re-configured via the network management
--------------------------------------------------------------------------------------------------------------------------------
          28.    The Walkair system handles WLL specific situation "loss of                  X
                 air-link" with the shut down and re-establishment of the
                 link
--------------------------------------------------------------------------------------------------------------------------------
          29.    A blocked air-interface is handled by the V5.2 protocol with a              X
                 normal trunk blocking procedure
--------------------------------------------------------------------------------------------------------------------------------




                                                                         3 of 11

                               European Agreement
                                  Appendix 3a_1
           System Feature Description for the Contractor WLL solution


--------------------------------------------------------------------------------------------------------------------------------
          30.    The system provides dynamic bandwidth allocation for voice by               X
                 concentration of voice calls at each BS-BU from V5.1 ports at those TS which are connected with this BS-BU.
--------------------------------------------------------------------------------------------------------------------------------
          31.    Fractional E1 V5.1 can be configured at the TS, so that the                          X
                 remaining TS capacity can be assigned to other ports
--------------------------------------------------------------------------------------------------------------------------------
          32.    Configurable separate QoS parameters for voice traffic                               X
                 (individual POTS and ISDN ports) and FR per customer TS
                 -        Minimum committed bandwidth
                 -        Maximum usable bandwidth
--------------------------------------------------------------------------------------------------------------------------------
          33.    The system provides dynamic bandwidth allocation for frame                           X
                 relay traffic according the requested bandwidth during the connection.
--------------------------------------------------------------------------------------------------------------------------------
          34.    Bandwidth within a BS-BU that is assigned to a specific TS                           X
                 (even the committed bandwidth) and is not used can be used by other TSs. The committed bandwidth will be released on 5 ms boundary if demand from the relevant TS occurs.
--------------------------------------------------------------------------------------------------------------------------------

          35.    The adaptation of the air-interface capacity is done within                          X
                 less than 100ms
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
2                AIR-INTERFACE
--------------------------------------------------------------------------------------------------------------------------------
2.1              GENERAL
--------------------------------------------------------------------------------------------------------------------------------
          36.    The air interface modulation is on the uplink is 64 QAM with                X
                 convolutional coding rate 2/3
--------------------------------------------------------------------------------------------------------------------------------
          37.    The air interface modulation is on the downlink is 64 QAM with              X
                 convolutional coding rate 2/3
--------------------------------------------------------------------------------------------------------------------------------
          38.    The spectral efficiency is 2.5bit/sec/Hz                                    X
--------------------------------------------------------------------------------------------------------------------------------
          39.    Used bandwidth per carrier in the uplink is 1.75 MHz                        X
--------------------------------------------------------------------------------------------------------------------------------
          40.    Used bandwidth per carrier in the downlink is 1.75 MHz                      X
--------------------------------------------------------------------------------------------------------------------------------
          41.    Used bandwidth per carrier in the uplink is 14 MHz                                                        X
                 New system hardware required
--------------------------------------------------------------------------------------------------------------------------------
          42.    Used bandwidth per carrier in the downlink is 14 MHz                                                     X
                 New system hardware required
--------------------------------------------------------------------------------------------------------------------------------
          43.    Available netto capacity per carrier (1,75MHz) in the uplink is 4 Mbit/s    X
--------------------------------------------------------------------------------------------------------------------------------
          44. Available netto capacity per carrier (1,75 MHz) in the downlink is 4 Mbit/s    X
--------------------------------------------------------------------------------------------------------------------------------
          45.    Available net capacity per carrier (14 MHz) in the uplink is 34 Mbit/s                                   X
                 New system hardware required
--------------------------------------------------------------------------------------------------------------------------------
          46.    Available netto capacity per carrier (14 MHz) in the downlink is 34 Mbit/s                               X
                 New system hardware required
--------------------------------------------------------------------------------------------------------------------------------
          47.    Number of 1,75 MHz carriers per 28(14) MHz frequency band in the uplink     X
                 is 16(8)
--------------------------------------------------------------------------------------------------------------------------------
          48.    Number of 1,75 MHz carriers per 28(14) MHz frequency band in the downlink   X
                 is 16(8)
--------------------------------------------------------------------------------------------------------------------------------
          49.    Number of 14 MHz carriers per 28(14) MHz frequency band in the uplink is                                 X
                 2(1) New system hardware required
--------------------------------------------------------------------------------------------------------------------------------
          50.    Number of 14 MHz carriers per 28(14) MHz frequency band in the downlink                                  X
                 is 2(1) New system hardware required
--------------------------------------------------------------------------------------------------------------------------------
          51.    The air interface uses a TDMA frame of 5 ms providing up to 64 channels     X
                 a 64 kbit/s throughput + signalling and management overhead
--------------------------------------------------------------------------------------------------------------------------------
          52.    C/I optimisation is done by TX power adjustment and antenna                 X
                 tilt in base station, based on pre-defined network planning results and RTPC in TS.
--------------------------------------------------------------------------------------------------------------------------------



                                                                         4 of 11

                               European Agreement
                                  Appendix 3a_1
           System Feature Description for the Contractor WLL solution


--------------------------------------------------------------------------------------------------------------------------------
          53.    The system provides RTPC (Receive and transmit power control)               X
                 in the TS based on adaptive equaliser and modem algorithms to              RTPC
                 reduce interference.                                                        TS
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
2.2              26 GHz SYSTEM RADIO PERFORMANCE
--------------------------------------------------------------------------------------------------------------------------------
          54.    The radio performance and capacity does not declines if all                 X
                 carriers of the available spectrum are used in one sector as                                   X
                 follows:
                 up to 6 carriers
                 up to 16 carriers
--------------------------------------------------------------------------------------------------------------------------------
          55.    Minimum receive level for BER 10-3 is -88dBm                                X
--------------------------------------------------------------------------------------------------------------------------------
          56.    Minimum receive level for BER 10-6 is -87 dBm                               X
--------------------------------------------------------------------------------------------------------------------------------
          57.    Minimum receive level for BER 10-9 -85 dBm                                  X
--------------------------------------------------------------------------------------------------------------------------------
          58.    C/I for BER 10-3 is 18 dB                                                   X
--------------------------------------------------------------------------------------------------------------------------------
          59.    C/I for BER 10-6 is 19 dB                                                   X
--------------------------------------------------------------------------------------------------------------------------------
          60.    C/I for BER 10-9 is 21 dB                                                   X
--------------------------------------------------------------------------------------------------------------------------------
          61.    Max transmit power at base station and terminal is 24dBm                    X
--------------------------------------------------------------------------------------------------------------------------------
          62.    Committed range for BER=10-9, Zone H, vertical polarisation,                X
                 availability due to radio propagation effects of 99.99%, 30
                 Mbit/sector with 28 MHz standard antenna at B/S (90 degree) and
                 TS is 4.1 3 km. 3.9 km can be reached using the high gain
                 antenna at TS. For more details see availability statement below.
--------------------------------------------------------------------------------------------------------------------------------
          63.    Range for BER=10-9, Zone H, vertical polarisation, availability of         X
                 99.99%, 30 Mbit/sector with 28 MHz  45 degree antenna at BS  and standard antenna at TS is 3.5 km. 4.5 km can be reached using high gain antenna. For more details, see availability statements below.
--------------------------------------------------------------------------------------------------------------------------------
          64.    The radio performance declines approximately 0.5 dB up to 55               X
                 degrees Celsius. Complies with ETSI 300 019 class T4.1
                 standard.
--------------------------------------------------------------------------------------------------------------------------------
          65.    As standalone base station with 28MHz allocation( 16 carriers):            X
                 4 sectors, Vertical, reuse 2, =>
                 2(reuse)*16(carriers)*4(Mbps) = 128Mbps 4 sectors, H+V, reuse
                 2, => 2(reuse)*16(carriers)*4(Mbps) = 128Mbps 8 sectors, H+V, reuse 4, => 4(reuse)*16(carriers)*4(Mbps) = 256Mbps
--------------------------------------------------------------------------------------------------------------------------------
          66.    Deleted                                                                     X
--------------------------------------------------------------------------------------------------------------------------------
2.3              3.5 GHz SYSTEM RADIO PERFORMANCE
--------------------------------------------------------------------------------------------------------------------------------
          67.    The radio performance and capacity does not declines if all                 X
                 carriers of the available spectrum are used in one sector
--------------------------------------------------------------------------------------------------------------------------------
          68.    Minimum receive level for BER 10-3 is -90 dBm                               X
--------------------------------------------------------------------------------------------------------------------------------
          69.    Minimum receive level for BER 10-6 is -89 dBm                               X
--------------------------------------------------------------------------------------------------------------------------------
          70.    Minimum receive level for BER 10-9 is -87 dBm                               X
--------------------------------------------------------------------------------------------------------------------------------
          71.    C/I for BER 10-3 is 18 dB                                                   X
--------------------------------------------------------------------------------------------------------------------------------
          72.    C/I for BER 10-6 is 19 dB                                                   X
--------------------------------------------------------------------------------------------------------------------------------
          73.    C/I for BER 10-9 is 21 dB                                                   X
--------------------------------------------------------------------------------------------------------------------------------
          74.    Max transmit power at the base station is 27 dBm and at the                 X
                 terminal is 18 dBm
--------------------------------------------------------------------------------------------------------------------------------
          75.    Range for BER=10-9, Zone H, availability of 99.99%,15                       X
                 Mbit/sector with 14 MHz standard antenna at BS (90 degree)                10 km
                 and TS is 10 km
--------------------------------------------------------------------------------------------------------------------------------
          76.    Range for BER=10-9, Zone H, availability of 99.99%, 15
                 Mbit/sector with 14 MHz 60 degree antenna at BS (90) and                    X
                 standard antenna at TS is 10 km                                           10 km
--------------------------------------------------------------------------------------------------------------------------------
          77.    As standalone base station with 14MHz allocation( 8 carries):               X
                 4 sectors, Vertical, reuse 2, => 2(reuse)*8(carriers)*4(Mbps) = 64Mbps
                 4 sectors, H+V, reuse 2, => 2(reuse)*8(carriers)*4(Mbps) = 64Mbps
                 6 sectors, Vertical, reuse 2, => 2(reuse)*8(carriers)*4(Mbps) = 64Mbps
                 8 sectors, H+V, reuse 4, => 4(reuse)*8(carriers)*4(Mbps) = 128Mbps
--------------------------------------------------------------------------------------------------------------------------------
          78.    Deleted.
--------------------------------------------------------------------------------------------------------------------------------



                                                                         5 of 11

                               European Agreement
                                  Appendix 3a_1
           System Feature Description for the Contractor WLL solution



--------------------------------------------------------------------------------------------------------------------------------
3                TS (TERMINAL STATION) CHARACTERISTIC
--------------------------------------------------------------------------------------------------------------------------------
3.1              GENERAL
--------------------------------------------------------------------------------------------------------------------------------
          79.    The TS consist of the TS-RFU and the IDU (Indoor Unit)                      X
--------------------------------------------------------------------------------------------------------------------------------
          80.    The TS-RFU is connected via one coax cable with the IDU (Indoor             X
                 Unit) using t.b.d. connectors
--------------------------------------------------------------------------------------------------------------------------------
          81.    The RFU and antenna are attached. No cable is required except for           X
                 the IF cable.
--------------------------------------------------------------------------------------------------------------------------------
          82.    The system limitation on the IF cable loss is 20 dB.                        X
--------------------------------------------------------------------------------------------------------------------------------
          83.    The TS automatically find the appropriate frequency to transmit             X
                 after turning it on
--------------------------------------------------------------------------------------------------------------------------------
          84.    The terminal automatically changes to a frequency that provide the best C/I This feature is not available
--------------------------------------------------------------------------------------------------------------------------------
3.2              TS-RFU 26 GHz
--------------------------------------------------------------------------------------------------------------------------------
          85.    The TS-RFU  includes an attached dish  antenna of 35dBi gain                X
                  and a  1 foot size
--------------------------------------------------------------------------------------------------------------------------------
          86.    The TS-RFU includes a 1 foot dish antenna of 35 dB gain. Antenna            X
                 beamwidth is 2.5 degree horizontal and vertical
--------------------------------------------------------------------------------------------------------------------------------
          87.    Additional antennae are available
--------------------------------------------------------------------------------------------------------------------------------
          88.    No. 1: 2"   feet parabolic antenna with 41 dB gain                                   X
--------------------------------------------------------------------------------------------------------------------------------
          89.    For optional antenna No 1 with size 2 feet the committed range              X
                 assuming 90 degree B/S and BER=10-9, Zone H, availability
                 due to radio propagation effects of 99.99%, 30 Mbit/sector with
                 28 MHz is 3.9 km
                 3.9 km can be reached using high gain antenna.
--------------------------------------------------------------------------------------------------------------------------------
          90.    All antennae are provided in horizontal and vertical polarisation                    X
--------------------------------------------------------------------------------------------------------------------------------
          91.    The dynamic power range of the TS-RFU varies from -30dBm to 10 dBm          X
--------------------------------------------------------------------------------------------------------------------------------
3.3              TS-RFU 3.5 GHz
--------------------------------------------------------------------------------------------------------------------------------
          92.    The TS-RFU includes and integrated flat panel antenna with 17.5             X
                 dBi and size of 25cmx25cm. Antenna beam width is 18 degree horizontal and vertical
--------------------------------------------------------------------------------------------------------------------------------
          93.    Additional antennae are not available                                       -
--------------------------------------------------------------------------------------------------------------------------------
          94.    No. 1:  t.b.d. type of antenna with min 22,5 dB gain                        -
--------------------------------------------------------------------------------------------------------------------------------
          95.    With standard antenna the range assuming 90 degree antenna at               X
                 base station and BER=10-9, Zone H, availability of 99.99%, is 10 km
--------------------------------------------------------------------------------------------------------------------------------
          96.    All antennae are provided in horizontal and vertical polarisation
--------------------------------------------------------------------------------------------------------------------------------
          97.    The dynamic power range varies from -22 dBm to 18 dBm                       X
--------------------------------------------------------------------------------------------------------------------------------
3.4              TS-COMBINER
--------------------------------------------------------------------------------------------------------------------------------
          98.    The combiner enables the combination of two IDU at one TS-RFU
                 Delivery will be 6 month after Purchaser's commitment of at least 200 such units
--------------------------------------------------------------------------------------------------------------------------------
          99.    The combiner loss is less than 5dB
                 Note: the above number is estimated, since the feature was not released yet.
--------------------------------------------------------------------------------------------------------------------------------
3.5              IDU (INDOOR UNIT)
--------------------------------------------------------------------------------------------------------------------------------
          100.   The IDU for 26 GHz and 3.5 GHz are not identical because the IF part is     -
                 different!
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
3.6              26 GHz TS MTBF
--------------------------------------------------------------------------------------------------------------------------------
          101.   Radio (ODU): 225.000 hours calculated acc. to Bellcore TR-332, Issue 5      X
--------------------------------------------------------------------------------------------------------------------------------
          102.   IDU: 180.000 hours  calculated acc. to Bellcore TR-332, Issue 5             X
--------------------------------------------------------------------------------------------------------------------------------
          103.   Combined ODU+IDU: 99.000 hours acc. to Bellcore TR-332, Issue 5             X
--------------------------------------------------------------------------------------------------------------------------------



                                                                         6 of 11

                               European Agreement
                                  Appendix 3a_1
           System Feature Description for the Contractor WLL solution


--------------------------------------------------------------------------------------------------------------------------------
          104.
--------------------------------------------------------------------------------------------------------------------------------
3.7              3,5 GHz TS MTBF
--------------------------------------------------------------------------------------------------------------------------------
          105.   Radio (ODU): 225.000 hours calculated acc. to Bellcore TR-332, Issue 5      X
--------------------------------------------------------------------------------------------------------------------------------
          106.   IDU: 180.000 hours  calculated acc. to Bellcore TR-332, Issue 5             X
--------------------------------------------------------------------------------------------------------------------------------
          107.   Combined ODU+IDU: 99.000 hours acc. to Bellcore TR-332, Issue 5             X
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
4                BASE STATION (BS)
--------------------------------------------------------------------------------------------------------------------------------
4.1              GENERAL
--------------------------------------------------------------------------------------------------------------------------------
          108.   The system provide an integrated chassis with backplane that                                               X
                 interconnects most components of a sector
                 This is part of the WALKair 3000 broadband system
--------------------------------------------------------------------------------------------------------------------------------
          109.   The system provide a modular design without a common platform               X
                 and chassis. Each sector is independent
--------------------------------------------------------------------------------------------------------------------------------
          110.   The base station consist of 4 basic building blocks: the                    X
                 antenna, the BS-RFU (base station outdoor unit), the IF-Mux
                 (intermediate frequency mux) and the BS-BU (base station basic unit). One of each is necessary to build a sector.
--------------------------------------------------------------------------------------------------------------------------------
          111.   The IF-Mux combines IF signals of 16 (8) BS-BU to be transmitted towards    X
                  a single BS-RFU
--------------------------------------------------------------------------------------------------------------------------------
          112.   The BS-RFU is connected via one coax cable with the IF-MUX using t.b.d.     X
                 connectors
--------------------------------------------------------------------------------------------------------------------------------
          113.   The cable loss of the coax cable provided (between RFU and                  X
                 antenna @ 3.5GHz) is 1/2 dB
--------------------------------------------------------------------------------------------------------------------------------
          114.   There system limitation on the IF cable loss is 20 dB.                      X
--------------------------------------------------------------------------------------------------------------------------------
          115.   The system supports BS-RFU redundancy providing a stand-by                           X
                 functionality in the IF-Mux between two connected BS-RFUs
--------------------------------------------------------------------------------------------------------------------------------
          116.   The basestation offering includes an external ATM Mux which will be                  X
                 integrated into management later.
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
4.2              BS-RFU (26 GHz)
--------------------------------------------------------------------------------------------------------------------------------
          117.   The RFU  includes an attached horn antenna                                  X
--------------------------------------------------------------------------------------------------------------------------------
          118.   The BS-RFU includes a 20cm diameter horn antenna                            X
--------------------------------------------------------------------------------------------------------------------------------
          119.   - for 90degree (15.5 dBi gain)                                              X
--------------------------------------------------------------------------------------------------------------------------------
          120.   - 60 degree                                                                 -
--------------------------------------------------------------------------------------------------------------------------------
          121.   - 45 degree (18 dBi gain)                                                   X
--------------------------------------------------------------------------------------------------------------------------------
          122.   - 30 degree (20 dBi gain ) - 4 month ARO
--------------------------------------------------------------------------------------------------------------------------------
          123.   - 15 degree                                                                 -
--------------------------------------------------------------------------------------------------------------------------------
          124.   All antennae are provided in horizontal and vertical polarisation           X      X
                                                                                         vertica Horizontal
--------------------------------------------------------------------------------------------------------------------------------
          125.   The maximum transmit power is 24 dBm, being set by power setting with       X
                 the software of the WALKnet management system
                 Maximum transmit power is set per BU-BU
--------------------------------------------------------------------------------------------------------------------------------


                                                                         7 of 11

                               European Agreement
                                  Appendix 3a_1
           System Feature Description for the Contractor WLL solution

--------------------------------------------------------------------------------------------------------------------------------
          126.   Committed Range for each Sectorisation for BER=10-9, Zone H,                X
                 availability due to propagation effects of 99.99%, 30
                 Mbit/sector with 28 MHz bandwith standard TS antenna is 3.0km.
                 3.9 km can be reached using high gain antenna at TS.
--------------------------------------------------------------------------------------------------------------------------------
          127.   180 degree                                                                  -
--------------------------------------------------------------------------------------------------------------------------------
          128.   90 degree = 3.0 km. 3.9 km can be reached using high gain antenna           X      X
                                                                                                   high
                                                                                                   gain
--------------------------------------------------------------------------------------------------------------------------------
          129.   60 degree                                                                   -
--------------------------------------------------------------------------------------------------------------------------------
          130.   45 degree = 3.5 km. 4.5 km can be reached using high gain antenna           X
--------------------------------------------------------------------------------------------------------------------------------
          131.   30 degree = 3.9 km - 4 months ARO
--------------------------------------------------------------------------------------------------------------------------------
          132.   15 degree                                                                   -
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
4.3              BS-RFU (3.5 GHz)
--------------------------------------------------------------------------------------------------------------------------------
          133.   RFU and Antenna are separated                                               X
--------------------------------------------------------------------------------------------------------------------------------
          134.   The BS-RFU includes a external antenna of 40x20x5 cm                        X
--------------------------------------------------------------------------------------------------------------------------------
          135.   180 degree                                                                  -
--------------------------------------------------------------------------------------------------------------------------------
          136.   90 degree (13.5 dBi gain)                                                   X
--------------------------------------------------------------------------------------------------------------------------------
          137.   60 degree (15 dBi gain)                                                     X
--------------------------------------------------------------------------------------------------------------------------------
          138.   45 degree - 8 sectors are provided via 60 degrees antenna
--------------------------------------------------------------------------------------------------------------------------------
          139.   30 degree                                                                   -
--------------------------------------------------------------------------------------------------------------------------------
          140.   All antennae are provided in horizontal and vertical polarisation           X
--------------------------------------------------------------------------------------------------------------------------------
          141.   The maximum transmit power is 27 dBm, being set by power                    X
                 setting with the software of the WalkNet management system
                 Transmit power is set per BS-BU (carrier) with nominal 18dBm per BS-BU
--------------------------------------------------------------------------------------------------------------------------------
          142.   Predicted Range for each sectorisation for BER=10-9, Zone H,                X
                 availability of 99.99%, 15 Mbit/sector with 14 MHz bandwith standard TS antenna is 10km
--------------------------------------------------------------------------------------------------------------------------------
          143.   180 degree                                                                  -
--------------------------------------------------------------------------------------------------------------------------------
          144.   90 degree =  10 km                                                          X
--------------------------------------------------------------------------------------------------------------------------------
          145.   60 degree =10 km                                                            X
--------------------------------------------------------------------------------------------------------------------------------
          146.   45 degree - 8 sectors are provided via 60 degrees antenna
--------------------------------------------------------------------------------------------------------------------------------
          147.   30 degree                                                                   -
--------------------------------------------------------------------------------------------------------------------------------
          148.   15 degree                                                                   -
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
4.4              IF-MUX
--------------------------------------------------------------------------------------------------------------------------------



                                                                         8 of 11

                               European Agreement
                                  Appendix 3a_1
           System Feature Description for the Contractor WLL solution


--------------------------------------------------------------------------------------------------------------------------------
          149.   The IF-MUX add 16 (8) IF signals towards the BS-RFU with a loss of 10dB     X
                 (Tx) and 2dB(Rx)
--------------------------------------------------------------------------------------------------------------------------------
          150.   All connectors have access via the front panel - except for                 X
                 power and Ntype towards the RFU
--------------------------------------------------------------------------------------------------------------------------------
          151.   Each BS-BU is connected via coax Jumper cables of coax type                 X
                 with SMA connector type
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
4.5              BS-BU
--------------------------------------------------------------------------------------------------------------------------------
          152.   Each BU BS (the main base station component) needs a carrier of 1.75 MHz    X
                 providing 4 Mbit/s of user bandwidth
--------------------------------------------------------------------------------------------------------------------------------
          153.   Each BU BS can handle 16 individual TS                                      X
--------------------------------------------------------------------------------------------------------------------------------
          154.   All base station indoor components (BS BU and IFMUX) can be                 X
                 installed in ETSI or 19" racks. The numbers of racks and
                 components depend on the available bandwidth and number of sectors. With an available bandwidth of 1 x 28 MHz duplex
                 frequency WALKair can offer e.g. the following capacities:
                 4 sectors 8 carriers each :  2 ETSI racks (each 60x60x220cm) -  32 BS BU
                 (16 different carriers used )=  128 Mbit/s
                 8 sectors 8 carriers each:  4 ETSI racks  -  64 BS BU (16 different carriers used)=  256 Mbit/s
--------------------------------------------------------------------------------------------------------------------------------
          155.   Power consumption of single base station modules for 26 and 3.5 GHz is:     X
                 BS BU:  40 W (indoor)
                 IF MUX:   8 W (indoor)
                 BS RFU: 80W @3.5GHz , 50W @ 26GHz (outdoor)
                 Calculation for 2 racks with 32 BS BU and a capacity of 128 Mbit/s:
                 4 x BS RFU + 4 x IF MUX + 32 x BS BU = 1632 W @ 3.5GHz
                 4 x BS RFU + 4 x IF MUX + 32 x BS BU = 1512 W @ 26GHz
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
4.6              BASE STATION MTBF 26 GHz AND 3.5 GHz
--------------------------------------------------------------------------------------------------------------------------------
          156.   MTBF of BS comprising BS-BU, IF MUX and BS RFU is 100.000  hours acc.       X
                 to Bellcore TR-332, Issue 5
--------------------------------------------------------------------------------------------------------------------------------
          157.   BS-BU are 220.000 hours calculated acc. to Bellcore TR-332, Issue 5         X
--------------------------------------------------------------------------------------------------------------------------------
          158.   IF MUX - 1.400.000 hours calculated acc. to Bellcore TR-332, Issue 5        X
--------------------------------------------------------------------------------------------------------------------------------
          159.   BS RFU  -  220.000 hours calculated acc. to Bellcore TR-332, Issue 5        X
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------


REFERENCES TO STANDARDS

----------------------------------------------------------------------------------------------------------------------
STANDARD             STATUS     DATE    TITLE
----------------------------------------------------------------------------------------------------------------------
ITU-T G.703          Comply     04/91   Physical/Electrical characteristics of hierarchical digital interfaces
----------------------------------------------------------------------------------------------------------------------
ITU-T G.826          Comply     11/93   Error performance parameters and objectives for international constant bit rate digital paths at or above the primary rate
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
ETS 300 019          Comply     02/92   Environmental conditions and environmental tests for telecommunications equipment
                                        Part A:  introduction and terminology
                                        Part B: classification of environmental conditions
----------------------------------------------------------------------------------------------------------------------
ETS 300 253          Comply     01/95   Earthing and bonding of telecommunication equipment in telecommunication centres
----------------------------------------------------------------------------------------------------------------------



                                                                         9 of 11

                               European Agreement
                                  Appendix 3a_1
           System Feature Description for the Contractor WLL solution

----------------------------------------------------------------------------------------------------------------------
STANDARD             STATUS     DATE    TITLE
----------------------------------------------------------------------------------------------------------------------
EN 41003             Comply     1991    Particular safety requirements for equipment to be connected to telecommunication network
----------------------------------------------------------------------------------------------------------------------
EN 55022             Comply     05/95   Grenzwerte und Me(beta)verfahren fur Funkstorungen von Einrichtungen der
                                        Informationstechnik
----------------------------------------------------------------------------------------------------------------------
DIN 47295            Comply             HF-Steckverbindung 1,6/5,6: Wellenwiderstand 75 Ohm
                     with
                     optional
                     external
                     adapters
----------------------------------------------------------------------------------------------------------------------
Reg TP 321 ZV 042               4.98    Zulassungsvorschrift fur Punkt zu Multipunkt Digital-Richtfunkanlagen des
                                        festen Funkdienstes im 3,5 GHz-Bereich mit verschiedenen Zugriffsverfahren
----------------------------------------------------------------------------------------------------------------------
                                        Zulassungsvorschrift  fur Punkt zu  Multipunkt  Digital-Richtfunkanlagen  des
                                        festen Funkdienstes im 26 GHz-Bereich mit verschiedenen Zugriffsverfahren
----------------------------------------------------------------------------------------------------------------------
EN 301 021 V1.2.1               5.99    ETSI EN 301 021 V1.2.1 (1999-05) Draft, Reference: REN/TM-04062, Title:
                                        Fixed Radio Systems; Point-to-multipoint equipment; Time Division Multiple
                                        Access (TDMA); Point-to-multipoint radio systems in the range 3 GHz to 11
                                        GHz
----------------------------------------------------------------------------------------------------------------------
EN 301 213-1 V1.1.11            11.99   ETSI EN 301 213-1 V1.1.1 (1999-11), Reference: DEN/TM-04050-1, Title: Fixed
                                        Radio Systems; Point-to-multipoint equipment; Point-to-multipoint digital radio systems in frequency bands in the range 24,25 GHz to 29,5 GHz using different access methods; Part 1: Basic parameters
----------------------------------------------------------------------------------------------------------------------
EN 301 213-3 V1.1.1             1.00    ETSI EN 301 213-3 V1.1.1 (2000-01) Final draft, Reference: DEN/TM-04050-3,
                                        Title: Fixed Radio Systems; Point-to-multipoint equipment;
                                        Point-to-multipoint digital radio systems in frequency bands in the range
                                        24,25 GHz to 29,5 GHz using different access methods; Part 3: Time Division
                                        Multiple Access (TDMA) methods
----------------------------------------------------------------------------------------------------------------------
EN 301 215-1 V1.1.1             11.99   EN 301 215-1 V1.1.1 (1999-11) Final draft, Reference: DEN/TM-04057-1,
                                        Title: Fixed Radio Systems; Point to Multipoint Antennas; Antennas for
                                        point-to-multipoint fixed radio systems in the 11 GHz to 60 GHz band; Part
                                        1: General aspects
----------------------------------------------------------------------------------------------------------------------
EN 301 215-2 V1.1.1             11.99   EN 301 215-2 V1.1.1 (1999-11) Final draft, Reference: DEN/TM-04057-2,
                                        Title: Fixed Radio Systems; Point to Multipoint Antennas; Antennas for
                                        point-to-multipoint fixed radio systems in the 11 GHz to 60 GHz band; Part
                                        2: 24 GHz to 30 GHz
----------------------------------------------------------------------------------------------------------------------
EN 301 390 V1.1.1               10.99   EN 301 390 V1.1.1 (1999-10) Draft, Reference: DEN/TM-04040, Title: Fixed
                                        Radio Systems; Point-to-point and Point-to-Multipoint Systems; Spurious emissions and receiver immunity at equipment/antenna port of Digital Fixed
                                        Radio Systems
----------------------------------------------------------------------------------------------------------------------
EN 302 085 V1.1.1               11.99   EN 302 085 V1.1.1 (1999-11) Final draft, Reference: DEN/TM-04049, Title:
                                        Fixed Radio Systems; Point-to-Multipoint Antennas; Antennas for
                                        point-to-multipoint fixed radio systems in the 3 GHz to 11 GHz band
----------------------------------------------------------------------------------------------------------------------

STATEMENT ON LINK AVAILABILITY

Contractor warrants a link availability due to radio propagation effects of ****** in all planned rain zones in Germany as defined by the ITU standards in place to date for all radio links installed within the committed range of the radio system given in Table 1 and 3, below. For Information also the ranges for a typical availability due to radio propagation effects of ****** are given in Table 2 and 4. Outages due to equipment failure are not included in this statement but are subject to the separate MTBF warranty.

If circumstances occur that result in a change of climatic conditions in Germany, thereby affecting the links that have been deployed or engineered by Contractor for Purchaser, then Force Majeur shall apply
-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
                                                                        10 of 11

                               European Agreement
                                  Appendix 3a_1
           System Feature Description for the Contractor WLL solution


--------------------------------------------------------------------------------
               1.) RANGE FOR A COMMITTED RAIN AVAILABILITY OF ****** BASED ON BER THRESHOLD 10E-9

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                     STANDARD ANTENNA AT TS                              2 FEET ANTENNA AT TS
----------------------------------------------------------------------------------------------------------------------
                  RAIN ZONE E      RAIN ZONE H      RAIN ZONE K      RAIN ZONE E      RAIN ZONE H      RAIN ZONE K
----------------------------------------------------------------------------------------------------------------------
90DEG.SECTOR           3,3 km           3,0 km           2,5 km           4,2 km           3,9 km           3,2 km
----------------------------------------------------------------------------------------------------------------------
45DEG.SECTOR           3,8 km           3,5 km           2,9 km           4,8 km           4,5 km           3,6 km
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
               2.) RANGE FOR AN TYPICAL RAIN AVAILABILITY OF ****** BASED ON BER THRESHOLD 10E-9
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                     STANDARD ANTENNA AT TS                              2 FEET ANTENNA AT TS
----------------------------------------------------------------------------------------------------------------------
                  RAIN ZONE E      RAIN ZONE H      RAIN ZONE K      RAIN ZONE E      RAIN ZONE H      RAIN ZONE K
----------------------------------------------------------------------------------------------------------------------
90DEG.SECTOR           4,4 km           3,9 km           3,2 km           5,7 km           5,1 km           4,1 km
----------------------------------------------------------------------------------------------------------------------
45DEG.SECTOR            5 km            4,5 km           3,7 km           6,5 km           5,8 km           4,7 km
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               3.) RANGE FOR A COMMITTED RAIN AVAILABILITY OF ****** BASED ON BER THRESHOLD 10E-6 OR BASED ON PERFORMANCE PARAMETERS ACCORDING TO ITU-T G.826/G.827
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
                     STANDARD ANTENNA AT TS                              2 FEET ANTENNA AT TS
----------------------------------------------------------------------------------------------------------------------
                  RAIN ZONE E      RAIN ZONE H      RAIN ZONE K      RAIN ZONE E      RAIN ZONE H      RAIN ZONE K
----------------------------------------------------------------------------------------------------------------------
90DEG.SECTOR           3,7 km           3,4 km           2,8 km           4,6 km           4,3 km           3,5 km
----------------------------------------------------------------------------------------------------------------------
45DEG.SECTOR           4,2 km           3,9 km           3,2 km           5,2 km           4,8 km           3,9 km
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
               4.) RANGE FOR A TYPICAL RAIN AVAILABILITY OF ****** BASED ON BER THRESHOLD 10E-6 OR BASED ON PERFORMANCE PARAMETERS ACCORDING TO ITU-T G.826/G.827
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
                     STANDARD ANTENNA AT TS                              2 FEET ANTENNA AT TS
----------------------------------------------------------------------------------------------------------------------
                  RAIN ZONE E      RAIN ZONE H      RAIN ZONE K      RAIN ZONE E      RAIN ZONE H      RAIN ZONE K

----------------------------------------------------------------------------------------------------------------------
90DEG.SECTOR           4,8 km           4,3 km           3,6 km           6,2 km           5,5 km           4,5 km
----------------------------------------------------------------------------------------------------------------------
45DEG.SECTOR           5,3 km           4,9 km           4,0 km            7 km            6,3 km           5,1 km
----------------------------------------------------------------------------------------------------------------------

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                                        11 of 11

                               European Agreement
                                  Appendix 3a_1
           System Feature Description for the Contractor WLL solution


List of abbreviations :

---------------------------------------------------------------------------
ABBREVIATION                   CONTENT
---------------------------------------------------------------------------
TS                             WALKair terminalstation
---------------------------------------------------------------------------
BS                             WALKair basestation
---------------------------------------------------------------------------
BU                             WALKair base unit
---------------------------------------------------------------------------
RFU                            radio frequency unt
---------------------------------------------------------------------------
IDU                            WALKair indoor unit
---------------------------------------------------------------------------
ODU                            WALKair outdoor unit
---------------------------------------------------------------------------
IF                             Intermediate Frequency
---------------------------------------------------------------------------
FR                             Frame Relay
---------------------------------------------------------------------------
BER                            Bit Error Rate
---------------------------------------------------------------------------


                                                                        12 of 11

                               European Agreement
                                  Appendix 3a_2
        System Feature Description of Contractor's WLL Management Systems


                    SYSTEM FEATURE DESCRIPTION OF CONTRACTOR

                             WLL MANAGEMENT SYSTEMS

------------------------- ------------------------------------------------------
DOCUMENT NAME             Appendix 3a_2 - SFD_WLL_Management_System 000510
------------------------- ------------------------------------------------------
DESCRIPTION               This document as part of the European Agreement
                          between Purchaser and Contractor describes the features requested from the Contractor's WLL
                          Management Systems (including WALKnet and ACI management of the Contractor's ONU).

------------------------- ------------------------------------------------------

                                                                         1 of 20

                               European Agreement
                                  Appendix 3a_2
        System Feature Description of Contractor's WLL Management Systems


1        DEFINITIONS AND ABBREVIATIONS

API                  Applications Programmer Interface
BER                  Bit Error Ratio
CM                   Configuration Management
DCN                  Data Communication Network
EFD                  Event Forwarding Discriminator
EMS                  Element Management System
ESD                  Electro-static Discharge
FM                   Fault Management
GUI                  Graphical User Interface
ISO                  International Organisation for Standardisation
LAN                  Local Area Network
MIB                  Management Information Base
MTBF                 Mean Time Between Failure
NE                   Network Element
NOC                  Network Operations Centre
NMS                  Network (Layer) Management System
O&M                  Operation and Maintenance
OSS                  Operation Support System
PCB                  Printed Circuit Board
PM                   Performance Management
QoS                  Quality of Service
SNC                  Subnetwork Connection
TP                   Termination Points
UT                   Unavailable Time
WAN                  Wide Area Network


                                                                         2 of 20

                               European Agreement
                                  Appendix 3a_2
        System Feature Description of Contractor's WLL Management Systems


2        REQUESTED FEATURES

---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
1                   MANAGED NE TYPES
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             1.     The management system supports the WALKair BSBU, TS                         V3*
                    Elements and "Tiny Router".
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             2.     The  management   system   supports  the  Contractor  ONU                                 X
                    product deployed
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             3.     The  management  system  supports the  Contractor  CMX II                                 X
                    system
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             4.     The  management  will  support  the ONU  and the  WALKair      TBD          TBD           X
                    system                                                                                  (ONU
                                                                                                             only)
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
2                   GENERAL SYSTEM REQUIREMENTS
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             5.     The NMS is based on Sun Solaris Operating System.                            V4
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             6.     The NMS is based on Microsoft NT O/S                                      Until V3        X
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             7.     The NMS System is based on the SUN Solaris O/S                  X
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             8.     The NMS hardware is a standard commercially available                       V4*
                    SUN ULTRA 10 Model 333 with non modified external
                    interfaces.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             9.     The NMS hardware consists of a standard commercially            X
                    available SUN ULTRA 60 Model 2360 and a SUN ULTRA 10 Model
                    333 with
                    Non modified external interfaces.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             10.    The NMS is a high-end server capable of meeting the                                       X
                    requirements outlined in this document, with standard
                    commerically available non modified interfaces.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             11.    The NMS based on a standard commercially available              X           V4            X
                    database systems.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             12.    The supplier shall specify the applied and supported           TBD        Oracle V4      ACI
                    type and release of all the proposed                                         no          V6.1:
                    database.                                                                 database      Versant
                                                                                              until V3       5.08
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             13.    Documentation of all database schemes/structures                X            V4           X(1)
                    utilised in the NMS will be provided upon request
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             14.    A failure in the NMS is in no case traffic affecting.           X            V3           X
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             15.    The downtime of the NMS is less than one hour per month         X            V4           X(2)
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             16.    The NMS is a multi-user system.                                 X            V4           X
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             17.    The NMS each can be simultaneously operated by at least         X            V4           X
                    4 operators on different terminals.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

---------------
1 The ACI database structure is a pure system internal facility, not documented on customer-level and subject of changes. It can be read on principle by Versant means.
2 Provided a high-availability HW configuration (e.g. RAID system) and fast repair (service contract), ACI achieves an availibility of ***, i.e. downtimes about *** per year.

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


                                                                         3 of 20
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                                  Appendix 3a_2
        System Feature Description of Contractor's WLL Management Systems


---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
             18.    All systems are Y2K compliant  and handle other  calendar       X            V3           X
                    events such as leap year, etc.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             19.    The NMS platforms are all capable of reporting logs and         X            V3           X
                    alarms to the Alarm Surveillance position in the NOC .
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             20.    Alarm burst will not cause loss of alarms at any system.        X            V3           X(3)
                    Overload conditions of the NEs and of the management                       The NE
                    systems will be reported at the management systems.                       saves all
                                                                                                open
                                                                                               alarms
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
3                   USER INTERFACE
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
3.1                 GENERAL
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             21.    The GUI is based on high  resolution  color  graphics  in       X            V3           X
                    the NMS Systems.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             22.    All NMS functionality is available from a GUI interface.        X            V3           X
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             23.    The NMS can be connected via a LAN to the Firstmark             X            V4           X
                    workstations with at least 4 simultaneous users.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             24.    Alarms can be monitored either directly from the element        X            V3            X
                    manager or from the INMS as required.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             25.    The INMS provides the capability of the system                  X                        n.a.
                    administrator to define the alarm displays so the
                    network can be divided according to the needs of
                    Purchaser. All displays can be edited and saved by the
                    system administrator.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             26.    The GUI is capable of immediately displaying  updates in        X            V3           X
                    case of MIB changes.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             27.    Dialogue boxes are used to confirm operator actions             X            V3           X4
                    which may affect network traffic.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             28.    The NMS provides a facility to select objects and               X            V3           X
                    initiate actions against the selected object.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             29.    The NMS provides a facility to modify applicable object         X            V3           X
                    attributes in parameter windows.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             30.    The execution of all operations is indicated to the             X            V3           X
                    operator during the execution. End of execution of
                    operations is immediately indicated to the operator.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             31.    The NMS shall allow to the user to cut and paste from           X            NA           X(5)
                    the various screens.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             32.    The NMS allows the user to provision services using the                      V3           X
                    GUI or text interface.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

----------------

3 The througput of alarms and control of bursts is mainly affected by given DCN performance. The SISA-DCN provides flow control and buffering and thus is able to control burst situations up to a certain limit. Provided that limits are not exceeded, loss of alarms doesn't take place. Otherwise loss of alarms cannot be stricted excluded. The FastLink NEs don't provide alarm buffering.
4 ACI provides a comfortable, efficient user interface, highly supporting secure network operation. Actions can be terminated and reset at all important dialog steps. In general, the OK or APPLY button has not to be confirmed again.
5 Drag and drop from DCN View to Network Map


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        System Feature Description of Contractor's WLL Management Systems


---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
             33.    All Information displayed at the GUI has to be                  X            V3           X
                    dynamically updated upon events spontaneously send by
                    the NEs (online).
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
3.2                 NETWORK PRESENTATION ON THE GUI
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             34.    The NMS supports an object-orientated graphical
                    representation of the network, showing the following network layer objects on a geographical map:
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             35.             Location                                               X            V5           X
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             36.             NE (as icons on geographical map)                      X            V3           X
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             37.             Links                                                  X            V5           X
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             38.             Trails                                                          Not Clear
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             39.             Customer                                               X            V5
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             40.             Customer Circuit Number                                             V5
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             41.    Further layer representations, such as                                                    X(6)
                    -   NE equipment layer showing the equipment of a                          Port
                        NE in its full depth (sub-rack, module, card, ...)                  configuration
                    -   NE transmission layer showing the  transmission                         is
                        information of a NE (TPs, port configuration ...)                    available
                    shall be achieved by means of remote login.                             graphically
                                                                                               in V3
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             42.    The NMS provides a facility to edit, save and restore           X            NA           X
                    the graphical representation map with the help of a
                    network editor.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             43.    The NMS provides a facility to load maps of different           X            V3           X
                    geographical format.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             44.    The NMS provides a function for the operator to define          X            V4           X(7)
                    views which describe the part of the network that shall
                    be shown.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             45.    The NMS is able to display several thousand NEs in such         X            V5           X(7)
                    manner that the operator keeps an clear overview.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             46.    It is possible to group sets of NEs. These groups are           X           The           X(7)
                    presented by icons at the GUI. The Icon colour always                   grouping is
                    displays the highest severity alarm like on the NE                        fixed
                    icons. It shall be possible to zoom into these groups.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             47.    Each NE can be assigned to multiple groups.                     X       Only within
                                                                                               a Base
                                                                                              Station
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
3.3                 OPERATOR INTERFACE MANAGEMENT
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             48.    The NMS system administration provides facilities to            X            V4           X
                    create, delete and modify users and their access rights.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             49.    The NMS logs all actions during operator sessions               X            V6           X(8)
                    including login and logout operation.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

-------------------

6 Transmission information: Functional View (function blocks acc. SISA model) 7 Subnetworks as part of Network Map or a superior Subnetwork

                                                                         5 of 20
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        System Feature Description of Contractor's WLL Management Systems


---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
             50.    The NMS provides a facility to generate a print out of          X            V3           X
                    any information stored within the system (e.g. alarm                       Alarms
                    logs, screen prints etc.).                                                   V5
                                                                                               Print
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             51.    The NMS provides a facility for print management                X       Part of the       X(9)
                    (cancel print jobs, select printer, ...)                                 Operating
                                                                                               System
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
3.4                 STATUS PRESENTATION
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             52.    Status changes of network objects (such as operational          X            V3           X
                    state or alarm state) are displayed by means of clearly
                    visible and audible signals, especially on the graphical
                    network representation.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             53.    The change of the administrative state of a certain             X            V3           X(10)
                    object shall lead to according state modifications of
                    subordinate objects in the NMS management information
                    base (MIB) and vice versa.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             54.    The NMS  shall automatically update the state of the            X            V3           X
                    network layer objects due to state change of the element
                    layer objects which implement the network layer objects.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             55.    Alarms acknowledged at the upper layer NMS is reported         TBD           No
                    to the underlying NMS. The underlying NMS status must
                    reflect this change. Acknowledement of alarms at one
                    station will cause the alarm to be acknowledged at all
                    subordinate management layers.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             56.    Alarm and status changes of the NEs will be displayed           X            V3           X
                    immediately (online) at all management stations.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
3.5                 TEXTUAL REPRESENTATION
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             57.    The NMS provides a textual representation of all                X            V3           X(11)
                    information in its MIB.                                                   Via HPOV
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             58.    The textual representation is a formatted list of MIB           X            V3           X(11)
                    contents (e.g. logs, object attributes).                                  Via HPOV
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             59.    The operator is able to choose between different levels         X            NA           X(11)
                    of detail in the textual representation.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             60.    The NMS provides scope and filter mechanisms to                 X            NA           X(11)
                    customize list representations.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             61.    The information is presented in a scrollable list with a        X            V3           X(11)
                    fixed visible headline.                                                   Via HPOV
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             62.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
3.6                 HELP SYSTEM
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------------

8 via security logging of Windows NT
9 via Windows NT means
10 It is possible to lock/unlock Services and Paths. The related objects are changed accordingly. Locking is only possible, if that function is supported by concerned NEs.
11 Access to ACI's MIB is only possible by GUI. However, main contents of MIB can be exported to ASCII file (mostly in "csv" format), e.g. Service/Path/Subscr. Lists, logs or network topology. Certain filtering otions are supported. By processing with MS Excel items 59 and 61 can be realized.


                                                                         6 of 20
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        System Feature Description of Contractor's WLL Management Systems


---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
             63.    The NMS provides a context sensitive on-line help system.       X            V3           X
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             64.    The User with the appropriate rights can edit the help          X        HTML files   s. note(12)
                    content.                                                                   can be
                                                                                               edited
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             65.    It is possible to insert to each single alarm a user           TBD           NA       s. note(12)
                    definable help text.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
3.7                 MML COMMANDS (MAN MACHINE LANGUAGE)
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             66.    The NMS provides a MML Interface                                X        Not clear
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             67.    The NMS allows remote operation via MML.                       TBD       Not clear
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             68.    The NMS allows remote operation via terminal emulation.        TBD          It is
                                                                                               possible
                                                                                                 to
                                                                                               remotely
                                                                                               operate
                                                                                               NE via X
                                                                                               terminal
                                                                                                to the
                                                                                                NMS (V4)
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             69.    MML commands allow to remotely test lines, diagnose all                     It is
                    Contractor's equipment remotely from the NOC.                              possible
                                                                                                  to
                                                                                               remotely
                                                                                               diagnose
                                                                                                NE via
                                                                                                WALKnet
                                                                                                 or X
                                                                                                terminal
                                                                                                  (V4)
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             70.    MML commands allow to loop E-1 circuits at the BS-BU,                       Local,
                    TS and Contractor Mux to isolate faults before                              remote
                    dispatching Field people to the site. payload                                and
                                                                                               loopbacks
                                                                                                  are
                                                                                                possible
                                                                                                from the
                                                                                                NMS (V3)
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
4                   MANAGEMENT SYSTEM INTERFACES
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
4.1                 NORTHBOUND INTERFACE
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

-------------------

12 ACI is delivered with fixed help texts. For alarms a context-related branch to FastLink maintenance manual is possible. The help texts and the manuals can be customized on principle by Windows NT tools and/or other SW (e.g. Adobe PDF writer). However, one should consider that all these changes have to maintained in a customer-specific manner. Each system update may be affected from that.


                                                                         7 of 20
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                                  Appendix 3a_2
        System Feature Description of Contractor's WLL Management Systems


---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
             71.    The (text) interface to a provisioning system is                             V6       s. note(13)
                    available. This interface is capable of accepting a                       Agreed DB
                    script file, executing the connection or disconnect and                   scheme is
                    responding with an indication if the operation was                         required
                    successful or failed. If the execution failed, a text
                    message indicating why the transaction failed is
                    required in the response.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             72.    Requested interface information is forwarded for the            X          Comply        X(14)
                    purpose of developing 3rd party software. Co-operation
                    with 3rd party vendors is committed when required.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             73.    The alarm logs, performance data and other database            TBD       Due after    s. note(15)
                    information is available via a CORBA                                      Further
                    interface                                                                definition
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             74.    It is possible to retrieve all configuration data by an        TBD         Can be     s. note(15)
                    external CORBA client.                                                   retrieved
                                                                                              via the
                                                                                              SQL DB
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             75.    It is possible to retrieve all equipment alarm data by         TBD       Due after    s. note(15)
                    an external CORBA client.                                                 Further
                                                                                             definition
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             76.    It is  possible  to  retrieve  all QoSData by an external                  Can be     s. note(15)
                    CORBA client.                                                            retrieved
                                                                                              via the
                                                                                              SQL DB
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             77.    It is possible to retrieve all service management data                     Can be     s. note(15)
                    by an external CORBA client.                                             retrieved
                                                                                              via the
                                                                                               SQL DB
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
4.2                 SOUTHBOUND INTERFACE
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             78.    The (TBD) allows a cut through (access) to the                 TBD          TBD       s. note(16)
                    underlying element manager.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
5                   PERFORMANCE REQUIREMENTS
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
                    Under normal operating conditions, the worst case duration for ....
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             79.    ... creating, copying, or deleting NEs is below 1 minute        X            V4           X(17)
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             80.    ... retrieving & processing equipment alarm conditions          X            V3           X
                    is below 1 minute maximum for the worst condition.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

-----------------

13 ACI supports service activation via SNMP (service preconfigured) and service creation by a batch file (normally this batch file is created using subscriber definitions of the EWSD switch.
14 Information can be given on the prerequisite of according contractional conditions.
15 The Corba interface of ACI provides a subnetwork-oriented view, which allows service creation across an ACI domain. All internals of the ACI domain are hidden. Just state changes, no alarms are reported.
16 The interface betweeen network level and element level is just ACI internal. DCN interfaces to the NEs are: QD2 over RS-485, QD2 over TCP/IP (and/or OSI), SNMP.
17 Assumed a DCN channel at 64 kbit/s, the upload of an ONU30 last in the range of 1 minute. Copying is not possible. A NE can be deleted in the network map. This is a pure ACI-internal action and lasts in seconds range.


                                                                         8 of 20
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        System Feature Description of Contractor's WLL Management Systems


---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
             81.    ... backup of the complete data bases is below 1 h              X        Depends on       X
                                                                                             the backup
                                                                                            utility and
                                                                                            the DB size
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             82.    ... event logging is below 1 second                             X            V3           X
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             83.   The NMS is capable of managing 10,000 ONU30 muxes                                      s. note(18)
                   without impact on user response, alarm reporting or
                   provisioning.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             84.    The NMS is capable of managing >3000  fully equipped                         V4          n.a.
                    base station sites without impact on user response,                      Depends on
                    alarm reporting, configuration and performance data                         the
                    collection.                                                               Platform
                                                                                              strength
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6                   CORE FEATURES
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.1                 CONFIGURATION MANAGEMENT
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.1.1               SITE CREATION
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             85.    The NMS allows to assign a unique user friendly name to         X            V3           X
                    each site.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             86.    The NMS allows to create sites, regardless of whether it        X            V3           X
                    exists.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             87.    The NMS allows to perform checks to ensure unambiguous          X
                    user friendly site names.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.1.2               EQUIPMENT CREATION
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             88.    The NMS allows to select equipment types from a list            X            V3       s. note(19)
                    containing all valid NE types.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             89.    The NMS automatically retrieves configuration parameters                     V4           X
                    from the related Nes
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             90.    The NMS allows to assign a unique user friendly name to         X            V3           X
                    each NE.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             91.    The NMS allows the user to create an NE, regardless of          X            V3       s. note(19)
                    whether physical equipment exists.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             92.    The NMS notifies the user that equipment found in the           X        Not Clear    s. note(19)
                    network has not yet been created in the data
                    base.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

----------------------

18 ACI can manage up to 35000 subscribers today (ACI V3.4). Within that limits more than 1000 ONU30 are possible. The capacity of the ACI will increase stepwise by upgrade of the ACI server in the following ACI versions. In 06/2001 a multi-server structure is introduced which can handle large networks with several 100000 subscribers and related NEs.
19 ACI detects and creates FastLink NEs always automatically. Manually created are the so-called External NEs, which are not directly managed by ACI (e.g. a ventilator). NEs can be removed from the network map.


                                                                         9 of 20
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        System Feature Description of Contractor's WLL Management Systems


---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
             93.    The NMS allows to perform checks to ensure unambiguous          X         Customer
                    user friendly NE names.                                                    ID is
                                                                                              checked
                                                                                                for
                                                                                            duplication
                                                                                            only within
                                                                                              a BS-BU
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             94.    The NMS can create a list of all underlying EMS and Nes         X                        X(20)
                    connected to it.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             95.    The NMS can list all elements attached to it.                                V3          X(20)
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             96.    NMS automatically retrieves topology information of the         X                        n.a.
                    connected management systems. No manual database access
                    is required.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             97.    It shall be possible to create NEs from templates at all                     V3       s. note(19)
                    EMS.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.1.4               CIRCUIT CREATION
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             98.    The NMS allows the user to configure the services                            V3          X(21)
                    manually through selection of the appropriate NE and
                    sub-units.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             99.    It is possible to trace circuits, if at least one of the                                 X(22)
                    below listed information is available:
                             Site name
                             BS-BU
                             TS
                             Circuit number
                             Circuit ID (individually configurable)
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             100.   It is possible to detect the correlation of any                 X                        X(22)
                             port,
                             card,
                             network element,
                             site
                    to the corresponding service/trail which is using the
                    listed instance.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             101.   The NMS allows to assign a unique user friendly name to         X                        X(22)
                    each circuit/trail/service
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             102.   The NMS notifies the user of existing circuit numbers                                 s. note(23)
                    that have not yet been created in the data base.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

--------------------

20 The EMS function is integrated in ACI. A list of the NEs can be produced with export of network topology.
21 ACI manages end-to-end services in a FastLink environment and across SDH subnetworks (the latter with ACI V6.1). Then the endpoints of a service are within ACI domain (and/or an integrated SDH subdomain). If one endpoint is provided by WALKair, ACI has no knowledge of the endpoint and the path within WALKair, i.e. ACI cannot construct the service. Then, the end-to-end service has to be created part-by-part using ACI and WalkNet.
22 ACI provides that in it's domain. Please consider additional footnote 21.
23 ACI offers a learn service function (no notification provided)


                                                                        10 of 20
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        System Feature Description of Contractor's WLL Management Systems


---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
             103.   The NMS allows perform checks to ensure unambiguous circuit numbers.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             104.   The NMS reports errors to the operator, especially              X            V3          X
                    unsuccessful operations and invalid attribute values.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             105.   It is possible to create circuits in the NMS without                         V6          X(22)
                    need to implement these in the network (planned state).                   Offline
                    The implementation of the trails shall be a separate                    configuration
                    command (implemented state).                                            is possible
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             106.   The state of the circuit shall be indicated in any                           V3          X(22)
                    representation.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             107.   It is possible to export the information on the                                          X(22)
                    configured circuits.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             108.   It is possible to export the information on the                                          X(24)
                    configured trails on bulk command
                    (APPLICATION: DATA BASE SYNCHRONISATION OF BETWEEN  NMS,
                    BILLING RECORDS AND THE NETWORK INVENTORY DATABASE)
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             109.   Systems shall provide a list of created services/trails                                  X(24)
                    which contain the following information:
                             Trail / circuit ID
                             Service state (planned/implemented)
                             Fault status (alarms active)
                             Service type (bandwith, ...)
                             End/termination points
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.1.8               CIRCUIT  DELETION
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             110.   The NMS allows the deletion of circuits in the database.                     V3          X(22)
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             111.   Circuit object deletion needs to be confirmed by the                         V4          X(22)
                    operator.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             112.   If a network resource is physically removed, the                             V3          X(22)
                    corresponding circuit objects shall not be automatically
                    deleted in the database.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.1.9               EQUIPMENT DELETION
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             113.   The NMS allows the user to delete NE objects in the             X            V4       s. note(19)
                    database.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             114.   NE object deletion needs to be confirmed by the operator.       X            V4          X(19)
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

--------------------

24 This is possible by export of Service and Path List. Please consider additional footnote 22.


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
---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
             115.   If a resource is physically removed, the corresponding          X            V4           X
                    equipment object is not automatically deleted in the
                    database.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             116.   After removing resources from the database the alarms of       TBD           NA           ?
                    this resource will automatically clear at all stations.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.1.10              ALARM CONFIGURATION
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             117.   The NMS allows to set alarm severity in accordance with         X           Alarm        X(25)
                    ITU-T Rec. X.721.                                                        Severity is
                                                                                               fixed
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             118.   The NMS allows the user to set the criteria for                TBD           V3           X
                    activating the audible alarm indication (e.g. alarm                       Via HPOV
                    priority).
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             119.   The NMS shall provide a function for the operator to           TBD           V3           X(26)
                    manually assign a new severity.                                           Via HPOV

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.1.11              SYSTEM CONFIGURATION
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             120.   The NMS allows automatic download of all relevant
                    configuration data for the NE, no LCT is necessary for
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             121.    - ONU                                                                                    X

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             122.    - BS-BU                                                                     V4          n.a.

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             123.    - TS                                                                        V4          n.a.

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             124.    - CMX II                                                                                 X

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             125.   The NMS enables automatic configuration batch- download                     NA
                    to all managed network elements
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             126.   The NMS enables automatic optimization of network                         Not Clear       ?
                    resources in a freely selectable area
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             127.    - frequencies used by individual BS-BUs                                                 n.a.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------------

25 critcal, major, minor, warning
26 The severities can be changed on principle by editing the standard definition files. However, one should consider that all these changes have to maintained in a customer-specific manner. Each system update may be affected from that.


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
---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
             128.    - assignments of TS to BS-Bus                                                           n.a.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             129.   The customer services can be configured without service                      V3           ?
                    disturbence by the NMS
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             130.   The NMS provides software download into all managed Nes                      V3           X
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.1.12              SOFTWARE DOWNLOAD
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             131.   The NMS supports remote SW download to all managed NEs                       V3           X
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             132.   Error-free transfer of system software download is                           V3       s. note(27)
                    ensured by verification procedures.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             133.   The NMS software update does not have any influence on                       V3           X
                    the network traffic
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.2                 FAULT AND STATUS MANAGEMENT
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.2.1               SUPPORT OF WALKNET AND ACI ALARMS
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             134.   The upper layer NMS supports alarms supported by the            X                        X(28)
                    underlying NMS systems.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.2.2               ALARM AND STATUS INFORMATION RECEIVING
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             135.   The NMS supervises the connection to all underlying NMS         X         Possible       n.a.
                                                                                              via HPOV
                                                                                              AS an IP
                                                                                                node
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             136.   The NMS generates an alarm if the communication to the          X            V3          X(29)
                    element managers fails
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             137.   The NMS is capable of retrieving all active alarms once         X            V3          X
                    the connection is re-established.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             138.   The NMS supervises the DCN links towards and within the         X            NA
                    underlying transmission network
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

---------------------

27 Transfer across one DCN link is controlled by HDLC protocol with CRC means. If a NE has received the last block of SW transmission, it sends an acknowlegement back to ACI. Before restart with the new SW, a NE checks whether the SW matches to the HW. With that procedure a correct SW download is highly guaranteed.
28 ACI provides an SNMP alarm interface (NE alarms). This interface is an optional feature.
29 An event is generated


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
---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
             139.   The NMS generates an alarm if communication with a              X            V3           X
                    network element is lost.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.2.3               ALARM ACKNOWLEDGEMENT
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             140.   The NMS provides a facility to acknowledge alarms.              X            V3           X
                                                                                              Via HPOV
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             141.   When alarm acknowledgement is performed, acknowledgement        X            V3          X(30)
                    information shall be stored by the NMS:                                   Via HPOV
                         a) date and time of acknowledgement
                         b) type of alarm acknowledged
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             142.   The NMS allows to acknowledge one or more alarms                X            V3          X
                    simultaneously, e.g. multiple selection in alarm lists.                   Via HPOV
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             143.   The NMS provides alarm latching (alarm stays inside the         X            V3        s. note
                    active alarm list until it has been acknowledged - even                   Via HPOV
                    if this alarm is already cleared).
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.2.4               ALARM LOGGING
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             144.   The NMS  provides alarm logs according to ITU-T Rec.                         V3       s. note(31)
                    X.735.                                                                   Alarm log
                                                                                              is HPOV
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             145.   The NMS stores all alarms in alarm logs.                        X            V3           X
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             146.   The NMS has access and can show contents of alarm logs          X            V3           X
                    created by the NEs.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             147.   The NMS alarm log contains the                                  X         Via HPOV    s. note(32)
                    -        the correlated alarm counter number                    X            NA
                    -        alarm ID number,                                       X            V3
                    -        alarm name,                                            X            V3
                    -        correlated object (NE name, slot, port, TP, ..),       X            V3
                    -        date and time of alarm status change,                  X            V3
                    -        alarm severity,                                        X            V3
                    -        date and time of acknowledgement(If                   TBD           V3
                             acknowledged)                                         TBD           V3
                    -        acknowledgement status
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             148.   Sorting criterion of the alarm lists can be time,               X            V3           X
                    affected instance, alarm type, ...                                        Via HPOV
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

-------------------

30 This function is planned for ACI V8.1 (planned for 12/00) with the feature 'Note Pad'. With the Note Pad a history of actions on alarms can be produced. Different acknowledgements are not foreseen. Instead, the operator can type a text into a Note Pad entry.
31 ACI provides efficient log control functions (e.g. log size, log full actions), but doesn't strictly implement X.735
32 ACI supports: correlated object, date/time of occurence, severity, ack. status (date/time of ack. status in ACI V8.1)


                                                                        14 of 20
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
---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
             149.   Contents of the NMS alarm lists are identical for all           X            V3           X
                    equipment types supported. The columns of the alarm
                    lists/tables have to be aligned and the columns of all rows contain the same information type.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             150.   It is possible to apply filters to the alarm lists of           X         Via HPOV        X
                    all systems. Possible filter criteria are:                                            (except
                    -        Time range                                                          V3       time
                    -        Resource (NE name, instance, port, ...)                             V3         range)
                    -        Alarm severity                                                      V3
                    -        Acknowledge status                                                  V3
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.2.5               ALARM EXPORT
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             151.   All alarm history data can be archived on external              X            V3           X
                    storage media (e.g. DAT tape) in ASCII or CSV format                      Via HPOV
                    and contain readable text.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             152.   All alarm history data can be retrieved from external           X            V3           X
                    storage media (e.g. DAT tape) in ASCII or CSV format.                     Via HPOV
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             153.   The list of new alarms,  the list of acknowledged  alarms       X            V3           X
                    and the list of  historical  alarms  can be  printed  and                 Via HPOV
                    contain readable text.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             154.   Selected parts of the list of new alarms, the list of           X            V3       X(33)
                    acknowledged alarms and the list of historical alarms                     Via HPOV
                    can be printed and contain readable text..
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.2.6               ALARM PRESENTATION
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.2.6.1             ALARM PRESENTATION FORMAT
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             155.   The NMS presents active and acknowledged alarms in              X            V3           X
                    textual format.                                                           Via HPOV
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             156.   The NMS presents active alarms in graphical format (i.e.        X            V3           X
                    on the graphical network representation)                                   Via HPOV
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             157.   The NMS, Waknet and ACI provides an audible alarm               X            V3           X
                    indication in case of a received alarm event.                              Via HPOV
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             158.   The NMS displays a counter of the active and                   TBD           V3
                    acknowledged alarms.                                                      Via HPOV
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             159.   The NMS  displays a counter per each severity class.           TBD           V3           X
                                                                                              Via HPOV
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.2.6.2             LIST OF ACTIVE AND ACKNOWLEDGED ALARMS
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

---------------------

33 Selection can be done by selection of network resources and filtering (not e.g. by high-lightening of list/log columns)


                                                                        15 of 20
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
---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
             160.   The NMS  provides a facility to show active alarms.             X            V3           X
                                                                                              Via HPOV
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             161.   The Alarm list comprises                                        X         Via HPOV    s. note(34)
                        alarm  number                                                            V3
                        alarm short name                                                         V3
                        alarm description                                                        V3
                        alarm severity,                                                          V3
                        network element name and slot, port, TP                                  V3
                        network element location                                                 NA
                        alarm status                                                             V3
                        date and time of occurrence                                              V3
                        acknowledgement status                                                   V3
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             162.   It is possible to filter the lists of (new, current and        TBD        Via HPOV    s. note(35)
                    cleared) alarms according to
                        date of occurrence                                                       V3
                        time of occurrence                                                       V3
                        date of clearance                                                        V3
                        time of clearance                                                        V3
                        date of acknowledgement                                                  NA
                        time of acknowledgement                                                  NA
                        alarm counter number                                                     NA
                        alarm severity,                                                          V3
                        alarm acknowledgement status                                             V3
                        alarm (cleared/uncleared) status                                         V3
                        alarm name or description                                                V3
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             163.   It is possible to sort the alarms contained in the list        TBD        Via HPOV    s. note(36)
                    of (new, current and cleared) alarms
                    according to
                        Alarm type
                        Time of occurrence                                                       V3
                        Priority
                        Network element location                                                 NA
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             164.   Alarm history logs are exportable in ASCII or CSV format        X            V3           X
                                                                                              Via HPOV
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             165.   The alarm history log is capable of storing 30.000              X        Configurable     X(37)
                    entries but at minimum 30 days of                                         alarm log
                    data alarm                                                                  size
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             166.   The NMS allows to print the list of active and                 TBD           V3           X
                    acknowledged alarms.                                                      Via UNIX
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.2.6.3             DETAILED ALARM INFORMATION
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------------

34 Alarm attributes supported by ACI: date/time of occurence, origin (NE/FUModule/TP), status (incl. ack.), alarm type, description, severity
35 ACI supports filtering for alarm type, severity, status
36 ACI supports sorting for most alarm attributes (s. footnote 34)
37 Size of the logs are adjustable. Limits are given be available disk space for file system.


                                                                        16 of 20
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
---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
             167.   The NMS allows the User to detect the cause of an alarm         X            V3           X
                    by locating the alarm source in the graphical network
                    presentation (NE, link, etc.).
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.2.6.4             ALARM FILTERING AND MASKING
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             168.   The NMS will provide an indication of all temporary                          NA           X(38)
                    blocked alarms currently in the system s the Operator
                    does not forget to re-activate these alarms when field
                    personnel leave the site.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             169.   The NMS will allow the authorised use to change the                          V3           X
                    priority of a particular alarm.                                           Via HPOV
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             170.   The authorised user may control which alarms are                X            V3
                    delivered to the alarm surveillance positions.                            Via HPOV
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             171.   All alarms occurring in the network are logged in the           X            V3           X(39)
                    alarm history log.                                                        Via HPOV
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             172.   It is be possible to prevent the entire NEs and single          X            V3
                    resources  (ports, ...) from reporting alarms (e.g.                       Via HPOV
                    during maintenance).  This status must be clearly visible                   The
                    to the operator at all management systems.                              granularity
                                                                                               is NE
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             173.   It is possible to mask each individual alarm.                                NA           X
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             174.   It is be possible to configure alarm masking be using                        NA
                    templates.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             175.   It is be possible to configure separate alarm masking                        NA           X
                    for the element management systems and for the NMS.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.2.7               ALARM CORRELATION
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             176.   The NMS performs alarm correlation across all of the            X
                    Purchaser WLL NEs and reports only the root cause alarm to the Surveillance positions by default (without prior
                    configuration effort per single service).
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             177.   NMS allows the user to change alarm correlation rules as        X
                    required.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             178.   Alarm correlation rules can be set on a per service type        X
                    basis in a user friendly manner.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

--------------------

38 The alarm status of an NE can be shown, including information whether an alarm is disabled or not.
39 Logs have to be created manually. A log may contain all alarms.


                                                                        17 of 20
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
---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
             179.   Alarms are correlated to the affected services                  X
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             180.   It is be possible to automatically generate actions             X            V3           X(40)
                    (alarms, mails, fax, TT, ..) upon the occurance of
                    certain events. These trigger events are user definable
                    (boolean expressions, ..).
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
6.3                 PERFORMANCE MANAGEMENT
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             181.   The performance management function allows to collect                        V4           X
                    and archive performance data every 15 minutes and 24
                    hour period. The max archive period is configurable (>
                    30 days).
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             182.   It is possible to corelate performance history data to
                    services
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             183.   All performance data are exportable to a 3rd party                           V3           X
                    software package in ASCII or CSV format.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             184.   Management systems must be able to create PM reports per                     PM
                    customer and service/trail. PM data must be                                reports
                    correlated to the services/trails without any                             are stored
                    additional SW tools.                                                      on the DB
                                                                                              and can be
                                                                                              viewed from
                                                                                              the NMS or
                                                                                              exported as
                                                                                               explained
                                                                                               above (V4
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
                    In NMS, ACI Walknet performance data is available for
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             185.    - termination points of E1 trails (according G.826)                         V5       s. note(41)
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             186.    - termination points of sub-E1 trails (according G.821)                     V5
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             187.   For the air-interface the NMS, ACI, Walknet provide
                    performance data for
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             188.    - receive power                                                             V3

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

-------------------

40 In Event Logs, system events can be recorded. User definable events are not possible.
41 FastLink NEs support PM for 2 Mbit/s links (via CRC). The PM data can be read and logged by ACI.


                                                                        18 of 20
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
---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
             189.    - transmit power                                                            V3

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             190.    - C/I                                                                       V3

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             191.    - BER                                                                       V5

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
7                   OPERATION AND MAINTENANCE
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
7.4.1               USER ACCESS CONTROL
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             192.   Security management shall follow the requirements              TBD           NA          X(42)
                    defined in the ITU-T Rec. X.736.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             193.   The NMS shall provide the ability to define different           X            V4           X
                    operator classes (e.g. normal operator, system
                    administrator, ...).
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             194.   The definition of operator classes and related domain           X            V4           X
                    rights is restricted to the system administrator.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             195.   The NMS  provides an application to administer NMS              X            V4           X(43)
                    operators, their access rights and the definition of a
                    NE domain.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             196.   A user ID / password combination shall be available to          X            V4           X
                    get access to the Management System applications.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             197.   The NMS  locks an operator login after a configurable           X            NA           X
                    number of unsuccessful attempts and reports the attempt
                    to the System Administrator.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             198.   Password aging is available in the NMS systems.                 X            NA           X
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
7.4.2               DATA MANAGEMENT
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
7.4.2.1             DATA BACKUP
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

-------------------

42 Security mechanisms are based on Windows NT features
43 Windows NT domain management. NE Domains are not supported


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
---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
             199.   The NMS offers facilities to backup and restore all             X         Not clear       X
                    relevant data.                                                           An external
                                                                                               backup
                                                                                             program can
                                                                                             back up DB.
                                                                                             NE data is
                                                                                            automatically
                                                                                             backed up
                                                                                             by the NMS
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             200.   The NMS supports interfaces to printer, CD-ROM, streamer        X         Printer         X
                    and other types of standard removable storage                            interface
                    media.                                                                    Directly
                                                                                              from WA
                                                                                             Lkair will
                                                                                                 be
                                                                                             available
                                                                                              in next
                                                                                              versions
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             201.   The NMS allows manual backup and restore of the complete        X       All data is       X
                    data base..                                                              stored on
                                                                                               the DB
                                                                                            which shuld
                                                                                             be backed
                                                                                              uo by a
                                                                                              standard
                                                                                             backup SW
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             202.   The NMS provides a facility to log backup operations.           X        External.        X(44)
                                                                                            Not part of
                                                                                            the WALKnet
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             203.   The backup operation does not influence system                  X            V4           X
                    operations (online backup).
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             204.   The result of the archiving operations is reported to           X            NA           X
                    the NMS operator.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             205.   Scheduled automatic archiving is configurable on all            X          External.      X(45)
                    systems.                                                                 Not part of
                                                                                             the WALKnet
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             206.   The operator interface of the archiving utilities is            X          External.      X
                    user friendly (e.g. no sequence of operating                             Not part of
                    system commands is required).                                            the WALKnet
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------------

44 Scheduled backup and restore of NE data and OS database are logged
45 Scheduling possible for NE Data and OS database. Backup of OS SW is manually possible.


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
---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
             207.   The NMS allows to manually backup and restore the               X          External.      X
                    complete management data.                                                Not part of
                                                                                             the WALKnet
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             208.   The NMS allows to automatically backup and restore the          X          External.      X
                    complete management data                                                 Not part of
                                                                                             the WALKnet
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             209.   The backup operation does not influence system                  X           Comply        X
                    operations.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             210.   The result of the archiving operations is reported to           X          External.      X(46)
                    the operator.                                                            Not part of
                                                                                             the WALKnet
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             211.   The NMS offers facilities to backup and restore all             X          External.      X
                    relevant data.                                                           Not part of
                                                                                             the WALKnet
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             212.   The NMS supports interfaces to printer, CD-ROM, streamer        X             NA          X
                    and other types of standard removable storage media.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             213.   The NMS allows manual backup and restore of the complete        X          External.      X
                     data base..                                                             Not part of
                                                                                             the WALKnet
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             214.   The NMS provides a facility to log backup operations.           X         External.       X(44)
                                                                                             Not part of
                                                                                             the WALKnet
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             215.   The backup operation does not influence system                  X          Comply         X
                    operations (online backup).
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             216.   The result of the archiving operations is reported to           X         External.       X
                    the NMS operator.                                                       Not part of
                                                                                            the WALKnet
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             217.   Scheduled automatic archiving is configurable on all            X         External.       X(45)
                    systems.                                                                Not part of
                                                                                            the WALKnet
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
7.4.2.2             SYSTEM UPGRADE
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             218.   In case of an NMS, Walknet or ACI software update               X          Comply         X
                    including a change of the configuration data model no
                    loss of data will occur.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             219.   An NMS, Walknet or ACI software update does not affect          X          Comply         X
                    the interfaces/services in any case.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------------

46 By means the of progress bar and message in window

                                                                        21 of 20

                               European Agreement
                                  Appendix 3a_2
        System Feature Description of Contractor's WLL Management Systems


---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
             220.   The software upgrade does not have any impact in the            X          Comply         X
                    useability of customised equipment or service
                    templates
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             221.   Future Upgrade of the management systems will not              TBD         Comply         X(47)
                    require new HW.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
7.4.3               NMS  SYSTEM SOFTWARE MANAGEMENT
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             222.   The NMS restart procedure performs data consistency             X         Available       X
                    checks between the NMS and the configuration
                    data of all subordinate NEs and management systems
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             223.   The NMS restart does not have any effects on the network        X         Available       X
                    traffic.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             224.   The NMS restart takes less than 10 minutes.                     X        Available        X(48)
                                                                                             Excluding
                                                                                             the UNIX
                                                                                              itself
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             225.   The NMS contains an recovery mechanism to control all           X         Via HPOV        X
                    concurrently running processes within the system and
                    restart any failed processes.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             226.   The recovery process is not traffic affecting.                  X        Available        X
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
9                   ENVIRONMENTAL CONDITIONS
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
9.1          227.   CLIMATIC CONDITIONS
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             228.   The Equipment allows error free operation in accordance         X            (49)         X
                    with ETSI Rec. prETS 300 019-2-3, Class T 3.1.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
9.2                 ELECTRO-MAGNETIC COMPATIBILITY (EMC)
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             229.   The Equipment is compliant with the standards EN 55022          X            (50)         X
                    and EN 50082, class B
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             230.   The Equipment is marked with the CE-compatibility sign.         X            (50)         X
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

---------------------

47 So far that the todays PC HW is supported by future OS (e.g. if Windows NT has to be replaced)
48 Restart time is depending on network size, DCN structure and PC HW performance.
49 WALKnet operates over a standard UNIX SUN Solaris platform

                                                                        22 of 20

                               European Agreement
                                  Appendix 3a_2
        System Feature Description of Contractor's WLL Management Systems


---------------------------------------------------------------------------------------------------------------------
              NO.   ITEM                                                        AVAILA-       AVAILA-      AVAILA-
                                                                                BILITY        BILITY       BILITY
                                                                                DATE ON       DATE ON      DATE ON
                                                                                  INMS           WN          ACI
---------------------------------------------------------------------------------------------------------------------
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
9.3                 SAFETY
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             231.   The Equipment meets the electrical safety requirements          X            (50)         X
                    of EN 41003.
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------
             232.   The equipment is designed to ensure operation without           X            (50)         X
                    hazard to personnel due to electrical commotion
------------ ------ ---------------------------------------------------------- ------------ ------------- -----------

------------ ------ ---------------------------------------------------------- ------------ ------------- -----------



                                                                        23 of 20

                               European Agreement
                                  Appendix 3a_2
        System Feature Description of Contractor's WLL Management Systems


3        REFERENCES
3.1      REFERENCES TO STANDARDS

----------------------------------------------------------------------------------------------------------
STANDARD                DATE      TITLE
----------------------------------------------------------------------------------------------------------
ITU-T X.721             02/94     Information technology - OSI - Structure of management
                                  information: Definition of Management Information (63 pages) plus corrigendum
----------------------------------------------------------------------------------------------------------
ITU-T X.735             Sep 92    OSI Systems Management: Log control function (20 pages)
----------------------------------------------------------------------------------------------------------
ITU-T X.736             Jan 92    OSI Systems Management: Security Alarm Reporting Function (15 pages)
----------------------------------------------------------------------------------------------------------
ITU-T X.742             P         Information technology - Open systems interconnection - Systems management: Usage metering function
----------------------------------------------------------------------------------------------------------
PRETS 300 019           02/92     Environmental Conditions and Environmental Tests for
                                  Telecommunications Equipment Part A: Introduction and Terminology
                                  Part B: Classification of Environmental Conditions
----------------------------------------------------------------------------------------------------------
EN 41003                1993      Particular safety requirements to be connected to
                                  telecommunications network
----------------------------------------------------------------------------------------------------------
EN 55022                05/95     Grenzwerte und Me(beta)verfahren fur Funkstorungen von
                                  Einrichtungen der Informationstechnik
----------------------------------------------------------------------------------------------------------
EN 50082                          Elektromagnetische Vertraglichkeit - Fachgrundnorm Storfestigkeit
                        12/94     Part   1:    Elektromagnetische    Vertraglichkeit    -   Fachgrundnorm
                                  Storfestigkeit - Teil 1:  Wohnbereich,  Geschafts- und  Gewerbebereiche
                        02 /96    sowie Kleinbetriebe
                                  Part   2:    Elektromagnetische    Vertraglichkeit    -   Fachgrundnorm
                                  Storfestigkeit - Teil 2: Industriebereich
----------------------------------------------------------------------------------------------------------

                                                                        24 of 20
end of document

                               European Agreement
                                   Appendix 3b
                                Rollout Criteria



                                   WALKAIR-TM-

                  BROADBAND POINT TO MULTIPOINT WIRELESS SYSTEM

                    ROLLOUT CRITERIA (ROADMAP) FOR FIRSTMARK



    September 1999

--------------------------------------------------------------------------------
-C-FLOWARE Wireless Systems Ltd.    All rights reserved.
The material contained herein is proprietary, privileged, and confidential. No disclosure thereof shall be made to third parties without the express written permission of FLOWARE Wireless Systems Ltd.
No part of this publication shall be deemed to be part of any contract or warranty unless specifically incorporated by reference into such contract or warranty.
--------------------------------------------------------------------------------

FLOWARE Wireless Systems Ltd                                        Confidential

Road Map for FMC

--------------------------------------------------------------------------------



                                TABLE OF CONTENTS

1. SCOPE....................................................................3

2. PRODUCT VERSIONS.........................................................3

   2.1. NOW.................................................................3
   2.2. VERSION 3.2.........................................................4
   2.3. VERSION 4.0.........................................................4
   2.4. VERSION 5.0.........................................................5
   2.5. VERSION 6.0.........................................................5


                                                                       2 of 5

FLOWARE Wireless Systems Ltd                                        Confidential

Road Map for FMC

--------------------------------------------------------------------------------


1.       SCOPE

     This document provides the road-map for WALKair's versions and features which Siemens / Floware can commit to FirstMark ( FMC ). Availability dates as defined in this document are dates of availability for Type Acceptance Testing by FMC.

2.       PRODUCT VERSIONS

2.1.     NOW

     Features which are available now;

-  FREQUENCY BANDS: 3.5 GHz, 26 GHz, 10.5 GHz

-  CUSTOMER INTERFACES:

   -  E1 ( framed )

   -  PRI ( transparent )

   -  E1 / V5.1

   -  V.35 / X.21

-  NETWORK INTERFACES:

   -  E1 ( framed )

   -  PRI ( transparent )

   -  E1 / V5.2

-  SERVICES:

   -  PRI

   -  POTS ( using additional access MUX)

   -  E1

   -  Fractional E1

   -  IP ( non concentrated )

   -  FR ( non concentrated )

-  MAINTENANCE:

   -  Local craft interface

   -  Remote software download over the air

-  CONCENTRATION SUPPORT: Circuit switch based on V5.x

-  NIR - Network planning system with capacity optimization algorithm


                                                                       3 of 5

FLOWARE Wireless Systems Ltd                                        Confidential

Road Map for FMC

--------------------------------------------------------------------------------

   -   MANAGEMENT - WALKNET

       -  HPOV over PC platform

       -  Alarm management

       -  Configuration management

       -  Air link performance monitoring

2.2.   VERSION 3.2

    Version 3.2 will be available for testing in December 1999.

    -  10 BASE-T ( BY TINY ROUTER )

    IP routing functionality is implemented by using very small size external device named Tiny Router. The Tiny Router has V.35 interface at its WAN side and 10 Base-T interface at its LAN connection side ( RJ 45 ).

    This device is directly attached to the BU-TS via the D-Type connectors ( using V.35 interfaces ) . The Tiny Router enables the connection of the CPE or LAN to the IP network via its 10 Base-T port.

    -  V5 BRI

    BR ISDN is implemented over V5.1 (TS), V5.2 (BS) allowing for concentrated BR ISDN service via external MUX.

    -  ATM MUX

    External ATM MUX in the BS, providing ATM over STM-1 network interface.

2.3.   VERSION 4.0

    Version 4.0 will be available for testing in June 2000, and will comprise the following features:

    -  FRAME RELAY

    Frame Relay service is implemented via V35/X21 interface. Data concentration is achieved using Dynamic Bandwidth Allocation ( DBA ), utilizing bandwidth according to actual transferred data, and allowing other users to fully utilize the idle bandwidth.

    -  BS RFU REDUNDANCY

    Outdoor unit redundancy can be achieved by connecting 2 outdoor units to a single IF MUX. Upon a malfunction of the main RFU, a switching is performed, and the redundant RFU is activated, allowing for increased availability in the base station.

    -  MANAGEMENT - WALKNET

       -  HPOV over UNIX platform support

       -  Performance monitoring accumulated results presentation

       -  User security levels


                                                                       4 of 5

FLOWARE Wireless Systems Ltd                                        Confidential

Road Map for FMC

--------------------------------------------------------------------------------

    -  Downloading  BS-BU configuration from the management system


2.4.   VERSION 5.0
    Version 5.0 will be available for testing in November 2000

    -  E1 FRAME RELAY
    Frame Relay service is implemented via E1 interface at the base station side

    -  10BASET
       Integrated Ethernet interface with bridging functionality

    -   MANAGEMENT

        -  Integrated management for WALKair and ATM MUX  under WALKnet

        -  E1 performance monitoring

2.5.   VERSION 6.0

      Version 6.0 will be available for testing in May 2001

      In this version, WALKair will support broadband link ( 26 GHz only ) with the following features:

        -  34 Mb/s per carrier

        -  Dual modulation schemes - QAM / QPSK

        -  Services: E1s, IP


                                                                       5 of 5

                               European Agreement
                                  Appendix 3 c
                          WALKair production ramp-up &
                        production capacity for Purchaser

                          WALKAIR PRODUCTION RAMP-UP &
                        PRODUCTION CAPACITY FOR PURCHASER

1.       CONTRACTOR PRODUCTION CAPACITY AND RAMP-UP PLAN

---------------------------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Month                        12/99    01/00    02/00    03/00    04/00    05/00    06/00    07/00    08/00
----------------------------
Monthly production
Capacity
---------------------------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Total # of Terminals           250      250      300      400      600      800     1000     1250     1250
---------------------------- -------- -------- -------- -------- -------- -------- -------- -------- --------
3.5 GHz Terminals              250      250      300      400      450      500      600      700      700
---------------------------- -------- -------- -------- -------- -------- -------- -------- -------- --------
26 GHz Terminals                30       70      100      150      300      500      750      900      900
---------------------------- -------- -------- -------- -------- -------- -------- -------- -------- --------
# of Sectors                   100      100      140      180      250      350      400      500      500
(90DEG. or 60DEG. or 45DEG.)
---------------------------- -------- -------- -------- -------- -------- -------- -------- -------- --------
3.5 GHz Sectors                100      100      120      140      180      220      250      300      300
---------------------------- -------- -------- -------- -------- -------- -------- -------- -------- --------
26 GHz Sectors                  15       40       70      120      170      250      300      400      400
---------------------------- -------- -------- -------- -------- -------- -------- -------- -------- --------

Notes:

1. the plan assumes a ratio of 1 BS-BU per sector. Additional BS-BUs, if needed, may be balanced with Terminal Stations.

2. Per each month there is a planned maximum number of terminals and maximum number of sectors. Part of the equipment is identical for both 3.5 GHz and 26 GHz bands (i.e. the BU at both sides and the IF-Mux at the sector side) and the maximum number is defined according to these units. The RF heads, both at the terminal side and at the base station / sector side are frequency band depended. The sum of the planned production capacity of the terminal RF heads at 3.5 GHz plus the planned capacity of the terminal RF heads at 26 GHz is higher than the total number of terminals, in order to maintain frequency band capacity flexibility.

It should be noted that an increase in the production capacity involves mainly duplication of the final testing stations, since Contractor's ramp-up plan is based on working with 2 external sub-contractors for assembly of the boards and boxes and final testing, and the capacity of these sub-contractors is significantly higher than the above figures.

The Contractor and its subcontractor have agreed on manufacturing rights by Contractor. The total production capacity is expected to grow substantially as a result of manufacturing by the Contractor.


                                                                        1 of 2

                               European Agreement
                                  Appendix 3 c



2.       NET CAPACITY THAT CAN BE WARRANTED TO PURCHASER

---------------------------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Month                        12/99    01/00    02/00    03/00    04/00    05/00    06/00    07/00    08/00
----------------------------
Monthly warranted
capacity to Purchaser
---------------------------- -------- -------- -------- -------- -------- -------- -------- -------- --------
# of Terminals                 100      100      120      140      150      200      250      300      300
---------------------------- -------- -------- -------- -------- -------- -------- -------- -------- --------
3.5 GHz Terminals              100      100      120      120      120      150      150      150      150
---------------------------- -------- -------- -------- -------- -------- -------- -------- -------- --------
26 GHz Terminals                10       30       40       60      100      150      200      300      300
---------------------------- -------- -------- -------- -------- -------- -------- -------- -------- --------
# of Sectors                    30       40       50       80      100      150      170      200      200
(90DEG. or 60DEG. or 45DEG.)
--------------------------- -------- -------- -------- -------- -------- -------- -------- -------- --------
3.5 GHz Sectors                 30       40       40       60       60       80       80      100      100
---------------------------- -------- -------- -------- -------- -------- -------- -------- -------- --------
26 GHz Sectors                   5       10       20       40       60       90      120      150      150
---------------------------- -------- -------- -------- -------- -------- -------- -------- -------- --------

Note # 2 of the first table is relevant also here: Per each month there is a planned maximum number of terminals and maximum number of sectors. Part of the equipment is practically identical for both 3.5 GHz and 26 GHz bands and the maximum number is defined according to these units.

The sum of the planned production capacity of the terminal RF heads at 3.5 GHz plus the planned capacity of the terminal RF heads at 26 GHz is higher than the total number of terminals, in order to maintain frequency band capacity flexibility.

Following the above remarks, it should be emphasized that the allocated production capacity to Purchaser may be further increased, while the response time for such a change is 3-4 months.
Production capacity for the rest of 2000 is expected to further be increased significantly.

                               European Agreement
                                  Appendix 3 d
                        System Specification Commitments

1. ROADMAP VERSION 4.x

Purchaser will purchase only WALKair system components with DBA functionalities, which will be ready for delivery in version 4.x.

Version 4.x is scheduled to be available for testing in 30, June 2000 (see appendix 3b-Roadmap).

All previously delivered TS / BS components for data transmission based on FR will be upgraded to version 4.x **************.

Service costs in relation to the upgrade to version 4.x have to be borne
**************.

A delay of delivery of the version 4.x as mentioned above is subject to a penalty of 2% per month of the volume of the installed systems which has to be upgraded. Maximum penalty is 10% of the volume of the installed systems which has to be upgraded.

2. ROADMAP VERSION 6.x

Contractor commits to start immediately design review meetings in order to define mutually the content and time schedule of release 6.x. Major features to be achieved in the next WALKair Generation from Purchaser point of view are

a) High capacity per TS and
b) Low cost TS - IP based; QoS for VoIP.

Contractor underline there willingness to develop the WALKair product in these direction.

3. TS CAPACITY EXTENSION FOR WHOLESALE E1 BUSINESS
3.1 CUSTOMIZED DEVELOPMENT

Purchaser will get a TS with a capacity of 4xE1 (high capacity TS / HC-TS) in a timeframe which has to be agreed upon by all parties after mutually agreed development specification. Contractor is offering the HC-TS based on the existing TS product, where two TS-BU will be connected to one TS-RFU via an IF-MUX. The additional path loss could be covered by higher gain antenna, wherever it is necessary.

The customised development will be started

a) after mutual defined and committed system specification of the HC-TS and
b) Purchaser has given a firm order commitment of min. 200 of these HC-TS Less Than 180 Greater Than s in 12 month after the product will be available

3.2 UPGRADE PROCEDURE

Wherever more then 2xE1 capacity, up to max. 4xE1, per CPE will be needed, Contractor will deliver the additional equipment (second TS-RFU + second TS-BU) up to the moment the HC-TS will be available. The price for this expansion will be calculated as follows:

list price (HC-TS) - list price (TS-BU + TS-RFU) = upgrade price

The cost for the capacity expansion will be borne by Purchaser.

                               European Agreement
                                  Appendix 3 d
                        System Specification Commitments

If reasonable Contractor shall exchange the installed 2 x TS version for the HC-TS. The related service cost of the replacement shall be borne by Contractor. The replaced TS-BU equipment shall be checked and placed in the Purchaser network in new CPE installations.

4. CAPACITY / RANGE CLAUSE

As described in the SFD Appendix 3a_1 item 54, Version 3 and 4 of WALKair 26 GHz system allows for up to 6 carriers per BS RFU without performance degradation. For larger capacity there is a trade off between range and the number of BS BU Less Than 180 Greater Than s allocated to a single BS RFU. This dependency will no longer apply from version 5.x of WALKair.

For the time being, Contractor as turn key provider will take care for a proper allocation of TS Less Than 180 Greater Than s to the corresponding BS Less Than 180 Greater Than s in order to secure enough capacity and proper services for all TS installations within the committed range during the planning process.

Should Purchaser see in a certain stage of the deployment a service affecting constraint Contractor will replace the relevant BS RFU (with version 5 or higher) at no additional cost in HW and service for Purchaser unless Contractor can prove that this constraint is not caused by the above performance degradation.

5. LINK AVAILABILITY

Contractor warrants a link availability due to radio propagation effects of *** in all planned rain zones in Germany as defined by the ITU standards in place to date for all radio links installed within the committed range of the radio system given in SFD Appendix 3a. According to ITU-R recommendations the availability shall be measured over a period of at least 12 month in accordance to such standards.
If the warranted availability target is not met Contractor will provide free of charge for FMCD the necessary technical measures and services as e.g. increased antennas etc. in the respective links in order to improve the availability until the agreed availability is reached. Prerequisite for this warrant is that the Line of Sight condition is fulfilled. Contractor is not responsible for obstacles which have been constructed or erected after deployment, of the base station provided that Contractor has used its reasonable endeavours during the planning phase.
If circumstances occur that result in a material change of climatic conditions in Germany, thereby effecting the links that have been deployed or engineered by Contractor for the Purchaser, then Force Majeure shall apply.
Outages due to equipment failure are not included in this statement but are subject to the separate MTBF guarantee.

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                  Appendix 3 e
                                  MTBF Warranty

1. BASICS

The WALKair RFU as major transmitter/receiver part of the BS will warrant an MTBF of 110.000 hours (12,7 years). This will allow the operator to serve his customers with a high quality of reliability.

Failure BS-RFU will be recognized as a failed unit, only under the condition that the unit was installed, commissioned and operated in conformity with its user manual instructions, technical specifications, and environmental conditions.

In order to prove this figure and to maintain a proper deployment in the initial phase of the rollout Contractor would like to offers to Purchaser a two step procedure as shown below (figures 2 and 3).

2. INITIAL DEPLOYMENT PERIOD OF 6 MONTH

During this period, where an exact statistical measurement of the MTBF could not be fulfilled, the technicians of Contractor as turn-key providers will carry spare RFU Less Than 180 Greater Than s in order to not affect the committed BZA (ready for acceptance) dates. This will allow Purchaser to achieve the targets of the roll-out plan.

However, the replacement related to service faults, will be according to the mutual agreed MTTR procedures.

3. MATURE DEPLOYMENT PHASE
3.1. BASIC CONDITIONS

In this period, which will start 6 month after first PMP service, counting minimum 500 sectors and will take min. 12 month for the calculation of the committed MTBF as shown above, the MTBF will be measured as follows:

3.2.     MEASUREMENT FORMULA

MTBF     =        Operational Hours of RFU
                  -------------------------
                       Confirmed Faults

confirmed faults = hard faults (e.g. components of modules/units like I/C, transistor, resistor, capacitor, crystals, diodes, fuse, inductor, transformer, sub-units, soldering faults, open/short circuit, burnt)

Operational Hours = # of BS-RFU's x 24 h x 365 days

Example :

Sum of faults     =       500 RFU X 24 h X 365 d    = 40 RFU faults / annum
                          ----------------------
                          110.000 h

The counting of the faults will be based on a mutual agreed data base and failure procedure between both parties.

     The mutually agreed measurement procedure will be verified by a third party. The expenses for such third party verification are not included in the prices and will be charged at actual outlay.

                               European Agreement
                                  Appendix 3 e
                                  MTBF Warranty


3.3. TECHNICAL/COMMERCIAL PROCEDURE TO REACH GRANTED MTBF

If the deployed network of BS-RFU Less Than 180 Greater Than s will not reach the committed MTBF as mentioned under section 1 and the faults will exceed the value as calculated in 3.2. Contractor will deploy at no cost in the Purchaser's PMP network a redundant BS-RFU in the sectors of the BS Less Than 180 Greater Than s mentioned under 3.1. under the following conditions :

a) the base station was affected by a failure during the measurement period
b) there will be existing life traffic in the BS-sector


-----------------------------------------------------------------------------------------------------
SYSTEM           DOCUMENT TITLE

                 SYSTEM DESCRIPTIONS AND EXPLANATORY INFORMATION (FOR INFORMATION ONLY)

Sync.            WLL Synchronisation Guidelines

Walkair          System Description

Walkair          Version 3 Functional Description

Walknet          WALKnet Version 4 description

Walkair          WALKair Wideband / Broadband Point to MultiPoint Wireless System - Timing Mechanisms

Walkair          Bandwidth on Demand Description Concentrated Voice and Data Solution

Walkair          WALKair Broadband Point to MultiPoint Wireless System - Frame Relay Management

Walkair          V5 Solution Specification

ONU              Information about FastLink UNU 30 / ONU 20 for Firstmark network

ONU              Montage ONU 30 FTTB

CMXII            Information Cross Connect Multiplexer II A50010-A3-F102-2-7618

ACI              Access Integrator V5.1 Issue: 5.1.e.1 Product Description

DCN              Information on DCN concept with CMX II / ONU 30

SYSTEM              FILE NAME



Sync.               02_WLL-sync.doc

Walkair             03_System Description.doc

Walkair             04_Version 3 Functional Description.doc

Walknet             05_WALKnet Version 4 description.doc

Walkair             06_Timing_and_Clock_Sources_in_WALKair.doc

Walkair             07_BOD S

Walkair             08_Frame Relay Management.doc

Walkair             09_V5spec.doc

ONU                 10_FM_Overview_FastLink_ONU_30_20.doc

ONU                 11_A00358439.pdf

CMXII               12_CMXII_en.pdf

ACI                 13_prdai51e.doc

DCN                 14_FM_Overview_Fastlink_DCN_000211.doc
-----------------------------------------------------------------------------------------------------

WLL Synchronisation Guidelines      WLL Synchronisation Guidelines / 1.0APPROVED
--------------------------------------------------------------------------------

                          WLL SYNCHRONISATION GUIDELINES

                          ------------------------------------------------------

ID                        WLL SYNCHRONISATION GUIDELINES
REVISION                  1.0 APPROVED
DATE                      17/03/2000
CONFIDENCE                FMCE CONFIDENTIAL

                          ------------------------------------------------------

                          DEPT.    PERSON               DATE     SIGNATURE

AUTHORS                   FMCE     Olaf Struck

APPROVED                  FMCE     Jorg Gimmler

REVIEW                    FMCD     Detlef Obiray

                          FMCD     Michael Strunz-Kroll

                          FMCE     Lorcan Burke

FILENAME                  Wll-synch.doc

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DESCRIPTION

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CHANGE LOG                0.1Draft   17/02/2000 / Olaf Struck
                               Initial Version
                          0.2Draft 10/03/2000 / Olaf Struck
                               Review comments
                          0.3Draft 16/03/2000 / Olaf Struck
                               ATM Switch or SDH Cross connects at the
                               concentration sites included
                          1.0Approved 17/03/2000 / Olaf Struck

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TABLE OF CONTENTS

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1     Introduction........................................................3
2     General Aspects.....................................................3
3     WalkAir Synchronisation Capabilities................................4
4     Network Architecture................................................4
   4.1    Via Local Access Provider.......................................4
      4.1.1  Via Clock Transparent Leased Lines...........................4
      4.1.2  Re-timed E1..................................................5
      4.1.3  T4 via Local Access Provider.................................6

   4.2    Via Radio Link..................................................6
   4.3    Co-location.....................................................7
   4.4    GPS Synchronisation.............................................8
5     Equipment Configurations............................................9
   5.1    WLL Sites.......................................................9

      5.1.1  Connected via Leased Lines...................................9
        5.1.1.1   Clock Transparent Leased Lines......................9
        5.1.1.2   T4.................................................10
        5.1.1.3   E1 Re-timing.......................................11

      5.1.2  Connected via SDH Radio Links...............................12
      5.1.3  Connected via PDH Radio Links...............................12
      5.1.4  Co-located to LambdaNet PoP.................................13

   5.2    Concentration Sites............................................13
      5.2.1  Connected to Core Network via SDH Radio.....................13
      5.2.2  Connected to the Core Network via Leased Lines..............14

        5.2.2.1   Connected to remote WLL sites via SDH radio........14
          5.2.2.1.1 Timing provided by LAP...........................14
          5.2.2.1.2 GPS System.......................................16

        5.2.2.2   Connected to remote WLL sites via PDH radio........17
        5.2.2.3   Entirely connected via Leased Lines................17

   5.3    TS and CPE.....................................................17
6     Conclusion.........................................................18

   6.1    Concentration Sites............................................18
      6.1.1  Connected to Core Network via SDH Radio.....................18
      6.1.2  Connected to the Core Network via Leased Lines..............18

        6.1.2.1   Connected to remote WLL sites via SDH radio........18
        6.1.2.2   Entirely connected via Leased Lines................18

      6.1.3  Co-located to LambdaNet PoP.................................18
   6.2    WLL sites......................................................19

      6.2.1  Connected via SDH radio.....................................19
      6.2.2  Connected via Leased Lines..................................19

7     Examples...........................................................20
   7.1    LambdaNet Clock carried over SDH radio.........................20
   7.2    GPS at Concentration Points....................................20
8     Abbreviations......................................................21

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1    INTRODUCTION

This document is intended to give guidelines for synchronising the wireless local loop (WLL) equipment and the subsequent customer premises equipment (CPE). It will give recommendations to synchronise the equipment for all possible cases. This concept also applies to other terminating equipment, e. g. 64k Cross Connects, Voice Switches.

This document is not intended to replace a detailed synchronisation planning including documentation also considering the core network.

2    GENERAL ASPECTS

To avoid excessive frame/bit slips all equipment which is terminating the E1 frame has to be synchronised to a clock which is G.811 traceable. Real time applications like voice are most sensitive to slips. Synchronising all terminating equipment to a PRC (also applicable to several different PRCs) ensures that the slip rate is kept at a minimum.

A clock transparent PDH/E1 signal traversing SDH network(s) will experience excessive Jitter and Wander. This is due to the byte stuffing (pointer adjustments) which may occur in SDH networks. This byte stuffing will cause excessive wander at the de-synchroniser output which makes the PDH signal not suitable for synchronising subsequent nodes deploying narrow bandwidth PLLs (some mHz, like voice switches and SSUs). Access nodes deploying greater bandwidth PLLs (ONUs, CMX, BS-BUs, ...) may be synchronised to clock transparent E1 leased lines. Synchronising equipment to clock transparent E1 leased lines assumes that the terminating equipment at the opposite end is synchronised to a PRC (not from the same line).

To use E1 signals traversed an SDH network for all synchronisation purposes (incl. voice switches) the E1 signal has to be re-timed with the SDH network clock at PDH output of the last SDH node or an external re-timing device (e. g. NE2SYNC). Re-timing won't be possible on unframed E1 signals. In case of re-timing the network operator who provides its network clock (e. g. LAP via re-timing or T4) has to guarantee the clock quality (Jitter, Wander) acc. to ITU-T G.813 (option 1, locked mode, PRC traceable). The synchronisation distribution inside the networks has to meet the requirements according to ITU-T G.803.

Synchronous E1 signals traversing pure PDH network(s) are suitable to synchronise the subsequent equipment. Due to the bit stuffing used in PDH network only minor phase hits will occur. Care has to be taken when synchronising equipment off clock transparent E1 signals. In this case one end must act as the clock master the other end may be the clock slave synchronised from the line. In case the equipment at both end is set to "slave" the "timing loop" will cause loss of traffic. The same applies to clock transparent E1s traversing SDH networks.

Care has to be taken on synchronising the WLL equipment to clock transparent E1s connected to an ATM switch / network. An ATM network is only able to provide clock transparent E1 services suitable to synchronise WLL equipment when the SRTS mode of AAL1 (CBR) is used. The SRTS mode ensures that the adaption and de-adaption function is in synch.

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3    WALKAIR SYNCHRONISATION CAPABILITIES

Each BS-BU provides one external 2MHz synchronisation input (T3) and one external 2MHz synchronisation output (T4). These ports are compliant to G.703/10. The T3 input has an high impedance (12kOhm||50pF) which allows to connect about four inputs (more to be confirmed) to one output by applying external 120 Ohm terminators.

It has been proven by Siemens that the WalkAir system is able to derive timing from clock transparent E1s traversing SDH networks without any malfunction.

Each BS-BU can either be synchronised to one of the three E1 ports or from T3 input. In case of failure of all sources the BS-BU enters free running mode. In automatic mode each BS-BU selects the highest priority from one of the three E1 sources. Timing from T3 is possible in manual mode only. In manual mode each BS-BU is fixed to one source, if this source fails the BS-BU enters free running. The T4 output can be configured on/off, automatic squelching is not implemented.

Since T3 timing is possible in manual mode only, a proper automatic hierarchy switching is possible via E1 signals only.

4    NETWORK ARCHITECTURE

There are several different options to connect the WLL stations to the core network.

- Directly connected to LambdaNet Backbone or co-located to a feeder network site
- Connected via local access provider network (leased lines)
- Connected via SDH/PDH radio link

Some concentration points also deploying BS will be used to concentrate traffic from serveral BS and to carry the traffic to the core network.

The following describes the principles of the different synchronisation options. Further details of the WLL sites considering all installed equipment are described in chapter 5.

4.1  VIA LOCAL ACCESS PROVIDER

In case the WLL equipment is connected to the core network via an LAP there are three options to consider. All options described below have to be negotiated with each individual LAP. Clock transparent G.703 Leased Lines are the default not causing any additional effort/cost.

4.1.1 VIA CLOCK TRANSPARENT LEASED LINES

If less than sixteen E1s (depending on the LAP and price of E1 / STM-1) are required the LAP will usually provide separate E1s.

E1 Leased Lines used to synchronise the WLL equipment have to be clock transparent end to end. The terminating equipment at the remote end has to synchronised to a PRC traceable clock (not the same line). E1s terminated at voice switches are most suitable for this purpose.

If the E1 is traversing ATM networks these network have to work in SRTS mode to ensure clock transparent transmission. If the network is not in SRTS mode the signal will experience wander of several hundred UIs which is not suitable for synchronisation purposes.

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Figure 1: Clock transparent Leased Line

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4.1.2 RE-TIMED E1

If less than sixteen E1s (depending on the LAP and price of E1 / STM-1) are required the LAP will usually provide separate E1s. Compared to the transparent Leased Lines the re-timing provides an higher accuracy clock signal.

In this case the LAP provides its network clock via E1 re-timing to clock at least one CMX/BS-BU directly. Other BS-BUs have to be timed via T4 of the CMXII/BS-BU. The remaining E1s do not need to be re-timed. An SSU may be used to filter the clock (via CMXII) and to provide a better holdover performance.

Due to equipment restrictions some LAPs might not be able to offer re-timing.

Figure 2: LAP re-timing
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4.1.3 T4 VIA LOCAL ACCESS PROVIDER

If more than sixteen E1s (depending on the LAP and price of E1 / STM-1) are required the LAP will provide an STM-1 terminal mux .

The LAP provides its network clock via STM-1 to synchronise the STM-1 mux. The STM-1 mux will extract the clock and output the 2 MHz clock at the T4 port. This T4 clock signal will be supplied to the T3 input at the CMXII/BS-BUs (bus structure). In case other SDH/ATM nodes have to be synchronised an SSU may be used to filter the clock and to provide a better holdover performance.

Figure 3: LAP STM-1

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In case the STM-1 terminal mux is provided by FMC this mux has to derive timing from the STM-1 signal provided by LAP.

4.2  VIA RADIO LINK

In case the WLL equipment is connected to the core network via SDH radio links the clock from the core network can be supplied to the WLL equipment via the radio links using SDH muxes which may be part of the radio equipment.

In case of SDH radio the SDH Mux which may be part of the radio equipment must be synchronised to a PRC (traceable) clock at one end (usually the end which is directing to the core network). The clock signal is carried on the STM-N signal and is supplied to the CMXII/BS-BUs and other SDH/ATM nodes via the T4 output of the SDH Mux. The SDH-Mux derives timing from the air interface.

Assuming the E1s carried via the SDH radio link are synchronised to a PRC (via voice switch) at the remote end of the radio link, the E1s can also directly be used to synchronise all subsequent equipment. This is due to the fact that it is very unlikely to experience pointer justifications in a point to point link. The E1s are exposed to mapping Jitter only. Carrying E1s via SDH radio links like described above does not affect the suitability of these E1s for timing purposes.

In case of PDH radio (16x2 Mbit/s) the clock is carried on the E1 signals itself. The E1s will be carried transparently like on pure PDH networks and therefore are suitable to derive timing. Carrying via PDH radio link does not affect the suitability of these E1s for timing purposes. The E3 layer itself is plesiochronous. The PDH radio equipment does not require a synchronisation signal.

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Figure 4: Via PDH/SDH Radio

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4.3  CO-LOCATION

In case the WLL site is co-located to the LambdaNet or Core Network PoP the scenario is like described in chapter 4.1.3. Depending on the location the 2 MHz may be directly supplied by an GPS system.

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4.4  GPS SYNCHRONISATION

A GPS system will be required in concentration sites where no other clock is available to synchronise the SDH /ATM nodes used for concentration the traffic from other BSs. The synchronisation via GPS systems can be used in combination with all options mentioned before (Leased Lines, Radio Links, ...).

All the FMC equipment (incl. CMXII) will be synchronised to the GPS clock.

Figure 5: GPS Synchronisation

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5        EQUIPMENT CONFIGURATIONS

5.1      WLL SITES

This chapter applies to WLL sites not acting as concentration points where no other SDH/ATM equipment has to be supplied with clock.

At base stations/TS where ONUs are employed a CMX II is required for consolidation of the 64k SISA-DCN channels. This CMX II can also be used to distribute the clock to the connected BS-BUs . Since not all BS-BUs will have ONUs at the TS sites the remaining BS-BUs have to be clocked via T4 (bus structure).

5.1.1 CONNECTED VIA LEASED LINES

This chapter is applicable to WLL sites connected to the core/feeder network via Leased Lines (E1 or STM-N) provided by a local access provider (LAP).

5.1.1.1 CLOCK TRANSPARENT LEASED LINES

In case no SDH/ATM equipment has to be synchronised at this site, the preferred solution is to synchronise the CMXII to transparent E1s and to distribute the clock to the BS-BUs via CMXII. Most suitable for synchronisation are transparent E1s terminating at a voice switch at the other end. If the option via CMXII is not possible each individual BS-BU has to be supplied with at least one suitable E1.

For this purpose the CMXII has to be synchronised to the clock transparent E1 signals. Hence all outgoing E1s of the CMXII will be synchronised to this E1. The BS-BUs connected to the CMXII must be synchronised to these E1s. The remaining BS-BUs must be synchronised to the T4 output of the CMXII. A second transparent E1 should be used to provide a standby synchronisation source to the CMXII. If the number of T4 outputs at the CMXII is not sufficient each individual BS-BU has to be synchronised to a clock transparent E1 leased line.

In case of failure of the E1(s) used for synch the CMX II enters free running. Since the T4 is squelched the subsequent equipment will be free running also. Figure 5 only shows the E1 signals used for SISA-DCN, the remaining E1s used for traffic are not shown.

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Figure 6: Configuration for clock transparent leased lines

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5.1.1.2 T4

Compared to clock transparent E1 leased lines the T4 provides an higher accuracy clock but causes higher cost/effort compared to clock transparent E1s.

The CMX II has to be synchronised to the 2MHz signal provided by the LAP. Hence all outgoing E1s of the CMXII will be synchronised to this 2 MHz signal. The BS-BUs connected to the CMXII must be synchronised to these E1s. The remaining BS-BUs must be synchronised to the T4 output of the CMXII.

In case of failure of the 2 MHz signal(s) supplied by the LAP, the CMX II enters free running. Since the T4 is squelched the subsequent equipment will be free running also. Figure 6 only shows the E1 signals used for SISA-DCN, the E1s used for traffic are not shown.

The same scenario applies in case the WLL BS-BUs are co-located to the concentration sites or LambdaNet PoP sites. In both cases the clock might be supplied by an GPS system. This scenario is also applicable to WLL sites connected via SDH radio to the core network. In this case the T4 of the SDH radio mux has to be used. In case another SDH / ATM equipment has to be supplied with clock of a LAP an SSU shall be deployed. For details see 5.2.2.1.1.

In case the number of clock outputs is not sufficient due to the fanout limitations an active clock distributor (without holdover capability) can be deployed. The preferred system is the Siemens VTM-A1.

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Figure 7: Configuration for T4 timing

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5.1.1.3  E1 RE-TIMING

In case the LAP can not provide the network clock via T4 the clock should be provided via re-timing. The clock quality of the T4 signal compared to the re-timing option is identical.

In case of re-timing the CMXII has to be synchronised to the re-timed E1 signal provided by the LAP. Hence all outgoing E1s of the CMXII will be synchronised to the re-timed E1. The BS-BUs connected to the CMXII must be synchronised to these E1s. The remaining BS-BUs must be synchronised to the T4 output of the CMXII. A second re-timed E1 should be used to provide a standby synchronisation source to the CMXII.

In case of failure of the re-timed E1(s) the CMX II enters free running mode. Since the T4 is squelched the subsequent equipment will be free running also. Figure 5 only shows the E1 signals used for SISA-DCN, the remaining E1s used for traffic are not shown.

Care must be taken since some re-timing equipment overrides the traffic signal with AIS upon failure of the synchronisation source (holdover).

In case another SDH/ATM node has to be supplied with a clock of a LAP an SSU shall be deployed. For details see 5.2.2.1.1.

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Figure 8: Configuration for E1 re-timing

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5.1.2 CONNECTED VIA SDH RADIO LINKS

In case the WLL site is connected to the core/feeder network via SDH radio the timing of the STM-N signal carried on the SDH radio link may be used to synchronise the WLL equipment.

For this purpose the SDH mux which may be part of the radio equipment at the WLL site has to output the clock signal at the T4 port. This signal has to be supplied to the remaining equipment like described in chapter 5.1.1.3.

5.1.3 CONNECTED VIA PDH RADIO LINKS

In case the WLL site is connected to the core via PDH radio the E1s carried on the radio link are handled like clock transparent leased lines. The timing information is carried on the E1 signals itself. The E1s will be carried transparently like on pure PDH networks and therefore are suitable to derive timing. Carrying via PDH radio link does not affect the suitability of these E1s for timing purposes. The E3 layer itself is plesiochronous. PDH radio equipment does not require a synchronisation signal.

The synchronisation of the WLL equipment shall be done like described in chapter 5.1.1.1.

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5.1.4 CO-LOCATED TO LAMBDANET POP

Where the WLL equipment is co-located to a LambdaNet PoP the clock of the transport network may be used via 2 MHz signals like described in chapter
5.1.1.3. The 2 MHz Clock (T4) should be extracted of the SDH NE supplying the E1s to the BS-BUs/ CMX. Depending on the PoP the Clock may also be delivered by an GPS system directly.

5.2  CONCENTRATION SITES

This chapter applies to concentration sites where the traffic of several BS is concentrated and also WLL equipment might be deployed. Apart from the radio and WLL equipment an ATM Switch or SDH Cross Connect will be used to concentrate the traffic. The ATM nodes and/or the SDH muxes have to be supplied with an PRC (traceable) clock.

In case the SDH XC interconnects to all SDH radio links (connecting remote WLL sites) on STM-N level the SDH radio equipment does not comprise an SDH mux. An ATM switch will interconnect to the SDH radio links on E1 level. Hence the radio links have to comprise an SDH mux.

5.2.1 CONNECTED TO CORE NETWORK VIA SDH RADIO

In this case the clock of the LambdaNEt transport network shall be carried to the concentration site via the SDH radio. This clock shall be supplied to the SDH mux (radio) at the core PoP via 2 MHz signal or directly via an STM-N signal. At the concentration sites the clock shall be distributed to the remaining SDH/ATM nodes. Since the clock used to synchronise the SDH/ATM equipment is under control of FMC, no SSU is required.

Figure 9: Supplying Core Network clock to the concentration / WLL sites

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The SDH radio equipment interconnects to the SDH cross connect on STM-1 level.
For this purpose the SDH radio equipment does not comprise an SDH mux. The SDH XC derives timing from the STM-N coming from the core network. Hence all outgoing STM signals are synchronised to the core network clock.

In case the nodes interconnect at the concentration site on E1 Level (ATM node used for concentration) the radio links connecting the remote WLL sites will include an SDH mux. The ATM node will extract timing from the STM-N signal from the core network and will supply the to the corresponding SDH muxes (radio) via 2 MHz signals. Since the number of T4 outputs at the ATM

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node might be not sufficient an active clock distributor has to used to extend the number of ports. The preferred system is the Siemens VTM-A1.

The local WLL equipment may be provided with a 2MHz clock of the SDH/ATM XC. The preferred option is to synchronise the WLL equipment on clock transparent E1s.

5.2.2 CONNECTED TO THE CORE NETWORK VIA LEASED LINES

In case the concentration site is connected to the core network via leased lines the clock has to be provided by the LAP via STM-N signal. The required traffic capacity will usually be at least one STM-1.

The clock provided by the LAP/GPS has to synchronise the local SDH/ATM nodes.

In case no other SDH/ATM equipment has to be supplied with clock at the concentration site no filtering of LAPs clock is required.

5.2.2.1 CONNECTED TO REMOTE WLL SITES VIA SDH RADIO

Not all remote WLL sites might be connected via SDH radio, some will be connected via PDH radio or leased lines.

5.2.2.1.1  Timing provided by LAP

In this cas the clock has to be extracted from the SDH signal (leased line) connecting to the core network and shall be filtered by an SSU. The SSU supplies the SDH/ATM nodes with synchronisation via 2 MHz signals.

Since SDH radio equipment used to connect the WLL sites to the concentration sites and the ATM/SDH cross connects require an PRC (traceable) clock source, an SSU has to be deployed which filters the LAPs clock and provides a reasonable holdover performance. In this case the clock can be distributed to the remote WLL sites via SDH radio. This is applicable to re-timing and T4, both provided by LAP.

The SDH/ATM node extracts the clock from the STM-N signal and outputs the clock at the T4 interface. The T4 signal has to be connected to the SSU input. The SSU has to feed all the subsequent SDH/ATM equipment. In case of failure the T4 has to be squelched since the SSU provides the better holdover performance.

The used SSU should include an ovenized cristal quartz oscillator (OXCO). Internal redundancy is not required. Dual power feed shall be used. The preferred system is the XYZ.

The SSU has to be managed by the WLL equipment (incl. CMXII) via ext. Alarm inputs.

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Figure 10: LAP timing deploying an SSU

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Only the signals used for synchronisation purposes are shown above.

In case an ATM switch is deployed the systems will interconnect on E1 level. The clock of the SSU has to be supplied to the SDH muxes (radio links) via 2 MHz signals.

If an SDH Cross Connect is used the connections between the SDH muxes of the radio links and the SDH cross connect will be on STM-1 level and no further SDH/ATM equipment has to be supplied with clock. Hence no SSU is required.

The local WLL equipment may be provided with a 2MHz clock of the SDH/ATM XC. The preferred option is to synchronise the WLL equipment on clock transparent E1s.

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5.2.2.1.2 GPS System

In case the LAP is not able to provide a clock signal an GPS system has to be deployed. A GPS system has the advantage of being independent of the LAP. Depending on the extra cost for an GPS system compared to an SSU an GPS system might be deployed even if the LAP could provide a clock signal.

The GPS systems used have to have an SSU to provide a suitable holdover performance. In locked mode the system has to meet G.811 requirements. To limit the additional cost for GPS equipment it will be sufficient when the GPS system includes an ovenized cristal quartz oscillator (OXCO). Internal redundancy is not required. Dual power feed shall be used. The GPS system has to provide 2MHz signal(s) acc. to G.703/10. The system shall be able to supply at least ten 2MHz outputs. To provide a minimum redundancy the BS-BUs should not be supplied by a single GPS output. The maximum cable length between antenna and GPS system has to meet the requirements of all WLL sites. 300 m will be sufficient. The preferred system is the XYZ.

In case of failure of the GPS antenna the 2 MHz outputs must not be squelched because the GPS system provides a much higher holdover performance than the individual nodes.

The GPS system has to be managed by the WLL equipment (incl. CMXII) via ext. Alarm inputs.

Figure 11: GPS configuration

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Only the signals used for synchronisation purposes are shown above.

If an SDH Cross Connect is used the connections between the SDH radio links and the SDH cross connect will be on STM-1 level. In this case only the SDH XC has to be supplied with clock

In case an ATM switch is deployed the systems will interconnect on E1 level. In this case the clock of the GPS has to be supplied to the ATM and SDH muxes (radio links).

5.2.2.2 CONNECTED TO REMOTE WLL SITES VIA PDH RADIO

The E1s carried on the PDH radio have to be handled like clock transparent E1s. The PDH radio equipment does not require a synchronisation signal. Concentration sites connected to the core network via leased lines and deploying PDH radio to connect remote WLL sites are handled like described in chapter 5.2.2.1. Not all remote WLL sites might be connected via PDH radio some of them might also be connected via leased lines. 5.2.2.3 ENTIRELY CONNECTED VIA LEASED LINES

In this case the clock information carried on the STM-N (connecting to the core network) does not have to be supplied to any other SDH/ATM node. Since the STM-N signal supplied by the LAP always contains timing information this signal has to be used to synchronise the ATM/SDH XC without using an SSU/GPS. The local WLL equipment has to be synchronised to clock transparent leased lines. If this is not possible the T4 clock of the ATM/SDH node can be used.

5.3  TS AND CPE

The following configuration of the terminal station and customer premises equipment (CPE) is independent of the different scenarios described before.

The TS derives synchronisation from the air interface. The CPE (ONU, PABX,...) shall derive synchronisation from the E1 supplied via TS.

Figure 12: TS and CPE configuration

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6    CONCLUSION

The following gives the recommendations to proceed with the synchronisation for the different options used to connect the WLL to the feeder/core network. The sequence of choices in each subsection reflects the hierarchy of choices (first ones to be preferred).

It has to be distinguished between WLL sites acting as concentration sites and "standalone" WLL sites. WLL sites connected via PDH radio links are handled like connected via clock transparent leased lines.

6.1  CONCENTRATION SITES

6.1.1 CONNECTED TO CORE NETWORK VIA SDH RADIO

- The Clock of the LambdaNet Transmission Network has to be carried to the concentration sites across the SDH radio link. This clock shall be used to synchronise the SDH/ATM nodes and shall be distributed to all remote WLL sites connected via SDH radio. Since this clock is under control of FMC no further SSU is required. For details see chapter 4.2, 5.2.1.

6.1.2 CONNECTED TO THE CORE NETWORK VIA LEASED LINES

6.1.2.1 CONNECTED TO REMOTE WLL SITES VIA SDH RADIO

- The LAP should provide clock via T4 or re-timing (preferred T4). In case other SDH/ATM nodes have to be supplied with clock, this clock shall be filtered deploying an SSU. The clock of the SSU shall also be distributed to the remote WLL sites connected via SDH radio and has to be supplied to the local SDH/ATM nodes. Depending on the cost for the SSU the GPS solution may be preferred. For details see chapter 4.2, 4.1.3, 5.2.2.

- If the LAP can not provide the clock an GPS system has to be used to supply the clock signal to the SDH/ATM nodes. This clock shall be distributed to all remote WLL sites connected via SDH radio. For details see chapter 4.4, 5.2.2.1.

6.1.2.2 ENTIRELY CONNECTED VIA LEASED LINES

- In this case only the ATM/SDH nodes used for traffic concentration have to be supplied with clock. The local WLL equipment may be provided with a 2MHz clock of the SDH/ATM XC. The preferred option is to synchronise the WLL equipment on clock transparent E1s. For details see chapter 5.2.2.3.

6.1.3    CO-LOCATED TO LAMBDANET POP

- The clock of the LambdaNet transport network shall be used (via T4 or STM-N) and distributed to remote WLL sites connected via SDH radio. For details see chapter 4.3, 5.2.2.

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6.2  WLL SITES

This chapter applies to WLL sites not acting as concentration points. WLL sites connceted via PDH radio are handled like connected via E1 leased lines.

6.2.1 CONNECTED VIA SDH RADIO

- Use a clock transparent (end to end) E1 leased line terminating at voice switches to derive timing for CMX/BS-BU. For details see chapter 4.1.1, 5.1.1.1.
- The SDH clock of the SDH radio mux shall be used to synchronise the WLL equipment at this site. For details see chapter 4.2, 5.1.1.2.

6.2.2 CONNECTED VIA LEASED LINES

- Use a clock transparent (end to end) E1 leased line terminating at voice switches to derive timing for the WLL equipment. For details see chapter 4.1.1, 5.1.1.1.
- Use re-timing or T4 provided by LAP (T4 preferred). In case of PDH radio re-timing and T4 might not be possible. In this case re-timing of the E1 has to take place just before the E1 enters the radio link. If re-timing is done before the E1 can be handled like a clock transparent E1. For details see 4.1.2, 4.1.3, 5.1.1.2, 5.1.1.3.
-    BS-BU can temporarily be free running for pure data services.
- Deploy a GPS system to supply the clock. Due to the cost for the additional equipment this should be avoided. For details see chapter 4.4, 5.2.2.1.2.

                                                                        19 of 22


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7    EXAMPLES

7.1  LAMBDANET CLOCK CARRIED OVER SDH RADIO

[HTML]

The LambdaNet clock is carried transparently to the WLL sites.

7.2  GPS AT CONCENTRATION POINTS

[HTML]

The GPS clock is carried from the concentration site to the remote WLL site transparently using SDH radio links.

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8        ABBREVIATIONS

      AAL1             ATM Adaption Layer 1 (constant bit rate)
      ADM              Add Drop Multiplexer
      AIS              Alarm Indication Signal (all ones)
      BS               Base Station
      BS-BU            Base Station Base Unit
      CBR              Constant Bit Rate
      CPE              Customer Premises Equipment
      FMC              Firstmark Communications
      GPS              Global Positioning System
      ITU-T            International Telecommunications Union -
                       Telecommunications Standardisation Sector
      NE               Network Element
      PDH              Plesiochronous Digital Hierarchy
      PoP              Point of Presence
      PRC              Primary Reference Clock
      TS               Terminal Station
      SDH              Synchronous Digital Hierarchy
      SEC              Synchronous Equipment Clock
      SSM              Synchronisation Status Message
      SRTS             Synchronous Residual Time Stamp
      SSU              Synchronisation Supply Unit
      STM              Synchronous Transport Module
      T3               Timing-Signal  2 MHz Synch-input
      T4               Timing-Signal 2 MHz Synch-output
      UI               Unit Interval, 488 ns in case of E1
      WLL              Wireless Local Loop
      XC               Cross Connect

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WALKair-TM- SYSTEM DESCRIPTION
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   [LOGO]



                                   WALKair-TM-

            WIDEBAND / BROADBAND POINT TO MULTIPOINT WIRELESS SYSTEM

                               SYSTEM DESCRIPTION

         Revision 3.0
         January 2000

--------------------------------------------------------------------------------
-C- FLOWARE Wireless Systems Ltd.    All rights reserved.

The material contained herein is proprietary, privileged, and confidential. No disclosure thereof shall be made to third parties without the express written permission of FLOWARE Wireless Systems Ltd. FLOWARE Wireless Systems Ltd. reserves the right to alter the equipment specifications and descriptions in this publication without prior notice. No part of this publication shall be deemed to be part of any contract or warranty unless specifically incorporated by reference into such contract or warranty.
--------------------------------------------------------------------------------


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FLOWARE WIRELESS SYSTEMS LTD.                               COMPANY CONFIDENTIAL
WALKair-TM- SYSTEM DESCRIPTION
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                                TABLE OF CONTENTS

1.    INTRODUCTION.........................................................1

2.    WALKAIR-TM- SYSTEM AND BUILDING BLOCKS...............................2
      2.1   BASE STATION (BS)..............................................3
        2.1.1   BASIC UNIT (BU)............................................3
        2.1.2   IF MUX.....................................................4
        2.1.3   RFU........................................................4
        2.1.4   ANTENNA....................................................4
        2.1.5   BS POWERING................................................4
      2.2   TERMINAL STATION (TS)..........................................5
      2.3   MANAGEMENT SYSTEM..............................................5
        2.3.1   MANAGEMENT COMMUNICATION...................................6

3.    SYSTEM FEATURES......................................................7

4.    WALKAIR-TM-  NETWORK APPLICATIONS....................................9
      4.1   THE BUSINESS CUSTOMER APPLICATION: HIGH GROWTH POTENTIAL
      SOLUTION OPTIMIZED FOR SME ACCESS....................................9
      4.2   THE RADIO TO THE BUILDING APPLICATION: BEST COST ACHIEVEMENT...10
      4.3   THE FEEDING APPLICATION:  EFFICIENT BACKHAUL TRANSMISSION......11

5.    TECHNICAL SPECIFICATIONS.............................................14
      5.1   GENERAL SPECIFICATIONS.........................................14
      5.2   TERMINAL STATION SPECIFICATIONS................................14
        5.2.1   RF @ 3.5 GHZ...............................................14
        5.2.2   RF @ 10.5 GHZ..............................................15
        5.2.3   RF @ 26 GHZ................................................15
        5.2.4   INTERFACES.................................................16
        5.2.5   SIZE AND STRUCTURE.........................................17
        5.2.6   POWER......................................................17
        5.2.7   ENVIRONMENTAL..............................................17
      5.3   BASE STATION SPECIFICATION.....................................18
        5.3.1   RF @ 3.5GHZ................................................18
        5.3.2   RF @ 10.5GHZ...............................................18
        5.3.3   RF @ 26GHZ.................................................19
        5.3.4   INTERFACES.................................................19
        5.3.5   SIZE AND STRUCTURE.........................................20
        5.3.6   POWER......................................................20
        5.3.7   ENVIRONMENTAL..............................................20

6.    THE WALKAIR ADVANTAGE................................................22



                                TABLE OF FIGURES

Figure 1. Typical  WALKair Application.....................................1

Figure 2: WALKair's System Architecture....................................2

Figure 3. Base Station General View........................................3

Figure 4. Terminal Station Overview........................................5



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
Figure 5. WALKair serving the business customer PMP application............9

Figure 6. WALKair serving the RTTB/RTTO application........................11

Figure 7. WALKair serving as backhaul feeding of WLL/mobile base stations..12

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FLOWARE WIRELESS SYSTEMS LTD.                               COMPANY CONFIDENTIAL
WALKair-TM- SYSTEM DESCRIPTION
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1.       INTRODUCTION

              WALKair-TM- is a state of the art Point-to-Multipoint (PMP) wireless system, designed to provide an optimal solution for a variety of wideband and broadband applications. Floware Wireless
              Systems Ltd., has developed WALKair to provide the new telecom operators with the best tools to successfully compete against incumbent operators.

              The system's innovative technology features fiber-optic quality telephony and data services for high-speed data and Internet applications . Small and Medium business (SME) as well as office and residential buildings (RTTO/RTTB) can benefit from high quality voice, high speed Internet access and other data services.

              WALKair also serves as an efficient feeder to wireless micro-cells, providing backhaul connectivity for base stations of mobile and fixed narrowband wireless systems. With our system, new operators can enjoy a successful, quick and cost-effective penetration process into the telecom market.

                                [GRAPHIC OMITTED]

                     FIGURE 1. TYPICAL WALKair APPLICATION


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2.       WALKair-TM- SYSTEM AND BUILDING BLOCKS

              The WALKair PMP system consists of a Base Station (BS) with multiple Terminal Stations (TS). The BS is connected by radio channels to all TS.

              The Base Station is a modular hub, connected to the Telecom switches on one side and to the service areas, via the Terminal
              Stations, on the other side. Each Terminal Station provides various Telecom services, such as leased line, ISDN, Frame Relay etc., utilizing a flexible bandwidth up to 4Mbps capacity. The entire base station provides a total network capacity of 64E1@14Mhz, which is divided among the Terminal Stations as required, using flexible bandwidth allocation.

              The following diagram illustrates the system architecture.

                                [GRAPHIC OMITTED]

                     FIGURE 2: WALKAIR'S SYSTEM ARCHITECTURE


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2.1      BASE STATION (BS)

              Figure 3 shows a general view of the Base Station.

                                [GRAPHIC OMITTED]

                       FIGURE 3. BASE STATION GENERAL VIEW

              The Base Station consists of several sectors, up to 8/12 sectors
              (depending on frequency type) can cover a single cell. Each sector contains one or more (up to 16) Basic Units (BU), an IF MUX, RFU and an antenna.

2.1.1    BASIC UNIT (BU)

              The main building blocks of the BU are: the modem, the telecom interface cards and the IF module. Each BU converts the IF signal to telecom voice/data towards the telecom port, and vice verse

              Each BU contains up to three interfaces to the telecom interfaces
              (E1, V35, X21, Ethernet etc.) providing various voice and data services. The interface cards are implemented on daughterboards, and therefore allow maximum flexibility.

              Each BU contains an Ethernet port for Network Management purposes and a serial LCI port for local craft terminal.

              Each BU transmits and receives 1.75MHz carrier and, by employing
              TDMA mechanism, handles the traffic of several remote Terminal
              Station (typically 2-10, maximum 16). All BUs are loosely connected via the IF MUX, for monitoring and control purposes only; in this manner, malfunctioning of a single BU does not affect the others.


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2.1.2    IF MUX

              The IF MUX combines the IF signals from/to the various Bus + 48VDC into a single coax cable that goes up to the roof top, where the RF and antenna subsystem are located. Up to 8 (@3.5GHz ) or 16
              (@10.5GHz and 26GHz) BUs may operate together combined by the same
              IF-MUX.

2.1.3    RFU

              The RFU converts the IF to RF, amplifies the signal to its right level and transmits it through the antenna. It is mounted near the antenna. The system has several types of RFUs, each serving a different radio frequency band. WALKair supports 3.5Ghz, 10.5Ghz and 26Ghz bands. The RFU is connected to the indoor equipment via a single coax cable.

2.1.4    ANTENNA

              A sector antenna may cover an angular service area (cell) using:

                   -    4, 6, or 8 sectors @ 3.5GHz and 10.5GHz

                   -    4 or 8 sectors @ 26GHz

              Each sector antenna is connected to an RFU.

2.1.5    BS POWERING

              The BS is powered by a DC standard source (48V) to the indoor unit.


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2.2      TERMINAL STATION (TS)

              Figure 4 shows a general view of the Terminal Station.

                                [GRAPHIC OMITTED]

                       FIGURE 4. TERMINAL STATION OVERVIEW

              A Terminal Station consists of a single BU (adapted to TS operation) and an integrated RFU and antenna subsystem.

              Each BU contains up to three interfaces to the telecom interfaces
              (E1, V35, X21, Ethernet etc.) providing various voice and data services.. The interface cards and the are implemented on daughterboards, and therefore allow maximum flexibility

              Each BU contains LCI port to be used by local craft terminal for installation and maintenance purposes.

              The BU operation is similar to the one at the Base Station. A single coax cable carries IF signal, that connects it to the RFU, which is installed at the rooftop. The RFU converts IF to RF. The antenna, which is an integral part of the RFU, is directed towards the BS location.

              The TS is powered either by a DC standard source (48V) or an AC source to the indoor unit.

2.3      MANAGEMENT SYSTEM

              WALKnet, WALKair PMP Access management system, runs on a commercial workstation, on top of Standard Network Management
              Platform package (HPOV). This station is capable of managing thousands of Network Elements (NE) concurrently, e.g Base Stations and their relating Terminal Stations.

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              WALKnet provides graphical visualization of WALKair Network
              Elements concerning the status, performance and configuration parameters.

              WALKnet PMP Access management may be located locally, in the cell, or remotely, in the control center. WALKnet allows for comprehensive configuration and maintenance tasks including testing, fault management and remote software download.

              Configuration Data Base is located in a central SQL Data base. The
              DB can be approached from several management Stations.
              Provisioning data that is stored on the DB can be retrieved by WALKnet and sent to the NE

              WALKair management Architecture is fully distributed: each BS-BU
              (BS stackable unit) is treated by the manager as an independent entity, allowing for flexible management tasks and simplified design. This architecture comprises of three main objects:

              -    SNMP-based PMP Access Management System (EMS)

              -    SNMP Management Agent in a Base Station's Base Unit (BU)

              -    Remote, Non-SNMP Management Agent in a Terminal Station

2.3.1    MANAGEMENT COMMUNICATION

              Each BS-BU is assigned with an IP address. The NMS and the BS-BU communicates using TCP/IP protocol stack. The NMS Manager at the central/regional site may communicate with the various SNMP agents using the following ways:

              In-band - One of the DS0 time-slots of the E1 channels in a specific BS-BU is dedicated for management. This BS-BU processes packet destined to its IP address and forwards the rest towards the LAN connecting al BS-BUs.

              Out of band - IP traffic is sent and received via the Ethernet port. All BS-BUs are connected to Ethernet hub. Each BS-BU processes only the IP traffic destined to it, according to the assigned IP address. The NMS may be local or remotely connected via router and any DCN network such as Frame Relay, Leased Line etc.

              Local communication is also available using Local Craft terminal via the serial interface in the BS-BU and TS-BU. user can use local LCI menus, which reside in the BU in order to configure, maintain or test the system.

              The remote TS is managed via a remote agent, residing in the TS-BU. The communication between the BS_BU SNMP agent and its remote TS_BU agents is done over the air link, using OUT OF BAND proprietary protocol that better utilizes the air link.


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3.       SYSTEM FEATURES

              SUPPORTS ALL PMP ETSI BANDS: 3.5, 10.5, 26 GHz

              These bands are certified in Europe for PMP systems by ETSI. The various regulatory authorities in Europe (and other countries as well) license either one or two of these bands.

              ACCESS METHOD: MULTI CARRIER TDMA / FDD

              The system uses a TDMA access scheme shared by a group of users at a radio bandwidth of 1.75MHz. There is one frequency for uplink and another one dedicated to the downlink (FDD). Multi-carrier is derived from the stackable structure of multiple 1.75MHz carriers.

              HIGH RELIABLE RADIO LINK

                   - High radio utilization using 64QAM modulation, with trellis FEC for coding gain. Spectral efficiency is 2.5 bit/sec/Hz.

                   - Fiber-optics equivalent quality of BER less than 10(-9), 99.99% availability

                   - Reliable radio link in cluttered environment using modem equalizer and Trellis coding

                   -    Optional redundant RFU for increased availability

              DYNAMIC BW ALLOCATION VIA TDMA CELL BASED PROTOCOL

                   - Air protocol specially designed for Wireless PMP, Multi service and BW optimization (low and high rate)

                   -    Flexible and Dynamic Bandwidth per User: 64Kbps - 2xE1

                   -    Dynamic Bandwidth Assignment Based on Traffic Type and
                        Magnitude: packet switching for data, circuit switching for voice.

                   -    Asymmetric BW Assignment for Uplink & Downlink

                   - Quality of Service using bandwidth reservation and priority schemes .

                   -    Built -In Security and Authentication

              CAPACITY

                   -    High spectral efficiency of 2.5 bit/sec/Hz

                   -    User's net payload is 2xE1 and can be doubled to 4xE1

                   -    Optimized cell planning allows for reuse of 2- 4

                   - The useful net bandwidth per cell depends on the allocated spectrum. As an example, the net capacity for a typical 14Mhz x 2 allocation @ 3.5GHz is 324xE1 and may be doubled to 64xE1 using dual polarization.

                   -    High concentration ratio using dynamic Bandwidth
                        Allocation

              MODULAR AND SCALEABLE STRUCTURE OF THE BASE-STATION


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                   -    The Base Station composes modular Basic Units, each
                        supporting 4Mbps over 1.75MHz carrier. This modularity
                        reduces startup costs, minimizes initial investment and
                        maximizes gradual growth capabilities.

              INTERFACES AND SERVICES

                   - At the Terminal WALKair offers variety of Telecom interfaces for voice data and Internet applications:
                        E1/PR ISDN, V35, X21 and Ethernet. BR ISDN is supported via external MUX.

                   -    The Base Station is connected to the backbone via E1
                        (G.703/G.704) , V35 and X21. STM-1 is supported via external ATM MUX

                   -    WALKair Multi service includes Leased Line, , Frame
                        Relay, BR/PR ISDN and IP.

                   - WALKair supports leased line services via variety of interfaces such as transparent E1, Fractional E1, V35 and X21 interfaces. Traffic is transparently transferred over a predefined bandwidth, determined by the management station.

                   - Voice traffic is received via E1 interface at the Terminal Station (CPE) using V5.1 protocol. The V5.1 traffic is then converted to V5.2 traffic and concentrated over the air using V5.2 signaling. The V5.2 signalling is monitored by WALKair BW manager, allowing for service oriented dynamic BW allocation, which grants extremely efficient concentration ratio for the operating services.

                   - Frame Relay packets are received via X21/V35 interface in the Terminal Station (CPE equipment) and transmitted over the air using dynamic bandwidth allocation. At the Base Station, Frame Relay packets are transmitted towards the network using V35/X21 or E1 interface

                   - Ethernet packets are received via 10BaseT interface in the Terminal Station (CPE equipment) ans and transmitted over the air using dynamic bandwidth allocation.
                        Bridging and static routing functionality ensures optmized IP connectivity.

                   - VoIP packets are identified and prioritized over the air using special queuing mechanism. Constant delay is maintained using cell based transmission.


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      WALKair-TM- NETWORK APPLICATIONS

              WALKair is designed to meet a set of requirements that are common to PMP applications in many cases. The specific requirements of a certain Telecom operator may vary, however, according to the profile of its specific application. Different priorities may be given to different requirements as a result of differences in needs, competitive environment, regulation, etc.

4.1      THE BUSINESS CUSTOMER APPLICATION : HIGH GROWTH POTENTIAL SOLUTION
OPTIMIZED FOR SME ACCESS

              Business customers are typically located in independent customer sites over an urban/suburban area. The covered area may be large - several hundred square kilometers, or small - a few square kilometers. The average capacity requirement per customer may vary significantly from one area to another. The number of customer sites and the average capacity per customer are expected to grow significantly within few years.

              WALKair is designed to suit WLL applications for business customers. The system directly connects locations of small- and medium-business customers providing wireline quality service of PABX, data and high speed Internet connection.

                                [GRAPHIC OMITTED]

         FIGURE 5. WALKair SERVING THE BUSINESS CUSTOMER PMP APPLICATION

              WALKair provides substantial technical, economical and competitive advantages to the Operators:

              BETTER BANDWIDTH EFFICIENCY


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                   -    Spectral efficiency of 2.5bits/s/Hz

                   - Flexible and dynamic real time allocation per user for high-speed Internet access

                   - Voice and data concentration using Dynamic Bandwidth allocation for increased radio efficiency, capacity, and higher throughput

              QUALITY OF SERVICE

                   -    Fiber Optics equivalent voice and data service

                   - Efficient traffic management including Bandwidth reservation and priority mechanisms for sensitive & high priority traffic

              COST EFFECTIVENESS

                   - All-in-one wireless access network for all business applications with full range of Telecom services such as Leased Line (from fractional E1/T1 to full E1/T1),
                        BR-ISDN to PR-ISDN, Frame Relay, Ethernet and ATM

                   - Variety of IP services: Internet access, LAN-to-LAN connectivity etc

                   - Cost structure tailored to the new operator needs: low start-up cost, linear growth, low life cycle costs

                   -    Best cost achievement using radio-to-building

                   -    Outstanding economical performance

                   -    Future proof with high growth potential

              ROBUSTNESS

                   -    Modular and fault tolerant architecture

                   -

4.2      THE RADIO TO THE BUILDING APPLICATION: BEST COST ACHIEVEMENT

              Small business customers and Residential buildings typically require low Bandwidth. Several such customers that reside on the same building can be served using a single radio connection to the building.

              WALKair provides an ideal solution for the Radio To The Building
              (RTTB) and Radio To The Office (RTTO) application. The operator can provide voice and data services to the entire building, using a single CPE unit (radio link).

              In addition to the SME application advantages, the RTTB/RTTO application offers the best cost effective service to the operator.


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                                [GRAPHIC OMITTED]

               FIGURE 6. WALKair SERVING THE RTTB/RTTO APPLICATION

4.3      THE FEEDING APPLICATION: EFFICIENT BACKHAUL TRANSMISSION

                   - The PMP can be used for feeding the Base Stations of narrowband wireless network, typically in urban and suburban areas, where continuous area coverage and high capacity requirements call for PMP backhaul transmission system. PMP allows for a more cost-effective area coverage than the traditional Point To Point microwave links.

              WALKair is designed to meet a set of requirements that are common to many backhaul transmission applications, regardless of the type of narrowband wireless network that it feeds.


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                                [GRAPHIC OMITTED]

    FIGURE 7. WALKair SERVING AS BACKHAUL FEEDING OF WLL/MOBILE BASE STATIONS

              WALKair is a typical solution for this application, which offers substantial advantages:

              SIMPLE BACKHAUL STRUCTURE

                   - Simpler of the backhaul structure with superior area coverage and flexible bandwidth support (fractional E1 to 2xE1), ensuring traffic averaging

                   -    Simple and easy planning and installation.

                   -    Transparent access for all traffic and signaling

              COST EFFICIENCY

                   - Significant cost reduction of overall backhaul network compared to PTP alternative

                   - Modular architecture allows expedient feeding for various network capacities

              HIGH CAPACITY

                   - Large backhaul capacity per area, enabled by the excellent spectral efficiency of the WALKair radio interface.

                   - Cost and traffic averaging is enabled using flexible bandwidth allocation, ranging from a 64Kbps to 4Mbps, which provides a mixed capacity channels to different base stations while efficiently utilizing the available bandwidth.

                   - Flexible and more efficient bandwidth management allowing for varied capacities to the same base stations in different hours of the day:


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              QUALITY

                   - Backhaul transmission by highly reliable radio links and additional redundancy options


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

FLOWARE SYSTEM SOLUTIONS LTD.                              COMPANY CONFIDENTIAL
WALKair-TM- SYSTEM DESCRIPTION
--------------------------------------------------------------------------------
5.       TECHNICAL SPECIFICATIONS

5.1      GENERAL SPECIFICATIONS

            STANDARD COMPLIANCE                       ETSI TM4 (EN 301 021)

                                                      ETSI TM4/2

            RADIO ACCESS METHOD                       Multi-carrier TDMA/FDD

            MODULATION & CODING TECHNIQUE             64QAM @ convolutional coding, rate 2/3

            SPECTRAL EFFICIENCY                       2.5bit/sec/Hz

            NUMBER OF TERMINAL STATIONS PER ONE       up to 256.
            SECTOR

            NET PAYLOAD  PER SINGLE USER              64Kbps to 4.096Mbps

            SYSTEM CAPACITY PER ONE BASE STATION      64xE1@14MHz  allocation

                                                      128xE1@28MHz allocation

            SUPPORTED DISTANCE                        3.5Ghz: 10Km at near line of sight.

                                                      10.5Ghz: 10Km at line of sight.

                                                      26GHz: 4km at line of sight


5.2      TERMINAL STATION SPECIFICATIONS

5.2.1    RF @ 3.5 GHz

            GUIDING STANDARD                          CEPT/ERC Rec. 14-03

            FREQUENCY BAND                            3.5GHz.

                                                      Transmit: A: 3.40-3.44 GHz

                                                                B: 3.43- 3.47 GHz

                                                                C: 3.46 - 3.5 GHz

                                                      Receive:  A: 3.50 -3.54 GHz

                                                                B: 3.53- 3.57 GHz

                                                                C: 3.56 - 3.60 GHz

            OUTPUT POWER                              Dynamic range:  -22dBm to +18dBm



--------------------------------------------------------------------------------

FLOWARE WIRELESS SYSTEMS LTD.                               COMPANY CONFIDENTIAL
WALKair-TM- SYSTEM DESCRIPTION
--------------------------------------------------------------------------------

            RECEIVER SENSITIVITY                      -87dBm  (@ BER 10(-9))

            RF BANDWIDTH                              1.75MHz

            ANTENNA SIZE                              25x25 cm.

            ANTENNA BEAMWIDTH                         18DEG. vertical and horizontal.

            ANTENNA GAIN                              18dBi

            STANDARD COMPLIANCE                       EN 302 085, Range 3, class TS2 and TS3


5.2.2    RF @ 10.5 GHz

            GUIDING STANDARD                          CEPT/ERC Rec. 14-03

            FREQUENCY BAND                            10.5GHz

                                                      Transmit: 10.50-10.65GHz

                                                      Receive: 10.15-10.30GHz

            OUTPUT POWER                              Dynamic range:  -25dBm to +15dBm

            RECEIVER SENSITIVITY                      -87dBm  (@ BER 10(-9))

            RF BANDWIDTH                              1.75MHz

            ANTENNA SIZE                              25x25 cm.

            ANTENNA BEAMWIDTH                         8DEG. vertical and horizontal.

            ANTENNA GAIN                              25dBi

            STANDARD COMPLIANCE                       EN 302 085, Range 3, class TS2 and TS3



5.2.3    RF @ 26 GHz

            GUIDING STANDARD                          T/R 13-02

                                                              TRANSMIT                RECEIVE

            FREQUENCY BAND

                                                      Band A:  25557 to 25669    24549 to 24661 MHz
                                                      Band B:  25669 to 25781    24661 to 24773 MHz
                                                      Band C:  25781 to 25893    24773 to 24885 MHz
                                                      Band D:  25893 to 26005    24885 to 24997 MHz
                                                      Band E:  26005 to 26117    24997 to 25109 MHz
                                                      Band F:  26117 to 26229    25109 to 25221 MHz
                                                      Band G:  26229 to 26341    25221 to 25333 MHz
                                                      Band H:  26341 to 26453    25333 to 25445 MHz

            OUTPUT POWER                              Dynamic range  -30dBm to +10dBm

            RECEIVER SENSITIVITY                      -85dBm  (@ BER 10(-9))



--------------------------------------------------------------------------------

FLOWARE SYSTEM SOLUTIONS LTD.                              COMPANY CONFIDENTIAL
WALKair-TM- SYSTEM DESCRIPTION
--------------------------------------------------------------------------------

            RF BANDWIDTH                              1.75MHz

            ANTENNA SIZE                              30CM DISH

            ANTENNA BEAMWIDTH                         2.50 vertical and horizontal.

            ANTENNA GAIN                              35dBi

            STANDARD COMPLIANCE                       EN 301 215-1 and EN 301 215-2, Type TS1


5.2.4    INTERFACES

              Up to 3 Telecom ports available with the following interfaces: E1, V35/X21, Ethernet. RS232 LCI port exists for maintenance purposes

5.2.4.1  E1

              The E1 interface comply with ETS 300 011, and is in accordance with ITU-T Rec. G.703, Section 6. It is a symmetrical-pair 120ohm balanced interface. The signal bit rate input should be 2048 kbit/s +/-50 ppm. The line code is HDB3.

              Frame Structure is according to CCITT G.704 Section 5 and Section
              2.3 with or without CRC-4, according to operator selection.

              The jitter performance is in accordance with ITU-T G.823, and the parameters given in ITU-T Rec. G.736 and I.431.

              E1 intreface is used for the following services:

              -    PR ISDN

              -    Leased line

              - Frame Relay with Dynamic Badwidth Allocation for optimized air utilization

              -    V5.1

5.2.4.2  V35/X21

             The V.35/X.21 leased line interface provides the WALKair BU with a serial synchronous data interface that connects to a data switch or router and supports either V.35 or X.21 signals in DCE or DTE mode. The V.35/X.21 interface supports user data rates of full duplex N x 64kbps up to 2.048 Mbps (N = 1,...,32).

             When the interface is configured as V.35, the electrical definitions of the pins comply with CCITT Rec. V.35 (Red Book). Balanced signals comply with V.35 Annex.II. Unbalanced signals comply with ITU-T Rec. V.28.

             When the interface is configured as X.21, the functional and electrical definitions of the pins comply with ITU-T Rec. X.21.

             V35/X21 intreface is used for the following services:

              -    Leased line


--------------------------------------------------------------------------------

FLOWARE WIRELESS SYSTEMS LTD.                               COMPANY CONFIDENTIAL
WALKair-TM- SYSTEM DESCRIPTION
--------------------------------------------------------------------------------

              - Frame Relay with Dynamic Badwidth Allocation for optimized air utilization

5.2.4.3  ETHERNET

              Ethernet interfcae is impleamented via a 10BaseT interface in the Terminal Station (CPE equipment). Bridging functionality ensures that packets destined to the local LAN will not be forwarded. Only packets destined to remote location e.g ISP or remote LAN will be forwarded towards the Telecom backbone. Static IP routing ensures proper IP conectivity.

5.2.5    SIZE AND STRUCTURE

              - Indoor device: 44cm (19") Width, 4.4cm (1U) height, 23cm Depth. Weight: 3Kg. Either rack mount or wall mount.

              - 3.5 & 10.5GHz outdoor device: 25x25x8 cm, including the antenna. Weight: 4Kg. 26GHz outdoor device: 28x20x10 cm, not including the antenna. Weight 4.5Kg.

                   Pole mount antenna.

              - A single Coaxial cable (type LMR400 or better) connects the indoor to outdoor device, at distances of more than 150m.

5.2.6 POWER

              - Powering is 48V DC or 110/220V AC, supplied to the indoor device only, from an external power supply.

              -    Power consumption is 40W, Heat dissipation is 30W.

5.2.7    ENVIRONMENTAL

              - The indoor device is subject to normal indoor temperature and humidity conditions, complies with EN 300 019 , class 3.2E standard (-5DEG.C to 45DEG.c).

              - The outdoor device is subject to standard European outdoor conditions, complies with EN 300 019, class 4.1E (-45DEG.C to +55DEC.C). The sealing outdoor device complies with the IP-65 standard.

              -    System safety complies with EN 60950

              - Wind loadiing complies with EN 302 085 ,(3.5GHz, 10.5GHz) and EN 301 215 (26GHz)

              -    Vibration complies with EN 301 021


--------------------------------------------------------------------------------

FLOWARE SYSTEM SOLUTIONS LTD.                              COMPANY CONFIDENTIAL
WALKair-TM- SYSTEM DESCRIPTION
--------------------------------------------------------------------------------
5.3      BASE STATION SPECIFICATION

5.3.1    RF @ 3.5GHz

            GUIDING STANDARD                          CEPT/ERC Rec. 14-03

            FREQUENCY BAND                            3.5GHz

                                                      Transmit: A: 3.50 -3.54

                                                                B: 3.53- 3.57

                                                                C: 3.56 - 3.60

                                                      Receive:  A: 3.40-3.44

                                                                B: 3.43- 3.47

                                                                C: 3.46 - 3.5

            OUTPUT POWER                              up to 27dBm

            RECEIVER SENSITIVITY                      -87dBm  (@ BER 10(-9))

            RF BANDWIDTH                              Multiple 1.75MHz (1 to 8)

            ANTENNA COVERAGE                          4,6,8 sectors.

            ANTENNA SIZE                              40x20x5 cm.

            ANTENNA GAIN                              13.5dBi(90DEG.) , 15.5 dBi(60DEG.)

            STANDARD COMPLIANCE                       EN 302 085, class CS3



5.3.2    RF @ 10.5GHz

            GUIDING STANDARD                          CEPT/ERC Rec. 14-03

            FREQUENCY BAND                            10.5GHz.

                                                      Transmit: 10.15-10.30

                                                      Receive:  10.50-10.65

            OUTPUT POWER                              up to 27dBm

            RECEIVER SENSITIVITY                      -87dBm  (@ BER 10(-9))

            RF BANDWIDTH                              Multiple 1.75MHz (1 to 16)

            ANTENNA COVERAGE                          4,6,8 sectors.

            ANTENNA SIZE                              75x11x10 cm.



--------------------------------------------------------------------------------

FLOWARE WIRELESS SYSTEMS LTD.                               COMPANY CONFIDENTIAL
WALKair-TM- SYSTEM DESCRIPTION
--------------------------------------------------------------------------------

            ANTENNA GAIN                              15.5dBi(90DEG.),  18dBi(60DEG.)

            STANDARD COMPLIANCE                       EN 302 085, class CS3


5.3.3    RF @ 26GHz

            GUIDING STANDARD                          T/R 13-02

                                                            TRANSMIT                RECEIVE

            FREQUENCY BAND

                                                     Band A:  24549 to 24661    25557 to 25669 MHz
                                                     Band B:  24661 to 24773    25669 to 25781 MHz
                                                     Band C:  24773 to 24885    25781 to 25893 MHz
                                                     Band D:  24885 to 24997    25893 to 26005 MHz
                                                     Band E:  24997 to 25109    26005 to 26117 MHz
                                                     Band F:  25109 to 25221    26117 to 26229 MHz
                                                     Band G:  25221 to 25333    26229 to 26341 MHz
                                                     Band H:  25333 to 25445    26341 to 26453 MHz

            OUTPUT POWER                             up to 24dBm

            RECEIVER SENSITIVITY                     -85dBm  (@ BER 10(-9))

            RF BANDWIDTH                             Multiple 1.75MHz (1 to 16)

            ANTENNA COVERAGE                         4, 8, 12 sectors.

            ANTENNA SIZE                             20CM DIAMETER HORN

            ANTENNA GAIN                             18dBi (45DEG.), 15.5dBi (90DEG.),

            STANDARD COMPLIANCE                      EN 301 215-1, and EN 301 215-2, Type CS1


5.3.4    INTERFACES

              Up to 3 Telecom ports available with the following interfaces: E1 and V35/X21. RS232 LCI port exists for maintenance purposes. ATM connectivity to the backbone is supported via an additional ATM MUX with integtrated management.

5.3.4.1  E1

              The E1 interface comply with ETS 300 011, and is in accordance with ITU-T Rec. G.703, Section 6. It is a symmetrical-pair 120ohm balanced interface. The signal bit rate input should be 2048 kbit/s +/-50 ppm. The line code is HDB3.

              Frame Structure is according to CCITT G.704 Section 5 and
              Section 2.3 with or without CRC-4, according to operator selection.

              The jitter performance is in accordance with ITU-T G.823, and the parameters given in ITU-T Rec. G.736 and I.431.

              E1 intreface is used for the following services:


--------------------------------------------------------------------------------

FLOWARE SYSTEM SOLUTIONS LTD.                              COMPANY CONFIDENTIAL
WALKair-TM- SYSTEM DESCRIPTION
--------------------------------------------------------------------------------

              -    PR ISDN

              -    Leased line

              - Frame Relay with Dynamic Badwidth Allocation for optimized air utilization

              - V5.2 with Dynamic Badwidth Allocation for optimized air utilization

5.3.4.2  V35/X21

             The V.35/X.21 leased line interface provides the WALKair BU with a serial synchronous data interface that connects to a data switch or router and supports either V.35 or X.21 signals in DCE or DTE mode. The V.35/X.21 interface supports user data rates of full duplex N x 64kbps up to 2.048 Mbps (N = 1,...,32).

             When the interface is configured as V.35, the electrical definitions of the pins comply with CCITT Rec. V.35 (Red Book). Balanced signals comply with V.35 Annex.II. Unbalanced signals comply with ITU-T Rec. V.28.

             When the interface is configured as X.21, the functional and electrical definitions of the pins comply with ITU-T Rec. X.21.

             V35/X21 intreface is used for the following services:

              -    Leased line

              - Frame Relay with Dynamic Badwidth Allocation for optimized air utilization

5.3.5    SIZE AND STRUCTURE

              - Indoor device: 44cm (19") Width, 4.4cm (1U) height, 23cm Depth. Weight:3Kg. These are rack mount devices.

              - 3.5 & 10.5GHz outdoor device: 36x15x24 cm, not including the antenna. Weight 9.5Kg. 26GHz outdoor device: 28x25x12 cm, not including the antenna. Weight 5.5Kg. Pole mount device.

              - A single coaxial cable (type LMR400 or better) connects the indoor to outdoor devices, at distances of more than 150m.


5.3.6 POWER

              - Powering is 48V DC, supplied to the indoor device only, from an external power supply.

              - each stackable Base Station unit has Power consumption of 40W and Heat dissipation of 36W.

5.3.7    ENVIRONMENTAL

              - The indoor device is subject to normal indoor temperature and humidity conditions, complies with EN 300 019 , class 3.2E standard (-5DEG.C to 45DEG.c).


--------------------------------------------------------------------------------

FLOWARE WIRELESS SYSTEMS LTD.                               COMPANY CONFIDENTIAL
WALKair-TM- SYSTEM DESCRIPTION
--------------------------------------------------------------------------------


              - The outdoor device is subject to standard European outdoor conditions, complies with EN 300 019, class 4.1E (-45DEG.C to +55 DEG.C). The sealing outdoor device complies with the IP-65 standard.

              -    System safety complies with EN 60950

              - Wind loadiing complies with EN 302 085 ,(3.5GHz, 10.5GHz) and EN 301 215 (26GHz)

              -    Vibration complies with EN 301 021


--------------------------------------------------------------------------------

FLOWARE SYSTEM SOLUTIONS LTD.                              COMPANY CONFIDENTIAL
WALKair-TM- SYSTEM DESCRIPTION
--------------------------------------------------------------------------------

6.       THE WALKair ADVANTAGE

              SPECTRAL ASPECTS

              A winning combination for positive business case:

              - Wide city coverage using large 3.5GHz frequency cells (GREATER THAN 10Km radius), allowing good capacity with small no. of cells.

              - Hot spots coverage using small 26GHz frequency cells (~3Km radius), allowing high capacity for industrial parks and business centers.

              CAPACITY PERSPECTIVE

              Hundreds of voice and data customers in just 14MHz:

              - HIGH SPECTRAL EFFICIENCY (2.5bit/sec/Hz) with state-of-the-art 64QAM modem allows for more users per area and more bandwidth per user. This enables a much higher capacity under the licensed bandwidth limitation and significantly reduces the number of required base stations.

              - EFFICIENT SERVICE-ORIENTED DATA AND VOICE CONCENTRATION through patent-pending air protocol, facilitates better utilization of the infrastructure, which substantially increases the number of subscribers in one geographical area.

              -    OPTIMIZED CELL PLANNING facilitates high frequency re-use

              PAY-AS-YOU-GROW COST STRUCTURE

              WALKair's modular architecture provides a flexible pay-as-you-grow cost arrangement tailored to suite the new operator's needs. This is evident through low start-up cost, linear growth, minimal life-cycle costs and excellent cash-flow performance.

              FUTURE PROOF

              WALKair's efficient sectorization scheme, optimized cell planning, high capacity and efficient concentration guarantees long lasting future proof life cycle. WALKair's high growth potential enables cost effective operation in the rapidly increasing environment of the data and Internet applications.

              SUMMARY

              WALKair presents competitive standing for SME access using Efficient Packaging of high speed data and telephony services

              WALKair presents an optimized, low risk business case with Lowest up-front investment, Linear, demand driven growth and best combination of capacity, frequency bands, modularity


--------------------------------------------------------------------------------

FLOWARE Wireless Systems Ltd                              Company Confidential
Version 3 Functional Description
--------------------------------------------------------------------------------

   [OBJECT OMITTED]





                                    WALKAIR-TM-

                  WIDEBAND POINT TO MULTIPOINT WIRELESS SYSTEM

                        VERSION 3 FUNCTIONAL DESCRIPTION


    Revision 1.0
    October 1999

--------------------------------------------------------------------------------
-C-FLOWARE Wireless Systems Ltd.    All rights reserved.
The material contained herein is proprietary, privileged, and confidential. No disclosure thereof shall be made to third parties without the express written permission of FLOWARE Wireless Systems Ltd.
--------------------------------------------------------------------------------

FLOWARE Wireless Systems Ltd                              Company Confidential
Version 3 Functional Description
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FLOWARE Wireless Systems Ltd. reserves the right to alter the equipment specifications and descriptions in this publication without prior notice. No part of this publication shall be deemed to be part of any contract or warranty unless specifically incorporated by reference into such contract or warranty.
--------------------------------------------------------------------------------

FLOWARE Wireless Systems Ltd                              Company Confidential
Version 3 Functional Description
--------------------------------------------------------------------------------


                                TABLE OF CONTENTS

1.    DOCUMENT CONTROL.............................................4
      1.1.  PUBLICATION HISTORY....................................4

2.    GENERAL......................................................5
      2.1.  ABBREVIATIONS..........................................5

3.    26GHZ........................................................6

4.    V5.2/V5.1....................................................8
      4.1.  GENERAL................................................8
      4.2.  DEFINITIONS............................................8
        4.2.1.   V5 INTERFACE......................................9
        4.2.2.   V5 SUBSCRIBER.....................................9
      4.3.  CONFIGURATION..........................................10
      4.4.  SIGNALLING.............................................11
      4.5.  VOICE TRAFFIC..........................................12
        4.5.1.   VOICE TRAFFIC MULTIPLEXING........................12
        4.5.2.   CONCENTRATION.....................................12
      4.6.  CONTROL AND MAINTENANCE................................13

5.    V.35/X.21 LEASED LINE INTERFACE..............................14
      5.1.  V.35/X.21 SPECIFICATIONS...............................15
      5.2.  ADAPTER CABLES.........................................15
      5.3.  LOOP BACKS.............................................15

6.    AIR PERFORMANCE MONITORING...................................17
      6.1.  PERFORMANCE MEASUREMENTS...............................17
      6.2.  MODEM PERFORMANCE PARAMETERS...........................18
        6.2.1.   BASE STATION MODEM PERFORMANCE PARAMETERS.........18
        6.2.2.   TERMINAL STATION MODEM PERFORMANCE PARAMETERS.....19

7.    MANAGEMENT...................................................20
      7.1.  LCI MANAGEMENT.........................................20
      7.2.  REMOTE LCI MANAGEMENT..................................20
      7.3.  REMOTE CPE MANAGEMENT..................................20
      7.4.  WALKNET................................................21
        7.4.1.   GENERAL...........................................21
        7.4.2.   GRAPHICAL VIEW....................................22
        7.4.3.   CONFIGURATION MANAGEMENT..........................22
        7.4.4.   MAINTENANCE MANAGEMENT............................22


FLOWARE Wireless Systems Ltd                              Company Confidential
Version 3 Functional Description
--------------------------------------------------------------------------------
1.   DOCUMENT CONTROL


      ------------------------------------------------------------------------------
      FLOWARE WIRELESS SYSTEMS LTD.
      ------------------------------------------------------------------------------
      Project:                WALKAIR[TM] POINT TO MULTIPOINT WIRELESS ACCESS SYSTEM
      ------------------------------------------------------------------------------
      Document:               VERSION 3 FUNCTIONAL DESRIPTION
      ------------------------------------------------------------------------------
      Document Location:      MARKETING\PRE-SALE\FUNCTIONAL DESCRIPTION\
                              VERSION3_FUNCTIONAL_DESCRIPTION.DOC
      ------------------------------------------------------------------------------



1.1. PUBLICATION HISTORY



      ---------------------------------------------------------------------------
          REV.            DATE                 AUTHOR                   NOTES
      ---------------------------------------------------------------------------
          1.0       31 October, 1999        Refaela Segdan       Original Version
      ---------------------------------------------------------------------------

      ---------------------------------------------------------------------------

      ---------------------------------------------------------------------------


FLOWARE Wireless Systems Ltd                              Company Confidential
Version 3 Functional Description
--------------------------------------------------------------------------------
2.  GENERAL

This document details the functional description of WALKair version 3.0 features. It includes both 3.02 and 3.1 WALKair SW versions' features as well as the WALKnet functionality.

2.1. ABBREVIATIONS

BS     Base Station
BS BU  Basic Unit in the BS
TS     Terminal Station
LCI    Local Craft Interface
NMS    Network Management System
OOS    Out Of Service
AN     Access Network
LE     Local Exchange
L3     Layer 3 address
AFC    Automatic Frequency Control
AS     Available Seconds
CBR    Constant Bit Rate
CRC    Cyclic Redundancy Check
DM     Degraded Minutes
EB     Errored Block
EDC    Error Detection Code
ES     Errored Second
FER    Frame Error Rate
LOF    Loss of Frame Alignment
LOS    Loss of Signal
MBS    Monitoring Block Size
PEP    Path End Point
SES    Severely Errored Second
UAS    Unavailable Seconds

FLOWARE Wireless Systems Ltd                              Company Confidential
Version 3 Functional Description
--------------------------------------------------------------------------------
3.  26GHZ

    26GHz radio heads were designed according to CEPT/ERC T/R 13-02. The entire 26GHz frequency is divided to 112MHz x 8 RF heads (band A - band H). Sub band edges on 112 boundaries according to T/R 13-02 Annex B.

    RADIO ACCESS METHOD                         Multi carrier TDMA/FDD
    SUPPORTED DISTANCE                          .26GHz: 3-4km at line of sight
    SPECTRAL EFFICIENCY                         2.5bit/sec/Hz
    NUMBER OF TERMINAL STATIONS PER ONE BASE    up to 256.
    STATION
    BANDWIDTH PER SINGLE USER                   64Kbps to 4.096Mbps
    SYSTEM CAPACITY PER ONE BASE STATION        128xE1@28MHz  allocation
    GUIDING STANDARD                            CEPT/ERC T/R 13-02
    FDD SEPARATION                              1008MHz according to T/R 13-02
    TERMINAL STATION SPECIFICATIONS              Annex B.
    FREQUENCY BAND
                                                         TRANSMIT                RECEIVE

                                                 Band A:  25557 to 25669    24549 to 24661 MHz
                                                 Band B:  25669 to 25781    24661 to 24773 MHz
                                                 Band C:  25781 to 25893    24773 to 24885 MHz
                                                 Band D:  25893 to 26005    24885 to 24997 MHz
                                                 Band E:  26005 to 26117    24997 to 25109 MHz
                                                 Band F:  26117 to 26229    25109 to 25221 MHz
                                                 Band G:  26229 to 26341    25221 to 25333 MHz
                                                 Band H:  26341 to 26453    25333 to 25445 MHz
    OUTPUT POWER                                 Dynamic range  -30dBm to +10dBm
    ANTENNA SIZE                                 30CM DISH
    ANTENNA BEAMWIDTH                            2.50 vertical and horizontal.
    ANTENNA GAIN                                 35dBi
    STANDARD COMPLIANCE                          ETSI TM4
    RF BANDWIDTH                                 1.75MHz
    RECEIVER SENSITIVITY                         -85dBm  (@ BER 10-9)
    BASE STATION SPECIFICATIONS


FLOWARE Wireless Systems Ltd                              Company Confidential
Version 3 Functional Description
--------------------------------------------------------------------------------

    FREQUENCY BAND                                      TRANSMIT                RECEIVE

                                                 Band A:  24549 to 24661    25557 to 25669 MHz
                                                 Band B:  24661 to 24773    25669 to 25781 MHz
                                                 Band C:  24773 to 24885    25781 to 25893 MHz
                                                 Band D:  24885 to 24997    25893 to 26005 MHz
                                                 Band E:  24997 to 25109    26005 to 26117 MHz
                                                 Band F:   25109 to 25221   26117 to 26229 MHz
                                                 Band G:  25221 to 25333   26229 to 26341 MHz
                                                 Band H:  25333 to 25445   26341 to 26453 MHz

    OUTPUT POWER                                 up to 24dBm

    ANTENNA COVERAGE                             Sector antenna of 900 , 450, 300  per sector.
    ANTENNA SIZE                                 20CM DIAMETER HORN
    ANTENNA GAIN                                 20dBi (300), 18dBi (450), 15.5dBi (900),

    STANDARD COMPLIANCE                          ETSI TM4

    RF BANDWIDTH                                 Multiple 1.75MHz (1 to 16) per sector
     RECEIVER SENSITIVITY                        -85dBm  (@ BER 10-9)


FLOWARE Wireless Systems Ltd                              Company Confidential
Version 3 Functional Description
--------------------------------------------------------------------------------
4.  V5.2/V5.1

4.1. GENERAL

The WALKair V5 solution provides PSTN services over V5 interface. V5.1 is implemented between the Terminal Station and a CPE (MUX or PABX) and V5.2 signaling is implemented between the BS and the LE. The WALKair V5 solution is based on layer 3 termination of V5 protocol, where WALKair actually serves as V5.1/V5.2 gateway.

WALKair dynamically assigns air timeslots according to the actual requirement. WALKair implementation complies with the following standards:

V5.1 at the TS: ETS 300 324-1

V5.2 at the BS: ETS 300 324-1 and ETS 300 347-1

4.2.   DEFINITIONS

The following paragraphs generally define V5 terms and attributes. In order to better understand the V5 terms, The definitions details are sometimes broader that the WALKair implementation. WALKair V3 support is specifically described in the table 5-1.

FLOWARE Wireless Systems Ltd                              Company Confidential
Version 3 Functional Description
--------------------------------------------------------------------------------
4.2.1. V5 INTERFACE

V5 interface is defined by VARIANT. Variant is a set of provisioning data of V5.x interface, which includes an information about interface:

-   Interface Id,

-   Variant Id,

    The above 2 parameters are agreed between the BS and the LE

-   Link information. Link is defined as WALKair's E1 port.

-   C-Channel information,

- PSTN port information. Port is defined as Subscriber's L3 address (PSTN) or EF address (ISDN) + assigned time slot (V5.1)

    Theoretically, each interface can have several variants. Variant can be added, deleted, updated etc. by the user via LCI/WALKnet

4.2.2. V5 SUBSCRIBER.

V5 subscriber is a logical object, which is represented by 2 pairs of parameters:

-   Interface Id and address Id at BS

-   Interface Id and address Id at TS

    Address Id can be L3 address in PSTN or EF address in ISDN. L3 address is a logical number, which represents a subscriber at V5 interface.

    User can define new V5 subscriber or delete an existing subscriber via LCI/WALKnet

    SUBSCRIBERS' TYPES

    V5 subscribers provides the user with several service types:

-   ON-DEMAND service where connection is set up at the start of each call.

- LEASED service, which can be divided to permanent, SEMI-PERMANENT or PERMANENTLY LEASED SERVICES:

    / / PERMANENT service is handled by leased-line network that is separate from LE. However such user ports are under control of V5 Control Protocol. This implies that information about the ports must be available in LE.

   / /   SEMI-PERMANENT service is routed through LE via V5 interface.

  / / PERMANENTLY LEASED service has no effect on the V5 interface. However the access capacity of link decreases from the point of V5 view.

    The table 5-1 specifically describes WALKair V5 support road map.

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

       ---------------------------------------------------------------------------------------
       SERVICE TYPE         SERVICE     SIGNALING       V5 CONTROL      LE             WALKAIR
                            TYPES         TYPE                          SWITCHED/      SUPPORT
                                                                        NON-
                                                                        SWITCHED
       ---------------------------------------------------------------------------------------
       On-demand            PSTN        Out of band     Controlled      switched        V3
       ---------------------------------------------------------------------------------------
       On-demand            ISDN BRA    Out of band     Controlled      switched        V4
       ---------------------------------------------------------------------------------------
       Semi-permanent       ISDN BRA    Out of band     Controlled      switched        Future
       ---------------------------------------------------------------------------------------
       Permanent line       ISDN BRA    In-band         Controlled      bypass LE       Future
       ---------------------------------------------------------------------------------------
       Semi-permanent       analog      In band         Controlled      switched        Future
                            /digit
       ---------------------------------------------------------------------------------------
       Permanently leased   analog      In-band         Non             bypass LE       future
       line                 /digit                      controlled
       ---------------------------------------------------------------------------------------
                                     TABLE 5-1: WALKAIR'S V5 SUPPORT



4.3. CONFIGURATION
Each BS-BU is a single V5.2 interface with up to 3 E1 links connected to Public Switch. BS-BU V5.x software includes V5Core (AN side, V5.2) and set of V5 applications. Theoretically, Up to 3 V5.2 interfaces can be configured. However, current SW version provides only 1 V5.2 interface (see restrictions). Each BS-BU can communicate with a maximum of 16 TS's each connected to PABX or V5 MUX by V5.1 interface. Each TS can support up to 3 V5.1 interfaces. All V5 configurations (BS and TS) are located in the BS V5 database. V5 database is placed at BS BU non-volatile memory and includes in general 3 tables:








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-   Interface (or Variant) table

-   Subscriber (or Port) table

- Routing table - PSTN Call Control application uses this table for routing of signaling messages. The table is automatically built. Routing process takes place only at BS side of V5 application, thus only one Routing table exists-at the BS side.

Figure 1 depicts WALKair V5 configuration:

                                [OBJECT OMITTED]

FIGURE 1: WALKAIR V5 CONFIGURATION

User ports associated with the same V5.2 interface link at BS can be distributed between the different TSs.

RESTRICTIONS:

-   Maximum number of subscribers is 600 per BS-BU

- Only one V5.2 interface can be configured in each BS-BU. Please note that each V5.2 interface can be configured with multiple links (BS-BU physical) ports.

- C-Channel can be configured only on time slot 16at each per V5.2 link. This implies the support of "protection group 1".

- There is no re-provisioning (the ability to include few variants or configuration sets per interface with on-line change) at the V5.2 interfaces.

4.4.   SIGNALLING
V5.1/V5.2 signalling is transferred, out of band, via the EOC (Embedded Operation Channels). V5.1 signalling is accepted by the Ts and transferred via the EOC channels to the BS.

At the uplink (from TS to BS) each received signaling message is routed to a specific V5.2 interface over one of the two uplink EOC channels. The BS multiplexes all the









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Version 3 Functional Description
--------------------------------------------------------------------------------
received signaling messages from the EOC channel to the C-channel of V5.2 interface.

At the downlink (from BS to TS), each received Signaling message is sent to a specific TS V5 interface, over one of the downlink EOC channels. .

Signaling messages are routed using user port identifier: Layer 3 address for PSTN port. User Port at WALKair is uniquely represented by the following:

-   L3 address & Interface Id at BS V5.2 interface

-   TS customer Id

-   L3 address & Interface Id at TS V5.1 interface

The PSTN signalling is transferred transparently over the air. Only the Destination Id is changed while data is transferred as is. This allows for implementation free of national variant specific adaptation.

4.5.   VOICE TRAFFIC

4.5.1. VOICE TRAFFIC MULTIPLEXING
Voice Traffic multiplexing is performed by transferring a voice channel between a specific bearer channel in one of the BS E1 ports and another specific channel at a corresponding TS E1 port. The association between bearer channels at BS E1 port and TS E1 port must be fixed at TS V5.1 interface and dynamic at BS V5.2 interface.

4.5.2. CONCENTRATION.
Voice Traffic concentration is the capability to allocate air bandwidth only to active circuits. V5.2 protocol supports concentration by definition. It means that association between user port and bearer channel on the interface is not predefined, but bearer channel is allocated dynamically on demand. V5.2 controls relationship between bearer time slots on the interface and corresponding E1 channels at the user port. This functionality is provided by V5 Bearer Channel Connection (BCC) protocol of interface. BCC controls dynamic allocation/releasing of time slots of interface according to the demand. Dynamic air channels allocation is triggered by BCC protocol inputs at BS. The use of BCC in order to identify call establishment (off hook) and disconnection allows for transparent path of the PSTN signalling, instead of PSTN signalling analysis.









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4.6.   CONTROL AND MAINTENANCE
Each V5 interface has 2 parameters, which describe its current status:

-   Administrative status - Enable/Disable

-   Operational status - In-Service/ Out-of-service

Administrative status determines the operational status of the interface. A disabled interface will always be Out-of-Service. Operational status is determined as follows:

- In Service - enabled administrative status and successful interface establishment with the external equipment (CPE or LE)

- Out-of-service - disabled administrative status or faulty interface establishment due to faulty E1, faulty CPE equipment etc.

BS and TS interface statuses are independent, e.g. the status of TS interface does not affect the status of BS interface and vice verse. However TS/BS status affects one another as follows:

-   TS V5.1 Interface is Disabled/Out of Service

    TS out of service causes blocking of the relevant BS interface port, which are connected to the Disable/Out-of-Service TS. After service resuming, WALKair invokes ports unblocking.

-   BS V5.2 interface is Disabled/Out of Service

    BS out of service causes port blocking of all TS interfaces connected to the disabled/Out-of-Service BS interface.

Usually, the Local Exchange initiates Port Control processes (port blocking/unblocking). However, several events trigger port blocking/unblocking by WALKair V5 implementation:

-   Air Link Loss.

    Air Link Loss causes blocking of the relevant user ports at BS V5 interface and shutdown to the relevant TS V5 interface. After Air Link is re-established, WALKair invokes TSs interface restart and ports unblocking.

-   Layer 1 failure.

    Whenever layer 1 failure is detected in one of the V5.1 links, V5.1 operational status is set to Out-of-Service and all ports associated with defected link at BS V5 interface are blocked.

    Whenever layer 1 failure is detected in one of the V5.2 links, all active calls in this link are cleared. Detected layer 1 failures relating to physical C-channels within a failed V5.2 link shall result in the protection protocol reassigning these C-channels. No port blocking is required. The states of associated ports are not changed.

-   All Trunks Busy

    Whenever BW manager identifies that there are no free air time slots for call establishment, it ignores a BCC "allocation request" command.


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5.  V.35/X.21 LEASED LINE INTERFACE
The V.35/X.21 leased line interface provides the WALKair BU with a serial synchronous data interface that connects to a data switch or router and supports either V.35 or X.21 signals in DCE or DTE mode. The interface supports Leased Line Point-to-Point services and can be used in the BS or in the TS. The V.35/X.21 interface supports user data rates of full duplex N x 64kbps up to
2.048 Mbps (N = 1,...,32).

A typical application is an N x 64Kbps Point-to-Point leased line data from a company headquarters to a branch office. In this application the interface at the customer premises could be V.35 or X.21 N x 64Kbps, installed in the WALKair TS. The base station interface carrying the service could be an E1 or a V.35 /
X.21 interface. When using the V.35/X.21 leased line interface in the base station, it is limited to a Point-to-Point service.

The interface is designed to fit into any of the 3 Telecom slots in the BS or TS BU.

The V.35/X.21 interface configuration and maintenance is performed via the management interfaces of the WALKair - locally via the Local Craft Interface connected on the front panel of the BS/BU and TS/BU or via the NMS. The interface can be configured as V.35 or as X.21, and as DCE or DCE.

When the interface is configured as V.35, the electrical definitions of the pins comply with CCITT Rec. V.35 (Red Book). Balanced signals comply with V.35 Annex.II. Unbalanced signals comply with ITU-T Rec. V.28.

When the interface is configured as X.21, the functional and electrical definitions of the pins comply with ITU-T Rec. X.21.

The mechanical interface is via a female DB-25 connector. Both the V.35 and X.21 signals are supported on the same mechanical connector. Selection of the V.35 or
X.21 is done by software means, via management ports. To operate the interface as either X.21/V.35/DTE/DCE, an external cable adapter should be used. The cables may also be used if standard-compliance connectors are required for connection to the interface. The interface can be configured in the following configuration:


---------------------------------------------------
TYPE         TIMING MODE           DTE         DCE
---------------------------------------------------
V.35         Internal              Yes         Yes
---------------------------------------------------
V.35         External              Yes         Yes
---------------------------------------------------
X.21         Internal              No          Yes
---------------------------------------------------
X.21         External              Yes         No
---------------------------------------------------

When in V.35 - DCE mode, Tx Data timing (signal 114) can be configured to be external. If external Tx Data timing is used and the interface is the source for the WALKair system timing, the existence of this timing signal is checked (checked if changing). No changes for 64ms time of this signal will considered a loss of this clock and will cause the timing source algorithm of the WALKair to change source.

5.1.   V.35/X.21 SPECIFICATIONS

- The mechanical interface is a female DB-25 connector. The pin assignment of the connector is as in EIA/TIA-530-A. o The signal bit rate is N x 64kbp/s +/-50 ppm. When external Tx Data timing is used, the clock rate should be N x 64kbp/s +/-50 ppm.

- The jitter performance is in accordance with recommendation G.823 as specified for 2 Mbits/s. When external Tx Data timing is used, jitter should not exceed the standard limits.

- The V.35/X.21 leased line interface front panel has a single LED that displays the status of the interface.

5.2.   ADAPTER CABLES

Four optional types of cable adapters may be used:

- X.21-DCE - Standard D-Type 15 Pin female connector for the X.21 in accordance with ISO - 4903 on one end of the cable, and a D-Type 25 Male adapter on the other end.

- X.21-DTE - Standard D-Type 15 Pin male connector for the X.21 in accordance with ISO - 4903 on one end of the cable, and a D-Type 25 Male adapter on the other end.

- V.35-DCE - Winchester 34 Pin female connector for the V.35 in accordance with ISO - 2593 on one end of the cable, and a D-Type 25 Male adapter on the other end.

- Winchester 34 Pin male connector for the V.35 in accordance with ISO - 2593 on one end of the cable, and a D-Type 25 Male adapter on the other end.

5.3.  LOOP BACKS

The operator, via the management tools can operate the following loop backs, as depicted in figure 3:

- Local (L) loop back - In Local loop back, the data transmitted to the line outputs is routed back to the receive path. The line inputs are disconnected from the receive path. This loop back is used to test the air link.

- Remote (R) loop back - In Remote loop back, the clock and data recovered from the line inputs are routed back to the line outputs via the analog or digital transmitter. This loop back is used for remote self-testing the TS.

- Payload (P) loop back - Payload loop back loops the data stream from the receiver path back to the transmitter path. The looped data passes the complete telecomm



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--------------------------------------------------------------------------------
    port receiver including the wander and jitter compensation in the receive elastic store.



                                [OBJECT OMITTED]

                           FIGURE 2: WALKAIR LOOPBACKS














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--------------------------------------------------------------------------------
6.  AIR PERFORMANCE MONITORING

Air Performance Monitoring in the WALKair enables monitoring and display of performance of the air link with all connected Terminal Stations and other link related parameters. WALKair provides performance measurements for each air link (between a Base Station and a Terminal Station), for upstream and downstream directions.

The Air PM raw data is collected in BS BUs and reported to the management tools, the LCI and the management station. The raw data include counters for time intervals of the current 15 minutes and last 24 hours.

The LCI allows reviewing of the raw access.

The management station software (WALKnet) gives also graphical views, with the option of creating formatted reports of detailed air performance parameters for selected measured performance.

Air Link definitions

- Air Link Path - The bi-directional air link path is defined by the connection between the two Path End Points (PEP), BS and TS in accordance with Recommendation G.703 [1].

- Definition and Measurement of Air Frame - Performance measurements based on the error performance measurement of 5 msec fixed size Air Frames. Consistent with the generic definition of the term "block" as requested in the ITU-T Recommendation G.826, sec 4.1

- In-Service Monitoring of Air Frames- Each Air Frame is monitored by means of Cyclic Redundancy Check (CRC). It is not normally possible to determine whether an Air Frame or its controlling EDC bits are in error. If there is a discrepancy between the EDC and its Air Frame, it is always assumed that the Air Frame is in error as requested in the ITU-T Recommendation G.826, sec 4.4

6.1.   PERFORMANCE MEASUREMENTS
Centralized monitoring control is enabled simultaneously from the BS BU for all of its TSs, allowing for n measurements upstream and n measurements downstream.

The following table describes the Performance Parameters.

--------------------------------------------------------------------------------
    PERFORMANCE PARAMETERS                               DESCRIPTION
--------------------------------------------------------------------------------
Frame                                           Error Ratio (FER) The ratio of
                                                errored Air Frames referred to
                                                the total number of Air Frames
                                                transmitted in a given time
                                                interval of 15 minutes.
--------------------------------------------------------------------------------
Errored                                         Seconds (ES) A one-second time
                                                period with one or more CRC
                                                errors over the Air Link Path.
                                                This parameter is not
                                                incremented during an
                                                Unavailable Second.
--------------------------------------------------------------------------------

                                     Page 17
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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    PERFORMANCE PARAMETERS                               DESCRIPTION
--------------------------------------------------------------------------------
Severely                                        Errored Seconds (SES) A
                                                one-second time period
                                                containing above 30% errored Air
                                                Frames or at least one defect (a
                                                second with 60 or more errored
                                                Air Frames). SES is a subset of
                                                ES.
--------------------------------------------------------------------------------
Unavailable                                      Seconds (UAS) Unavailable
                                                 Seconds are calculated by
                                                 counting the number of seconds
                                                 that the Air Link Path is
                                                 unavailable. The Air Link Path
                                                 is considered unavailable from
                                                 the onset of 10 contiguous SESs
                                                 or the onset of the condition
                                                 leading to a failure.
--------------------------------------------------------------------------------
Available                                       Seconds (AS) Error free seconds
                                                are those seconds that are not
                                                Unavailable as described above.
--------------------------------------------------------------------------------
Degraded                                        Minutes (DM) A one minute time
                                                period in which the estimated
                                                frame error rate exceeds 1E-6
                                                but does not exceed 1E-3 (see
                                                G.821 [1].
--------------------------------------------------------------------------------


6.2.   MODEM PERFORMANCE PARAMETERS
Modem performance parameters are accumulated regardless of CRC Errors provided that the Air Link is available and no Failure States are detected. Different sets of Modem Performance Parameters are recorded and calculated for each upstream and downstream directions or the Air Link Path

6.2.1. BASE STATION MODEM PERFORMANCE PARAMETERS

    Base Station Modem performance parameter are listed below:

    -    The following Modem performance parameters are recorded every 1 sec:

--------------------------------------------------------------------------------
    PERFORMANCE PARAMETERS                               DESCRIPTION
--------------------------------------------------------------------------------
Signal to Noise Ratio (SNR)                     This is an estimation of the
                                                signal to noise ratio the Base
                                                modem sees. Measuring units are
                                                dB
--------------------------------------------------------------------------------
Receive                                         Power (Rx Pwr) This is an
                                                estimation of the received
                                                signal power measured at the
                                                antenna port of the
                                                Base.Measuring units are dBm.
--------------------------------------------------------------------------------

    -    The following Modem performance parameters are calculated every 15 min:

--------------------------------------------------------------------------------
    PERFORMANCE PARAMETERS                               DESCRIPTION
--------------------------------------------------------------------------------
Signal to Noise Ratio (SNR)                     Minimum, maximum and average
                                                values.
--------------------------------------------------------------------------------









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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    PERFORMANCE PARAMETERS                               DESCRIPTION
--------------------------------------------------------------------------------
Receive Power (Rx Pwr)                          Minimum, maximum and average
                                                values.
--------------------------------------------------------------------------------



6.2.2. TERMINAL STATION MODEM PERFORMANCE PARAMETERS Terminal Station Modem performance parameter are listed below:

    -    The following Modem performance parameters are recorded every 1 sec:

--------------------------------------------------------------------------------
    PERFORMANCE PARAMETERS                               DESCRIPTION
--------------------------------------------------------------------------------
Signal to Noise Ratio (SNR)                This is an estimation of the signal
                                           to noise ratio the Base modem sees.
                                           Measuring units are dB

--------------------------------------------------------------------------------
Receive                                    Power (Rx Pwr) This is an estimation
                                           of the received signal power measured
                                           at the antenna port of the
                                           Base.Measuring units are dBm.
--------------------------------------------------------------------------------
Transmit Power (Tx Pwr)                    This is an estimation of the transmit
                                           signal power measured at the antenna
                                           port of the Terminal RF unit.
                                           Measuring units are in dBm
--------------------------------------------------------------------------------
Carrier Frequency Offset (AFC)             This is the sum of synthesizer's
                                           frequency offsets in the Base
                                           Station, for the transmit path and in
                                           the Terminal Station for the receive
                                           path. Measuring units are in Hz.
--------------------------------------------------------------------------------



    -    The following Modem performance parameters are recorded every 15 min.:

--------------------------------------------------------------------------------
    PERFORMANCE PARAMETERS                   DESCRIPTION
--------------------------------------------------------------------------------
Signal to Noise Ratio (SNR)           Minimum, maximum and average values.
--------------------------------------------------------------------------------
Receive Power (Rx Pwr)                Minimum, maximum and average values.
--------------------------------------------------------------------------------
Transmit Power (Tx Pwr)               Minimum, maximum and average values.
--------------------------------------------------------------------------------
Carrier Frequency Offset (AFC)        Minimum, maximum and average values.
--------------------------------------------------------------------------------

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7.  MANAGEMENT

7.1.   LCI MANAGEMENT

WALKair provides complete configuration and maintenance functions via Local Craft Interfaces (LCI) connected to PC with VT100 emulation. The LCI screens utilizes a layered, menu driven screens that enables the operator to manage the WALKair V3.0 system equipment and telecommunications services. The LCI management functions include:

-   Configuration Management

    / /  Radio Link Management

    / /  Administrative Parameters

    / /  Services Management

-   Maintenance Management

    / /  Version Control

    / /  Alarm Management

    / /  System Testing

    / /  Air Performance Monitoring

    / /  Modem Management

WALKair's BS LCI provides remote configuration and maintenance functions for all of its connected TS enabling full monitoring and remote control over each of the TSs

7.2.   REMOTE LCI MANAGEMENT
A BS LCI session can also take control over a specific TS's LCI session, thus saving expensive field maintenance. This can be also used for on-line help to a field technician.

In order to control specific TS, the operator has to type the TS customer Id and a password. While the BS LCI is controlling specific TS, the TS operator can view the same screens as displayed on the BS LCI.

The TS operator can resume control over the TS's LCI by pressing any key on its keyboard. The system automatically terminates the remote connection.

7.3.   REMOTE CPE MANAGEMENT
WALKair provides the means to transfer management data to the remote CPE unit, located after the Terminal Station. The remote CPE unit can be connected to the LCI port (RS232) at the TS side and transfer its management traffic, out of band, via WALKair's management channels.

Remote CPE functionality has 2 modes of operations:

- Display the Local Craft Terminal menus of the remote CPE device on the BS/TS


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    Local Craft Terminal.

- Send remote CPE device alarms to the management system. Alarms are identified using pre-defined prefix. Each such alarm is sent as a trap to the management system and to the BS LCI .


                                [OBJECT OMITTED]

                     FIGURE 3: WALKAIR REMOTE CPE MANAGEMENT

7.4.   WALKNET

7.4.1. GENERAL
WALKnet management system runs on a standard PC, on top of Standard Network Management Platform package (HPOV). WALKnet is an SNMP, GUI based network management system for manages WALKair access networks.

WALKnet communicates with the Network elements (BS-BUs) via standard SNMP V1 protocol. Each BS communicates with its remote TSs using optimized proprietary protocol, which is transferred out-of-band, via EOC channels. WALKnet PC application is capable of managing 100 Network Elements (NE) concurrently, e.g Base Stations, and their relating Terminal Stations.

WALKnet uses polling mechanism in order to constantly check all its managed network elements. Whenever a NE does not react to the poling request,









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Currently WALKnet support only supervisor security level, which allows all configuration and maintenance functionality in addition to password change.

7.4.2. GRAPHICAL VIEW
WALKair equipment is displayed using bitmaps representing the actual front panel of the equipment. WALKair graphical view includes:

-   Cell view according to its defined parameters

-   Sectors view in each cell

-   Rack view for each sector

-   Registered terminals view per each BS-BU in a sector.

7.4.3. CONFIGURATION MANAGEMENT

WALKair configuration parameters includes all the configuration parameter required for operating the system:

- Radio Link Management includes all radio parameters required for radio link such as RFU type, cable gain etc. in addition informational parameters are also included such as antenna type, antenna altitude

- Telecom Interfaces Parameters includes all Telecom port specific parameters such as signalling mode for E1 and interface type for X21/V35 interface

- Administrative Parameters controls the status of each BS-BU and its Terminal Station. A disabled service can be configured but cannot be established.

- Services Management controls all service specific parameters such as the leased line path, V5 variants, V5 quality of service parameters etc.

7.4.4. MAINTENANCE MANAGEMENT

WALKair maintenance parameters includes all the parameter required for maintaining, testing and fault isolating the system:

- SW download is performed remotely from the management system, via TFTP server located on the management system, to a list of BS_BUs and its registered Terminal stations. The download is performed out-of-band, using management channels, to all TS concurrently. The new version is downloaded to the stand by image of each of WALKair elements without service interruption. .

- Version Control displays the 2 SW versions (Current, Stand-by) located in of each WALKair element. The user can switch the current and stand-by version at any time.

- Alarm Management is presented both graphically and as a list. Each WALKair alarm is sent as a trap to the management system ad displayed in an alarm list using the HPOV. Alarms can be filtered, forwarded or cause an event such as send a mail etc. Each alarm is associated with a specific LED and color. Alarms are reflected graphically as a change of color of the cell, sector and a specific LED on


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    the front panel of the faulty TS/BS-BU.

- System Testing s includes various port specific loopbacks that can be remotely performed for each BS-BU and TS.

- Air Performance Monitoring results can be displayed as a alphanumerically and graphically using all parameters as defined in chapter 6.









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--------------------------------------------------------------------------------

   [OBJECT OMITTED]




                                   WALKAIR-TM-

                  WIDEBAND POINT TO MULTIPOINT WIRELESS SYSTEM

                          WALKNET VERSION 4 DESCRIPTION

    Revision 1.0
    December, 99

--------------------------------------------------------------------------------
-C-FLOWARE Wireless Systems Ltd.    All rights reserved.
The material contained herein is proprietary, privileged, and confidential. No disclosure thereof shall be made to third parties without the express written permission of FLOWARE Wireless Systems Ltd.
--------------------------------------------------------------------------------

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FLOWARE Wireless Systems Ltd                               Company Confidential
WALKnet V4 description
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
FLOWARE Wireless Systems Ltd. reserves the right to alter the equipment specifications and descriptions in this publication without prior notice. No part of this publication shall be deemed to be part of any contract or warranty unless specifically incorporated by reference into such contract or warranty.
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------


                                TABLE OF CONTENTS

1.   DOCUMENT CONTROL...........................................4
     1.1.   PUBLICATION HISTORY.................................4

2.   OBJECTIVE..................................................5

3.   GENERAL....................................................5

4.   DATA BASE..................................................5

5.   SECURITY...................................................5

6.   GRAPHICAL VIEW.............................................6

7.   CONFIGURATION MANAGEMENT...................................6

8.   MAINTENANCE MANAGEMENT.....................................6



1.

FLOWARE Wireless Systems Ltd                               Company Confidential
WALKnet V4 description
--------------------------------------------------------------------------------
1.  DOCUMENT CONTROL

      -----------------------------------------------------------------------------
      FLOWARE WIRELESS SYSTEMS LTD.
      -----------------------------------------------------------------------------
      Project:               WALKAIR[TM] POINT TO MULTIPOINT WIRELESS ACCESS SYSTEM
      -----------------------------------------------------------------------------
      Document:              WALKNET V4
      -----------------------------------------------------------------------------
      Document Location:     MARKETING\PRODUCT_PLANNING\ROAD_MAP\WALKNET V4.DOC
      -----------------------------------------------------------------------------



1.1. PUBLICATION HISTORY



          -----------------------------------------------------------------------------------
          REV.           DATE                       AUTHOR                       NOTES
          -----------------------------------------------------------------------------------
          1.0       DECEMBER 7, 1999              Refaela Segdan            Original Version

                                                  Rina Nathaniel
          -----------------------------------------------------------------------------------

          -----------------------------------------------------------------------------------

          -----------------------------------------------------------------------------------


FLOWARE Wireless Systems Ltd                               Company Confidential
WALKnet V4 description
--------------------------------------------------------------------------------
2.  OBJECTIVE

This document details WALKnet version 4 functionality description.

3.  GENERAL

WALKnet management system runs on 2 operating systems on top of Standard Network Management Platform package (HPOV Network Node Manager Version 6):

-   Win NT

-   Sun Solaris 2.6 UNIX

WALKnet is an SNMP, GUI based network management system for manages WALKair access networks.

WALKnet communicates with the Network elements (BS-BUs) via standard SNMP V1 protocol. Each BS communicates with its remote TSs using optimized proprietary protocol, which is transferred out-of-band, via EOC channels.

WALKnet uses polling mechanism in order to constantly check all its managed network elements. Whenever a NE does not react to the poling request,.

4.  DATA BASE

WALKnet stores configuration and performance data using one of the following ways:

- SQL data base ( Oracle , Informix). Version 4 will support Oracle database. WALKnet can use a local or remote database. One database can serve several WALKnet systems.

- Local file system,. In case the user installs WALKnet without an external SQL database, WALKnet will use the local file system in order to save information. Performance data will be saved in Excel Format.

5.  SECURITY

WALknet supports 4 secur4ity levels as follows:

-   Monitor - allows for monitoring functions only

-   Maintenance - allows for monitoring and testing functions such as loopbacks.

-   Administrator - allows for configuration, maintenance and monitoring

- Supervisor - allow for administrator functionality and WALKnet user administration (add/remove users, change password)

FLOWARE Wireless Systems Ltd                               Company Confidential
WALKnet V4 description
--------------------------------------------------------------------------------
6.  GRAPHICAL VIEW

WALKair equipment is displayed using bitmaps representing the actual front panel of the equipment. WALKair graphical view includes:

-   Cell view according to its defined parameters

-   Sectors view in each cell

-   Rack view for each sector including the BS-BU in the specific sector

- Registered terminals view per each BS-BU in a sector. Numeric Customer ID and Alphanumeric Node name is presented for each terminal .

7.  CONFIGURATION MANAGEMENT

WALKair configuration parameters includes all the configuration parameter required for operating the system:

- Radio Link Management includes all radio parameters required for radio link such as RFU type, cable gain etc. in addition informational parameters are also included such as antenna type, antenna altitude

- Administrative Parameters controls the status of each BS-BU and its Terminal Station. A disabled service can be configured but cannot be established.

- Telecom Interfaces Parameters includes all Telecom port specific parameters such as signalling mode for E1 and interface type for X21/V35 interface

-   Services Management controls all service specific parameters as follows:

/ / Leased line service parameters,

/ / V5 PSTN /ISDN  service parameters, V5 quality of service parameters,

/ / Frame Relay service parameters

8.  MAINTENANCE MANAGEMENT

WALKair maintenance parameters includes all the parameter required for maintaining, testing and fault isolating the system:

- SW DOWNLOAD is performed remotely from the management system, via TFTP server located on the management system, to a list of BS_BUs and its registered Terminal stations. The download is performed out-of-band, using management channels, to all TS concurrently. The new version is downloaded to the stand by image of each of WALKair elements without service interruption. .

- CONFIGURATION DOWNLOAD/UPLOAD- Configuration data can be downloaded from each BS-BU to the management system, which stores the configuration files on the local file system. The user can upload the configuration from the management system to any BS-BU.

FLOWARE Wireless Systems Ltd                               Company Confidential
WALKnet V4 description
--------------------------------------------------------------------------------
- VERSION CONTROL displays the 2 SW versions (Current, Stand-by) located in of each WALKair element. The user can switch the current and stand-by version at any time.

- ALARM MANAGEMENT is presented both graphically and as a list. Each WALKair alarm is sent as a trap to the management system and displayed in an alarm list using the HPOV. Alarms can be filtered, forwarded, acknowledged or cause an event such as send a mail etc. Each alarm is associated with a specific LED and color. Alarms are reflected graphically as a change of color of the cell, sector and a specific LED on the front panel of the faulty TS/BS-BU.

- SYSTEM TESTING includes various port specific loopbacks that can be remotely performed for each BS-BU and TS.

- AIR PERFORMANCE MONITORING results can be displayed as a alphanumerically and graphically using PM parameters such as Errored Seconds, Severely errored seconds, SNR, FER etc. Air PM data is collected once in 24 hours from all BS-BUs and saved on the local file system/SQL database for exporting to external reporting system.

- SERVICE PERFORMANCE MONITORING - The following service specific PM is presented alphanumerically and graphically:

/ / V5 call statistics such as blocked calls, unblocked calls, busiest hour etc

/ / Frame Relay DLCI statistics according to RFC 1604.

FLOWARE Wireless Systems Ltd.                              Company Confidential
--------------------------------------------------------------------------------

   [GRAPHIC]


                                    WALKair-TM-

                              WIDEBAND / BROADBAND

                       POINT TO MULTIPOINT WIRELESS SYSTEM


                                TIMING MECHANISMS

Revision 1.0
September 1999
--------------------------------------------------------------------------------
-C-FLOWARE Wireless Systems Ltd. All rights reserved. The material contained herein is proprietary, privileged, and confidential. No disclosure thereof shall be made to third parties without the express written permission of FLOWARE Wireless Systems Ltd. FLOWARE Wireless Systems Ltd. reserves the right to alter the equipment specifications and descriptions in this publication without prior notice. No part of this publication shall be deemed to be part of any contract or warranty unless specifically incorporated by reference into such contract or warranty.
--------------------------------------------------------------------------------
September 1999                                                      Page 1 of 1

FLOWARE Wireless Systems Ltd                               Company Confidential
WALKair Timing Mechanisms
-------------------------------------------------------------------------------

TABLE OF CONTENTS

1.    SCOPE...................................................................3

2.    SYSTEM TIMING MECHANISM.................................................3

   2.1.  TIMING BLOCK DIAGRAM.................................................3
   2.2.  SYSTEM TIMING DESCRIPTION............................................3
   2.3.  SLIP BUFFERS.........................................................4
   2.4.  SYSTEM CLOCK SOURCES.................................................4

3.    EXAMPLES................................................................4

   3.1.  SIMPLIFIED TIMING DIAGRAM............................................4
   3.2.  EXAMPLE 1 - TWO DIFFERENT INPUT CLOCKS IN BS_BU......................5
   3.3.  EXAMPLE 2 - CPE WORKS WITH DIFFERENT CLOCK THAN WALKair..............5

TABLE OF FIGURES

Figure 1. WALKair Timing......................................................3
Figure 2. Simplified Timing diagram for examples..............................4
--------------------------------------------------------------------------------
September 99                                                        Page 2 of 2

FLOWARE Wireless Systems Ltd.                              Company Confidential
WALKair Timing Mechanisms
--------------------------------------------------------------------------------

1.   SCOPE
The purpose of this document is to describe WALKair's timing mechanisms. The timing mechanisms in WALKair include the system and user timing signals, and the way the system handles different timing scenarios.

2.   SYSTEM TIMING MECHANISM

     2.1. TIMING BLOCK DIAGRAM The following block diagram describes the timing signals and the model of timing handling in WALKair.

[GRAPHIC]

                            FIGURE 1. WALKAIR TIMING

2.2. SYSTEM TIMING DESCRIPTION
Each Base station BU has an independent timing mechanism and a single system clock. The mechanism allows several timing sources to serve as the system clock. The system source is derived from one of the sources, and is used as a timing signal for data transmission in both base station towards the telecomm network (Uplink direction), and the terminal station towards the CPE (downlink and uplink directions).

--------------------------------------------------------------------------------
September 99                                                       Page 3 of 3

FLOWARE Wireless Systems Ltd.                              Company Confidential
WALKair Timing Mechanisms
--------------------------------------------------------------------------------

2.3. SLIP BUFFERS Since WALKair has one system clock, it is recommended that all data inputs have the same frequency, and that the CPE is working in "loop timing" mode (CPE TX towards WALKair is derived from timing supplied from WALKair). If the data streams do not have the same frequency as recommended, controlled slips will occur. For this reason, controlled slip buffers are implemented in each interface's input, so that if voice traffic is used, the slips will occur on frame boundary. When a framed signal is used, the slips will always occur on a frame boundary, and a full E1 frame will be repeated or skipped in the event of a controlled slip. When an unframed 2Mbps is used, there is no frame boundary, and therefore a block of 256 bit is repeated or skipped.

2.4. SYSTEM CLOCK SOURCES
WALKair system clock can be synchronize to one of the following sources:

- One of three telecomm port input signals (and shall be 2,048KHz plus/minus 50ppm, with Jitter characteristics according to G.823)

- Internal source which is 2,048KHz plus/minus 50ppm, and jitter characteristics according to ITU-T Rec. G.823.

-    An external clock source, which complies with ITU-T Rec. G.703 Section 10.

The system clock source can be manually forced to be one of the available sources, or the WALKair software can automatically select one of the sources, so that in case of a signal loss, a secondary source is selected as the system source.

3.   EXAMPLES

     3.1. SIMPLIFIED TIMING DIAGRAM

The following block diagram is a simplified diagram, which shows different clocks in the different inputs. In this diagram, the system clock source is telecomm port 0 at the base station, and only one other clock source, telecomm port 1, is shown.

                                   [GRAPHIC]

                Figure 2. Simplified Timing diagram for examples
--------------------------------------------------------------------------------
September 99                                                       Page 4 of 4

FLOWARE Wireless Systems Ltd.                              Company Confidential
WALKair Timing Mechanisms
--------------------------------------------------------------------------------

     3.2. EXAMPLE 1 - TWO DIFFERENT INPUT CLOCKS IN BS_BU
In this example, the input to telecomm port 1 of base station, marked f1 in figure 2 has a different frequency than the system clock, which is f0, the input timing of telecomm port 0. The E1 transmitted from WALKair's telecomm port 1 has the frequency f0, the system clock. At the terminal station, the E1 signal transmitted from WALKair towards the CPE has the frequency f0, the system clock. Since f1 is not equal to f0, slips will occur in the slip buffer of telecomm port 1 at the base station. Telecomm port 0 will work error free, without any slips.

     3.3. EXAMPLE 2 - CPE WORKS WITH DIFFERENT CLOCK THAN WALKAIR
In this example, the input to the terminal station, marked f2 in figure FEHLER! KEINE GULTIGE VERKNUPFUNG. has a different frequency than the system clock, f0 The E1 transmitted from the terminal station to the CPE has the frequency f0, the system clock. Since f2 is not equal to f0, slips will occur in the slip buffer of the telecomm port at the terminal station. Telecomm ports 0 and 1 in the base station will work error free, without any slips.
--------------------------------------------------------------------------------
September 99                                                       Page 5 of 5

S


WALKAIR-TM-

WIDEBAND POINT TO MULTIPOINT WIRELESS SYSTEM

BANDWIDTH ON DEMAND DESCRIPTION
CONCENTRATED VOICE AND DATA SOLUTION



REVISION 1.0
JANUARY 1999

S                                                        Bandwidth on Demand
                                                                  WALKair-TM-
-----------------------------------------------------------------------------

                  Contents

1   Dynamic BW Allocation...................................................3
2   Service Oriented Dynamic Allocation.....................................4
3   Voice Concentration.....................................................4
4   Data Concentration......................................................5

S                                                        Bandwidth on Demand
                                                                 WALKair-TM-
-------------------------------------------------------------------------------


1    DYNAMIC BW ALLOCATION

               WALKair's efficient dynamic BW allocation is achieved using its patent pending air protocol. By fully exploiting TDMA capabilities, a Terminal Station can be assigned with additional air time slots upon demand. As demand decreases, the air time slots are reassigned to another Terminal Station with minimal delay, which does not affect the traffic.

             [GRAPHIC OMITTED]

S                                                        Bandwidth on Demand
                                                                 WALKair-TM-
-------------------------------------------------------------------------------

2    SERVICE ORIENTED DYNAMIC ALLOCATION

               Dynamic BW allocation is service oriented, implementing various concentration types according to the active services. For example, voice is concentrated using v5.2 or Q.931 and data is concentrated using queue mechanism, which initiates a request for additional air time slot upon queue status. Service oriented dynamic BW allocation grants the best efficient concentration ratio for the operating services.

           [GRAPHIC OMITTED]

S                                                        Bandwidth on Demand
                                                                 WALKair-TM-
-------------------------------------------------------------------------------


3    VOICE CONCENTRATION

               Efficient voice concentration is performed via V5.2 protocol in the Base Station. The CPE side provides ISDN , V5.1 and Leased Line interfaces, connecting various types of equipment such as PABX , Multiplexers (for POTS, ISDN BRI, nx64 etc. interfcaes (in addition to the non concentrated Leased Lines),) and micro cell Base Stations. The V5.2 concentration abilities utilize the system's Bandwidth On Demand capabilities, which maximize the subscribers capacity within the licensed spectrum.

           [GRAPHIC OMITTED]

S                                                        Bandwidth on Demand
                                                                 WALKair-TM-
-------------------------------------------------------------------------------

4    DATA CONCENTRATION

                    Data concentration is a crucial issue in every PMP system. Since data is bursty in its nature, large concentration ratio can be provided using an efficient air protocol with the appropriate service.
                    CPE SERVICES:
                    Ethernet service is destined to small business providing built in router with Ethernet interface to the customer IP (such and Internet Intranet) and non-IP traffic. This is a value added service, also known as IP service, frees the customer from the need to buy and maintain additional DataCom equipment (e.g. router)
                    Frame Relay service is more suitable for medium business traffic (Internet, Intranet and other ) , providing PVC type of connectivity with simple billing (fixed fee similar to the Leased Line). However., Frame Relay is superior to leased line in terms of concentration, since it relies on statistical multiplexing, where the PVC is actually virtual momentary Leased Line. Frame Relay concentration ratio is practically unlimited and depends on the grade of service decided by the operator. Furthermore, Frame Relay offers Quality of Service mechanisms (CIR) that can be charged accordingly using the higher fixed fees, without any special billing means.
                    BASE STATION INTERFACE:
                    The concentrated data is transferred , via the Base Station, to either a DataCom equipment, e.g. router with Frame
                    Relay interface, or to a Telecom equipment, e.g. Frame Relay switch.
                    ALL IN ONE SOLUTION
                    For a complete, cost effective solution, mixed services of voice, concentrated data and Leased Lines should be offered using the same Base Station equipment.

S                                                        Bandwidth on Demand
                                                                 WALKair-TM-
-------------------------------------------------------------------------------


                  [GRAPHIC OMITTED]

FLOWARE Wireless Systems Ltd                               Company Confidential
Frame Relay Management
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

                                    WALKAIR-TM-

                  BROADBAND POINT TO MULTIPOINT WIRELESS SYSTEM


                             FRAME RELAY MANAGEMENT



Revision 1.0

September 1999

--------------------------------------------------------------------------------
-C-FLOWARE Wireless Systems Ltd. All rights reserved. The material contained herein is proprietary, privileged, and confidential. No disclosure thereof shall be made to third parties without the express written permission of FLOWARE Wireless Systems Ltd.
FLOWARE Wireless Systems Ltd. reserves the right to alter the equipment specifications and descriptions in this publication without prior notice. No part of this publication shall be deemed to be part of any contract or warranty unless specifically incorporated by reference into such contract or warranty.
--------------------------------------------------------------------------------

FLOWARE Wireless Systems Ltd                               Company Confidential
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

1.       DOCUMENT CONTROL

================================================================================
      FLOWARE SYSTEM SOLUTIONS
-------------------------------------------------------------------------------
      WALKair[TM]                   Point to Multi-point Wireless Access System
-------------------------------------------------------------------------------
      Project:                      WALKair
-------------------------------------------------------------------------------
      Document:                     Frame Relay  Management  description
================================================================================


1.1.     PUBLICATION HISTORY

================================================================================
      REV.                    DATE                     AUTHOR             NOTES
-------------------------------------------------------------------------------
      1.0                     November 1999            Klara
-------------------------------------------------------------------------------
      1.0                     January 2000             Refaela
-------------------------------------------------------------------------------

===============================================================================

FLOWARE Wireless Systems Ltd                               Company Confidential
--------------------------------------------------------------------------------

2.   SCOPE
This document specifies WALKnet functionality for the management of WALKAir Frame Relay service support. It contains the description of the Frame Relay configuration procedure, clarification of manageable parameters and definition of WALKNet screens.

3.   OVERVIEW
WALKair system provides a full Frame Relay access network, where BS-BU implements a Network to Network Interface (NNI) and User to Network Interface
(UNI) to the Frame Relay Network and TS-BU implements User to Network Interface
(UNI) to the FRAD (Router). In case of UNI interface Network side only is supported.

The picture below describes WALKair Frame Relay application configuration.

                                [OBJECT OMITTED]

WALKair Frame Relay interface is running on the dedicated Telecom card over the V35/X21 physical interface. In the next software versions Frame Relay card will be also utilized for the Leased Line service.

 .
Configuration and Maintenance of the WALKAir Frame Relay application involves the management of the following MIB objects:

-        Frame Relay Logical Port Table
-        Frame Relay Management VC Signaling Table
-        Frame Relay PVC End-Point table
-        Frame Relay PVC Connection table

FLOWARE Wireless Systems Ltd                               Company Confidential
--------------------------------------------------------------------------------

4.   FRAME RELAY MANAGEMENT
Frame Relay parameters can be configured on BS-BU and all registered TS-BUs. BS-BU keeps the FR configuration and transfers it to the Terminal after connection establishment. In case that configuration mismatch the installed hardware, TS-BU transmits Configuration mismatch trap.

4.1. FR MENUS
Frame Relay Configuration menus can be reached from the Configuration menu, from the Base Station view screen BS-BU menu or from the Terminal Station View screen, Terminal menu.

FR CONFIGURATION -> FR Port
                    FR Service

From the "Configuration" menu operator should select BS-BU or TS-BU using common WALKNet navigation procedure. Required FR screen of the selected device is displayed.
Using the menu of the BS-BU view or TS-BU view, operator receives the selected FR menu of the current device.

4.2. BS-BU VIEW AND TS-BU VIEW DISPLAY
FR card telecom port definitions are displayed on the BS-BU view and TS-BU view screens. FR card telecom port is identified by the ifType = Frame Relay and in this case Detected Type is "V35/X21 - FR". Configured Type is the type of FR card physical interface: V35 or X21.
In the current version user can not configure E1 interface on the Frame Relay card.

4.3. FR PORT CONFIGURATION WALKair supports single FR Port per FR card.
WALKNet enables the FR Port configuration for the telecom interfaces configured as V35 or X21.
FR port configuration menu can be reached from the BS-BU or TS-BU or from the Configuration menu. When reached from the BS-BU or Configuration menus FR ports defined on BS and all registered TSs are displayed.
When reached from the TS view - FR ports defined on the specified TS are displayed.

DIALOG TITLE: Frame Relay Ports
----------- ----------- ---------------- -------------------- --------------
DEVICE      PORT #      PORT TYPE        DLCI LENGTH          SIGNALING
                                                              PROTOCOL

----------- ----------- ---------------- -------------------- --------------
----------- ----------- ---------------- -------------------- --------------

----------- ----------- ---------------- -------------------- --------------


Following table describes fields.

FLOWARE Wireless Systems Ltd                               Company Confidential
--------------------------------------------------------------------------------

---------------------- ---------------------------------------------------------------------- ----------------
NAME                   DESCRIPTION                                                            ACCESS
---------------------- ---------------------------------------------------------------------- ----------------
Device                 BS-BU or                                                               RC
                       TS (System Name or
                              Customer Id)
---------------------- ---------------------------------------------------------------------- ----------------
Port #                 Telecom port number                                                    RC
---------------------- ---------------------------------------------------------------------- ----------------
Port Type              Type of the network interface supported by this logical port :         RW
                       UNI - User to Network
                                interface , should be
                               defined as default on TS
                               ports and can not be
                               changed by user

                       NNI - Network To Network
                                interface, should be
                               defined as default on
                                BS ports and can be
                                configured by user

---------------------- ---------------------------------------------------------------------- ----------------
DLCI Length            Identifies the Q.922 Address field length and DLCI length for this     RO
                       logical port.

                       WALKAir supports : twoOctets10Bits
---------------------- ---------------------------------------------------------------------- ----------------
Signaling              Identifies the Local                                                   RW
Protocol               In-Channel Signaling Protocol that is used for this logical port :
                       WALKAir supports the following signaling protocols :
                       -        none
                       -        LMI
                       -        ANSI T1617 D - Default
                       -        CCITT Q933 A
---------------------- ---------------------------------------------------------------------- ----------------

Dialog menu contains the following options:
         Add Port
         Edit Port
         View Port
         Delete Port

Operator selects the line in the port table and option from the menu.

4.3.1. ADD PORT
Using the Add Port dialog operator defines new FR port.
Dialog contains the following elements:
- DEVICE - operator selects device from the drop list containing BS-BU and list of registered TSs. In case that FR Port dialog was reached from the TS view - Device column is not displayed

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FLOWARE Wireless Systems Ltd                               Company Confidential
--------------------------------------------------------------------------------

- PORT - operator selects telecom port from the list of ports configured as V35/X21.

- PORT TYPE - selection is enabled only for BS. Operator selects from the drop list containing NNI/UNI

- DLCI LENGTH - this field is read only.

- SIGNALING PROTOCOL - operator selects signaling protocol from the drop list

4.3.2. EDIT PORT

The dialog is like the Add Port , but only Port Type and Signaling Protocol can be changed.

4.3.3. DELETE PORT

User should receive the Warning message : Frame Relay service defined over the port will be deleted.

4.4. FR SERVICE CONFIGURATION
WALKAir Frame Relay service is presented by the PVC connection established between FR Logical Port on BS and FR Logical Port on TS and is identified by DLCI.
In the current version BS and TS DLCI involved in the connection have the same value.

FR Service configuration dialog can be reached from BS-BU view, TS-BU view and Configuration menus. When reached from BS-BU view, it displays all connections defined in the system on BS-BU and all registered TSs.
Addition of the FR connection can be done only from the BS-BU view.
When reached from TS-BU view it displays connections defined on the selected TS.

DIALOG TITLE: Frame Relay Service

-------- ------------- ----------- ----------- ------------- --------------------- ----------- ------------
         BS PORT       TS ID       TS PORT     DLCI ID       ENDPOINT RCV          OPER        ADMIN
                                                             SIGNALING STATUS      STATUS      STATUS
-------- ------------- ----------- ----------- ------------- --------------------- ----------- ------------
1
-------- ------------- ----------- ----------- ------------- --------------------- ----------- ------------

By default connections should be displayed in sorted by: BS port ,TSs Customer
Id, TS port. Double click on one of the title: BS port, TS Id, TS port and DLCI will cause WALKNet to redisplay connections sorted according the selected variable.

Following table describes dialog fields:

------------------------------- ------------------------------------------------------------- -------------
NAME                            DESCRIPTION                                                   ACCESS
------------------------------- ------------------------------------------------------------- -------------
BS port                         BS Telecom port participating in connection                   RW
                                (Port-1,Port-2,Port-3)
------------------------------- ------------------------------------------------------------- -------------
TS Id                           TS Customer Id                                                RW
------------------------------- ------------------------------------------------------------- -------------
TS port                         TS Telecom port participating in connection                   RW
------------------------------- ------------------------------------------------------------- -------------
DLCI Id                         DLCI on BS and TS port have the same value                    RW
------------------------------- ------------------------------------------------------------- -------------
Endp Rcv Signaling              Endpoint Receive Signaling Status :                           RO
------------------------------- ------------------------------------------------------------- -------------

                                                                    Page 6 of 6

FLOWARE Wireless Systems Ltd                               Company Confidential
--------------------------------------------------------------------------------

------------------------------- ------------------------------------------------------------- -------------
Status                          Deleted
                                Active
                                Inactive
                                None
------------------------------- ------------------------------------------------------------- -------------
Oper Status                     Operational status of connection                              RO
------------------------------- ------------------------------------------------------------- -------------
Admin Status                                                                                  RW
------------------------------- ------------------------------------------------------------- -------------


Dialog menu contains the following options:
         Add FR Service
         Edit FR Service
         Delete FR Service

Operator selects the line in the DLCI table and option from the menu.

4.4.1.   ADD FR SERVICE
Using this dialog operator defines new FR service. Dialog contains the following elements:

- BS PORT - operator selects telecom port from the list of ports configured as FR Ports on BS.
- TS ID - operator selects from the drop list containing System Name/Customer Id of registered terminals with defined FR ports.
- TS PORT - operator selects from the drop list of ports defined as FR Ports on TS.
-    DLCI - operator defines DLCI
-    BC - operator defines Committed Burst Size
-    BE - operator defines Excess Burst Size
-    CIR - operator defines Committed Information Rate

Following table describes dialog fields:


------------------------------- ------------------------------------------------------------- ------------------
NAME                            DESCRIPTION                                                   ACCESS
------------------------------- ------------------------------------------------------------- ------------------
Bc                              Committed burst size (Bc) measured in bits for this PVC       RW
                                end-point
------------------------------- ------------------------------------------------------------- ------------------
Be                              Excess  burst size (Be) measured in bits for this PVC         RW
                                end-point
------------------------------- ------------------------------------------------------------- ------------------
CIR                             Committed Information Rate (CIR) measured in bits per         RW
                                second for this PVC end-point
------------------------------- ------------------------------------------------------------- ------------------


4.4.2. EDIT FR SERVICE

The dialog is similar to the Add DLCI, but only Bc, Be ,CIR and Admin Status fields can be changed.
Bc, Be ,CIR fields can be changed only if Admin Status of FR service is not active.

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4.4.3. VIEW FR SERVICE
The dialog is similar to the Add DLCI , but nothing can be changed.

4.4.4. DELETE FR SERVICE
Selected Connection is deleted. Only FR service with Admin Status which is Not Active can be deleted.

4.5. FR PERFORMANCE MONITORING
FR Performance Monitoring is activated from the Performance menu.
PERFORMANCE ->FR PERFORMANCE -> SIGNALING
                                PVC CONNECTIONS

FR PM screens are organized similar to the APM screens and have the following columns:
-    Parameter - contains counter description
-    Graph - check box for the graphical display selection
-    Value - displays last received value
- Minimum/Maximum - counter range used for the graphical display. It can be changed by the Edit Range context menu.
- Get Data/Stop button toggles beginning and termination of the monitoring operation.

4.5.1.    SIGNALING

Signaling counters are displayed per FR port selected from the list of FR ports for the specified BS or TS.

Signaling Error counters are described below:


----------------------------------------- --------------------------------------
NAME                                      DESCRIPTION
----------------------------------------- --------------------------------------
Link Reliability Error                    The number of user-side local
                                          in-channel signaling link reliability
                                          errors (i.e., non-receipt of
                                          status/Status Enquiry messages or
                                          invalid sequence numbers in a Link
                                          Integrity Verification Information
                                          Element) for this UNI/NNI logical port
----------------------------------------- --------------------------------------
User Side Protocol Error                  The number of user-side local
                                          in-channel signaling protocol errors
                                          (i.e.,protocol discriminator, message
                                          type, call reference, and mandatory
                                          information element errors) for this
                                          UNI/NNI logical port.
----------------------------------------- --------------------------------------
Channel Inactive                          The number of times the user-side
                                          channel was declared inactive (i.e.,
                                          N392 errors in N393 events) for this
                                          UNI/NNI logical port.
----------------------------------------- --------------------------------------
Link Reliability Error                    The number of network-side local
                                          in-channel signaling links reliability
                                          errors (i.e., non-receipt of
                                          Status/Status Enquiry messages or
                                          invalid sequence numbers in a Link
                                          Integrity Verification Information
                                          Element) for this UNI/NNI logical
                                          port.
----------------------------------------- --------------------------------------

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FLOWARE Wireless Systems Ltd                               Company Confidential
--------------------------------------------------------------------------------

----------------------------------------- --------------------------------------
Network Side Protocol Error               The number of network-side local
                                          in-channel signaling protocol errors
                                          (i.e.,protocol discriminator, message
                                          type, call reference, and mandatory
                                          information element errors) for this
                                          UNI/NNI logical port.
----------------------------------------- --------------------------------------
Network Side Channel Inactive             The number of times the network-side
                                          channel was declared inactive (i.e.,
                                          N392 errors in N393 events) for this
                                          UNI/NNI logical port.
----------------------------------------- --------------------------------------


4.5.2.   PVC CONNECTION

PVC connection counters accumulated on BS and TS are displayed concurrently. User is able to monitor up to 5 connections on the same screen.

When this option is selected from the BS-BU view - user receives screen containing all connections defined on BS and registered TSs. In case that dialog was reached from TS view - connections defined on the specified TS are presented. User selects connections to be monitored and presses "OK" button. PM screen is opened.

PM screen Value column can be scrolled horizontally to enable display of the last received value for each selected connection counters. The Label over each value column contains Index of selected connection.

PVC connection counters are described in the following table. Uplink counters are accumulated on the BS. Downlink counters are accumulated on.
In case that TS is disconnected , only BS counters are displayed.

-------------------------------- -----------------------------------------------
NAME                             DESCRIPTION
-------------------------------- -----------------------------------------------
BS In frames                              The number of frames received by the
TS In frames                              network (ingress) for this PVC
                                          end-point. This includes any frames
                                          discarded by the network due to
                                          submitting more than Bc + Be data or
                                          due to any network congestion recovery
                                          procedures.
-------------------------------- -----------------------------------------------
 BS Out frames                            The number of frames sent by the
 TS Out frames                            network (egress) regardless of whether
                                          they are Bc or Be frames for this PVC
                                          end-point
-------------------------------- -----------------------------------------------
BS In DE frames                           The number of frames received by the
TS In DE frames                           network (ingress) with the DE bit set
                                          to (1) for this PVC end-point
-------------------------------- -----------------------------------------------
BS In Excess frames                       The number of frames received by the
TS In Excess frames                       network (ingress) for this PVC
                                          end-point which were treated as excess
                                          traffic. Frames which are sent
                                          to the network with DE set to zero are
                                          treated as excess when more than Bc
                                          bits are submitted to the network
                                          during the Committed Information Rate
                                          Measurement Interval (Tc). Excess
                                          traffic may or may not be discarded at
                                          the ingress if more than Bc + Be bits
                                          are submitted to the network during
                                          Tc. Traffic discarded at the ingress
                                          is not
-------------------------------- -----------------------------------------------

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-------------------------------- -----------------------------------------------
                                          recorded in frPVCEndptInExcessFrames.
                                          Frames, which are sent to the network
                                          with DE set to one, are also treated
                                          as excess traffic.
-------------------------------- -----------------------------------------------
 BS Out Excess frames                     The number of frames sent by the
 TS Out Excess frames                     network (egress) for this PVC
                                          end-point which were treated as excess
                                          traffic. (The DE bit may be set to
                                          one.)
-------------------------------- -----------------------------------------------
BS In Discards frames                     The number of frames received by the
TS In Discards frames                     the network (ingress) that were
                                          discarded due to traffic enforcement
                                          for this PVC end-point
-------------------------------- -----------------------------------------------
BS In Octets                              The number of octets received by the
TS In Octets                              network (ingress) for this PVC
                                          end-point. This counter should only
                                          count octets from the beginning of the
                                          frame relay header field to the end of
                                          user data.
-------------------------------- -----------------------------------------------
BS Out Octets                             The number of octets sent by the
TS Out Octets                             network (egress) for this PVC
                                          end-point. This counter should only
                                          count octets from the beginning of the
                                          frame relay header field to the end of
                                          user data.
-------------------------------- -----------------------------------------------

Floware Wireless Systems Ltd.                                WALKair V5 Solution
--------------------------------------------------------------------------------



[OBJECT OMITTED]                                   FLOWARE WIRELESS SYSTEMS LTD.
                                                   28 Hacharoshet St., P.O.B 812
THE BUSINESS CUSTOMERS WLL COMPANY                 Or Yehuda 60250 Israel
                                                   Tel: 972-3-5332324
                                                   Fax: 972-3-5332678

                                    WALKAIR-TM-

                  WIDEBAND POINT TO MULTIPOINT WIRELESS SYSTEM

                           V5 SOLUTION SPECIFICATION.


--------------------------------------------------------------------------------
-C- 1996-1999 FLOWARE Wireless Systems Ltd.    All rights reserved.
The material contained herein is proprietary, privileged, and confidential. No disclosure thereof shall be made to third parties without the express written permission of FLOWARE System Solutions Ltd. FLOWARE System Solutions Ltd. reserves the right to alter the equipment specifications and descriptions in this publication without prior notice. No part of this publication shall be deemed to be part of any contract or warranty unless specifically incorporated by reference into such contract or warranty.
--------------------------------------------------------------------------------

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                                TABLE OF CONTENTS

Y1P. DOCUMENT CONTROL.......................................................3

Y2P. PUBLICATION HISTORY....................................................3

Y3P. ABBREVIATIONS..........................................................3

Y4P. GENERAL................................................................4

Y5P. DEFINITIONS............................................................4

   Y5P.YY1P. V5 INTERFACE...................................................4
   Y5P.YY2P. V5 SUBSCRIBER..................................................5
   Y5P.YY3P. V5 SERVICE.....................................................5

Y6P. CONFIGURATION..........................................................5

Y7P. SIGNALING MULTIPLEXING.................................................6

Y8P. VOICE TRAFFIC..........................................................7

   Y8P.YY1P. VOICE TRAFFIC MULTIPLEXING.....................................7
   Y8P.YY2P. CONCENTRATION..................................................7

Y9P. CONTROL & MAINTENANCE..................................................7

   Y9P.YY1P. INTERFACE CONTROL & PORT CONTROL...............................7
   Y9P.YY2P. LAYER 1 FAILURE................................................8
   Y9P.YY3P. AIR LINK LOSS..................................................8
   Y9P.YY4P. ALL TRUNK BUSY.................................................8
   Y9P.YY5P. AUDITING.......................................................9
     Y9P.YY5P.YY1P. BS V5 AUDIT APPLICATION.................................9
     Y9P.YY5P.YY2P. TS V5 AUDIT APPLICATION................................10

Y10P. ISDN BRA PORTS SUPPORT...............................................11

Y11P. QUALITY OF SERVICE...................................................11

Y12P. V5 NETWORK MANAGEMENT................................................11


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--------------------------------------------------------------------------------


1.    DOCUMENT CONTROL.

      -----------------------------------------------------------------------------------------------
      FLOWARE WIRELESS SYSTEMS LTD.
      -----------------------------------------------------------------------------------------------
      Project:                           WALKAIR[TM] POINT TO MULTIPOINT WIRELESS ACCESS SYSTEM
      ---------------------------------- ------------------------------------------------------------
      Document:                          V5 SOLUTION SPECIFICATION
      ---------------------------------- ------------------------------------------------------------
      Document Location :
      ---------------------------------- ------------------------------------------------------------

2.   PUBLICATION HISTORY.

      ------------- --------------------- -------------------- -------------------------
          REV.               DATE               AUTHOR                       NOTES
      ------------- --------------------- -------------------- -------------------------
          1.0       2 November, 1999      Lena Marina,         Original Version
                                          Refaela Segdan
      ------------- --------------------- -------------------- -------------------------

      ------------- --------------------- -------------------- -------------------------

      ------------- --------------------- -------------------- -------------------------

      ------------- --------------------- -------------------- -------------------------


3.    ABBREVIATIONS.

BS            Base Station
BS BU         Basic Unit in the BS
TS            Terminal Station
LCI           Local Craft Interface
NMS           Network Management System
EMS           Element Management Station
OoS           Out of Service
AN            Access Network
LE            Local Exchange
L3 address    Layer 3 address
EF address    Envelope Function address
EOC           Embedded Operation Control

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4.    GENERAL.

Since the WALKair system has a Point to Multi-Point architecture, using V5 for telephony services provides significant capability in terms of concentration and efficient air link usage. The WALKair V5.x system is intended to provide PSTN & ISDN BRA services over V5 interface.

The WALKair V5.x solution is based on the following definitions:
-    V5.2 interface is implemented between the BS and the LE;
-    V5.1 interface is implemented between the Terminal Station and a CPE;
-    The WALKair V5 solution is based on layer 3 termination of V5 protocol.
-    WALKair implementation complies with the following standards:
ETS 300 324-1
ETS 300 347-1

The WALKair V5.x solution provides signaling multiplexing capability between the Base Station and the Terminal Stations.
The WALKair V5.x solution provides concentration for traffic and thus allows the support of much more customer ports then the available air capacity.
The WALKair V5.x solution provides additional QoS setting to enable the operator to define Minimum and Maximum traffic capacity per V5.1 interface at TS*.
The WALKair V5.x system handles the V5 signaling to pass it over the air protocol internal embedded operational channels (EOC) without reducing traffic capacity.
The WALKair V5.x handles "Air Link Loss" situation, "All Trunks Busy" condition, E1 failure using Control Protocols of V5.2/V5.1 interfaces, Protection and BCC Protocols of V5.2 interface.
The WALKair V5.x system can be configured & handled by NMS/LCI.

5.    DEFINITIONS.

The following paragraphs generally define V5 terms and attributes.

5.1.    V5 INTERFACE.

V5 interface is defined by variant. Variant is a set of provisioning data parameters, which includes an information about interface:

-    Interface Id;
-    Variant Id;
-    E1 link parameters (Physical Number, Logical Number, ... etc.);
- C-Channels attributes (Logical Id, Logical Number of associated link, provided service bit mask, ...etc.);
- PSTN & ISDN ports attributes; V5 port is defined by L3 address (PSTN) or EF address (ISDN) + assigned time slot (V5.1).

Theoretically, each interface can have several variants.
Interface parameters set can be added, deleted and updated etc. by user via NMS/LCI.


-------------------------------
* It is not provided by the current software release.

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5.2.     V5 SUBSCRIBER.

V5.x subscriber is a logical object, which is uniquely defined by the following parameters set:
-    Subscriber type (ISDN/PSTN);
-    Interface Id and address Id at BS;
-    Interface Id and address Id at TS;
-    TS Customer ID;
-    E1 time slot number at TS interface.

Address Id can be L3 address of PSTN port or EF address of ISDN port*. User can define new V5 subscriber or delete an existing subscriber via LCI/NMS.

5.3.     V5 SERVICE.

V5 service type is one from Subscriber's attributes. V5 subscribers provides the following types of services:

-    ON-DEMAND service, where connection is set up at the start of each call.

- LEASED service, which can be divided to permanent, semi-permanent or permanently leased services.

PERMANENT service is handled by leased-line network that is separate from LE, however such user ports are under control of V5 Control Protocol. This implies that information about the ports must be available in LE.

SEMI-PERMANENT service is routed through LE via V5 interface.

PERMANENTLY LEASED service has no effect on the V5 interface. However the access capacity of link decreases from the point of V5 view.

------------------------ ---------------- -------------- --------------- ---------------- -----------------
SERVICE TYPE             PORT TYPES       SIGNALING      V5 CONTROL      LE SWITCHED/NO   WALKAIR
                                          TYPE                                            SUPPORT
------------------------ ---------------- -------------- --------------- ---------------- -----------------
On-demand                PSTN             Out of band    Controlled      switched         Version 3.0
------------------------ ---------------- -------------- --------------- ---------------- -----------------
On-demand                ISDN BRA         Out of band    Controlled      switched         Version 4.0
------------------------ ---------------- -------------- --------------- ---------------- -----------------
Semi-permanent           ISDN BRA         Out of band    Controlled      switched         Future
------------------------ ---------------- -------------- --------------- ---------------- -----------------
Permanent line           ISDN BRA         In-band        Controlled      bypass LE        Future
------------------------ ---------------- -------------- --------------- ---------------- -----------------
Semi-permanent           analog/          In band        Controlled      switched         Future
                         digital
------------------------ ---------------- -------------- --------------- ---------------- -----------------
Permanently leased line  analog/          In-band        Non             bypass LE        Future
                         digital                         controlled
------------------------ ---------------- -------------- --------------- ---------------- -----------------


6.    CONFIGURATION.

Each BS-BU is a single V5.2 interface with up to 3 links connected to Public Switch. BS-BU V5.x software includes V5Core (AN side, V5.2) and set of V5 applications. Theoretically, up to 3 V5.2 interfaces can be configured. However, current software version provides only 1 V5.2 interface (see restrictions). Each BS

-----------------------------
* L3 address/EF address is a logical number, which represents an actual subscriber at V5.x interface.


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BU can communicate with a maximum of 16 TS's each connected to PABX or V5 MUX by V5.1 interface. Each TS can support up to 3 V5.1 interfaces. All V5 configurations (BS and TSs) are located in the BS V5 database.

V5 database is placed at BS BU non-volatile memory and includes in general 3 tables:

-    Interface (or Variant) table;
-    Subscriber (or Port) table;
- Routing table; V5 applications uses this table for routing of PSTN or ISDN signaling messages, Port Control events and so on. This table is automatically built. Routing process takes place only at BS side of V5 application, thus only one Routing table exists - at the BS side.

Figure 1 depicts an example of WALKair V5 configuration:

[OBJECT OMITTED]

User ports associated with the same V5.2 interface link at BS can be distributed between the different TSs.

Restrictions:

-    Maximum number of subscribers is 600 per BS-BU.

- Only one V5.2 interface can be configured in each BS-BU. Please note that each V5.2 interface can be configured with multiple links.

- C-Channel can be configured only on time slot 16 at V5.2 link. This implies the support of "protection group 1".

- There is no re-provisioning (the ability to include few variants or configuration sets per interface with on-line change) at the interfaces.

7.    SIGNALING MULTIPLEXING.

V5.1/V5.2 signaling is transferred, out of band, via the EOC (Embedded Operation Channels). At the downlink direction (from BS to TS) each received signaling message is routed (see earlier Routing Table definition) and transferred to it's corresponding TS. At TS the signaling message is directed to appropriate V5.1


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interface. At the uplink direction each V5.1 signaling message is transferred as is to BS BU via the EOC channels. At the BS, V5.1 signaling is routed and directed to V5.2 interface.

Signaling messages are routed using following user port identifiers:

-    L3/EF address & Interface Id at BS V5.2 interface
-    TS customer Id
-    L3/EF address & Interface Id at TS V5.1 interface

As a result of routing process the destination address parameters of the message header are changed (Interface ID and L3/EF address).

Signaling data (Information Elements) is transferred transparently over the WALKair, thus overcomes the national variant specific adaptation.

8.    VOICE TRAFFIC

8.1.     VOICE TRAFFIC MULTIPLEXING

Voice Traffic multiplexing is performed by transferring a voice channel between a specific bearer channel in one of the BS E1 ports and another specific channel at a corresponding TS E1 port. The association between bearer channels at BS E1 port and TS E1 port must be fixed at TS V5.1 interface and dynamic at BS V5.2 interface.

8.2.     CONCENTRATION.

Voice Traffic concentration is the capability to allocate air bandwidth only to active circuits. V5.2 protocol supports concentration by definition. It means that association between user port and bearer channel on the interface is not predefined, but bearer channel is allocated dynamically on demand. This functionality is provided by V5.2 Bearer Channel Connection (BCC) protocol of interface. BCC controls dynamic allocation/releasing of time slots of interface according to the demand. Dynamic air channels allocation/release is performed by BS software and triggered by inputs of the BCC protocol.

9.    CONTROL & MAINTENANCE.

9.1.     INTERFACE CONTROL & PORT CONTROL.
Each V5 interface has two types for interface status:

- Administrative status, this status is a result of explicit management action, and can get two values: ENABLE/DISABLE;

- Operational status this is the current state of the interface, which can get two values: In-Service/Out-of-service.

Administrative status determines the desire status of the interface. If Administrative Status is changed to ENABLE then Operational Status should change to IN-SERVICE as a result of successful interface restart and the interface is ready to transmit and receive traffic. It should remain in the OUT-OF-SERVICE state if and only if there is a fault that


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prevents it from successful restart. If Administrative Status is DISABLE operational status must be OUT-OF SERVICE.
BS and TS interface statuses are independent; e.g. the status of TS interface does not affect the status of BS interface and vice verse. However TS/BS status affects the status of ports.

V5 Port has only one status attribute - Operational status. The reason is that WALKair operator is not allowed to control Port status. Operational status of Port can be BLOCKED or UNBLOCKED AND are controlled by Public Switch or CPE. Usually WALKair V5 application is responsible only to route an appropriate request (block/unblock) from BS to TS and vise versa.

However, several events trigger Port Block/Unblock by initiative of V5 application:

- Change the Administrative status of specific TS V5.1 interface to DISABLE causes shutdown of the interface. Operational status of the V5.1 interface turns to OUT-OF-SERVICE. WALKair can not provide V5 service for the subscribers, which are associated with the TS Interface. V5 application initiates BLOCK the relevant BS interface ports. After service resuming, WALKair invokes ports unblocking.

9.2.     LAYER 1 FAILURE.

Whenever layer 1 failure is detected in one of the V5.1 operational status ports associated with defected V5 interface are blocked.

Whenever layer 1 failure is detected in one of the V5.2 links, all active calls in this link are Detected layer 1 failures relating to physical C-channels within a failed V5.2 link shall result in the protection protocol reassigning these C-channels. No port blocking is required. The states of associated ports are not changed.

9.3.    AIR LINK LOSS.

Air Link Loss causes blocking of the relevant user ports at BS V5 interface and shutdown to the relevant TS V5 interface. After Air Link is re-established, WALKair invokes configuration to the TSs.

9.4.    ALL TRUNK BUSY.

In the case of All Trunk Busy situation their WALKair V5 application does not react. This solution is relied on V5 protocol standard. LE side repeats request to connect traffic channel and in the case of "no response" LE disconnects the signaling path. The behavior of WALKair V5 application is identical for both outgoing call and incoming call. The picture below illustrates this situation in the case of outgoing call.


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[OBJECT OMITTED]

9.5.     AUDITING.

V5 Auditing application is responsible to prevent the following situations:

- Ports of V5 Interfaces can stay permanently blocked. Reason: some racing conditions which happen during BS & TS V5 Interfaces internal control processes.
- Non-consistency between states of TS V5.1 and BS V5.2 Ports which represent the same subscriber. Reason: some racing conditions which happen during WALKair V5 control processes.
- Non-consistency between Administrative status and Operational status of specific Interface.

BS auditing process is triggered by timer and performed by BS Auditing application. TS auditing process is triggered by BS Auditing application.

9.5.1.   BS V5 AUDIT APPLICATION.

---------------------- --------------------------------------------- -------------------------------------------------
NUMBER OF STEP         CONDITION                                     ACTION
---------------------- --------------------------------------------- -------------------------------------------------

1. BS Interface audit  BS interface Administrative status is         Initiate "Restart BS interface". Skip ports
                       "Enable" and interface operational status     audit (steps 5 and 6).
                        is "Out Of Service"
---------------------- --------------------------------------------- -------------------------------------------------
2. BS Interface audit  BS interface Administrative status is         Initiate "Shutdown BS interface". Skip ports
                       "Disable" and interface operational status    audit (steps 5 and 6).
                       is "In Service"
---------------------- --------------------------------------------- -------------------------------------------------
3. TS Interface audit  TS interface Administrative status is         Initiate "Restart TS interface".
                       "Enable" and interface operational
                       status is "Out Of Service"
---------------------- --------------------------------------------- -------------------------------------------------
4. TS Interface audit  TS interface administrative status is         Initiate "Shutdown Interface"
                       "Disable" and interface operational status
                       is "In-service".
---------------------- --------------------------------------------- -------------------------------------------------


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
---------------------- --------------------------------------------- -------------------------------------------------
5. Port audit          BS Interface Administrative status is         Make sure subscriber is in state "unblocked";
                       "Enable" and interface operational status     if not, initiate for it "block" and immediately
                       is "In-service" - go over all subscribers:    "unblock" process.
                       Subscriber belongs to a TS interface that
                       is "enabled" and "in-service"
---------------------- --------------------------------------------- -------------------------------------------------
6. Port audit          Subscriber belongs to a TS interface that     Make sure subscriber is in state "removed"; if
                       is "out of service"                           not initiate for it "remove" process.
---------------------- --------------------------------------------- -------------------------------------------------
7. Initiate TS V5      -                                             Send message to all TSs to start TS audit.
audit application                                                    Note: this message will contain the BS
                                                                     interface operational state.
---------------------- --------------------------------------------- -------------------------------------------------


9.5.2.   TS V5 AUDIT APPLICATION.

---------------------- --------------------------------------------- -------------------------------------------------
NUMBER OF STEP         CONDITION                                     ACTION
---------------------- --------------------------------------------- -------------------------------------------------
1. Port audit          BS interface operational status is "In        Make sure subscriber is in state "unblocked";
                       Service"                                      if not, initiate for it "unblock" process.
---------------------- --------------------------------------------- -------------------------------------------------
2. Port audit          BS interface operational status is "Out Of    Make sure subscriber is in state "removed"; if
                       Service"                                      not, initiate for it "remove" process.
---------------------- --------------------------------------------- -------------------------------------------------

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10.   ISDN BRA PORTS SUPPORT.

RESTRICTIONS:

-    Current V5 software version provides only On-demand ISDN service type;
-    Current V5 software version supports only Ds-data type transfer.

For On-demand service Activation/Deactivation of user port (access) is under control of LE (Public Switch). Access Activation can be initiated by LE or CPE. Deactivation is initiated only by LE.

V5.x system supports Access Activation/Deactivation processes and Port Status indication by transferring appropriated messages from BS to TS and vice versa via EOC. Such messages are routed by Routing Table using Interface Id and EF address.

11.    QUALITY OF SERVICE*.

V5 guarantees quality of service using BW reservation mechanism Each customer can be allocated with a minimal guaranteed airtime slots. These airtime slots will be reserved for it at all times. This customer calls can reach up to a pre-determined maximum using V5 on-demand service, e.g. incoming calls will be assigned with air time slots while air time slots that were used by disconnected calls, will return to the global pool.

12.    V5 NETWORK MANAGEMENT.

The FLOWARE WALKnet EMS using SNMP protocol will manage WALKair V5 application. The following functionality will be supported:

-    Fault management (see below traps definition);
-    Maintenance & Configuration of V5 interfaces on BS and TS's;
-    Maintenance & Configuration of subscribers parameters;
-    Definitions of quality of service per TS or per

V5 system is responsible to notify the EMS about fault conditions. Current V5 software version uses only 2 following traps:

-    "Interface Restart Failure"
-    "Link Id Process Failure".

The first one is sent in the following cases:

- "Variant Invalid" indication (when variant is not loaded or has become corrupt);
-    "Variant Not Loaded" indication (when variant does not fit interface);
- error report, concerning V5 interface control errors (for example, SYS_C_IdNotIdentical, SYS_C_VariantNotIdentical etc.).

When a trap is sent, the NMS displays a proper message to user.



-----------------------
* This functionality will be implemented in future version.

                             Confidential                    Page 11 of eleventh
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[OBJECT OMITTED]                                             [OBJECT OMITTED]


INFORMATION ABOUT FASTLINK ONU 30 / ONU 20 FOR FIRSTMARK NETWORK

OVERVIEW GENERAL PARAMETERS

                               ONU 20 FTTO                  ONU 30 FTTB
-------------------------------------------------------------------------------
case                           desktop case                  wall case

power consumption          avg.  Less Than  56 W       avg.  Less Than  92 W

dimensions (W x H x D)   370 mm x 165 mm x 247 mm    440 mm x 535 mm x 260 mm

subscriber max                      20                          30



ONU 20 / STRUCTURE

ONU 20 is only available as indoor variant ONU 20 FTTO (Fiber to the Office). It contains the following modules and plug-in units:
Multiplexer AMX/FMX2

-    with 1 central unit CUA/CUD and 1 to 2 line cards (LC)

-    1 line terminating unit LTC (LTCOH or LT12CM/LT22CM) or LTO/NT

-    Integrated supervision module COSU

-    Central terminal panel

-    Terminal panels for the LCs.

The ONU is installed in a compact case. It can be operated as a desktop model or with a wall mounting set as a wall model. Fig. 3.12 shows the installation of the ONU.

[HTML]

[OBJECT OMITTED]                                             [OBJECT OMITTED]

ONU 20 / PICTURE

[html]

ONU 20 / REMOTE MANAGEMENT DESCRIPTION

All the internal connections are made via a backplane. The supervision module COSU is secured separately in the case. If an LC terminal panel is not required, an empty case is made available for it.
The case is grounded via a separate conductor.

In principle, ONU 20 FTTO is supplied for remote control and supervision. By setting the switch, one of the following transmission routes can be selected for QD2 information:
-    Overhead channel of a line terminating unit
-    X.21 interface of the digital signal channel DSC2-nx64.
If the X.21 interface is used as QD2 access, plug-in position 4 has to be equipped with digital signal channel DSC2-nx64. In this case, one of the X.21 interfaces of DSC2-n(180)64X (the second one) is used to transfer the control information and is no longer available as subscriber interface. Transport of ECC in an used V5.1 connection as separate leased line channel is not possible.

ONU 20 / POWER SUPPLY

An external power pack (115 V AC /230 V AC primary, 56 V DC secondary) provides the local power supply and loads the battery which can be connected optionally. In the case of mains failure, there is a battery-backup for approx. 4 hours at
0.6 Erlang.

[OBJECT OMITTED]                                             [OBJECT OMITTED]

As an alternative to the external power pack, a battery voltage in the range from -48 V to -60 V can also be introduced via the Sub-D jack (3W3). In this case the battery may not be connected.

ONU 30 / STRUCTURE

ONU 30 is used as indoor variant (FTTB). It contains a system module AMX and, depending on the available line tract, plug-in unit LTO or LTC as an alternative. The ONU 30 FTTB is accommodated in a wall case and contains the following modules:
- AMX-Mini shelf (AMXMS), equipped with a system module AMX and a line terminating unit LTO or LTC
-    main distribution frame with 7 LSA-Plus terminal strips
-    Power supply
-    Battery unit
-    Fan.

[OBJECT OMITTED]                                             [OBJECT OMITTED]


AMXMS is central multiplexer shelf of ONU30. The AMXMS accommodates the following double Eurocard units without front panel:
-    One central unit CUA
-    One supervision unit MSUE
-    Up to three line cards LC
-    One line terminating unit LTC, LTCP (HDSL) or LTO (optical)
The backplane interconnects the units via external and internal interfaces.

ONU 30 / PICTURE

[HTML]
[HTML]

ONU 30 / REMOTE MANAGEMENT DESCRIPTION

The AMX including the various line cards forms a SISA network element. The addressing of the network element is assigned by backplane coding with five bits for the card that provides the access to the network element. Access via a OS or a LCT is provided to this network element via the CUA or the MSU/MSUE.
The interfaces are:
-    QD2 interface of the CUA with 1.2 kbit/s, 9.6 kbit/s and 64 kbit/s
-    QD2 interface of the MSU/MSUE with 1.2 kbit/s, 9.6 kbit/s and 64 kbit/s
-    ECC interface of the MSUE with 64 kbit/s.
Automatic interface and bit rate detection is provided by the operating program of the relevant card. The MSU/MSUE can be accessed, for example, via a transparent overhead channel of the line termination or, in case of the MSUE, via an ECC included in the PCM signal. Fig. 4.3 shows an example of OS access. Local operator control of the AMX is effected via the F interface of the MSU/MSUE.

[HTML]

ONU 30 / POWER SUPPLY

The power is supplied via the local mains. The power line (110/230 V AC) is connected with the AC terminal clamps in a wall case and is protected by a 10 A mains fuse. In the case of mains failure, the battery unit (48 V/2.5 Ah) takes over the power supply and makes possible further operation of the ONU for at least 4 h.

IMN:ONU 30 FTTB                                                     Installation
                                                            Optical Network Unit

SIEMENS



INSTALLATION

OPTICAL NETWORK UNIT
IMN:ONU 30 FTTB



A50010-A3-E108-2-31



A50010-A3-E108-2-31                                                            1

IMN:ONU 30 FTTB                                                     Installation
                                                            Optical Network Unit

IMPORTANT NOTE REGARDING PRODUCT SAFETY

In electrical systems, it is inevitable that certain parts of the devices are energized / live. Several parts can also have a high operating temperature.

Not paying attention to this situation and not following the warning remarks can lead to personal injury and material damage.

For this reason, the precondition is made that only trained and qualified personnel may perform the installation and maintenance of the systems.

The system complies with the requirements of EN 60950 / IEC 60950. Connected devices must fulfill the relevant safety regulations.









COPYRIGHT (C) SIEMENS AG 1997

Published by the Siemens group Information and Communication Networks Hofmann Stasse 51
D-81359 Munich
GERMANY

Subject to technical changes.
Technical specifications and performance features are only legally binding If they are specifically and explicitly agreed in a written contract.


A50010-A3-E108-2-31                                                           2

IMN:ONU 30 FTTB                                                     Installation
                                                            Optical Network Unit

This document consists of 14 pages. All pages are of the version 2.

TABLE OF CONTENTS


1          Structure and assembly / installation
1.1.       Structure of the ONU 30 FTTB
1.2        Installation
2          Scope of delivery
3          Components of the ONU 30 FTTB
4          Prerequisites for installation
5          Tools and auxiliary materials
6          Installation of the ONU 30 FTTB
6.1        Connecting the external cables
6.1.1      Connecting the copper telecommunications cables
6.1.2      Connecting the tracer leads of subscriber lines
6.1.3      Glass-fibre connection cable and pigtail
6.1.4      Connection the power supply cable
6.2        Installation of the battery
7          Connection assignment
8          Plugging in the plug-in modules
9          Over-voltage protection
10         Electromagnetic compatibility
11         Appendix



A50010-A3-E108-2-31                                                           3

IMN:ONU 30 FTTB                                                     Installation
                                                            Optical Network Unit








A50010-A3-E108-2-31                                                           4

IMN:ONU 30 FTTB                                                     Installation
                                                            Optical Network Unit


STRUCTURE AND ASSEMBLY / INSTALLATION

1.1  STRUCTURE OF THE ONU 30 FTTB

     The Optical Network Unit ONU 30 FTTB is contained in a wall housing for indoor operation and contains the following functional units:
     - AMX (muliplex function with 30 subscriber interfaces)
     - LTO (optical line termination equipment having 2 x 2 Mbit/s)
     - LTCOH/LT12CM/LT22CM (HDSL line termination equipment having 1 (2) x 2 Mbits/s)

     FIGURE 1.1 shows the ONU 30 FTTB



                                       Compartment for fibre-optic-cable reserves
Power supply unit
                                       Fibre optic connection cable
Mains fuse

                                       Splicing cassette
           Battery unit

LSA connection for LC
(when data cards V35,
V36 and X21 with a front
connection panel are
deployed)
                                       AMXMS

                                       Pigtail

                                       Screw location for glass-fibre earthing
AC connection terminals

                                       EGB clip socket

                                       Fibre optic cable lead-in

Connection terminal for tracer leads

Separate earthing for MS nut on bolts    Network lead-in   Cable lead-ins   Cover contact


Figure 1.1 View of an ONU 30 FTTB

1.2  INSTALLATION

THE ONU IS INSTALLED IN ROOMS IN THE PRELIMINARY AREA OF THE SUBSCRIBERS TO BE SUPPLIED. The telecommunications cables are inserted into the ONU housing through the openings intended for this purpose and connected to the LSA-Plus strips. A glass-fibre cable can also be inserted and twisted together in the splicing cassette with a glass-fibre connection cable (pigtail). Finally, the plug-in modules are plugged into the card cage and the pigtail screwed on. If HDSL lines are used for the connection of the ONU, they are to be deposited on a LSA-Plus strip.

The transport weight of the ONU is 20 kg max.


A50010-A3-E108-2-31                                                            5

IMN:ONU 30 FTTB                                                     Installation
                                                            Optical Network Unit



2  SCOPE OF DELIVERY

The scope of delivery includes the components specified in the project list.

3  COMPONENTS OF THE ONU 30 FFTB

The ONU 30 FFTB contains the following components:

- AMX mini-shelf (AMXMS) loaded with a system module AMX and a line termination plug-in module LTO or LTCOH/LT12GM/LT22CM

-  connection panel with 7 LSA-Plus connection stripes for the connection of.
        - 30 DLs for subscriber connection (2-wire) or
        - 20 DLs for subscriber connection (4-wire) and 2 x 10 DLs for
          (2-wire)
        - 1(2) x 2 DLs for HDSL interface (H1,H2)
-  Power supply
-  Battery SBS15
-  Splicing cassette (only where LTO deployed)

4  PREREQUISITES FOR INSTALLATION

The ONU can be attached to a wall or another suitable support. For the wall attachment, please follow the following steps:

- Mark the wall using a drilling template
- Drill holes of DIAMETER 12 mm and depth 50 mm at the marked locations using a percussion drill
- Insert plugs into the holes (e.g. Fischer plugs M6)
- Screw hexagonal screws of type ISO 4017-M6 x 45 into the upper pegs as far as required until the distance from the head of the screw to the wall is around 10 mm
- Attach the ONU
- Screw hexagonal screws of type ISO 4017-MG x 45-8.8 into the lower pegs through the attachment holes in the back of the ONU
- Tighten all four attachment screws with 7 Nm

5  TOOLS AND AUXILIARY MATERIALS

The tools and auxiliary materials are not included in the delivery.


DESCRIPTION                                                    APPLICATION
Toolbox H89999-B512 (available from OEN SP)                    Installation of the ONU

Splicer for fibre-optic cable e.g. FUSIONS SPLICER             Splicing fibre-optic cables
S46999-M7-A80

Cable binders 2.4 x 92                                         Attachment of the cables in the cassette housing

Paper towels                                                   Cleaning of the glass fibres

Sagrosept towels by Schuetke & Mayr GmbH, D-22840              Degreasing of connection cables filled with petrolatum
Norderstadt, Germany                                           after stripping the insulation

Glass-fibre-reinforced-plastic earthing unit Gfk-EB 2/D by     Earthing of glass-fibre cables
Walter Rose GmbH & Co. KG, D-58093 Hagen, Germany


TABLE 5.1  Tools and auxiliary materials for the installation of the
           ONU 30 FTTB.


A50010-A3-E108-2-31                                                           6

IMN:ONU 30 FTTB                                                     Installation
                                                            Optical Network Unit

6   INSTALLATION OF THE ONU 30 FTTB

6.1 CONNECTING THE EXTERNAL CABLES

The external cables include the copper telecommunications cables, the glass-fibre connection cable and the power-supply cable.

6.1.1  Connecting the copper telecommunications cables


LOWER EDGE OF THE ATTACMENT BINDER          COPPER LEADS
30-50(1)                                    35-50(2)


Interior telecommunications cable

1)  Measurement from lower edge of the attachment binder to the stripping point.
2)  Length as per connection location in the MDF              Measurements in mm

FIGURE 6.1  Interior telecommunications cable

The following procedure is necessary:

- Insert the connection lines from below into the ONU and take the measurement up to the connection panel
-  Strip the insulation as shown in FIGURE 6.1
-  Count the double leads (DLs)
- Attach the DLs on the LSA-Plus connection strips in accordance with the project plan (use the attachment tools for LSA-Plus strips).
- Attach the copper telecommunications cable with the aid of relief straps on the cable lead-in of the housing, see FIGURE 1.1
-  Cover the cable if the diameter is low

Numeric sequences of the connection strips is from left to right
Within a given strip, it is from bottom to top.

6.1.2  CONNECTING THE TRACER LEADS OF SUBSCRIBER LINES

If tracer leads are integrated in the connection cables, they are to be joined together and crimped at the ends. The end is to be connected to the connection terminal for tracer leads.

6.1.3  Glass-fibre connection cable and pigtail

       - Prepare glass-fibre connection cable and pigtail
         - Cut the glass-fibre connection cable to the appropriate length and prepare it as shown in FIGURE 6.2 all the way to the bundle lead
         - Insert the bundle lead into the fibre-optic-cable lead-in and relieve the glass-fibre connection cable
         - Prepare the bundle lead as shown in FIGURE 6.2 all the way to the fibre
         - Take out the splicing cassette
         - Make room for splicing
         - Prepare the pigtail as shown in FIGURE 6.3


A50010-A3-E108-2-31                                                           7

IMN:ONU 30 FTTB                                                     Installation
                                                            Optical Network Unit

       - Splice the glass-fibre connection with the pigtail
         - Splice the fibre of the glass-fibre connection cable with the fibre of the pigtail
         - Check the splicing connection
         - Insert the fibre of the pigtail and the fibres of the glass-fibre connection cable into the splicing cassette, see FIGURE 6.4
         - Close the cassette housing
       - Attach the splicing cassette
         - Insert the splicing cassette in its holder, see Figure 1.1
         - Insert a reserve of the glass-fibre connection cable in the compartment for fibre-optic-cable reserves, see FIGURE 1.1

Pull relief     Glass-fibre connection cable     Bundle lead      Fibre      Measurements in mm

Figure 6.2  Glass-fibre connection cable

FC-PC plug connector     Glass-fibre cable with sheath     Lead      Fibre      Measurements in mm

Figure 6.3  Pigtails with FC-PC plug connector


                                       Cover

                                       Pull relief

Glass-fibre connection cable

Splice insertion

                                       Pigtail c. 400 mm to the FC-PC plug connector, sheath attached

                                       Splicing cassette


Figure 6.4  Splicing cassette (schematic diagram)

6.1.4  CONNECTION THE POWER SUPPLY CABLE

- Follow the safty regulations in accordance with VBG 4
       - Enable
       - Protect against switching on again
       - Make sure the voltage is switched off (idle state)
       - Earth and short-circuit
       - Cover or encase adjacent parts which are energised / live
- Prepare the cable as shown in FIGURE 6.5
- Guide the cable through the left-hand cable channel to the mains connection terminals
- Pull out the mains connection terminals out to the limit
- Connect the cable to the mains connection terminals as shown in Figure 6.6
- Push back the mains connection terminals
- Relieve the cable using the relief strap


A50010-A3-E108-2-31                                                           8

IMN:ONU 30 FTTB                                                     Installation
                                                            Optical Network Unit

Cable(1)  Lower edge of the attachment terminal

                                              (3)
200              80(2)


1)   Maximum diameter 9 mm
2)   Leads 2.5 mm(2) maximum
3)   Protective wire 20 mm longer

FIGURE 6.6  Stripping measurement of the power supply cable in mm

Mains connection terminals

Mains-connection cable

Figure 6.6 Connection of the power-supply cable

6.2  INSTALLATION OF THE BATTERY

The installation of the battery is performed as shown in FIGURE 6.7. The ventilation tube must be attached to the ventilation valve of the battery. The tube terminates before a ventilation opening in the reverse side of the ONU.

Ventilation tube pulled out through the back of the housing          To the power supply

red                      black

Figure 6.7  Connection of the battery set to the battery block


A50010-A3-E108-2-31                                                           9

IMN:ONU 30 FTTB                                                     Installation
                                                            Optical Network Unit

7  CONNECTION ASSIGNMENT

The connection between the AMXMS and the connection panel is made at the factory. The assignment of plug-in location in the AMXMS and the relevant connections is shown in FIGURE 7.1, TABLE 7.1 and TABLE 7.2. The copper telecommunications cables for the subscribers must be attached to the connection panel in accordance with the project plan.

                                            AMXMs

Internal connection panel (via LSA strips)                      LTO/LTCx deployed
viewed from below                                               A - 2 X G.703, QD2M, QD2S
                                                                A' - H1/H2
                                                                Deployment of data cards
                                                                B data1
                                                                C data2
                                                                D data3
                                                                Line cards deployed
                                                                C - c/d 1 to 10 from LC1
                                                                D - a/b 1 to 10 from LC1
                                                                E - a/b 11 to 20 from LC2
                                                                F - a/b 21 to 30 from LC3

LSA-Plus strips                             Ventilation module


FIGURE 7.1  Connection assignment in the AMXMS

--------------------------------------------------------------------------------------------------------------------------
Plug-in module                              Plug-in location in      LSA-Plus strip                   Front connect, Sub-D
                                                  AMXMS                                               module
                                            -----------------------------------------------------
                                            1   2   3   4   5   6    1   2(2)  3(2)  4   5   6   7
--------------------------------------------------------------------------------------------------------------------------
MSUE                  S42024-A1841-A2       x
--------------------------------------------------------------------------------------------------------------------------
CUA                   S42024-A1789-B101(1)      x
--------------------------------------------------------------------------------------------------------------------------
LLA 102/104 (2-wire)  S42024-A1810-A1               x   y   z                            x   y   z
--------------------------------------------------------------------------------------------------------------------------
SUB 102               S42024-A1804-A1               x   y   z                            x   y   z
--------------------------------------------------------------------------------------------------------------------------
I4UK2V5               S42024-A1814-A1               x   y   z                            x   y   z
--------------------------------------------------------------------------------------------------------------------------
LLA 102/104 (4-wire)  S42024-A1810-A1               x                                x   x
--------------------------------------------------------------------------------------------------------------------------
DSC nx64G             S42024-A1767-A1               x                                x   x
--------------------------------------------------------------------------------------------------------------------------
LTCOH                 S42024-A1791-A1                           x    x
--------------------------------------------------------------------------------------------------------------------------
LT12CM (NT)           S42024-A1882-A201                         x    x
--------------------------------------------------------------------------------------------------------------------------
LT22CM (NT)           S42024-A1849-B101                         x    x
--------------------------------------------------------------------------------------------------------------------------
LTO/NT                S42024-A1799-B302                         x
--------------------------------------------------------------------------------------------------------------------------
DSC2-nx64 X21         S42024-A1757-A1(1)            x                                                 S42022-A768-S19
--------------------------------------------------------------------------------------------------------------------------
DSC2-nx65 V35         S42024-A1757-A2(1)            x                                                 S42022-A768-S18
--------------------------------------------------------------------------------------------------------------------------
DSC2-nx64 V36         S42024-A1757-A3(1)            x                                                 S42022-A768-S17
--------------------------------------------------------------------------------------------------------------------------

1) The subscriber connection is realised via a front-connection module with Sub-D;
2) Separator strips for over-voltage protection of ISDN connections used (optional)
3) V5.1 or CAS

TABLE 7.1 Loading variations for AMXMS


A50010-A3-E108-2-31                                                          10

IMN:ONU 30 FTTB                                                     Installation
                                                            Optical Network Unit

CUA                LTx
----------------------------------------------------------------

----------------------------------------------------------------
F2outA             F2inA     F2outB(1)            F2outA(1)
----------------------------------------------------------------
F2outB             F2inB     F2outB2(2)           F2outA2(2)
----------------------------------------------------------------
F2inA              F2outA    QD2MoutB             QD2MoutA
----------------------------------------------------------------
F2inB              F2outB    F2inB(1)             F2inA(1)
----------------------------------------------------------------
                             F2inB2(2)            F2inA2(2)
----------------------------------------------------------------
                             QD2SoutB(4)          QD2SoutA(4)
----------------------------------------------------------------
                             QD2SinB(4)           QD2SinA(4)
----------------------------------------------------------------
                   F2inA2
----------------------------------------------------------------
                   F2inB2
----------------------------------------------------------------
                   F2outA2   QD2MinB              QD2MinA
----------------------------------------------------------------
                   F2outB2
----------------------------------------------------------------

----------------------------------------------------------------
                                         Plug(3)
----------------------------------------------------------------

                                       LSA strip with EMC module
                                       (2 x HDSL e.g. with LT22CM)

1)  The signal description refers to the CUA proper
2)  The signal description refers to the LTx circuit card proper
3)  The interfaces are accessible at plug connector A, see FIGURE 7.1
4)  The QD2 slave bus is connected in the AMXMS with the ECC of the MSUE

FIGURE 7.2  G.703, GDQ2M/QD2S and HDSL interfaces

    Channel A                Channel B          Channel A                Channel B


    Shield                   Shield             Shield                   Shield

    Front connection V.35,                      Front connection V.36,
    ISO4902 37-pole, socket                     ISO4902 37-pole, socket


FIGURE 7.3  V.35 and V.36 front connection in the ONU 30 FTTB (optional)


A50010-A3-E108-2-31                                                          11

IMN:ONU 30 FTTB                                                     Installation
                                                            Optical Network Unit

-----------------------------------------------------------------------------------------------------------
CONNECTION ASSIGNMENT OF THE LSA-PLUS STRIPS IN ACCORDANCE WITH THE AMXMS CONFIGURATION, SEE ALSO TABLE 7.1
-----------------------------------------------------------------------------------------------------------
CONNECTION            LLA104            DSC nx64G       LLA 102/SUB102     I4UK2V5(1)      LTCOH/LT22CM
-----------------------------------------------------------------------------------------------------------
      a         F2out A1  F2in C1    D2out A1               F2 A1            D2 A1             H1A1
-----------------------------------------------------------------------------------------------------------
    1 b         F2out B1  F2in D1    D2out B1               F2 B1            D2 B1             H1B1
-----------------------------------------------------------------------------------------------------------
      a         F2out A2  F2in C2    T21 A1    D2in A1      F2 A2                              H2A1
-----------------------------------------------------------------------------------------------------------
    2 b         F2out B2  F2in D2    T21 B1    D2in B1      F2 B2                              H2B1
-----------------------------------------------------------------------------------------------------------
      a         F2out A3  F2in C3    T22 A1                 F2 A3            D2 A2             H1A2
-----------------------------------------------------------------------------------------------------------
    3 b         F2out B3  F2in D3    T22 B1                 F2 B3            D2 B2             H1B2
-----------------------------------------------------------------------------------------------------------
      a         F2out A4  F2in C4    D2out A2  D2in A2      F2 A4                              H2A2
-----------------------------------------------------------------------------------------------------------
    4 b         F2out B4  F2in D4    D2out B2  B2in B2      F2 B4                              H2B2
-----------------------------------------------------------------------------------------------------------
      a         F2out A5  F2in C5    T21 A2                 F2 A5
-----------------------------------------------------------------------------------------------------------
    5 b         F2out B5  F2in D5    T21 B2                 F2 B5
-----------------------------------------------------------------------------------------------------------
      a         F2out A6  F2in C6    T22 A2    D2in A3      F2 A6            D2 A3
-----------------------------------------------------------------------------------------------------------
    6 b         F2out B6  F2in D6    T22 B2    D2in B3      F2 B6            D2 B3
-----------------------------------------------------------------------------------------------------------
      a         F2out A7  F2in C7    D2out A3   D2in A4      F2 A7
-----------------------------------------------------------------------------------------------------------
    7 b         F2out B7  F2in D7    D2out B3   D2in B4      F2 B7
-----------------------------------------------------------------------------------------------------------
      a         F2out A8  F2in C8    D2out A4   D2in A5      F2 A8
-----------------------------------------------------------------------------------------------------------
    8 b         F2out B8  F2in D8    D2out B4   D2in B5      F2 B8
-----------------------------------------------------------------------------------------------------------
      a         F2out A9  F2in C9    D2out A5   D2in A6      F2 A9
-----------------------------------------------------------------------------------------------------------
    9 b         F2out B9  F2in D9    D2out B5   D2in B6      F2 B9
-----------------------------------------------------------------------------------------------------------
      a         F2out A10 F2in C10   D2out A6    Tan A        F2 A10           D2 A4
-----------------------------------------------------------------------------------------------------------
   10 b         F2out B10 F2in D10   D2out B6    Tan B        F2 B10           D2 B4
-----------------------------------------------------------------------------------------------------------

1) If the power contact protection is deployed, shunting must take place to the separator stripts 1 and 2

TABLE 7.2   Connection of AMXMS to the LSA-Plus strips

If the LTO is deployed, both the G.703 signal (twice) and also the OD2M and OD2S signal can be taken from the Sub-D plug connector A, see Figure 7.1 and Figure 7.2. The connection to the data inputs is effected via the appropriate connection module. The mounting base with the front connections is attached to the bars of the connection panel. The 25-pole Sub-D plug connectors of modules X.21, V.35 and V.36 are plugged into plug connectors B to D, 1 to B, 2 to C and 3 to D, see Figure 7.1.


A50010-A3-E108-2-31                                                          12

IMN:ONU 30 FTTB                                                     Installation
                                                            Optical Network Unit

Front connection X.21


Socket A1                    Socket A2

FIGURE 7.4  X.21 Front connecteion in the ONU 30 FTTB (optional)

8  PLUGGING IN THE PLUG-IN MODULES

Before unpacking the plug-in modules from the delivered package, put on the earthing strap.

Earthing takes place via the clip socket on the ONU 30 FTTB to the right of the cover contact, see Figure 1.1. Remove the packaging around the plug-in modules and plug them in as per project plan.

9  OVER-VOLTAGE PROTECTION

The wall housing must be included in the potential equalisation. For the over-voltage protection and the lightening protection, the protective elements included in the delivery must be plugged into the subscriber-side LSA-Plus strips of the connection panels. The over-voltage dissipaters must be ordered separately. In this connection, over-voltage dissipaters for ISDN are different from over-voltage dissipaters of other line cards.

PROTECTIVE ELEMENT        PLUG-IN TYPE
S42023-A810-S21           ISDN and HDSL
S42023-A810-S22           AB (2-wire, 4-wire)
S42023-A810-S23           Power contact for ISDN

TABLE 9.1 Assignment of the protective elements to the respective plug-in type of the AMXMS


A50010-A3-E108-2-31                                                          13

IMN:ONU 30 FTTB                                                     Installation
                                                            Optical Network Unit

10  ELECTROMAGNETIC COMPATIBILITY

To fulfil the EMC norm ETS 300 386-1, EMC filters must be plugged into the Sub-D plug connectors in the connection panel of the AMXMS as shown in TABLE 10.1.

MODULE                    PLUG-IN TYPE
S42023-A810-S20           AB (2-wire, 4-wire)
S42023-A810-S21           ISDN
S42023-A810-S22           HDSL

TABLE 10.1 Assignment of the EMC modules to the respective plug-in type of the AMXMS

11  APPENDIX

           DESCRIPTION                                       APPLICATION
S46999-M7-B60                          Operating manual on splicing glass-fibre connection cables,
                                       e.g. belonging to the thermal splicer S46999-M7-A80
Installation instructions for glass-   Earthing of external glass-fibre cables in accordance with
fibre-cable earthing unit, type 2      TL No. 6015-3006/-3007/-3008

TABLE 11.1  Installation instructions and operating manuals to be used


A50010-A3-E108-2-31                                                          14

SIEMENS







INFORMATION

CROSSCONNECT MULTIPLEXER II

SSD: CMXII


A50010-A3-F102-2-7618

SSD:CMXII                                                       INFORMATION
                                                CROSSCONNECT MULTIPLEXER II
---------------------------------------------------------------------------




























Copyright (C) Siemens AG 1998

Issued by the Information and Communication Networks Group
HolmannstraBe 51
D-81359 Muchen

Technical modifications possible.
Technical specifications and features are binding only insofar as they are specifically and expressly agreed upon in a written contract.

INFORMATION                                                       SSD:CMXII
CROSSCONNECT MULTIPLEXER II
---------------------------------------------------------------------------



This document consists of a total of 58 pages. All pages are issue 2.

CONTENTS


1       Application.........................................................................9

2       System Design......................................................................12

2.1     Overview...........................................................................12

2.1.1   V5C Interface......................................................................14

2.1.2   Conference Operation...............................................................14

2.1.3   Unit PUSISA........................................................................14

2.2     External Interfaces................................................................15

2.2.1   2-Mbit/s Interfaces................................................................15

2.2.2   T3-Interface.......................................................................15

2.2.3   QD2 Slave Interface................................................................15

2.2.4   QD2 Master Interface (ECC).........................................................15

2.2.5   F-Interface........................................................................16

2.2.6   QSa Interface......................................................................16

2.2.7   Alarm Contacts.....................................................................16

2.2.8   Power Supply.......................................................................16

2.3     Internal Interfaces................................................................17

2.3.1   PCI Interfaces.....................................................................17

2.3.2   PCI* Interface.....................................................................18

2.3.3   HXC Interface......................................................................18

2.3.4   LSI Interface......................................................................18

2.3.5   CC Interface.......................................................................19

2.3.6   MFA Interface......................................................................19

2.3.7   Supervision Buses and Static Signal Lines..........................................19

2.4     Clock Synchronization..............................................................20

2.5     Redundancy Concept.................................................................21

2.5.1   Unit Redundancy....................................................................21

2.5.2   Protection Switching at the V5C Interface..........................................22

2.5.3   Standby Path Switching in the CMXII-CAS............................................23

2.6     Power Supply.......................................................................23

3       Functions..........................................................................25

3.1     Crossconnect Unit CCU..............................................................25

3.1.1   Overview...........................................................................25

3.1.2   Interfaces.........................................................................25

3.1.3   Monitoring and Alarm Signaling.....................................................26

3.2     CAS Unit CASU......................................................................26

3.2.1   Overview...........................................................................27

3.2.2   Interfaces.........................................................................28

3.2.3   Digital Conferencing...............................................................28

3.2.4   Monitoring and Alarm Signaling.....................................................28

3.3     V5.2 Frame Relay Unit V52FR........................................................29

3.3.1   Overview...........................................................................29

3.3.2   Interfaces.........................................................................30

3.3.3   Monitoring and Alarm Signaling.....................................................30

                                                                             3
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SSD:CMXII                                                       INFORMATION
                                                CROSSCONNECT MULTIPLEXER II
---------------------------------------------------------------------------





3.4     2-Mbit/s Port Units PU2 and PU2+...................................................31

3.4.1   Overview...........................................................................31

3.4.2   Interfaces.........................................................................33

3.4.3   Monitoring and Alarm Signaling.....................................................33

3.5     SISA Port Unit PUSISA...............................................................35

3.5.1   Functional Overview................................................................35

3.5.2   Interfaces.........................................................................36

3.5.3   Monitoring and Alarm Signaling.....................................................36

3.6     Supervision Unit MCU...............................................................37

3.6.1   Overview...........................................................................37

3.6.2   Interfaces.........................................................................38

3.6.3   Monitoring and Alarm Signaling.....................................................38

3.7     Power Supply Unit PSC..............................................................39

3.7.1   Overview...........................................................................39

3.7.2   Interfaces.........................................................................39

3.7.3   External Filtering.................................................................39

3.7.4   Monitoring and Alarm Signaling.....................................................40

4       Control and Monitoring.............................................................41

4.1     Access to the CMXII................................................................41

4.2     Operator Control...................................................................42

4.3     Monitoring.........................................................................42

4.4     Diagnostic Functions...............................................................43

5       Mechanical Design..................................................................44

5.1     General............................................................................44

5.2     CMXII-CS Shelf.....................................................................45

5.2.1   Equipment Configuration............................................................45

5.2.2   Interfaces.........................................................................46

5.3     CMXII-2S Shelf.....................................................................46

5.3.1   Equipment Configuration............................................................46

5.3.2   Interfaces.........................................................................46

5.3.3   Functional Assignment of PU2, PU2+ and PUSISA Mounting Slots.......................47

5.4     CMXII-LS Shelf.....................................................................50

5.4.1   Equipment Configuration............................................................50

5.4.2   Interfaces.........................................................................51

5.4.3   Functional Assignment of PU2, PU2+ and PUSISA Mounting Slots.......................51

6       Software...........................................................................53

6.1     Memory Structure...................................................................53

6.2     Initialization.....................................................................53

7       Technical Data.....................................................................54

7.1     CMXII System Module................................................................54

7.1.1   Environmental Conditions...........................................................54

7.1.2   Power Supply.......................................................................54

7.2     Crossconnect Unit CCU..............................................................54

7.2.1   T3 Interface.......................................................................54

7.2.2   Power Supply.......................................................................54

4


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INFORMATION                                                       SSD:CMXII
CROSSCONNECT MULTIPLEXER II
---------------------------------------------------------------------------




7.3     V5.2 Frame Relay Unit V52FR.........................................................55

7.4     CAS Unit CASU.......................................................................55

7.5     2-Mbit/s Port Units PU2 and PU2+....................................................55

7.5.1   F1 Interfaces.......................................................................55

7.5.2   QSa Interfaces......................................................................56

7.5.3   Power Supply........................................................................56

7.6     SISA Port Unit PUSISA...............................................................56

7.7     Supervision Unit MCU................................................................56

7.7.1   F Interface.........................................................................56

7.7.2   QD2 Interface.......................................................................57

7.7.3   Alarm Contacts......................................................................57

7.7.4   Power Supply........................................................................57

7.8     Power Supply Unit PSC...............................................................57

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SSD:CMXII                                                       INFORMATION
                                                CROSSCONNECT MULTIPLEXER II
---------------------------------------------------------------------------




ILLUSTRATIONS

Fig. 1.1     Operation as Concentrating CMXII with V5.2 Interfaces to LE Side.............10

Fig. 1.2     Operation as CMXII with V5.1 Interfaces to the LE Side.......................11

Fig. 1.3     Operation as CMXII with Channel-Associated Signaling.........................11

Fig. 2.1     Functional Diagram of the CMXII with V5 Processing...........................12

Fig. 2.2     Functional Diagram of the CMXII with CAS Signaling...........................13

Fig. 2.3     V5C Interface between CMXII and AMXC.........................................14

Fig. 2.4     Structure of the CMXII with PUSISA...........................................14

Fig. 2.5     Relay Provisioning for Alarm Contacts........................................16

Fig. 2.6     Provisioning of the PCI AND PCI* Links........................................17

Fig. 2.7     Synchronization of the CMXII.................................................21

Fig. 2.8     Redundancy Concept...........................................................22

Fig. 2.9     Power Supply in the CMXII-CS Shelf...........................................23

Fig. 2.10    Power Supply in the CMXII-2S Shelf...........................................24

Fig. 2.11    Power Supply in the CMXII-LS Shelf...........................................24

Fig. 3.1     Functional Diagram of the CCU................................................25

Fig. 3.2     Functional Diagram of the CASU...............................................27

Fig. 3.3     Functional Diagram of the V52FR..............................................29

Fig. 3.4     Functional Diagram of the PU2/PU2+...........................................31

Fig. 3.5     Local and Remote Loopbacks...................................................34

Fig. 3.6     Functional Diagram of the PUSISA.............................................35

Fig. 3.7     Functional Diagram of the MCU................................................37

Fig. 3.8     Functional Diagram of the PSC................................................39

Fig. 4.1     Control Interfaces of the CMXII..............................................41

Fig. 5.1     Arrangement of the Three Shelves Inside the Rack.............................44

Fig. 5.2     CMXII-CS Shelf...............................................................45

Fig. 5.3     CMXII-2S Shelf...............................................................47

Fig. 5.4     CMXII-LS Shelf...............................................................50

INFORMATION                                                       SSD:CMXII
CROSSCONNECT MULTIPLEXER II
---------------------------------------------------------------------------




TABLES

Tab. 1.1      Granularity of the V5.2 Interfaces..........................................10

Tab. 2.1      Structure of a PCI Time Slot................................................17

Tab. 2.2      PCI Frame Structure.........................................................18

Tab. 2.3      Supervision Buses...........................................................19

Tab. 2.4      Static Signal Lines.........................................................20

Tab. 3.1      Signaling the CCU Operating Status..........................................26

Tab. 3.2      Operating States Signaled on the CASU.......................................28

Tab. 3.3      Signaling the V52FR's Operating Status......................................30

Tab. 3.4      Functionalities of the PU2 and PU2+ Units...................................31

Tab. 3.5      Operating States Signaled on the PU2........................................33

Tab. 3.6      Signaling of the PUSIA's Operating Status...................................36

Tab. 3.7      Signaling of the MCU Operating Status.......................................38

Tab. 3.8      Displaying the Operating Status of the CMXII System Module..................38

Tab. 3.9      Signaling of the PSC Operating Status.......................................40

Tab. 5.1      Functional Assignment of the PU2, PU2+ and PUSISA
              in the 2-Shelf Variant (in the V5.2-CMXII)..................................47

Tab. 5.2      Functional Assignment of the PU2, PU2+ and PUSISA
              in the 3-Shelf Variant AN-side Shelf (in the V5.2-CMXII)....................48

Tab. 5.3      Functional Assignment of the PU2, PU2+ and PUSISA
              in the 3-Shelf Variant LE-side Shelf (in the V5.2-CMXII)....................48

Tab. 5.4      Functional Assignment of the PU2, PU2+ and PUSISA
              in the 2-Shelf Variant (in the V5.1 or CAS-CMXII)...........................48

Tab. 5.5      Functional Assignment of the PU2, PU2+ and PUSISA in the
              3-Shelf Variant, AN-side Shelf (in the V5.1 or CAS-CMXII)...................49

Tab. 5.6      Functional Assignment of the PU2, PU2+ and PUSISA in the
              3-Shelf Variant LE-side Shelf (in the V5.1 or CAS-CMXII)....................49

Tab. 5.7      Functional Assignment of the PU2, PU2+ and PUSISA in the
              1- and 2-Shelf Variant (in the V5.2-CMXII)..................................51

Tab. 5.8      Functional Assignment of the PU2, PU2+ and PUSISA
              in the 1- and 2-Shelf Variant (in the V5.1- or CAS-CMXII)...................52

SSD:CMXII                                                            Information
                                                     Crossconnect Multiplexer II
--------------------------------------------------------------------------------






8                                                          A50010-A3-F102-2-7618

Information                                                            SSD:CMXII
Crossconnect Multiplexer II
--------------------------------------------------------------------------------


1    APPLICATION

     The CMXII is designed principally for the following applications:
     - Concentrating crossconnect multiplexer for 2-MBit/s signals with V5 protocol, concentrating V5C interface on the subscriber side and/or concentrating V5.2 interface or V5.1 interface on the exchange side
     -  Crossconnect multiplexer for 2-Mbit/s signals with V5.1 protocol
     - Crossconnect multiplexer for channel-associated signalling (CAS), it does not available yet at the moment.

     All ports of the CMXII allow equipment to be connected that has 2-Mbit/s interfaces per ITU-T G.703/6. The 2-Mbit/s signals are connected at time slot level (64 kbit/s).

     The CAS crossconnect multiplexer can transmit both 2-Mbit/s signals and individual 64-kbit/s signals either bidirectionally or unidirectionally. Unframed 2-Mbit/s signals can also be cross-connected.

     The CMX II is suitable for making rapid changes in all network configurations. It provides the following facilities:

     - Optional cross-connecting of the payload from up to 184 interfaces with 2 Mbit/s each; The maximum number of 2-Mbit/s interfaces can be adapted to the network configuration with different shelf variants, see Fig. 1.1 to Fig 1.3.
     -  Configurable assignment of the 2-Mbit/s ports towards the subscribers
        (AN) or towards the exchange (LE)
     - Optional processing of CAS or V5.1 signaling information on the AN side, or implementation of a FastLink-internal V5C protocol to increase the subscriber concentration; Mixed V5.1 and V5C operation is possible. Mixed CAS and V5 operation is not possible.
     - Optional implementation of the 2-Mbit/s interfaces with CAS, V5.1 or V5.2 on the LE side; Mixed operation is not possible
     -  Transmission of leased lines (LL) in the structure n x 64 kbit/s
        (n = 1 to 31) Loopbacks with n x 64 kbit/s (n = 1 to 31) are possible on the AN-side.
     -  Support for the following V5 subscriber types
        - PSTN
        - ISDN basic access with configurable number of B-channels (0 to 2) and configurable C-channel (p- and f-data)
        - permanent ISDN nailed-up circuits with configurable number of
          B-channels (0 or 1) and configurable C-channel (p- and f-data)
        - semi-permanent nailed-up circuits, analog or digital with 1 or 2
          B-channels ISDN subscribers with primary rate access are not supported.
     - In the CMXII-CAS, digital conference circuits for up to 128x 64-kbit/s channels
     - Provision of up to 128 ECC channels (inband 64 kbit/s) for remote control and monitoring of remote network elements
        This reduces the number of 2-Mbit/s interfaces on the LE side by four.
     - Extraction of an ECC port for remote devices (using only PU2+ unit S42024-A1829-A1). This reduces the available transmission channels by one.
     - Facility for remote monitoring of remote network elements via Sa-bit interfaces (using only PU2 unit S42024-A1820-A1, outband 1.2 kbit/s)
     -  High service reliability due to extensive redundancy concept.

     The CMXII is configured, controlled and monitored by means of software. For this purpose it is provided with suitable interfaces for connection to a TMN. Local control is exercised by means of a local craft terminal
     (LCT).

A50010-A3-F102-2-7618                                                          9

SSD:CMXII                                                            Information
                                                     Crossconnect Multiplexer II
--------------------------------------------------------------------------------

     CMXII WITH V5.2 INTERFACES TOWARDS EXCHANGE (CMXIIR3-V5.2)

     AN SIDE                LE SIDE
     2 Mbit/s               2 Mbit/s
     (G.703/6)              (G.703/6)

           [GRAPHIC OMITTED]



     ------------------------------------------------------------------------------------------------------------------
        IF type            1 shelf                 2 shelves                  2 shelves                 3 shelves
        AN side            CMXII-LS             CMXII-CS u.-2S             CMXII-LS undCM-            CMXII-CS u.2x
                                                                               XII-2S                   CMXII-2S
     ------------------------------------------------------------------------------------------------------------------
                      2 Mbit/s     Sub         2 Mbit/s     Sub           2 Mbit/s     Sub          2 Mbit/s     Sub
     ------------------------------------------------------------------------------------------------------------------
     V5.1 with        AN: 32       960          AN: 36     1080            AN:124     3720(1)        AN:128     3840(1)
     30 sub. each     LE: 16                    LE: 32                     LE: 16                    LE: 32
     ------------------------------------------------------------------------------------------------------------------
     V5C with         AN: 32       960          AN: 36     1080            AN:124     3720(1)        AN:128     3840(1)
     120 sub. each    LE: 16                    LE: 32                     LE: 16                    LE: 32
     ------------------------------------------------------------------------------------------------------------------
     V5C with         AN: 32      2048          AN: 36     2304(1)         AN:108     6912(1)        AN:128     8192(1)
     250 sub. each    LE: 16                    LE: 32                     LE: 32                    LE: 32
     ------------------------------------------------------------------------------------------------------------------


     1) The maximum number of ISDN subscribers (with 1 or 2 B channels) that can be arranged is limited to 2048.


     FIG. 1.1   Operation as Concentrating CMXII with V5.2 Interfaces to LE Side

     The four V5.2 Interfaces on the LE side are assigned altogether up to 32 x 2-Mbit/s interfaces with the following granularity:


     -------------------------------------------------------------------------------------------
     NUMBER OF V5.2 INTERFACES            MAXIMUM NUMBER OF 2-Mbit/s PORTS PER V5.2 INTERFACE
     -------------------------------------------------------------------------------------------
               4                                               8
               2                                              16
             2 + 1                                          8 + 16
     -------------------------------------------------------------------------------------------


     TAB. 1.1  Granularity of the V5.2 Interfaces

     The bearer channels of a V5.1 or V5C interface on the AN side can be freely assigned to the V5.2 interfaces on the LE side. Underequipping relating to the number of interfaces and the number of 2-Mbit/s ports for one V5.2 interface each is possible.

     The remaining number of 2-Mbit/s ports available on the LE side (up to 24 in the variant with 3 shelves) can be used for through-connecting leased lines (LL) or for embedded control channels (ECC) to remote devices.

     The resource management for connecting 64-kbit/s channels with signaling is controlled dynamically from the exchange using the V5.2 protocol, leased lines are configured via the management system.

10                                                         A50010-A3-F102-2-7618

Information                                                            SSD:CMXII
Crossconnect Multiplexer II
--------------------------------------------------------------------------------

     CMXII WITH V5.2 INTERFACES TOWARDS EXCHANGE (CMXIIR3-V5.1)

     AN SIDE                LE SIDE
     2 Mbit/s               2 Mbit/s
     (G.703/6)              (G.703/6)

            [GRAPHIC OMITTED]


     -------------------------------------------------------------------------------------------------------
      IF TYPE             1 SHELF             2 SHELVES             2 SHELVES              3 SHELVES
      AN SIDE             CMXII-LS         CMXII-CS u. -2S       CMXII-LS u. 2x -2S    CMXII-CS u. 2 x 2S
                      2 Mbit/s    SUB.     2 Mbit/s    SUB.      2 Mbit/s   SUB.       2 Mbit/s     SUB.
     -------------------------------------------------------------------------------------------------------
     V5.1 with 30     AN: 24      720      AN: 24      1080     AN: 72      2040       AN:  92       2760(1)
     sub. each        LE: 24               LE: 56               LE: 68                 LE:  92
     -------------------------------------------------------------------------------------------------------
     V5C with 30      AN: 24      720      AN: 36      1080     AN: 72      2040       AN:  92       2760(1)
     20 sub. each     LE: 24               LE: 56               LE: 68                 LE:  92
     -------------------------------------------------------------------------------------------------------
     V5C with 30      AN: 16      960      AN: 32      1080     AN: 48      2760(1)    AN:  60       3720(1)
     20 sub. each     LE: 32               LE: 60               LE: 92                 LE: 124
     -------------------------------------------------------------------------------------------------------

     1) The maximum number of ISDN subscribers (with 1 or 2 B channels) that can be arranged is limited to 2048.

     FIG. 1.2  Operation as CMXII with V5.1 Interfaces to the LE Side

     The bearer channels of a V5.1 or V5C Interface of the AN side can be freely assigned to the V5.1 interfaces on the LE side.

     CROSSCONNECT MULTIPLEXER FOR CHANNEL-ASSOCIATED SIGNALING (CMXII-CAS)

     2 Mbit/s               2 Mbit/s
     (G.703/6)              (G.703/6)

            [GRAPHIC OMITTED]


     -------------------------------------------------------------------------------------------------------
      IF TYPE             1 SHELF             2 SHELVES             2 SHELVES              3 SHELVES
      AN SIDE             CMXII-LS         CMXII-CS u. -2S       CMXII-LS u. -2S        CMXII-CS u. 2 x 2S
                      2 Mbit/s    SUB.     2 Mbit/s    SUB.      2 Mbit/s    SUB.       2 Mbit/s     SUB.
     -------------------------------------------------------------------------------------------------------
     CAS with
     30 sub. each     48          720      92          1380     140         2100       184           2760
     -------------------------------------------------------------------------------------------------------


     FIG. 1.3  Operation as CMXII with Channel-Associated Signaling

     The CAS signaling frame conforms to ITU-T G.704.

A50010-A3-F102-2-7618                                                         11

SSD:CMXII                                                            Information
                                                     Crossconnect Multiplexer II
--------------------------------------------------------------------------------

  2  SYSTEM DESIGN

2.1  OVERVIEW


                                [GRAPHIC OMITTED]


     FIG 2.1  Functional Diagram of the CMXII with V5 Processing

     For V5 processing CMXII is equipped as follows, See Fig. 2.1:
     -   One or two crossconnect units CCU, product number: S42024-A1819-A2
     -   Up to 46 Port Units 2 Mbit/s PU2 or PU2+
         Only the PU2+ unit can be used for the V5C concentrator function. Other aspects in which PU2+ differs from the PU2 are:
         -  PU2+ has no Sa-bit interface on the AN side
         -  PU2+ (product number S42024-A1829-A2) is cost reduced
         - PU2+ (product number S4024-A1829-A1) provides inband transmission of TMN data via an ECC channel including ECC extraction
         - The ensuing text uses the term PU2 to refer to both PU2 and PU2+. In situations where the difference is relevant, special reference will be made to this.

12                                                         A50010-A3-F102-2-7618

Information                                                            SSD:CMXII
Crossconnect Multiplexer II
--------------------------------------------------------------------------------

     - A SISA interface unit PUSISA (Port Unit SISA) one of which can be optionally provided in the CMXII in place of a PU2/PU2+ unit on the LE side
     -   One or two V5.2 frame relay units V52FR (V5.2 Frame Relay Unit)
     -   One management control unit MCU
     -   Two to four power supply units PSC.


                                 [GRAPHIC OMITTED]


     FIG. 2.2  Functional Diagram of the CMXII with CAS Signaling

     For CAS signaling the CMXII comprises:
     -   One or two crossconnect units CCU, product number: S42024-A1819-A2
     -   Up to 46 2-Mbit/s interface units PU2+ (Port Unit 2 Mbit/s)
         Two unit variants are available:
         -  S42024-A1829-A1 with ECC extraction
         -  S42024-A1829-A2 cost-reduced, but without ECC extraction
     - One SISA interface unit PUSISA (Port Unit SISA) one of which can be optionally provided in the CMXII in place of a PU2+ unit on the LE side
     -   One or two CAS units CASU
     -   One management control unit MCU
     -   Two to four power supply units PCS.

A50010-A3-F102-2-7618                                                         13

SSD:CMXII                                                            Information
                                                     Crossconnect Multiplexer II
--------------------------------------------------------------------------------

2.1.1 V5C INTERFACE
      The V5C interface is a proprietary interface based on the V5.1 protocol with additional implementation of a BCC* protocol. The V5C protocol is exchanged between the system modules CMXII and AMXC and permits concentration on the subscriber line as well as protection switching of the communication channels. Only the PU2+ unit provides V5C interfaces. A DIL switch on the unit is used for selecting the required functionality.


                              [GRAPHIC OMITTED]

      FIG. 2.4  V5C Interface between CMXII and AMXC

2.1.2 CONFERENCE OPERATION
      In the CMXII with CAS signaling it is possible to establish digital conferences between 128 termination points. The 128 64-kbit/s channels from which these digital conferences can be established are obtained by the CASU from the connection matrix of the CCU.

      Between 3 to 64 channels can be interconnected to form a conference. This produces a maximum number of 42 switchable conferences. The conferences are configured by means of the software. The necessary data are stored in the file system of the MCU unit (non-volatile).

2.1.3 UNIT PUSISA

      How the SISA information for remote devices is distributed via the PUSISA is shown in FIG. 2.4.


                              [GRAPHIC OMITTED]

      FIG. 2.4  Structure of the CMXII and PUSISA

14                                                         A50010-A3-F102-2-7618

Information                                                            SSD:CMXII
Crossconnect Multiplexer II
--------------------------------------------------------------------------------


      The SISA information for remote devices is fed in via the QD2 slave port or the F interface of the MCU and transferred to the PUSISA via a supervision bus. There the information is embedded in a PCI link, transferred via the CCU connection matrix to the PU2 on the AN side and mapped onto the ECC slot in the 2-Mbit/s frame structure. In the remote device which disassembles the 2-Mbit/s frame the relevant ECC is mapped out and applied transparently to an ECC port that corresponds to a QD2 master port. The number of ECCs to be served by the PUSISA is identical to the number of devices to be monitored.

      Using a PUSISA unit reduces the number of 2-Mbit/s ports available for leased lines on the LE side by 4.

  2.2 EXTERNAL INTERFACES

2.2.1 2-Mbit/s INTERFACES

      The 2-Mbit/s interfaces (F1) are provided by the PU2 units. The F1-interfaces are used for receiving and transmitting the HDB3-coded PCM signals. They comply with ITU-T Recommendation G.703/6.
      Four F1in and four F1out interfaces are present on each PU2 unit. The unbalanced 75-Ohms line impedance or balanced 120-Ohms line impedance can be set separately for each interface using dip-fix switches.

2.2.2 T3-INTERFACE

      To synchronize the clock, it is possible to supply a clock signal via the T3in interface and output a clock signal via the T3out interface. The interface is located on the CCU unit and complies with ITU-T Recommendation G.703/10.

      A dip-fix switch can be used to set the input impedance of T3in to low impedance (120 OMEGA) or high impedance (1.6 kOhms II LESS THAN 120 pF). A clock signal can be transmitted at T3out if the crossconnection is synchronized from T3in or from F1in of a 2-Mbit/s port.

2.2.3 QD2 SLAVE INTERFACE

      The MCU unit is equipped with a QD2 slave interface complying to EIA RS485 which is used for transmitting control and monitoring data between the CMXII and the superordinate network components within a TMN system.
      This interface is also used for transmitting the control data to remote devices.

2.2.4 QD2 MASTER INTERFACE (ECC)

      The QD2 master interface is located on the PU2+ (-A1) unit on the LE side. It is used for transmitting control information to remote OLTs not connected to the TMN (no SISAK function). The control information is inserted in an ECC channel of the fourth 2-Mbit/s port on the unit if the functionality has been selected with the 2-position switch on the PU2+. The time slot occupied by the ECC channel is set with a 5-position DIL switch (TS 1 to 15 and 17 to 31). The QD2 master interface is accessible via the terminal panel of the LE-side shelf CMXII-2S or the shelf CMXII-LS and conforms to EIA RS485.

A50010-A3-F102-2-7618                                                         15

SSD:CMXII                                                            Information
                                                     Crossconnect Multiplexer II
--------------------------------------------------------------------------------

2.2.5 F-INTERFACE

      The F-interface is accessible via a 9-contact SUB-D socket as per IEC807-2 located on the front panel of the MCU. The F-interface is used for connecting a LCT (local craft terminal) which performs OA&M functions on a local level. The interface is designed in accordance with ITU-T V.24/V.28.

2.2.6 QSa INTERFACE

      The QSa interfaces are implemented on the PU2 units of the AN side of the CMXII. There are no QSa interfaces on the PU2+ units. The QSa interface allows the transparent transmission of an overhead signal required for monitoring remote devices which are connected to the CMXII via 2-Mbit/s line terminating units. By way of a transport medium, the service word bits of the PCM frame Sa6 (activation for the transmit drivers of the distant station if Sa6 = Low) and Sa7 (data) are used.

      The QSa interface signals are switched by the PU2 to a total of three RS485 buses. These buses are located at SUB-D connectors in the terminal panel of the CMXII-2S shelf on the AN side from where they can be connected to the QD2 master port of a SISA concentrator. The assignment of the QSa interface for each 2-Mbit/s port is set individually by means of the software configuration.

2.2.7 ALARM CONTACTS

      The alarm contacts are arranged on the backplane and are used for signaling alarm states in the CMXII system module. The alarm contacts are implemented in the form of floating relay contacts which are accessible to the user via the terminal panel.


                              [GRAPHIC OMITTED]


      FIG. 2.5  Relay Provisioning for Alarm Contacts

      The user can assign the contacts freely as either normally-open or normally-closed contacts. The driver circuits for the relays are located on the MCU.

      Alarm contact AZ signals urgent alarm (A-alarm). Alarm contact BZ signals non-urgent alarm (B-alarm). The criteria for initiating A-alarm and B-alarm are listed in the alarm table, see installation and test manual ITMN. FIG. 2.5 shows the connection of the relays to the MCU unit.

2.2.8 POWER SUPPLY

      A input voltage of -48 V/-60 V is fed to the MCU, CCU, CASU/V52FR and PSC units of the CMXII.

16                                                         A50010-A3-F102-2-7618



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Information                                                           SSD:CMXII
Crossconnect Multiplexer II
-------------------------------------------------------------------------------

2.3     INTERNAL INTERFACES

2.3.1   PCI INTERFACES

        The PCI interfaces are used for transmitting user data between the CCU and the peripheral PU2 units. They are also responsible for distributing the master clock from the CCU to the periphery.

        The hardware is implemented on the CCU and on the PU2 units in conjunction with the resistor provisioning specified in FIG. 2.6.

        One PCI link implements a point-to-point connection between the CCU and the periphery via two balanced pairs (separately in the upstream and downstream directions) within a cable shield. Each balanced pair is used for transmitting data signals with balanced levels from which the frame and clock information is extracted.

        The PCI frame contains 162 time slots each with a width of 10 bits. The CAS bit is not used in the CMXII and is set to a fixed potential.

        [Graph omitted]

        FIG. 2.6     Provisioning of the PCI and PCI* Links

        The PCI time slots are assigned in TAB. 2.1:

        -------------------------------------------------------------
        BIT          1    2    3    4    5    6    7    8     9    10
        -------------------------------------------------------------
        TS 1 ..161   D1   D2   D3   D4   D5   D6   D7   D8   CAS   P
        -------------------------------------------------------------
        TS 162       R    1    1    1    0    0    1    1     0    P
        -------------------------------------------------------------

        D1 ... D8:   PCM data
        CAS      :   Bit for CAS signaling (not used here)
        P        :   Parity bit
        R        :   Reserved bit (in PCI downstream direction: Activity
                     status of the CCU displayed)

        TAB. 2.1     Structure of a PCI Time Slot

        A payload of 4 x 2-Mbit/s links each with 32 PCM time slots is mapped into each PCI frame according to the following pattern:

A50010-A3-F102-2-7618                                                         17

SSD: CMXII                                                           Information
                                                     Crossconnect Multiplexer II
--------------------------------------------------------------------------------

        -----------------------------------------------
          PCI              PCM                   PCM
        time slot          link               time slot
        -----------------------------------------------
           1                1
        -----------------------------------------------
           2                2                     0
        -----------------------------------------------
           3                3
        -----------------------------------------------
           4                4
        -----------------------------------------------
           5                1
        -----------------------------------------------
           6                2                     1
        -----------------------------------------------
           7                3
        -----------------------------------------------
           8                4
        -----------------------------------------------
                            ...
        -----------------------------------------------
         125                1
        -----------------------------------------------
         126                2                     31
        -----------------------------------------------
         127                3
        -----------------------------------------------
         128                4
        -----------------------------------------------
         129
        -----------------------------------------------
         ...                       Free
        -----------------------------------------------
         161
        -----------------------------------------------
         162                       FSW
        -----------------------------------------------

        TAB. 2.2     PCI Frame Structure

2.3.2   PCI* INTERFACE

        The PCI* interface is implemented between the CCU and V52FR unit respectively between the CCU and CASU unit, and is used for transporting time slots with signaling and conference information. Each PCI* interface consists of 4 lines (PCI* data in upstream direction, PCI* data in downstream direction, PCI* clock and PCI* frame synchronization pulse in downstream direction), see FIG. 2.6.

        The frame structure of the PCI* links corresponds to the PCI interface.

2.3.3   HXC INTERFACE

        The HXC Interface is implemented between CCU and V52FR. It includes 12 HDLC channels which are needed for the transport of V5 messages. Each HXC port consists of a clock line (from CCU to V52FR) and one data line in each direction (upstream and downstream).

2.3.4   LSI INTERFACE

        The LSI interface is implemented on the PU2 (transmitter) and on the CCU (receiver). It consists of 7 balanced line pairs and is used for transmitting the F1 in timing clock from the PU2 units on the LE side to the CCU.

        Only one clock source per LSI line may be activated by the 23 PU2, the other transmit drivers are switched to high impedance. The hardware is implemented via the terminal panels and connecting cables between the CMXII shelves, see Section 5. The LSI interfaces are activated on the basis of a clock priority list via the software, see
        Section 2.4.

18                                                         A50010-A3-F102-2-7618
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Information                                                           SSD:CMXII
Crossconnect Multiplexer II
-------------------------------------------------------------------------------

2.3.5   CC INTERFACE

        The CC interface (cross-coupling interface with CC_R and CC_T) is implemented on both CCUs and is used for synchronizing the standby CCU by the clock master. The clock contains the frequency reference, and the position of the central frame synchronization pulse is injected via a pulse width modulation function.

2.3.6   MFA INTERFACE

        The MFA interface (Multiframe Alignment Interface) is implemented on both CASU units and permits multiframe synchronization of the standby CASU by the active CASU. The clock contains the position of frame 15.

2.3.7   SUPERVISION BUSES AND STATIC SIGNAL LINES

        Data are transmitted on all the buses in the manner defined in the HDLC protocol. The bus concept is designed such that the traffic signal is still transmitted even if one of the bus systems fails. The buses are terminated on the units by means of HDLC controllers and, where appropriate, RS485 drivers.

        ------------------------------------------------------------------------------------------------------------
        Desig-                         Function                                                    Attributes
        nation
        ------------------------------------------------------------------------------------------------------------
        SVB1 to      Supervision buses (one per shelf) for transmitting configuration           Level: RS485
        SVB3         data to the units, for SW download and for acknowledging status            Bit rate: 768 kbit/s
                     information
                     The SVB consists of one point-to-multipoint connection:
                     Master: MCU
                     Slaves: SVB1:     PU2 on the AN side
                             SVB2:     PU2 on the LE side
                             SVB3:     either CCU, CCUS, CASU and CASUS
                                       or CCU, CCUS, V52FR AND V52FRS.
        ------------------------------------------------------------------------------------------------------------
        STSB         Status standby bus for requesting and confirming a switchover of           Level: RS485
                     the standby mode                                                           Bit rate: 128 kbit/s
                     It constitutes a point-to-point connection between CCU and CCUS.
        ------------------------------------------------------------------------------------------------------------
        DTC          Dynamic time slot control bus (one per standby block) for reporting        Level: RS485
                     the seizure of the PCI* links by the CCU to the CASU or to the V52FR.      Bit rate: 128 kbit/s
                     It constitutes a point-to-point connection between the CCU and the
                     CASU or the V52FR of a failure unit.
        ------------------------------------------------------------------------------------------------------------
        UFR          Update frame relay standby bus for configuration data update of the        Level: RS485
                     standby unit by the active unit. This bus is also used to synchronize      Bit rate: 128 kbit/s
                     the internal states of both units, which is necessary for the redundancy concept.
                     The UFR bus provides a direct connection between the two CASU units or between the two V52FR units.
        ------------------------------------------------------------------------------------------------------------

        TAB. 2.3     Supervision Buses

A50010-A3-F102-2-7618                                                         19
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SSD: CMXII                                                           Information
                                                     Crossconnect Multiplexer II
--------------------------------------------------------------------------------


        In addition static signal lines are implemented with the following functions:

        -----------------------------------------------------------------------------------------------
        DES.                         FUNCTION                                     ATTRIBUTES
        -----------------------------------------------------------------------------------------------
        SEI      Switching the relays for the standby control of the T-3     +5 V via relay contact at
                 interface (2 relays)                                        connector strip of the CCU
        -----------------------------------------------------------------------------------------------
        STPS     For each PSC, a seizure signal (STPSI:PSC Inserted) and     CMOS/pull up
                 an alarm signal (STPSA:PSC Alarm) are transmitted.          two lines for each PSC
                 Low potential means the unit is present and error-free.
        -----------------------------------------------------------------------------------------------
        CCUR     Two static lines (CCUR_T and CCUR_R) are available          +5 V, CMOS level
                 between the CCU/CCUS and the PU2 units which are used
                 for logging on and off from each other. The signalling
                 activates the standby CCU, and the previously active CCU
                 is automatically switched to standby.
        -----------------------------------------------------------------------------------------------

        TAB. 2.4     Static Signal Lines

2.4     CLOCK SYNCHRONIZATION

        In order for the CMXII to function properly, it is necessary that all the 2-Mbit/s F1in and F1out signal flows on both the LE and AN sides occur with the same frequency-synchronized clock signal. This requirement is fulfilled for the LE side if the signals at the output of an exchange are extracted from the same synchronization clock. On the AN side, this requirement must be satisfied by implementing clock loops in all the connected subscriber equipment NT (NT transmit clock = recovered receive clock). If this principle is violated, frame slips occur which cause disturbances in the signal transmission.

        The active CCU is always the clock master for all the other units of the CMXII except for the MCU.

        The 2-MHz timing clock can be extracted from the following clock sources, see FIG. 2.7:

        -   T3in interface for injecting an external synchronization clock

        - Regenerated clock signal which has been recovered from the F1in data at one of the interfaces on the LE side

        -   Internal oscillator on the CCU unit

        7 balanced pairs LSI1 to LSI7 (Line Synchronization Input) are available for transmitting F1in timing clock from the PU2 units on the LE side to the CCU unit. The source for the timing clock can be freely selected from the 92 F1 ports via the software on the basis of a priority list. This list determines which of the receive clocks of the F1in ports are assigned to which of the 7 timing clock lines.

        If a disturbance in the F1in signal is detected on the PU2 that provides a timing clock, the corresponding clock source is switched off. The CCU then detects a clock failure and initiates the switchover to the clock source with the next lowest priority (see alarm table of the CCU in the installation and test manual ITMN). If all the external clock sources fail, the PLL of the CCU is switched to free-running mode and an urgent alarm is triggered.

        If, during operation with a low-priority standby clock, a clock source with a higher priority becomes available, the timing clock is automatically switched over to this source.

20                                                         A50010-A3-F102-2-7618

Information                                                           SSD:CMXII
Crossconnect Multiplexer II
-------------------------------------------------------------------------------

        [Graph omitted]

        FIG. 2.7     Synchronization of the CMXII

        Requirements regarding the phase synchronism of the G.703 interface signals originate from the ITU-T Recommendations G.823 and ETS TBR-12, and are implemented using buffer stores and jitter reducers on the PU2 units. Frame synchronism is realized by means of an elastic store.

        The synchronization clocks on the PU2, PUSISA, CASU and V52FR units are extracted via PLL from the PCI/PCI* downstream signal. The MCU unit generate the necessary clock signal itself, irrespective of the CCU.

        The active CCU provides a 2.048-MHz synchronization clock (T3out) for the following equipment. This clock is synchronized to the current system clock.

        The T3in and T3out lines are switched by a relay (controlled by the CCU) located on the backplane of the CMXII-CS and CMXII-LS shelves in the event of a switchover to standby mode.

2.5     REDUNDANCY CONCEPT

2.5.1   UNIT REDUNDANCY

        Units CCU, CASU/V52FR and PSC can be equipped with redundancy (CCUS, CASUS/V52FRS and PSCS) in such a way that, if one of these units fails, the CMXII continues to operate, see FIG. 2.8. One CCU and one CASU or one CCU and one V52FR belong to a failure unit together switching over between active and standby state. Switchover in the event of a fault is done within the CMXII without using on central supervision units. The automatic switchover is only possible, however, if units CCU and CASU or CCU and V52FR have been plugged into both failure units.

        Redundantly plugged PSCs supply the PU2 of a shelf via diode circuit, see Section 2.6.

        The failure of a PU2 with V5.1 interfaces or of a PU2 for leased lines results in the failure of a maximum 128 x 64-kbit/s subscribers.


A50010-A3-F102-2-7618                                                         21

SSD: CMXII                                                           Information
                                                     Crossconnect Multiplexer II
--------------------------------------------------------------------------------

        [Graph omitted]

        FIG. 2.8     Redundancy Concept

        If a PU2 with a V5.2 interface fails on the LE side, the communication channels can be switched over to standby by the V5.2 protocol. Current connections passed via the faulty PU2 are cut off. The total number of the time slots on the V5.2 interface is reduced by 128. This leads to a higher concentration on the V5.2 interface.

/!/ When PU2+ hardware version -A1 is used in the CMXII-CAS, the automatical switch over from the active to the standby units can result in releasing subscriber connections. If an switch over is required (e.g. for unit replacement), the standby units have to be activated via the OS menu before the active units will be drawn.

        For the standby operation, the PCI and PCI* buses are duplicated. The central units of the two failure units are each connected to separate bus systems (PCIS to the standby unit), while the decentral units PU2 are connected to the two bus systems.

        As regards communication path for redundancy operation, the DTC bus is available for the units of a failure unit, while STSB and CCUR are available between the two CCUs, see Section 2.3.7.

        In accordance with a clock priority list, the clock sources for the synchronous clock of the CMXII are switched standby, see Section 2.4. The T3 interfaces of the CCUs are connected to sockets in the terminal panel of the CMXII-CS and CMXII-LS shelves via selection switches. The selection switches are composed of bistable relays which are controled by the CCU. They connect either the CCU or the CCUS to the T3 interface.

2.5.2   PROTECTION SWITCHING AT THE V5C INTERFACE

        If a V5C communication channel fails at a V5C interface, it can be switched over to a standby if another 2-Mbit/s link is provided. To enhance reliability further, the data of a subscriber can also be transported via another 2-Mbit/s link. This changeover cannot be performed without interruption. The protection switching increases the concentration

22                                                         A50010-A3-F102-2-7618
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Information                                                           SSD:CMXII
Crossconnect Multiplexer II
-------------------------------------------------------------------------------

        factor at the V5C interface. If a failed transmission link becomes available, the 2-Mbit/s link can be used again without additional operator action being necessary.

2.5.3   STANDBY PATH SWITCHING IN THE CMXII-CAS

        For each connection it is possible to configure a standby path to which operation is transferred if the following alarm criteria occur:

        - LOS, AIS, SYN, SYNK,
          BER-3, Remote Loop             in all operating modes,

        - AISK, BER-5/6,                 if for alarm criteria with (yes)

        - D-Bit, D(k)-Bit                only for bidirectional connections,

        - Local Loop                     only for unidirectional connections.

        The standby path must be entered in the operations menu.

2.6     POWER SUPPLY

        The input voltage (-48V/-60V) is supplied via a socket in the shelf's terminal panel. For standby operation, a second socket (S) is available for supplying the input voltage for the standby units. The input voltages are supplied via the backplane of the shelves to the load circuits.

        [Graph omitted]

        FIG. 2.9     Power Supply in the CMXII-CS Shelf


A50010-A3-F102-2-7618                                                         23

SSD: CMXII                                                           Information
                                                     Crossconnect Multiplexer II
--------------------------------------------------------------------------------

        [Graph omitted]

        FIG. 2.10     Power Supply in the CMXII-2S Shelf

        The PSC supplies all the PU2 of the CMXII-2S and CMXII-LS shelves with the +5-V operating voltage. To comply with the EMC requirements, EMC filters are located between the connecting sockets and each PSC. When used in conjunction with a second PSC unit, it is possible to realize standby operation for the power supply of the shelf in question. If two PSCs are equipped, the power required by the shelf is divided up symmetrically between both power supply units. If one PSC fails, the undisturbed PSC supplies all PU2 in the shelf.

        FIG 2.11     Power Supply in the CMXII-LS Shelf


24                                                         A50010-A3-F102-2-7618


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Information                                                           SSD:CMXII
Crossconnect Multiplexer II
-------------------------------------------------------------------------------

    3  FUNCTIONS

  3.1  CROSSCONNECT UNIT CCU

3.1.1  OVERVIEW

       The crossconnect unit CCU is used within the CMXII system module for crossconnecting 64-kbit/s channels to the exchange side (LE) and subscriber side (AN). For each direction, it is possible to connect 23 PU2 units to the CCU. This produces a total capacity of 5520 channels with 64 kbit/s. There are two different CCU units. From this version only the CCU with product number S42024-A1819-A2 is used.

                                [GRAPHIC OMITTED]

       FIG. 3.1  Functional Diagram of the CCU

       The CCU unit performs the following functions:
       - crossconnection of 64-kbit/s channels and management of the database required for this
       - implementation of alarm evaluation and subsequent activation of the standby units The active CCU generates the signal CCUR for all units of the system. The two CCU units (active and standby) are loaded with the same software version and with the same configuration data. Each configuration activity for the CCU is followed by the configuration of both the active and the standby units being updated via the DTC bus.
       - Generation of a system-internal data format for data transfer between the CCU and PU2 and of a system-internal data format between CCU and V52FR/CASU
       - Clock control via clock priority list
         Controlling the LSI lines to select the F1 in timing clock
       - Implementation of the T3in/T3out interfaces as per G.703/10
         A dip-fix switch is used to switch the input impedance of T3in between low impedance (120 Ohms) and high impedance (1,6k Ohms II LESS THAN 120 pF)


A50010-A3-F102-2-7618                                                      25

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SSD:CMXII                                                          Information
                                                   Crossconnect Multiplexer II
------------------------------------------------------------------------------

       The connection matrix hardware connects 46 PCI links, two PCI* links and two HXC links. Synchronization to the frame alignment signal and parity error monitoring are implemented.

       Once the CCU has been inserted, the unit performs a self-test. Following a successful self-test and SW download, the unit assumes normal operation.

       The CCU software and configuration data are stored in the MCU flash.

3.1.2  INTERFACES

       The CCU units comprises the following interfaces:
       - 46 PCI interfaces to the PU2 units
       - 2 PCI* interfaces to the CASU or V52FR unit
       - 2 HXC interfaces to the CASU or V52FR unit
       - T3in and T3out interfaces as per ITU-T G.703/10
       - SEI line for switching over the T3 interfaces
       - 7 LSI interfaces of the PU2 units on the LE side of the CMXII
       - SVB interface (SVB3) to the MCU unit
       - CC interface to the standby CCU
       - STSB interface to the standby CCU
       - DTC interface to the CASU or to the V52FR and for connecting the central units of the standby block
       - CCUR interface to the units of the standby block
       - Slot ID
       - -48-V/-60-V power supply.

3.1.3  MONITORING AND ALARM SIGNALING

       The status of the CCU can be diagnosed using the LED signals and the alarm table.

       The front panel of the unit is equipped with 5 SMD-LEDs which are only visible when the shelf panel is removed. These LEDs indicate the operating status of the CCU.


        LED          COLOR         STATUS                     SIGNIFICANCE
       -----------------------------------------------------------------------------------------

       ON            Green         On            Unit OK, active operating status

                                   Flashing      Unit OK, standby status

                                   Off           No power supply or unit failure

       EXTERNAL      Red           On            Alarm status of the external T3 interface

       SYSTEM        Red           On            Alarm status of the system-internal interfaces
                                                 (e.g. parity error or loss of signal on the PCI
                                                 links, double seizure of PCI links)

       INTERNAL      Red           On            Unit fault
                                                 (e.g. self-test error, faults in the +3.3-V supply)

                                   Flashing      Software has not yet been loaded onto unit following
                                                 power up

       SERVICE       Yellow        On            Active service status on the unit
                                                 (e.g. SW download active)

       TAB. 3.1  Signaling the CCU Operating Status


26                                                       A50010-A3-F102-2-7618

Information                                                           SSD:CMXII
Crossconnect Multiplexer II
-------------------------------------------------------------------------------

  3.2  CAS UNIT CASU

3.2.1  OVERVIEW

       The CASU unit handles the cross-connection of up to 5520 items of signaling information in the CAS crossconnect multiplexer. This signaling information is fed to the CASU from the CCU unit via two PCI* interfaces.

       In addition the CASU can establish digital conferences between a maximum of 128 64-kbit/s channels. The channels to be set in conference mode are received by the CASU via the PCI* interfaces. The number of 64-kbit/s channels per conference can be between 3 and 64.

                                [GRAPHIC OMITTED]

       FIG. 3.2  Functional Diagram of the CASU

       The unit performs the following functions:
       - Signaling frame alignment for up to 184 2-Mbit/s ports
       - AIS detection and D-bit evaluation for every signaling frame and detection of multiframing failure
       - Cross-connection of the maximum of 5520 CAS signals as well as management of the database required for this
       - Assembly of the signaling frame for up to 182 2-Mbit/s ports
       - D-bit and AIS insertion for every signaling frame
         During the startup phase when the CAS configuration table is not yet loaded, CAS time slots can be filled by a control signal with 1111 (AIS).
       - Establishing up to 42 conferences
       - Switching over to the standby CASU by means of the CCUR signal from the CCU
         The two CASU units are loaded with the same software version and configuration data. Any configuring of the CASU automatically results in updating of the configuration both for the active and the standby unit via the UFR bus. The standby CASU is also continuously synchronized relative to the multiframe.

       The CASU software and configuration data are stored in the flash of the MCU.


A50010-A3-F102-2-7618                                                       27

SSD:CMXII                                                          Information
                                                   Crossconnect Multiplexer II
------------------------------------------------------------------------------

3.2.2  INTERFACES

       The following interfaces are provided:
       - PCI*1 and PCI*2 interface from the CCU unit
       - MFA interface (FRAME 15) to the standby CASU
       - SVB interface (SVB3) to the MCU unit
       - UFR to the standby CASU
       - DTC from the CCU unit
       - CCUR interface from the CCU unit
       - Card slot address
       - -48V/-60-V power supply.

3.2.3  DIGITAL CONFERENCING

       The data received in burst mode are converted in the CASIC to two continuously operating PCM64 signals (64 time slots each, 4.096 Mbit/s) and forwarded to the conference circuit.

       Digital conferences can be established in two modes:
       - Conferencing full mode
         bidirectional data exchange between all termination points involved
       - Point-to-multipoint mode
         bidirectional data exchange between one particular termination point and all other termination points involved in the conference.

3.2.4  MONITORING AND ALARM SIGNALING

       The status of the CASU can be diagnosed from the LED signaling and the alarm reports.

       On the front of the unit are 5 SMD-LEDs which can be seen only after removing the shelf cover. They indicate the operating state of CASU.


        LED          COLOR         STATUS                     MEANING
       ----------------------------------------------------------------------------------------------------

       EIN (ON)      Green         On            Unit OK, active operating state

                                   Flashing      Unit OK, standby state

                                   Off           No power supply, unit failed or still in initializing mode

       EXTERN        Red           On            See alarm table in the ITMN

       SYSTEM        Red           On            Alarm status of system-internal interfaces e.g. UFR,
                                                 DTC, SVB

       INTERN        Red           On            Unit faults which are not due to external faults,
                                                 e.g. self-test, fault during SW download

                                   Flashing      Unit has not yet been loaded with SW and configuration
                                                 data after power-on

       SERVICE       Yellow        On            Active service state on the unit e.g. SW download active

       TAB. 3.2  Operating States Signaled on the CASU


28                                                       A50010-A3-F102-2-7618

Information                                                           SSD:CMXII
Crossconnect Multiplexer II
-------------------------------------------------------------------------------

  3.3  V5.2 FRAME RELAY UNIT V52FR

3.3.1  OVERVIEW

       The V52FR is used in the CMXII system module for processing and distributing the signaling information as defined by the V5 protocol. The information is transmitted as HDLC frames via the PCI* AND HXC interfaces to the V52FR.

                                [GRAPHIC OMITTED]

              FIG. 3.3  Functional Diagram of the V52FR

       The unit performs the following functions:
       - Processing of the PCI* receive signals (including testing of the CRC checksum, testing for parity)
       - HDLC framing
       - Parity insertion
       - Transmission of the synchronous PCI* signals to the CCU
       - Dealing with the layer 2
         Completion of the V5.2 information with BCC, PSTN, control, link-control and protection protocols
       - Frame relay of ISDN information
       - Generation of information for dynamic controlling of the connection matrix via the BCC protocol
         This information is transmitted to the CCU via the DTC bus.
       - Generation of information to monitor the 2-Mbit/s ports
       - Switching to standby for failed communication channels
       - Generation of internal PSTN and control information which is transmitted to the PU2


A50010-A3-F102-2-7618                                                      29

SSD:CMXII                                                          Information
                                                   Crossconnect Multiplexer II
------------------------------------------------------------------------------

         - Standby circuit to the second V52FR via the CCUR signal from the CCU unit
           The two V52FR units are loaded with the same software version and the same configuration data. Each configuration activity for the V52FR is followed by the configuration of both the active and the standby units being updated via the UFR bus.

       The V52FR software and configuration data are stored in the MCU flash.

3.3.2  INTERFACES

       The following interfaces are available:
       - PCI*1 and PCI*2 interfaces from the CCU unit
       - HXC1 and HXC2 interfaces from the CCU unit
       - SVB interface (SVB3) to the MCU unit
       - UFR to the standby V52FR
       - DTC from the CCU unit
       - CCUR interface from the CCU unit
       - Slot ID
       - -48-V/-60-V power supply.

3.3.3  MONITORING AND ALARM SIGNALING

       The status of the V52FR can be diagnosed from the LED signals and different alarm reports.

       The front panel of the unit is equipped with 5 SMD LEDs which are only visible when the shelf panel is removed. These LEDs indicate the V52FR's operating status.


        LED          COLOR         STATUS                     SIGNIFICANCE
       -----------------------------------------------------------------------------------------

       ON            Green         On            Unit OK, active operating status

                                   Flashing      Unit OK, standby status

                                   Off           No power supply, unit failure or unit still in
                                                 initialization mode

       EXTERNAL      Red           On            see alarm table in the ITMN

       SYSTEM        Red           On            system-internal interfaces UFR, DTC or SVB are failed

       INTERNAL      Red           On            Unit faults which cannot be traced back to external
                                                 faults, e.g. self-test, frame relay function, unit
                                                 processor

                                   Flashing      SW still not loaded onto unit after switching on

       SERVICE       Yellow        On            Active service status on the unit, e.g. SW download active

       TAB. 3.3  Signaling the V52FR's Operating Status

30                                                       A50010-A3-F102-2-7618

Information                                                           SSD:CMXII
Crossconnect Multiplexer II
-------------------------------------------------------------------------------

  3.4  2-MBIT/S PORT UNITS PU2 AND PU2+

3.4.1  OVERVIEW

       The PU2 and PU2+ units are each used for connecting four 2-Mbit/s ports with interfaces as per ITU-T G.703 on the AN and LE side of the system module CMXII. Assignment to the AN or LE side is effected through the backplane contacts.

                                  [GRAPHIC OMITTED]


       FIG. 3.4  Functional Diagram of the PU2/PU2+

       The PU2+ is available in two variants. Unit (-A1) comprises all the PU2+ functionalities. Unit (-A2) provides a low-cost alternative.
       A choice must be made between the units according to the application:

       UNIT                             AN SIDE                         LE SIDE
                                 V5.1   V5.C   CAS   Sa bit        V5.2   V5.1   CAS   ECC
       -----------------------------------------------------------------------------------

       PU2                        x                    x            x      x

                                    1)    1)     1)                  1)     1)     1)    1)2)
       PU2+ (S42024-A1829-A1)     x      x      x                   x      x      x     x

                                          1)     1)                         1)     1)
       PU2+ (S42024-A1829-A2)     x      x      x                   x      x      x

       1) A DIL switch is used to select either normal operation (V5.1/V5.2/CAS), concentrating AN interface (V5C) or remote monitoring (ECC extraction).
       2) If the unit has been configured for remote monitoring, the time slots not used as an ECC can be used for leased Lines, for V5.1 or for CAS channels.

       TAB. 3.4  Functionalities of the PU2 and PU2+ Units

A50010-A3-F102-2-7618                                                      31

SSD:CMXII                                                          Information
                                                   Crossconnect Multiplexer II
------------------------------------------------------------------------------


       The PU2/PU2+ unit incorporates four sets of functional groups:
       - for recovering the receive-side data and timing signal from the HDB3-coded signal F1in
       - for frame aligning the F1in signal
       - for stripping the frame structure of the F1in signal (recovery of the 64-kbit/s signals for further processing on the CCU)
       - for evaluating the CRC4 procedure (CRC4 decoding procedure)
       - for buffering the data signal derived from the F1in signal for the purpose of frame alignment within the CMXII
       - for assembling the HDB3-coded 2-Mbit/s signal F1out from the transmit-side data and timing signal
       - for forming the frame structure for the F1out signal (including CRC4 encoding procedure)
       - for the add/drop function in time slot 16 for V5.1 or CAS processing
       - for monitoring the F1in signal in accordance with an alarm table
       - for forming a system-internal data format for the transfer of data between PU2/PU2+ and CCU
       - for access to bits Sa6 and Sa7 in the frame service word of any F1 interface by means of a serial bus system per EIA RS485
         Sa7 can be sent as well as received. Sa6 is additionally used as the enable signal for the transmitters in the CMXII. This functionality is usable only on the PU2 units located in the CMXII-2S shelf on the AN side. The PU2+ unit has no Sa-bit interfaces.
       - for access to bit Sa7 for checking the 2-Mbit/s links on the LE side by means of the V5.2 protocol
       - Dip-Fix switches allowing the line impedance to be set to 75
         Ohms unbalanced or 120 Ohms balanced separately for each F1 interface.

       In addition the unit incorporates the functional groups:
       - for forming a system-internal data format for data transfer between PU2/PU2+ and CCU
       - for terminating four V5 links or for terminating four CAS links to the AN side or to the LE side
       - for managing the database required for the four interfaces
       - for performing initialization and monitoring functions for the functional groups of the four 2-Mbit/s ports
       - for selecting the F1in reference clock
         This function is usable only on the PU2/PU2+ on the LE side.
       - for evaluating the CCUR signal from the CCU for changing over the PCI links in redundancy operation
       - for the add-drop function of the ECC channel in the signal stream of a 2-Mbit/s port
         The ECC can be inserted in the time slot of the 2-Mbit/s signal via the QD2 master interface for remote control of a remote
         OLT and can be connected to the fourth port of the PU2+. The position of the ECC within the 2-Mbit/s frame is set using a 5-position DIL switch on the PU2+.

       The PU2 software and configuration data are stored in the flash of the MCU.

32                                                       A50010-A3-F102-2-7618

Information                                                           SSD:CMXII
Crossconnect Multiplexer II
-------------------------------------------------------------------------------

3.4.2  INTERFACE

       The following interfaces are served:
       - 4 F1 interfaces as per ITU-T G.703
       - 2 PCI interfaces (active and standby) to the CCU units (CCU and CCUS)
       - LSI interfaces to the CCU,
         used only on the PU2 on the LE side
       - QSa interfaces as per EIA RS485 for 8a-bit channel, used only on the PU2 on the AN side, these interfaces are not provided on the PU2+ units
       - QD2-M interface as per EIA RS485 for ECC channel, used only on the PU2+ (-A1) on the LE side, this interface is not provided on the PU2 and PU2+ (-A2) units
       - SVB interface (SVB1/SVB2) to the MCU
       - card slot address, unit type and shelf identification
       - CCUR, CCURS to the CCU
       - +5-V operating voltage.

3.4.3  MONITORING AND ALARM SIGNALING

       The status of the PU2 can be diagnosed from alarm reports.

       On the front panel of the unit SMD-LEDs which are only visible with the shelf panel removed. They indicate the operating state of the PU2.


        LED          COLOR         STATUS                     MEANING
       -----------------------------------------------------------------------------------------

       ON            Green         On            Unit OK

                                   Off           No power supply or unit failed

       EXTERNAL      Red           On            Alarm status of the F1 interfaces

       SYSTEM        Red           On            Alarm status of system-internal interfaces (PCI
                                                 link, SVB1/SVB2)

       INTERNAL      Red           On            Unit fault

                                   Flashing      Unit has not yet been loaded with SW after power-on

       SERVICE       Yellow        On            Active service state on the unit
                                                 (SW download active, loop activated)

       TAB. 3.5  Operating States Signaled on the PU2

       MONITORING THE TRANSMISSION QUALITY AT F1IN

       The PCM signals received at the F1 ports can be continuously analyzed to ITU-T G.826 and the values obtained can be stored in quality data records. It is possible to view both the current quality counter and any stored record.

       In addition a counter also records the framing slips. The counter can be interrogated via the user interface.

A50010-A3-F102-2-7618                                                      33

SSD:CMXII                                                          Information
                                                   Crossconnect Multiplexer II
------------------------------------------------------------------------------

       LOOP CIRCUITS

       For maintenance purposes, loops can be activated to facilitate fault location in the event of trouble. The loops can be controlled individually for each 2-Mbit/s port. The following loops can be established:
       - Local Loop (LL)
         The signal at the transmit port of the 2-Mbit/s interface is connected to the receive port, AIS signal is produced in the F1out direction. It is thus possible to locate faults within the CMXII system module.
       - Remote Loop (RL)
         The signal at the receive port of the 2-Mbit/s interface is connected to the transmit port. In the PCI upstream direction the AIS signal is inserted in the relevant time slots in place of the payload. It is thus possible to locate faults in the external connecting lines.

                                  [GRAPHIC OMITTED]

         FIG. 3.5   Local and Remote Loopbacks

         The loop is activated or disconnected by SISA commands via the LCT or the OS. The loop status is not stored in the EEPROM. The current loopback status can be viewed by means of SISA queries. In addition an activated loopback is indicated on the unit by the SERVICE-LED. The responses obtained with activated loopbacks are given in the alarm table.

         A 2-Mbit/s link, transmitting an ECC channel of the PU2+ for remote monitoring, cannot be looped.

34                                                      A50010-A3-F102-2-7618

Information                                                        SSD:CMXII
Crossconnect Multiplexer II
----------------------------------------------------------------------------

3.5      SISA PORT UNIT PUSISA

3.5.1    FUNCTIONAL OVERVIEW

         The PUSISA is used for implementing the inband transmission of TMN data between the OLT and remote ONUs. By way of a transmission medium, for each ONU an ECC is used which seizes one of the 30 traffic channels of a 2-Mbit/s link framed according to ITU-T Recommendation G.704. The transmission rate in an ECC is 64 kbit/s. The ECC is switched via the management.

         The PUSISA unit can be used once in the CMXII instead of a PU2 unit in the CMXII-2S shelf on the LE side.


                                    [GRAPH OMITTED]


         FIG. 3.6   Functional Diagram of the PUSISA


         The PUSISA unit performs the following functions:

         -  Reception from the MCU of the data for all ECCs to be controlled

         -  Generation of four SISA-V
            Each SISA-V operates up to 32 ECCs.

         -  PCI framing and transmission of the PCI links
            The TMN information is transmitted in a PCI link to the CCU, mapped into position in a 2-Mbit/s signal as per ITU-T G.704 in the CCU-crossconnect matrix and transmitted to the remote equipment.

         -  Frame synchronization of the PCI receive signal

         -  Recovery of the ECC data

         -  Transmission of the data via the SVB1 to the MCU

         - Evaluation of the signal CCUR signal from the CCU unit to switch over the PCI links in standby operation.

         The PUSISA software and configuration data are stored in the MCU flash.

A50010-A3-F102-2-7618                                                     35

SSD:CMXII                                                        Information
                                                 Crossconnect Multiplexer II
----------------------------------------------------------------------------

3.5.2    INTERFACES

         The following interfaces are available:

         - 2 PCI interfaces (active and standby) to the CCU units (CCU and CCUS)

         -  SVB1 interface to the MCU

         -  Control signals CCUR, CCURS to the CCU

         -  Slot ID and shelf ID

         -  +5-V operating voltage


3.5.3    MONITORING AND ALARM SIGNALING

         The status of the PUSISA can be diagnosed from the LED signals and different alarm reports.

         The front panel of the unit is equipped with 5 SMD LEDs which are only visible when the shelf panel is removed. These display the operating status of the PUSISA.

         -------------------------------------------------------------------------------------------------------
            LED         COLOR             STATUS                        SIGNIFICANCE
         -------------------------------------------------------------------------------------------------------
          ON           Green               On            Unit OK
                                          ----------------------------------------------------------------------
                                           Off           No power supply or unit failure
         -------------------------------------------------------------------------------------------------------
         EXTERNAL      Red                 Off           -
         -------------------------------------------------------------------------------------------------------
         SYSTEM        Red                 On            Alarm status of the system-internal interfaces
                                                         (PCI link, SVB1 or WPIP)
         -------------------------------------------------------------------------------------------------------
         INTERNAL      Red                 On            Unit error
                                          ----------------------------------------------------------------------
                                           Flashing      SW has not yet been loaded onto unit following power up
         -------------------------------------------------------------------------------------------------------
         SERVICE       Yellow              On            Active service status of the unit (SW download active)
         -------------------------------------------------------------------------------------------------------

         TAB. 3.6  Signaling of the PUSISA's Operating Status


36                                                     A50010-A3-F102-2-7618

Information                                                        SSD:CMXII
Crossconnect Multiplexer II
----------------------------------------------------------------------------

3.6      SUPERVISION UNIT MCU

3.6.1    OVERVIEW

         The MCU constitutes a central management unit. There is only one MCU present within the CMXII. The MCU is connected via system-internal supervision buses to all the units of the CMXII.

         The MCU unit is equipped with a QD2 interface and an F interface. The QD2 interface is used for connecting to a operating system, while the F interface is used for connecting a LCT. These interfaces allow installation data, configuration data, alarm data and test data between operating terminal and the CMXII to be exchanged.


                                [GRAPH OMITTED]


         FIG. 3.7  Functional Diagram of the MCU


         The MCU performs the following functions:

         -  Processing of the messages received from either the LCT or the OS

         - Storing of software and configuration data for all the units of the CMXII
            In addition to the flash for its own firmware (bootstrap), the MCU processor comprises two other non-volatile memory blocks in which the configuration data for all units (size: 512 kBytes, No. of write cycles: GREATER THAN 10(5)) and the software files for all unit types (size: 2048 kBytes, No. of write cycles: GREATER THAN 10(4)) are stored centrally for the entire CMXII.

         -  Polling of the units located on the supervision buses

         - Generating and outputting messages for the QD2 interface and the F interface

         -  Provision of the system time.


A50010-A3-F102-2-7618                                                     37

SSD:CMXII                                                        Information
                                                 Crossconnect Multiplexer II
----------------------------------------------------------------------------

3.6.2    INTERFACES

         The following interfaces are available:

         -  QD2 interface (slave port) as per EIA RS485

         -  F interface as per ITU-T V.24/V.28

         -  Alarm contacts A_alarm and B_alarm

         -  SVB interface (SVB1 to SVB3) to all the CMXII units

         - STPSI (status power supply inserted) and STPSA (status power supply alarm) from the PSC units

         -  Slot address

         -  -48-V/-60-V power supply.


3.6.3    MONITORING AND ALARM SIGNALING

         The front panel of the unit is equipped with 5 SMD LEDs which are only visible when the shelf panel is removed. These display the operating status of the MCU.

         -------------------------------------------------------------------------------------------------------
            LED         COLOR             STATUS                        SIGNIFICANCE
         -------------------------------------------------------------------------------------------------------
          ON           Green               On            Unit OK
                                          ----------------------------------------------------------------------
                                           Off           No power supply or unit failure
         -------------------------------------------------------------------------------------------------------
         EXTERNAL      Red                 Off           -
         -------------------------------------------------------------------------------------------------------
         SYSTEM        Red                 On            Alarm status of the system-internal interfaces
         -------------------------------------------------------------------------------------------------------
         INTERNAL      Red                 On            Unit error (e.g. self-test error)
         -------------------------------------------------------------------------------------------------------
         SERVICE       Yellow              On            MCU link to the OS or to the LCT
         -------------------------------------------------------------------------------------------------------

         TAB. 3.7  Signaling of the MCU Operating Status

         The MCU also accommodates one green and one red LED which are both visible when the shelf panel is closed. These LEDs are used to indicate the operating status of the entire CMXII system module in accordance with the alarm table (see installation and test manual
         ITMN).

         ---------------------------------------------------------------------
         CMXII OPERATING STATUS              RED LED             GREEN LED
         ---------------------------------------------------------------------
         Normal operation                    Off                 On
         ---------------------------------------------------------------------
         A-alarm                             On                  Off
         ---------------------------------------------------------------------
         B-alarm                             Flashing            On
         ---------------------------------------------------------------------
         S-alarm                             On                  On
         ---------------------------------------------------------------------

         TAB. 3.8  Displaying the Operating Status of the CMXII System Module


38                                                     A50010-A3-F102-2-7618

Information                                                        SSD:CMXII
Crossconnect Multiplexer II
----------------------------------------------------------------------------

3.7      POWER SUPPLY UNIT PSC

3.7.1    OVERVIEW

         The PSC power supply unit uses an input voltage in the range of -36 V to -72 V to generate the +5-V operating voltage required for the PU2 inside the CMXII-2S and CMXII-LS shelves.


                                    [GRAPH OMITTED]


         FIG. 3.8  Functional Diagram of the PSC

         The output voltage is shut down if the input voltage falls below a value which lies in the range of -27 V to -33 V.

         The front panel of the unit is equipped with an isolated test jack for checking the +5-V operating voltage.

         When used in conjunction with a second PSC unit, standby operation for the power supply of the shelf is available.


3.7.2    INTERFACES

         The following interfaces are available on the unit:

         -  Input voltage -36 V to -72 V (PUP and MUP)

         -  Operating voltage +5 V/13 A to the PU2 units

         -  Status power supply inserted (STPSI) to the MCU

         -  Status power supply alarm (STPSA) to the MCU


3.7.3    EXTERNAL FILTERING

         To satisfy the EMC requirements, a filter is connected between the connecting sockets of the input voltage and each power supply unit. These filters are arranged inside the shelf and are connected to the backplane PCB. They also contain the overvoltage protection for the equipments.


A50010-A3-F102-2-7618                                                     39

SSD:CMXII                                                        Information
                                                 Crossconnect Multiplexer II
----------------------------------------------------------------------------

3.7.4    MONITORING AND ALARM SIGNALING

         The PSC is equipped with one green and one red SMD-LED which are only visible when the shelf panel is removed. They indicate the operating status of the PSC:

         ---------------------------------------------------------------------------------------
         CMXII OPERATING STATUS             LED RED                           LED GREEN
         ---------------------------------------------------------------------------------------
         Normal operation                    Off                              On
         ---------------------------------------------------------------------------------------
         Fault in the unit                   On                               Off
                                             if signaling is still possible
         ---------------------------------------------------------------------------------------

         TAB. 3.9  Signaling of the PSC Operating Status

         It is possible to interrogate the presence and correct functioning of the unit via a system-internal interface within the CMXII.
         For this purpose, the static signaling lines (open collectors) connect the PSC to the MCU unit:

         -  STPSI    "Low" unit present,
                     "High" unit not present,

         -  STPSA    "Low" unit OK,
                     "High" unit faulty (if signaling is still possible).


40                                                     A50010-A3-F102-2-7618

Information                                                        SSD:CMXII
Crossconnect Multiplexer II
----------------------------------------------------------------------------

  4      CONTROL AND MONITORING

4.1      ACCESS TO THE CMXII

         The configuration, operator control and the operation monitoring of the CMXII are performed via the software. For this purpose, the MCU unit is equipped with a QD2 slave interface to the OS and an F interface for connecting a LCT. The QD2 interface can be accessed via the terminal panel of the CMXII-CS or the CMXII-LS shelves. For the F interface, a 9-contact SUB-D socket is located on the front panel of the MCU unit.

         Inside the system module, the SW files, configuration data and the monitoring information are transmitted between the units via supervision buses, see also Section 2.3.7.


                                  [GRAPHIC OMITTED]


         FIG. 4.1  Control Interfaces of the CMXII

         For remote control of remote devices the following facilities are available:

         -  Transmission of TMN information via ECC channels (inband
            64 kbit/s)
            If the shelf on the LE side is provided with a PUSISA unit in place of a PU2/PU2+ unit for V5.1 or leased lines, it is then possible for remote devices having an ECC port to be controlled remotely via the CMXII. The PUSISA incorporates the TMN information in a 64-kbit/s channel (ECC) that is transmitted in the 2-Mbit/s signal from the PU2/PU2+ on the AN side, see Section 3.5.

         - Access to the Sa-bit channels on the AN side (outband 1.2 kbit/s) There are QSa interfaces on the AN-side PU2 units.
            The QSa interface signals are applied by the PU2 to a total of three RS485 buses which are terminated on SUB-D connectors in the terminal panel of the CMXII-2S shelf on the AN-side, see Fig. 5.3, and can be connected there to the QD2 slave port of a SISA concentrator.


A50010-A3-F102-2-7618                                                     41

SSD:CMXII                                                        Information
                                                 Crossconnect Multiplexer II
----------------------------------------------------------------------------

         - Access to the ECC channel of a 2-Mbit/s signal on the PU2+ (inband 64 kbit/s) In the "remote monitoring" mode, the PU2+ unit offers a QD2-master interface which can be used to transmit control information to a remote OLT which does not have direct access to the SISA transport network. To achieve this functionality, the ECC is inserted in a time slot of a 2-Mbit/s signal stream and connected to the fourth F1 port of the PU2+. The ECC is transmitted transparently to the QD2-M interface. The QD2-M interface signals pass from the unit to the (QSa) D-Sub connectors in the terminal panel of the LE-side shelf CMXII-2S or CMXII-LS.

4.2      OPERATOR CONTROL

         No control elements are present on the MCU, CASU, V52FR and PUSISA units. All the necessary settings for commissioning, operator control and servicing are performed via the software using either the LCT or the OS, see UMN, UMN:OMN.

         The CCU unit is equipped with a dip-fix switch. This switch is used to set the impedance of the T3in interface either to low impedance (120 Ohms) or to high impedance (1.6 k Ohms II LESS THAN
         120 pF).

         The PU2/PU2+ units incorporate Dip-Fix switches for setting the impedances of the F1 interfaces. The line impedance of each F1 interface can be set separately to either 75 Ohms unbalanced or 120 Ohms balanced. The PU2+ unit additionally has a switch for setting the functionality (normal operation/V5C on the AN side/remote monitoring), as well as a switch for selecting the time slot to be used as the ECC.

         The CMXII-CS and CMXII-LS shelves are equipped with a 5-position DIL switch for setting the SISA address of the system module.

         The installation and test manual ITMN gives detailed information of the switch settings and assignments of connectors.


4.3      MONITORING

         The operating status of each unit is signaled via LEDs, see Sections
         3.1 to 3.7.

         The F1, PCI, PCI*, HXC and LSI interfaces are monitored in accordance with the alarm tables on the units in question, see installation and test manual ITMN.

         - The PCI and LSI links between the CCU and the PU2 or PUSISA are monitored by the CCU.

         -  The F1 interfaces are evaluated by the PU2 unit.

         - The CASU/V52FR monitors both PCI* upstream signals which are transmitted to the CCU. In addition, the V52FR monitors the both HXC signals.

         The MCU unit collects the alarm reports of the various units and forwards these in the form of system alarms and SISA0 alarms. The system alarms are routed via relay contacts to the terminal panel of the CMXII-CS and CMXII-LS shelves. The SISA0 alarms are reported to the OA&M processor. LEDs on the MCU unit are used to indicate the system alarms.


42                                                     A50010-A3-F102-2-7618

Information                                                        SSD:CMXII
Crossconnect Multiplexer II
----------------------------------------------------------------------------

4.4      DIAGNOSTIC FUNCTIONS

         Directly after the input voltage has been switched on, self-test routines are run on the software programs and different hardware components on the units.

         The PCM signals received at the F1 ports can be constantly analyzed as per ITU-T G.826 and the obtained values are stored in performance data records. It is possible to display both the current quality counter and any of the records which have been stored.

         The number of frame slips which have occurred at a 2-Mbit/s port can be interrogated via the operating terminal.

         For maintenance purposes, it is possible to implement loops on the PU2 units, see also Section 3.4:

         -  Local loop for fault location within the CMXII system module,

         - Remote loop for fault location of the external 2-Mbit/s connections.

         Maintenance Manual UMN, UMN:MMN gives a detailed description of the alarm procedures.


A50010-A3-F102-2-7618                                                     43

SSD:CMXII                                                           Information
                                                     Crossconnect Multiplexer II
--------------------------------------------------------------------------------


  5    MECHANICAL DESIGN

5.1    GENERAL

       The mechanical design of the CMXII is based on 19-inch shelves with associated terminal panel. The maximum number of 2-Mbit/s interfaces can be adapted to the network configuration using different shelf variants:

       - Three shelves for up to 184 2-Mbit/s interfaces, one CMXII-CS shelf and two CMXII-2S shelves

       - Two shelves for up to 140 2-Mbit/s interfaces, one CMXII-LS shelf and one CMXII-26 shelf, or one CMXII-CS shelf and one CMXII-2S shelf

       -  One shelf for up to 48 2-Mbit/s interfaces, one CMXII-LS shelf.

       The shelves themselves are designed such that they can be accommodated in 19-inch or ETS standardized racks. All units are in the form of double Eurocards. A backplane PCB interconnects all the units within a shelf and implements the connections to the terminal panel.


                                 [GRAPHIC OMITTED]

       FIG. 5.1  Arrangement of the Three Shelves inside the Rack

44                                                         A50010-A3-F102-2-7618

Information                                                            SSD:CMXII
Crossconnect Multiplexer II
--------------------------------------------------------------------------------
       The shelves are arranged on top of each other inside the racks, see FIG.
       5.1. The connections required between the shelves (PCI, LSI and SVB) are made via the terminal panels. Connectorized lines are available for that, see installation Manual IMN.

       The external interface cables are connected to connectors which are provided for them in the terminal panels, see so in FIG. 5.2 and FIG.
       5.3. The assignments of the connectors can be found in the installation and test manual ITMN.

  5.2  CMXII-CS Shelf

5.2.1  EQUIPMENT CONFIGURATION

       The shelf accommodates the central units of the CMXII.

                               [GRAPHIC OMITTED]

       FIG. 5.2  CMXII-CS Shelf

       For the CMXII with V5 processing, the shelf is equipped following:

       -    One MCU

       -    Either one or two V52FR

       -    Either one or two CCU (product number: S42024-A1819-A2).

       Two CCU and V52FR units have to be equipped for operation in standby mode.

       For the CMXII with CAS processing, the shelf is equipped in the following way:

       -   One MCU

       -   Either one or two CASU

       -   Either one or two CCU (product number: S42024-A1819-A2).

       Two CCU and CASU units have to be equipped for operation in standby mode.

A50010-A3-F102-2-7618                                                         45

SSD:CMXII                                                           Information
                                                     Crossconnect Multiplexer II
--------------------------------------------------------------------------------

5.2.2. INTERFACES

       The following interfaces are available on the shelf:

       - Supervision buses from the CMXII-2S shelves on the LE side (SVB1) and on the AN side (SVB2)

       -   QD2 slave interface from the OS to the MCU unit

       -   F interface as per ITU-T V.24/V.28 on the MCU unit

       - Interfaces T3in(down arrow) and T3in/T3out(up arrow, down arrow) to the CCU unit

       -   Alarm interfaces for urgent (A-alarms) and non-urgent alarms
           (B-alarms)

       - PCI buses from the PU2 of the CMXII-2S shelves on the AN side (1 to 23)(1) and on the LE side (24 to 46)(1)

       - PCI standby buses from the PU2 of the CMXII-2S shelves on the AN side (1S to 23S)(1) and on the LE side (24S to 46S)(1)

       - F1in timing clock LSI from the PU2 of the CMXII-2S shelf on the LE side to the CCU

       - 5-position DIL switch for setting the SISA address of the system module

       -   -48-V input voltage for MCU, CCU and CASU/V52FR units;
           -48-V-S input voltage for standby units

  5.3      CMXII-2 SHELF

5.3.1      EQUIPMENT CONFIGURATION

       The CMXII-2S shelf is equipped with:

       -   Up to 23 PU2 units

       -   Either one or two PSC

       - Optionally one PUSISA, once at any PU2 mounting slot on the LE side.

       For standby mode, it is possible to equip two PSC units.

5.3.2      INTERFACES

           The following interfaces are available on the shelf:

       - Supervision bus from the CMXII-CS shelf (SVB1 on the LE side and SVB2 on the AN side)

       -   2-Mbit/s interfaces (P1 to P92) as per ITU-T G.703 to the PU2 units

       - QSa interfaces to the PU2 on the AN side for monitoring remote devices. The are no QSa interfaces on the PU2+ units.

       - QD2-M (ECC) interface to the PU2+ of the LE side for monitoring remote devices. The interface is only available on the PU2+ unit (-A1).

       - PCI bus from the PU2 on the AN side (1 to 23)(1) and from the PU2 of the LE side (24 to 46)(1)

       - PCI standby bus from the PU2 on the AN side (1S to 23S)(1) and from the PU2 of the LE side (24S to 46S)(1)

       -   F1in timing clock LSI from the PU2 of the LE side to the CCU unit

       - -48-V input voltage for PSC and -48-V-S input voltage for PSC standby unit.

       1) In CMXII-CAS the mounting slots for the PU2/PU2+ are not pre-assigned to the AN or LE side and therefore there is no fixed assignment of the PCI buses.


46                                                        A50010-A3-F102-2-7618

Information                                                  SSD:CMXII
Crossconnect Multiplexer II
----------------------------------------------------------------------

                            [GRAPHIC OMITTED]

       FIG. 5.3  CMXII-2S Shelf

5.3.3  FUNCTIONAL ASSIGNMENT OF PU2, PU2+ AND PUSISA MOUNTING SLOTS

       CONCENTRATING CMXII WITH V5.2 INTERFACES TO THE LE SIDE

---------------------------------------------------------------------------------------------------------------
FUNCTION OF THE UNITS             EQUIPPING OPTIONS (W. CMXII-CS)            EQUIPPING OPTIONS (W. CMXII-LS)
---------------------------------------------------------------------------------------------------------------
V5.2 interfaces on the LE side    4 x PU2/PU2+, slots 21 to 24               8 x PU2/PU2+, slots 2 to 9
---------------------------------------------------------------------------------------------------------------
V5.1 interfaces on the AN side    23 x PU2/PU2+, slots 2 to 24               9 x PU2/PU2+, slots 16 to 24
---------------------------------------------------------------------------------------------------------------
V5C interfaces on the AN side     23 x PU2+, slots 2 to 24                   9 x PU2+, slots 16 to 24
---------------------------------------------------------------------------------------------------------------
Leased lines on the LE side       not possible                               15 x PU2/PU2+, slots 10 to 24
---------------------------------------------------------------------------------------------------------------
Leased lines on the AN side       23 x PU2/PU2+, slots 2 to 24               9 x PU2/PU2+, slots 16 to 24
---------------------------------------------------------------------------------------------------------------
ECC with PUSISA for TMN           not possible                               1 x PUSISA, slots 2 to 24
---------------------------------------------------------------------------------------------------------------
ECC extraction with PU2+          not possible                               1 x PU2+, slots 10 to 24
---------------------------------------------------------------------------------------------------------------
Sa-bit channel with PU2           23 x PU2, slots 2 to 24                    not possible
---------------------------------------------------------------------------------------------------------------


      TAB. 5.1 Functional Assignment of the PU2, PU2+ and PUSISA in the 2-Shelf Variant (in the V5.2-CMXII)


A50010-A3-F102-2-7618                                                         47

SSD:CMXII                                                        INFORMATION
                                                 CROSSCONNECT MULTIPLEXER II
----------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
FUNCTION OF THE UNITS                           SLOT EQUIPPING OPTIONS
-----------------------------------------------------------------------------------------
V5.2 interfaces on the LE side                  not possible
-----------------------------------------------------------------------------------------
V5.1 interfaces on the AN side                  23 x PU2/PU2+, mounting slots 2 to 24
-----------------------------------------------------------------------------------------
V5C interfaces on the AN side                   23 x PU2+, mounting slots 2 to 24
-----------------------------------------------------------------------------------------
Leased lines on the LE side                     not possible
-----------------------------------------------------------------------------------------
Leased lines on the AN side                     23 x PU2/PU2+, mounting slots 2 to 24
-----------------------------------------------------------------------------------------
ECC with PUSISA for TMN transmiss.              not possible
-----------------------------------------------------------------------------------------
ECC extraction with PU2+                        not possible
-----------------------------------------------------------------------------------------
Sa-bit channel with PU2                         23 x PU2, mounting slots 2 to 24
-----------------------------------------------------------------------------------------

      TAB. 5.2 Functional Assignment of the PU2, PU2+ and PUSISA in the 3-Shelf Variant, AN-side Shelf (in the V5.2-CMXII)


-----------------------------------------------------------------------------------------
FUNCTION OF THE UNITS                           SLOT EQUIPPING OPTIONS
-----------------------------------------------------------------------------------------
V5.2 interfaces on the LE side                  8 x PU2/PU2+, mounting slots 2 to 9
-----------------------------------------------------------------------------------------
V5.1 interfaces on the AN side                  9 x PU2+, mounting slots 16 to 24
-----------------------------------------------------------------------------------------
V5C interfaces on the AN side                   9 x PU2+, mounting slots 16 to 24
-----------------------------------------------------------------------------------------
Leased lines on the LE side                     15 x PU2/PU2+, mounting slots 10 to 24
-----------------------------------------------------------------------------------------
Leased lines on the AN side                     9 x PU2/PU2+, mounting slots 16 to 24
-----------------------------------------------------------------------------------------
ECC with PUSISA for TMN transmiss.              1 x PUSISA, mounting slots 2 to 24
-----------------------------------------------------------------------------------------
ECC extraction with PU2+                        1 x PU2+, mounting slots 10 to 24
-----------------------------------------------------------------------------------------
Sa-bit channel with PU2+                        not possible
-----------------------------------------------------------------------------------------


      TAB. 5.3 Functional Assignment of the PU2, PU2+ and PUSISA in the 3-Shelf Variant, LE-side Shelf (in the V5.2-CMXII)


CMXII WITH V5.1 OR CAS INTERFACES TO THE LE SIDE


---------------------------------------------------------------------------------------------------------------------------------
FUNCTION OF THE UNITS                                EQUIPPING OPTIONS (W. CMXII-CS)              EQUIPPING OPTIONS (W. CMXII-LS)
---------------------------------------------------------------------------------------------------------------------------------
V5.1 Interfaces on the LE side                       15 x PU2/PU2+, slots 10 to 24                23 x PU2/PU2+, slots 2 to 24
---------------------------------------------------------------------------------------------------------------------------------
V5.1 Interfaces on the AN side                       23 x PU2/PU2+, slots 2 to 24                 9 x PU2/PU2+, slots 16 to 24
---------------------------------------------------------------------------------------------------------------------------------
CAS Interfaces(1)                                    23 x PU2+, slots 2 to 24                     23 x PU2/PU2+, slots 2 to 24
---------------------------------------------------------------------------------------------------------------------------------
V5C interfaces on the AN side                        23 x PU2+, slots 2 to 24                     9 x PU2+, slots 16 to 24
---------------------------------------------------------------------------------------------------------------------------------
Leased lines on the LE side                          15 x PU2/PU2+, slots 10 to 24                23 x PU2/PU2+, slots 2 to 24
---------------------------------------------------------------------------------------------------------------------------------
Leased lines on the AN side                          23 x PU2/PU2+, slots 2 to 24                 9 x PU2/PU2+, slots 16 to 24
---------------------------------------------------------------------------------------------------------------------------------
ECC with PUSISA for TMN                              not possible                                 1 x PUSISA, slots 2 to 24
---------------------------------------------------------------------------------------------------------------------------------
ECC extraction with PU2+                             not possible                                 1 x PU2+, slots 2 to 24
---------------------------------------------------------------------------------------------------------------------------------
Sa-bit channel with PU2                              23 x PU2, slots 2 to 24                      not possible
---------------------------------------------------------------------------------------------------------------------------------

1) In CMXII-CAS the mounting slots for the PU2/PU2+ are not pre-assigned to the AN or LE side



      TAB. 5.4 Functional Assignment of the PU2, PU2+ and PUSISA in the 2-Shelf Variant, (in the V5.1 or CAS-CMXII)



48                                                    A50010-A3-F102-2-7618

Information                                                  SSD:CMXII
Crossconnect Multiplexer II
----------------------------------------------------------------------

-----------------------------------------------------------------------------------------
FUNCTION OF THE UNITS                           SLOT EQUIPPING OPTIONS
-----------------------------------------------------------------------------------------
V5.1 interfaces on the LE side                  8 x PU2/PU2+, mounting slots 17 to 24
-----------------------------------------------------------------------------------------
V5.1 interfaces on the AN side                  23 x PU2/PU2+, mounting slots 2 to 24
-----------------------------------------------------------------------------------------
CAS interfaces(1)                               23 x PU2+, mounting slots 2 to 24
-----------------------------------------------------------------------------------------
V5C interfaces on the AN side                   23 x PU2+, mounting slots 2 to 24
-----------------------------------------------------------------------------------------
Leased lines on the LE side                     8 x PU2/PU2+, mounting slots 17 to 24
-----------------------------------------------------------------------------------------
Leased lines on the AN side                     23 x PU2/PU2+, mounting slots 2 to 24
-----------------------------------------------------------------------------------------
ECC with PUSISA or PU2+                         not possible
-----------------------------------------------------------------------------------------
Sa-bit channel with PU2                         23 x PU2, mounting slots 2 to 24
-----------------------------------------------------------------------------------------

      TAB. 5.5 Functional Assignment of the PU2, PU2+ and PUSISA in the 3-Shelf Variant, AN-side Shelf (in the V5.1 or CAS-CMXII)


-----------------------------------------------------------------------------------------
FUNCTION OF THE UNITS                           SLOT EQUIPPING OPTIONS
-----------------------------------------------------------------------------------------
V5.1 interfaces on the LE side                  23 x PU2/PU2+, mounting slots 2 to 24
-----------------------------------------------------------------------------------------
V5.1 interfaces on the AN side                  9 x PU2/PU2+, mounting slots 16 to 24
-----------------------------------------------------------------------------------------
CAS interfaces(1)                               23 x PU2/PU2+, mounting slots 2 to 24
-----------------------------------------------------------------------------------------
V5C interfaces on the AN side                   9 x PU2+, mounting slots 16 to 24
-----------------------------------------------------------------------------------------
Leased lines on the LE side                     23 x PU2/PU2+, mounting slots 2 to 24
-----------------------------------------------------------------------------------------
Leased lines on the AN side                     9 x PU2/PU2+, mounting slots 16 to 24
-----------------------------------------------------------------------------------------
ECC with PUSISA for TMN transmiss.              1 x PUSISA, mounting slots 2 to 24
-----------------------------------------------------------------------------------------
ECC extraction with PU2+                        1 x PU2+, mounting slots 2 to 24
-----------------------------------------------------------------------------------------
Sa-bit channel with PU2+                        not possible
-----------------------------------------------------------------------------------------


      TAB. 5.6 Functional Assignment of the PU2, PU2+ and PUSISA in the 3-Shelf Variant, LE-side Shelf (in the V5.1 or CAS-CMXII)



1) In CMXII-CAS the mounting slots for the PU2/PU2+ are not pre-assigned to the AN or LE side

A50010-A3-F102-2-7618                                                      49

SSD:CMXII                                                        INFORMATION
                                                 CROSSCONNECT MULTIPLEXER II
----------------------------------------------------------------------------


     5.4   CMXII-LS SHELF

   5.4.1   EQUIPMENT CONFIGURATION


                             [GRAPHIC OMITTED]


           FIG. 5.4  CMXII-LS SHELF

           For the CMXII with V5 processing the shelf is equipped as follows:

           -  One MCU

           -  One or two V52FR

           -  One or two CCU (product number: S42024-A1829-A2).

           -  Up to 12 PU2

           -  One or two PSC

           - Optionally one PUSISA unit, one in the shelf at any mounting slot for a PU2 on the LE side.

           For redundant operation two CCU and two V52FR must be inserted. Two PSC units are provided when the PU2 are powered redundantly.


50                                                    A50010-A3-F102-2-7618

Information                                                  SSD:CMXII
Crossconnect Multiplexer II
----------------------------------------------------------------------


         For the CMXII with CAS processing the shelf is equipped as follows:
         -  One MCU

         -  One or two CASU

         -  One or two CCU (product number: S42024-A1819-A2)

         -  Up to 12 PU2

         -  One or two PSC

         - Optionally one PUSISA unit, one in the shelf at any mounting slot for a PU2 on the LE side

         For redundant operation two CCU and two CASU must be inserted. Two PSC units are provided when the PU2 are powered redundantly.


  5.4.2  INTERFACES

         The following interfaces are provided on the shelf:

         -  Supervision bus (SVB1) from the PU2 units on a shelf CMXII-2S

         -  QD2-slave interface from the OS to the MCU unit

         -  QD2-M (ECC) interface to the PU2+ (-A1) of the LE side

         -  F interface as per ITU-T V.24/V.28 on the MCU unit

         - Interfaces T3in(DOWN ARROW) and T3in/T3out(DOWN ARROW AND UP ARROW) to the CCU unit

         -  Alarm interfaces for urgent (A-alarm) and non-urgent alarm
            (B-alarm)

         -  PCI buses from the PU2 of a shelf CMXII-2S

         -  PCI standby buses of the PU2 of a shelf CMXII-2S

         - F1in reference clock LSI from the PU2 on the LE side to the CCU unit

         -  5position DIL switch for setting the SISA address

         -  input voltage -48 V for MCU, CCU and CASU/V52FR and

         -  input voltage -48 V-S for standby units.

  5.4.3  FUNCTIONAL ASSIGNMENT OF PU2, PU2+ AND PUSISA MOUNTING SLOTS

         CONCENTRATING CMXII WITH V5.2 INTERFACES TO THE LE SIDE

-----------------------------------------------------------------------------------------
FUNCTION OF THE UNITS                           SLOT EQUIPPING OPTIONS
-----------------------------------------------------------------------------------------
V5.2 interfaces on the LE side                  4 x PU2/PU2+, mounting slots 13 to 16
-----------------------------------------------------------------------------------------
V5.1 interfaces on the AN side                  8 x PU2/PU2+, mounting slots 3 to 8
                                                and 17, 18
-----------------------------------------------------------------------------------------
V5C interfaces on the AN side                   8 x PU2+, mounting slots 3 to 8 and 17, 18
-----------------------------------------------------------------------------------------
Leased lines on the LE side                     2 x PU2/PU2+, mounting slots 17 and 18
-----------------------------------------------------------------------------------------
Leased lines on the AN side                     8 x mounting slots, 3 to 8 and 17, 18
-----------------------------------------------------------------------------------------
ECC with PUSISA for TMN transmiss.              1 x PUSISA, mounting slots 13 to 18
-----------------------------------------------------------------------------------------
ECC extraction with PU2+                        1 x PU2+, mounting slots 17 and 18
-----------------------------------------------------------------------------------------
Sa-bit channel with PU2                         not possible
-----------------------------------------------------------------------------------------

      TAB. 5.7 Functional Assignment of the PU2, PU2+ and PUSISA in the 1- and 2-Shelf Variant (in the V5.2 CAS-CMXII)


A50010-A3-F102-2-7618                                                        51

SSD:CMXII                                                        INFORMATION
                                                 CROSSCONNECT MULTIPLEXER II
----------------------------------------------------------------------------


                 CMXII WITH V5.1 OR CAS INTERFACES TO THE LE SIDE

-----------------------------------------------------------------------------------------
FUNCTION OF THE UNITS                           SLOT EQUIPPING OPTIONS
-----------------------------------------------------------------------------------------
V5.1 interfaces on the LE side                  8 x PU2/PU2+, mounting slots 7, 8 and 13
                                                to 18
-----------------------------------------------------------------------------------------
V5.1 interfaces on the AN side                  8 x PU2/PU2+, mounting slots 3 to 8 and
                                                17, 18
-----------------------------------------------------------------------------------------
CAS interfaces(1)                               12 x PU2+, mounting slots 3 to 8 and
                                                13 to 18
-----------------------------------------------------------------------------------------
V5C interfaces on the AN side                   8 x PU2+, mounting slots 3 to 8 and 17, 18
-----------------------------------------------------------------------------------------
Leased lines on the LE side                     8 x PU2/PU2+, mounting slots 7, 8 and
                                                13 to 18
-----------------------------------------------------------------------------------------
Leased lines on the AN side                     8 x PU2/PU2+, mounting slots 3 to 8 and
                                                17, 18
-----------------------------------------------------------------------------------------
TMN transmission in ECC with PUSISA             1 x PUSISA, mounting slots 13 to 18
-----------------------------------------------------------------------------------------
ECC extraction with PU2+                        1 x PU2+, mounting slots 13 to 18
-----------------------------------------------------------------------------------------
Sa-bit channel with PU2                         8 x PU2, mounting slots 13 to 18
-----------------------------------------------------------------------------------------

      TAB. 5.8 Functional Assignment of the PU2, PU2+ and PUSISA in the 1- and 2-Shelf Variant (in the V5.1 or CAS-CMXII)


52                                                    A50010-A3-F102-2-7618

Information                                                          SSD:CMXII
Crossconnect Multiplexer II
-------------------------------------------------------------------------------

          6  SOFTWARE

             A local craft terminal or a central operating terminal of an OS are required for the initialization of the CMXII components. Configuration and SW download can be implemented using these terminals via the V.24 interface or via the RS-485 interface respectively. For each unit of the CMXII, except for the PSC, SW is available in the form of a file.

        6.1  MEMORY STRUCTURE

             Each unit has a unit processor for managing the software and data. This processor consists of a microcontroller and various memory circuits (FEPROM, EEPROM, RAM). The microcontroller controls the internal functional sequence on the individual units. The memory circuits are used for performing SW and data backups.

             The entire software (SW) and all the configuration data of the CMXII network element are stored in the backup system (FEPROM) of the MCU. So as to recover the configuration in the event of a fault, backup versions are also stored in the OS which can be reinstalled later.

             Each unit contains firmware which in turn comprises the bootstrap program, the self-test programs and the nameplate data. The firmware is stored in the EEPROMs on the units and can only be modified by replacing this component. The MCU unit incorporates a second FEPROM for that.

             The RAM contains the current SW which is loaded from the FEPROM of the MCU by the bootstrap program.

        6.2  INITIALIZATION

             Following the power-up routine, each unit starts the bootstrap program contained in the EEPROM. The IPL implements the self-test routines of the unit (duration max. 30 s) and the logging on procedure at the supervision bus. Once the software has been successfully downloaded and started, the units read their configuration data from the MCU backup system and, if necessary, distribute data to other modules.

             In the event of a SW update, the current SW version continues to work in the RAM. Once new SW has been loaded, a reset must always be performed to reboot the unit.

             The initial procedure is described in detail in the installation and Test Manual ITMN.


A50010-A3-F102-2-7618                                                        53

SSD:CMXII                                                           Information
                                                    Crossconnect Multiplexer II
-------------------------------------------------------------------------------

          7  TECHNICAL DATA

        7.1  CMXII SYSTEM MODULE

      7.1.1  ENVIRONMENTAL CONDITIONS

             Operation ........................... ETS 300 019 Part 1-3,
                                                   environment class 3.1
             Transport ........................... ETS 300 019 Part 1-2,
                                                   environmental class 2.3
             Storage ............................. ETS 300 019 Part 1-1,
                                                   environmental class 1.2
             EMC ................................. ETX 300 386

      7.1.2  POWER SUPPLY

             Input voltage ....................... -36 V to -72 V
             Power consumption
               CMXII-CS shelf with standby mode
               for CCU and CASU/V52FR units ...... LESS THAN OR EQUAL TO 42 W
               CMXII-2S shelf with standby mode
               for PSC units ..................... LESS THAN OR EQUAL TO 90 W
               CMXII-LS shelf with standby mode
               for CCU and CASU/V52FR units ...... LESS THAN OR EQUAL TO 90 W

        7.2  CROSSCONNECT UNIT CCU

      7.2.1  T3 INTERFACE

             Frequency ........................... 2048 kHz PLUS OR MINUS 50 ppm

             T3in
             Impedance, selectable
               High impedance .................... 1,6 kOhms II LESS THAN 120 pF
               Low impedance ..................... 120 Ohms
             Input voltage ....................... 0.5 V(o-p) to 1.9 V(o-p)
             Cable loss at 2048 kHz .............. LESS THAN OR EQUAL TO 6 dB
             Return loss at 2048 kHz ............. GREATER THAN OR EQUAL TO 15 dB
             Jitter tolerance .................... as per ETS TBR-12, Fig. 3
             T3out
             Impedance ........................... 120 Ohms, balanced
             Level ............................... 1.0 V(o-p) to 1.9 V(o-p)

      7.2.2  POWER SUPPLY

             Input voltage ....................... -36 V to -72 V
             Power consumption of the unit ....... LESS THAN OR EQUAL TO 12.5 W

54                                                         A50010-A3-F102-2-7618

Information                                                          SSD:CMXII
Crossconnect Multiplexer II
-------------------------------------------------------------------------------

        7.3  V5.2 FRAME RELAY UNIT V52FR

             Input voltage ....................... -36 V to -72 V
             Power consumption of the unit ....... LESS THAN OR EQUAL TO 6.25 W

        7.4  CAS UNIT CASU

             Input voltage ....................... -36 V to -72 V
             Power consumption of the unit ....... LESS THAN OR EQUAL TO 6.25 W

        7.5  2-MBIT/S PORT UNITS PU2 AND PU2+

      7.5.1  F1 INTERFACES
             as per ITU-T G.703/6

             Impedance
               Balanced, floating
               and shielded connections .......... 120 Ohms
               Coaxial connections ............... 75 Ohms
             Bit rate ............................ 2048 kbit/s PLUS OR MINUS 50 ppm
             Coding .............................. HDB3
             Rated voltage
               Coaxial connections ............... 2.37 V
               Balanced connections .............. 3 V
             Rated value of the pulse width ...... 244 ns
             Frame structure
               V5-CMXII .......................... as per ITU-T G.704/5
               CAS-CMXII ......................... unframed or as per ITU-T G.704/5
             Jitter tolerance .................... as per ITU-T G.823, TBR-12
             Cable loss at F1in at 1024 kHz ...... LESS THAN OR EQUAL TO 6 dB
             Return loss
               51 Hz to 102 kHz .................. GREATER THAN OR EQUAL TO 12 dB
               102 kHz to 2048 kHz ............... GREATER THAN OR EQUAL TO 18 dB
               2048 kHz to 3072 kHz .............. GREATER THAN OR EQUAL TO 14 dB
             Unweighted noise voltage protection
               Differential mode ................. 20 V(AC)
               Common mode ....................... 100 V(DC)
             Lightning immunity .................. 1 kV for 10/700 (u)s

A50010-A3-F102-2-7618                                                        55

SSD:CMXII                                                           Information
                                                    Crossconnect Multiplexer II
-------------------------------------------------------------------------------

      7.5.2  QSa INTERFACES

             There are no QSa interfaces on the PU2+ units.

             Configuration ....................... serial bus system as per EIA RS485
             Bus subscribers ..................... 1 master and up to 30 slaves
             Transmission lines .................. 4-wire, balanced
             Impedance ........................... high impedance
             Bus termination on the backplane .... 120 Ohms
             Sampling frequency .................. 4 kHz
             Transmission rate with 25%
             sampling distortion ................. 1 kbit/s
             Permissible length .................. up to 500 m

      7.5.3  POWER SUPPLY

             Operating voltage ................... +5.4 V
             Tolerance of the operating voltage .. PLUS OR MINUS 3%
             Power consumption ................... LESS THAN OR EQUAL TO 2.5 W
             Shorting protection ................. 1-A fuse

        7.6  SISA PORT UNIT PUSISA

             Operating voltage ................... +5.4 V
             Tolerance of the operating voltage .. PLUS OR MINUS 3%
             Power consumption ................... LESS THAN OR EQUAL TO 1.5 W
             Shorting protection ................. 1-A fuse

        7.7  SUPERVISION UNIT MCU

      7.7.1  F INTERFACE

             Configuration ....................... point-to-point as per ITU-T V.24/V.28
             Transmission lines .................. shielded, unbalanced
             Bit rate, configurable .............. 9.6 kbit/s or 19.2 kbit/s
             Transmission mode ................... asynchronous
             Line code ........................... NRZ
             Permissible length .................. 20 m
             Protocol
               Frame structure ................... IEC TC57
               Address and control byte .......... HDLC (NRM, polling)
               Initiator of the data connection .. primary (LCT)
               Address of the secondary .......... 1

56                                                         A50010-A3-F102-2-7618

Information                                                          SSD:CMXII
Crossconnect Multiplexer II
-------------------------------------------------------------------------------

      7.7.2  QD2 INTERFACE

             Configuration ....................... serial bus system as per EIA RS 485
             Bus subscribers ..................... 1 master and up to 30 slaves
             Transmission lines .................. balanced, 4-wire
             Impedance of bus termination,
             selectable .......................... 120 Ohms or high impedance
             Bit rate (automatic detection) ...... 1.2 kbit/s, 9.6 kbit/s or 64 kbit/s
             Transmission mode ................... plesiochronous
             Line code ........................... NRZI
             Permissible length .................. 500 m
             Protocol                              HDLC (NRM, polling)
               Initiator of the data connection .. primary
               Addresses of the secondaries ...... 1 to 30
             Address setting, via backplane ...... 5 bit

      7.7.3  ALARM CONTACTS

             Maximum current load ................ 2 A

             The driver circuit is designed to be short-circuit-proof.

      7.7.4  POWER SUPPLY

             Input voltage ....................... -36 V to -72 V
             Power consumption of the unit ....... LESS THAN OR EQUAL TO 4.5 W

        7.8  POWER SUPPLY UNIT PSC

             Input voltage ....................... -36 V to -72 V
             Permissible overvoltage for
             max. 0.5 ms ......................... -90 V
             Efficiency with -48-V input voltage
             and 68-W output power ............... GREATER THAN OR EQUAL TO 75%
             Output voltage ...................... +5.4 V
             Tolerance of the output voltage
             with -48-V input voltage,
             +25 DEG. C ambient temperature,
             68-W output power ................... PLUS OR MINUS 2%
             Tolerance of the output voltage
             with -36-V to -72-V input
             voltage, +5 DEG. C to +40 DEG. C
             ambient temperature, power from
             no-load to full load ................ PLUS OR MINUS 4%
             Maximum output power ................ 68 W
             Shorting current .................... LESS THAN OR EQUAL TO 20 A
             Voltage increase .................... 100 ms

             The output voltage is shut dosn if the input voltage falls below a value in the range of -27 V to -33 V.

A50010-A3-F102-2-7618                                                        57

SSD:CMXII                                                           Information
                                                    Crossconnect Multiplexer II
-------------------------------------------------------------------------------






















58                                                        A50010-A3-F102-2-7618

--------------------------------------------------------------------------------
                                                                         GONCALU
--------------------------------------------------------------------------------

GONCALU

[CLIPART]MICROSOFT WORD - APPENDIX 3F
[CLIPART]06/07/00  21:47

                                   [GRAPHIC]

--------------------------------------------------------------------------------
                              ACCESSINTEGRATOR V5.1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Issued by the
Siemens AG,
Information & Communication Networks Division
Hofmannstr. 51
D-81359 Munich

(C) Copyright Siemens AG 1999
All rights reserved.

This product description contains information supplied by Siemens Aktiengesellschaft ("S") and all such information is supplied without liability for errors or omissions. S reserves the right to alter the specifications and description in this publication without prior notice. The material contained herein is proprietary, privileged, and confidential. No disclosure thereof shall be made to third parties without the express written permission of S. The copyright and the foregoing restrictions on reproduction and use extend to all media in which the information may be embodied.

No part of this publication - technical specifications and features - shall be deemed to be part of any contract or warranty unless specifically incorporated by reference into such contract or warranty or by other written permission by S.

1  TABLE OF CONTENTS

1  TABLE OF CONTENTS ........................................................  2

2  INTRODUCTION .............................................................  6

2.1  ACCESS NETWORKS ........................................................  6

2.2  THE SIEMENS TMN CONCEPT ................................................ 10

2.3  THE ACCESSINTEGRATOR AS PART OF THE TMN SYSTEM ......................... 11

3  SYSTEM ARCHITECTURE ...................................................... 13

3.1  SOFTWARE PLATFORM ...................................................... 13

3.2  HARDWARE PLATFORM ...................................................... 13

3.3  INCORPORATION INTO OTHER PLATFORMS ..................................... 15

3.4  DATA COMMUNICATION NETWORK (DCN) ....................................... 16
  3.4.1  Communication between AccessIntegrator server and clients (LAN/WAN)  16
  3.4.2  Communication between AccessIntegrator server and the Network
         Elements (DCN) ..................................................... 16
      3.4.2.1  The QD2 based DCN ............................................ 16
      3.4.2.2  Managing SNMP based NEs ...................................... 20

4  INTEGRATION INTO EXTERNAL ENVIRONMENT .................................... 22

4.1  ON-LINE INTERFACES FOR REAL-TIME OPERATIONS ............................ 22
  4.1.1  SNMP based Interfaces .............................................. 23
  4.1.2  CORBA based interfaces ............................................. 24
  4.1.3  ASCII based Interfaces ............................................. 24
  4.1.4  Telner based Interfaces ............................................ 25

4.2  OFF-LINE INTERFACES .................................................... 25

4.3  INTEGRATION WITH EXTERNAL MEDIA ........................................ 26

5  GRAPHICAL USER INTERFACE ................................................. 27

ACCESSINTEGRATOR MAIN WINDOW ................................................ 27
  5.1.1  Context Sensitivity ................................................ 28
  5.1.2  Menu bar ........................................................... 29
  5.1.3  Tool Bar ........................................................... 29
  5.1.4  Status Bar ......................................................... 29
  5.1.5  Context menus ...................................................... 30

  5.1.6  Dialog and Message boxes ........................................... 30
  5.1.7  Forms .............................................................. 30

5.2  HELP TEXT SYSTEM ....................................................... 30

5.3  BRANCH TO MAINTENANCE MANUAL ........................................... 31

5.4  GRAPHICAL VIEWS OF THE MANAGED NETWORK ................................. 32
  5.4.1  Port View .......................................................... 32
  5.4.2  DCN View ........................................................... 33
      5.4.2.1  QD2 DCN View ................................................. 33
      5.4.2.2  SNMP DCN View ................................................ 34
  5.4.3  Network Map View ................................................... 34
  5.4.4  Equipment View ..................................................... 35
      5.4.4.1  Equipment View for one NE .................................... 35
      5.4.4.2  Equipment View for the whole shelf ........................... 36
  5.4.5  Functional View .................................................... 37
  5.4.6  Common Features for all views ...................................... 38

5.5  NATIVE LANGUAGE SUPPORT ................................................ 41

6  MANAGEMENT FUNCTIONS ..................................................... 42

6.1  INTRODUCTION ........................................................... 42
  6.1.1  Management Layers .................................................. 42
  6.1.2  Functional Areas of Network Management ............................. 43

6.2  BASIC FUNCTIONALITY .................................................... 44
  6.2.1  QD2 Telegram Trace ................................................. 44
  6.2.2  Universal Scheduler ................................................ 45
  6.2.3  Date & Time Broadcast .............................................. 46

6.3  ELEMENT MANAGEMENT FUNCTIONS ........................................... 47
  6.3.1  Fault Management ................................................... 47
      6.3.1.1  Alarm Management ............................................. 47
      6.3.1.2  Event Log .................................................... 52
      6.3.1.3  Subscriber Line Text and Measurement ......................... 54
  6.3.2  Configuration Management ........................................... 57
      6.3.2.1  Network Element Configuration ................................ 57
      6.3.2.2  Resource Management .......................................... 59
      6.3.2.3  Parameter Download ........................................... 60
      6.3.2.4  File Upload for Diagnostics .................................. 60
      6.3.2.5  Upload and Download Configuration ............................ 60
      6.3.2.6  Inventory Management ......................................... 61
      6.3.2.7  Backup and Restore Features .................................. 65
      6.3.2.8  Software Management .......................................... 65
      6.3.2.9  Consistency Checks ........................................... 66
  6.3.3  Quality Management ................................................. 67
      6.3.3.1  Performance Management ....................................... 67
      6.3.3.2  Quality Measurement .......................................... 71
  6.3.4  Security Management ................................................ 72
  6.3.5  Generic SNMP Manager ............................................... 74

6.4  NETWORK MANAGEMENT LAYER ............................................... 75

  6.4.1  Performance management ............................................. 75
      6.4.1.1  End-to-end Performance ....................................... 75
  6.4.2  Configuration Management ........................................... 75
      6.4.2.1  Network Editor ............................................... 75
      6.4.2.2  Automatic Detection of Changes in the Network ................ 79
      6.4.2.3  Extract Network Topology - List of ports and connections ..... 79
  6.4.3  Subscriber Management .............................................. 80
  6.4.4  Path and Service Management ........................................ 81
      6.4.4.1  Service Management ........................................... 81
      6.4.4.2  Path Management .............................................. 85
  6.4.5  Accounting Management .............................................. 87

6.5  MANAGEMENT OF NES BY 3RD PARTY SUBNETWORK MANAGER ...................... 88
  6.5.1  Management of WALKair .............................................. 89

7  SUPPORTING APPLICATIONS .................................................. 90

7.1  MASS PROVISIONING ...................................................... 90

8  LOCAL CRAFT TERMINAL (LCT) ............................................... 92

9  TECHNICAL DATA ........................................................... 93

9.1  PLANNING CHARACTERISTICS FOR ACCESSINTEGRATOR .......................... 93

9.2  MIGRATION TO ACCESSINTEGRATOR V5.1 ..................................... 93

9.3  STARTING ACCESSINTEGRATOR .............................................. 94

9.4  SOFTWARE PLATFORM ...................................................... 96
  9.4.1  Software Design .................................................... 96
  9.4.2  Processes .......................................................... 96
  9.4.3  Software Requirements .............................................. 98
  9.4.4  About VERSANT 5.0 Database Management System ....................... 98

9.5  HARDWARE PLATFORM ...................................................... 99
  9.5.1  Minimum Hardware Requirements ...................................... 99
  9.5.2  Power Consumption - UPS ............................................100
  9.5.3  Availability .......................................................100
  9.5.4  Fault Tolerance ....................................................101

10 COMMERCIAL DATA ..........................................................103

11 QUALITY STANDARDS ........................................................103

12 CUSTOMER INFORMATION REGARDING YEAR 2000 .................................104

13  MANAGEMENT STANDARDS AND PROTOCOLS ......................................105

13.1 MANAGEMENT PROTOCOLS ...................................................105

13.2 TMN STANDARDS ..........................................................105

14 REFERENCE LIST ...........................................................107

15 LIST OF FIGURES AND TABLES ...............................................110

16 LIST OF ABBREVIATIONS ....................................................112

2  INTRODUCTION

As non-voice services step-up alongside voice communication, network operators need open systems that give them the flexibility they need to satisfy the customers' changing requirements.

Network operators around the world are looking for new ways to generate additional revenues from their network.

At the time, increasingly tougher competition acts as a driving force to reduce costs and to find ways to efficiently integrate entirely new types of services into existing infrastructures.

Emerging network operators are looking for cost-effective access to business and residential subscribers to reap their own share of the lucrative telecom market.

Access Network products are Siemens' powerful, leading-edge solution for cost-effective subscriber access and the best instrument for connecting people to your network.

2.1  ACCESS NETWORKS

Few years ago the understanding of "access network" in the field of telecommunications infrastructure was simply a copper star network. For different services and technologies separate access networks have been installed, e.g. separate networks for data and voice communications.

The investment of such an access network is between 60 - 80% of the total cost of a network. Therefore, it can be clearly seen that reducing the costs in this area has the highest impact on the total network cost.

In traditional telecommunication networks, the equipment, which is needed to connect a subscriber to the switch, has to be provided by the switch supplier, since only his line equipment works through proprietary interfaces with the switch. Usually these switch suppliers support the 64 Kbit voice interfaces as well as ISDN services. To give the telcos the possibility to offer new and value added services and to develop the access networks for these new demands it was necessary to change the philosophy by introducing more flexible access network structures. One of the most important results thereof is to use only one access network infrastructure for different types of services.

This is only possible by installing the line equipment as close as possible to the end-users' premises and multiplexing all different services and bandwidths on one transport medium. At the network side, the different services have to be separated to the different core networks. Since more and more users are requiring more and more bandwidth the copper line technologies are not sufficient anymore and fiber networks are being installed to bring higher bandwidths to the end-users.

To be able to connect the access networks in a cost-effective way to the switches and to reduce the costs for the operator the standard open V5.x interfaces where defined. These interfaces, especially the V5.2 interface, allow for cost-effective interconnection of different types of access technologies from different vendors to the core network.

Therefore, new technologies have been developed to bring the subscribers to the core network. These technologies can be divided into two categories, Wireless Local Loop (WLL) systems and wireline systems (Fiber in the loop (FITL)).

o WIRELINE SYSTEMS: Two major aspects can be seen by introducing wireline systems. The first is to bring the line equipment as close as possible to the end-customer and to use only one single access transport network, and secondly to become flexible with regard to bandwidth requirements by using optical fiber cables. To meet the different requirements of the operators S has developed two types of wireline systems:

      - FastLink (including WideLink and FMXII), for services up to 2 Mbit/s and upgradable to broadband services

      -     Xpresslink D, for broadband services

o WIRELESS LOCAL LOOP SYSTEMS: The benefits of WLL systems can be seen in the flexibility of WLL systems to fit in all topographical situations as well as in reduced installation time since there is no need for introducing a secondary copper network. As different operators have different reasons for the introduction of WLL systems DECTlink as well as WALKair are the fastest way to the dial tone for new constructions:

      -     DECTlink, a system based on the 32 Kbit/s DECT standard.

      - WALKair, a point-to-multi-point radio system for 2Mbit/s services and feeder applications.

      - SRA-L, a point-to-point radio system for 2Mbit/s services and feeder applications

All these products were designed for different network scenarios to meet the requirements of operators. In most cases, the isolated use of one technology does not result in a reasonable solution for a complete access network. Only the combination of the different technologies can provide a solution, which is suitable for flexible and cost-effective access network applications. Therefore, S has designed a modular product line allowing using FastLink as a common platform for the flexible and efficient combination of all products. With this family, called Access Network products, S provides access network solutions, which are tailor-made for every operator providing all services, asked for in modem networks. Access Network products are the flexible link between subscribers and the core network.

In the following, a brief description of the different products can be found.

o     FastLink, S' fiber in the loop solution for services up to 2Mbit/s:

      As mentioned before, FastLink is used as the common platform for all different access solutions from S. FastLink addresses telephony networks, data networks, city networks as well as corporate networks. The main services that currently can be offered to the users are POTS/ISDN services, n[ILLEIGBLE]64k data services and 2Mbit/s connectivity services.

      FastLink is S' hybrid fiber-in-the-loop access network system which brings the optical fiber closest to the customers to create additional revenue streams. The modular system architecture allows the implementation of any network architecture and the utilization of existing copper infrastructure to reduce installation cost and time.

      All types of network architectures can be built using FastLink to meet any given requirement.

      Simply by changing the line interface card, FastLink can be used prepared for the efficient usage of existing copper networks employing HDSL technology or to build up new fiber based access networks. With its integrated SDH technology, FastLink is ideal to catch subscribers in a large area.

      A smooth evolution to broadband services is guaranteed with the introduction of future FastLink versions.

o     DECTlink, the flexible solution for WLL services:

      According to the modular concept, FastLink can not only be used to serve wireline subscribers with a large variety of services, but also DECTlink can be integrated into the system. Following the ITU-T standard for the DECT air interface DECTlink is S' WLL solution to meet the services from POTS to ISDN as well as Cordless Terminal Mobility (CTM) with any GAP compliant DECT handheld. The connection to the local exchange is realized via the standard interfaces V5.x and VF.

      With a radio range of 5 km and more, DECTlink is ideal for medium to very high capacity cells. In addition to POTS and ISDN, other services like fax, modem data and Centrex can be offered to the customers.

o WALKair, S' point-to-multi-point radio solution for business subscribers and feeder applications:

      To be as flexible as possible, S' WLL product WALKair is designed as a point-to-multipoint (PMP) system for 2 Mbit/s services. It can be used as a feeder system for the Access Network products family or other remote stations for GSM and access systems and/or as a direct connection to business subscribers.

      With its high bandwidth allocation, WALKair has a large service variety. Demanding business subscribers can be served with voice and data applications with dynamic net capacity of up to four Mbit/s per user. Besides voice, WALKair provides efficient access to ISDN, FR, ATM and leased lines. With a bit error rate (BER) of less than 10[ILLEGIBLE] p.a. a fiber equivalent quality can be provided with a true system transparency for all services.

o SRA-L point-to-point radio solution for business subscribers and feeder applications:

      S' SRA-L offers flexible radio links within the access distribution network equipment and for the last-mile connection to medium and SOHO (Small Office Home Office) customers. It provides up to 16x2Mbit/s and is available for outdoor installations.

o     Xpresslink D opens the way for ATM to the customer

      By using FastLink as the platform of the Access Network products family, the smooth evolution to ATM based broadband services is guaranteed with the introduction of Xpresslink D. With broadband technology new revenue streams can be created with high speed interactive services like fast Internet. With the already available ADSL technology, Xpresslink D addresses 10-15% of the Internet market segment.

      Most customers can be connected via xDSL employing the existing copper network with up to 8 Mbit/s downstream and 800 Kbit/s upstream using ADSL and up to 26 Mbit/s asymmetrical (13 Mbit/s symmetrical) using VDSL technology. Xpresslink D is also suitable for IP traffic and constant bit rate data streams (video, file transfer).

      Like the complete Access Network products family, Xpresslink D can work together with any existing telephone and broadband switch. Xpresslink D allows the simultaneous transmission of telephone traffic - even ISDN - parallel to ADSL and the use of ATM through to the end customer.

2.2   THE SIEMENS TMN CONCEPT

As it is clearly understandable, one of the most important issues with regard to cost-effective and reliable management of a network is a powerful and easy-to-use management system. S has a complete TMN (Telecommunications Management Networks) portfolio in order to provide TMN solutions covering the entire business process.

In times where the world telecom industry has to face general trends like globalization, strategic alliances, deregulation and liberalization, there is a shift towards customer-oriented features and integrated solutions. Customer Care, enhanced billing, and integrated service/network management solution are powerful differentiation factors for all telecommunication service providers. Since it is impossible to provide one system that manages all operator tasks, S provides a range of specialized modular systems that can flexibly be plugged together to integrated TMN solutions meeting today's and future needs of an operator.

At the element/subnetwork management layer, the TMN-products are driven either by a specific technology (e.g. SDH, ATM) or from the operational usage (access and mobile). At the network and the service management layer, the product packages are driven from the requirements to support the business processes.

2.3   THE ACCESSINTEGRATOR AS PART OF THE TMN SYSTEM

S has developed the management system AccessIntegrator (ACI), an operations support system capable to manage the entire Access Network product family at the element and network management layer. Designed to fit into the TMN philosophy of S, the AccessIntegrator is modular expandable and has standardized interfaces to higher level TMN-systems.

The main objectives of the AccessIntegrator are:

o Efficient support of the main TMN processes (service provisioning, service assurance, place capacity) of a telecommunications operator in order to achieve the full benefits of TMN.

o Provide a complete element and network management functionality according to ITU-T standards.

o The complete coverage of all Siemens Access Network products with one system in order to unify the operational procedure across different access technologies.

o Provide open, standard based interfaces for the integration into the established environment of operators

o A high-performance solution which can grow from small networks to large ones.

o     A cost-effective solution also for small operators.

AccessIntegrator is connected to the network elements by the Data Communication Network (DCN), which is responsible for transportation of Operation, Administration and Maintenance information. The protocol used for this communication is either SNMP or QD2, depending on the type of network elements to be managed.

QD2 BASED PRODUCTS

o FastLink (including FMXII, WideLink): fiber in the loop solution for services up to 2 Mbit/sec

o DECTlink: a flexible solution for WLL services. DECTlink is only managed by AccessIntegrator V3.x

o     SRA-L: a point to point radio system providing up to 16 x 2Mbit/s.


SNMP BASED PRODUCTS:

o     WALKair: point-to-multipoint solution for business subscribers

o Xpresslink D: ATM based solution for broadband services. Xpresslink D is only managed by AccessIntegrator V4.x.

Other non-Siemens QD2/SNMP based products can also be integrated on request and at extra cost.

                                    [GRAPHIC]

            FIGURE 1: ACCESS NETWORKS MANAGED BY THE ACCESSINTEGRATOR

3  SYSTEM ARCHITECTURE

3.1  SOFTWARE PLATFORM

The platform provides the following features:

o Developed on the most advanced software techniques (e.g. C++), architecture, and communication principles guaranteeing a future proof system architecture and high performance

o     Running on Windows NT

o Intuitive and easy-to-use graphical user interface (GUI) developed in accordance with the Microsoft User Interface Style Guide for Windows NT

o     Object oriented database;

      The database stores the Management Information Base (MIB). Management information like logs and path management information, user specific views, security data and element definitions. Since most of the MIB data structures are object oriented (e.g. inheritance, ...), employing an object oriented database (OODBMS) is much better suited than a relational database (RDBMS).

o Database provides data persistency. This prevents from requesting all information from the network elements and enables quick start-up after an AccessIntegrator shut down.

o Client-server architecture allowing the distribution of AccessIntegrator work places.

o     Multi-user, several users can work in parallel on the data.

The detailed structure of the software processes is shown in the chapter "Processes".

3.2   HARDWARE PLATFORM

AccessIntegrator is capable of full operation, administration and management of the Access Network in a centralized manner or from a remote site.

The HW platform consists of standard Intel-based personal computers (PCs) resulting in the highest degree of modularity.

By the use of technologically most advanced components, the chosen configuration ensures high performance and provides great flexibility for setting up efficient operating centers adapted to the operators organization.

                                    [GRAPHIC]

                 FIGURE 2: ACCESSINTEGRATOR SAMPLE CONFIGURATION

The following HW-components are used:

o Server PC: The server hosts processes such as the MED-process, the database and the DCN-server. Depending on the size of the network, the server uses several processors and provides flexible disk storage capacities as well as different input/output devices. The possibility for distributed processing, e.g. different ACI-processes (e.g. Database, DCN-server) on different servers provides load sharing. Each server is connected to the access network elements via either a QD2-interface-card with 8 QD2 ports, or an Ethernet card (see Chapter Communication between AccessIntegrator server and the Network Elements ().

o Client PC: The clients running the GUI process (WSAP-process) are OAM workplaces with ergonomical, high resolution 21 inch screens providing a comfortable place of work. The clients are interconnected with the servers via LAN/WAN, allowing for flexible configurations with operators working at local and remote sites.

o Peripheral equipment: For the realization of project specific requirements a broad range of peripheral equipment (e.g. printer, storage media, modems, streamer, UPS, GPS, etc.) can be integrated.

o LCT: The LCT (Local Craft Terminal) is a portable, smaller variant of AccessIntegrator, used for operation in front of the network equipment. For more information, see chapter "Local Craft Terminal".

The following two basic workplace configurations cover the various scenarios from small to large size networks:

o Single workplace configuration: A single-user configuration running on the same workstation the ACI-client and ACI-server (no LAN is needed).

o Multiple-workplace configuration consisting of different server and client workstations. Client and server workstations are hooked up via WAN/LAN. At start-up, each ACI-client has to select the ACI-server where to be connected. On each client-workstation, different ACI-clients can run in parallel each being connected to a different ACI-server. One ACI-server can of course serve many ACI-clients simultaneously.

3.3   INCORPORATION INTO OTHER PLATFORMS

Due to its standard software and hardware platform, AccessIntegrator can be integrated into existing computer environment. In the case the heterogeneous equipment of a network operator requires AccessIntegrator operation from e.g. a Unix workstation workplace, a Citrix Metaframe based solution can be used.

That way, an AccessIntegrator client, running on a Windows NT PC or workstation, can be displayed and accessed from the GUI on a HP UNIX WORKSTATION, or on a WINDOWS 95/98 PC.

The display of the AccessIntegrator client, which is connected via TCP/IP, is redirected to the Unix or Windows 9x workplace, where it is integrated into the existing desktop environment.

3.4  DATA COMMUNICATION NETWORK (DCN)

3.4.1  COMMUNICATION BETWEEN ACCESSINTEGRATOR SERVER AND CLIENTS (LAN / WAN)

Independent of the size of an ACI configuration the central LAN is used for the interconnection of the HW-components. The distance covered by a LAN depends on the LAN technology used:

o     10 Base T twisted pair cable:     up to 100 m

o     10 Base 5 coax:     up to 200 m

o     10 Base 2 Coax:     up to 1000 m

Over a Wide Area Network (WAN) it is possible to connect clients to a server over a long distance via leased lines by means of routers/bridges. The connection can also be realized via dial-in over X.25, ISDN, and telephone line using the remote access service (RAS) of Windows NT.

3.4.2  COMMUNICATION BETWEEN ACCESSINTEGRATOR SERVER AND THE NETWORK ELEMENTS
       (DCN)

AccessIntegrator provides open interfaces towards the network elements, the SNMP protocol and the German national standard protocol QD2.

The DCN represents the communication network, which is used to exchange management information between the AccessIntegrator server and the connected access resp. transport Network Elements (NE).

3.4.2.1  THE QD2 BASED DCN

The NEs can be managed and controlled via the QD2 interface. The SISA protocol used for the QD2 interfaces of the managed NEs is a bit oriented protocol for network management applications.

The SISA-DCN system is responsible for the telegram transport and routing. To provide the transport features in a telecommunication center a uniform basic structure is used: a 64 Kbit/sec local serial QD2 bus with one master and up to 30 slaves. This basic structure can be cascaded to establish hierarchical structures meeting specific requirements. Data is transported in both directions.

                                    [GRAPHIC]

           FIGURE 3: CASCADED CONFIGURATION WITH MULTIPLE SISA-LAYERS.

The following types of telegrams are supported: command, acknowledgment, request, response, event report. For each request, there is a response and similarly for each command there is an acknowledgment. Event reports are sent spontaneously by NEs when e.g. their internal state has changed. The sending of such reports is initiated by the polling cycles of the superior SISA-node.

The upper most SISA-GK (SISA-GestellKonzentrator, SISA-rack concentrator) provides the access point for the AccessIntegrator and the underlying SISA-GKs build up the hierarchy and transport the telegrams to and from the NEs of the sub tree below them.

A SISA-GK has 3 kind of ports: master ports, slave ports and an F-interface (RS232 connection) which is designed to connect a Local Craft Terminal (LCT) for local configuration and fault detection. Both the master port and the slave ports may be configured to operate via the QD2 interface (RS485 connection) or the QD2* interface (G.703, V.11 async or V.11 sync./X.21 connection). The SISA-GK polls via its master port the slave equipment on the QD2 bus or the remote SISA-GK ( QD2* interface) via a point-to-point connection. Additionally open-collector or relay contacts (SISA-ASA) may be shown as externally connected alarms.

The following SISA-GKs are currently available (Table 1):

--------------------------------------------------------------------------------
          Interface Type   QD2 card    SISA-GK     SISA-GK    SISA-GK
                             with    V.11/X.24    V.11 async   G.703    SISA-GKE
Interface Feature        Hostess Box
--------------------------------------------------------------------------------
RS.485 (QD2 Bus) 64
Kbit/s: master/slave         8/-           1/1       1/2         1/2       1/2
--------------------------------------------------------------------------------
V.11 async Point-to-
Point: master/slave                        1/1*)
--------------------------------------------------------------------------------
V.11 async line:
master/slave                                         2/4*)
--------------------------------------------------------------------------------
V.11 /X24 synchron
(compatible with X.21)                     1/1*)
--------------------------------------------------------------------------------
supported bitrates V.11
async/sync: master/slave
--------------------------------------------------------------------------------
-1.2kbit/s                                 X/X
--------------------------------------------------------------------------------
-2.4kbit/s                                 X/X
--------------------------------------------------------------------------------
-4.8kbit/s                                 X/X
--------------------------------------------------------------------------------
-9.6kbit/s                                 X/X       X/X
--------------------------------------------------------------------------------
-19.2kbit/s                                X/X
--------------------------------------------------------------------------------
-64kbit/s                                  X/X       X/X
--------------------------------------------------------------------------------
G.703, 64kbit/s,
line: master/slave                                               2/4*)
--------------------------------------------------------------------------------
10BaseT, 10Mbit/s:
master/slave                                                               1/1*)
--------------------------------------------------------------------------------
RS232: 9.6kbit/s or
19.2 kbit/s                                 1         1           1         1
--------------------------------------------------------------------------------
bitrate adjustable
by LCT/auto-detection                      -/X       -/X         -/X       -/X
--------------------------------------------------------------------------------
*)Alternative RS485 or V.11   **)Either master or slave at Ethernet
--------------------------------------------------------------------------------

                           TABLE 1: SISA-GK FEATURES

The main goal of the SISA-DCN is to connect the ACI to the QD2-Network. In order to improve the performance of the SISA-DCN a new concentrator SISA-GK/E - completely manageable by ACI - is introduced, having the task to transport the QD2 network data over TCP/IP or OSI-transport services by means of Ethernet. Hereto, the QD2-protocol elements of VMP01 and AWP01 are embedded in the TCP/IP or OSI-protocol and transparently transported. Typical operations modes as well as SISA-GK/E configurations are shown in Figure 4.

                                    [GRAPHIC]

                          FIGURE 4: DCN USING SISA-GK/E

The use of SISA-GK/E provides the following advantages:

o By an effective transmission rate of 3-4 Mbit/sec, the transmission speed is 50-60 times higher than RS485 connections.

o Up to 64 SISA-GK/E can be hooked up to an Ethernet connection (as compared to 30 SISA-GK using the classical QD2 bus (RS485 connection).

o By embedding the QD2-protocol in a standard protocol (TCP/IP or OSI), it is possible to connect QD2-networks via router/bridges over LAN/WAN-connections.

Over an Ethernet connection it is possible to transport QD2-telegramms embedded in the TCP/IP protocol as well as in OSI-protocol. Additionally, in parallel the following communications participants can share this Ethernet connection: the ACI client-server communication, the SNMP-commands to SNMP-based NEs managed by the ACI, as well as other network participants.

Supported protocol stacks are listed in table 2. The level structure is in accordance to the OSI layer model.

----------------------------------------------------------------------------------------------------------------
OSI Layer Model          Stack 1               Stack 2               Stack 3               f-Interface
================================================================================================================
Local                    local, QD2            QD2*, remote          QD2*, remote          QD2f, remote

----------------------------------------------------------------------------------------------------------------
OSI Layer Model          Stack 1               Stack 2               Stack 3               f-Interface
================================================================================================================
Layer 7                  AWP01                 AWP01                 AWP01                 AWP01

(Application Functions)
----------------------------------------------------------------------------------------------------------------
Layer 4-6                not used              not used              not used              not used
----------------------------------------------------------------------------------------------------------------
Layer 3                  VMP01                 VMP01                 VMP01                 VMP01

(Network Control)
----------------------------------------------------------------------------------------------------------------
Layer 2                  ISO3309               ISO3309               ISO3309               IEC TC 57
                         ISO7809               ISO7809               ISO7809
(Link Control)           ISO4335               ISO4335               ISO4335
                         (HDLC)                (HDLC)                (HDLC)
----------------------------------------------------------------------------------------------------------------
Layer 1                  ISO8842               G.703 (syn.)          V.11 (asyn./sync)     RS232 (compatible
                         EIA RS                (64 Kbit/s)           (9.6/64 Kbit/s)       with V.24/V.28)
(Physical Interface)     485                                                               (9.6 Kbit/s)
                         (64 Kbit/s)
----------------------------------------------------------------------------------------------------------------

                        TABLE 2: DCN SISA PROTOCOL STACK

The standard protocol used for the QD2 interface conforms to the ITU standard for layers 1 (RS-485) and 2 (HDLC).

For the transmission of data between two telecommunications centers, SISA-GKs have a direct access to the telecommunications network via a QD2* interface.

To communicate to the QD2 network three variants are provided:

o Via RS485: By means of a separate QD2-card, which can be inserted in the server, 8 RS485 ports (64kbit/sec) are available.

o Via RS232: For a very small number of QD2 network elements the RS232 can be used.

o Via Ethernet: Using an Ethernet card the QD2-telegramms are embedded in the TCP/IP protocol providing means to connect the ACI directly to a maximum of 64 SISA-GK/E over a distributed LAN/WAN. The RS485/RS232 interface and the Ethernet interface are supported in parallel.

3.4.2.2 MANAGING SNMP BASED NES

The Simple Network Management Protocol was developed to provide a basic, universal to deploy network management protocol. It is by far the most popular network management protocol.

The SNMP management model is based on the notion of an SNMP-manager and the SNMP-agents. The SNMP agents are loaded onto devices that are to be monitored. The SNMP agents monitor behaviour and gather data, which is stored in the management information database (MIB). An SNMP manager can access/modify that information from any device loaded with an agent (request/response messages). In addition, an agent can notify the manager when a particular event has occurred (traps).

ACI currently supports the SNMP V1 providing the basic Get, Set, Get-Next, and Trap operations.

For the communication to the SNMP network parts, an Ethernet (10BaseT) interface is provided for the transport of SNMP messages over TCP/IP via a LAN/WAN. This LAN/WAN can be shared by other ACI-interfaces as wells as by other Ethernet based connections, like client-server communications.

4  INTEGRATION INTO EXTERNAL ENVIRONMENT

Business process automation is for most operators of vital interest. Therefore, an integration of ACI in the management environment is primordial. Hereto ACI provides different kinds of interfaces for integration with External Management Systems.

Both established and new-entrants operators require interfaces to their customer care and operations support systems. To achieve an end-to-end automation as well as an integrated flow-through provisioning different kinds of interfaces are provided. These interfaces are not part of the basic AccessIntegrator configuration and are at an extra cost.

The kind of interface is mainly defined by the kind of integration, interaction, and function split with the other management systems. In principle an interface on element management level, acting then as mediation for the management of NEs, or on network management level, that abstracts the access network model from the specific implementation of the network elements can be provided. Since ACI is a high-end integrated OS with rich functionality supporting business automation, the latter is assumed. The ACI then acts as a domain manager; tasks that are specific to NEs (maintenance, SW-upgrade, NE-backup,..) are done via the ACI. For the integration in the process flows interfaces supporting different tasks, e.g. tasks for the coordination of several management domains, or for coordination of processes with higher layers are provided. All these tasks may have different requirements to the interface, and the interface may be split into several parts, e.g. protocols for real-time tasks or batch procedures for non time-critical operations.

Depending on the required functionality two kinds of interfaces are provided:

4.1  ON-LINE INTERFACES FOR REAL-TIME OPERATIONS

For real-time operations, protocol based interfaces based on SNMP and/or CORBA are provided.

4.1.1  SNMP BASED INTERFACE

This widely used interface allows an external system to communicate with the AccessIntegrator via SNMP commands. The SNMP interface bases on SNMP V1. It is easy to use as tools and developers are widely available on the market, and minimal development effort is needed.

The SNMP interface is ideal for simple transactions of a few well-defined scenarios (simple MIBs) and is best suited for pragmatic non-standard compliant interfaces.

The following ACI-functionalities are currently opened to a external systems:

ALARM INTERFACE: Via an alarm interface the external system can

- Transparently receive alarms as traps from all network elements, which are managed by the AccessIntegrator.

- Set filter criteria to define the kind of alarms, which shall be forwarded.

- Request the current alarm-state of the managed network. The list of all pending alarms (internal global alarm list) shall be forwarded to the external management system as a sequence of SNMP traps.

SUBSCRIBER LINE TEST: Via the subscriber line test interface (only for FastLink), the connected external system has the possibility

- To configure automatic tests of all subscriber lines (POTS/ISDN) of all AMX network elements, which are connected to a measurement unit

-     To set threshold values for the configuration of automatic tests.

-     To receive notifications about available test results.

-     To request the results of automatic testing.

-     To invoke the test of a single subscriber line.

VIA THE CONNECTION WATCHDOG the connection between the AccessIntegrator and the external system can be surveyed. The external system can request the AccessIntegrator to send periodically traps. The interval is configurable.

SERVICE PROVISIONING: Assuming a pre-configured FastLink V5 network (e.g. V5.x-interfaces, V5.x-ports), a service can be activated, and an identifier (e.g. directory number) can be associated to this service. AccessIntegrator then monitors the service and the status and notifies the results via the interface. The interface allows also the service deactivation.

4.1.2  CORBA BASED INTERFACES

The focus of this kind of interfaces is to provide an open network- or service management interface for the following typical kind of management functionality:

-     Alarm supervision of paths/services

-     Service activation resp. provisioning

-     V5.x-provisioning and configuration

As the latter is a more complex task, a more sophisticated CORBA interface instead of SNMP is used for the exchange of information.

CORBA is a future proof protocol and is suitable for complex MIBs. Existing standard modeling from ETSI, NMF and ITU-T (e.g. GDMO-models) can be (partially) mapped into the CORBA Interface Description Language (IDL) providing some kind of compliance to the standards. CORBA is relatively easy to use, tools as well as developers are widely available on the market, and only a medium development effort is needed. ACI currently supports a service oriented interface (modeled circuit-like mainly for leased line management) with additional service attributes. Its Object Model is based on ITU-T (along X.721 and M.3100) and NMF (along NMF038) standards. The interface is based on Orbix V2.3 CORBA.

Using this interface, the following information is reported from the AccessIntegrator:

-     Create/delete notifications of all network elements and their ports

-     create/delete notifications of a service;

-     state change notification of a service;

-     alarm notification if a service is affected;

- global alarm counter indicating the number of alarms per severity (on demand and periodically)

4.1.3  ASCII BASED INTERFACES

The simplest way to communicate with the AccessIntegrator is via an ASCII-interface over TCP/IP. It supports sending/receiving of ASCII-strings in a pre-defined message format. Only a minimal development effort and no protocol handling are needed by the managing systems. An ASCII-interface is ideally suited for pragmatic - generally proprietary - interfaces. Currently only alarming is supported:

-     Forward ACI-alarms

- Request of the global alarm list of the ACI. ACI responds with a sequence of all current ACI-alarms.

- Sending of a heart-beat. The heart-beat interval can be set by the external system.

4.1.4  TELNET BASED INTERFACES

Operators may want to directly access the ACI-functionality by a command line. This is typically the case for functionality that must be accessed by an operator in case of customer complaints. Such a command line access can be achieved by using a Telnet session over TCP/IP.

ASCII-commands according to a defined command-format are sent to the ACI. ACI interpretes these commands, starts some activities, collects the test results, and sends them back as ASCII-streams in a specific format to the operator.

Command line access is available for line tests. A test command for the faulty number is send to the ACI. The ACI interpretes the test command, starts a line test for the corresponding ports, and sends the results back to the operator. The various test commands can be grouped as follows:

-     Subscriber circuit testing

-     Subscriber line testing

-     Subscriber terminal testing

4.2  OFF-LINE INTERFACES

For time uncritical operations, the AccessIntegrator GUI provides means to export data (e.g. log-files) into ASCII files. Those files can be transferred - time scheduling is possible via Windows NT functionality - via FTP to other systems.

4.3  INTEGRATION WITH EXTERNAL MEDIA

In some cases, the operator or maintenance personnel need to be alerted about the occurrence of certain events in the AccessIntegrator without having direct access to the AccessIntegrator. For this purpose, the AccessIntegrator provides access to external media via its media interface. Currently implemented media interfaces support sound and SMS (Short Message Service) to a pager or mobile phone. In future, visual media such as fax and e-mail will be supported as well.

Currently, media events are definable for alarming purposes allowing for the alarm severity and NE types for which an alarm event has to occur.

                                    [GRAPHIC]

                          FIGURE 5. MEDIA CONFIGURATION

5  GRAPHICAL USER INTERFACE

AccessIntegrator provides a graphical user interface to access its features and applications. AccessIntegrator uses the well established building blocks for user interface design like menus, windows, forms, buttons, scrollable lists and was developed in accordance with the Microsoft User Interface Style Guide for Windows NT offering the same "Look and Feel". The network elements to be managed are administrated in a graphical representation allowing for an object-oriented approach. The operator first has to select an object or a group of objects on which the operation has to be performed. The functions permitted for this object are then displayed, and the user selects the desired function.

5.1

ACCESSINTEGRATOR MAIN WINDOW

                                    [GRAPHIC]

                   FIGURE 6: THE ACCESSINTEGRATOR MAIN WINDOW

AccessIntegrator's main window is opened automatically at startup time and will only be closed at log-out time. This main window is the central window always provides menu-bar, toolbar, and status bar. Further windows with icons, various views, dialog boxes, etc. are opened either via the menu or via double click on an object on which these operations are defined.

5.1.1  CONTEXT SENSITIVITY

Access of the user to the functions on the interface is context-sensitive; i.e. the user can only call those functions that are available under the current context:

o     The system configuration.

o     The user class to which the user belongs.

o     The current view.

o     Number and type of selected objects.

5.1.2.  MENU BAR

All features available in the system and in the current context may be accessed via the menu-bar. The menu-bar is located at the upper border of the main window. When an entry of the menu bar is activated, a submenu will drop down containing those specific functions, which are applicable in the current context. Functions that are not applicable are greyed out and may not be selected.

The menu bar is valid for all windows, except for the network editor, which features a special menu bar.

5.1.3  TOOL BAR

A tool bar is located just below the menu bar of the main window providing quick access to the most frequently required functions. Buttons that cannot be activated in the current context are greyed out.

The tool bar is valid for all windows, except for the network editor, which has a special tool bar.

5.1.4  STATUS BAR

A status line is located at the bottom of the main window and therefore always visible. Its purpose is to provide easy graphical indications about the network status and activities to the user.

                                    [GRAPHIC]

     FIGURE 7: STATUS BAR WITH GRAPHICAL INDICATION ABOUT SYSTEM ACTIVITIES

The following indications are provided (from left to right):

o The panel usually contains a description of the currently selected item (menu item or a network element. It is also used for textual indication of the progress of a lengthy computation or data transfer, etc.

o The square box shows the color of the not yet acknowledged alarm with the highest severity currently observed in the system

o     The current date and time

o     The total number of currently disconnected network elements and modules

5.1.5  CONTEXT MENUS

All objects (e.g. sub networks, network elements, etc.) which are displayed in the views provide a context menu which offers the most important (not all) functions available for this object. The context menus are accessed by clicking the right mouse button. Functions that are not applicable are greyed out and can not be selected.

5.1.6  DIALOG AND MESSAGE BOXES

Communication between the user and AccessIntegrator takes place by means of dialog boxes. They are used for outputting all data requested by the system for inputting and modifying data.

5.1.7  FORMS

Forms are special kinds of windows that are used for notification purposes, e.g. an error notification form, or a confirmation form, or as input media to enter textual and numerical data. Forms are realized as modal (the user has to close the form before he may continue to work) or as non-modal (the form may remain open).

5.2  HELP TEXT SYSTEM

The AccessIntegrator help text system offers detailed information on the program. It is used to obtain instructions step-by-step, to look up information related to particular subjects, to search using keywords, and to branch to related topics. The help system can be accessed via the menu bar or context related via help buttons in most windows.

5.3  BRANCH TO MAINTENANCE MANUAL

AccessIntegrator provides operational guidance by the Help Text System. In addition to this, direct and context sensitive access to online maintenance manuals of the managed network elements is provided. From the entries in the alarm list, it is possible to open automatically the FastLink Maintenance Manual, already at the chapter associated with the Network Element and Fault type. The Maintenance Manual is stored in HTML format on CD-ROM or hard disk. In case of other Maintenance Manuals context sensitivity is restricted to the start of the corresponding browser with the document, but no detailed pointer to the required chapter.

5.4

5.5  GRAPHICAL VIEWS OF THE MANAGED NETWORK

AccessIntegrator offers various views of the network elements to be managed. Each view is displayed in a separate window, and all windows may be opened simultaneously.

                                    [GRAPHIC]

                FIGURE 8: DIFFERENT VIEWS OF THE ACCESSINTEGRATOR

5.5.1  PORT VIEW

This view displays the eight ports of the QD2-card as well as the SNMP port by means of which the ACI-server is connected to the access network. No alarms are displayed in the port view. By selecting a port, the corresponding DCN-tree can be opened. Each DCN-view is displayed in a separate DCN tree.

                                    [GRAPHIC]

                               FIGURE 9. PORT VIEW

5.5.2  DCN VIEW

5.5.2.1  QD2 DCN VIEW

This view displays the network in a hierarchical structure (therefore it is also called "DCN Tree") in accordance with the SISA addressing scheme, where the leaves of the tree represent the QD2 network elements.

                                    [GRAPHIC]

                               FIGURE 10: DCN VIEW

It is built automatically as soon as the AccessIntegrator is connected to the SISA-DCN. Lower levels in the SISA hierarchy may be hidden in the display to provide a better overview. They may be expanded on the operator's demand. Due to the automatic detection of the NEs the DCN view does not need to be modified by the operator at any time. If the QD2-network elements undergo a state transition, this is signaled graphically to the user.

5.5.2.2  SNMP DCN VIEW

This view sequentially displays all SNMP network elements according to their IP addresses. The corresponding SNMP network elements are have to be created by the operator who also has to configure the type, name, and IP address of the NE, and other SNMP-parameters. Once this information has been set-up, AccessIntegrator detects these Network Elements automatically during the subsequent start-ups.

5.5.3  NETWORK MAP VIEW

This view displays the real network topology of all DCN trees without the SISA network elements (e.g. SISA-GKs). It is constructed by the operator via the network editor and may be modified easily and always. The symbols and the connections between them may be arranged individually.

A network map can contain the following graphical elements:

o QD2 and SNMP network elements: NE icons are copied from the DCN tree to the network map via drag-and-drop. They generally feature ports for interconnection.

o     External elements: special elements like alarm contacts.

o Sub-networks and stations/network units: A network map may be distributed across several windows, thus allowing the network to be structured hierarchically. It is possible to generate an unlimited amount of windows with distinct relations. This is realized by special symbols, which represent sub networks or stations/network units. A double-click on these symbols opens the related map window.

o Connections: a line represents connections between two NEs with a number indicating the number of connections between them. These connections are stored in the database and used by the AccessIntegrator for service and path management.

o Network termination points: connections with endpoints located in different sub network windows.

o Labels: labels can be assigned to NEs for additional information, e.g. indicating to which local exchange the Access Network is connected to.

o Note fields: a multi-line text element, which can be placed anywhere in the network map.

o     Background image, e.g. city maps or equipment photos

                                    [GRAPHIC]

Any changes to the network must be entered manually via the network editor.

                           FIGURE 11: NETWORK MAP VIEW

5.5.4  EQUIPMENT VIEW

5.5.4.1  EQUIPMENT VIEW FOR ONE NE

This view (also called genetic shelf view) displays the shelf of one network element in a realistic way showing its module configuration (replaceable units). Modules of other network elements in the same shelf are not shown in this view. This is achieved by the equipment view for the whole shelf (see next chapter). Each module (board) is displayed with the module name, slot number, mode and alarm status/severity (color coded field). Tool tips contain information about the concerned module, e.g. NE-name, module name.

AccessIntegrator automatically updates all detected changes in the module configuration caused by the installation or removal of modules. Removed modules, or a loss of connection to the module are indicated by a red cross while the NE and higher objects containing that module in this case bear a violet cross.

If the modules undergo a state transition (e.g. alarm states, sync states, active and standby), this is signaled to the user graphically.

                                    [GRAPHIC]

                       FIGURE 12: EQUIPMENT VIEW OF A SMX1

5.5.4.2  EQUIPMENT VIEW FOR THE WHOLE SHELF

This view can be regarded as an extension to the equipment view for one Network Element, showing the modules of all Network Elements in the chosen shelf (only for QD2-NEs). For this purpose, an icon representing the shelf has to be introduced into the network map which allows the opening of this equipment view (see Chapter Network Editor).

                                    [GRAPHIC]

        FIGURE 13: SHELF VIEW OF THE SMXLS-SHELF WITH SMX1 AS SELECTED NE

In order to recognize the corresponding network element of a module tooltips are used to display information about the concerned module, e.g. NE-name, module name.

If a selected network element is contained in a shelf, the equipment view will display the whole shelf with the selected equipment marked in blue.

AccessIntegrator updates automatically in the shelf view detected changes in the module configuration caused by the installation or removal of modules, insertion and removal of NEs in the shelf subnetwork, deletion of the shelf subnetwork, and changes in the title of the NEs. If the modules undergo a state transition (e.g. alarm states, sync states, active and standby), this is signaled to the user graphically.

5.5.5  FUNCTIONAL VIEW

This view displays a functional representation of a network element. Instead of physical boards, it displays functional units such as ports, multiplexers, cross connects, etc.

Compared to the equipment view, this view provides the operator an uniform overview for network management purposes. While the equipment view is continually changing, as boards are installed and removed, the functional view remains constant. When representing a function graphically, it is immaterial whether the function is implemented on a single module or distributed over several modules. Thus, the operator can work with an uniform view, which requires no new operational procedures for each new type of plug-in unit. This makes the network management process more standardized and easier to handle for the operator.

Changes to the functional view are detected by the AccessIntegrator and updated accordingly in the view. State transitions are signaled to the user graphically.

                                    [GRAPHIC]

                       FIGURE 14: FUNCTIONAL VIEW OF FMXII

5.5.6

5.5.7  COMMON FEATURES FOR ALL VIEWS

The following features are identical for all views:

o     zooming in and out

o     single and multiple selection

o     possibility to operate the system from the keyboard

o view options can independently be set for the different views. These options can be saved and reloaded on demand. Typically for each view the following options can be specified: icon text (e.g. address, title, caption), zoom factor, icon font, other options.

                                    [GRAPHIC]

                             FIGURE 15: VIEW OPTIONS

o navigation between views: For easier navigation between the different views, it is possible to switch between the different views: e.g.

      -     for a selected NE jump to the NE in the DCN- resp. Network Map view,

      -     jump to the parent or top network map

o descriptions to objects: For objects like NEs, subnetworks, shelves, external elements, modules, labels, and notes a textual description field is associated. Depending on the object it consists of

      -     a unique name identifying the object

      -     captions used for additional identifying text

      -     object description: a multi-line description

      The text descriptions are shown in the DCN-view and/or in the Network Map view according to the view options that are in effect. The object description can only be read by a special dialog (Figure 16).

                                    [GRAPHIC]

                      FIGURE 16: OBJECT DESCRIPTION FOR NE

o In order to find a network element quickly a search function is provided. The goal of this function is to search NEs in the whole network and then to display the NEs in a result list. From this list it is possible to select an NE and jump to the different views (functional, equipment, DCN, network map). Several find dialogs can be opened. The input for a search can be

    - SISA-address, NE name/type,..

    - special state: maintenance, disconnected, ..

    - alarm state: critical, cleared,..

                                    [GRAPHIC]

                               FIGURE 17: FIND NEs

o Display of status information: If network elements or their components undergo a state transition, this is signaled in all views. Between the following states is distinguished:

      - ALARM STATE: color-coding objects according to received alarms. Different colors are used for different alarm severities and different overlay symbols to distinguish between acknowledged and unacknowledged alarms. If several alarms are reported simultaneously for a network element or component, the alarm with the highest severity determines the color of the icon. The most critical alarm is propagated to the overlaying hierarchical level.

      - MAINTENANCE STATE: All network elements in the 'In Maintenance' state are marked in every view with an overlay wrench symbol (overlay symbol). As long as this symbol is shown, the network element is excluded from the monitoring process and no alarms are sent.

      - OPERATIONAL STATE: A red cross symbolizes the operational state 'disabled', which signals the operator that this element or subnetwork is not accessible by the AccessIntegrator at the moment. A violet cross indicates that a object (e.g. a line card) within this element or subnetwork is 'disabled'.

      - SYNCHRONIZATION STATE: The synchronization state of an NE is shown in the status bar, and provides information on the synchronization between the object in the database (MIB) and the physical NE in the network.

5.6   NATIVE LANGUAGE SUPPORT

The prime language of AccessIntegrator is English, a German version can be ordered. User Interfaces in other languages can be provided on request.

In order to enable an easy translation of AccessIntegrator into another language, the following files are provided:

o All text units of the user interface as well as all system messages are available in resource files.

o The description of the network elements is also formally described in QD2-files.

o     The on-line-help is provided by means of Microsoft Help files.

6     MANAGEMENT FUNCTIONS

6.1   INTRODUCTION

                         STRUCTURE OF THE TMN FUNCTIONS

                                    [GRAPHIC]

                 FIGURE 18: TMN STRUCTURE OF THE M.3010 STANDARD

AccessIntegrator has been developed according to the ITU-T Model for TMN (Telecommunications Management Network) Functional Areas and Management Layers (ITU-T Recommendations M.3010 and M.3400).

6.1.1 MANAGEMENT LAYERS

The TMN management layers have been used to define LOGICAL functional boundaries and interfaces allowing for network management integration.

The layers are:

o     Business Management Layer:

      Characterized by business planning and product definition finance management.

o     Service Management Layer:

      Provides contact with customers (subscribers) and with other service providers, provides a view of logical resources and subscriber services, identifies subscriber access, reports service usage for billing and maintains and reports on service quality.

o     Network Management Layer:

      - Provides comprehensive information about the network as a whole: availability, network topology/connectivity, performance, usage and outages.

      - Supports control and coordination of the network by providing a global view of the NEs in the Element Layer. The Network Management Layer may also facilitate configuring and monitoring network equipment and transmission facilities, and managing network activation and restoration activities.

o     Network Element Management Layer:

      Controls and co-ordinates a subset of network elements on an individual function basis and on a collective basis, provides a gateway to NEs for the Network Management Layer and higher layers, maintains statistics and history pertaining to the individual NEs or groups of NEs as a Subnetwork. Generally the Element Managers are implemented for specific technologies e.g. ATM EMs, FITL EMs, Radio EMs.

The layers provide a hierarchy where the functions in the higher layers themselves utilize facilities in the lower layers i.e. functions in the service management layer are supported by functions in the network management layer and in turn, the network element management layer. The relationship between the layers can be thought of as client/server or manager/agent.

Business management has been determined out of the scope of this document because it does not directly relate to the selection of network or management capabilities to provide services on the network.

6.1.2 Functional Areas of Network Management

Network management can be broken into five functional areas. Each area defines a discrete domain of management with specific needs.

The following functional areas are defined:

o     Configuration Management:

      - Deals with updating, changing, modifying resources within a network: e.g. Installation: Supports the placement of equipment in the telecommunications network, including the extension or reduction of resources, loading software, and coordinating of resource changes.

      - Provisioning: Is used to bring equipment into service. This includes design and connection of resources to provide service, loading of software logic, setting of service features, and all activities associated with the delivery of service to a customer.

      - Status and Control: Provides the capability to monitor and control certain aspects of the network on demand.

o     Performance Management:

      Deals with the analysis and evaluation of system and network performance: e.g.

      - Performance Monitoring: the non-intrusive collection, analysis, and reporting of performance data.

      - Performance Management Control: The group of functions that control the operation of the network: e.g. traffic control that affect the routing of traffic and processing of calls, the setting of thresholds and other variables

      - Performance Analysis: Performance Analysis processes performance data into reports, forecasts, and recommendations

o     Fault Management

      Fault Management involves the collection, storage, reporting, analysis, summary, and archiving of network element generated events. It assists in the isolation of faults, diagnosing of faults, and the repair of failed components. This includes performing tests, such as connectivity tests, integrity tests, response time tests, diagnostic tests, etc.

o     Accounting Management

      Accounting Management is concerned with the allocation of resources within a network and charging for their services. It Includes the collection of usage information from networked components and the creation of accurate billing information.

o     Security Management

      Security Management provides the protection of resources within a system or network. Security becomes more important within increased connectivity. It is closely related to fault and configuration since configuration of important devices must be secure. Security management can be divided into two areas:

      - management of the security of a network: controls the access to the OS and determine the rights and privileges of the different users. Furthermore it supervises the Management System security and reports security violations and maintains security audit logs.

      - management using secure protocols: making sure that the management of NEs is performed using protocols that prevent unauthenticated access.

6.2   BASIC FUNCTIONALITY

6.2.1 QD2 TELEGRAM TRACE

In case of misbehavior, AccessIntegrator provides the possibility to log all QD2-telegrams sent and received into a log file. Each time stamped record contains the direction of the QD2 telegram and the QD2 telegram content.

6.2.2 UNIVERSAL SCHEDULER

In AccessIntegrator a universal scheduler is implemented that can be used for any kind of job that is completely determined before the activity is really started. The jobs are to be invoked by the AccessIntegrator (not by the NE, such as user port testing) at a given point in time in the future. At present, the following operations are supported by the AccessIntegrator universal time scheduler:

-     SW Download.

-     NE Backup

-     Retrieval of performance data,

-     Export of alarm, event, and, subscriber line test logs

-     Time distribution in the access network.

In order to see the result of time scheduled operations, AccessIntegrator maintains a log, logging both the start and completion times of the time-scheduled operations.

The scheduler provides different scheduling options for periodic and non-periodic jobs, as well as functions for the creation of a scheduled job, the supervision of all pending jobs, the invocation of the AccessIntegrator functionality that is associated with a scheduled job, and the display of the log-file.

                                    [GRAPHIC]

                     FIGURE 19: UNIVERSAL PERIODIC SCHEDULER

6.2.3 DATA & TIME BROADCAST

To synchronize the different network elements with the ACI server - which is itself time synchronized to an external "timer source" e.g. GPS-system, - the following options are provided to set the absolute time in the NEs:

o     An on demand time broadcast to the selected NEs or to the entire network,

o     A scheduled time broadcast to the entire network.

                                    [GRAPHIC]

                         FIGURE 20: DATE & TIME SETTING

6.3   ELEMENT MANAGEMENT FUNCTIONS

6.3.1 FAULT MANAGEMENT

6.3.1.1 ALARM MANAGEMENT

The AccessIntegrator alarm management performs the following main tasks:

o     monitoring of alarm states of all network elements

o     managing the visual signaling in the views

o     logging the alarms

o     configuration of alarms

AccessIntegrator automatically surveys all state transitions in the NEs, which are reported as spontaneous notifications by the network elements, and which are reported to the operator in form of alarms. Each network element and its components have a predefined set of different alarms. Alarms are presented to the operator in various ways:

1. The color of the icons of the (sub)-networks, stations/network units, network elements, functional units, and modules changes accordingly to the severity of the alarms, the alarm with the highest severity determining the color of an icon. The assignment between alarm severity and color can be modified by the system administrator.

                                    [GRAPHIC]

                         FIGURE 21: ALARM COLOUR SETTING

2. In the status bar of the desktop, a colored square signals the alarm with the highest severity in the entire network which is not yet acknowledged.

3. The current list of alarms (alarm status) of an object (sub network, NE, module, or functional unit) can be displayed.

                                    [GRAPHIC]

  FIGURE 22: VISUAL ALARM SIGNALING IN DIFFERENT VIEWS AND ALARM CONFIGURATION

4. Each alarm received by AccessIntegrator is entered in an alarm list, which is updated automatically when a new alarm message is received.

      Each alarm entry generally consists of the following information

      o     date and time of arrival into the ACI

      o     alarm state ("on", "off", "acknowledged");

      o     severity ("critical", "major, "minor", "warning")

      o     description of alarm

      o     type of alarm

      o     network element and functional object in which the alarm occurred

      o     hardware module as well as slot number in which the alarm occurred

      The different fields to be shown in an alarm list can be defined by an operator.

If an alarm with state "0FF" is received, the associated alarm with state "ON" is deleted from the list. When active alarms are acknowledged by the operator, their state changes to "ACK" and remains in the list. The alarm list thus always indicates the current state of all alarms in the network. The global alarm list holds all alarms of the entire network. Alarm lists can be restricted to display only alarms of a specific object e.g. sub-networks, NEs, modules, functional units. They can be filtered, printed, and exported into an ASCII-file suitable for export into other tools.

                                    [GRAPHIC]

              FIGURE 23: GLOBAL ALARM LIST OF THE ACCESSINTEGRATOR

Each alarm may be acknowledged. The acknowledgment changes the state of the individual entry in the alarm list - which gets a tag in the corresponding alarm color - and marks also the respective object (NE, functional unit, and module) with this color. This can be done individually for each alarm in the alarm list or for all outstanding alarms of an object by means of the alarm status functionality.

AccessIntegrator provides a fast access to detailed information about an alarm from an alarm list allowing to branch directly to the corresponding page in the online maintenance manual, where descriptions of the probable cause and the fault correction procedure are given.

For a rapid localisation of an alarm, a direct link from the selected alarm of an alarm list to the corresponding equipment view, functional view or the network map containing the NE is provided.

S

5. AccessIntegrator provides a log administration tool, which allows you to log alarms (alarm history). As soon as a log is created, time-stamped alarms (same entries as for alarm lists) are entered in the log file. Unlike the alarm list, the log file also records alarms with state "off". This makes it possible to determine how long an alarm has been active in the network. A log file is helpful for troubleshooting and for statistical purposes. Alarms can be logged for the entire network, subnetworks, stations/network units, NEs, modules or functional units. The alarm log administration allows for easy creation, stopping, viewing, printing, exporting and deleting of alarms logs. Various filter and sorting criteria may be applied. AsscessIntegrator can be configured to provide a default global alarm log for the whole network, which is created automatically at server start-up. For a rapid localisation of an alarm, a direct link from the selected alarm of an alarm log to the corresponding equipment view, functional view or the network map containing the NE is provided.

                               [GRAPHIC OMITTED]

                 Figure 24: Alarm Log Creation and View Window

      Alarm logs can be exported as ASCII files allowing for import into MS-Access or MS-Excel, either

      o automatically as a scheduled service; After a suceessful scheduled export the alarm log is cleared but continues logging.

      manually on user demand (an entire log, a filtered portion of a log). No clearing of the logs shall be performed.

6.    Media interfaces (e.g. sound, SMS) alarms and NEs can be configured.

7. In case an SNMP alarm interface is used (available on customer request and at extra cost), an alarm message shall be sent to the external system at the occurrence of an alarm.

8. For each object (NE, functional unit, module) the current status of the alarms (alarm state, severity, priority) is displayed.

9. For a quick overview about the current alarm and event situation, Accessintegrator provides a global alarm counter showing the number of active alarms per severity.

For QD2 network elements, the following alarm parameter can be configured:

o Alarm priority (high, low, disabled): this parameter determines if an alarm is sent with a higher priority or lower priority through the SISA-DCN, or not sent at all.

o     Stabilizing period: Used to control the sending of the alarms.

o     A/B-type (for NEs of type BW7R)

o     ZA-type (for NEs of type BW7R)

                                   [GRAPHIC]

                         FIGURE 25: ALARM CONFIGURATION

6.3.1.2 EVENT LOG

Events are internal messages, which are generated under certain circumstances, e.g. changes in the network topology (e.g. new NE) or state changes of a network element (e.g. changes of the Operational State). Accessintegrator distinguishes between the following event types:

--------------------------------------------------------------------------------
Event type            Description
--------------------------------------------------------------------------------
Reset                 Generated when a NE sends the report 'Reset'
--------------------------------------------------------------------------------
System Configuration  Signals changes in the system configuration of a NE:
                      o  MODULE INSERTED/REMOVED
                      o  FUNCTIONAL UNIT ADDED/REMOVED
--------------------------------------------------------------------------------
Poll List             Generated when an NE is added or removed from the network
--------------------------------------------------------------------------------
Operational State     Generated when the operator changes the state of a NE:
                      from OPERATIONAL to IN MAINTENANCE and vice versa
--------------------------------------------------------------------------------
Alarm Priority        Generated when the operator changes the parameter
                      'priority' in the dialog window 'Alarm status...'
--------------------------------------------------------------------------------
Communication         Signals an interface problem between the DCN and the OS:
                      o  LOSS OF CONTACT WITH THE DCN SERVER PROCESS
                      o  ESTABLISHMENT OF CONTACT WITH THE DCN SERVER PROCESS
--------------------------------------------------------------------------------
Cross connect         Generated when the operator creates, disconnects, and
                      deletes a crossconnect
--------------------------------------------------------------------------------
Protection switching  Generated by the following NEs: CMXII, OTRU36, FMX2 with
                      AUTOMATIC/MANUAL/FORCED SWITCH FROM THE WORKING LINE TO
                      THE PROTECTION LINE AND VICE VERSA.
--------------------------------------------------------------------------------

                   TABLE 3: EVENTS RECORDED IN THE EVENT LOG

Events are not signaled by color-coding the objects involved, and not entered into the alarm lists. However, events which are of interest for network monitoring, can be logged using the AccessIntegrator Log administration tool. When creating the log file, the user can determine which events are to be logged. Events can be logged for the entire network, subnetworks, stations/network units, NEs or functional units. AccessIntegrator can be configured to automatically create a global event log at start-up.

Event logs can be exported as ASCII files suitable for import into MS-Access or MS-Excel, either

- automatically as a scheduled service: After a successful scheduled export the event log is cleared but continues logging.

- manually on user demand (an entire log, a filtered portion of a log) No clearing of the logs shall be performed.

                                   [GRAPHIC]

                              FIGURE 26: EVENT LOG

                                   [GRAPHIC]

                           FIGURE 27: EVENT LOG VIEW

6.3.1.3 SUBSCRIBER LINE TEST AND MEASUREMENT

The execution of subscriber line tests for preventive maintenance is an important feature for network operators. FastLink as a modern access network solution provides an Integrated Line Test Function (ILTF) for POTS and ISDN line cards of the Access Multiplexer. The ILTF enables the operator to carry out all necessary measurements and to verify the quality of the connected subscriber lines as well as the subscriber interfaces.

The test program checks a series of measurement points depending on the line type (POTS/ISDN): line parameters of a subscriber line, including specific parameters of subscriber terminal equipment, and the subscriber interface functions. Each measured value has a specific value range and for each measurement point thresholds can be specified. Two kind of tests are provided:

o     AUTOMATIC TEST, PROVIDING THE POSSIBILITY TO CONSTANTLY MONITOR THE LINE
      QUALITY: In this case, the automatic test program is started at defined intervals. The response on the signal is evaluated by the ILTF micro controller, which can detect abnormal behavior of the line. In case that thresholds are exceeded, the controller generates an alarm message and starts the complete measuring program, which gives a detailed overview on the line status. The following errors are notified:

      o results are not within the defined range; measured values outside the tolerance range are buffered and can be requested during service operations.

      o     a line could not be tested

                                   [GRAPHIC]

                        FIGURE 28: SETTING OF THRESHOLDS

      To monitor a particular line over a longer period, it is recommended to log the test results.

      The Log Administration Tool provides the test log.

      Like any other log, subscriber line test logs can be exported as ASCII file allowing for import into MS-Access or MS-Excel, either automatically as a scheduled service, or manually on user demand (a selected log).

o     MANUAL TEST, PERMITTING TO PERFORM AN ON DEMAND TEST ON INDIVIDUAL LINES:
      The measurement variables are set by the operator. The measured values are displayed in a window immediately after completion of the test. The possibility to start the line test directly from the service management window contributes to a high Quality of Service.

                                   [GRAPHIC]

               FIGURE 29: TEST RESULT OF MANUAL USER PORT TESTING

      The subscriber line test function, either automatic or manual, can also be accessed via an external SNMP based interface. This interface is an additional feature at extra cost.

      6.3.2

      6.3.3 CONFIGURATION MANAGEMENT

6.3.3.1 NETWORK ELEMENT CONFIGURATION

Configuration management comprises features to get and display the current configuration from a network element and to change its settings.

The AccessIntegrator provides the following GUI-supported configuration facilities:

o     General NE-configuration (if supported by NE)

      - Time and date: set time and date of the workstation, for selected network elements, or for all network elements of the managed network (see chapter Date & Time Broadcast)

      -     set/reset of service identification

      - Set/reset in maintenance mode: Setting in maintenance mode will inhibit alarm events from being sent.

      -     NE-reset

      -     alarm/performance configuration at the network element

      - network elements and termination point can be associated with a number of user files in which the operator can write user specific information, e.g. location, street name, customer, etc.

o     Specific configuration for certain types of network elements such as the

      -     setting of cross connections

      -     configuration of V5.1/V5.2 interface parameters and routing tables

      -     blocking/unblocking of subscriber ports

      -     display of configuration parameter of RNT, e.g. POC, ACC1-2-3

o     Configuration for internal testing purposes such as

      -     setting of switches

      -     setting of control registers

      -     setting of loops

                                   [GRAPHIC]

                        FIGURE 30: CONFIGURATION OF V5.1

In order to configure NEs, two kinds of GUI approaches, depending on the kind of selected object, are implemented:

o Generic configuration (for a functional unit, NE, etc.), which is not oriented towards the hardware view, is basically oriented towards QD2 and mainly used for simple parameter settings.

o Custom configuration (for modules), which is oriented towards the hardware view and therefore more intuitive for the operator.

                                   [GRAPHIC]

                     FIGURE 31: CUSTOM CONFIGURATION WINDOW

The establishing of Cross Connections is improved by some features which make the handling more comfortable:

o Multiple Operations: By one operator action an operation (e.g. (dis-) connect, delete, create, switch, ..) can be performed on n-cross-connections. If the NE supports group connections the operation is performed at the same time for all group members and consistency is guaranteed. Otherwise, the operation is executed as a sequence of n single operations, and consistency may not be guaranteed.

o Filtering the Display of Cross-Connections: The goal is to reduce the amount of data handled when executing an operation for display, i.e. focussing on the connections to be handled, by means of scoping and filtering

o If the operator configures a n *64 Kbit/s port using the custom configuration window, AccessIntegrator switches all related cross connections automatically, inclusive conferences, and checks, whether this port is connected in a way that makes a transmission possible. This facility is of use for the FMX2 set up and works for POTS, ISDN and data services.

6.3.3.2 RESOURCE MANAGEMENT

For resource planning and in order to achieve a concise overview on the level of usage and status of cross connect ports and timeslots (CMXII), the following functionality is provided:

o Graphical display of the 2 Mbps port usage on the NE. A matrix shows all available 2Mbps ports for each port unit, indicating by three different colors how many of their timeslots are used (Figure 32). In addition, for each port the number of timeslots with connected, created and planned cross connects is shown in form of a tooltip.

o Graphical 64kbps cross connection overview displaying a matrix of the 64kbps-timeslots for each port of the selected NE. For each time slot a legend indicates the state of the crossconnect (connected, not connected, created, planned, logical).

o For a selected subset of ports detailed information about all the cross connections existing to all the timeslots on them may be displayed.

o For a selected subset of timeslots detailed information about all the cross connections existing on them may be displayed.

                                   [GRAPHIC]

             FIGURE 32: GRAPHICAL PRESENTATION OF 2MBPS PORT USAGE

6.3.3.3 PARAMETER DOWNLOAD

For faster configuration of NEs which require many parameters (e.g. for country specific adaptations) AccessIntegrator features parameter download: the parameter set is contained in a file and can be downloaded to the respective NE via a file transfer. Those files are stored in the directory structure of the server. If an invalid set of parameters is loaded, the NE indicates an alarm. The name of the downloaded parameter file is loaded in the ACI-database as well as the loaded version can be retrieved from the NE.

The following functionality is provided:

o     download a parameter set to a number of NEs of the same type

o insert and remove parameter files in the directory structure of the server.

6.3.3.4 FILE UPLOAD FOR DIAGNOSTICS

Some NEs provide data for diagnostics purposes, which can be uploaded via a file transfer from the NEs and exported in form of ASCII-files:

o SW error logs for the collection of indicators for SW errors or sporadic HW errors documenting erroneous behavior

o     memory dumps

o     trace files containing debug information

6.3.3.5 UPLOAD AND DOWNLOAD CONFIGURATION

In order to perform a fast and consistent configuration of network elements of the same type the following facility is provided:

- Upload the configuration of a NE: a selection of the data to be uploaded can be specified. Among others, the following data can be selected: configuration information (cross connects, V5.x, etc.), alarm disabling/priority, switching information, performance counter values, etc.

- Download a previously uploaded configuration to selected NEs of the same type, or to all NEs of the same type within a defined scope.

                                   [GRAPHIC]

                        FIGURE 33: UPLOAD CONFIGURATION

6.3.3.6 INVENTORY MANAGEMENT

The configuration of a network is constantly changing, as network elements and/or modules are replaced or added, and network elements are loaded with new SW-versions. From time to time, therefore, the network provider may need to retrieve current network data, such as NE-type, module configuration, serial number, etc.

NE data can be retrieved as follows:

o Manually: The equipment data sheet may be displayed after selecting an object (NE, module). The equipment data sheet has five pages: inventory data (equipment name, location, SW-versions), label data (module nameplates and detailed information on the HW-status), modification information (current data, edit data) and reference list. The first two pages are available for every NE. Label data is only supported for modules and the modification information is restricted to certain modules.

                                   [GRAPHIC]

                                   [GRAPHIC]

 FIGURE 34: INVENTORY DATA OF A NE, LABEL DATA, SUB-MODULES AND REFERENCE LIST
                                  FOR A MODULE

o Automatically: AccessIntegrator provides a function for collection of inventory data of network elements and modules, for a selected set of network elements or for the whole network. Modules or functional units cannot be selected, as they are always polled for each NE during automatic data retrieval. During automatic inventory retrieval, AccessIntegrator sequentially requests data from each NE and saves the responses in an ASCII file on the ACI-server, which can be post processed using external tools. An automatic retrieval process can only be active once and can be canceled at any time.

                                    [GRAPHIC]

    FIGURE 35: SELECT INVENTORY FILE AND INVENTORY DATA RETRIEVING PROGRESS

      The inventory file consists of the inventory data of the selected NEs and their modules.

                                   [GRAPHIC]

                    FIGURE 36: EXAMPLE OF AN INVENTORY FILE

6.3.3.7

      6.3.3.8 BACKUP AND RESTORE FEATURES

Facilities to backup data to external media and to restore the configuration from those media are included in AccessIntegrator. AccessIntegrator provides a series of different backup and restore mechanisms for different types of data:

o Backup and Restore of the database: The system administrator uses functionality of the Versant database to save/restore the database data on/from a file. By using the Windows NT backup application these files can be exported/imported to/from an external backup medium such as tape.

o Scheduled backup and restore of network element data: This operation provides the ability to store all data of the selected network elements, to which the AccessIntegrator has both read and write access, on hard disk and to reconfigure a network element using stored data. These actions are performed by using single QD2-telegrams or by the QD2-"file transfer" function. During this process, a directory structure according to the SISA-tree is created which can be backed-up/restored on/from an external medium.

o Backup and restore of ACI-software and certain ACI-data such as configuration files, initialization files, etc. by means of the Windows NT Backup application.

6.3.3.9 SOFTWARE MANAGEMENT

AccessIntegrator provides the possibility of a software download on demand or as a scheduled job to the whole Access Network or parts of it (e.g. network elements). Software downloads may be necessary under the following possible scenarios: first installation, repair, checksum error in FEPROM, SW upgrade, fallback to an older SW version, following network extension, module/NE replacement, etc.

The NE-software is delivered by means of "application program software" (APS) packages covering all module-specific software for a particular version of an Access Network. The ACI-server disk contains all the load files of one or more APS versions. Each APS contains a stock list describing the load file corresponding to each module type as well as its reset behavior. This guarantees that each module shall get the correct SW.

Software management supports the operator in the following areas:

o APS management: display of all available APS-versions, display of running APS-versions of the scope of selection, running load files in one selected NE/module, and inserting and deleting APS versions on the hard disk. APS versions can only be removed from the hard disk if they are no longer active in the Access Network.

o Checking the SW-versions loaded in the Access Network in order to determine which NEs in the Access Network have an APS-version other than the current one.

o SW downloads for individual NEs, sub-networks or the entire network. SW download can be performed in single mode (downloading via QD2-commands several modules one after the other like a batch job) or in broadcast mode for different modules of the same type (the same QD2-command is sent to several modules of the same type in parallel). For the newer NEs, the SW-download shall be performed by the QD2 file transfer command. A manual SW-download of an individual module as well as an automatic download of all needed files of APS-version to an Access Network is possible. In case of a failure in the network element during software download or a faulty downloaded SW (e.g. short power down and then unsuccessful attempt to auto reset), a critical alarm will be sent from the network element indicating the corresponding module.

6.3.3.10 CONSISTENCY CHECKS

During normal operation, AccessIntegrator and the Access Network can get out of synchronization due to network faults: interruption in the SISA-DCN or loss of connection between AccessIntegrator and the Access Network and a resumption of the connection. This disconnection-reconnection is notified to AccessIntegrator, and a time stamped event is entered in the event log as well as the status of the respective objects (network element, module) is changed. Upon receipt, AccessIntegrator starts an exploration of the sub tree:

o In case of reconnection, the SISA-topology is verified and the NE/Network status updated.

o In case of newly detected sub trees, a complete exploration takes place: upload of module/system configuration, references lists, NE/Network status update etc.

Update of the NE/network status consists of NE-alarm information (status, priority), NE-configuration (test loops, cross connects), update of parameters (e.g. loaded APS-versions) of the APS management, update of the loaded parameter file from the RNTs, update of the traffic measurement points, etc.

Information about the network elements in AccessIntegrator is adjustable on operator request at any time. Such an operation can be required if for example a NE is by one of a different type.

6.3.4 QUALITY MANAGEMENT

6.3.4.1 PERFORMANCE MANAGEMENT

Performance data are used for statistical analysis and saved as evidence of the service quality and as input for service level agreements. Various network elements support the measurement of performance data of termination ports (e.g. 2 Mb, 8Mb, 34 Mb, SMT1, STM4, VC-4, VC-3, VC-12) in accordance to ITU-T G.821 or
G.826. Performance data are measured at specified measurement points in the NEs and stored in the NEs. Some NEs have a single measurement point, while others have several measurement points. Each measurement point has a number of performance counters, such as

--------------------------------------------------------------------------------
TMP                                 total measurement period
--------------------------------------------------------------------------------
EFS                                 error free seconds
--------------------------------------------------------------------------------
BBE                                 background block error
--------------------------------------------------------------------------------
ES                                  errored seconds
--------------------------------------------------------------------------------
SES                                 severely errored seconds
--------------------------------------------------------------------------------
UT                                  unavailable time
--------------------------------------------------------------------------------
EC                                  Error counter 1: Number of alignment of code
                                    errors
--------------------------------------------------------------------------------
CRC/EC2                             Error counter 2: Number of CRC errors
--------------------------------------------------------------------------------
LOF                                 loss of frame
--------------------------------------------------------------------------------
AIS                                 alarm indication signal
--------------------------------------------------------------------------------
LOS                                 loss of signal
--------------------------------------------------------------------------------

                   TABLE 4: PERFORMANCE MEASUREMENT COUNTERS

There are two types of performance counters:

o     15-minute counter which collects data for a 15 minute period

o     24-hour counter which collects data for a 24 hour period

Performance Management provides the following performance monitoring facilities.

o Configuration and monitoring of current performance data from the network elements. Each measurement point can be activated or deactivated as desired by configuring the size of the wrap-around-buffer in the NE: generally up to 100 15-minute counters and 30 24-hour counter. The current as well as the historical counters of a measurement point can be displayed.

                                   [GRAPHIC]

                    FIGURE 37: CONFIGURING PERFORMANCE DATA

                                   [GRAPHIC]

                     FIGURE 38: DISPLAYING PERFORMANCE DATA

o     Periodic retrieval of performance data and storage of the data in logs:
      Logging is an automatic periodic background task by which performance records from a particular measurement point are retrieved and stored in a log. To optimise the DCN throughput, this retrieval can be scheduled. The operator can define a separate schedule for each log as well as for the 15 minute / 24 hours counters. If the operator does not schedule the retrieval for a particular log, the default retrieval schedules will be applied which can be configured by the operator. The initial values of these default schedules will be 'every 15 minutes' and 'every 24 hours' respectively.

      All performance logs are presented in a performance-log-administration tool that is used to configure, start, stop or view logs.

                                   [GRAPHIC]

                FIGURE 39: LOG CREATION AND OPEN PERFORMANCE LOG

                                   [GRAPHIC]

                        FIGURE 40: PERFORMANCE LOG VIEW

All performance data, which have been retrieved into logs, can be exported as ASCII file allowing for import into MS-Access or MS-Excel:

- automatically as a scheduled service: The operator can choose to define a scheduled performance-data export task, which is executed on all available logs at the specified time. After a successful export the logs are cleared, but logging is continued

- manually on user request: The operator can invoke a function to export all available performance logs or a set of selected performance logs.

                                    [GRAPHIC]

                     FIGURE 41: PERFORMANCE LOG SCHEDULING

6.3.4.2 QUALITY MEASUREMENT

Some of the network elements in Access Networks have specified test-points that are dedicated to measure certain physical characteristics such as temperature of a component, laser bias current, etc. Each FU/module that supports such measurements can have one or more test-points. Each test-point is identified by a test-point number and measures a different value. For most of such test-points, thresholds are specified in the network element. For some of the test-points, the thresholds are configurable. Whenever the measured value exceeds/falls below the specified threshold, an event report is generated.

The AccessIntegrator quality measurement feature provides configuration of the thresholds for selected test-points, logs events which indicate that thresholds have been violated in the database and allows for continuous logging in the database of the measured value and measured value thresholds for specified test-points. The measured values and the thresholds of the measured values for a specified test-point are presented in a tabular form. All quality measurement logs are presented in a quality measurement log administration tool that is used to configure, start, stop or view logs.

                                    [GRAPHIC]

                       FIGURE 42: QUALITY MEASUREMENT LOG

                                    [GRAPHIC]

                       FIGURE 43: QUALITY MEASUREMENT DATA

6.3.5 SECURITY MANAGEMENT

The security management of AccessIntegrator allows the system administrator for flexible definition and control of:

o     access to the workstation

o     user-classes, also called permission classes

Authorization to the workstation is controlled by means of the Windows NT authorization mechanism (NT login name and password). If the login procedure is successful, access is granted to the login name and the user can start the ACI-client.

User rights (i.e. the functions that can be accessed by a user) of individual users are controlled by means of ACI user-classes. Up to 6 different ACI user-classes can be defined with regard to ACI functionality and have to be assigned to global NT user groups (defined by the system administrator). A user belonging to a certain global NT user group is granted the ACI functionality of the corresponding user-class

                                    [GRAPHIC]

             FIGURE 44: ASSIGNMENT PERMISSION CLASS TO GLOBAL GROUPS

The system administrator can enable and disable individual functions for each particular user class. For that purpose the enabled and diabled functionalities are represented in function permission table in form of a tree structure which allows for easy navigation from main function groups, e.g. 'Fault', down to very specific tasks.

                                    [GRAPHIC]

                      FIGURE 45: FUNCTION PERMISSION TABLE

AccessIntegrator provides at installation time six default user classes:

o     Subscriber management: generate, modify, or delete subscriber data

o Subscriber Line Test: permission to access measuring equipment and functions used to test the line.

o Operation and Maintenance: functions to operate the loop manager, and to configure and maintain NEs and boards.

o     System Administration, all AccessIntegrator functions

o     Intelligence Features: permitted to test telephone lines.

o     Super user: all ACI functions

The AccessIntegrator user-class table does not affect the super user permissions.

                                    [GRAPHIC]

                    FIGURE 46: DEFINE PERMISSION CLASS ENTRY

Windows NT provides security logs for all security-related events, allowing to monitor changes to the security system and possible violations.

6.3.6 GENERIC SNMP MANAGER

The generic SNMP manager provides the basis for fast integration of the element management functionality for relatively simple NEs, e.g. bridges and routers, into the AccessIntegrator via SNMP.

Since the network element is modeled in a minimal way, only the basic AccessIntegrator functionality is supported: No data of the network element are kept in the database of the AccessIntegrator, and all access to NE-data is routed directly to the NE. Therefore only the following Element Management functionality is provided:

o Integration in the AccessIntegrator GUI: SNMP NEs are integrated into the GUI like any other network element: e.g. Port/DCN/transmission view, context sensitive menu appears which shows the available functionality

o NE Configuration is supported by means of custom configuration windows tailored to the the specific NE. The values of the corresponding SNMP-MIB variables are read directly from the NE. The operator can change those values and apply them on the NE.

o SW-download/upgrade is realized via (t)-ftp. The operator is allowed to enter in the name of the load as far as provided by the NE.

o Alarm surveillance: All alarms are completely integrated in the alarm functionality: lists, logs, object coloring, interfaces, etc,.

o Connection surveillance: Since all access to the NE is directly routed to the NE, no consistency checks are needed, and thus only the synchronization states on/off-line are supported.

6.4 NETWORK MANAGEMENT LAYER

6.4.1 PERFORMANCE MANAGEMENT

6.4.11 END-TO-END PERFORMANCE

End to end performance management (SES, UT,...) between two points is only possible for structured 2Mbit/sec electrical leased lines (G.703, G.704), connected to interfaces providing the CRC4-frame, and which is transparently transmitted in the transmission network between the two end-points. For those interfaces, performance logs can be created.

Since one can assume that there are almost no losses in the network termination equipment with an electrical structured 2 Mbit/sec interface (e.g. FMXII), the end-to-end performance data (SES, UT,...) of the 2 Mbit/s line interface can be extrapolated to a respective n*64kbit/s port.

6.4.2 CONFIGURATION MANAGEMENT

6.4.2.1 NETWORK EDITOR

To facilitate the handling of large networks, the network editor provides support for the creation of the network map.

When AccessIntegrator is started the first time on a network, no icons are displayed in the network map, but a counter indicates the number of transmission network elements in the DCN-View not yet transported into the network map. The DCN-View is built up automatically and all transmission network elements are marked with an asterisk (not transferred to network map yet). The nodes in the DCN hierarchy are selectable (individual NEs or entire branches by selecting the corresponding SISA-controller) and can be copied by "drag and drop" to the network map. If a SISA node is copied to the network map, the whole sub tree below is copied as well, except the SISA-controllers and already transferred network elements. New NEs are detected during polling and are automatically displayed in the DCN view (marked with an asterisk). In order to avoid conflicts only one network editor can be active at a time.

The network editor features special menu and tool bar and provides all functions for fast creation and modification of transmission network maps.

A transmission map is created during a network editor session by issuing special menu commands and by drawing the graphical elements using the mouse.

o     Create/delete subnetworks and stations/networks units

o Create a shelf icon representing a shelf. This special subnetwork has all the features of ordinary subnetworks with the following additional ones:

      - If the shelf subnetwork contains at least one NE, it is possible to open the shelf view.

      -     If an NE is added to the shelf subnetwork it is checked if It fits

o Position network elements in subnetworks or stations resp. remove network elements

o Create/delete connections between network elements even between different sub networks. Connections provide a better overview of the real network, and are required for the path and service management. AccessIntegrator cannot verity the existence of an actual physical connection, i.e. it is assumed the connections exist in the Access Network.

o     Insert note fields to display information to the operator

                                    [GRAPHIC]

             FIGURE 47: NETWORK EDITOR WITH OPENED NOTE FIELD DIALOG

                                    [GRAPHIC]

      FIGURE 48: EXAMPLE FOR THE DEFINITION OF A ONU250FTTC SHELF INSERTION

o Insert/delete bitmap files as background images, e.g. city maps or station photos

o make optional extensions such as external elements (icons representing alarm contacts) and labels (to assign additional information to the NEs)

o add descriptions to objects, e.g. name, kind of shelf, possible NEs which may be contained in the shelf, used alarm bit, etc. Most text fields can be filled when creating the object or later by means of the network editor (please refer to chapter

5.5.7 Common Features for all views)

All objects elements created in the network map are immediately added to the database.

                                    [GRAPHIC]

                         FIGURE 49: NETWORK EDITOR VIEW

In order to accelerate the set-up of a network map, network templates can be used. These describe configurations of QD2 Network elements which appear more than once in the whole network, e.g. a certain FastLink ONU with all its NEs. A template is created by a "copy" of an existing configuration (subnetwork structure, QD2-elements, external elements, connections, background map, etc.). It may then be applied to an identical set of other QD2-network elements in order to define an equivalent network configuration.

The AccessIntegrator provides template administration which allows to list, rename and delete existing templates.

                                    [GRAPHIC]

                              FIGURE 50: TEMPLATES

6.4.2.2

6.4.2.3 AUTOMATIC DETECTION OF CHANGES IN THE NETWORK

AccessIntegrator permanently polls the Access Network and is automatically informed about network changes. The following list gives a short overview of the actions taken by AccessIntegrator on different network events:

o New NE/sub-tree: automatic network exploration of the NE and potential subordinates. The type of the detected network elements is displayed if the NE is supported by AccessIntegrator. Other, unknown types of network elements are also detected and displayed as a network element of unknown type.

o     new FU/module: a new module/FU is created

o NE replaced by an NE of another type; AccessIntegrator gets informed about this, and a consistency check must explicitly be started

o     removed sub tree/NE/FU/module: state of NE/FU/module is set to off-line

o     value change of attributes: attributes are set to new value

o     new/deleted managed objects (e.g. cross connect)

6.4.2.4 EXTRACT NETWORK TOPOLOGY - LIST OF PORTS AND CONNECTIONS

Once the network topology has been defined by the operator, the AccessIntegrator provides an offline tool to extract it in form of a file. This file can be imported by other tools, e.g. for planning purposes. This tool can be started from the AccessIntegrator menu or "outside" the AccessIntegrator in the MS Windows NT environment. It produces a readable ASCII file with a format that can be imported for instance by MS Excel. Per connection, there is one entry specifying source and destination port by sub-network name, NE name, NE, type, NE-address, and port name.

6.4.3

6.4.4 SUBSCRIBER MANAGEMENT

Subscriber management is responsible for the management of the different subscribers and their respective subscriber data. To each subscriber several services can be assigned, e.g. one leased line and several ISDN services.

The subscriber management supports the following tasks:

o     Create, modify and delete subscriber

o Browse (filtered) and display the different subscribers with their subscriber data

o     Relate resp. Unrelate services to subscribers

o     Show related services

o Export of the subscriber grid data (all or subset matching a filter) into an ASCII-file readable by Microsoft Office applications.

                                    [GRAPHIC]

                          FIGURE 51: CREATE SUBSCRIBER

                                    [GRAPHIC]

             FIGURE 52: SUBSCRIBER LIST AND SERVICES OF A SUBSCRIBER

                                    [GRAPHIC]

                   FIGURE 53: RELATE A SERVICE TO A SUBSCRIBER

6.4.5 PATH AND SERVICE MANAGEMENT

The Access Network provides subscribers with access to various services. Path and Service Management allow for creation and monitoring of those services. In case of problems, it enables the operator to react proactively, locate the affected subscribers, and to initiate the necessary corrective measures.

Path management is concerned with the physical connection between two points; e.g., subscriber access point and service access point, which is defined by the network resources involved (e.g., V5 ports at a local exchange, cross connections). A service (e.g. ISDN) generally comprises one or more paths and all resources (e.g. signaling) to make a path operational.

6.4.5.1 SERVICE MANAGEMENT

Service management is responsible for the service data.

AccessIntegrator supports the following services:

o     PSTN

o     ISDN    64kB (IB+D), 2*64kB (2B+D)

o     LL      64kB, n*64kB, 2Mb

o     Conferences

The service management supports the following tasks:

o     Displaying service related data like service title, address

o     Configuration of services

o     Extending/reducing services with new paths

o     Deleting services

o     Modifying services

o     Requesting path information.

o     Relate resp. Unrelate a service to subscriber

o     Show corresponding subscriber to a service

o Export of the service data (all or subset matching a filter) into an ASCII-file readable by Microsoft Office applications.

Within Service management, a service is created and deleted in two phases:

1. First, a service is planned (route path between the two end-points, ask for missing configurations, set reservations on the resources). The selection of timeslots can be done either automatically, semi-automatically or manually.

2. Then the service is activated by activating the resources in the network state management. This concept permits to plan services without interrupting the network operation. All reservations are entered in the database, and checked for completeness and correctness. The configuration is loaded into the NEs at activation time (immediately or at a later point in time).

                                    [GRAPHIC]

                    FIGURE 54: SERVICE MANAGEMENT MAIN WINDOW

                                    [GRAPHIC]

             FIGURE 55: OPTIONS FOR CONFIGURATION OF SERVICE ACTIONS

The mode of service actions (create, delete, display) can be selected in the option view.

                                    [GRAPHIC]

                       FIGURE 56: SERVICE CREATION WINDOW

                                    [GRAPHIC]

                     FIGURE 57: SHOW SUBSCRIBER OF A SERVICE

The service deletion performs the reverse procedure: deactivate service (deactivate the resources in the network), then delete the service (shut down state management, delete service). This two-phase process ensures that the NEs do not contain any undesired data. Each service has an overall service state (state management), which consists of the overall state of all paths involved in a service. The path management is responsible for monitoring the states of the network resources of the individual paths.

                                    [GRAPHIC]

                            FIGURE 58: DELETE SERVICE

6.4.5.2 PATH MANAGEMENT

The path management provides an integrated interface to configure paths and the associated resources (e.g. V5 interfaces).

The following path types are supported:

o     64 Kbps

o     2 Mbps

o     34 Mbps

                                    [GRAPHIC]

                     FIGURE 59: PATH MANAGEMENT MAIN WINDOW

A path through the network can be created either manually or automatically. It always uses the network map as the basis for information on the route of a path. Path management always starts from a subscriber access point towards a service access point, based on the connections/cross connections in the network map and the resources not yet reserved by another service. With automatic path selection, the path router tries to find a path between the selected end-points by automatically selecting the cross connections. With semi-automatic/manual path selection, the operator has to select - in case of different alternatives - the cross connect manually.

Each path has an overall path state consisting of the following states:

o     operational state: indicates whether a path is operational

o administrative state: indicates whether a network resource has been locked by means of a user command

o     alarm state

o     loop state

o     protection state

                                    [GRAPHIC]

                             FIGURE 60: PATH STATES

Each of these path states itself represents an overall state, which is derived from the current states of all network resources involved: V5, cross connect, termination points.

The path management supports the following tasks:

o     path browser

o     activate, modify, delete, analyse a path

o     display state information

o     request service information

o     perform a manual subscriber line test

o export of the path data (all or subset matching a filter) extended with inventory data into an ASCII-file readable by Microsoft Office applications.

                                    [GRAPHIC]

                        FIGURE 61: SHOW SERVICE OF A PATH

All Network Elements and Modules the building a path are listed in the path detail window. If an alarm occurred for one of these Network Elements, it is also shown in this window. This makes it easy for the operator to check the status of a path.

                                    [GRAPHIC]

                             FIGURE 62: PATH DETAILS

6.4.6 ACCOUNTING MANAGEMENT

AccessIntegrator currently provides no accounting data. For voice services, accounting data are available in the Local Exchange (LE). However to support accounting, in ACI V6.1 the following data will be logged for all supported services

o     date and time of creation

o     date and time of deletion

o     date and time of state changes for the following states

      - operational state

      - administrative state

      - loop state

      - alarm state

      - protection state

The log records are displayed using existing ACI capabilities. Additionally the log can be accessed via an ODBC interface e.g. for an external reporting tool.

6.5

      6.6 MANAGEMENT OF NES BY 3 RD PARTY SUBNETWORK MANAGER

In access networks one often finds embedded subnetworks, e.g. complex SDH-structures, as well as networks elements of other providers, which are an integral part of the access domain. Usually those subnetworks build a server layer providing transport capacity for the different access services. For those embedded subnetworks, specialized subnetwork management systems are available. To provide a common management of such access networks a kind of integration of the ACI and those management systems is provided. The integration of subnetwork manager into the AccessIntegrator is based on the following philosophy:

o The subnetwork manager is responsible for the management of the subnetwork; e.g. element management, subnetwork management. It acts as a server manager for the ACI.

o The AccessIntegrator is responsible for the overall management of the access network. It is connected to the subnetwork manager via "interfaces" allowing it to appear to the operator as a single TMN system. Each subnetwork or subnetwork manager is according to the available "interfaces" and kind of integration modeled in the AccessIntegrator and represented by an icon. It is integrated into the ACI-GUI like any other network element: e.g. Port/DCN/transmission view, context sensitive menu according to the available functionality, etc..

o     Depending on the kind of integration the following
      "interface"-functionality is provided:

      - Context sensitive windowing provides the ability to launch from the ACI other management systems and depending on the selected functionality, NE and the degree of integration to open a specific window.

      - Since management systems generally have an own security handling, security information like user name, password, user profile shall be exchanged between the ACI end the subnetwork manager in order to provide a common security management.

      - All alarms of the subnetwork are forwarded to the ACI, providing an integrated alarm management.

In order to provide an integrated end-to-end management the underlying subnetwork manager reports the ACI specific resources providing an abstract view of the subnetwork: e.g. ports, NEs, services, service/port status, etc..

6.6.1 MANAGEMENT OF WALKAIR

In order to provide a common management of access networks embedding WALKair network elements, the element manager WALKnet is integrated into AccessIntegrator. WALKnet is an SNMP-based management system and provides the operator with the capability to manage the WALKair NEs.

In the first step as realized in AccessIntegrator V5.1, only an integration on element management level is provided; an integration on network level will be provided in future releases. Since WALKair has an SNMP interface, the integration of WALKnet is based on the generic SNMP manager concept (please refer to chapter Generic SNMP Manager).

In the following the main integration issues are described:

o Each WALKair NE - having an IP-address - is represented by an icon. WALKair icons can be created/deleted in the DCN view and in the network view as described chapters SNMP DCN View and Network Map View.

o The complete configuration and performance management of the WALKair NEs is provided by the WALKnet application. Access to this functionality from the AccessIntegrator is provided via context sensitive windowing according to the selected WALKnet icon and requested functionality.

o Common fault management of WALKair together with other access network products, e.g. FastLink, is provided as all WALKair alarms are sent as traps directly to the AccessIntegrator. These alarms are completely integrated in the ACI alarm functionality (please refer to chapter Alarm Management). For any further alarm handling like identification of the alarming unit, repair actions, .., a context sensitive access to WALKnet has to be invoked.

o     Connection monitoring: support of the synchronisation states on/off-line

o     Common Security with one user login as well as common user classes

7 SUPPORTING APPLICATIONS

7.1 MASS PROVISIONING

The S Access Network products enable carriers to provide customers with access to telecommunication services in a flexible and cost-effective manner.

Generally, subscribers are first created in the switch and then in the Access Network. in order to support the time-consuming subscriber administration and to keep the open V5.x interface between the EWSD and an Access Network consistent, the tool MassProvi has been developed. It supports the automatic creation of a large number of subscribers in the Access Network.

As input for MassProvi Subscriber and V5.x data from EWSD (in form of MML-Commands) and the planning data (SISA-Network) of the Access Network are needed. These data are used in MassProvi to:

1. create a configuration file which serves to configure the network elements as well as the AccessIntegrator database,

2. create a detailed documentation of the Access Network (subscriber and V5 information) to support administration and fault management.

3. to perform plausibility checks to secure data consistency between local exchange and access network.

The MassProvi is intended only for the S service department and its corresponding Local Companies for installation-/network planning.

                                   [GRAPHIC]

                     FIGURE 63: MASS PROVISIONING OVERVIEW

MassProvi supports the following features:

o     Multiple checks of input data to check for errors and to correct them

o     Graphical User Interface supporting a smooth handling process

o Generation of the data for AccessIntegrator concerning V5/subscriber - data

o     Documentation of Access Network database parts

o Data consistency between Local Exchange (EWSD) and Access Network, concerning V5/subscriber data

o     Stepwise mass provisioning

o     Extension of existing access network(s)

o     Updates and SW-service

o     Editor functions

o Portable tool, with regard to time and place of the processes of network planning

8 LOCAL CRAFT TERMINAL (LCT)

The LCT supports both local and remote management of NEs. It is used for operation and management of the NEs in the following cases:

o     Installation of network elements

o     Local operation by customers and service

o When operation via AccessIntegrator is not possible, e.g. SISA-DCN is down.

The LCT provides the basic TMN element management functionality. The Graphical User Interface of the LCT has the same look-and-feel as AccessIntegrator, offering the advantage that the user is already familiar with the operation. The LCT is easy in use and has a fast bring-up. The LCT is hooked-up to the NEs via the F-interface (RS232).

Due to the field of operation of the LCT, Its functionality is - compared with AccessIntegrator

-     restricted:

-     no RS48S-interface

-     no network map, network editor, templates

-     only one kind of operator "super user"

- no Interfaces to higher level management systems (SNMP- ,CORBA-, ASCII-interfaces), no Mass Provisioning

-     no Subscriber, Path- and Service management

- multiple selection and best effort command execution on more than one NE excluded

-     APS management not available

-     broadcast mode not available; only manual SW-download possible

-     no global alarm list

-     inventory data restricted to the selected NE

- log management functions excluded or restricted to the period of permanent connection to the NE.

9 TECHNICAL DATA

9.1 PLANNING CHARACTERISTICS FOR ACCESSINTEGRATOR

AccessIntegrator features a modular design and can be tailored and extended according to customer needs and network growth. A single-workplace system is sufficient for up to 10,000 subscribers. For more subscribers a client-server configuration is recommended. One ACI-server is capable of managing up to approximately 50,000 wireline services (FastLink, WideLink, and FMXII) and serving a maximum number of 20 clients. One client workplace is recommended per 8,000 subscribers in order to guarantee an adequate processing by the operator. For bigger networks, multi-server configurations are provided as described in chapter 3.2. In a future version of the AccessIntegrator the multi-server concept will be enhanced to allow each ACI-client to simultaneously be connected to several ACI-servers.

9.2 MIGRATION TO ACCESSINTEGRATOR V5.1

AccessIntegrator provides migration procedures in order to upgrade an already installed system to a newer version, incorporating the already existing information base. This comprises - among others - the whole network information and data from path and subscriber management.

An overview about available migration procedures is given by the following picture:

                                   [GRAPHIC]

           FIGURE 64: AVAILABLE MIGRATION STEPS FOR ACCESSINTEGRATOR

As far as possible, these steps are supported by automated procedures reducing the necessary operator interaction.

9.3 STARTING ACCESSINTEGRATOR

Users are granted access to AccessIntegrator functions through Windows NT authorization and the assignment of an ACI user class. The ACI user class determines the functions that can be executed by the user. AccessIntegrator has six default user classes, which can be modified by the system administrator with regard to the permitted functionality. Starting the three main processes in the correct sequence starts the AccessIntegrator: DCN-Server, ACI-server, and ACI-client.

As soon as the connection to the Access Network is established by the DCN-server, the ACI-server determines the network configuration by issuing QD2 telegrams and analyzing the responses.

For QD2 network elements, the start-up is performed in the following phases:

1.    Read-in of QD2-files, describing the manageable network elements.

2. Analysis of the SISA-hierarchy reap. NEs and creation of corresponding objects in the database.

3. Determination of internal structure of each NE (module/system configuration, reference lists) and creation of objects in the database for the modules, functional units, and termination points.

4. Determination of all attributes (e.g. alarms, status, priority, etc.) for each object (time consuming).

At initial start-up, all phases have to be passed through; the server starts to accept ACI-client requests during phases 3 and 4. During all phases, all data are kept persistent in the database so that all phases can be interrupted and restarted.

At restart, the information in the database will be used so that only the network topology (SISA-hierarchy, type of NE) has to be verified. The internal structure and attributes have to be collected only for new NEs. Finally, the alarm information of all known network elements is polled. Using the information in the database, requests from the ACI-clients are accepted during phases 2 to 4 in this case.

A start-up window allows to follow the progress of the start-up phases, to view error messages and start- and end- times of the phases allowing to calculate the time required to learn the network.

                                   [GRAPHIC]

                        FIGURE 65: START-UP INFORMATION

9.4 SOFTWARE PLATFORM

9.4.1 SOFTWARE DESIGN

The design of AccessIntegrator subsystems follows the object-oriented approach for its user interface as well as for its internal structure. At the user interface, the user always selects an object or a set of objects and will be offered only those functions that are applicable to the set of selected objects. The Microsoft Foundation Classes (MFC) are used as the basis for development of the user interface.

9.4.2 PROCESSES

The process structure of the AccessIntegrator system is shown in the following picture.

                                   [GRAPHIC]

                FIGURE 66: PROCESS STRUCTURE OF ACCESSINTEGRATOR

The processes have the following purpose:

o WORKSTATION APPLICATION (WSAP)

This client process provides the graphical user interface. It is based on the Microsoft Foundation Classes (MFC), from which the AccessIntegrator classes were derived.

o MEDIATION APPLICATION (MED)

This is the server process, responsible for internal communication and administration of the database. It controls all communication between the WSAP and the Access Network.

o SNMP API APPLICATION

The 'Application Programmer's Interface' forms the connection to other TMN systems via an SNMP interface. The API process, which is operated the same as a WSAP process, is a special client for the MED process.

o SNIF API APPLICATION

This 'Application Programmer's Interface' forms the connection to other TMN systems via a CORBA interface. The API process, which is operated the same as a WSAP process, is a special client for the MED process

o DATABASE

The object-oriented database stores network data (network model), the Network Map data, subscriber data, Network configuration management data and logs.

o DCN SERVER

The DCN server forms the connection to the Access Network (QD2 interface) and is responsible for data communications in both directions.

The ACI Toolset provides various tools, such as the tool for evaluating traffic data (PDPT).

9.4.3 SOFTWARE REQUIREMENTS

--------------------------------------------------------------------------------
SOFTWARE                     SINGLE-     MULTI-     WORKPLACE   LCT
                             WORKPLACE   (SERVER)   (CLIENT)
================================================================================
Windows NT 4.0 Workstation                          1           1
--------------------------------------------------------------------------------
Windows NT 4.0 Server        1           1
--------------------------------------------------------------------------------

                   TABLE 6: SOFTWARE SERVER, CLIENT, AND LCT

9.4.4 ABOUT VERSANT 6.0 DATABASE MANAGEMENT SYSTEM

VERSANT - the database management system used by AccessIntegrator - is an object oriented system for multi-user and distributed applications.

o It offers on-line recovery, on-line schema evolution and disk space management.

o It provides transparent failover and high reliability for full 24 x 7 availability is guaranteed by the VERSANT Fault Tolerant Server, an add-on product.

o Supports dual-caching, server-based queries, event management and multi-threading.

o To support workgroup-computing, features like personal databases, check-in/check-out, long transactions, and object versioning are offered.

o Navigational or path queries, support for queries on collections of objects, Boolean functions and pattern matching are provided

o The DBMS provides object locking and features including group and class operations. Locks may be applied on classes, instances or versioned objects. Short and persistent locks (needed for long transactions) are supported. The lock requests are queued by the DBMS. Deadlocks are automatically prevented

o Transparent distributed two-phase commit guarantees the atomicity of transactions. Additional partial cache commit, checkpoints and save-points are supported. Logical transactions are used to perform an automatic rollback and release of the locks in failure of a database transaction. The DBMS provides nested transactions and shared sessions

o Support for national languages, TCP/IP and binary coded decimal data types are provided

o     The VERSANT DBMS complies to the OMG standard

9.5 HARDWARE PLATFORM

9.5.1 MINIMUM HARDWARE REQUIREMENTS

--------------------------------------------------------------------------------
HARDWARE           SINGLE-     MULTI-      SINGLE USER  USER          LCT
                   USER        (SERVER)    (SMALL)      (CLIENT)
================================================================================
Intel Pentium      233 MHz     233 MHz     233 MHz      233 MHz       200 MHz
                   PII         Dual - P II P II         P II          MMX
--------------------------------------------------------------------------------
RAM                256 MB      268 MB      128 MB       128 MB        128 MB
--------------------------------------------------------------------------------
Ethernet board     1           1           1            1             PC-card
--------------------------------------------------------------------------------
Fast SCSI          1           1
controller
--------------------------------------------------------------------------------
HD                 4 GB        4 GB        4 GB         4 GB          2.1   GB
                   (SCSI-UW)   (SCSI-UW)   (Ultra DMA)  (Ultra DMA)   (Fast-IDE)
--------------------------------------------------------------------------------
floppy drive 3.5"  1           1           1            1             1
1.44MB
--------------------------------------------------------------------------------
streamer DAT 4GB   1           1           1
SCSI-2
--------------------------------------------------------------------------------
CD-R0M             32 x spin   32 x spin   32 x spin    32 x spin     20 x spin
                   (SCSI)      (SCSI)      (IDE)        (IDE)
--------------------------------------------------------------------------------
mouse              PS/2        PS/2        PS/2         PS/2
--------------------------------------------------------------------------------
graphic board      4MB VRAM    4MB         4MB VRAM     4MB VRAM      4     MB
                   SVGA        VRAM        SVGA         SVGA          VRAM
                               SVGA                                   SVGA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
HARDWARE           SINGLE-     MULTI-      SINGLE USER  USER          LCT
                   USER        (SERVER)    (SMALL)      (CLIENT)
================================================================================
monitor            21"         17"         17"          21"           13.3"
                                                                      XGA
--------------------------------------------------------------------------------
keyboard           1           1           1            1
--------------------------------------------------------------------------------
mirror disk                    optional
--------------------------------------------------------------------------------
printer            optional    optional
--------------------------------------------------------------------------------
Doubled power                  optional
--------------------------------------------------------------------------------
supply
--------------------------------------------------------------------------------
UPS                optional    optional
--------------------------------------------------------------------------------

           TABLE 8: HARDWARE REQUIREMENTS FOR SERVER, CLIENT AND LCT

9.5.2 POWER CONSUMPTION - UPS

In case a customer wants to install an uninterruptable power supply (UPS), the following power consumption values have to be considered:

--------------------------------------------------------------------------------
   EQUIPMENT                SIEMENS                  POWER CONSUMPTION
                                                            [W]
================================================================================
      Server PC           PRIMERGY 470                   350 (MAX.)
   Single User PC
--------------------------------------------------------------------------------
      Client PC            SCENIC 850                    200 (MAX.)
--------------------------------------------------------------------------------
Single User PC (small      SCENIC 860                    200 (MAX.)
      networks)
--------------------------------------------------------------------------------
   Monitor 17 inch          MCM 17P1                        130
--------------------------------------------------------------------------------
   Monitor 2l inch          MCM 21P1                        145
--------------------------------------------------------------------------------
 HP LaserJet 4050                                During printing 330, standby
                                                 18, power save 18
--------------------------------------------------------------------------------

            TABLE 7: POWER CONSUMPTION OF ACCESSINTEGRATOR HARDWARE

9.5.3 AVAILABILITY

o The MTBF (Mean Time Between Faults) of the Siemens PCs for a 24 hour operation per day is 11,600 hours (about 1.5 years).

o     The MTBF of the QD2 interface card is 10.3 years.

o The usage of a mirror disk will decrease the MTBF parameters, but the availability of the system will increase.

9.5.4 FAULT TOLERANCE

In the standard configuration, there is no redundancy concept. As an option at extra cost, the fault tolerance of the AccessIntegrator can BE Improved by the following:

HARDWARE PLATFORM:

o     Use of mirror disks and RAID-systems

o     Use of exchangeable hard-disks

ACI-SOFTWARE:

o Cold-standby: A first step towards fault tolerance can be achieved by deploying a standby-server and regularly making a backup of the active database. After a crash of the active server, the standby database is filled with a historical backup of the active database. Generally, a consistency check between the Access Network and the standby-database has to be executed in order to update the database. In this case, there is no automatic synchronization between the primary and the backup server (database) and all changes (configuration, alarms, etc) between a backup and a crash of the active server are lost.

o Warm-standby: Warm-standby is provided by a replication server. The Versant OODB provides a method for a synchronous database replication (every store access is automatically written in the active and a standby database) such that the two databases have always the same contents (EM: network elements, connections, alarms, etc; NM: subscriber, paths, services etc.).

      Whenever a notification from the network comes up, a SISA concentrator duplicates the messages. The standby server ignores the notification, because the AccessIntegrator software is not running. If the server hardware crashes, the user has to start the standby AccessIntegrator manually, which will proceed operation with the standby database. Since the standby AccessIntegrator server starts with a filled database, there is only a warm startup. If the server is up, the user can start the client and connect to the server. The standby database stores all changes into a log file, polls the active database and if the active server is up again, it synchronous the databases by writing the log contents to the active database.

                                   [GRAPHIC]

o Hot-standby (only on element management level): A hot standby on element management level can be achieved in the following way. The operating and the standby-server, both with running AccessIntegrator, are connected to a SISA-Concentrator duplicating all notifications from the Network elements. Hence every alarm, NE-configuration change, etc., is automatically updated in both databases and both databases are synchronized at Element Management level.

      If the active server hardware crashes, the user can instantaneously continue to supervise the Access Network on the standby-server. If the server is up again a resynchronization to the Access Network is generally needed.

10 COMMERCIAL DATA

The basic AccessIntegrator consists of all features described in this system description except the ones mentioned below which are at an extra cost:

o Interfaces: SNMP interfaces, CORBA-interface, media interface, MassProvi Interface,..

o     Mass provisioning tool

o     Warm-standby (replication server)

11 QUALITY STANDARDS

AccessIntegrator was developed to meet the highest quality standards. The following list gives an overview about the currently approved certifications of the companies involved in the AccessIntegrator development or suppliers:

o     The Business Unit WireLine Networks, belonging to the
      Information&Communication Networks Group of S is certified according to DIN EN ISO 9001 and 14001.

o The Siemens Business Unit Personal Computer supplying the AccessIntegrator hardware is certified according to DIN ISO 9001.

o Versant Object Technology, the supplier of the VERSANT database has been approved to the standards BS EN ISO 9001, ANSI/ASQC Q9001 and AS/NZS 9001.

o The Microsoft Windows NT operating system is developed according to internal quality standards of Microsoft Corporation.

12 CUSTOMER INFORMATION REGARDING YEAR 2000

We are aware that the transition to the next millennium is a challenge for our products. Therefore, we have tested the various versions of AccessIntegrator on their "year 2000 compliance".

o All deliveries of AccessIntegrator software (delivery without OEM products, e.g. Windows NT) from Version 2.6 on are "year 2000 compliant".

o All previous deliveries of AccessIntegrator software can be made "year 2000 compliant" by upgrading to versions 2.6 or higher.

o The hardware and software platform which AccessIntegrator is running on can handle the year 2000 as well, provided it is conform to the recommended standard configuration required for a particular release

We hereby point out that according to the state of the art it is not possible to guarantee that products, specifically software programs, work entirely error free. In particular, the combination with other products, especially products from third parties, might lead to deficiencies in the functionality of products or systems. Therefore, we recommend you to test the particular configuration of your network with respect to its overall "year 2000 compliance". TESTED BEHAVIOR

o     Year of operating system time set in range of 1980 until 2099.

o     Network element time in range of 1982 until 2045.

o     29/02/2000 (leap year) does exist.

o Application run from 31/12/1999 23:55 to 01/01/2000 00:05 (millennium change).

o     All dates are displayed and logged in the OS with century and year.

13 MANAGEMENT STANDARDS AND PROTOCOLS

Standards play a critical role in the management of systems and networks. They allow heterogeneous systems to be managed using a single technology and different management systems to communicate with each other.

13.1 MANAGEMENT PROTOCOLS

SNMP:

o     compliant to the following RFCs: 1155, 1156, 1157, 1212, 1213

QD2:

--------------------------------------------------------------------------------
ITU-T RECOMMENDATIONS         COMPLIED    COMMENTS
================================================================================
G,773: Protocol suites for    Partially   QD2 protocol is compliant
Q-Interfaces for Management               with Layer 1 and 2 of short
of Transmission Systems                   stack protocol suite A1
--------------------------------------------------------------------------------

13.2 TMN STANDARDS

--------------------------------------------------------------------------------
ITU-T RECOMMENDATIONS         COMPLIED    COMMENTS
================================================================================
M.10 Scope and application    yes
of Recommendations for
maintenance of
telecommunication networks
and services
--------------------------------------------------------------------------------
M.3010: Principles for a      yes
Telecommunication
Management Network
--------------------------------------------------------------------------------
M.3020: TMN interface         yes
specification methodology
--------------------------------------------------------------------------------
M.3400. TMN management        yes
functions
--------------------------------------------------------------------------------
X.711: Common Management      no          German national Standard QD2
Information Protocol
Specification for CCITT
Applications
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ITU-T RECOMMENDATIONS         COMPLIED    COMMENTS
================================================================================
X.720: Information           No           German national Standard QD2
Technology - Open Systems
Interconnection - Structure
of management information:
management information
model
--------------------------------------------------------------------------------
X.721: Information           No           German national Standard QD2
Technology - Open Systems
Interconnection - Structure
of management information:
management information
--------------------------------------------------------------------------------
X.733: Information           Partially    Not supported are Event Classes and
Technology - Open Systems                 Probable Cause.
Interconnection - Systems
Management Alarm reporting
function
--------------------------------------------------------------------------------
X.903: Information            Yes
Technology - Open
Distributed Processing -
Reference Model:
Architecture
--------------------------------------------------------------------------------
G.771: Graphical and object  Yes
oriented user interface
--------------------------------------------------------------------------------
G.784: SDH Management        Partially    The connection between management
                                          system and network element is based on
                                          QD2
--------------------------------------------------------------------------------
G.821 and G.826:             Yes          The collection of performance data is
Performance Management                    in accordance with the definitions in
                                          G.821 and G.826
--------------------------------------------------------------------------------

14 REFERENCE LIST

AccessIntegrator is a field proven system with worldwide installations. The following list gives an overview:

--------------------------------------------------------------------------------
COUNTRY                       OPERATOR
================================================================================
Algeria                       PTT
--------------------------------------------------------------------------------
Argentina                     Coop. Centario, Telecom
--------------------------------------------------------------------------------
Austria                       EVA, TIWAG, PTA
--------------------------------------------------------------------------------
Belgium                       COLT
--------------------------------------------------------------------------------
Bolivia                       Cotel
--------------------------------------------------------------------------------
Bulgaria                      BTC Varna/Sofia
--------------------------------------------------------------------------------
Brazil                        CTBC, COTEL, Telebras, Telerj, Telems
--------------------------------------------------------------------------------
Brunei                        SAE Brunei
--------------------------------------------------------------------------------
Chile                         Entelphone, CNT
--------------------------------------------------------------------------------
China                         BTA, GPT Shanghai, div. PTAs, PTB
--------------------------------------------------------------------------------
Colombia                      Telecom, Transtel, Capitel, Caribitel, Norte de
                              Santander, ISA
--------------------------------------------------------------------------------
Cyprus                        Northern Cyprus
--------------------------------------------------------------------------------
Czech Republic                SPT Telecom
--------------------------------------------------------------------------------
Denmark                       Tele Danmark, SEAS KomSys
--------------------------------------------------------------------------------
Egypt                         Arento, Telecom Egypt
--------------------------------------------------------------------------------
Finland                       HTV, HTO
--------------------------------------------------------------------------------
France                        Dauphin Telecom
--------------------------------------------------------------------------------
Germany                       Deutsche Telekom, Arcor, Viag Interkom, MNET,
                              ISIS, ComTel, COLT, EWE Tel, NEFCOM, Telnet,
                              WuKom, AugustaKom, HTN, Autobahn Sudbayern,
                              Thyssen Telekom, Citycom Munster, Citynetz
                              Nurnberg, Berliner Feuerwehr, VEWTelNet,
                              Stadtwerke Leipzig, LKOM, Stadtwerke Schwerin,
                              3H Halle
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
COUNTRY                       OPERATOR
================================================================================
Greece                        OTE
--------------------------------------------------------------------------------
Hungary                       Digital 2002, HTCC, MAV GIR
--------------------------------------------------------------------------------
India                         DoT (TEC), Barthi Telenet
--------------------------------------------------------------------------------
Indonesia                     PT Telekom, PT Aria West, PT Bukaka, PT Daya Mitra
                              Malino, Bukaka Singtel BSI, C&WM, MGTI, PIN,
                              Pramindo Ikat, Utara
--------------------------------------------------------------------------------
Iran                          TCI
--------------------------------------------------------------------------------
Ireland                       Telecom Eireann
--------------------------------------------------------------------------------
Island                        Island PTT
--------------------------------------------------------------------------------
Italy                         Telecom Italia, WIND
--------------------------------------------------------------------------------
Jordan                        PTT
--------------------------------------------------------------------------------
Kirghizia                     Areopag, Kirgiztelekom
--------------------------------------------------------------------------------
Latvia (Lettland)             Latvenergo, SS Broceni
--------------------------------------------------------------------------------
Lithuania                     Lituvos Telecom
--------------------------------------------------------------------------------
Luxembourg                    P&T
--------------------------------------------------------------------------------
Malaysia                      Binariang, Celcom Petronet, Telcom
--------------------------------------------------------------------------------
Maroc                         ONPT
--------------------------------------------------------------------------------
Mexico                        Telinor (LOI)
--------------------------------------------------------------------------------
Namibia                       Telecom Windhoek, Telecom Namibia
--------------------------------------------------------------------------------
Netherlands                   Telfort, Enertel
--------------------------------------------------------------------------------
Norway                        Telenor, OSLO FTD
--------------------------------------------------------------------------------
Westjordanland & Gaza         PalTel
--------------------------------------------------------------------------------
Pakistan                      PTCL
--------------------------------------------------------------------------------
Paraguay                      ANTELCO
--------------------------------------------------------------------------------
Philippines                   PLDT, Islacom
--------------------------------------------------------------------------------
Poland                        TPSA, Tele Debicka, ZWUT
--------------------------------------------------------------------------------
Rumania                       EMCOM4
--------------------------------------------------------------------------------
Russia                        Fapsi Moscow, Samara Koss, Sverdlovsk
--------------------------------------------------------------------------------
Singapore                     SingTel
--------------------------------------------------------------------------------
Slovakia                      Slovak Telecom
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
COUNTRY                       OPERATOR
================================================================================
Slovenia                      Telecom Slovenia
--------------------------------------------------------------------------------
South Africa                  Telkom
--------------------------------------------------------------------------------
Spain                         Airtel, Telefonica, CTC
--------------------------------------------------------------------------------
Sudan                         Moglad Basin Oil
--------------------------------------------------------------------------------
Swaziland                     SPTC
--------------------------------------------------------------------------------
Switzerland                   Swisscom, Multilink
--------------------------------------------------------------------------------
Taiwan                        CHT-TL
--------------------------------------------------------------------------------
Thailand                      Telecom Asia
--------------------------------------------------------------------------------
Tunisia                       Tunisia Telcom
--------------------------------------------------------------------------------
Turkey                        TCS
--------------------------------------------------------------------------------
USA                           Long Island Telephone Company
--------------------------------------------------------------------------------
Vietnam                       Viete1, Hanoi P&T
--------------------------------------------------------------------------------

                            TABLE 8: REFERENCE LIST

15 LIST OF FIGURES AND TABLES

FIGURE 1: ACCESS NETWORKS MANAGED BY THE ACCESSINTEGRATOR ....................12
FIGURE 2: PROCESS STRUCTURE OF ACCESSINTEGRATOR V5 ...........................97
FIGURE 3. ACCESSINTEGRATOR SAMPLE CONFIGURATION ..............................14
FIGURE 4: CASCADED CONFIGURATION WITH MULTIPLE SISA-LAYERS ...................17
FIGURE 5: DCN USING SISA-GK/E ................................................19
FIGURE 6: MEDIA CONFIGURATION ................................................26
FIGURE 7: START-UP INFORMATION ...............................................95
FIGURE 8: THE ACCESSINTEGRATOR MAIN WINDOW ...................................28
FIGURE 9: STATUS BAR WITH GRAPHICAL INDICATION ABOUT SYSTEM
          ACTIVITIES .........................................................29
FIGURE 10: DIFFERENT VIEWS OF THE ACCESSINTEGRATOR ...........................32
FIGURE 11: PORT VIEW .........................................................33
FIGURE 12: DCN TREE ..........................................................33
FIGURE 13: NETWORK MAP VIEW ..................................................35
FIGURE 14: EQUIPMENT VIEW OF A SMX1 ..........................................36
FIGURE 15: SHELF VIEW OF THE SMXLS-SHELF WITH SMX1 AS SELECTED NE ............36
FIGURE 16: FUNCTIONAL VIEW OF FMX11 ..........................................37
FIGURE 17: VIEW OPTIONS ......................................................38
FIGURE 18: OBJECT DESCRIPTION FOR NE .........................................39
FIGURE 19: FIND NES ..........................................................40
FIGURE 20: TMN STRUCTURE OF THE M.3010 STANDARD ..............................42
FIGURE 21: UNIVERSAL PERIODIC SCHEDULER ......................................46
FIGURE 22: DATE & TIME SETTING ...............................................46
FIGURE 23: ALARM COLOUR SETTING ..............................................47
FIGURE 24: VISUAL ALARM SIGNALING IN DIFFERENT VIEWS AND ALARM
           CONFIGURATION .....................................................48
FIGURE 25: GLOBAL ALARM LIST OF THE ACCESSINTEGRATOR .........................49
FIGURE 26: ALARM LOG CREATION AND VIEW WINDOW ................................50
FIGURE 27: ALARM CONFIGURATION ...............................................52
FIGURE 28: EVENT LOG .........................................................53
FIGURE 29: EVENT LOG VIEW ....................................................54
FIGURE 30: SETTING OF THRESHOLDS .............................................55
FIGURE 31: TEST RESULT OF MANUAL USER PORT TESTING ...........................56
FIGURE 32: CONFIGURATION OF V5.1 .............................................58
FIGURE 33: CUSTOM CONFIGURATION WINDOW .......................................58
FIGURE 34: GRAPHICAL PRESENTATION OF 2MBPS PORT USAGE ........................60
FIGURE 35: UPLOAD CONFIGURATION ..............................................61
FIGURE 36: INVENTORY DATA OF A NE, LABEL DATA AND REFERENCE LIST
           FOR A MODULE ......................................................63
FIGURE 37: SELECT INVENTORY FILE AND INVENTORY DATA RETRIEVING
           PROGRESS ..........................................................63
FIGURE 38: EXAMPLE OF AN INVENTORY FILE ......................................64
FIGURE 39: CONFIGURING PERFORMANCE DATA ......................................68
FIGURE 40: DISPLAYING PERFORMANCE DATA .......................................68
FIGURE 41: LOG CREATION AND OPEN PERFORMANCE LOG .............................69
FIGURE 42: PERFORMANCE LOG VIEW ..............................................70
FIGURE 43: PERFORMANCE LOG SCHEDULING ........................................70
FIGURE 44: QUALITY MEASUREMENT LOG ...........................................71
FIGURE 46: ASSIGNMENT PERMISSION CLASS TO GLOBAL GROUPS ......................72
FIGURE 47: FUNCTION PERMISSION TABLE .........................................73
FIGURE 48: DEFINE PERMISSION CLASS ENTRY .....................................73

FIGURE 49: NETWORK EDITOR WITH OPENED NOTE FIELD EDITOR ......................76
FIGURE 50: EXAMPLE FOR THE DEFINITION OF A ONU250FTTC; UMX2S SHELF
           INSERTION .........................................................78
FIGURE 51: NETWORK EDITOR VIEW ...............................................78
FIGURE 52: TEMPLATES .........................................................78
FIGURE 53: CREATE SUBSCRIBER .................................................80
FIGURE 54: SUBSCRIBER LIST AND SERVICES OF A SUBSCRIBER ......................80
FIGURE 55: RELATE A SERVICE TO A SUBSCRIBER ..................................81
FIGURE 56: SERVICE MANAGEMENT MAIN WINDOW ....................................82
FIGURE 57: OPTIONS FOR CONFIGURATION OF SERVICE ACTIONS ......................83
FIGURE 58: SERVICE CREATION WINDOWS ..........................................83
FIGURE 59: SHOW SUBSCRIBER OF A SERVICE ......................................84
FIGURE 60: DELETE SERVICE ....................................................84
FIGURE 61: PATH MANAGEMENT MAIN WINDOW .......................................85
FIGURE 62: PATH STATES .......................................................86
FIGURE 63: SHOW SERVICE OF A PATH ............................................86
FIGURE 64: PATH DETAILS ......................................................87
FIGURE 65: MASS PROVISIONING OVERVIEW ........................................91
FIGURE 66: MIGRATION STEPS V2.6 > V3.3 .......................................94

TABLE 1: SISA-GK FEATURES ....................................................18
TABLE 2: DCN SISA PROTOCOL STACK .............................................20
TABLE 3: EVENTS RECORDED IN THE EVENT LOG ....................................52
TABLE 4: PERFORMANCE MEASUREMENT COUNTERS ....................................67
TABLE 5: SOFTWARE SERVER, CLIENT, AND LCT ....................................98
TABLE 6: HARDWARE REQUIREMENTS FOR SERVER, CLIENT AND LCT ...................100
TABLE 7: POWER CONSUMPTION OF ACCESSINTEGRATOR HARDWARE .....................100
TABLE 8: REFERENCE LIST .....................................................109

16 LIST OF ABBREVIATIONS

A

AC                Access Code

ADM               Add Drop Multiplexer

ADMIN             Administration

ADSL              Asymmetrical Digital Subscriber Line

AIS               Alarm Indication Signal

AMX               Access Multiplexer

AN                Access Network

API               Application Programmer's Interface

ATM               Asynchronous Transfer Mode

B

BOOTP             Bootstrap Protocol

C

CAS               Channel Associated Signaling

CMU               Control and Multiplexer Unit

CMXII             Cross connect Multiplexer for V5.1/V5.2

COT               Central Office Terminal

CTM               Cordless Terminal Mobility

CUA               Control Unit Access

CUD               Control Unit Drop / Insert

D

DB                Database

DCN               Data Communication Network

DECT              Digital Enhanced Cordless Telecommunications

DN                Directory Number

ETSI              European Telecommunications Standard Institute

EWSD              Digital Electronic Switching System

EWSXpress         self-connecting ATM-switch

F

FEPROM            Flash EPROM

FG                Functional Group

FTP               File Transfer Protocol

FU                Functional Unit

G

GAIN              Global Advanced Intelligent Network

GAP               Generic Access Profiles

GUI               Graphical User Interface

H

HDLC              High Level Data Link Control

HDSL              High-bit rate Digital Subscriber Line

HH                Handheld

HW                Hardware

I

IEEE              Institute of Electrical and Electronic Engineers

IP                Internet Protocol

IPUI              International Portable User Identification

ISDN              Integrated Service Digital Network

ISDN-BA           ISDN Basic Access

ITU               International Telecommunication Union

ITU-T             Telecommunication Standardization Sector of ITU

K

L

LAN               Local Area Network

LCT               Local Craft Terminal

LE                Local Exchange

LED               Light Emitting Diode

LL                Leased Line

LT                Line Terminator

M

MED               Mediation Application

MEU               Measurement Unit

MFC               Microsoft Foundation Classes

MIB               Management Information Base

MSUE              Measurement and Supervision Unit with Embedded Control Channel

MTBF              Meantime between Faults

N

NE                Network Element

NMF               Network Management Forum

NT                Network Termination

O

O.N.M.S.          Optimized Network Management System

OAM               Operation, Administration and Maintenance

OMC               Operation and Maintenance Center

ONU               Optical Network Unit

OS                Operations System

OSI               Open System Interconnection

P

PARK              Portable Access Right Key

PLI               PARK Length Indicator

POTS              Pain Old Telephone Service

PSTN              Public Switched Telephone Network

Q

QD2               Q Interface German Standard No.2 (Deutsche Telekom specific
                  TMN interface)

Q3                Interface according to ITU-T M.3010

R

RAS               Remote Access Service

RID               Remote Inventory Data

RS 232            ANSI Standard RS 232

RS 485            ANSI Standard RS 405

S

SDH               Synchronous Digital Hierarchy

SeAP              Service Access Point

SISA              Supervision and information System for Local and Remote Areas

SISA-ASA          SISA alarm collector (Alarmsammler)

SISA-GK           Physical SISA-DCN node (GestellKonzentrator)

SISA-V            Logical SISA-DCN node (Virtual Konzentrator)

SNMP              Simple Network Management Protocol

STM               Synchronous Transfer Mode

STM-l             Synchronous Transport Module Level 1 (155.52 Mbit/s)

SeAP              Service Access Point

SuAP              Subscriber Access Point

SW                Software

T

TCP/IP            Transport Control Protocol/Internet Protocol

TMN               Telecommunication Management Network

U

UDP               User Datagram Protocol

V

VS.1/V5.2         2Mbit/s Interface Standard

VADSL             Very high bit rate Asymmetrical Digital Subscriber Line

VDSL              Very-high bit rate Digital Subscriber Line

VHDSL             Very-High bit rate Digital Subscriber Line

VPI               Virtual Path Identifier

VPL               Virtual Path Link

W

WAN               Wide Area Network

WSAP              Workstation Application

WLL               Wireless Local Loop

X

X.25              ITU Standard X.25

XLD               Xpresslink D

[OBJECT OMITTED]                                             [OBJECT OMITTED]

INFORMATION FOR DCN CONCEPT WITH CMX II / ONU 30

The CMXII is designed principally for the following applications:
- Concentrating crossconnect multiplexer for 2-Mbit/s signals with V5 protocol,
     -    concentrating V5C interface on the subscriber side and / or
     -    concentrating V5.2 interface or V5.1 interface on the exchange side
-    Crossconnect multiplexer for 2-Mbit/s signals with V5.1 protocol
-    Crossconnect multiplexer for channel-associated signaling (CAS).

All ports of the CMXII allow equipment to be connected that has 2-Mbit/s interfaces per ITU-T G.703/6. The 2-Mbit/s signals are connected at time slot level (64 kbit/s).

For V5 processing CMXII is equipped as follows:
-    One or two crossconnect units CCU
- Up to 46 Port Units 2 Mbit/s PU2+ (provides inband transmission of TMN data via an ECC channel including ECC extraction)
- A SISA interface unit PUSISA (Port Unit SISA) one of which can be optionally provided in the CMXII in place of a PU2/PU2+ unit on the LE side
-    One or two V5.2 frame relay units V52FR (V5.2 Frame Relay Unit)
-    One management control unit MCU
-    Two to four power supply units PSC.

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



PORT UNIT PUSISA

The SISA information for remote devices is fed in via the QD2 slave port or the F interface of the MCU and transferred to the PUSISA via a supervision bus. There the information is embedded in a PCI link, transferred via the CCU connection matrix to the PU2 on the AN side and mapped onto the ECC slot in the 2-Mbit/s frame structure. In the remote device which disassembles the 2-Mbit/s frame the relevant ECC is mapped out and applied transparently to an ECC port that corresponds to a QD2 master port. The number of ECCs to be served by the PUSISA is identical to the number of devices to be monitored. Using a PUSISA unit reduces the number of 2-Mbit/s ports available for leased lines on the LE side by 4. (Provision of up to 128 ECC channels (inband 64 kbit/s) in entire CMX II for remote control and monitoring of remote network elements)

The PUSISA is used for implementing the inband transmission of TMN data between the OLT and remote ONUs. By way of a transmission medium, for each ONU an ECC is used which seizes one of the 30 traffic channels of a 2-Mbit/s link framed according to ITU-T Recommendation G.704. The transmission rate in an ECC is 64 kbit/s. The PUSISA unit can be used once in the CMXII instead of a PU2 unit in the CMXII-2S shelf on the LE side.

The PUSISA unit performs the following functions:

-    Reception from the MCU of the data for all ECCs to be controlled
-    Generation of four SISA-V (Each SISA-V operates up to 32 ECCs.)
- PCI framing and transmission of the PCI links (The TMN information is transmitted in a PCI link to the CCU, mapped into position in a 2-Mbit/s signal as per ITU-T G.704 in the CCU-crossconnect matrix and transmitted to the remote equipment.)
-    Frame synchronization of the PCI receive signal
-    Recovery of the ECC data

                        MECHANICAL DESIGN OF CMX II

The mechanical design of the CMXII is based on 19-inch shelves with associated terminal panel. The maximum number of 2-Mbit/s interfaces can be adapted to the network configuration using different shelf variants:

- Three shelves for up to 184 2-Mbit/s interfaces, one CMXII-CS shelf and two CMXII-2S shelves

- Two shelves for up to 140 2-Mbit/s interfaces, one CMXII-LS shelf and one CMXII-2S shelf, or one CMXII-CS shelf and one CMXII-2S shelf

- One shelf for up 48 2-Mbit/s interfaces, one CMXII-LS shelf. The shelves themselves are designed such that they can be accommodated in 19-inch or ETSI standardized racks. All units are in the form of double Eurocards. A backplane PCB interconnects all the units within a shelf and implements the connections to the terminal panel.

See figure 5.1

INTERFACES / UPGRADE

A single shelf CMX II supports up to 44 ports 2-Mbit/s (11 cards PU2+ with 4 interfaces on each), the 12th interface slot is occupied by PUSISA. If more 2-Mbit/s interfaces are required, a shelf update is possible by adding one ore two more shelves. With the 2 - shelf solution 136 2-Mbit/s interfaces are possible, with a 3 - shelf CMX II then 180 2-Mbit/s interfaces. A single CMX II (1-, 2-, 3- shelf) supports max. 128 ECC, if more ECC (ore more then 180 2-Mbit/s interfaces) are needed, an additional CMX II is nessecary.

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MECHANICAL DESIGN OF AMXMS

AMXMS is central multiplexer shelf of ONU30. The AMXMS accommodates the following double Eurocard units without front panel:
-    One central unit CUA
-    One supervision unit MSUE
-    Up to three line cards LC
-    One line terminating unit LTC, LTCP (HDSL) or LTO (optical)
Fig. 5.8 shows the equipment fitted when deploying the AMXMS in copper networks and optical networks. The backplane inerconnects the units via external and internal interfaces.

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



QD2 ACCESS TO AMXMS

The AMX including the various line cards forms a SISA network element. The addressing of the network element is assigned by backplane coding with five bits for the card that provides the access to the network element. Access via a OS or a LCT is provided to this network element via the CUA or the MSU/MSUE. The interfaces are:
-    QD2 interface of the CUA with 1.2 kbit/s, 9.6 kbit/s and 64 kbit/s
-    QD2 interface of the MSU/MSUE with 1.2 kbit/s, 9.6 kbit/s and 64 kbit/s
-    ECC interface of the MSUE with 64 kbit/s.
Automatic interface and bit rate detection is provided by the operating program of the relevant card. The MSU/MSUE can be accessed, for example, via a transparent overhead channel of the line termination or, in case of the MSUE, via an ECC included in the PCM signal. Fig. 4.3 shows an example of OS access. Local operator control of the AMX is effected via the F interface of the MSU/MSUE.

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

                                European Agreement
                                   Appendix 4
                                     Content



OBJECT OF CONTRACT

The rights and duties of Purchaser and Contractor with respect to planning services for sites will later be agreed separately between Purchaser and Contractor.

                              European Agreement
                                Appendix 4a+b
                              Section RF Planning


                         APPENDIX 4a+b - RF PLANNING


DOCUMENT

DOCUMENT NAME   Appendix 4a+b - RF Planning
BACKGROUND      Description of RF Planning Services of the European
                Agreement between FirstMark Europe SA and Siemens AG




Appendix 4ab - RF planning, final version 000427                  Page 1 of 10

                              European Agreement
                                Appendix 4a+b
                              Section RF Planning


TABLE OF CONTENTS


Table of contents

1     Definitions
2     Initial Planning
3     Detailed planning




Appendix 4ab - RF planning, final version 000427                  Page 2 of 10

                              European Agreement
                                Appendix 4a+b
                              Section RF Planning


1      DEFINITIONS

INTRODUCTION

This version of the appendix applies for the Federal Republic of Germany. The parties reserve the right to agree an extension of the area of application of this appendix taking into consideration the country-specific particularities.

SUPPLY AREA

The supply area of a PMP license region which is determined by the RegTP and defined by drawing up to 32 vertices of a polygon around it.

PLANNING REGION

A contiguous region which is described by means of a closed polygon defined by Purchaser and defined in the course of radio-network planning. It can extend over several supply areas or parts thereof.

CALL-OFF AREA

The call-off area describes the potential marketing region which is located among the search districts cleared by Purchaser. It serves for radio-network planning for orientation in the detailed planning of sites. The call-off area is defined by drawing one or more closed polygons.

TRAFFIC POINTS

Geographically-coded potential customer sites which are defined by co-ordinates and differentiated traffic profiles.

COVERAGE FOOTPRINT

A coverage footprint is a graphical representation of the field-intensity distribution in the region supplied by the individual base station.

MINIMUM COVERAGE

The minimum coverage describes the customer coverage of a planning region as a percentage.

BS

PMP base station




Appendix 4ab - RF planning, final version 000427                  Page 3 of 10

                              European Agreement
                                Appendix 4a+b
                              Section RF Planning


BSBU
Base station base unit

2      INITIAL PLANNING

2.1    DUTIES OF THE CONTRACTOR

The initial planning is the first step of radio planning for a planning region. The result of the initial planning is a radio-network concept on whose basis the detailed planning and the set-up of individual sites is performed. In addition, the initial planning supplies important inputs for the order and forecast process and forms the basis for marketing/sales activities.

The initial planning performed by the contractor includes at least the following tasks:

    -  Analysis of the planning region
    - Determining the number of required base stations in accordance with coverage and capacity points of view
    - Determining the necessary BS configurations in accordance with geography, topography, traffic density and other factors affecting the planning region
    -  Determining a network design


2.2    PLANNING SPECIFICATIONS

Necessary specifications for the performance of the initial planning by Purchaser are in particular:

    -  Purchaser planning strategy
    -  Determining the planning region
    - Provision of traffic forecast data in the form of traffic points and purchaser market shares
    - Provision of the license specifications in accordance with license certificate
    -  Site specifications by Purchaser
       - Proposals of sites offered to Purchaser in the course of his business activities or which are available to him
       - Specification of fixed or potential subscriber sites acquired by Purchaser in the course of his sales/marketing activities
    - Quality-assurance specifications in accordance with Appendix 3 System Specification

The planning specifications must be available or be made available at the time of placement of the order. If the planning specifications are incomplete, Purchaser shall be notified of this immediately so that the missing information can be made available at short notice.




Appendix 4ab - RF planning, final version 000427                  Page 4 of 10

                              European Agreement
                                Appendix 4a+b
                              Section RF Planning


2.3    BASIC CONDITIONS

The initial planning shall be performed with the aid of tools using a PMP planning tool provided by the contractor as well as supportive resources.

The following geo-data in particular are required for the planning:

    -  Elevation data of grid 25m for all of Germany
    -  3D building-height data of grid 5m for major-city regions
    -  Clutter data of 25m grid with default heights for all of Germany
    -  Digital maps (grid data/vector data) for visual orientation
    -  Topographical maps of scale 1:25000 where required

This shall be made available by Purchaser. If 3D data are only available to a limited extent for a planning region, alternative solutions for the planning are to be examined in mutual agreement between Purchaser and contractor and documented. The reliability of the results in such a case can be limited.


2.4    SCOPE OF PLANNING

The initial planning includes in particular the three focal points planning preparation, coverage planning and capacity analysis.

PLANNING PREPARATION

Planning preparation includes the compilation and preparation of all planning data and an analysis of the planning region. This also involves the radio-network planning locally becoming familiar with the particularities of the planning region on site.

COVERAGE PLANNING

During coverage planning, base stations are placed. The objective is to realise a maximum customer coverage with a minimum of base stations. The minimum coverage shall be specified and updated by Purchaser. The current specification for the minimum coverage is 75% of all traffic points of the relevant planning region. When the choice of base stations is made, the radio-network planner should be largely oriented towards existing potential BS sites which were already localised in the preliminary stages by means of on-site inspection.

CAPACITY ANALYSIS

Capacity analysis includes a capacity evaluation on the basis of the base stations defined by coverage planning. This includes determining the degree of potential traffic among the coverage regions of the individual base stations, determining the number of required BSBUs and checking how well the frequency can be planned. Deriving from this, additional network adjustments shall be performed by changing the configurations or setting additional base stations.




Appendix 4ab - RF planning, final version 000427                  Page 5 of 10

                              European Agreement
                                Appendix 4a+b
                              Section RF Planning


2.5    RESULT

The result of the initial planning is a planning document containing at least the following information:

    -  Summary of the planning specifications
    -  Summary of the planning strategy
    -  Summary of the network/configuration data
         -  number of base stations
         -  number of sectors
         -  number of BSBUs
         -  percentage customer coverage
         -  average base-station spacing
    -  Remarks and comments
    -  Base-station specifications with
         -  Object identification Code
         -  Base-station name
         -  Co-ordinates in the agreed format
         -  Antenna heights above ground
         -  Sector specifications
            *Antennas type
            *Orientation
            *Forecast traffic value
            *Number of BSBUs
    -  Coverage plot for each base station
    -  Coverage plot for each planning region

The planning document shall be made available in both hardcopy and electronic form.


2.6    PLANNING PERIOD

The period for the initial planning of a supply area is 10 working days from the time of placement of the order as defined in Appendix 4g as long as the above-mentioned basic conditions are fulfilled. In the case of larger or more complex supply areas, both parties can agree an extension of this period by 5 working days. Each calendar week, the contractor shall accept an order of two supply areas for each region. Any additional orders shall be processed by mutual agreement.




Appendix 4ab - RF planning, final version 000427                  Page 6 of 10

                              European Agreement
                                Appendix 4a+b
                              Section RF Planning


3      DETAILED PLANNING

The detailed planning shall be performed by the contractor in the region cleared by Purchaser for detailed planning and shall be performed on the basis of the initial planning results. Real site candidates and their area and capacity coverage shall be evaluated and configured on the basis of their integration potential.


3.1    OBJECTIVES OF DETAILED PLANNING

-  Analysis of the site candidates
- Determining the BS configuration on the basis of the coverage and capacity requirements


3.2    SPECIFICATIONS

Necessary specifications for the performance of the detailed planning by Purchaser are in particular:

    -  Purchaser planning strategy
    - Provision of traffic forecast data in the form of traffic points and purchaser market shares
    - Provision of license specifications in accordance with license certificate
    -  Results of the initial planning
    - Determining of the call-off area with the search districts contained and cleared therein
    -  Site specifications by Purchaser
         - Proposals of sites offered to Purchaser in the course of his business activities or available to him.
         - Specification of fixed or potential subscriber sites acquired by Purchaser in the course of his sales/marketing activities.
    -  Quality specifications in accordance with Appendix 3 System
       Specification

The planning specifications must be available or be made available at the time of placement of the order. If the planning specifications are incomplete, the purchaser shall be notified of this immediately so that the missing information can be made available at short notice.




Appendix 4ab - RF planning, final version 000427                  Page 7 of 10

                              European Agreement
                                Appendix 4a+b
                              Section RF Planning


3.3    BASIC CONDITIONS

The detailed planning shall be performed with the aid of tools using a PMP planning tool provided by the contractor as well as supportive resources.

The following geo-data in particular are required for the planning:

    -  Elevation data of grid 25m for all of Germany
    -  3D building-height data of grid 5m for major-city regions
    -  Clutter data of 25m grid with default heights for all of Germany
    -  Digital maps (grid data/vector data) for visual orientation
    -  Topographical maps of scale 1:25000 where required

This shall be made available by Purchaser. If 3D data are only available to a limited extent for a planning region, alternative solutions for the planning are to be examined in mutual agreement between Purchaser and contractor and documented. The reliability of the results in such a case can be limited.


3.4    SCOPE OF PLANNING

PLANNING PREPARATION

The planning preparation includes the compilation and preparation of all planning data.

ISSUE OF SEARCH DISTRICTS

By means of radio-network planning by the Contractor, a search order in accordance with the agreed form shall be created on the basis of the search districts from the initial planning as cleared by Purchaser and this search order shall be passed on to Purchaser's project co-ordinator as a basis for the authorisation of the acquisition.

EVALUATION OF THE SITE CANDIDATES

The site candidates registered by the acquisition shall be evaluated by Contractor with respect to radio technology. For this purpose, a coverage and capacity analysis shall be performed with the aid of tools. The result is a ranking of the site candidates with the favourite being indicated as Rank 1 Candidate.

All site candidates shall be entered by Contractor in the purchaser site database.

SITE REVIEW

A site review must be performed for shortlisted site candidates. The site review includes a test of the radio-technical and constructional circumstances on site. This includes the location of possible antenna sites and the testing of the circumstances relating to space for the system equipment. The results of the site review must be documented.




Appendix 4ab - RF planning, final version 000427                  Page 8 of 10

                              European Agreement
                                Appendix 4a+b
                              Section RF Planning


The appointment for the site review must be communicated to Purchaser in good time so as to enable his participation.

CLEARANCE FOR SITE CONTRACTUAL NEGOTIATIONS

Contractual negotiations shall commence following clearance of a site candidate by Purchaser. In addition to the site data contained in the site database, at least the following information is required in electronic form for the site candidate intended for clearance:

    -  Photographic documentation
         -  building views
         -  roof photos
         -  panorama photos
         -  photos of operating room
    -  Capacity and traffic estimate
    -  Preliminary site configuration
    -  Coverage footprint
    -  Information on available space for system equipment.

The timeframe for the clearance of the site candidates is 5 working days.

TECHNICAL REVIEW (TR)

The TR is an on-site meeting at which agreement is reached on how the technical (constructional) realisation of the site configuration determined by the radio and feeder-network planning is to take place.

The contractor (radio-network planning) shall supply the TR with the following data specific to the PMP base station:

    -  Co-ordinates in the defined format
    -  Height over NN
    -  Antenna height above ground/above roof
    -  Antenna type
    -  Antenna orientation
    -  Elevation
    -  Desired antenna positions
    -  Final construction for antennas and system equipment

Purchaser shall supply the TR with the following data specific to the PMP base station:

    -  Initial construction for antennas and system equipment

Purchaser (feeder-network planning) shall supply the TR with the following data for station connection:

    -  Antenna height above ground/above roof
    -  Antenna type
    -  Antenna orientation
    -  Elevation
    -  Desired antenna positions
    -  Initial/final construction for antennas and system equipment




Appendix 4ab - RF planning, final version 000427                  Page 9 of 10

                              European Agreement
                                Appendix 4a+b
                              Section RF Planning


The result of the TR shall be documented in the TR protocol and shall form the basis of the infrastructure planning. The specifications for the PMP station and/or for the connection of the station shall be documented in the agreed forms which shall become a component of the TR protocol.

The invitation of Purchase to the Technical Review shall take place at least 10 days before the TR date. At this time at the latest, all necessary data must be available to Purchaser.

THE FOLLOWING ACTIVITIES

After the TR, Purchaser shall call the system technology from the contractor in accordance with the call form.

Following completion of the building plans, they must be checked by the contractor (radio-network planning) with respect to the radio-network-planning specifications.

In preparation for commissioning of the base station, the frequency applications, EMVU applications and BIMSCH notification shall take place in keeping with the application time limits of the authorities. These shall be submitted to Purchaser for signing.


3.5    OTHER MATTERS

All results of the detailed planning for the site to be realised shall be entered by the contractor in the purchaser site database in accordance with Appendix 4i (Project Management).

The latest up-to-date version of the radio network planning guide shall serve as a basis for planning. (The current version PMP Planning Guide).




Appendix 4ab - RF planning, final version 000427                  Page 10 of 10

                                European Agreement
                                   Appendix 4 c
                                 Site Acquisition


                           Appendix 4 c- Site Acquisition


DOCUMENT
--------------------------------------------------------------------------
DOCUMENT NAME              Appendix 4 c- Site Acquisition
--------------------------------------------------------------------------
BACKGROUND                 Appendix 4 c to the European Agreement between
                           FirstMark Europe SA and Siemens AG
--------------------------------------------------------------------------
                           Description of site acquisition Services
--------------------------------------------------------------------------

                                European Agreement
                                   Appendix 4 c
                                 Site Acquisition


                                APPENDIX 4c, PART 1
                             TO THE EUROPEAN AGREEMENT

                                     SECTION 1

                                OBJECT OF CONTRACT

The Client intends to use locations in the Federal Republic of Germany for operating a digital radio network by means of erecting, operating and maintaining fixed radio stations with connections to the supply system as well as by means of housing the corresponding supply units.

The Contractor is ordered to carry out with his vicarious agents the acquisition that is required for operating such a digital radio network.


                                     SECTION 2

                                 SCOPE OF SERVICE

The Contractor undertakes to provide the following services:

(1)  SEARCH FOR LOCATIONS

     On the basis of an agreement with the Client the Contractor will define search districts for his vicarious agents. Within these search districts the vicarious agents will identify 3 to 5 locations that seem to be suitable for Point-to-Multi-Point-Base stations or radio-relay repeater stations provided that any suitable locations exist in the respective search district. Photos will be taken of the location from the site itself and these photos will be documented as indicated by the Client in the following way:

     Photos will be taken of the location on road level and initially only of one of the locations from the roof at 360DEG. Of the other locations the photos at 360DEG. will be taken on request of the radio network planner to be nominated by the Client.

     The following data will be identified for the corresponding location:

       -  information on ownership

       -  addresses of owners and tenants

       -  contact persons (also at the locations itself)

       -  address of the location

       -  heights of the building/the structures on the surface

       -  sketch of the location, sketch of the roof with rough dimensions

       -  coordinates (Gauss-Kruger)

       -  section of topographic map scale 1:25000

       - information on possibility for fixing antennas and housing technical equipment

       -  description of access and approach

       -  information in parallel utilization by other radio network operators

                                European Agreement
                                   Appendix 4 c
                                 Site Acquisition

     Both the photos and the data will be provided for the Client in the form required by the Client - also on data carrier or by entering them into corresponding software of the Client - within 10 working days after the search districts were allocated. After the period has expired the Client will be entitled to withdraw the allocation of the search district without remuneration.

     The period and the right to withdrawal of the search district do not apply for contracts on acquisitions which have been concluded with subcontractors before this appendix became valid.

(2)  CONTRACT NEGOTIATIONS

     The contract negotiations will be carried out between the Client and the corresponding lesser of the Client until a rental contract has been concluded and they comprise:

       - establishing contact with the owners or lessers of the locations maximum of three) which are assessed as being suitable by the radio network planners which were appointed by the Client, parallel negotiation of the conditions and terms of contract

       - documentation of requirements with respect to construction and legal conditions raised by the owners

       - negotiating and processing the contracts until they are signed in coordination with the group for contract issues of the Client

       - participating in meetings (e.g.) meetings of the community counsil, meetings related to the law on housing property and permanent dwelling right, citizens' initiatives)

       -  acquiring the signature of the lesser for the tenancy contract

       - acquiring the signature of the owner for the application for connection to the public energy supply system (below:
          EVU-application)

       -  acquiring the authority of the owner for reviewing the land register

       - acquiring the authority of the owner for acquiring the as-built drawings of structure (drawings of the building, elevation and statistics calculations of the sections of the building that will be utilized)

       - acquiring the declaration of the owners of the property according to Section 10 TKV

       - agreeing rights of way together with notarially certified award of entry by the owner for a limited personal easement provided that the access to the location of the antenna is only possible by crossing other properties

       - agreement on permit together with a notarially certified award of entry by the owner for a limited personal easement provided that ducts have to be laid for connection to the power supply system and to the telecommunication system

       - agreement on permit together with notarially certified award of entry by the owner for limited personal easements for erecting or utilization of unused land; unused land in the above sense is any area that is not built up and with bushes of a maximum height of 20 cm

       -  answering questions related to the conclusion of the contract

(3) OTHER ACTIVITIES

    The Contractor undertakes to provide the following services:

       -  acquiring the appendices to the contract as mentioned in
          Section 2 (4)

       - acquiring information whether the respective building is protected as a monument

       - assessing the possibility for executing the construction on the basis of the current form (Site assessment form Appendix 1) provided by the Client

       - describing the location of the energy meter and of the nearest connection point for energy supply outside the building

       -  participating in meetings on acquisition with the Client

       - acquiring contract addresses for approvals and permits (e.g. authorities, VU-applications), organizing and participating in site inspections together with the owner or lesser, other radio operators and the Client after the contract has been concluded, technical building inspection

       - acquiring the as-built drawings available at the owner or lesser (drawings of the building, elevation and statics calculations of the sections of the building that will be used)

       - presenting the construction plan to the owner, acquiring the agreement on construction at the owner provided that this has been agreed for the individual case between the Client and the owner

       - support for acquiring the building permit by means of nominating contact persons

       - acquiring the keys from the lesser and handing them over to the site engineer who was appointed by the Client

       - support for developing the location until a contract has been signed by the lesser or owner (maintaining contact with the owner or lesser in case of disputes)

(4) APPENDICES TO THE CONTRACT

    When the contract is presented to the Client for being signed the following appendices must be attached

       - one uncertified excerpt from the land register for the respective property, divisions I to III (division III may be excluded if the land register refuses it in the individual case)

       - proof of the authority of the person signing by company register, register of associations, powers of attorney, company agreement, decision according to the law on housing property and permanent dwelling, decision of the community council, consent of co-owners, partners, etc.

       - if required consent of neighbors (provided that the respective project requires a building permit)

       - attachment "Deviations from the sample contract" or automatic comparison of versions by e-mail

    Excerpts from the land register and other registers must be acquired directly from the relevant authority and at the moment when the contract is signed they must not be older than three months.

                                European Agreement
                                   Appendix 4 c
                                 Site Acquisition


                                     SECTION 3

                               METHOD OF COOPERATION

(1) For efficient collaboration the parties will nominate skilled responsible staff who are able to provide the information and take the decisions which are required for executing this contract or have them provided or taken. In case the contact persons for one of the contracting parties changes the other party will be informed immediately in writing:

     for the Client:
     Project management: Harald Schemionek, FMCD, Leiter Liegenschaften, Kleine Brudergasse 3, 01067 Dresden, tele.: 0172/9448823 technical design and planning: Alfred Poppe, see above, tel.: 0177/2597033 for the Contractor: Gunther Schmidt, Siemens AG, Account Manager Carrier Sales, Volklinger Strasse 1, 40219 Dusseldorf, tel.: 0177/8992250 project management Dieter Rudeck, see above, tele.: 01272/55 84 732 technical design and planning

(2) If necessary, any activities as described in section 2 must be carried out in coordination with the Client.

(3) The Contractor must not begin the negotiations on the contract before the Client has accepted the location.

(4) In their contact with the owner and lesser the Contractor and his vicarious agents will present themselves as acting "by order of FirstMark Communications Deutschland". The Client will issue to the Contractor a written confirmation according to the sample (Appendix 3) that can be used for authorization towards the owner or lesser.

(5) The Contractor must use exclusively the current contracts and sample clauses that were released by the Client. In case the Client releases a clause in an individual case this does not constitute a general release for other cases.

(6) Stipulations in the rental contract, the contract or other agreements of the Client with third Parties on the ownership of the property to be contributed or contributed by the Client in connection with the rental contract must be drafted or amended only with previous written consent of the legal department of the Siemens AG, Hofmannstrasse 51, 81359 Munchen. Client in the sense of the paragraph is the Client in the sense of
     Section 14 (1) of this appendix or the companies that are related to it in the sense of Section 15 Company Law or Section 15 Company Law analog or FirstMark Communications Europe S.A. or companies that are related to it (affiliates in the sense of appendix 5).

(7) In case the owner or lesser does not accept the current sample contract the Contractor must contact the Client. The negotiations on the contract must be continued until the Client accepts the draft.

                                European Agreement
                                   Appendix 4 c
                                 Site Acquisition


(8) The Contractor will inform the Client on a weekly basis on the status of the acquisition activities in the form that has been agreed by the parties. The report must contain all activities with respect to all the locations within the search district that has been allocated by the Client.

(9) The client intends to sign framework contracts with significant partners for making acquisition easier.

(10) The Contractor is not entitled to claim an order for carrying out acquisition in all or in certain search districts. As soon as a search district has been allocated by the Client he must not order a third party to carry out acquisition.

(11) The Client undertakes to issue orders to the Contractor for the years 2000 until 2002 for acquisition within 80% (in 2000), 70% (in 2001) and 60% (in 2002) of the search districts for point-to-multi-point-base stations that are released by the radio network planning department of the Contractor in coordination with the Client.


                                  SECTION 4

                                  EFFICIENCY

(1) The Contractor will exclude that the vicarious agents employed by him will be active simultaneously for other wireless local loop operators in the same supply area (in correspondence with the allocation by the RegTP). This limitation does not apply for those contracts on acquisition purposes which have already been signed with subcontractors. Clause 1 of the paragraph will apply only for five years after this European Agreement became valid.

(2) The staff employed by the Contractor must be skilled and experienced in acquisition. A valid certificate on fitness for working at heights (G 41) for each agent must be presented to the Client upon written request.

(3) On written request the Contractor will inform the Client upon the subcontractors he employed. Before a contract is concluded with a subcontractor the Client is entitled to refuse individual subcontractors provided that any indications of lack of suitability exist.

(4) The Contractor must make sure that the persons employed for fulfilling the contract receive all the necessary and suitable equipment.


                                  SECTION 5

                             DUTIES OF THE CLIENT

(1)  The Client has in particular the following duties:
         1.  instruction and legal training for the vicarious agents
         2. legal assistance, support in difficult negotiations by contract managers or lawyers
         3.  supply of information brochures, manuals, standard letters

                                European Agreement
                                   Appendix 4 c
                                 Site Acquisition


         4. all other forms of support that are necessary for executing the contract according to Section 2

(2) The Client will guaranty that all vicarious agents participate in coordination and further education meetings held by the Client provided they are not hindered by important reasons (e.g. disease). These meetings are held once per quarter and on special occasions. They last for a maximum of 2 days.

(3) Except traveling expenses and accommodation expenses these meetings will not incur any costs for the Contractor. Usually the meetings will be held decentralized for each region.


                                     SECTION 6

                     REMUNERATION AND REIMBURSEMENT OF EXPENSES

(1) The remuneration for each location for which the Client concludes a contract consists of the basic amount, the allowances and the deductions.

(2) The basic amount for a concluded contract on a point-to-multi-point-base station or for a radio relay repeater is *** per contract.

(3) For each rental contract that coincides literally with the current rental contract or that contains only standard clauses that were accepted as being "harmless" the Contractor will receive an allowance amounting to

                                 ****

(4) For each rental Contract with an annual rent that is below the standard rent of
                                 ****

    the Contractor will receive an allowance that is the same as the difference between the annual rent and the standard rent for one year. The parties will agree on adapting the standard rent if necessary, e.g. for individual regions, as soon as some empirical values on average rent per region are available.
    The annual rent will be calculated on the basis of all services that may be provided for the lesser in addition to or instead of the rent.

(5) For each rental contract that is being signed by both parties within four weeks after a location was accepted for contract negotiations the Contractor will receive an allowance amounting to

                                 ****

    In case a sample rental contract or - in the case of a deviation from the sample rental contract - a sample rental contract that has been approved by the Client and signed by the lesser is received by the Client within four weeks after the location was accepted for contract negotiations and the Client signs this rental contract without any modification after the above mentioned period of four weeks has expired this rental

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                European Agreement
                                   Appendix 4 c
                                 Site Acquisition


    contract shall be considered to have been signed by both parties within four weeks after the location has been accepted for contract negotiation.

(6) For each rental contract that is concluded although it does not coincide with the sample that was provided and that was neither released by the Client after previous review the remuneration will be cut by

                                 ****

(7) For acquiring the consent of neighbors in case of projects that are subject to building permit procedures the Contractor will receive an additional payment of

                                 ****

(8) For contracts which were concluded on the basis of framework contracts provided by the Client (Section 3, paragraph 9 of this appendix) the Contractor will receive *** of the basic amount.

(9) This remuneration covers all ancillary costs and expenses except expenses for official fees and notary costs provided that this contract does not contain any deviating stipulation. The mentioned fees and notary costs will be reimbursed by the Client.

(10) All amounts are indicated as net amounts. The currently valid legal VAT will be paid additionally.


                                  SECTION 7

                          ABANDONING SEARCH DISTRICTS

Per search district that is abandoned by the Client for reasons that do not lie with the Contractor or in case the contract between the Client and Contractor is terminated the Contractor will receive the following remuneration:

     1. If the complete documentation for at least three suitable locations is submitted:

                          *** of the basic amount

     2.  After at least one location was released by the Client:

                          *** of the basic amount

     3. Upon presentation of a contract that was agreed with the Client and signed by the owner or lesser provided that the location is abandoned only after the contract was signed by the owner or lesser

                   *** of the basic amount plus applicable allowances.

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                European Agreement
                                   Appendix 4 c
                                 Site Acquisition


                                     SECTION 8

                           CONTINUATION OF SEARCH DISTRICTS


In case a Contractor is allocated search districts where another agent carried out acquisition before him the following staggering will apply for remuneration:

     1. provided that the complete documentation for at least three suitable locations is taken over the Contractor will receive

            *** of the basic amount and all applicable allowances.

     2. After a location was accepted for beginning contract negotiations he will receive

            *** of the basic amount and all applicable allowances.


                                    SECTION 9

               NEGOTIATIONS FOR CONTRACT RECTIFICATION, NEW NEGOTIATIONS

(1) In case negotiations for rectifying contracts on a location become necessary after a contract was concluded because the conditions changed an additional hourly remuneration amounting to **** plus VAT up to maximum *** plus VAT will be paid.

(2) In case new negotiations on the same location must be entered into the Contractor will receive *** of the remuneration defined in Section 6.


                                   SECTION 10

                              CONDITIONS OF PAYMENT

(1)  The invoice may be submitted

        -  after the rental contract was concluded,

        -  when the appendices in the sense of Section 2 (4) were submitted

        - upon presentation of the performance record signed by the Client (sample appendix 4) and

(2)  The remuneration is due four weeks after the invoice was submitted.


                                   SECTION 11

                                    LIABILITY

The parties are mutually liable in relation to this appendix for personal injury without limitation, for damage to property up to DM 100,000.00 per case. The amount of total liability of the parties is limited to DM 500,000.00 per calendar year and to DM 1,000,000.00 for the total duration of the contract. Any further liability claims of the Client that those expressly


-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                European Agreement
                                   Appendix 4 c
                                 Site Acquisition


defined in this appendix, no matter for which legal reason, in particular claims due to loss of information and data, loss of production or interruption of operation, loss of profit, interests as well as consequential harm caused by defects are excluded.


                                   SECTION 12

                                    SECRECY

(1) Both parties will use the documents and information which they will receive in connection to this appendix only for the purposes of this appendix and will keep them secret to third parties with the same care as if they were this party's own documents and information provided that the other party indicates that these documents and information are confidential or is obviously interested in keeping them secret. This obligation begins with the first reception of the documents or information and ends 24 months after the end of this agreement.

(2) This obligation does not apply for documents and information that are generally known or that were known to the other party when it received them without this party having being obliged to keep them secret at that time or which are conveyed by a third party that is entitled to pass them on or if they are developed by the receiving party without using secret documents or information of the other party.


                                   SECTION 13

                             OWNERSHIP AND COPYRIGHT

(1) All documents and instruments which are provided for the Contractor in connection with this appendix remain property of the party that provides them and upon termination of the contract they must either be returned immediately to the Client or they must be destroyed. The right to destruction does not apply if the property can obviously be used again by the Client (e.g. acquisition manual, software, computer hardware).

(2) All results achieved by the Contractor in the course of executing the works that are related to this contract become upon their production unlimited property of the Client with right to exclusive use and utilization (also in copyright sense).


                                    SECTION 14

                                DEFINITION OF TERMS

(1) CLIENT means FirstMark Communications Deutschland GmbH, Uhlandstrasse 179/180, 10623 Berlin.

(2)  CONTRACTOR means Siemens AG (Hofmannstrasse 51, 81359 Munchen).

(3)  PARTIES means Client and Contractor.


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                                European Agreement
                                   Appendix 4 c
                                 Site Acquisition

(4) ACQUISITION means the search for, collection of data on and conclusion of contracts on location by means of executing the services to be provided by the Contractor according to Section 2.

(5) CONTRACT comprises the rental contract between the lesser and Client according to the current sample as provided by the Client (sample appendix 5: issue 13th April, 2000) as well as the contracts and declarations that are required for legal purposes, i.e. agreements on rights of way, agreements on permits, notarially certified awards of entries of the owner for a limited personal easement provided that the conditions as described in Section 2 (2) prevail.

(6) RENTAL CONTRACT comprises beside the current rental contract (sample appendix 5 a, issue: 13th April, 2000, version 3) also current reservation and rental contract (sample appendix 5b, issue: 13th April, 2000, version 3).

(7) FRAMEWORK CONTRACT is any contract that was concluded between the Client and a lesser that will be used as basis for renting an unidentified number of locations irrespective of the point whether it is an approved sample contract or a set of contracts consisting of a framework contract and samples for individual locations.

(8) NEGOTIATIONS FOR RECTIFYING CONTRACTS are negotiations on a location for which a contract has been concluded already with the purpose of a minor extension of the scope of utilization (up to 30% more area and antennas) or for amending stipulations in the contract.

(9) NEW NEGOTIATIONS are negotiations on a location for which a contract has already been concluded for the purpose of significantly extending the scope of utilization (more than 30% more area and antennas).

(10) CURRENT means the version of a document that is valid at the moment when the Client accepts a search district Section 3 (3)) and on which the Contractor is informed.

(11) POINT-TO-MULTI-POINT BASE STATION is a fixed radio station as described in the sample rental contract (appendix 5) in Section 2.1 and
     Section 10.

(12) RADIO RELAY REPEATER is a pure point-to-point radio relay station which serves only for connecting point-to-multi-point base stations mutually or for connecting these to the cable network. For radio relay repeaters only parabolic antennas will be used.


                                    SECTION 15

                                   MISCELLANEOUS


This appendix applies for the territory of the Federal Republic of Germany. The parties reserve for themselves the right to agree in writing an extension of the scope of this appendix taking into consideration the specific situation in each country.

                                European Agreement
                                   Appendix 4 c
                                 Site Acquisition


                                    SECTION 16

                                    APPENDICES


(1)  The appendices as mentioned below are part and parcel of this appendix:

     1.   sample location assessment form
     2.   checklist appendices to the contract
     3. proof of the authorization of the Contractor versus the lesser or owner
     4.   sample service report
     5.a) current sample rental contract
     5.b) current reservation and rental contract

(2) In case any contradictions occur between the stipulations of this appendix and the above appendices only the stipulations that are contained in this appendix shall prevail.

                               European Agreement
                                   Appendix 4c
                                Site Acquisition

                  APPENDIX 4c, PART 2 OF THE EUROPEAN AGREEMENT

                                    AGREEMENT
                            ON THE USE OF PROPERTIES

between

SIEMENS AKTIENGESELLSCHAFT

80286 Munchen

                                                       - called Siemens below -

and

FIRSTMARK COMMUNICATIONS DEUTSCHLAND GMBH

Kleine Brudergasse 3
01067 Dresden

                                                     - called FirstMark below -

                                    PREAMBLE

FirstMark intends to use property of the Siemens AG and Siemens Immobilien Management OHG (called SIM OHG) for operating a digital radio network by means of erecting and operating fixed radio stations.

For this purpose Siemens and FirstMark agree the following:

                                    SECTION 1

                                   FUNDAMENTALS

(1) Siemens and the SIM OHG will provide their properties for operating fixed radio stations within the legal and technical possibilities and within the following agreement and provided that an agreement can be reached concerning the rent and the other details in the rental contract that are specific for the location (energy, rental object) provided that point-to-multi-point systems supplied by Siemens (System Walkair) are used for the purpose. For connections to the cable system or for point-to-point radio relay (feeder network) may be used equipment from other suppliers.

(2) Provided that SIEMENS is owner of the property which FirstMark wants to use Siemens may agree that FirstMark concludes a rental contract with the SIM OHG on the basis of the attached sample rental contract.

                               European Agreement
                                   Appendix 4c
                                Site Acquisition

                                    SECTION 2

                                      RENT

For the first *** after the European Agreement was signed FirstMark may use the corresponding property ***. For another ***
FirstMark has to pay *** of the agreed rent. The use ***** and the reduction of the rent will apply only provided that Siemens has the status of a "Preferred supplier" according to the European Agreement. Siemens will agree directly with SIM OHG on how to balance for the total loss of rent for the first *** and for the reduction of the rent by *** for the subsequent ***.

                                    SECTION 3

                                     METHOD

(1) When planning the radio network Siemens will take into consideration suitable properties of the Siemens AG and of affiliated companies.

(2) As soon as a suitable property has been found Siemens and FirstMark will negotiate the amount of rent together with the relevant subsidiary of SIM OHG.

(3) In case the three parties cannot reach an agreement on the amount of rent FirstMark may rent an alternative location from another lesser with the consent of Siemens. For this alternative location Siemens will pay to FirstMark a rent allowance in correspondence with the stipulations that apply in case locations are rented from SIM OHG. This means that Siemens will pay the entire rent for the initial *** after the European
       Agreement was concluded and *** of the rent for the subsequent ***.

(4) Firstmark will not incur any costs for the initiation of the contract with SIM OHG or with the owner of the alternative location.
       In both cases Siemens will provide acquisition services by own personnel or subcontractors at the expense of Siemens as described in appendix 4 of the European Agreement (business management contract for acquisition services).

                                    SECTION 4

                                    DURATION

(1)    The duration of this agreement is not limited.

(2) It may be cancelled ordinarily by either party with 6 months notice, however, at the earliest after 4 years have passed from the signing of the contract.

(3) Siemens may cancel this contract without notice provided that the European Agreement is terminated, no matter for which reason.
       The same applies provided that point-to-multi-point systems of other suppliers are used during the duration of the contract in violation of
       Section 1 paragraph 1.

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 4c
                                Site Acquisition

(4) The termination of this agreement does not affect the continuation of the individual rental contracts that were concluded between FirstMark and SIM OHG or Siemens, however, from this moment on FirstMark will have to pay the rent itself.

(5)    The cancellation must be expressed in writing.

                                    SECTION 5

                                OTHER AGREEMENTS

(1) There are no other agreements beside those in this contract. Amendments or complementations of this contract must be made in writing.

(2) In case one or several of the clauses in this contract are invalid this does not affect the validity of the remaining contract. The parties undertake to agree in such a case a new stipulation that is getting as close as possible to the economic purpose of the invalid stipulation.

(3) The stipulations in the European Agreement between FirstMark Communications Europe S.A. of ______________________ Section 1;2.10 -
       2.12.8 and 9 apply correspondingly.


                                    SECTION 6

                               DEFINITION OF TERMS

AFFILIATED COMPANIES are companies to which the relevant party is related in correspondence with or analog to Section 15 and following Company Law.

THEIR PROPERTIES are all the land owned by Siemens including the buildings erected on this land.

The term of FIXED RADIO STATION includes the supply unit, the antenna system with an output up to 5 Watt, the antenna carriers, the connecting units, and the connections to the supply system as described in detail in Section 1 (Terms) of the sample rental contract (appendix).

APPENDIX 1: sample rental contract

Munchen, dated ____________________     Dresden, dated ________________________


___________________________________     _______________________________________
(signature Siemens)                     (signature FirstMark)


___________________________________     _______________________________________
(name in print)                         (name in print)

                               European Agreement
                                   Appendix 4c
                                Site Acquisition

                      APPENDIX 1 TO THE FRAMEWORK CONTRACT

                             SAMPLE RENTAL CONTRACT

between

Siemens Immobilien Management GmbH & Co. OHG or respectively the owner/lesser
(Address:   AM 6
            Postfach 801760
            81617 Munchen)

                                                       - called "lesser" below -

and

FIRSTMARK COMMUNICATIONS DEUTSCHLAND GMBH

Kleine Brudergasse 3
01067 Dresden

                                                       - called "tenant" below -

PREAMBLE:

The tenant intends to erect a fixed radio station in the building defined in
Section 2 and on the property defined in Section 2 (called "property" below) for connection to the public supply network for operating a digital radio network and to rent rooms for housing the corresponding supply unit.

For this purpose both tenant and lesser (called "contracting parties" below) agree the following and conclude the following rental contract:

                                 SECTION 1 TERMS

(1) Fixed radio station is the installation for distributing, transmitting and receiving radio signals. By means of this radio station is established a direct contact with many transmitter and receiver stations which serve the purposes of both receiving and transmitting information and data.

       The fixed radio station comprises the necessary technical equipment for transmitting these signals either directly via cable or indirectly from the fixed radio station by directional radio links to telecommunication facilities.

       A fixed radio station consists in particular of the supply unit, the antenna unit, the antenna carriers, the connection units and connections to the supply system (...)

                               European Agreement
                                   Appendix 4c
                                Site Acquisition

(2) The supply unit consists of the transmission and receiver unit, the power supply (consisting of the connection to the power supply network, the emergency power supply batteries, the air-conditioning unit and perhaps the emergency power generator) and the interface for antenna input.

       The supply unit may be established both at the open air and in a room.

(3) The antenna unit consists of a configuration of antennas which will be installed as plane antennas and/or directional radio antennas.

(4) The antenna carrier consists of a structure for carrying the antennas that is adapted to the building.

(5) The access is the connection between the public road network and the fixed radio station (___).

(6) The connection to the supply system is the entirety of all lines, in particular power supply, telephone and telecommunication lines which are necessary for connecting the fixed radio station to the supply network.

(7) Connection units is the term used for cables connecting the antennas to the supply unit as well as for the connection to the supply network.

                              SECTION 2 UTILIZATION

(1) The lesser permits the tenant to erect, operate and maintain a fixed radio station in the sense of Section 1 on the property defined below:

BUILDING

       town                 ___________________________________
       street               ___________________________________
       rented rooms         ___________________________________

       (precise denomination for: basement, residential, store room, garage)
       total area           approx. ___________________ sqm

       The precise location of the rooms is marked in color on the location plan that is attached as attachment 1.

       The access way and the connections to the public supply network are marked in color on the location plan that is attached as attachment 2.

PROPERTY

       local court of       ___________________________________
       land register of     ___________________________________
       volume               ___________________________________
       sheet                ___________________________________
       area                 ___________________________________
       field                ___________________________________
       parcel               ___________________________________

OWNER

       ___________________________________

                               European Agreement
                                   Appendix 4c
                                Site Acquisition

The scope is mainly: (Note: the scope is to be defined for each individual case since it influences the amount of rent, e.g.:)

-      up to 8 antenna carriers on the roof for

       -      up to 8 plane antennas

       -      with one antenna amplifier of a size of 26 cm x 24 cm x 15 cm and

       -      up to three parabolic antennas with a maximum diameter of 1.2 m,

- the supply unit in a container with a size of approx. 4.8 m x 2.5 m x 3 m (lxwxh) or: in a room in the building with a size of approx. 4.8 x 2.5 x
       2.5 m (lxwxh)

- cable connections from the supply unit to the antennas and across the property if possible along two separate alignments to the nearest connection point

- recooler for the air-conditioning unit with a maximum area of 4 m(2) on the roof or on another suitable area

-      access and car park for trucks.

       The precise location of the facilities on the roof is marked in color on the location plan attached as attachment 3. The alignment of the cables across the property is shown in the plan attached as attachment 4.

(2) The tenant is aware of the fact that radio units are already operated on the property. The tenant therefore undertakes to abstain from any action that might disturb the utilization of the other radio facilities.
       The lesser is entitled to permit third parties also in future to use the property for erecting and operating radio facilities. The transmission and reception of the fixed radio station of the tenant must not be impaired or disturbed by this additional utilization.

       The tenant is obliged to fulfill all requirements raised by authorities with respect to the operation of the fixed radio station and to apply for and execute all provisions and documents in his own responsibility and at his own expense. The tenant must erect, operate and maintain the technical facilities and structures with adherence to the legal regulations and the state of technology. This includes lightning protection for the fixed radio station as well. The tenant undertakes to establish facilities on the roof for reaching his facilities provided that this is necessary and technically feasible. Further, the fixed radio station and the other facilities to be established on the roof must be erected in such a way that any building activity related to the building or the roof can be carried out without disturbing the operation of the radio station. In case the operation of the radio station causes additional costs for building activities the tenant undertakes already now to pay these additional costs. This shall apply only in case the tenant was informed of these additional costs before the building works were started and in case the tenant did not offer to stop the operation of the radio station within 1 week after he received the calculation for the additional costs. This does not affect the regulation in Section 5(2)c).

(3) The tenant will provide for the lesser a copy of the clearance certificate issued by the regulation authority for telecommunications and post. Before erecting the facility the tenant assures that persons cannot stay for a prolonged time within the safety distance from the units as it is defined in the clearance certificate or that safety distances are sufficiently marked.

                               European Agreement
                                   Appendix 4c
                                Site Acquisition

       In correspondence with the requirements raised by the legal regulations the tenant guaranties reliably and lastingly that outside the required safety distances no risks for persons exist.

       The tenant guaranties that the facilities that were installed by him fulfill the requirements of the law on electromagnetic compatibility of devices (EMVG). Electrical and electronic devices which do comply with the above mentioned regulations, too, will not be disturbed by the operation of the facilities of the tenant. Further, the tenant guaranties that his facilities comply with the requirements and limit values of the law on radiation protection. The facilities may be erected only if the permitted limits will not be exceeded when its radiation is added.

(4) The tenant does not raise any claims versus the lesser with respect to the violation of the duty to guaranty traffic safety in case of snow, ice and slipperiness.

       The tenant releases the lesser in this respect from any legal claims that are raised by persons who access the property on initiative of the tenant.

       Disturbances of other tenants and users of the property by erecting, operating and maintaining the facilities must be avoided. In case business is disturbed the lesser will be entitled to cancel the contract prematurely provided that the tenant does not stop the disturbance within a reasonable period despite written request.

(5) The tenant is entitled to update the technical equipment of the radio station permanently and to alter it entirely or partially provided that this does not extend the scope of utilization of the property and the impairment of the lesser provided that the operation of other radio facilities and the other users of the building are not disturbed by these activities and their consequences. Essential alterations require the consent of the lesser.

(6) For the purpose of erecting the fixed radio station and the connection units the tenant may access the property by car and trucks. Any damage that is caused in relation to this by the tenant or parties acting by his order must be repaired by the tenant even if he is not responsible for it.

(7) In case third party companies will carry out maintenance the tenant must inform the lesser in advance on the name of these companies.

       The lesser reserves for himself the right to refuse access to the property for certain companies for important reasons.

(8) The tenant accepts the rooms in the known state. The lesser does not warrant the size, quality, composition and suitability of these rooms for the intended purpose.

                               European Agreement
                                   Appendix 4c
                                Site Acquisition

(9) The tenant is not entitled to permit third parties to share the location of the radio station.

(10) All facilities and equipment that are connected with the building/the rented rooms by the tenant by exercising his rights as they result from this rental contract remain property of the tenant and do not become property of the lesser.

(11) The installation of the technical facilities will be carried out by the tenant or by companies working on his order. The execution of installation must be coordinated with the lesser. The tenant must guaranty that the lesser is able to observe the installation works.

(12) The lesser must guaranty that access to the facilities is provided for 24 hours per day and 365 days per year. In case special measures must be taken for providing the required access (e.g. installation of key box) the tenant will bear the related costs.

                 SECTION 3 MAINTENANCE, LIABILITY, INSURANCE

(1) The tenant will maintain the fixed radio station, the facilities that belong to it as well as the connection units and the rented rooms permanently in safe state. The costs for repairs, renewals, co-called repairs for interior decoration in the rented rooms etc. will be paid by the tenant.

(2) The tenant is liable within the framework of the legal stipulations provided that no deviating agreements are made below. Further, the tenant releases the lesser from any claims for damages that are raised by third parties against the lesser due to the erection, operation or maintenance of the fixed radio station. The tenant further releases the lesser entirely from any legal liability in his capacity as owner of the property resulting from the operation of the fixed radio station provided that the lesser is owner of the rented object. The above obligations of release do not apply provided that the claims were caused by negligent conduct of the lesser, his employees or persons acting on his order. In case the lesser suffers any damage that was caused by the technical facilities and connection units that were installed within the framework of this rental contract it will be up to the tenant to prove that he is not responsible for the relevant damage according to the legal regulations.

(3) The tenant has to prepare the rooms for his purposes at his own expense. It is up to the tenant to insure sufficiently at his own expense any risk that is related to the rooms, in particular also the property installed by him. This does not include the insurance on buildings.

(4) The lesser is liable towards the tenant only for damages which are caused for the tenant by intent or gross negligence of the lesser or by an employee of the lesser as well as by a vicarious agent of the lesser (e.g. administrator, craftsman who carries out a repair) upon executing works. In case essential duties or essential contractual duties are violated the lesser will be liable also for minor

                               European Agreement
                                   Appendix 4c
                                Site Acquisition

                  APPENDIX 4c, PART 2 OF THE EUROPEAN AGREEMENT

       negligence of the mentioned persons, however, only for compensating the typical damage that can be expected.

(5) In case the supply of electricity, gas or water or the disposal of sewage is interrupted due to a circumstance that was not caused intentionally or by gross negligence by the lesser or in case they are altered to the disadvantage of the tenant (supply disturbances) or disturbances of supply occur due to force majeure, flood and other catastrophes the tenant will not be entitled to raise any claims against the lesser that are related to these disturbances.

                                 SECTION 4 RENT

(1) The rent for the rooms includes the right to install the antenna unit and the connection units (Section 1).

       As from the beginning of the building works the rent amounts to the annual total of

              net:                                             EUR
                                                                   ------------

              plus currently valid legal VAT, at present 16%   EUR
                                                                   ------------

              gross:
                                                                   ------------

              (in words: EURO                               ).

       The lesser declares that he submits the rent he receives from the tenant to VAT at the standard tax rate (Section 12, 1 VAT tax law). Towards the tax office he waives a possible exemption from VAT and--provided it would be applicable--the application of the regulation for small entrepreneurs. Therefore, the tenant is obliged to pay the monthly rent plus currently valid legal VAT.

       The rent is to be paid annually once in advance in one sum by the 5th January of each year to the account of the lesser at the bank:
       account no.:
       sorting code:
       holder of the account:
       purpose: "****

       The tenant may use the rented object **** until **** and for the period from **** until **** he has to pay only **** of the agreed rent.

(2) The non-payment of rent and the reduction of the rent will apply provided that the Siemens AG has the status of a preferred supplier according to the European Agreement and that the European Agreement was not cancelled. At the first day of the month when Siemens loses the status of a "preferred

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                   Appendix 4c
                                Site Acquisition

       supplier" or when the cancellation of the European Agreement arrives the waiver of the rent or the reduction of the rent are cancelled and FirstMark has to pay the rent as agreed in paragraph 1 (1) above taking into consideration possible rent increases according to paragraph (3).

(2) In case the price index for the cost of living of all private households in Germany as it is published by the Federal Office for Statistics (1995 = 100) is increased or reduced by more than 5 points in comparison with the index that was applicable at the moment when the duration of the rental contract began the agreed rent is altered correspondingly.

       In case the rent was altered on the basis of the above regulation the clause will be applied once more in case the index for the cost of living has increased or dropped once more by more than 5 points in comparison with the previous adaptation.

       In case the Federal Office for Statistics alters the basis for calculating the price index and discontinues the use of the present price index the index on the new basis will replace the old one.

(5) The amount defined in Section (1) covers all ancillary and operating costs--except costs for energy consumption--for the rented object (rented rooms including common facilities. Separate invoices will not be issued.

(6)    ALTERNATIVE 1:

       The tenant will arrange that energy consumption is accounted and invoiced directly by the relevant supply company. For this purpose the tenant entitles the lesser to apply for "connection to the low voltage grid" at the relevant energy supply company.

       ALTERNATIVE 2:

       The lesser will have a meter installed at the expense of the tenant for measuring the electricity consumption and on each 30th September he will charge the cost for the consumed electricity The costs for installing the meter have to be paid by the tenant also in case he is using the right to cancellation of the rental contract according to Section 5 (2).

       The lesser guaranties that the price he will charge the tenant for energy will not exceed the working price for tariff clients of the local energy supplier.

       The lesser will inform the tenant of planned interruptions of energy supply by the lesser which affect also the energy supply of the radio station in time, i.e. if possible one week in advance.

                  SECTION 5 DURATION OF CONTRACT, CANCELLATION

(1) The duration of the rental contract beings on ___ and ends on ___ (10 years).

       The tenant is entitled to prolong the rental relationship beyond the _____ (date of the end of the rental relationship) twice by a period of 5 years at the conditions

                               European Agreement
                                   Appendix 4c
                                Site Acquisition


       of this rental contract by unilateral written declaration which must have reached the lesser at least 6 months before the end of a rental relationship (option).

       Further, the contract is prolonged by one year each in case neither of the parties cancels the contract with a period of six months to the end of the duration of contract. This applies also in case the right to the option is not used.

(2) The lesser is entitled to extraordinary cancellation of this contract in particular

       a)     with immediate effect if


              aa) the payment of rent by the tenant is more than 4 weeks late despite written reminder.

              bb) an insolvency procedure or settlement procedure was opened against the assets of the tenant,

              cc) the tenant continues to use the object in a way that constitutes a violation of the contract despite written protest,

              dd) the tenant uses in violation of Section 1(1) of the framework contract facilities that were not acquired from Siemens or for which Siemens did not give its consent.

       b) at the latest possible moment after an order to pull down the building was issued in case the tenant is obliged to pull down the used building due to requirements raised by authorities that cannot be anticipated now.

       The lesser undertakes to support the tenant in conversations the tenant may have with the authorities for preserving the building.

       c) with a period of 6 months to the end of a month in case the radio station must be removed because building measures must be carried out at the building where the radio station was installed and the radio station must be removed for this purpose despite the above regulation in Section 2 (2) or because the building will be removed. The lesser will inform the tenant early if this occurs.

       d) with effect to the end of each month in case the fixed radio station causes repeatedly damages and disturbances despite the stipulations in Section 2 nos. 3 and 4 and the tenant does not eliminate these within a reasonable period despite written protest.

       In cases of extraordinary cancellation according to the above letters b) and c) the lesser will provide for the tenant another suitable location on the same property if possible. However, he will not warrant that the alternative location has the same technical suitability. The costs that are related to the removal of the fixed radio station to the alternative location will be paid by the tenant.

(3)    The cancellation must be made in writing.

(4) The tenant is entitled to cancel this contract with effect to the end of a calendar year for instance in case the property is or becomes unsuitable for erecting or operating the fixed radio station as transmitter and receiver, in case it is not

                               European Agreement
                                   Appendix 4c
                                Site Acquisition

       possible to link the station to the radio network, its further operation in the radio network is impaired or necessary permits are not awarded or not prolonged.

                             SECTION 6 TERMINATION

In case the contractual relationship ends the tenant is obliged to remove the fixed radio station, the connection units and all related facilities and installations at his own expense. The tenant must reestablish the original state or a state that is technically and in terms of value comparable to the original state provided that the lesser requires this. The removal must be completed at the end of the contractual relationship.

                     SECTION 7 PROHIBITION OF ADVERTISEMENT

(1) The tenant warrants that his suppliers do not use the location were they make supplies for purposes of advertisement and/or publications.

(2) The tenant warrants that antennas and other elements that are visible from outside are neutral, i.e. that they bear no company logo, company marks etc.

                          SECTION 8 REDUCTION OF RENT

The amount of rent may be reduced only in case of severe reductions of the use value. A change of transmission or reception quality does not entitle to a reduction of rent.

                          SECTION 9 FINAL STIPULATIONS

(1) In case the lesser has sold the rented object or the property and the purchaser does not fulfill his obligations the lesser will not be liable like a guarantor for the damage to be compensated by the purchaser in contrast to the regulation in Section 571 paragraph 2 Civil Code.

(3) Other agreements than those contained in this contract do not exist. Amendments and complementations of this contract must be made in writing.

(4) In case the contract contains any gaps or any of its stipulations is invalid this does not affect the validity of the remaining stipulations. For this case the contracting parties undertake to agree a valid regulation that is economically as close as possible to the invalid or incomplete regulation.

(5) The time schedule of all construction activities must be agreed with the subsidiaries of SIM.

(6) Necessary installations up to the fixed radio station which are required for operating the fixed radio station will be executed by the tenant after having been coordinated with the lesser.

(7)    The following attachments are parts of this contract:

       ATTACHMENT 1                location plan rooms

                               European Agreement
                                  Appendix 4c
                                Site Acquisition

       ATTACHMENT 2                location plan access/connection with the
                                   public supply system

       ATTACHMENT 3                location plan roof areas

       ATTACHMENT 4                location plan cable alignment across the
                                   property




_______________dated________________             Dresden, dated_________________



____________________________________             _______________________________
Siemens Immobilien Management GmbH               FirstMark Communications
                                                 Deutschland GmbH

                               EUROPEAN AGREEMENT
                                  APPENDIX 4 C
                               SITE ACQUISITION

                                  ENCLOSURE 1

                         SITE-EVALUATION QUESTIONNAIRE

SITE-EVALUATION QUESTIONNAIRE

Site name                                   ID:



                                WLL radio-technical suitability

very good                          good                limited in area
                                                       ---------------

                                              RF suitability

very good                          good                limited in area
                                                       ---------------

Technical room                     available           not available


Size:       LESS THAN 15 m(2)        LESS THAN 20 m(2)  LESS THAN 12m(2)    GREATER THAN 12 m(2)
Height:     LESS THAN 2.50 m         LESS THAN 2.30 m   LESS THAN 2.30m
Location:   directly under the roof



Container                          necessary                  possible

at the lowest point of the building
on the roof

Permission necessary:

because of antenna height         change in utilisation of technical room          because building is under
                                                                                   monument protection

air-traffic-control authority     container

Joint users on the building        yes                                             no

                                   sufficient space without agreement              agreement necessary with..
                                                                                   joint users

                                                  Estimate of construction costs

normal                             above average                                    high


Appendix 4c -- Site Acquisition Appendices GBV 000510               Page 1 of 20

                               EUROPEAN AGREEMENT
                                  APPENDIX 4 C
                               SITE ACQUISITION



Lease agreement probable           Standard                                        with acceptable modifications

Particularities


                                             Rent level probable


       ***                                           ***                                  ***

greater than DM...............


Installation:



Date                               Agent


Clearance FirstMark Communication Network

Date:                              Property name:



Version 1

Site-evaluation questionnaire
Compiled: 5 March, 2000 Harald Schemionek



Appendix 4c -- Site Acquisition Appendices GBV 000510               Page 2 of 20

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               EUROPEAN AGREEMENT
                                  APPENDIX 4 C
                               SITE ACQUISITION

                                  ENCLOSURE 2

                     CHECKLIST OF ANNEXES TO THE AGREEMENT

--  Site sketch
--  Roof sketch with approximate measurements
--  Co-ordinates (Gauss-Krueger projection)
--  Telecommunications map cutting 1:25,000
--  Supplementary sheet "Deviations from the sample agreement"
--  A non-authenticated abstract of title for the site in question
-- Complete documentary proof of the authority of proxy of the signatory by means of trade register, register of associations, powers of attorney, article of association etc.

--  Energy-distribution company application
-- Declaration of site owner in accordance with Section 10 TKV (German telecommunications customer-protection ordinance)
-- Power of attorney for access to the land register and existing documents from the construction supervisory authority.

This list is only intended as an aid. The legally binding basis is the scope of services stipulated in Section 2 of the agreement and the corresponding instructions of the orderer.

Appendix 4c -- Site Acquisition Appendices GBV 000510               Page 3 of 20

                              EUROPEAN AGREEMENT
                                  APPENDIX 4 C
                               SITE ACQUISITION

                                  ENCLOSURE 3

                        CERTIFICATION FOR AUTHORISATION


To:

Building owner and administrator of properties

Land registries

Building authorities


CERTIFICATION

We hereby certify that Mr. / Mrs. / Miss ................ is authorised by us in the acquisition of sites and properties for telecommunications facilities.

In addition, he/she shall collect information by our order from the land registry and view construction projection documents and accept mimeographed excerpts.


FirstMark Communications
Deutschland GmbH

Harald Schemionek                 Ingo Brand
Properties manager                Properties syndic

Tel. +49 351 / 8631-138           Tele. +49 351 / 8631-129




Appendix 4c -- Site Acquisition Appendices GBV 000510               Page 4 of 20

                               EUROPEAN AGREEMENT
                                  APPENDIX 4 C
                               SITE ACQUISITION

                                  ENCLOSURE 4

                               SERVICE STATEMENT


For site no ..........
in the region East, West, North, South,

the agent ..................
rendered all requested services.

The bonus for submission of the signed agreement within four weeks following clearance for negotiation of the agreement is not payable

The annual rent negotiated by him is ..................
The payable difference between this and the standard value is thus: ...........

The agreement complies / does not comply with the current sample lease agreement of the orderer without discrepancies.

A deduction for modifications to the agreement which have not been agreed does not have to be made.

Total amount bonuses:

Dresden, ...........              Dresden, .................

 ............................      ...............................
(Signature)                       (Signature)







Appendix 4c -- Site Acquisition Appendices GBV 000510               Page 5 of 20

                               EUROPEAN AGREEMENT
                                  APPENDIX 4 C
                               SITE ACQUISITION

                                  ENCLOSURE 5 a

            SAMPLE LEASE AGREEMENT BUILDING AND RESERVATION AGREEMENT


                                 LEASE AGREEMENT
                     (VERSION 3 BUILDING, VERSION 13 APRIL, 2000)

between




                                   -hereinafter referred to as "THE LESSOR "-

and

FirstMark Communications Deutschland GmbH
Kleine Bruedergasse 3
D-01067 Dresden
Germany

                                   -hereinafter refereed to as "THE LESSEE"-



                          SECTION 1 SUBJECT MATTER OF THE AGREEMENT

The lessor shall lease parts of his site to the lessee for the operation of a radio fixed station. The radio fixed station is a part of the WLL network of the lessee.

The leasing shall take place of the roof areas necessary for the realisation of the scope of  utilisation, one technical room in the ......... floor having an area of ........... m(2) and the required cable paths in and on the

BUILDING:

Type of constructional plant:
Street:
Postal code / place:
Local sub-district:
Cadastral district:
Lot:
Registered at district council:
In the (heritable-building) land registry of:
Volume:
Sheet:
Running number in the property register:

THE FOLLOWING IS / ARE ENTERED IN THE FIRST SECTION OF THE LAND REGISTER:
Name:
Date of birth:
Address:






Appendix 4c -- Site Acquisition Appendices GBV 000510               Page 6 of 20

                              European Agreement
                                 Appendix 4 c
                               Site Acquisition


THE FOLLOWING IS/ARE ENTERED IN THE FIRST SECTION OF THE HERITABLE-BUILDING LAND REGISTRY:

Name:
Date of birth:
Address:
Heritable-building land-register sheet and volume:


The lessor ensures that the building complies with the public-law regulations and, in particular, is in a state approved under construction law.
The lessor further ensures that the leased technical room has never been used as a dwelling area (prohibition of inappropriate utilisation).


                         SECTION 2 SCOPE OF UTILISATION


2.1 The lessee shall install all system parts (see Section 10) belonging to a radio fixed station.
      Essentially, the scope includes:
      - up to 8 antenna holders on the roof for
        - up to 8 flat-top antennas of the size 40 cm x 20 cm x 5 cm
        - each having one antenna booster of size 26 cm x 24 cm x 15 cm and
        - up to three parabolic antennas with a maximum diameter of 1.2 m,
      - the power-supply unit in a container having dimensions c. 4.8 m x 2.5 m x 3 m (LxWxH) or: in one room of the building of size c. 4.8 x 2.5 x
        2.5 m (LxWxH).
      - cable connections from the power-supply unit to the antennas and over the site via two separate paths to the next connection point
      - heat exchangers for the air-conditioning system with a maximum area of 2m(2) on the roof
      - access path and storage space for lorries.

2.2 The precise location of the system components can only be finalised shortly before commencement of construction in the course of a construction-technical inspection. The lessor shall be invited to participate in this inspection. If he does not appear or if he does not raise any objections, this shall be regarded as tacit consent to the planned realisation of the scope of utilisation.

2.3   The scope of utilisation can also be realised in steps.

2.4 The lessee can modify the radio fixed station at any time and upgrade it to state-of-the-art technology as long as the area requirement is not significantly increased in the process.

2.5 The lessee is entitled to lay all necessary cables and install distributors in order to connect the other lessees in the building to his radio fixed station.

2.6 The lessee can enter the site un-impeded at any time. In this context, "at any time" means 24 hours a day and 365 days a year. When entering the site, he shall show consideration for the other lessees.

      To enable access at all times, the lessee shall receive two sets of all necessary keys. One set of keys shall be deposited in a key safe which the lessee shall mount at his own expense on the house entrance. The lessee is liable in the case of loss of the keys.


                                                                 Page 7 of 20
Appendix 4c -- Site Acquisition Appendices GBV 000510

                              European Agreement
                                 Appendix 4 c
                               Site Acquisition


2.7 If the lessee notifies the lessor which particular areas he requires for installation / construction, the lessor shall keep clear these areas and rule out utilisation for other purposes.

                                  SECTION 3 RENT


3.1   The annual rent for utilisation is:

                                                           DM
      In words                                             German marks
      *VAT (sales tax) currently 16%                       DM
      *The annual rent including VAT is                    DM
      (*omit as appropriate if no sales tax is payable).

      Payment of the rent is due on the first day of the month in which construction of the radio fixed stations commences. The date which applies for the commencement of construction is the date on which notification of the commencement of construction is sent to the lessor.

3.2 The first rent payment is payable within a period of 6 weeks following commencement of construction. Thereafter, the rent is payable annually in advance in each case at or before 15 January.

      The rent is payable to the following account:

      Account holder:
      Account number:
      BLZ (German bank code):
      Bank:
      Remitter's message:

3.3 The rent covers all incidental and operative costs for the utilisation of the property with the exception of the energy costs. The energy costs shall be paid by the lessee directly to the relevant energy-supply company.

3.4 If the consumer price index established by the German Federal Office of Statistics for the cost of living of all private households in Germany (1995 = 100) increases or decreases overall by more than 10% compared with the level for the month of January of the year following the signing of the agreement, the agreed rent shall be modified accordingly.
      The rent shall be adjusted again as soon as the consumer price index has increased or decreased by more than 10% compared with its level at the time of the previous adjustment.


                                  SECTION 4 CONSTRUCTION


4.1 Where necessary, the OWNER shall declare his agreement to the necessary constructional measures vis-a-vis third parties and in particular authorities and public departments.

4.2 During the constructional phase, the lessee can temporarily place his vehicles (transporters, lorries and crane) on the lessor's property within the limits allowed by the legal and practical possibilities.

Appendix 4c -- Site Acquisition Appendices GBV 000510

                              European Agreement
                                 Appendix 4 c
                               Site Acquisition


      He can store building materials on the site until the conclusion of the construction work.

4.3 The lessee shall exercise particular caution when inspecting the roof, if necessary, he shall install a protective mechanism for inspections to reduce the strain on the exterior of the roof to a reasonable degree.

4.4 If, in the course of construction, damage occurs to the lessor's property, the lessee shall eliminate this damage immediately.

4.5 During the constructional phase, the lessor shall allow the lessee to utilise all supply lines (e.g. electricity and telephone lines) in return for payment of the running costs for these.


                                SECTION 5 OPERATION


5.1 The lessee shall operate his station in accordance with the rules of technology and the legal regulations.

5.2 He shall ensure the maintenance of the lightning conductors all the way to the connection to the lightning-protection system of the building.

5.3 The lessor shall not utilise the property in any manner which adversely affects the operation and safety of the lessee's technical systems. The radio links must not be subjected to interference caused by obstacles in front of the antennas in the direction of radiation. Even if the antenna is briefly covered, this causes the link to be broken. The antennas shall be mounted at a sufficient height so that accidental interference by persons is very unlikely. The lessor must ensure that all persons operating in the area of the antennas by his order or with his consent refrain from even briefly covering the antennas.
      Entry into the technical room shall only be possible with the prior consent of the lessee.

5.4 When entering, the lessor must pay attention to complying with the required safety distances specified in the site certification of the regulation authority for post and telecommunications. The certification shall be made available by the lessee.

5.5 The lessor is not prevented from letting to additional network providers as long as he rules out adverse effects to the radio fixed station of the lessee and obliges the other network provider to switch off immediately if adverse effects occur.
      If adverse effects occur nevertheless, the lessor must ensure that these adverse effects be eliminated - in accordance with their severity - immediately, even if this necessitates the systems of the other lessee to be switched off immediately. If he intends concluding a lease agreement with another network provider, the lessor shall notify the lessee of this in good time prior to the conclusion of the contract.

5.6 The lessee shall ensure that his radio fixed station does not interfere with the stations of other network providers on the same site, as long as these stations comply with the currently applicable laws and technical norms and observe any required minimum distances to the system components of the lessee.

Appendix 4c -- Site Acquisition Appendices GBV 000510

                              European Agreement
                                 Appendix 4 c
                               Site Acquisition

                             SECTION 6 DISASSEMBLY

6.1 For disassembly, the lessee can again park lorries and utilise the supply lines of the lessor as described under Section 4.

6.2 The lessee shall dismantle all systems set up by him and re-establish a state which is economically comparable with the original state.
      This also applies for the systems permanently connected with the property because the link is only temporary (Section 95 BGB (German Civil Code)). Consequently, ownership of the introduced systems is not transferred to the lessor.


                                SECTION 7 TERM

7.1   The lease agreement is concluded for the term of 10 years.

7.2 The lessee is granted the option to twice extend the term of the agreement in each case by five years. The lessee can exercise the option by means of a unilateral written declaration at or before six months at the latest prior to the expiry of the term of the agreement.

7.3 The agreement shall be extended by one further year if neither of the parties terminates it with a period of notice of six months prior to expiry of the term of the agreement. The also applies if an option is not exercised.

7.4 Prior to the commencement of construction, the lessee is entitled to terminate this agreement at any time effective at the end of a month. This right of termination only exists in the first year after the signing of the agreement.

7.5 Following the commencement of construction or expiry of the first year of the agreement, the lessee can terminate the agreement at any time with a period of notice of 6 months if
      - the suitability of the site for the operation of the radio fixed station worsens considerably because e.g. the radio fixed station cannot be connected into the remaining network or an important customer cannot be connected or
      - it becomes clear that the constructional realisation would be too costly or
      - necessary permission or licences are not granted or extended.

7.6   The lessor has all rights of termination arising from the German Civil
      Code.

7.7   The termination of the agreement must be effected in writing.

7.8   Any rent payments made in advance must be refunded on a pro-rata basis.


                                 SECTION 8 LIABILITY

The liability of the parties with respect to each other is defined by the legal regulations.

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

                              European Agreement
                                 Appendix 4 c
                               Site Acquisition


                              SECTION 9 MISCELLANEOUS


9.1 The lessee can pass on all rights arising from this agreement to his employees or other parties commissioned by him (construction companies, maintenance companies etc.).

9.2 If the lessor sells the site, he shall notify the buyer of the agreement at hand and inform the lessee of the sale.

9.3 The lessee has the right to transfer at any time his rights and obligations arising from this agreement to a different company which offers a sufficient warranty for its ability to meet financial obligations and for its reliability. He shall inform the owner regarding the new party to the agreement.

9.4 The lessor authorises the lessee to obtain the necessary information from authorities and other offices / departments, to view the land register and obtain excerpts where necessary, to apply for necessary permission and to duplicate the documents required for this at the offices of the authorities responsible.

9.5 Arrangements other than those specified in this agreement do not exist. Changes and amendments to this agreement must be made in writing.

9.6 If one or several provisions of this agreement are legally ineffective, this shall not affect the effectiveness of the remaining agreement. In such a case, the parties undertake to make a new provision which comes closest to the economic purpose of the invalid provision.

9.7 The parties to the agreement agree to the storage of the data contained in this agreement within the scope of the legal regulations.

9.8   The place of jurisdiction is Dresden, Germany.

9.9 This agreement shall be drawn up in triplicate. The lessor shall receive one and the lessee two copies.


                        SECTION 10 TERMINOLOGICAL PROVISIONS

10.1 A WLL NETWORK is a telecommunications network where the connection at the end customer's end takes place not via cable but instead by wireless means (wireless local loop). A radio-link antenna is located on the customer's site and this establishes the link to the next radio-link collecting station of the lessee. This function (radio-link collecting station) is performed by the radio fixed station which is the subject of this agreement.

10.2 The SUITABILITY of the site for the operation of the radio fixed station depends on the permanently undisturbed reachability of as many end customers as possible in a direct line of sight without obstacles adversely affecting the radio link or interference from radio waves.

10.3 RADIO FIXED STATION is the collective term for all equipment for transmitting and receiving radio signals on a single site. Via a radio fixed station, the direct contact is established to several other immobile radio stations.

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

                              European Agreement
                                 Appendix 4 c
                               Site Acquisition


      The radio fixed station includes the necessary technical equipment for transmitting these signals directly via cable or indirectly via radio-link to other telecommunications facilities.
      In particular, a radio fixed station consists of the supply unit, the antenna system, the antenna holders, the link equipment, the connections to the supply network and the access path.

10.4 The SUPPLY UNIT consists of the transmission and reception equipment, the power supply (comprising the connection to the electricity mains, the emergency-power batteries and, where applicable, the emergency-power unit), the air-conditioning system and the interchange point for the feeding of the antenna.

10.5 The ANTENNA SYSTEM consists of a configuration of flat-top and parabolic antennas.

10.6 The ANTENNA HOLDER comprises a construction adapted to the site for the holding the antennas, generally a steel tube with a flange.

10.10 The term LINK EQUIPMENT describes the cable connections from the antennas to the supply unit as well as the links from the supply unit to the supply network via cable or radio link.

10.11 The CONNECTION TO THE SUPPLY NETWORK is the entirety of all lines (in particular electricity and communications lines) and parabolic antennas which are required for connecting the radio fixed station to the public electricity mains and telecommunications network.

10.12 The ACCESS PATH is the connection between the public street network and the radio fixed station. The access path must be placed and secured so that the supply of the radio fixed station, in particular in an emergency necessitating the replacement of the emergency-power batteries, is possible with the aid of lorries.


              Date:
------------,      --------------            Berlin, Date:
                                                          -----------------

------------------                           -----------------------
(Signature lessor)                           (Signature lessee)

------------------                           -----------------------
(Name in block letters)                      (Name in block letters)

------------------                           -----------------------
(Stamp, where applicable)                    (Stamp)

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


                              European Agreement
                                 Appendix 4 c
                               Site Acquisition


                                 Enclosure 5 b

          SAMPLE LEASE AGREEMENT BUILDING AND RESERVATION AGREEMENT
                                 SAMPLE FOR
         RESERVATION AND LEASE AGREEMENT (VERSION 3, DATE 13 APRIL, 2000)

Between



                        - hereinafter referred to as "THE LESSOR".


and

FIRSTMARK COMMUNICATIONS DEUTSCHLAND GmbH
Kleine Bruedergasse 3
D-01067 Dresden
Germany


                        - hereinafter referred to as "THE LESSEE".


                      SECTION 1 SUBJECT MATTER OF THE AGREEMENT

The lessor shall reserve parts of his site for the lessee for the operation of a radio fixed station. The radio fixed station is a part of the WLL network of the lessee.

The reservation includes the roof areas necessary for the realisation of the scope of utilisation, a technical room in the _____ floor having a size of ______m(2) and the required cable paths in and on the

BUILDING:

Type of constructional plant:
Street:
Postal code / place:
Local sub-district:
Cadastral district:
Lot:
Registered at district council:
In the (heritable-building) land registry of:
Volume:
Sheet:
Running number in the property register:

THE FOLLOWING IS/ARE ENTERED IN THE FIRST SECTION OF THE LAND REGISTER:
Name:
Date of birth:
Address:




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


                              European Agreement
                                 Appendix 4 c
                               Site Acquisition

THE FOLLOWING IS/ARE ENTERED IN THE FIRST SECTION OF THE HERITABLE-BUILDING LAND REGISTRY:
Name:
Date of birth:
Address:
Heritable-building land-register sheet and volume:

The lessor ensures that the building complies with the public-law regulations and, in particular, is in the state approved under construction law.
The lessor further ensures that the leased technical room has never been used as a dwelling area (prohibition of inappropriate utilisation).

                           SECTION 3 SCOPE OF RESERVATION

2.1 The lessee plans to construct a radio fixed station having the scope defined in Section 6.1. Consequently, areas must be kept clear for:
      -  one to 8 antenna holders on the roof
      -  the supply unit in a container with the dimensions
         c. 4.8 m x 2.5 m x 3 m (LxWxH) or; in a room in the building having dimensions c. 4.8 x 2.5 x 2.5 m (LxWxH)
      - heat exchanger for the air-conditioning system with an area of max. 2 m(2) on the roof

2.2 The possible location of the system components and thus the reserved areas shall be decided in the course of a constructional inspection.
      The lessor shall be invited to participate in this inspection. The result shall be recorded in a simple drawing which shall form the basis for the keeping clear of the designated areas.
      During the period of reservation, the lessor shall make these areas available to third parties.


2.3 The lessee can enter the site at any time. In this context, "at any time" means 24 hours a day and 365 days a year. When entering the site, he shall show consideration for the other lessees.


                           SECTION 3 PERIOD OF RESERVATION

3.1   The reservation is initially valid for one year.

3.2 The lessee can extend once the reservation by one year by means of a declaration in writing.

3.3 If for this period of two years the lessee does not exercise his right of conversion to a lease agreement, then all rights arising from this agreement shall expire.

3.4 If the OWNER sells the property during the period of reservation, he shall oblige the buyer to become a party to this agreement.

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

                              European Agreement
                                 Appendix 4 c
                               Site Acquisition

                     SECTION 4 REMUNERATION OF RESERVATION

For each year of the reservation, the lessor shall receive a remuneration of

                                                    DM
In words                                            German marks
* VAT (sales tax) currently 16%                     DM
* The annual rent including VAT is                  DM
(*omit as appropriate if no sales tax is payable).


The remuneration for reservation for the first year of the agreement is payable within 6 weeks following the signing of the agreement.
For the second year of the agreement, it is payable at the beginning of the year.

If the agreement is converted to a lease agreement, any remuneration for reservation which was paid in advance shall be deducted on a pro-rata basis from the first rent payable.

                    SECTION 5 CONVERSION TO A LEASE AGREEMENT

By sending a communication on the planned commencement of construction (notification of the commencement of construction), the lessee can convert this agreement for reservation to a lease agreement.

                          SECTION 6 SCOPE OF UTILISATION

6.1 The lessor permits the lessee to install all system components belonging to a radio fixed station (see Section 13) on and in the building specified in SECTION 1. This essentially includes:

      -  up to 8 antenna holders on the roof for
         -  up to 8 flat-top antennas of six 40 cm x 20 cm x 5 cm
         -  each having one antenna booster of size 26 cm x 24 cm x 15 cm and
         -  up to three parabolic antennas with a maximum diameter of 1.2m,
      - the supply unit in a container of dimensions c. 4.8 m x 2.5 m x 3 m (LxWxH) or: in a room of the building having dimensions 4.8 x 2.5 x 2.6m (LxWxH).
      - cable connections from the supply unit to the antennas and over the site via two separate paths all the way to the next connection point
      - heat exchangers for the air-conditioning system with an area of max. 2 m(2) on the roof
      -  access path and parking area for lorries.

      The scope of utilisation can also be realised in steps.

6.2 The lessee can modify the radio fixed station at any time and upgrade it to state-of-the-art technology as long as this does not significantly increase the area requirements.

6.3 The lessee has the right to lay all necessary cables and install distributors so as to connect the other lessees in the building to his radio fixed station.

      To enable access at any time, the lessee shall receive two sets of all required keys. One set of keys shall be stored in a key deposit box which the lessee shall have mounted on the house entrance. The lessee is liable for the loss of the keys.

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


                              European Agreement
                                 Appendix 4 c
                               Site Acquisition

                                SECTION 7 RENT

7.1   The annual agreed rent for utilisation is:

                                                    DM
     In words                                            German marks
     * VAT (sales tax) currently 16%                     DM
     * The annual rent including VAT is                  DM
     (*omit as appropriate if no sales tax is payable).


      Payment of the rent is due on the first day of the month in which construction of the radio fixed stations commences. The date which applies for the commencement of construction is the data on which notification of the commencement of construction is sent to the lessor.

7.2 The first rent payment is payable within a period of 6 weeks following commencement of construction. Thereafter, the rent is payable annually in advance in each case at or before 15 January.

      The rent is payable to the following account:

      Account holder:
      Account number:
      BLZ (German bank code):
      Bank:
      Remitter's message:

7.3 The rent covers all incidental and operative costs for the utilisation of the property with the exception of the energy costs. The energy costs shall be paid by the lessee directly to the relevant energy-supply company.

7.4 If the consumer price index established by the German Federal Office of Statistics for the cost of living of all private households in Germany (1995 = 100) increases or decreases by more than 10% overall compared with the level for the month of January of the year following the signing of the agreement, the agreed rent shall be adjusted accordingly.

      The rent shall be adjusted again as soon as the consumer price index has increased or decreased by more than 10% compared to its level at the time of the previous adjustment.

                              SECTION 8 CONSTRUCTION

8.1 Where necessary, the OWNER shall declare his agreement to the necessary constructional measures vis-a-vis third parties and in particular authorities and public departments.

8.2 During the constructional phase, the lessee can temporarily place his vehicles (transporters, lorries and crane) on the property of the lessor within the limits allowed by the legal and practical possibilities.

      He can store building materials on the site until the conclusion of the construction work.


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


                              European Agreement
                                 Appendix 4 c
                               Site Acquisition


8.3 The lessee shall exercise particular caution when inspecting the roof. If necessary, he shall install a protective mechanism for inspections to reduce the strain on the exterior of the roof to a reasonable degree.

8.4 If, in the course of construction, damage occurs to the lessor's property, the lessee shall eliminate this damage immediately.

8.5 During the constructional phase, the lessor shall allow the lessee to utilise all supply lines (e.g. electricity and telephone lines) in return for payment of the running costs for these.

                                SECTION 5 OPERATION

8.1 The lessee shall operate his station in accordance with the rules of technology and the legal regulations.

8.2 He shall ensure the maintenance of the lightning conductors all the way to the connection to the lightning-protection system of the building.

8.3 The lessor shall not utilise the property in any manner which adversely affects the operation and safety of the lessee's technical systems. The radio links must not be subjected to interference due to obstacles in front of the antennas in the direction of radiation. Even if the antenna is briefly covered, this causes the link to be broken. The antennas shall be mounted at a sufficient height so that unintentional interference by persons is very unlikely. The lessor must ensure that all persons operating in the area of the antennas by his order or with his consent refrain from even briefly covering the antennas.
      Entry into the technical room shall only be possible with the prior consent of the lessee.

8.4 When entering, the lessor shall pay attention to complying with the required safety distances specified in the site certification of the regulation authority for post and telecommunications. The certification shall be made available by the lessee.

8.5 The lessor is not prevented from letting to additional network providers as long as he rules out adverse effects to the radio fixed station of the lessee and obliges the other network provider to switch off immediately if adverse effects occur.
      If adverse effects occur nevertheless, the lessor must ensure that these adverse effects are eliminated -- in accordance with their severity -- immediately, even if this requires that the systems of the other lessee be switched off immediately.
      If he intends concluding a lease agreement with another network provider, the lessor shall notify the lessee of this in good time prior to the conclusion of the contract.

8.6 The lessee shall ensure that his radio fixed station does not interfere with the stations of other network providers on the same site, as long as these stations comply with the currently applicable laws and technical norms and observe any required minimum distances to the system components of the lessee.


                                                                 Page 17 of 20

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

                              European Agreement
                                 Appendix 4 c
                               Site Acquisition

                             SECTION 9 DISASSEMBLY


9.1 For disassembly, the lessee can again park lorries and utilise the supply lines of the lessor as described under Section 4.

9.2 The lessee shall dismantle all systems set up by him and re-establish a state which is economically comparable with the original state.
      This also applies for the systems permanently connected with the property because the link is only temporary (SS 95 BGB (German Civil
      Code)). Consequently, ownership of the introduced systems is not transferred to the lessor.


                                SECTION 10 TERM

10.1 The lease shall commence on receipt of notification of the commencement of construction and is concluded for a term of 10 years.

10.2 The lessee is granted the option to twice extend the term of the agreement in each case by five years. The lessee can exercise the option by means of a unilateral written declaration at or before six months at the latest prior to the expiry of the term of the agreement.

10.3 The agreement shall be extended by one further year if neither of the parties terminates it with a period of notice of six months prior to the expiry of the term of the agreement. The also applies if an option is not exercised.

10.4 The lessee can terminate the agreement at any time with a period of notice of 6 months if
      - the suitability of the site for the operation of the radio fixed station worsens considerably because e.g. the radio fixed station cannot be connected to the remaining network or an important customer cannot be connected or
      - it becomes clear that the constructional realisation would be too costly or
      -  necessary permission or licences are not granted or extended.

10.5  The lessor has all rights of termination arising from the German Civil
      Code.

10.6  The termination of the agreement must be effected in writing.

10.7  Any rent payments made in advance must be refunded on a pro-rata basis.



                             SECTION 11 LIABILITY

The liability of the parties with respect to each other is defined by the legal regulations.


                            SECTION 12 MISCELLANEOUS

12.1 The lessee can pass on all rights arising from this agreement to his employees or other parties commissioned by him (construction companies, maintenance companies etc.).


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

                              European Agreement
                                 Appendix 4 c
                               Site Acquisition


12.2 If the lessor sells the site, he shall notify the buyer regarding this agreement and inform the lessee of the sale.

12.3 The lessee has the right to transfer at any time his rights and obligations arising from this agreement to a different company which offers a sufficient warranty for its ability to meet financial obligations and its reliability. He shall inform the owner regarding the new party to the agreement.

12.4 The lessor authorises the lessee to obtain the necessary information from authorities and other offices / departments, to view the land register and obtain excerpts where necessary, to apply for necessary permission and to duplicate the documents required for this at the offices of the authorities responsible.

12.5  Arrangements other than those specified in this agreement do not exist
      - with the exception of the drawing mentioned in Section 2.2. Changes and amendments to this agreement must be made in writing.

12.6 If one or several provisions of this agreement are legally ineffective, this shall not affect the effectiveness of the remaining agreement. In such a case, the parties undertake to make a new provision which comes closest to the economic purpose of the invalid provision.

12.7 The parties to the agreement to the storage of the data contained in this agreement within the scope of the legal regulations.


12.8  The place of jurisdiction is Dresden, Germany.

12.9 This agreement shall be drawn up in triplicate. The lessor shall receive one and the lessee two copies.


                       SECTION 13 TERMINOLOGICAL PROVISIONS

13.1 A WLL NETWORK is a telecommunications network where the connection at the end customer's end takes place not via cable but instead by wireless means (wireless local loop). A radio-link antenna is located on the customer's site and this establishes the link to the next radio-link collection station of the lessee. This function (radio-link collecting station) is performed by the radio fixed station which is the subject of the agreement.

13.2 The SUITABILITY of the site for the operation of the radio fixed station depends on the permanently undisturbed reachability of as many end customers as possible in a direct line of site without obstacles adversely affecting the radio link or interference from radio waves.

13.3 RADIO FIXED STATION is the collective term for all equipment for transmitting and receiving radio signals on a single site. Via a radio fixed station, the direct contact is established to several other immobile radio stations.
      The radio fixed station includes the required technical equipment for transmitting these signals directly via cable or indirectly via radio-link to other telecommunications facilities.
      In particular, a radio fixed station consists of the supply unit, the antenna system, the antenna holders, the link equipment, the connections to the supply network and the access path.


                                                                 Page 19 of 20

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

                              European Agreement
                                 Appendix 4 c
                               Site Acquisition


13.4 The SUPPLY UNIT consists of the transmission and reception equipment, the power supply (comprising the connection to the electricity mains, the emergency-power batteries and, where applicable, the emergency-power unit), the air-conditioning system and the interchange point for the feeding of the antenna.

13.5 The ANTENNA SYSTEM consists of a configuration of flat-top and parabolic antennas.

13.6 An ANTENNA HOLDER comprises a construction adapted to the site for the holding of the antennas, generally a steel tube with a flange.

13.10 The term LINK EQUIPMENT describes the cable connections from the antennas for the supply unit as well as the links from the supply unit to the supply network via cable or radio link.

13.11 The CONNECTION TO THE SUPPLY NETWORK is the entirety of all lines (in particular electricity and communications lines) and parabolic antennas which are required for connecting the radio fixed station to the public electricity mains and telecommunications network.

13.12 The ACCESS PATH is the connection between the public street network and the radio fixed station. The access path must be placed and secured so that the supply of the radio fixed station, in particular in an emergency necessitating the replacement of the emergency-power batteries, is possible with the aid of lorries.


              Date:
------------,      --------------            Berlin, Date:
                                                          -----------------

------------------                           -----------------------
(Signature lessor)                           (Signature lessee)

------------------                           -----------------------
(Name in block letters)                      (Name in block letters)

------------------                           -----------------------
(Stamp, where applicable)                    (Stamp)


                                                                 Page 20 of 20

Appendix 4c -- Site Acquisition Appendices GBV 000510

                               European Agreement
                                  Appendix 4d
                           Site Design and Civil Works



                   APPENDIX 4D - SITE DESIGN AND CIVIL WORKS


DOCUMENT


-------------------------------------------------------------------------------
DOCUMENT NAME       Appendix 4d - Site Design and Civil Works
-------------------------------------------------------------------------------
BACKGROUND          Description of Site Design and Civil Works, European
                    Agreement between FirstMark Europe SA and Siemens AG
-------------------------------------------------------------------------------

                               European Agreement
                                  Appendix 4d
                           Site Design and Civil Works


OBJECT OF CONTRACT

The rights and duties of Purchaser and Contractor with respect to planning services for sites will later be agreed separately between Purchaser and Contractor.

                               European Agreement
                                   Appendix 4e
                    Installation / Commissioning / Acceptance




                    INSTALLATION / COMMISSIONING / ACCEPTANCE

                                   APPENDIX 4e

                               TECHNICAL SERVICES

                               European Agreement
                                   Appendix 4e
                    Installation / Commissioning / Acceptance


TABLE OF CONTENTS

1       DEFINITIONS AND ABBREVIATIONS....................................................   3

1.1     DEFINITIONS......................................................................   3

2       INSTALLATION.....................................................................   3

3       COMMISSIONING AND IMPLEMENTATION.................................................   3

4       NETWORK INTEGRATION AND NETWORK INTERCONNECT.....................................   4

4.1     TYPE ACCEPTANCE TESTING AND VERIFICATION / NEW HARDWARE - OR SOFTWARE-VERSIONS...   5

5       FIELD ACCEPTANCE TESTING.........................................................   6

5.1     GENERAL..........................................................................   6

5.2     FIELD ACCEPTANCE DOCUMENTATION...................................................   7

5.3     FIELD ACCEPTANCE.................................................................   7

5.4     PRIORITY OF FAULTS: TYPICAL CASES / EXAMPLES.....................................   8


                               European Agreement
                                   Appendix 4e
                    Installation / Commissioning / Acceptance


1     DEFINITIONS AND ABBREVIATIONS

1.1   DEFINITIONS

Installation                       Installation shall mean materials, labour,
                                   testing and anything else necessary to be provided or to be undertaken by Contractor under the Contract to enable the System to be installed Ready for Acceptance.

Ready for Type Acceptance          Ready for Type Acceptance shall mean the date
                                   at which all tasks have been finalised to start Type Acceptance Testing in test floor.

Regression Testing                 Regression Testing shall mean testing of the
                                   correct functionality of a selected range of the features of a previous Type included in the new Type.

2     INSTALLATION

      Prerequisite for System Installation is the successful completion of the civil works; and the site must be in a shape to enable the System Installation, which shall be subject to the acceptance Civil Works.

      The Installation shall be performed by the Contractor in accordance with the Installation instructions, which will be agreed between the Parties.

      All required materials, labour, testing and anything else necessary for Installation of the System shall be provided or undertaken by the Contractor.

      The Installation work is subject to the Field Acceptance test. Contractor shall deliver full installation documentation including cabling plan and floor plan for each Site.

      Contractor shall list all equipment, tools and other items necessary for Site installation that Contractor recommends to use in the appropriate installation manuals.

3     COMMISSIONING AND IMPLEMENTATION

      During commissioning and implementation the Contractor shall prepare the System to allow the agreed Field Acceptance Tests.

      Testing, commissioning and final assessment shall be performed by Contractors commissioning engineers.

      Each System and equipment shall have a checklist according to Contractors regulations to ensure that the correct procedures are followed during installation and commissioning. Included in the procedure shall be sign-off sheets and test record sheets which shall form a permanent record in the test report. All transmission and radio equipment shall incorporate

                               European Agreement
                                   Appendix 4e
                    Installation / Commissioning / Acceptance


     end to end testing, where the contracted Bit Error Rate Threshold shall be proved to system performance levels as specified.

     The integration team shall ensure that all functionality is completely operational. External interfaces for synchronisation, remote diagnostics, network management and leased lines to other operators shall be validated at the Field Acceptance test. Tests could be simulated where third party networks are not available.

     Testing shall commence in accordance with the project plan and shall require a team of commissioning engineers to complete section stability.

     Contractor shall list all tools and test equipment in all appropriate commissioning specifications. Contractor shall be responsible for the supply of tools and test equipment necessary for Contractors use during the commissioning phase.

     As part of the Commissioning activities the Contractor shall integrate all the Systems and Network Management systems after the Field Acceptance Test, in accordance with the Field Acceptance procedure

     Contractor will not unreasonably refuse to test and integrate Third Party equipment within the network, subject to a separate offer of the scope of such work and price.

4    NETWORK INTEGRATION AND NETWORK INTERCONNECT

-    NETWORK INTEGRATION
The role of the Network Integration is to provide assistance in the delivery of a complex network involving multiple elements/products. In the case of new technology networks, the Network Integration role is seen as being vital to the development of a system that is composed of leading-edge equipment from several vendors.

All related costs will be subject to a separate offer.

-    INTERCONNECT TESTING
Contractor shall provide assistance to Purchaser for the following aspects of interworking testing on behalf of the customer and with the agreement of the interconnecting partner.

- Assist in defining and agreeing interconnect process with interconnect partner.
- Audit information and documentation provided by the interconnect partner and capture and verify information required by them to perform interconnect.
- Define Interconnect project plan, test schedule and success criteria and agree with interconnect partner.
-    Supply relevant testing equipment and protocol analysers if required.
-    Conduct interconnect testing on behalf of the customer
- Ownership and management to resolution of issues arising from interconnect testing for items related to products.
-    Completion of test schedule

                               European Agreement
                                   Appendix 4e
                    Installation / Commissioning / Acceptance


All related costs will be subject to a separate offer.

     V5.1 / V5.2
     The Contractor is willing to support V5.1/V5.2 related integration TESTS (WITH SWITCHES OF SHORTLISTED TENDERERS FOR FMC'S CORE NETWORK PROJECT) of the WALKair equipment with technical on site support during the test period. For functions in the interoperability between the tested switch and WALKair, which are maybe not covered from WALKair's SW, the Contractor will perform the necessary adaptations to ensure the functionalities which are described in the V5.2/V5.1 standard.

     Above mentioned efforts the Contractor is providing once free of charge for one switch SW version, provided that the Purchaser will ensure, that the switch supplier will participate and perform for his part in the relevant interoperability test.

     The Contractor's V5.1/V5.2 SW is based on the tdsoft product and has already interoperability certifications for a large amount of switch suppliers as well as national specifications. The Contractor will provide a list of certificated switches and national specifications.

     The Contractors technicians will support these V5.1/V5.2 interoperability tests which should take place at the switch suppliers sites/location.

4.1  TYPE ACCEPTANCE TESTING AND VERIFICATION / NEW HARDWARE - OR
     SOFTWARE-VERSIONS


4.1.1 AIM

- The purpose of the Type acceptance test is to certify the function of the new Hardware or Software versions, according to its specification. The Type acceptance test shall be performed in the Contractors diagnostic centre (central or regional). All costs and expenses incurred by the Parties in connection with the Type Acceptance Test shall be borne by the Parties incurring the same. The Type Acceptance, tests and procedure shall be agreed between the Parties.

- Successful completion of the System acceptance test is confirmed with the issue of an Type acceptance certificate. With the Type acceptance certificate the system version is released for operation by the Purchaser and valid for all following units of the same system version.

- In case of system-upgrade, the new or changed features have to be tested in conjunction with the operation of the Systems and network.

4.1.1.1       PREREQUISITES

     Contractor has established the HW-configuration .
-    Contractor shall provide  the new software system version.
- The Parties have agreed the procedures and tests to be performed and documented in the Acceptance test manual (ATMN)
-    Contractor shall provide all necessary test equipment

                               European Agreement
                                   Appendix 4e
                    Installation / Commissioning / Acceptance


4.1.1.2 SCOPE OF TYPE ACCEPTANCE TESTS

      The Type acceptance tests consists of:

-    VERIFICATION OF MAINTAINABILITY

     -    Functionality of automatic routine tests
     -    Automatic hardware error detection
     -    Alarm indication and localisation of faulty equipment
     -    Removal of faulty equipment from service
     -    Safeguarding against HW- and SW-faults

-    VERIFICATION OF OPERABILITY

     -    Functionality of the operational features for administration of
          e.g.        system equipment
                      traffic-/performance-measurement
                      call charge registration

-    VERIFICATION OF FEATURES

     -    inter working of the signalling system
     -    types of traffic
     -    supplementary services

- All steps of the Type acceptance test are documented in the acceptance test manual (ATMN) and will be performed by the Purchasers personnel with assistance of the Contractor

- Every test-step has to be recorded and this test protocol should be signed by both Parties.

4.1.1.3 FIRST OFFICE APPLICATION (FOA)

- It is agreed that not every software system version or software correction can be fully tested in the central or regional test system. In some cases the Purchaser may request to observe the system in the network environment of the Purchaser.

- The new System software or the modification will be incorporated into selected network elements as planned. After the system is connected to traffic, normal operation is carried out during a defined observation phase.

5    FIELD ACCEPTANCE TESTING

5.1  GENERAL

1. The Contractor provide support for preparation of and shall accompany the Field Acceptance test to show that the integration into Purchaser's network has been conducted according to mutual agreed specifications and requirements.

                               European Agreement
                                   Appendix 4e
                    Installation / Commissioning / Acceptance


2.   The Field Acceptance shall be carried out for each single System

     -    The date of Field Acceptance Test shall be mutual coordinated.

5.2 FIELD ACCEPTANCE DOCUMENTATION

5.2.1 FIELD ACCEPTANCE PROTOCOL

1.
     The following Field Acceptance procedures and tests have been agreed, including an agreed Field Acceptance Certificate , the detailed test procedures and the Field Acceptance Test Protocol.

     [OBJECT OMITTED]

     [OBJECT OMITTED]

2. The Field acceptance protocols shall be compiled in electronic format and allow storage in a central database structure. (format shall be mutual agreed both Parties)

5.3  FIELD ACCEPTANCE

     - If the Field Acceptance fails then the Contractor forthwith implements alterations or modifications to the system as it is necessary to repeat the final acceptance test within seven calendar days from the date of the unsuccessful Field Acceptance Test. In the case of failure Contractor will immediately present a step by step solution plan.

     - Field Acceptance Test is successful in case no errors exist or just minor faults existing.
     - The System is only partially Field accepted (Partial Field Acceptance) in case of major fault existing. Uncompleted site specific documentation is considered as a major fault.
     - Field Acceptance is rejected in case of one critical fault existing and/or in case of three (3) or more major faults existing.

                               European Agreement
                                  Appendix 4e
                                Technical Support


5.4           PRIORITY OF FAULTS: TYPICAL CASES / EXAMPLES

--------------------------------------------------------------------------------------------------------------
PRIORITY          DEFINITION                                      EXAMPLE
--------------------------------------------------------------------------------------------------------------
                  CRITICAL FAULT                                  -   a fault report that is related
1                 -   An urgent software or hardware                  to an already neutralized emergency
                      problem that has escalated to produce       -   a problem that threatens to
                      considerable operational restrictions. As       escalate to an emergency
                      a result, the fault may cause system        -   an important key function of the
                      availability to be significantly reduced.       system is unusable
--------------------------------------------------------------------------------------------------------------
                  MAJOR FAULT                                     -   uncritical features are
2                 -   An software or hardware problem                 inoperative
                      that has escalated to produce               -   a fault report that is related
                      unconsiderable operational restrictions.        to an urgent problem which could be
                                                                      neutralized by a workaround
                                                                  -   site specific documentation is
                                                                      uncomplete
--------------------------------------------------------------------------------------------------------------
                  MINOR FAULT                                     -   scratches on surfaces, fastening
3                 -   The System is working error                     of cables, labeling
                      free; but ther are minor restrictions,
                      without any degrations
--------------------------------------------------------------------------------------------------------------

S

                    INSTRUCTION FOR WALKAIR FIELD ACCEPTANCE

                            FIRSTMARK COMMUNICATIONS

Instruction for WALKair Field Acceptance                FirstMark Communications


1.       INSTALLATION ASPECTS

The correctness should be verified during Field Acceptance. The installation of WALKair units must be performed according to the instructions in the Installation Manual IMN.

1.1      INSTALLATION CHECK

- CONNECTORS AT RFU'S:              Check if N type connectors at RFU side are
                                    mounted according to suppliers
                                    specification.

                                    Check if connectors are sealed.

- CONNECTORS AT IF- MUX'S:          Check if N type connectors at IF- Mux side
                                    are mounted according to suppliers
                                    specification.

- EARTHING OF BS/BU'S:              Check if ground connections of BS/BU's are
                                    made properly

- EARTHING OF IF- MUX'S:            Check if ground connections of IF- Mux's are
                                    made properly

- EARTHING OF RFU'S:                Check if ground connections of RFU`s are
                                    made properly

- EARTHING OF CABLES:               Check if all IF cables are grounded properly

- EMP PROTECTORS:                   Check if EMP protectors are installed
                                    according to suppliers specification (if used in this project)

- COAX CABLE MOUNTING:              Check if all IF cables are mounted and
                                    fastened properly

- E1- CABLE LABELING:               Check if all E1- Interface- Cables are
                                    labeled at equipment side and distribution frame side


1.2 POWER SUPPLY CHECK              NECESSARY EQUIPMENT:  VOLTMETER

The Base Station components are supplied with 48 VDC power. Every unit is fused up separately. Check if the power supply is in a range between 45 VDC and 75 VDC.

1.3 BASE STATION SYSTEM CLOCK       NECESSARY EQUIPMENT:  LCI, FREQUENCY COUNTER

The BS/BU can be set to different synchronisation sources. The setting should be the same for all BS/BU's in one Base Station.

The different settings are:  - internal    to use the internal clock of the
                                           BS/BU
                             - port # 1    to use the clock from the incoming
                                           signal at port # 1
                             - port # 2    to use the clock from the incoming
                                           signal at port # 2
                             - port # 3    to use the clock from the incoming
                                           signal at port # 3
                             - automatic   to use the clock from the first
                                           connected port
                                           (if this port becomes faulty, clock
                                           from next one is taken)
                             - external    to use the clock from an external
                                           2.048 MHz generator

If an external synchronisation source is used, its performance should be verified by the help of a frequency counter.

Note down the measured clock.

Instruction for WALKair Field Acceptance                FirstMark Communications

2. HARDWARE DATA

The serial numbers of all components (indoor- and outdoor units) should be noted down in the Field Acceptance Protocol. There is a sticker on each component which contains serial number and information about equipment type. The serial number information of BS/BU's can also be seen at the management system WALKnet or at the Local Craft Interface.

2.1 BASE STATION SERIAL NUMBERS

The serial numbers of all different units should be noted down for each Base Station Sector accordingly. The Type of the Sector Antenna and Polarisation should be noted down as well.

3. RADIO LINK DATA

During the commissioning phase, all different BS/BU's are set to a specific carrier frequency. This carrier frequency must be according to the project frequency planning. The settings should be noted down in the Field Acceptance Protocol.
Further more, the modem of each BS/BU must be set to a specific power level for transmitting and receiving. The recommended default values are displayed when setting the modem working point. Note down the actual settings for this project.

3.1 BASE STATION CARRIER FREQUENCIES     NECESSARY EQUIPMENT:      LCI


Note down the FREQUENCY INDEX of each BS/BU in the corresponding sector. There is a frequency index table in the Operation and Maintenance Manual OPAM.
From the Main Menu, choose ,,Configuration Menu"
From the Configuration Menu, choose ,,Radio Link Parameters"
From the Radio Link Parameters, choose ,,Get Frequency Index"
Note down the value
Repeat for all BS/BU`s

3.2 BASE STATION POWER LEVELS            NECESSARY EQUIPMENT:      LCI


Note down the modem working point of each BS/BU in the corresponding sector. From the Main Menu, choose ,,Configuration Menu"
From the Configuration Menu, choose ,,Radio Link Parameters"
From the Radio Link Parameters, choose ,,Get Modem Working Point"
Note down the values
Repeat for all BS/BU's

4. BASE STATION SOFTWARE DATA            NECESSARY EQUIPMENT:      LCI

Each BS/BU has two software sections, an active and a standby section. The active and backup version of WALKair should be noted down in the protocol.

Instruction for WALKair Field Acceptance                FirstMark Communications

5. BASE STATION NETWORK PARAMETERS

Each BS/BU serves as a SNMP agent to the Network Management System.

Every single BS/BU must be set to a specific IP- Address according to the DCN Project planning. This is done during the commissioning phase. The correctness of all network parameters is checked and noted down in the protocol.

5.1 BASE STATION IP- ADDRESS             NECESSARY EQUIPMENT:      LCI, WALKNET

The Network Mask and Default Gateway must be the same in every BS/BU of the Base Station. The IP- Address is set according to the project documentation.

The address can be seen by the help of LCI and WALKnet. It is recommended to use the WALKnet application in order to verify, that the Ethernet connection to all BS/BU's is working properly as well.

Connect the WALKnet to the Network- Hub and check the functionality of getting access to all BS/BU's.

Please consider, that the IP- Address of the WALKnet machine must be registered as a Manager Station in all BS/BU's. If a BS/BU is set to a Manager Station with IP- Address 255.255.255.255 ,it allows configuration to any machine. But it also means, that there is no security against misuse. So it is recommended to use it only for testing purpose.

WITH WALKNET

Go to the detailed view of each BS/BU and note down the values

5.2 AUTHORIZED MANAGER STATIONS          NECESSARY EQUIPMENT:      LCI

Each BS/BU may have several authorized manager stations which have the ability to change parameters in the system. The settings should be the same for all BS/BU's. The values can be seen by the help of LCI.

From the Main Menu, choose ,,Configuration Menu"
From the Configuration Menu, choose ,,Administrative Parameters"
From Administrative Parameters, choose ,,BS Parameters"
From BS Parameters, choose ,,Get Authorized Manager Stations"
Note down the value into the protocol
Check if they are identical in all BS/BU's

To avoid alarm messages on the OMC during the acceptance phase, set the IP-address at the end of the tests or disconnect the Ethernet connector until test 6.4 is carried out.

Instruction for WALKair Field Acceptance                FirstMark Communications

6. FUNCTIONALITY TESTING

During Field Acceptance, some functionality tests are performed. It has to be checked, that the system is free of alarms on all units.

The cabeling between the telecom interfaces at the BS/BU and the distribution frame should be checked as well.
It is suggested to register the mobile Terminal Station at each BS/BU with a different Customer ID before leaving the BS Site.

By changing the Customer ID of the mobile Terminal Station according to the previous set ID's at the Base Station, a link can be created to each BS/BU without reconfiguring the Base Station. Therefore it is not necessary that somebody stays at the Base Station for configuration while the measurements at the Terminal Station are done.

6.1 ALARM INDICATION CHECK

Check that there is no fault in the system and no alarm visible.
LED indicators of:        - Internal Alarm at BS/BU`s
                          - External Alarm at BS/BU's
                          - Ethernet Alarm at BS/BU's
                          - Telecom Interface Alarms at BS/BU's
                          - IF- Mux Alarms

are set to status ,,GREEN".

6.2 BS- INTERFACE- CABELING TEST

The cabeling between the telecom interfaces of all BS/BU's and the distribution frame must be checked. Connect a cable loop at the side of the distribution frame to the tested telecom interface ( Rx - Tx ) and verify, that the status LED of the corresponding interface on the BS/BU changes from RED to GREEN.

Repeat for all BS/BU's in one Sector and note down the result.
Repeat for all Base Station Sectors.

6.3 TESTING OF 64 QAM MODULATION      NECESSARY EQUIPMENT:  LCI, CONST. ANALYZER


This measurement should be done for every BS/BU. A constellation analyzer is necessary to measure the downlink constellation. It has to be protected by DC-Blocks.
Create a link between a BS/BU and the Terminal Station and verify the constellation displayed. It has to be within the limits.

Note down the result.

Repeat the procedure for all other BS/BU's too.

* See optional measurement 6.3.1

6.3.1 BER TEST                     NECESSARY EQUIPMENT:   LCI, 2MBIT BER TESTER

This measurement is carried out for every BS/BU as long as a constellation measurement is not possible (item 6.3).

Create a link between a BS/BU and the Terminal Station and verify the BER Tester for 5 minutes. A service (e.g 31x64kBit; channel 1-31) must have been created on the base station including a 2Mbit Software loop (local loopback).

Note down the result.

Repeat the procedure for all other BS/BU's too.

Instruction for WALKair Field Acceptance                FirstMark Communications

SERVICE- CONFIGURATION OF WALKAIR:

BETWEEN THE BASE STATION AND THE TERMINAL STATION A SERVICE OF 31 X 64 KBIT/S WILL BE CREATED. THE CONFIGURATION AT THE WALKAIR BS/BU IS THE FOLLOWING:

BS/BU:

SERVICE # 00
SERVICE BANDWIDTH (NX64KBIT/S):    31
INTERFACE #:                       0
START TIMESLOT #:                  1
CUSTOMER #:                        "CUSTOMER ID OF THE MOBILE TERMINAL STATION"
INTERFACE #:                       0
START TIMESLOT:                    1

E1- INTERFACES/ PHYSICAL CONFIGURATION:

LINE CODING (TRANSMIT & RECEIVE)   HDB3
FRAMING FORMAT:                    MFF_CRC4
ALARM MODE:                        ETSI

E1- INTERFACES/ OTHER PARAMETERS:

E1 MODE (TRANSPARENT/ UNFRAMED):   TRANSPARENT (TIME SLOT 16 USED FOR TRAFFIC)
TRANSMIT JITTER ATTENUATOR:        ENABLE

CONFIGURATION OF E1- TESTER

MODE:              RX / TX
INTERFACE:         G.703             RX SLOTS:        1-31
LINE CODE:         HDB3              TX SLOTS:        AS RX
FRAMING:           PCM31C
TERMINATION:       75 / 120 (OMEGA)
TX CLOCK SOURCE:   INTERNAL
BERT PATTERN:      2 TO THE POWER OF 15-1

6.4 WALKNET CONNECTIVITY TEST      NECESSARY EQUIPMENT:  WALKNET, OMC CONNECTION

If a WALKnet connection is already established verify that the BS/BU can be seen on the OMC. The corresponding BS/BU must be added on the OMC. Create an interface alarm (remove the E1 input signal) on the BS/BU and check if the alarm appears on the OMC.

Repeat the procedure for all other BS/BU's in one Sector. Note down the result.

Repeat for all other Sectors.

[OBJECT OMITTED]

Instruction for WALKair Field Acceptance                FirstMark Communications

7. TERMINAL STATION DATA                 NECESSARY EQUIPMENT:      LCI

This section is meant to note down the data of already available Terminal Stations.

Please note down the address where the TS is located, the Terminal Station Customer ID which was given to this customer, the BS/BU number which provides the service as well as the service bandwidth which was set. Repeat for each available TS and make a copy for each Base Station Sector.

8. FINAL RESULT

After performing all steps from the Field Acceptance Protocol, both parties have to state the final result.

If the Base Station is working error free and the installation is done according to specifications, choose: BASE STATION IS ACCEPTED WITHOUT ANY RESTRICTION

-----

If the Base Station is working error free but there are minor restrictions (e.g. scratches on surfaces; fastening of cables), choose:
BASE STATION IS ACCEPTED WITH MINOR RESTRICTION

Please define a date for the improvement and note down what has to be improved.

-----
If all Base Station Sectors (IF-Mux's, RFU's, Antennas) are working error free, but single units failed, choose:

BASE STATION IS ACCEPTED WITH MAJOR RESTRICTION (PARTIAL ACCEPTANCE)
Please define a date for repair and note down which unit has to be changed.

-----
If one or more Base Station Sectors failed during the Acceptance, choose:
BASE STATION IS NOT ACCEPTED

Please define a date for repair and note down which units have to be changed. Define also a new date for Acceptance together with the customer.

AFTER THE FIELD ACCEPTANCE IS FINISHED, PLEASE MAKE SURE THAT THE CUSTOMER ID'S OF THE MOBILE TERMINAL STATION AS WELL AS THE CREATED SERVICES AND SOFTWARE LOOPS (WHICH WERE NECESSARY FOR THE FUNCTIONALITY TESTS) ARE DELETED AGAIN.

------------------------------------------------------------------------------------------------------------

                      FIELD ACCEPTANCE PROTOCOL FOR WALKAIR

                            FIRSTMARK COMMUNICATIONS

------------------------------------------------------------------------------------------------------------
    Country       :

------------------------------------------------------------------------------------------------------------

    Customer      :

------------------------------------------------------------------------------------------------------------

    Site     :

------------------------------------------------------------------------------------------------------------

    Date     :                                                Line up Engineer :

------------------------------------------------------------------------------------------------------------

    For the Customer                                          For Siemens AG

    Print Name: __________________________                    Print Name: __________________________


    Signature:  __________________________                    Signature:  __________________________

------------------------------------------------------------------------------------------------------------
    Test Instruments:
    -  Bit Error Tester 2Mbit/s *                PC for PROCOMM PLUS
    -  Voltmeter                                 CPU 486 or higher,16MB RAM;
    -  Frequency Counter                         200MB HD or higher; VGA Display,
    -  Constellation Analyzer 64 QAM *           Serial Port RS232,
    -  Personal Computer                         Floppy Disk and/or CD ROM drive
    -  PROCOMM PLUS SW                           Windows-C-95 or Windows NT
    * optional to each other                     Adapter RJ45 to D-type 9 pin
                                                 RS232 Connection Cable (pin to pin)
------------------------------------------------------------------------------------------------------------
    Frequency Band:                                           Remarks:

     / /   3,5 GHz     Subband ______

     / /   26 GHz      Subband ______

     /X/ Select

------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                SIEMENS AG                 Author:                   Released:
  Information and Communication Networks   Manetinsky Stoklasek      Hafner
                                           ICN TR S R4               ICN TR S R4
                                           Last updated: 14.03.2000  14.03.2000
----------------------------------------------------------------------------------

                              FIELD ACCEPTANCE PROTOCOL
--------------------------------------------------------------------------------

1. INSTALLATION ASPECTS

1.1 INSTALLATION CHECK

-------------------------------------------------------------------------------------------------------------
              ITEM                     INSTALLATION O.K. ?                        REMARKS
-------------------------------------------------------------------------------------------------------------
Connectors at RFU's                     / /  Yes    / /  No
-------------------------------------------------------------------------------------------------------------
Connectors at IF- Mux's                 / /  Yes    / /  No
-------------------------------------------------------------------------------------------------------------
Earthing of BS/BU's                     / /  Yes    / /  No
-------------------------------------------------------------------------------------------------------------
Earthing of IF- Mux's                   / /  Yes    / /  No
-------------------------------------------------------------------------------------------------------------
Earthing of RFU's                       / /  Yes    / /  No
-------------------------------------------------------------------------------------------------------------
Earthing of Cables                      / /  Yes    / /  No
-------------------------------------------------------------------------------------------------------------
EMP Protectors                          / /  Yes    / /  No             if installed in this project
-------------------------------------------------------------------------------------------------------------
Coax Cable Mounting                     / /  Yes    / /  No
-------------------------------------------------------------------------------------------------------------
E1- Cable Labeling                      / /  Yes    / /  No
-------------------------------------------------------------------------------------------------------------

/X/ Select

1.2 POWER SUPPLY CHECK (FOR THE WHOLE BASE STATION)

-------------------------------------------------------------------------------------------------------------
              ITEM                       VOLTAGE O.K. ?                           REMARKS
-------------------------------------------------------------------------------------------------------------
DC Power Supply at BS                   / /  Yes    / /  No     DC Voltage in a range between 45 and 75 VDC
-------------------------------------------------------------------------------------------------------------


1.3 BASE STATION SYSTEM CLOCK (FOR THE WHOLE BASE STATION)

Should be identical for all BS/BU's

----------------------------------------------------------------------------------------------
    INTERNAL        PORT # 1       PORT # 2        PORT # 3      AUTOMATIC       EXTERNAL
----------------------------------------------------------------------------------------------
      / /             / /             / /            / /            / /             / /
----------------------------------------------------------------------------------------------

/X/ Select

IF EXTERNAL CLOCK SYNCHRONISATION IS USED, PLEASE VERIFY CLOCK WITH FREQUENCY COUNTER

MEASURED CLOCK:            2.04 _ _ _ _ MHZ


------------------------------------------------------------------------------------------------------------
                SIEMENS AG                                                       Sig. / Date Siemens AG
  Information and Communication Networks                      WALKAIR
-------------------------------------------                                      ---------------------------
Author:               Released:                                                  Sig. / Date Customer
Stoklasek             Hafner               SITE:   _________________________
ICN TR S R4           ICN TR S R4
14.03.2000            14.03.2000           PAGE: _____ / ____
------------------------------------------------------------------------------------------------------------

                              FIELD ACCEPTANCE PROTOCOL
--------------------------------------------------------------------------------

2. HARDWARE DATA

2.1 BASE STATION SERIAL NUMBERS

--------------------------------------------------------------------------------------------------
SECTOR NUMBER           SER.NR. OF IF-MUX       SER.NR. OF RFU          ANTENNA TYPE/ POL.
--------------------------------------------------------------------------------------------------
           1
--------------------------------------------------------------------------------------------------
           2
--------------------------------------------------------------------------------------------------
           3
--------------------------------------------------------------------------------------------------
           4
--------------------------------------------------------------------------------------------------
           5
--------------------------------------------------------------------------------------------------
           6
--------------------------------------------------------------------------------------------------
           7
--------------------------------------------------------------------------------------------------
           8
--------------------------------------------------------------------------------------------------



             ----------------------------------------------------------------------------------------------
                                        SERIAL NUMBERS OF BS/BU'S IN EACH SECTOR
-----------------------------------------------------------------------------------------------------------
   BS/BU      Sector 1    Sector 2    Sector 3   Sector 4    Sector 5    Sector 6    Sector 7   Sector 8
-----------------------------------------------------------------------------------------------------------
     1
-----------------------------------------------------------------------------------------------------------
     2
-----------------------------------------------------------------------------------------------------------
     3
-----------------------------------------------------------------------------------------------------------
     4
-----------------------------------------------------------------------------------------------------------
     5
-----------------------------------------------------------------------------------------------------------
     6
-----------------------------------------------------------------------------------------------------------
     7
-----------------------------------------------------------------------------------------------------------
     8
-----------------------------------------------------------------------------------------------------------
     9
-----------------------------------------------------------------------------------------------------------
     10
-----------------------------------------------------------------------------------------------------------
     11
-----------------------------------------------------------------------------------------------------------
     12
-----------------------------------------------------------------------------------------------------------
     13
-----------------------------------------------------------------------------------------------------------
     14
-----------------------------------------------------------------------------------------------------------
     15
-----------------------------------------------------------------------------------------------------------
     16
-----------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                SIEMENS AG                                                       Sig. / Date Siemens AG
  Information and Communication Networks                      WALKAIR
-------------------------------------------                                      ---------------------------
Author:               Released:                                                  Sig. / Date Customer
Stoklasek             Hafner               SITE:   _________________________
ICN TR S R4           ICN TR S R4
14.03.2000            14.03.2000           PAGE: _____ / ____
------------------------------------------------------------------------------------------------------------

                              FIELD ACCEPTANCE PROTOCOL
--------------------------------------------------------------------------------

3. RADIO LINK DATA

3.1 BASE STATION CARRIER FREQUENCIES

             ----------------------------------------------------------------------------------------------
                         FREQUENCY INDEX FOR EACH BS/BU IN CORRESPONDING SECTOR
-----------------------------------------------------------------------------------------------------------
   BS/BU      Sector 1    Sector 2    Sector 3   Sector 4    Sector 5    Sector 6    Sector 7   Sector 8
-----------------------------------------------------------------------------------------------------------
     1
-----------------------------------------------------------------------------------------------------------
     2
-----------------------------------------------------------------------------------------------------------
     3
-----------------------------------------------------------------------------------------------------------
     4
-----------------------------------------------------------------------------------------------------------
     5
-----------------------------------------------------------------------------------------------------------
     6
-----------------------------------------------------------------------------------------------------------
     7
-----------------------------------------------------------------------------------------------------------
     8
-----------------------------------------------------------------------------------------------------------
     9
-----------------------------------------------------------------------------------------------------------
     10
-----------------------------------------------------------------------------------------------------------
     11
-----------------------------------------------------------------------------------------------------------
     12
-----------------------------------------------------------------------------------------------------------
     13
-----------------------------------------------------------------------------------------------------------
     14
-----------------------------------------------------------------------------------------------------------
     15
-----------------------------------------------------------------------------------------------------------
     16
-----------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                SIEMENS AG                                                       Sig. / Date Siemens AG
  Information and Communication Networks                      WALKAIR
-------------------------------------------                                      ---------------------------
Author:               Released:                                                  Sig. / Date Customer
Stoklasek             Hafner               SITE:   _________________________
ICN TR S R4           ICN TR S R4
14.03.2000            14.03.2000           PAGE: _____ / ____
------------------------------------------------------------------------------------------------------------

                              FIELD ACCEPTANCE PROTOCOL
--------------------------------------------------------------------------------

3.2 BASE STATION POWER LEVELS

             ----------------------------------------------------------------------------------------------
                                MODEM WORKING POINT (TRANSMIT / RECEIVE) IN DBM
-----------------------------------------------------------------------------------------------------------
   BS/BU      Sector 1    Sector 2    Sector 3   Sector 4    Sector 5    Sector 6    Sector 7   Sector 8
-----------------------------------------------------------------------------------------------------------
     1
-----------------------------------------------------------------------------------------------------------
     2
-----------------------------------------------------------------------------------------------------------
     3
-----------------------------------------------------------------------------------------------------------
     4
-----------------------------------------------------------------------------------------------------------
     5
-----------------------------------------------------------------------------------------------------------
     6
-----------------------------------------------------------------------------------------------------------
     7
-----------------------------------------------------------------------------------------------------------
     8
-----------------------------------------------------------------------------------------------------------
     9
-----------------------------------------------------------------------------------------------------------
     10
-----------------------------------------------------------------------------------------------------------
     11
-----------------------------------------------------------------------------------------------------------
     12
-----------------------------------------------------------------------------------------------------------
     13
-----------------------------------------------------------------------------------------------------------
     14
-----------------------------------------------------------------------------------------------------------
     15
-----------------------------------------------------------------------------------------------------------
     16
-----------------------------------------------------------------------------------------------------------

4. BASE STATION SOFTWARE DATA

--------------------------------------------------------------------------
ACTIVE SW VERSION                    BACKUP SW VERSION
--------------------------------------------------------------------------
--------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
                SIEMENS AG                                                       Sig. / Date Siemens AG
  Information and Communication Networks                      WALKAIR
-------------------------------------------                                      ---------------------------
Author:               Released:                                                  Sig. / Date Customer
Stoklasek             Hafner               SITE:   _________________________
ICN TR S R4           ICN TR S R4
14.03.2000            14.03.2000           PAGE: _____ / ____
------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
                SIEMENS AG                                                       Sig. / Date Siemens AG
  Information and Communication Networks                      WALKAIR
-------------------------------------------                                      ---------------------------
Author:               Released:                                                  Sig. / Date Customer
Stoklasek             Hafner               SITE:   _________________________
ICN TR S R4           ICN TR S R4
14.03.2000            14.03.2000           PAGE: _____ / ____
------------------------------------------------------------------------------------------------------------

                                           FIELD ACCEPTANCE PROTOCOL


5. BASE STATION NETWORK PARAMETERS

5.1 BASE STATION IP- ADDRESS                          NETWORK MASK:    _________
                                                      DEFAULT GATEWAY: _________

                -----------------------------------------------------------------------------------------------------
                        BS/BU IP- ADDRESS IN EACH SECTOR
---------------------------------------------------------------------------------------------------------------------
     BS/BU              SECTOR 1                 SECTOR 2                 SECTOR 3                  SECTOR 4
---------------------------------------------------------------------------------------------------------------------
       1                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
       2                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
       3                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
       4                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
       5                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
       6                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
       7                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
       8                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
       9                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
      10                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
      11                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
      12                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
      13                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
      14                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
      15                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
      16                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------


                -----------------------------------------------------------------------------------------------------
                        BS/BU IP- ADDRESS IN EACH SECTOR
---------------------------------------------------------------------------------------------------------------------
     BS/BU              SECTOR 5                 SECTOR 6                 SECTOR 7                  SECTOR 8
---------------------------------------------------------------------------------------------------------------------
       1                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
       2                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
       3                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
       4                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
       5                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
       6                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
       7                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
       8                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
       9                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
      10                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
      11                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
      12                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
      13                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
      14                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
      15                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------
      16                 . . .                    . . .                     . . .                    . . .
---------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
                SIEMENS AG                                                              Sig. / Date Siemens AG
  Information and Communication Networks                    WALKAIR
-------------------------------------------                                             ---------------------------
Author:               Released:                                                         Sig. / Date Customer
Stoklasek             Hafner               SITE:   _______________________________
ICN TR S R4           ICN TR S R4
14.03.2000            14.03.2000           PAGE: _____ / ____
-------------------------------------------------------------------------------------------------------------------
Document:  Appendix 4e -  Install Comm Acc Stand 000410 FTP_WALKair_FMC2.doc  Edition 1            Page 6/12
                                           All rights reserved

                                           FIELD ACCEPTANCE PROTOCOL


5.2. AUTHORIZED MANAGER STATIONS (FOR THE WHOLE BASE STATION)

Should be equal for all BS/BU's

-----------------------------------------------------------------------------------------
Manager Station IP- Address # 1                       . . .
-----------------------------------------------------------------------------------------
Manager Station IP- Address # 2                       . . .              if available
-----------------------------------------------------------------------------------------
Manager Station IP- Address # 3                       . . .              if available
-----------------------------------------------------------------------------------------
Manager Station IP- Address # 4                       . . .              if available
-----------------------------------------------------------------------------------------
Manager Station IP- Address # 5                       . . .              if available
-----------------------------------------------------------------------------------------



6. FUNCTIONALITY TESTING

6.1 ALARM INDICATION CHECK

------------------------------------------------------------------------------------------------------------------
                ALARM TYPE                       ALARM VISIBLE ?                        REMARKS
------------------------------------------------------------------------------------------------------------------
Internal Alarms at BS/BU's                       |_|  No    |_|  Yes
------------------------------------------------------------------------------------------------------------------
External Alarms at BS/BU's                       |_|  No    |_|  Yes
------------------------------------------------------------------------------------------------------------------
Ethernet Alarms at BS/BU's                       |_|  No    |_|  Yes
------------------------------------------------------------------------------------------------------------------
Telecom Interface Alarms                         |_|  No    |_|  Yes
------------------------------------------------------------------------------------------------------------------
IF - Mux Alarms                                  |_|  No    |_|  Yes
------------------------------------------------------------------------------------------------------------------
 ...                                              |_|  No    |_|  Yes
------------------------------------------------------------------------------------------------------------------
 ...                                              |_|  No    |_|  Yes
------------------------------------------------------------------------------------------------------------------

|X| Select



6.2. BS- INTERFACE- CABELING TEST            Check the interface cabeling to the
                                             distribution frame for every BS/BU

------------------------------------------------------------------------------------------------------------------
        TESTED BS SECTOR          CABELING FOR EVERY BS/BU                       REMARKS
                                         O.K. ?
------------------------------------------------------------------------------------------------------------------
Base Station Sector # 1                   |_| Yes |_| No
------------------------------------------------------------------------------------------------------------------
Base Station Sector # 2                   |_| Yes |_| No
------------------------------------------------------------------------------------------------------------------
Base Station Sector # 3                   |_| Yes |_| No
------------------------------------------------------------------------------------------------------------------
Base Station Sector # 4                   |_| Yes |_| No
------------------------------------------------------------------------------------------------------------------
Base Station Sector # 5                   |_| Yes |_| No
------------------------------------------------------------------------------------------------------------------
Base Station Sector # 6                   |_| Yes |_| No
------------------------------------------------------------------------------------------------------------------
Base Station Sector # 7                   |_| Yes |_| No
------------------------------------------------------------------------------------------------------------------
Base Station Sector # 8                   |_| Yes |_| No
------------------------------------------------------------------------------------------------------------------

|X| Select


-------------------------------------------------------------------------------------------------------------------
                SIEMENS AG                                                              Sig. / Date Siemens AG
  Information and Communication Networks                    WALKAIR
-------------------------------------------                                             ---------------------------
Author:               Released:                                                         Sig. / Date Customer
Stoklasek             Hafner               SITE:   _______________________________
ICN TR S R4           ICN TR S R4
14.03.2000            14.03.2000           PAGE: _____ / ____
-------------------------------------------------------------------------------------------------------------------
Document:  Appendix 4e -  Install Comm Acc Stand 000410 FTP_WALKair_FMC2.doc  Edition 1            Page 7/12
                                           All rights reserved

                                           FIELD ACCEPTANCE PROTOCOL


6.3 SINGLE BS/BU FUNCTIONALITY TEST         Measurement should be done for every
                                            BS/BU in each Base Station Sector

SECTOR NR. 1

------------------------------------------------------------------------------------------
    MEASURED BS/BU      BER OR 64QAM O.K.?       MEASURED BS/BU      BER OR 64QAM O.K.?
------------------------------------------------------------------------------------------
      BS/BU # 1           |_| Yes |_| No           BS/BU # 9           |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 2           |_| Yes |_| No           BS/BU # 10          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 3           |_| Yes |_| No           BS/BU # 11          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 4           |_| Yes |_| No           BS/BU # 12          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 5           |_| Yes |_| No           BS/BU # 13          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 6           |_| Yes |_| No           BS/BU # 14          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 7           |_| Yes |_| No           BS/BU # 15          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 8           |_| Yes |_| No           BS/BU # 16          |_| Yes |_| No
------------------------------------------------------------------------------------------

SECTOR NR. 2

------------------------------------------------------------------------------------------
    MEASURED BS/BU      BER OR 64QAM O.K.?       MEASURED BS/BU      BER OR 64QAM O.K.?
------------------------------------------------------------------------------------------
      BS/BU # 1           |_| Yes |_| No           BS/BU # 9           |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 2           |_| Yes |_| No           BS/BU # 10          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 3           |_| Yes |_| No           BS/BU # 11          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 4           |_| Yes |_| No           BS/BU # 12          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 5           |_| Yes |_| No           BS/BU # 13          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 6           |_| Yes |_| No           BS/BU # 14          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 7           |_| Yes |_| No           BS/BU # 15          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 8           |_| Yes |_| No           BS/BU # 16          |_| Yes |_| No
------------------------------------------------------------------------------------------

SECTOR NR. 3

------------------------------------------------------------------------------------------
    MEASURED BS/BU      BER OR 64QAM O.K.?       MEASURED BS/BU      BER OR 64QAM O.K.?
------------------------------------------------------------------------------------------
      BS/BU # 1           |_| Yes |_| No           BS/BU # 9           |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 2           |_| Yes |_| No           BS/BU # 10          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 3           |_| Yes |_| No           BS/BU # 11          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 4           |_| Yes |_| No           BS/BU # 12          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 5           |_| Yes |_| No           BS/BU # 13          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 6           |_| Yes |_| No           BS/BU # 14          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 7           |_| Yes |_| No           BS/BU # 15          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 8           |_| Yes |_| No           BS/BU # 16          |_| Yes |_| No
------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                SIEMENS AG                                                              Sig. / Date Siemens AG
  Information and Communication Networks                    WALKAIR
-------------------------------------------                                             ---------------------------
Author:               Released:                                                         Sig. / Date Customer
Stoklasek             Hafner               SITE:   _______________________________
ICN TR S R4           ICN TR S R4
14.03.2000            14.03.2000           PAGE: _____ / ____
-------------------------------------------------------------------------------------------------------------------
Document:  Appendix 4e -  Install Comm Acc Stand 000410 FTP_WALKair_FMC2.doc  Edition 1            Page 8/12
                                           All rights reserved

                                           FIELD ACCEPTANCE PROTOCOL


SECTOR NR. 4

------------------------------------------------------------------------------------------
    MEASURED BS/BU      BER OR 64QAM O.K.?       MEASURED BS/BU      BER OR 64QAM O.K.?
------------------------------------------------------------------------------------------
      BS/BU # 1           |_| Yes |_| No           BS/BU # 9           |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 2           |_| Yes |_| No           BS/BU # 10          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 3           |_| Yes |_| No           BS/BU # 11          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 4           |_| Yes |_| No           BS/BU # 12          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 5           |_| Yes |_| No           BS/BU # 13          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 6           |_| Yes |_| No           BS/BU # 14          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 7           |_| Yes |_| No           BS/BU # 15          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 8           |_| Yes |_| No           BS/BU # 16          |_| Yes |_| No
------------------------------------------------------------------------------------------

SECTOR NR. 5

------------------------------------------------------------------------------------------
    MEASURED BS/BU      BER OR 64QAM O.K.?       MEASURED BS/BU      BER OR 64QAM O.K.?
------------------------------------------------------------------------------------------
      BS/BU # 1           |_| Yes |_| No           BS/BU # 9           |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 2           |_| Yes |_| No           BS/BU # 10          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 3           |_| Yes |_| No           BS/BU # 11          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 4           |_| Yes |_| No           BS/BU # 12          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 5           |_| Yes |_| No           BS/BU # 13          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 6           |_| Yes |_| No           BS/BU # 14          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 7           |_| Yes |_| No           BS/BU # 15          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 8           |_| Yes |_| No           BS/BU # 16          |_| Yes |_| No
------------------------------------------------------------------------------------------

SECTOR NR. 6

------------------------------------------------------------------------------------------
    MEASURED BS/BU      BER OR 64QAM O.K.?       MEASURED BS/BU      BER OR 64QAM O.K.?
------------------------------------------------------------------------------------------
      BS/BU # 1           |_| Yes |_| No           BS/BU # 9           |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 2           |_| Yes |_| No           BS/BU # 10          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 3           |_| Yes |_| No           BS/BU # 11          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 4           |_| Yes |_| No           BS/BU # 12          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 5           |_| Yes |_| No           BS/BU # 13          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 6           |_| Yes |_| No           BS/BU # 14          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 7           |_| Yes |_| No           BS/BU # 15          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 8           |_| Yes |_| No           BS/BU # 16          |_| Yes |_| No
------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                SIEMENS AG                                                              Sig. / Date Siemens AG
  Information and Communication Networks                    WALKAIR
-------------------------------------------                                             ---------------------------
Author:               Released:                                                         Sig. / Date Customer
Stoklasek             Hafner               SITE:   _______________________________
ICN TR S R4           ICN TR S R4
14.03.2000            14.03.2000           PAGE: _____ / ____
-------------------------------------------------------------------------------------------------------------------
Document:  Appendix 4e -  Install Comm Acc Stand 000410 FTP_WALKair_FMC2.doc  Edition 1            Page 9/12
                                           All rights reserved

                                           FIELD ACCEPTANCE PROTOCOL


SECTOR NR. 7

------------------------------------------------------------------------------------------
    MEASURED BS/BU      BER OR 64QAM O.K.?       MEASURED BS/BU      BER OR 64QAM O.K.?
------------------------------------------------------------------------------------------
      BS/BU # 1           |_| Yes |_| No           BS/BU # 9           |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 2           |_| Yes |_| No           BS/BU # 10          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 3           |_| Yes |_| No           BS/BU # 11          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 4           |_| Yes |_| No           BS/BU # 12          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 5           |_| Yes |_| No           BS/BU # 13          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 6           |_| Yes |_| No           BS/BU # 14          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 7           |_| Yes |_| No           BS/BU # 15          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 8           |_| Yes |_| No           BS/BU # 16          |_| Yes |_| No
------------------------------------------------------------------------------------------

SECTOR NR. 8

------------------------------------------------------------------------------------------
    MEASURED BS/BU      BER OR 64QAM O.K.?       MEASURED BS/BU      BER OR 64QAM O.K.?
------------------------------------------------------------------------------------------
      BS/BU # 1           |_| Yes |_| No           BS/BU # 9           |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 2           |_| Yes |_| No           BS/BU # 10          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 3           |_| Yes |_| No           BS/BU # 11          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 4           |_| Yes |_| No           BS/BU # 12          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 5           |_| Yes |_| No           BS/BU # 13          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 6           |_| Yes |_| No           BS/BU # 14          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 7           |_| Yes |_| No           BS/BU # 15          |_| Yes |_| No
------------------------------------------------------------------------------------------
      BS/BU # 8           |_| Yes |_| No           BS/BU # 16          |_| Yes |_| No
------------------------------------------------------------------------------------------



6.4. WALKNET CONNECTIVITY TEST                 Check the connectivity to the OMC
                                               for every BS/BU

------------------------------------------------------------------------------------------------------------------
        TESTED BS SECTOR            OMC SUPERVISION FOR EVERY                        REMARKS
                                           BS/BU O.K. ?
------------------------------------------------------------------------------------------------------------------
Base Station Sector # 1                   |_| Yes |_| No
------------------------------------------------------------------------------------------------------------------
Base Station Sector # 2                   |_| Yes |_| No
------------------------------------------------------------------------------------------------------------------
Base Station Sector # 3                   |_| Yes |_| No
------------------------------------------------------------------------------------------------------------------
Base Station Sector # 4                   |_| Yes |_| No
------------------------------------------------------------------------------------------------------------------
Base Station Sector # 5                   |_| Yes |_| No
------------------------------------------------------------------------------------------------------------------
Base Station Sector # 6                   |_| Yes |_| No
------------------------------------------------------------------------------------------------------------------
Base Station Sector # 7                   |_| Yes |_| No
------------------------------------------------------------------------------------------------------------------
Base Station Sector # 8                   |_| Yes |_| No
------------------------------------------------------------------------------------------------------------------

|X| Select


-------------------------------------------------------------------------------------------------------------------
                SIEMENS AG                                                              Sig. / Date Siemens AG
  Information and Communication Networks                    WALKAIR
-------------------------------------------                                             ---------------------------
Author:               Released:                                                         Sig. / Date Customer
Stoklasek             Hafner               SITE:   _______________________________
ICN TR S R4           ICN TR S R4
14.03.2000            14.03.2000           PAGE: _____ / ____
-------------------------------------------------------------------------------------------------------------------
Document:  Appendix 4e -  Install Comm Acc Stand 000410 FTP_WALKair_FMC2.doc  Edition 1            Page 10/12
                                           All rights reserved

                                           FIELD ACCEPTANCE PROTOCOL


7. TERMINAL STATION DATA IN SECTOR NR.       (copy for each Base Station Sector)

        -------------------------------------------------------------------------------------------------
                    TS ADDRESS                      TS CUSTOMER ID         BS/BU NR.      N X 64 KBIT/S
---------------------------------------------------------------------------------------------------------
   1
---------------------------------------------------------------------------------------------------------
   2
---------------------------------------------------------------------------------------------------------
   3
---------------------------------------------------------------------------------------------------------
   4
---------------------------------------------------------------------------------------------------------
   5
---------------------------------------------------------------------------------------------------------
   6
---------------------------------------------------------------------------------------------------------
   7
---------------------------------------------------------------------------------------------------------
   8
---------------------------------------------------------------------------------------------------------
   9
---------------------------------------------------------------------------------------------------------
  10
---------------------------------------------------------------------------------------------------------
  11
---------------------------------------------------------------------------------------------------------
  12
---------------------------------------------------------------------------------------------------------
  13
---------------------------------------------------------------------------------------------------------
  14
---------------------------------------------------------------------------------------------------------
  15
---------------------------------------------------------------------------------------------------------
  16
---------------------------------------------------------------------------------------------------------
  17
---------------------------------------------------------------------------------------------------------
  18
---------------------------------------------------------------------------------------------------------
  19
---------------------------------------------------------------------------------------------------------
  20
---------------------------------------------------------------------------------------------------------
  21
---------------------------------------------------------------------------------------------------------
  22
---------------------------------------------------------------------------------------------------------
  23
---------------------------------------------------------------------------------------------------------
  24
---------------------------------------------------------------------------------------------------------
  25
---------------------------------------------------------------------------------------------------------
  26
---------------------------------------------------------------------------------------------------------
  27
---------------------------------------------------------------------------------------------------------
  28
---------------------------------------------------------------------------------------------------------
  29
---------------------------------------------------------------------------------------------------------
  30
---------------------------------------------------------------------------------------------------------
  31
---------------------------------------------------------------------------------------------------------
  32
---------------------------------------------------------------------------------------------------------
  33
---------------------------------------------------------------------------------------------------------
  34
---------------------------------------------------------------------------------------------------------
  35
---------------------------------------------------------------------------------------------------------
  36
---------------------------------------------------------------------------------------------------------
  37
---------------------------------------------------------------------------------------------------------
  38
---------------------------------------------------------------------------------------------------------
  39
---------------------------------------------------------------------------------------------------------
  40
---------------------------------------------------------------------------------------------------------


                SIEMENS AG                                                              Sig. / Date Siemens AG
  Information and Communication Networks                    WALKAIR
-------------------------------------------                                             ---------------------------
Author:               Released:                                                         Sig. / Date Customer
Stoklasek             Hafner               SITE:   _______________________________
ICN TR S R4           ICN TR S R4
14.03.2000            14.03.2000           PAGE: _____ / ____
-------------------------------------------------------------------------------------------------------------------
Document:  Appendix 4e -  Install Comm Acc Stand 000410 FTP_WALKair_FMC2.doc  Edition 1            Page 11/12
                                           All rights reserved

                                           FIELD ACCEPTANCE PROTOCOL


8. FINAL RESULT                             SITE:

                 |_|      BASE STATION IS ACCEPTED WITHOUT ANY RESTRICTION

                 |_| BASE STATION IS ACCEPTED WITH MINOR RESTRICTION ( PLEASE DEFINE DATE FOR IMPROVEMENT )

                          REMARKS:

                          ----------------------------------------------------
                          ----------------------------------------------------
                          ----------------------------------------------------
                          ----------------------------------------------------
                          ----------------------------------------------------

                 |_| BASE STATION IS ACCEPTED WITH MAJOR RESTRICTION (PARTIAL ACCEPTANCE; PLEASE DEFINE DATE FOR REPAIR )

                          REMARKS:

                          ----------------------------------------------------
                          ----------------------------------------------------
                          ----------------------------------------------------
                          ----------------------------------------------------
                          ----------------------------------------------------

                 |_|      BASE STATION IS NOT ACCEPTED

                          REMARKS:

                          ----------------------------------------------------
                          ----------------------------------------------------
                          ----------------------------------------------------
                          ----------------------------------------------------
                          ----------------------------------------------------

|X| Select


                  --------------------------         ---------------------------
                  Signature for Customer             Signature for SIEMENS AG



-------------------------------------------------------------------------------------------------------------------
                SIEMENS AG                                                              Sig. / Date Siemens AG
  Information and Communication Networks                    WALKAIR
-------------------------------------------                                             ---------------------------
Author:               Released:                                                         Sig. / Date Customer
Stoklasek             Hafner               SITE:   _______________________________
ICN TR S R4           ICN TR S R4
14.03.2000            14.03.2000           PAGE: _____ / ____
-------------------------------------------------------------------------------------------------------------------
Document:  Appendix 4e -  Install Comm Acc Stand 000410 FTP_WALKair_FMC2.doc  Edition 1            Page 12/12
                                           All rights reserved

        INSTRUCTION FOR WALKAIR FIELD ACCEPTANCE AT TERMINAL STATION SIDE

                            FIRSTMARK COMMUNICATIONS

Instruction for WALKair Field Acceptance                FirstMark Communications
--------------------------------------------------------------------------------


7. TERMINAL STATION     NECESSARY EQUIPMENT: LCI, BER TESTER, WALKNET, VOLTMETER

This section covers the most relevant parts of Walkair Terminal Stations.

In the case that the Terminal Stations are integrated at the same time as the Base Sation this pages used for each Terminal Station are finally added to the WALKair Field Acceptance protocol and replace chapter 7 there.

If Terminal Integration is done later this protocol can be used Stand Alone including the cover page.

ITEM 7.5 "NETWORK INTEGRATION" IS NOT PART OF THE TERMINAL ACCEPTANCE TESTS. NETWORK INTEGRATION WILL BE DONE ON CUSTOMER EXPENSE IF INTEGRATION DATA (SERVICE PARAMETER OR OMC CONNECTION) IS NOT AVAILABLE DURING TERMINAL ACCEPTANCE.

7.1 HARDWARE DATA

Please note down the address where the TS is located, the Terminal Station Customer ID which was given to this customer, the Sector and BS/BU number which provides the service. Additional the serial numbers of all components (indoor-and outdoor units) should be noted. There is a sticker on each component which contains serial number and information about equipment type. Finally note down the loaded Software version in Active and Backup. The serial number information of TS/BU's can also be seen at the management system WALKnet or at the Local Craft Interface.

7.2 INSTALLATION ASPECTS / CHECK

The correctness should be verified during Field Acceptance. The installation of WALKair units must be performed according to the instructions in the Installation Manual IMN.

- CONNECTOR AT RFU'S:              Check if N type connectors at RFU side are
                                   mounted according to suppliers
                                   specification.
                                   Check if connectors are sealed.

- EARTHING OF TS/BU'S:             Check if ground connection of TS/BU's are
                                   made properly

- EARTHING OF RFU'S:               Check if ground connections of RFU`s are made
                                   properly

- EARTHING OF CABLES:              Check if all IF cables are grounded properly

- EMP PROTECTORS:                  Check if EMP protectors are installed
                                   according to suppliers specification
                                   (if used in this project)

- COAX CABLE MOUNTING:             Check if all IF cables are mounted and
                                   fastened properly

- E1- CABLE LABELING:              Check if all E1- Interface- Cables are
                                   labeled at equipment side and
                                   distribution frame side

- POWER SUPPLY VOLTAGE:            Check if the AC or DC voltage is in tolerance


7.3 RADIO LINK DATA

During the commissioning phase, all different BS/BU's are set to a specific carrier frequency. This carrier frequency must be according to the project frequency planning. The modem of each TS/BU must be set to a specific power level for transmitting and receiving. The recommended default values are displayed when setting the modem working point. Note down the actual settings for this project as well as the receive level after antenna alignment.

Instruction for WALKair Field Acceptance                FirstMark Communications
--------------------------------------------------------------------------------


From the Main LCI TS Menu, choose ,,Configuration Menu"
From the Configuration Menu, choose ,,Radio Link Parameters"
From the Radio Link Parameters, choose ,,Get RFU Head Information" From the Radio Link Parameters, choose ,,Get Modem Working Point"
From the Radio Link Parameters, choose ,,Get Cable Length"
From the Radio Link Parameters, choose ,,Get Cable Type"

From the Main LCI TS Menu, choose ,,Maintenance"
From the Maintenance Menu, choose ,,Air Performance"
From the Air Performance Menu, choose ,,Report Local Measurements"
After enabling note down TX and RX levels displayed and disable monitoring afterwards.

7.4 FUNCTIONALITY TESTING

During Field Acceptance, some functionality tests are performed. It has to be checked, that the system is free of alarms on all units.

It is not necessary that somebody stays at the Base Station for configuration while the measurements at the Terminal Station can be done.

ALARM INDICATION CHECK

Check that there is no fault in the system and no alarm visible.
LED indicators of:        - Internal Alarm at TS/BU`s
                          - External Alarm at TS/BU's
                          - Telecom Interface Alarms at TS/BU's

are set to status ,,GREEN".

BER TEST                   NECESSARY EQUIPMENT:      LCI, 2MBIT BER TESTER

This measurement is carried out for every TS/BU. The target is to show the TS-BS functionality with an external BER tester (A) or with the feature "Air Performance Monitoring" (B). Which method will be used has to be decided case by case for each Terminal station.

A) MEASUREMENT WITH BER TESTER

Measurements with external BER test equippment can only be done if the terminal station does not carry traffic or has one free E1 interface. Additionaly on the BS/BU side a software loop on one E1 interface must be possible. This insists one free E1 interface or TRAFFIC INTERRUPTION for the whole testperiode if a free E1 port is not available at the BU/BS side.

Connect the BER tester on the TS side and verify the measurement for 30 minutes. A service (e.g 31x64kBit; channel 1-31) must be created on the base station including a 2Mbit Software loop (local loopback) on the BS/BU.

Note down the result.

B) MEASUREMENT WITH AIR PERFORMANCE MONITORING

If traffic interruption is not possible or one free E1 interface for a software loop on BS/BU is not available it is recommended to use the inbuilt "Air Performance Monitoring". With this feature the Up and Downlink performance can be verified without any interruption. Enable the performance monitoring with the LCI (RX,CRC,FER,SNR values) or WALKnet (G826 values) and note down the result after 30 minutes.

Instruction for WALKair Field Acceptance                FirstMark Communications
--------------------------------------------------------------------------------


7.5 NETWORK INTEGRATION

WALKNET CONNECTIVITY TEST          NECESSARY EQUIPMENT:  WALKNET, OMC CONNECTION

If a WALKnet connection is already established verify that the TS/BU can be seen on the OMC. The corresponding TS/BU must be added on the OMC.

In case that a OMC connection is not available during the test the item will be skipped from the acceptance test and does not restrict the acceptance. Note down the result.

CUSTOMER SPECIFIC SERVICE SETTING ON BS/BU

This chapter shows the customer specific service and interface setting. E1, V35 or V5 settings are possible. Because of different types and the huge number of settings a printout of the Telecom Port and Telecom Service Configuration should be added to the protocol.

In case that service setting information is not available during Terminal acceptance the item will be skipped from the acceptance tests completely.

7.6  FINAL RESULT

After performing all steps from the Field Acceptance Protocol, both parties have to state the final result.

If Terminal Stations are working error free and the installation is done according to specifications, choose:
TERMINAL STATION IS ACCEPTED WITHOUT ANY RESTRICTION

If Terminal Stations are working error free but there are minor restrictions (e.g. scratches on surfaces; fastening of cables), choose:
TERMINAL STATION IS ACCEPTED WITH MINOR RESTRICTION
Please define a date for the improvement and note down what has to be improved.

If Terminal Stations (RFU's, Antennas) are working error free, but single units failed, choose:
TERMINAL STATION IS ACCEPTED WITH MAJOR RESTRICTION (PARTIAL ACCEPTANCE)
Please define a date for repair and note down which unit has to be changed.

If Terminal Stations failed during the Acceptance, choose:
TERMINAL STATION IS NOT ACCEPTED
Please define a date for repair and note down which units have to be changed. Define also a new date for Acceptance together with the customer.

AFTER THE TERMINAL STATION ACCEPTANCE IS FINISHED, PLEASE MAKE SURE THAT THE CREATED SERVICES AND SOFTWARE LOOPS (WHICH WERE NECESSARY FOR THE FUNCTIONALITY TESTS) ARE DELETED AGAIN.

-------------------------------------------------------------------------------

                    Field Acceptance Protocol for WALKair

                            Terminal Station (CPE)

                           FirstMark Communications

-------------------------------------------------------------------------------

Country:

-------------------------------------------------------------------------------

Customer:

-------------------------------------------------------------------------------

Site:

-------------------------------------------------------------------------------

Date:                                   Line up Engineer:

-------------------------------------------------------------------------------

For the Customer                        For Siemens AG

Print Name: _____________________       Print Name: ___________________________

Signature: ______________________       Signature: ____________________________

-------------------------------------------------------------------------------

Test Instruments:

- Bit Error Tester 2Mbits/s            PC for PROCOMM PLUS
- Voltmeter                            CPU 486 or higher, 16mb RAM;
- Personal Computer                    200 MB HD or higher, VGA Display,
- PROCOMM PLUS SW                     Serial Port RS232,
- Antenna Alignment Unit*              Floppy Disk and CD ROM drive
                                       Windows-C- 95 or Windows NT
                                       Adapter RJ45 to D-type 9 pin
                                       RS232 Connection Cable (pin to pin)
* optional

-------------------------------------------------------------------------------

Frequency Band:                        Remarks:

/ / 3,5 GHz Subband _______

/ / 26 GHz Subband _______

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

SIEMENS AG                               Author:                   Released:
Information and Communication Networks   Stoklasek                 Tichopad
                                         ICN TR S R4               ICN TR S R4
                                         Last Update: 06.04.2000   08.05.2000

-------------------------------------------------------------------------------

                         FIELD ACCEPTANCE PROTOCOL
-------------------------------------------------------------------------------

7. TERMINAL STATION                    (copy chapter for each Terminal Station)

7.1 HARDWARE DATA

                        TS          TS/BU       TS/RFU      Software   Connected
TS Location          Customer       Part -      Part -      version    to Sector -
                        ID           and         and        Active -   BS-BU No.
                                  Serial No.   Serial No.    Backup
----------------------------------------------------------------------------------

                                  ------------------------------------------------

                                  ------------------------------------------------

----------------------------------------------------------------------------------


7.2 INSTALLATION ASPECTS/CHECK


       Item                     Installation o.k.?                            Remarks
-----------------------------------------------------------------------------------------------

Connector at RFU                / / Yes   / / No
-----------------------------------------------------------------------------------------------
Earthing of TS/BU               / / Yes   / / No
-----------------------------------------------------------------------------------------------
Earthing of RFU                 / / Yes   / / No
-----------------------------------------------------------------------------------------------
Earthing of Cables              / / Yes   / / No
-----------------------------------------------------------------------------------------------
EMP Protectors                  / / Yes   / / No                  If installed in this project
-----------------------------------------------------------------------------------------------
Coax Cable Mounting             / / Yes   / / No                  Cable type _________________
-----------------------------------------------------------------------------------------------
E-1 Cable Labeling              / / Yes   / / No
-----------------------------------------------------------------------------------------------
/x/ Select



-----------------------------------------------------------------------------------------------
     Item                       Voltage o.k.?                                Remarks
-----------------------------------------------------------------------------------------------

Power Supply Voltage           / / Yes   / / No                 Tolerance: DC version 45-75 V;
                                                                 AC version 110/230 V + 10-20%

-----------------------------------------------------------------------------------------------


7.3 RADIO LINK DATA


-----------------------------------------------------------------------------------------------
RFU Head         Coax Cable     Receive level      TX level      Modem Working Point
  type           Length [m]         [dBm]           [dBm]        (transmit/receive) [dBm]
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
            SIEMENS AG                                         WALKair                               Sig./Date SIEMENS AG
Information and Communication Networks
-----------------------------------------                                                            ----------------------
Author:             Released:
Stoklasek           Tichopad                    Site: ____________________________________________   Sig./Date Customer
ICN TR S R4         ICN TR SR4
06.04.2000          08.05.2000                  Page: _____ / _____

---------------------------------------------------------------------------------------------------------------------------

                         FIELD ACCEPTANCE PROTOCOL
-------------------------------------------------------------------------------

7.4. FUNCTIONALITY TESTING


ALARM INDICATION CHECK

-----------------------------------------------------------------------------------------------
    Alarm Type                     Alarm visible?                Remarks
-----------------------------------------------------------------------------------------------

Internal Alarm at TS/BU         / / No    / / Yes
-----------------------------------------------------------------------------------------------
External Alarms at TS/BU        / / No    / / Yes
-----------------------------------------------------------------------------------------------
Telecom Interface Alarms        / / No    / / Yes
-----------------------------------------------------------------------------------------------

/x/ Select



SINGLE TERMINAL STATION BIT ERROR TEST


-----------------------------------------------------------------------------------------------
     Test Type                      BER o.k.?                                Remarks
-----------------------------------------------------------------------------------------------

With External BER Tester *     / / No    / / Yes
-----------------------------------------------------------------------------------------------
Air Performance Monitoring     / / No    / / Yes
-----------------------------------------------------------------------------------------------

/x/ Select                   * External BER tests cause traffic interruption


7.5. NETWORK INTEGRATION


WALKNET CONNECTIVITY TEST

-----------------------------------------------------------------------------------------------
Check the availability of the        OMC supervision o.k.?               Remarks
Terminal Station on WALKnet           / / No    / / Yes
-----------------------------------------------------------------------------------------------

/x/ Select                       *Only if customer specific Service Database
                                  is know during Acceptance Test


/ / Connectivity Test not part of this Acceptance Test


CUSTOMER SERVICE SETTING ON BS/BU*

-----------------------------------------------------------------------------------------------
Total number of                       Printout of configured               Remarks
configured services                     Services attached?
                                        / / No*   / / Yes
-----------------------------------------------------------------------------------------------

/x/ Select                       *Only if customer specific Service Database
                                  is know during Acceptance Test

/ / Service setting not part of this Acceptance Test



---------------------------------------------------------------------------------------------------------------------------
            SIEMENS AG                                         WALKair                               Sig./Date SIEMENS AG
Information and Communication Networks
-----------------------------------------                                                            ----------------------
Author:             Released:
Stoklasek           Tichopad                    Site: ____________________________________________   Sig./Date Customer
ICN TR S R4         ICN TR SR4
06.04.2000          08.05.2000                  Page: _____ / _____

---------------------------------------------------------------------------------------------------------------------------

7.6. FINAL RESULT


TERMINAL STATION:_____________________________________________________________


           / /   TERMINAL STATION IS ACCEPTED WITHOUT ANY RESTRICTION

           / / TERMINAL STATION IS ACCEPTED WITH MINOR RESTRICTION (PLEASE DEFINE DATE FOR IMPROVEMENT)

                 REMARKS:
                 _____________________________________________________________
                 _____________________________________________________________
                 _____________________________________________________________
                 _____________________________________________________________
                 _____________________________________________________________



           / / TERMINAL STATION IS ACCEPTED WITH MAJOR RESTRICTION (PARTIAL ACCEPTANCE; PLEASE DEFINE DATE FOR REPAIR)

                 REMARKS:

                 _____________________________________________________________
                 _____________________________________________________________
                 _____________________________________________________________
                 _____________________________________________________________
                 _____________________________________________________________


           / /   TERMINAL STATION IS NOT ACCEPTED

                 REMARKS:

                 _____________________________________________________________
                 _____________________________________________________________
                 _____________________________________________________________
                 _____________________________________________________________
                 _____________________________________________________________


/x/ Select

                 ____________________________   ______________________________
                 Signature for Customer         Signature for SIEMENS AG



---------------------------------------------------------------------------------------------------------------------------
            SIEMENS AG                                         WALKair                               Sig./Date SIEMENS AG
Information and Communication Networks
-----------------------------------------                                                            ----------------------
Author:             Released:
Stoklasek           Tichopad                    Site: ____________________________________________   Sig./Date Customer
ICN TR S R4         ICN TR SR4
06.04.2000          08.05.2000                  Page: _____ / _____

---------------------------------------------------------------------------------------------------------------------------

                               European Agreement
                                  Appendix 4 f
                                Technical Support

                        APPENDIX 4 f - TECHNICAL SUPPORT

DOKUMENT

              ---------------------------------------------------------------
              DOKUMENT NAME           Appendix 4 f - Technical Supports
              ---------------------------------------------------------------
              BACKGROUND              Appendix 4 f - Technical Support to the
                                      European Agreement between FirstMark
                                      Europe SA and Siemens AG - description
                                      of the technical support services
              ---------------------------------------------------------------

                               European Agreement
                                  Appendix 4 f
                                Technical Support


2      INTRODUCTION

       This Appendix 4 f describes the technical Services with respect to the technical support Services, which the Contractor provides at no additional costs to the Purchaser during the warranty period.

3      EMERGENCY SERVICE

       The emergency service is a time-to-site service in Germany during Working Days(8a.m.-5p.m.) with a maximum time to site within 24 hours. The response time to the Purchaser call by the Contractor is less than or equal to 30 minutes.

       The emergency service also includes the Contractor's emergency call service.

       It is the responsibility of the Purchaser to ensure site access to base station and terminal station without any restrictions and time delays. Delays because of such circumstances will extend the time-to-site.

       Diagnostics and collecting error symptoms will be done either by the Purchaser's network operation centre (NOC) and/or by the Contractor's engineers on site.

4      FAULT AND FAULT REPORT PROCESSING

       Following fault report service shall be provided:

       3.1 Provision of first commentary with the fault priority within the following response times beginning with the notification by the Purchaser For classification of the priorities see Section 6 of this appendx 4f.

                     - fault priority 1          less than or equal to 2 weeks
                                                 for 90% of errors per year
                     - fault priority 2          less than or equal to 1 month
                                                 for 90% of errors per year
              - fault priority 3        less than or equal to 3 months for 90%
                                        of errors per year

              Provision of the final commentary and delivery of a workaround-solution within the following maximum times

                     - fault priority 1          less than or equal to 1 month
                                                 for 90% of errors per year
                     - fault priority 2          less than or equal to 2 months
                                                 for 90% of errors per year
              - fault priority 3        less than or equal to months for 90% of
                                        errors per year

              With delivery of this final commentary the times defined in Section15.4.2 of Appendix 1(50 Working Days for Hardware, 30 Working Days for Software) will start.


       3.2    SW-fault correction

              According with Section15.4.2 of Appendix 1.

                               European Agreement
                                  Appendix 4 f
                                Technical Support


5      SOFTWARE AND HARDWARE UPDATE

       Delivery and implementation of software and hardware update packages if available and mutually agreed between Purchaser and Contractor.

6      SPARES AND FIELD SERVICE

       According to Appendix 1 Section 16.

6      CLASSIFICATION OF FAULT PRIORITIES

       FAULT REPORT PROCESSING service processes the incoming fault reports according to their urgency. For this, each fault report is given one of the following priorities.

---------------------------------------------------------------------------------------------------------------
PRIORITY          DEFINITION                                      EXAMPLE
---------------------------------------------------------------------------------------------------------------
                  CRITICAL FAULT                                  -   a fault report that is related
1                 -   An urgent software or hardware                  to an already neutralized emergency
                      problem that has escalated to produce       -   a problem that threatens to
                      considerable operational restrictions. As       escalate to an emergency
                      a result, the fault may cause system        -   an important key function of the
                      availability to be significantly reduced.       system is unusable
---------------------------------------------------------------------------------------------------------------
                  MAJOR FAULT                                     -   particular features are
2                 -   A software or hardware problem                  inoperative
                      that produces operational and service       -   a fault report that is related
                      restrictions, but does not affect the main      to an urgent problem which could be
                      functions of the system.                        neutralized by a workaround
---------------------------------------------------------------------------------------------------------------
                  MINOR FAULT                                     -   errors in documents
3                 -   a minor software or hardware                -   failure of automatic procedures
                      problem that, while an inconvenience, does      which can be avoided manually (e.g. auto
                      not affect system functionality                 back-up)
---------------------------------------------------------------------------------------------------------------

                               European Agreement
                                   Appendix 4g
                    Forecasting, Ordering, Call Off Procedure

           APPENDIX 4G - FORECASTING, ORDERING AND CALL-OFF PROCEDURE

DOCUMENT

              ------------------------------------------------------------------
              DOCUMENT NAME              Appendix 4g-Forecasting, Ordering and
                                         Call-Off Procedure
              ------------------------------------------------------------------
              CONTENT                    Appendix 4g, Technical Services of the
                                         European Agreement between FirstMark
                                         Europe SA and Siemens AG

                                         Description of the forecasting,
                                         ordering and call-off procedure
              ------------------------------------------------------------------

                               European Agreement
                                   Appendix 4g
                    Forecasting, Ordering, Call Off Procedure


CONTENT

     Document...............................................................  1
1.   Preamble...............................................................  3
2.   Base Station - BS......................................................  3

   2.1    Long Term Forecast................................................  3
     2.1.1     Definition...................................................  3
     2.1.2     Long term forecast structure and frequency of process........  3
     2.1.3     BS long term forecast - input................................  4

   2.2 BS - Ordering and Call-Off Procedure.................................  4
     2.2.1     Introduction.................................................  4
     2.2.2     First Market Deployment Order for a certain Market -- Initial radio frequency planning..................................  5
     2.2.3     Second Market Deployment Order for a certain Market..........  5
     2.2.3     Non-Market Deployment Order..................................  5
     2.2.4     BS System Call-Off...........................................  5

3.   Customer Premises Equipment - CPE......................................  5
   3.1    CPE - Long Term Forecast..........................................  5
   3.2    CPE - Short Term Forecast and Ordering............................  6

     3.2.4     Warehousing..................................................  7
     3.2.5     CPE payment terms............................................  7

4.   Lead times.............................................................  7
   4.1    BS lead times.....................................................  7
   4.2    CPE lead times....................................................  8

                               European Agreement
                                   Appendix 4g
                    Forecasting, Ordering, Call Off Procedure

1.       PREAMBLE

This Appendix 4g details the Contractors requirements for the Purchaser with regard to the forecasting, Ordering and call-off procedure of the System and Services.

2.       BASE STATION - BS

2.1       LONG TERM FORECAST

2.1.1    DEFINITION

Every quarter Purchaser shall make a good faith, non-binding estimate as to Purchasers likely roll out for the nine month period which begins from the 7th (seventh) month from the date of the long term forecast as specified in 2.1.2 and 2.1.3 of this Appendix 4g.


                                   [GRAPHIC]


2.1.2    LONG TERM FORECAST STRUCTURE AND FREQUENCY OF PROCESS

The Purchaser will provide the Contractor with a rolling 9 (nine) months non-binding long term forecast for the 7th (seventh) to the 15th (fifteenth) month from the date of forecasting, with a first identification of the deployment areas in the forecasted quarters. This long term forecast includes also the delivery of Services as well as the delivery of the Systems and any other equipment agreed to be delivered to a BS site.

The rolling long term forecast will be updated by the Purchaser once per quarter and will be issued to the Contractor on the first Working Day of a quarter.

                               European Agreement
                                   Appendix 4g
                    Forecasting, Ordering, Call Off Procedure


2.1.3    BS LONG TERM FORECAST - INPUT

The Purchaser will provide the following information in the long term forecast:

          -    PMP-licence areas to be deployed with priorities

          - List of licence area with the awarded frequency band (to be issued once upon each change)

          - rollout plan/curve on a regional basis including estimated number of BS sites

          - assumption on initial BS configuration in respect of capacity and amount of sectors

2.2 BS - ORDERING AND CALL-OFF PROCEDURE

2.2.1    INTRODUCTION

For the completion dates set out in a Contract only the lead times as specified in Section 4 of this Appendix 4g shall apply unless otherwise expressly stated.


                                   [GRAPHIC]

                               European Agreement
                                   Appendix 4g
                    Forecasting, Ordering, Call Off Procedure


2.2.2    ORDER - INITIAL RADIO FREQUENCY PLANNING

The Order for initial radio frequency (RF) planning shall be in accordance with
Section 2.6 of Appendix 4 a+b.

2.2.3    MARKET DEPLOYMENT ORDER

Upon receipt of the initial RF planning result the Purchaser may place a Market Deployment Order (MDO) for the Systems and related installation, commissioning and acceptance Services for the search areas within the planned Market the Purchaser requires to be rolled out.

2.2.3    OTHER ORDERS

Upon receipt of the initial RF planning result the Purchaser may place a separate Order for the site acquisition Services.

Site design may be ordered separately upon the technical review meeting according to Section 3.4 of Appendix 4 a+b.

Civil works may be ordered upon issuance of site specific quotation by the Contractor.

2.2.4    BS SYSTEM CALL-OFF

At the technical review according to Section 3.4 of Appendix 4a+b the configuration of the System of a Site of Installation ordered in the MDO, which was based on the result of the initial RF planning result shall be checked and the Purchaser shall either confirm this configuration or amend the configuration of the System as verified on the Site of Installation with a System call-off in writing.

In case the configuration verified at the technical review is different than that configuration ordered in the MDO based on the initial RF planning result, the MDO shall be amended subsequently in accordance with the System call-off made. Delivery times as set out in Section 4 of this Appendix 4g for changed or additional items of the MDO shall apply accordingly.

3. CUSTOMER PREMISES EQUIPMENT - CPE

3.1      CPE - LONG TERM FORECAST

In conjunction with the long term forecast of BS equipment as described in
Section 2.1. of Appendix 4g the Purchaser shall issue on the respective first Working Day of a quarter a non-binding rolling quarterly based long term forecast indicating the estimated amount of CPE Systems per region. Section
2.1.1 and 2.1.2 of this Appendix 4g shall apply accordingly.

INPUT

Purchaser shall include the following data in this forecast:

          - estimated number of CPEs and related frequencies and service per region

                               European Agreement
                                   Appendix 4g
                    Forecasting, Ordering, Call Off Procedure


3.2       CPE - SHORT TERM FORECAST AND ORDERING

3.2.1    INPUT

In addition to the long term forecast the Purchaser shall indicate in a rolling non-binding short term forecast on a regional basis for the following 6 (six) months in relation to the BS rollout.

The following data shall be forecasted:

/X/      the estimated number of required CPE in relation to the BS rollout
/X/      the services the CPE shall be capable of serving

To enable the timely issuance of the CPE short term forecast the Contractor shall issue mid of each months for the respective 6 (six) months of the CPE short term forecast on a monthly basis the number of BS per region, where the Site will be Site Ready for Installation in the respective month.

The Purchaser shall issue the CPE short term forecast to the Contractor on the first Working Day of a month, provided that the Contractor has issued the aforesaid information.

3.2.2    ORDERING OF CPE

Purchaser shall place 2 (two) months prior to the required delivery date an Order for the required CPE. This Order shall include the following information e.g.:

          -    Number of CPE
          -    Configuration of CPE e.g. service
          -    Frequency and subband

To enable the timely Ordering of the correct number and configuration of the CPE Systems the Contractor shall issue mid of each months the number of BS per region where the BS Site will be Site Ready for Installation in 2 (two) months from the actual date.

3.2.3    CALL OFF OF CPE

The Purchaser shall call off the CPE to Site of Installation latest 10 (ten) calendar days prior to the required date of the CPE Site Ready for Field Acceptance. Prerequisite is, that the Site is Site-Ready-for-Installation minimum of 10 calendar days prior to the required date of the CPE Site Ready for Field Acceptance.

In case Purchaser has ordered civil works for CPE from Contractor the Purchaser shall call off the CPE to site latest 5 (five) calendar days prior to the required date of the CPE Site Ready for Field Acceptance

                               European Agreement
                                   Appendix 4g
                    Forecasting, Ordering, Call Off Procedure


3.2.4    WAREHOUSING

In case the ordered CPE Systems are not called off to site at the required delivery date specified in the Order the Contractor shall store the ordered CPE Systems at no additional costs to the Purchaser until the CPE Systems are called off to site by the Purchaser but in any case the Contractor shall store each CPE System no longer than 2 years at no additional costs.

The Contractor will also bear the warehousing costs for de-installed CPE, provided that the churn rate does not exceed 20% but in any case the Contractor shall store each de-installed CPE no longer than 2 years at no additional costs.

3.2.5    CPE PAYMENT TERMS

100% (hundred percent) of the Price of the CPE System shall be paid within 60 (sixty) days from receipt by the Purchaser of the respective and correct invoice, such invoice to be issued upon delivery of the CPE to the warehouse.

100% (hundred percent) of the Price of the CPE System shall be paid within 30 (thirty) days from receipt by the Purchaser of the respective and correct invoice, such invoice to be issued upon Field Acceptance of the CPE if delivered directly to the Site of Installation.

4.       LEAD TIMES

4.1       BS LEAD TIMES

The following lead times shall apply to BS Services:

     -   INITIAL PLANNING

         The lead time of the initial RF planning is 10 (ten) Working Days from receipt of the Order pursuant to Section 2.2.2 of this Appendix . This lead time can be prolonged in accordance with Section 2.6 of Appendix 4a+b.

     -   SITE ACQUISITION

         The standard lead time for site acquisition is 60 (sixty) Working Days from receipt of the respective Order.

         Delinquency charges for delays shall not be compensated.

     -   DETAILED RF PLANNING

         The lead time of the detailed RF planning is 5 (five) Working Days from the date the site candidate is released by the Purchaser for negotiation of the lease agreement.

     -   SITE DESIGN (CW PLANNING)

         The lead time of the blue prints (Grundwerkplan) shall be 5 (five) Working Days following the technical review meeting. The lead time of the detailed site design is 10 (ten) Working Days from the date the Purchaser released the site for detailed civil works planning. Applicable liquidated damages in case of delays are set out in Section 5 of Appendix 4d.

                               European Agreement
                                   Appendix 4g
                    Forecasting, Ordering, Call Off Procedure


     -   CIVIL WORKS

         The lead time of civil works shall be 20 (twenty) Working Days from the date the Purchaser release the site for civil works. Applicable liquidated damages in case of delays are set out in Section 5 of Appendix 4d.

     -   DELIVERY TIME BS SYSTEM

         The lead time of delivery to the Site of Installation of the BS System is 2 (two) months from the receipt of the respective Order.

     -   INSTALLATION, COMMISSIONING

         The lead time of installation and commissioning services of BS Systems to achieve Site Ready for Service as specified in Appendix 4e is 10
         (ten) Working Days from the date the Purchaser approved in writing the Site Ready for Installation.

4.2       CPE LEAD TIMES

The following lead times shall apply to CPE Services and Systems:

     -   LEAD TIME OF CPE SYSTEM DELIVERY

         The delivery time of CPE System either directly to the Site of Installation or to the warehouse is 2 (two) months from receipt of the respective Order.

     -   INSTALLATION, COMMISSIONING AND ACCEPTANCE SERVICE

         The lead time for installation, commissioning and acceptance of CPE Systems to be understood as the time from call off the CPE System to the Site of Installation until the CPE System is Field Accepted. The lead time of the installation, commissioning, integration and acceptance of CPE Systems is 10 (ten) or 5 (five) calendar days pursuant to section 3.2.3 of this Appendix 4g.

5.       ROLL OUT PLAN 2000

The Contractor commits to achieve the attached rollout plan for the year 2000 (annex 1), provided that the following lead times are met:

-        site acquisition                        45 Working Days
-        site design                             20 Working Days
-        civil works                             20 Working Days

The Contractor will use its best effort to ensure to meet such lead times for site acquisition, site design and civil works.

                               European Agreement
                                   Appendix 4g
                    Forecasting, Ordering, Call Off Procedure

------------------------------------------------------------------------------------------------------------------------------

                                                 OVERALL ROLL OUT PLAN 2000

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                      CUMULATIVE STATUS
------------------------------------------------------------------------------------------------------------------------------

                                                                                  QUARTER I YEAR 2000

                                                  DURATION             JANUAR          FEBRUAR             MARCH         STATUS
        299 Ready for acquisition                      **                                                                  **
        400 Contracts signed                           **                                                                   *
        660 Infrastructure complete                    **                                                                   *
        730 Systems installed/commissioned             **                                                                   *
==============================================================================================================================
CW                                                                                                                         **



Gesamtdurchlaufzeit                                   ***

------------------------------------------------------------------------------------------------------------------------------
                                                        WEEKLY STATUS
------------------------------------------------------------------------------------------------------------------------------

        299
        400
        660
        730
==============================================================================================================================
CW
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                                      CUMULATIVE STATUS
------------------------------------------------------------------------------------------------------------------------------

                                                                               QUARTER II YEAR 2000

                                                              APRIL                  MAY                       JUNE
        299 Ready for acquisition                     **    **   **    **    **   **    **    **     **   **    **    ***  ***
        400 Contracts signed                           *     *    *    **    **   **    **    **     **   **    **     **   **
        660 Infrastructure complete                    *     *    *    **    **   **    **    **     **   **    **     **   **
        730 Systems installed/commissioned             *     *    *     *     *   **    **    **     **   **    **     **   **
===============================================================================================================================
CW                                                    **    **   **    **    **   **    **    **     **   **    **     **   **



Gesamtdurchlaufzeit

-------------------------------------------------------------------------------------------------------------------------------
                                                        WEEKLY STATUS
-------------------------------------------------------------------------------------------------------------------------------

        ***                                            *     *    *     *     *    *     *     *      *    *     *      *    *
        ***                                            *     *    *     *     *    *     *     *      *    *     *      *    *
        ***                                                  *    *     *     *    *     *     *      *    *     *      *    *
        ***                                                  *                     *     *     *      *    *     *      *    *
===============================================================================================================================
CW                                                    **    **   **    **    **   **    **    **     **   **    **     **   **
-------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                      CUMULATIVE STATUS
------------------------------------------------------------------------------------------------------------------------------

                                                                                QUARTER III YEAR 2000

                                                                                    VACATION PERIOD

                                                                JULY                     AUGUST                 SEPTEMBER
        299 Ready for acquisition                     ***    ***   ***   ***  ***   ***   ***  ***   ***   ***   ***   ***   ***
        400 Contracts signed                           **     **    **    **  ***   ***   ***  ***   ***   ***   ***   ***   ***
        660 Infrastructure complete                    **     **    **    **   **    **    **   **   ***   ***   ***   ***   ***
        730 Systems installed/commissioned             **     **    **    **   **    **    **   **    **    **    **   ***   ***
=================================================================================================================================
CW                                                     **     **    **    **   **    **    **   **    **    **    **    **    **


Gesamtdurchlaufzeit

---------------------------------------------------------------------------------------------------------------------------------
                                                        WEEKLY STATUS
---------------------------------------------------------------------------------------------------------------------------------

        ***                                             *      *     *     *    *     *     *    *     *     *     *     *     *
        ***                                             *      *     *     *    *     *     *    *     *     *     *     *     *
        ***                                             *      *     *     *    *     *     *    *     *     *     *     *     *
        ***                                             *      *     *     *    *     *     *    *     *     *     *     *     *
=================================================================================================================================
CW                                                     **     **    **    **   **    **    **   **    **    **    **     **    **
---------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                                      CUMULATIVE STATUS
------------------------------------------------------------------------------------------------------------------------------


                              QUARTER IV YEAR 2000
                                                                                                                           DITO

                                                             OCTOBER                  NOVEMBER                    DECEMBER
        299 Ready for acquisition                    ***   ***    ***  ***   ***   ***  ***   ***    ***   ***   ***    ***    ***
        400 Contracts signed                         ***   ***    ***  ***   ***   ***  ***   ***    ***   ***   ***    ***    ***
        660 Infrastructure complete                  ***   ***    ***  ***   ***   ***  ***   ***    ***   ***   ***    ***    ***
        730 Systems installed/commissioned           ***   ***    ***  ***   ***   ***  ***   ***    ***   ***   ***    ***    ***
==================================================================================================================================
CW                                                    **    **     **   **    **    **   **    **     **    **    **     **     **


Gesamtdurchlaufzeit

-----------------------------------------------------------------------------------------------------------------------------------
                                                        WEEKLY STATUS
-----------------------------------------------------------------------------------------------------------------------------------

        ***                                            *     *      *    *     *     *    *      *     *     *     *
        ***                                            *     *      *    *     *     *    *      *     *     *     *
        ***                                            *     *      *    *     *     *    *      *     *     *     *
        ***                                            *     *      *    *     *     *    *      *     *     *     *
===================================================================================================================================
CW                                                    **    **     **   **    **    **   **     **    **    **    **     **     **
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------
* Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                               European Agreement
                                  Appendix 4 h
                                    Training

                             APPENDIX 4H - TRAINING

DOCUMENT

          ----------------------------------------------------------------------
          DOCUMENT NAME      Appendix 4 - Training
          ----------------------------------------------------------------------
          BACKGROUND         Description of Training services and conditions of
                             Appendix 4, Technical Services, of the European
                             Agreement between FirstMark Europe SA and Siemens
                             AG
          ----------------------------------------------------------------------

                               European Agreement
                                  Appendix 4 h
                                    Training


Content

1     OBJECTIVES............................................................3
2     TRAINING PROGRAM......................................................3
3     SCOPE OF TRAINING.....................................................3
4     TRAINING LOCATION.....................................................4
5     TRAINING DOCUMENTATION AND LANGUAGE...................................5
6     QUALITY...............................................................5
7     OPEN COURSES..........................................................6
8     DEDICATED COURSES.....................................................6
9     TRAINING SCHEDULE.....................................................6
10       ORDERING OF TRAINING...............................................6
11       CANCELLATION AND POSTPONEMENT......................................7
12       TRAINING PRICES....................................................7
13       DATA PROTECTION AND EXPORT CONTROL PROVISIONS......................8

                               European Agreement
                                  Appendix 4 h
                                    Training


2      OBJECTIVES

       This section of Appendix 4 relates to the Training of the Purchaser's personnel and Third Party personnel if requested by Purchaser (hereinafter referred to as "Personnel").

       In this document, training shall cover Contractor's activities pursuant to Section 3 of this Appendix 4h involved in the transmission of knowledge and skills, i.e. training courses, on-site training, guidance, computer-based training (CBT) and instruction (hereinafter referred to as "Training").

3      TRAINING PROGRAM

       The Contractor shall offer details of courses regarding Training (in the following referred to as "Courses") available to the Purchaser. The Purchaser will decide on the Training required from the options offered.

       The Contractor shall tailor a Training program providing Courses and related Course path for the different categories of the Purchaser's personnel, which needs to be approved by the Purchaser. The Training program will be reviewed by both Parties at least twice a year.

       The Contractor will continuously inform the Purchaser of relevant Courses, their availability and content and shall assist the Purchaser in identifying suitable Courses for the different categories of the Personnel to be trained.

       The Contractor shall work together with the Purchaser to adapt the Training program to match the Purchaser's requirements.

4      SCOPE OF TRAINING

       During the period of the Agreement if ordered and beyond if ordered and confirmed by Contractor, the Personnel will be trained by the Contractor in all aspects associated with the implementation and operation of the network i.e. the radio network planning and optimisation, installation, commissioning, integration, operation, administration, maintenance, upgrade, and supervision of the System and network including all functions and any related support systems.

       The Personnel shall be trained to a standard agreed with the Purchaser.

       The Training will be applicable to the different categories of the Purchaser's personnel. Exact Training requirements (including development of new Courses) such as Training content, objectives and duration will be defined and agreed by the Parties.

       The Contractor shall prepare new Courses for afore said aspects and to offer and conduct such Courses for the Purchaser if required by the Purchaser. Upon mutual agreement the Contractor shall prepare new dedicated Courses, change Courses and their content as well as change Course flows. The Course content, Course documentation, price and other factors relating to the new Courses shall correspond to the other Courses agreed under the European Agreement, and the terms and conditions of new Courses shall also correspond with those stipulated in the European Agreement.

                               European Agreement
                                  Appendix 4 h
                                    Training


       The Contractor shall emphasis that Training, which will consider System enhancements, especially the introduction of new products or features of the System shall be available no later than 4 (four) weeks prior to the agreed availability or delivery of the new product or feature to the Purchaser but in any case such Training shall be available prior to the delivery or upgrade of aforesaid new products or features to the Purchaser's network.

       The Contractor shall also offer Training-on-the-Job to the Purchaser upon request.

       The Contractor shall supply and organise Training for third party Hardware and Software delivered under this Contract.

       The Contractor shall update the Course according to Section 5.

       Training will be provided and shall be remain available according the time period mentioned in Sect. 16.1 of Appendix 1.As part of the Training program according to Section 3 the Contractor shall provide detailed Training descriptions for each Course covering as a minimum:

              Scope and recommended category of Personnel to attend
              Course medium (e.g. computer based Training, presentation etc.) Required equipment
              Participant's pre-requisite
              Training objectives and subjects
              Training location
              Training duration
              Recommended minimum and maximum number of participants Available Training languages the Training can be conducted

       The Contractor shall be responsible to update these Training descriptions continuously.

5      TRAINING LOCATION

       Training is performed either at the Contractor's customer Training centres in Germany or at the Purchaser's premises.

       Participants undertake to comply with the safety rules and order regulations ("Hausordnung") applying to the training location.

       The Contractor's customer Training centres in Dusseldorf and Munich have a fully equipped WALKair Training model. The Contractor shall provide Training models in its Training centres, which will correspond to the Purchaser's network and Systems with respect to the current Hardware and Software versions. The Contractor shall also provide Training Courses to be delivered at the Purchaser's premises. The Contractor shall clarify in advance all necessary pre-requisites such as required Training equipment and outline these in the respective Training description.

                               European Agreement
                                  Appendix 4 h
                                    Training


       The Contractor shall deliver Training also elsewhere if the Purchaser provides a suitable classroom or other appropriate environment and all necessary Training facilities.

6      TRAINING DOCUMENTATION AND LANGUAGE

       Accompanying material left in the possession of training participants is intended for their individual use only. No part of the training documentation may be duplicated, electronically processed, disseminated or passed on to others externally. In this context, training documentation also includes any electronic knowledge products or learning systems made available to training participants on data media or on the Intranet.

       Software made available by the Contractor for training purposes must not be removed, nor may it be copied either wholly or in part or rendered useable in any other form for which consent has not been obtained. The Contractor will not accept liability for any damage that may result from possible viruses on copied file diskettes. Diskettes brought in by participants must not be used on the Contractor's computers.

       The Contractor shall supply the Training documentation as standard in English language. The edition of the Training documentation shall be updated to cover the latest status of the Hardware and Software versions in the Purchaser's network. The Purchaser shall be entitled to translate the Training documentation at its own cost. The Contractor will provide an offer for translated version of the documentation upon request by the Purchaser.

       Trainees may keep the individual Course material handed out during the Training.

       Courses will be conducted as standard in German language. The Contractor shall indicate in each Training description the languages the Course can be conducted.

7      QUALITY

       Upon mutual agreement the Purchaser shall be entitled to attend Training courses for quality assessment purposes free of charge to ensure that the Contractor's Training meets the agreed quality level. At the end of each Training the trainees shall evaluate the Course by filling in an evaluation template, which needs to be agreed between the Parties. These evaluation templates filled in by the trainees shall be forwarded by the Contractor to the Purchaser.

       The Purchaser and the Contractor shall agree on a measurement scheme for the Purchaser's evaluation of the Courses.

       In case the result of a Course does not reach the agreed quality the Contractor is obliged to offer possibilities to assure that the Personnel attending the Training Course receives the necessary knowledge, by a repetition of the Course free of charge to the Purchaser or if a repetition cannot be arranged within the following three (3) months the Contractor shall reimburse the payment for the Training Course wholly or partly as agreed to the Purchaser.

                               European Agreement
                                  Appendix 4 h
                                    Training


       The Purchaser and the Contractor shall at least once per year review the quality of the delivered Training. If necessary according to the agreed measurement scheme the Contractor is obliged to improve the quality of Training.

8      OPEN COURSES

       Open Courses are Courses, which are not exclusively scheduled for and offered to the Purchaser. Latest at the beginning of the Training Course the Purchaser or its Personnel attending the Training shall be informed if any of the Purchaser's competitors will or is attending the same open Training Course.

       The Personnel shall have the possibility to attend the Contractor's open Training Courses which shall be considered in the Training schedule pursuant to section 10 of this section of Appendix 4 to enable the Purchaser to plan the participation of its personnel.

9      DEDICATED COURSES

       Dedicated Courses are Courses exclusively scheduled for and offered to the Purchaser without any attendants from any other company.

       The Contractor shall provide dedicated Courses to the Purchaser and shall include these dedicated Courses into a Training schedule pursuant to section 10 of this section of the Appendix 4.

       The number of minimum participants for all dedicated Courses is mentioned in the Training schedule. In case the number of minimum participants will not participate in the training, the total price for training of the minimum participants will be charged to the Purchaser. This only applies in case that in the respective Quarter no corresponding open Courses are available to the Purchaser and Purchaser will order in year 2000 a minimum of 100 student days.

10     TRAINING SCHEDULE

       The Contractor shall offer Training in a 6 (six) months Training schedule to the Purchaser. This Training schedule shall indicate the Course name, date, place and language of Training. The Contractor shall be obliged to keep this Training schedule up-to-date after each amendment.

       In addition the Contractor's general schedule for open Training Courses for the fiscal year of the Contractor addressing also Training for other equipment not delivered to the Purchaser and other Courses is available on the internet page http://www.siemens.de/ic/training.

11     ORDERING OF TRAINING

       In accordance with the agreed Training schedule the Purchaser is entitled to issue orders for the available number of Training places in case of open Courses respectively for each scheduled Course in case of dedicated Courses. Orders for the Training shall be issued LATEST

                  i. 14 (fourteen) calendar days prior to the scheduled start of the Training in case of places of open Trainings and

                               European Agreement
                                  Appendix 4 h
                                    Training


                 ii. 4 (four) weeks prior to the scheduled start of the
                     Training in case of dedicated Trainings independent if the dedicated Training is to be delivered at the Contractor's Training centres or at the Purchaser's premises.

12     CANCELLATION AND POSTPONEMENT

       The Purchaser shall be entitled to cancel or postpone ordered places of open Courses 14 (fourteen) calendar days prior to the start of the respective open Course at no cost.

       In case the Purchaser cancels or postpones ordered and confirmed places of open Courses with a period of

                  i. less than 14 (fourteen) calendar days prior to the start of the respective open Course, the Contractor shall be entitled to invoice 100 % (fifty percent) of the related Training price if the Contractor is not able to replace the cancelled or postponed place with a participant of any other customer or internally.

       For the avoidance of doubt, places of open Courses ordered by the Purchaser are not allocated to a specific person of the Purchaser's personnel.

       The Purchaser shall have the right to cancel or postpone dedicated Courses previously ordered in accordance with section 11 of this section of Appendix 4 from the Contractor with a notice period of 4 (four) weeks prior to the start of the respective dedicated Course at no cost.

       In case the Purchaser cancels or postpones ordered and confirmed dedicated Courses with a period of

                  i. less than 4 (four) weeks prior to the start of the
                     respective dedicated Course, the Contractor shall be entitled to invoice 50 % (fifty percent) of the related Training price

                 ii. less than 2 (two) weeks prior to the start of the
                     respective dedicated Course, the Contractor shall be entitled to invoice 100 % (hundred percent) of the related Training price if the Contractor is not able to replace the cancelled or postponed Course with the participation of any other customer or internally.

       In case the Contractor cancels or postpones an ordered and confirmed Training on short notice the Contractor shall reimburse the Purchaser any incurred costs caused due to the cancellation such as cancellation fees of flights, hotels etc.

13     TRAINING PRICES

       Prices for Training are set out in Appendix 2 of this Contract. In case of development of new training in the future the parties shall mutually agree the price level.

                               European Agreement
                                  Appendix 4 h
                                    Training


       Training prices as set forth in Appendix 2 of this Contract include participants Training documentation and if applicable material costs such as hand outs for participants and usage of the Contractor's Training centre facilities including training equipment. Training prices do not include participants or trainers travel expenses, daily allowances and accommodation.

       In case Training is conducted at the Purchaser's premises and the Purchaser provides the classroom and all necessary Training equipment Training is charged on a per trainer per day basis as set out in Appendix 2.

14     DATA PROTECTION AND EXPORT CONTROL PROVISIONS

       Participants agree to allow their booking data only to be processed to the extent necessary for the purposes of the Training.

       All goods and services provided by the Contractor are subject to the necessary export permits being granted and to there being no other obstacles arising from German or other relevant export regulations.

                               European Agreement
                                  Appendix 4 i
                               Project Management

                   APPENDIX 4 i - PROJECT MANAGEMENT SERVICES

DOCUMENT

           ------------------------------------------------------------------------------
           DOCUMENT NAME     Appendix 4 i - Project Management
           ------------------------------------------------------------------------------
           BACKGROUND        Description  of Project  Management  Services of Appendix 4,
                             Technical  Services,  of the European  Agreement  between
                             FirstMark Europe SA and Siemens AG
           ------------------------------------------------------------------------------

                               European Agreement
                                  Appendix 4 i
                               Project Management

CONTENT

1     Introduction........................................................   3
2     Project Groups, Working Groups And Escalation.......................   3
3     Meetings............................................................   4
4     Reports.............................................................   5
5     Milestones And Related Database Management System...................   6
6     Documentation.......................................................   6
7     Contractor's Subcontractor..........................................   7


                               European Agreement
                                  Appendix 4 i
                               Project Management


1 INTRODUCTION

           This section of Appendix 4 details the Purchaser's requirements from the Contractor with regard to the project management services.

           The Contractor shall be responsible for the project management of the network rollout activities incorporating but not limited to the radio network planning, site search and acquisition, site design, site construction work packages, delivery of the Systems and its installation, commissioning, integrating and acceptance, network operation and technical support. All these activities, if ordered by the Purchaser, shall be managed and controlled by the Contractor in accordance with this Agreement in order to meet the contractual obligations provided that the Purchaser pays all agreed prices in accordance with this agreement.

           The Contractor shall undertake the task of project planning in conjunction with the Purchaser's project management team.

           The Contractor shall be responsible for updating the project plan during the project to reflect the status of the project and any improvements in processes and procedures.

2        PROJECT GROUPS, WORKING GROUPS AND ESCALATION

           For the continuous supervision of the Parties' performance under the Agreement the Parties shall form joint project groups and other reference working groups dependent on the subject to be discussed. The project groups and other reference working groups shall meet when decided upon by the Parties at regular intervals. Each Party shall bear all costs for its own representative of each Party authorised to this effect. When considered necessary by a Party, representatives of sub-contractors and experts of the Parties shall attend the meetings. It is incumbent upon the Contractor to see to it that representatives of the Contractor's sub-contractors attend, if so required and mutually agreed by the Parties.

           The technical project and reference working groups are authorised to make decisions within the technical scope of the project only. The Contractor shall propose a final solution for any technical change or addition requested by the Purchaser as soon as possible but, where possible not later than four (4) weeks from the date of the request. Decisions on proposed technical changes or additions shall be taken and implemented as soon as possible but, where possible not later than four (4) weeks after the proposal has been submitted. A proposed technical change or addition, which may affect prices, condition or any contractual date of delivery or otherwise influence on any commercial decisions shall be informed in writing to the Parties who may agree a change or addition to this Agreement. A decision binding on all Parties shall be deemed to have been made only if it is of technical nature and all the representatives of both Parties agree and the decision is contained in duly signed minutes and/or confirmed in writing. It is understood that the technical project groups and other reference working groups shall not be authorised to make decisions that will affect prices or the contractual date of delivery or otherwise decisions resulting in modifications of this Agreement. In the event that any of the representatives deems a question to fall outside

                               European Agreement
                                  Appendix 4 i
                               Project Management

           the authority or competence of the project group or reference working group the question shall be referred to the Parties.

           The Parties shall establish a commercial project group - meeting regularly - handling all commercial issues and preparing Agreement modifications. A decision binding on all Parties shall be deemed to have been made only if it is of a commercial nature and all the representatives of both Parties agree and the decision is contained in duly signed minutes and/or confirmed in writing.

           In case consent cannot be reached within the specific project group or reference working group the issue shall be escalated in accordance with the escalation procedure.

           The Contractor will appoint a project director, who will have overall responsibility and authority to achieve all cost, programme, contractual and technical objectives. The Project Director will also be responsible for scheduling the work, the project reporting and will have full ownership of the project plan.

3        MEETINGS

           The Parties will define the schedule for regularly meetings of the various project and working groups. In addition to the regularly meetings, the Purchaser may request further meetings. Frequency of meetings may be varied by the Purchaser to reflect, for example, various stages of the network rollout.

           The Contractor shall ensure that formal minutes are produced at the meetings along with specific lists of actions. If not otherwise stated such notes shall be made available in general within three (3) working days of the meeting.

           The Purchaser shall be entitled to deploy upon mutual agreement any members of its network rollout team into any of the Contractor project teams to assist with any of the activities undertaken by the Contractor on behalf of the Purchaser. The Contractor shall support the operations and activities of any members of the Purchaser network rollout team deployed into the Contractor organisation.

           On a regular basis to be defined by the Purchaser project status meetings shall be conducted at the Purchaser's in-country premises or if agreed at any other premise with the project status report being the basis of the agenda. Formal minutes shall be produced by the Contractor, which shall be made available within one (3) working days of the meeting. The Purchaser shall define the general scope of the project status meeting. In addition the Purchaser may request further meetings. Normally the Contractor's project director, project manager and relevant members of the team shall attend and discuss contractual issues, the project progress and any issues and risks that need resolution. It is in the decision of the Contractor to appoint the relevant members of the Contractors team. Accordingly the project status report, which shall include coverage plots on request shall be issued with up-to-date information at least one (1) working day prior to the project status meeting.

                               European Agreement
                                  Appendix 4 i
                               Project Management

4        REPORTS

           The Contractor shall be responsible for the production of reports to the Purchaser. The structure, content, schedule and detail of reports shall be defined by the Purchaser and shall be generated by using a data format, which is compatible for import and export purposes to the most common applications on the market (hereinafter referred to as "Data Format"). These reports will only include project specific information. A rollout plan and all activities that are required for the implementation of the Purchaser's network shall be generated in a data format, which is compatible for import and export purposes to the most common applications on the market. The development of the respective report generators shall be the Purchaser's responsibility.

           The Contractor shall operate a formal project management process supported by planning tools supporting aforesaid Data Format. Formal baseline plans will be specified by the Purchaser and used by both Parties as an ongoing reference against progress. Progress reports against these baselines will form part of the progress meetings with the Purchaser.

           The Contractor will ensure that their management reporting structure is lined up with the Purchaser's structure to achieve free flow of communications and correct level of responsibilities. The organization shall be flexible enough to take into consideration all required changes as the project progresses.

           Project reporting will be achieved through a number of working levels. These will be adapted to the particular requirements of the Purchaser.

           The Contractor shall submit on a reasonable regular basis to be defined by the Purchaser a management progress report to the Purchaser. The management progress report shall contain, as a minimum a report of all activities related to the project that have taken place since the last issued report as well as information regarding future activities and the progress of the Contractor's scope of work, standard of work, the problem areas encountered during the said period and foreseen for the future, and corrective actions taken or anticipated to be taken in order to overcome such problems, a schedule of issued documents, a technical progress report and when appropriate cost plans in a format to be agreed with the Purchaser to summarise payments to date and projected timings of future payments in order to facilitate cash flow analysis and evaluation of financing requirements. The Contractor shall be required to complete a detailed risk analysis for the network rollout project and include the analysis as part of the progress report submitted to the Purchaser.

           The Contractor shall submit a weekly project status report including coverage plots on request, which shall be the basis of discussion of the project status meetings as set forth in section 3. In addition extraordinary events that might jeopardise the rollout progress with respect to time and cost shall be reported immediately without any delay to the Purchaser.

                               European Agreement
                                  Appendix 4 i
                               Project Management

5        MILESTONES AND RELATED DATABASE MANAGEMENT SYSTEM

           The Purchaser shall define the project milestones (hereinafter referred to as "Milestones") to be achieved throughout the network rollout. The Purchaser shall be responsible to keep the Milestone definitions up to date and to inform the Contractor.

           The Milestones are not subject to any claims of damages as long as these Milestones are not contractually agreed.

           The Contractor shall be responsible for the real-time data update of the Purchaser's core database management system (hereinafter referred to as "RDMS") for the identified site information such as but not limited to site access details, serial number of equipment delivered, the status milestone in order to provide online information on the work progress and to have "real time" visibility of all levels of the project activities on line. All data storage shall be based on RDMS to ensure data continuity and accuracy. The Contractor shall provide weekly reports to the Purchaser's rollout management department using aforesaid RDMS. The Contractor shall be obliged to ensure consistence between the data entered into RDMS and the information and status reported.

           The Purchaser shall provide access and all technical support for RDMS to the Contractor free of any license fees or charges.

           In case of remote login the Contractor is responsible to follow the Purchaser's remote login procedures.

           The Contractor's database system shall, if required by the Purchaser, be able to interface with RDMS.

           All project data or information that is entered into RDMS or any other tool shall be the sole property of the Purchaser. Contractor may use its own data for project specific purposes.

           For the avoidance of doubt, if information is not entered by the Contractor into the RDMS, the Purchaser shall assume that the action has not been completed, except where documentation has been exchanged by the Parties and RDMS cannot be updated.

           As long as RDMS is unavailable for use by the Contractor the agreed interim solution proposed by the Purchaser shall be practised.

6        DOCUMENTATION

           The Contractor shall provide the Purchaser with documentation detailing the information required to be entered into the RDMS or the interim solution. All documentation shall be forwarded to the Purchaser's office in Dresden unless otherwise directed.

                               European Agreement
                                  Appendix 4 i
                               Project Management

           All documents shall be forwarded to the Purchaser preferably by e-mail.

           The format of the documentation shall be defined and if necessary updated by the Parties. In some cases this may involve the Contractor completing forms that will be used by the Purchaser for data entry. All documentation provided by the Contractor shall be clear and unambiguous.

           Upon receipt of any documentation received from the Contractor, the Purchaser shall provide a dated acknowledgement of receipt of the information.

           In the event that the Purchaser has issued no acknowledgement of receipt within five (5) working days of submission of the documentation to the Purchaser, the Contractor shall be required to confirm receipt with the Purchaser or re-send the information. This shall apply for documentation that is not personally delivered to a member of staff at the Purchaser.

7        CONTRACTOR'S SUBCONTRACTOR

           It is the sole responsibility of Contractor to select the subcontractors. At no time the Purchaser may require to select a certain subcontractor.

           The Purchaser will assist the Contractor in the selection and qualification of subcontractors. The Purchaser shall be entitled to propose subcontractors, which are to be engaged for the performance of Services under this Contract by the Contractor.

           Subcontractors, which are to be engaged by the Contractor for the performance of Services under this Agreement shall be selected by both Parties. Such approval shall not be unreasonably withheld and shall not relieve the Contractor from its contractual obligations towards the Purchaser.

           The Purchaser may require at any time with valid reason that the Contractor remove certain subcontractors from the performance of the Service under the Agreement. Impacts on the Roll Out of the Network and other consequences shall be identified. Purchaser is not allowed to claim for damages resulting thereof.

           The Contractor's subcontractors as valid in April 2000 are listed in Annex 1 to this section of Appendix 4. It is the Contractor's obligation to keep this Annex 1 up to date and to inform the Purchaser of any changes. Each Party shall be fully responsible for the performance of its subcontractors as for its own performance.

           The Contractor shall require that the subcontractors also adhere to the provisions of this Agreement.

ANNEX 1 TO APPENDIX 4 - PROJECT MANAGEMENT

CONTRACTOR'S SUBCONTRACTORS

         SITE ACQUISITION

CoNeCon GmbH,  Ziegelstr. 34B,  89407 Dillingen

Gunter Prinz GmbH, Im Park 8,  56112 Lahnstein

Ingenieurburo Riehle GmbH,  Osterholl,  55545 Bad Kreuznach

TeleCommunication Services GmbH,  Gartenstr. 28, 01445 Radebeul

         CIVIL WORKS

Energie Kom,  Wittener Str. 326,  42279 Wuppertal

R & S,  Postfach 1252,  26894 Esterwegen

Antensan,  Gerhard-Hauptmann-Str. 28,  86415 Mering,

SAG Abel,  Ribbelsbuttler Weg 2,  38518 Gifhorn

VA Tech Elin,  Landsberger Allee 366, 12681 Berlin

TI Projekte,  Fichtenstr. 1A,  02625 Bautzen

Variocom,  Herderstr. 30, 40721 Hilden

Pfleiderer, Tiroler Str. 1, 45659 Recklinghausen

         SITE DESIGN

ECS Engineering Communication Services GbR, Auf dem Anger 1A, 44805 Bochum

M - Plan Consult GmbH & Co. KG, Daimlerstr. 7, 86368 Gersthofen

         OTHER

te com Telekommunikation Technik GmbH, Hessenring 6b, 64546 Morfelden-Waldorf

                               European Agreement
                                  Appendix 4j
                                 Documentation


                          APPENDIX 4J - DOCUMENTATION

Document

DOCUMENT NAME  Appendix 4j - Documentation
Description    Description of documentation of Appendix 4, Technical
               Services, of the European Agreement between FirstMark
               Europe SA and Siemens AG



APPENDIX 4J - DOCUMENTATION STATUS 000510                           PAGE 1 OF 9

                               European Agreement
                                  Appendix 4j
                                 Documentation


TABLE OF CONTENTS

Scope of site documentation
1      Format
2      Contents of the documentation
   2.1 Covering sheet
   2.2 Change overview
   2.3 Table of contents
   2.4 Site-specific network overviews
     2.4.1 Network management
     2.4.2 Synchronisation
     2.4.3 DCN
   2.5 Building and room plan
   2.6 Installation plan
   2.7 Device configurations
     2.7.1 Rack configurations
     2.7.2 Rack safety field
   2.8 Connection cables
   2.9 Power supply
  2.10 Distributor allocation
     2.10.1 Symmetrical signal distributor
  2.11 List of abbreviations
  2.12 Contact persons
  2.13 Site-specific documentation on acquisition and construction work
  2.14 Copyright
3 Product documentation
  3.1 Scope
  3.2 Rights of utilisation
  3.3 Updates


APPENDIX 4J - DOCUMENTATION STATUS 000510                           PAGE 2 OF 9

                               European Agreement
                                  Appendix 4j
                                 Documentation


SCOPE OF SITE DOCUMENTATION

The contractor shall compile and supply master documentation for each site on which his system equipment is installed. This documentation shall describe all services rendered by the contractor connected with the installation, configuration and commissioning of the equipment supplied by him. This site-specific documentation must be delivered to the purchaser in one folder for each site.

1. FORMAT

1. The documentation shall be made available in hardcopy and electronic form by the contractor at the latest on notification of Site Ready for Field Acceptance.
2. The electronic form of the documentation shall be compiled using the following data formats:
     Pictures             *.tlf file
     Plans                *.DWG file AutoCad 13 or 14
     Plans racks          *.VSD (Visio or Deisgner)
     Parts lists          *.xls file   (device level)
     Written documents    *.doc file
     Scan objects         *.tif file
     Overviews            *.ppt file
     The files created using Microsoft Office shall be at least compatible with the package MS-Office97 or later.
3. The documentation in hardcopy form shall be created using the tools specified under 2. In each case, a single copy is required.
     Plans in A3 landscape format
     Parts lists in A4 landscape format
     Calculations, written documents in A4
4. Upgrades or changes to the system structure performed by the contractor shall be documented by means of change sheets and updates of the electronic documentation.
5. The update version of the documentation shall be indicated by means of the change date.

2.   CONTENTS OF THE DOCUMENTATION

Each sheet of the documentation, with the exception of the covering sheet, shall contain the markers:
    - Document name
    - Page number
    - Creation date
    - Version number
    - Site identification (Object Identification Code - OIC)


2.1  COVERING SHEET

The covering sheet shall contain at least the following specifications:
- Document name
- Document type
- Version number
- Author
- Creation date
- Date of the last change
- Site name
- Site identification (Object Identification Code - OIC)

APPENDIX 4J - DOCUMENTATION STATUS 000510                           PAGE 3 OF 9

                               European Agreement
                                  Appendix 4j
                                 Documentation


2.2   CHANGE OVERVIEW

The documentation shall contain a change overview with specification of the change-version number and the page numbers affected. In the case of the replacement of the entire documentation, the change overview shall be omitted. The current version / date must be specified.

2.3   TABLE OF CONTENTS

The documentation shall contain a table of contents in which all connected sections of the documentation are listed. The sections shall be arranged in accordance with the structuring of this document.

2.4   SITE SPECIFIC NETWORK OVERVIEWS

2.4.1 NETWORK MANAGEMENT

1. The documentation shall contain an overview of the network management system with the following contents:

- Overview of network-management architecture with LAN/IP addresses. The addressing schema and the allocated addresses / address spaces shall be provided by Purchaser.
- Tabular overview of the deployed NMS systems with the manufacturer's name and the serial number.
- Tabular overview of peripheral devices (e.g. printers) with the manufacturer's name and the serial number.

2.4.2 SYNCHRONISATION

1. The documentation shall contain an overview of the clock priorities set in the network elements. Purchaser must supply documentation on the manner in which the clock is to be fed in / on the location from which the clock is to be taken / tapped (synchronisation plan).
   - Configuration of all DCN components (routers, SiSA, CMX etc.), the data for the configuration of the components shall be provided by Purchaser (PI addresses, SISA addresses etc.).
   - The configurations shall be made available as an up-to-date extract from the configuration program (LCT or similar) or as a summary of the data.

2.5   BUILDING AND ROOM PLAN

1. The documentation shall contain a to-scale building / room plan with the following contents:
   -  The location of the technical room in the building
   -  Depiction of the cable lines and lead-ins
   - Depiction of other infrastructure equipment (air-conditioning system, power supply etc.)
   - Depiction of antenna holders and antennas, where applicable with static documentary evidence
   -  Emergency situation (e.g. escape paths).

APPENDIX 4J - DOCUMENTATION STATUS 000510                           PAGE 4 OF 9

                               European Agreement
                                  Appendix 4j
                                 Documentation

2.6   INSTALLATION PLAN

1. The documentation shall contain a site-specific installation plan with the following contents:
      -  the location of the rack in the technical room
      -  the arrangement of the racks and their rack numbers
      -  the description of the racks
2. The numbering and description of the racks and sub-racks shall be performed in accordance with the specifications of Purchaser.


APPENDIX 4J - DOCUMENTATION STATUS 000510                           PAGE 5 OF 9

                               European Agreement
                                  Appendix 4j
                                 Documentation

2.7   DEVICE CONFIGURATIONS

2.7.1 RACK CONFIGURATIONS

The documentation shall contain an overview of the device configurations with the following contents:

   -  the schematic representation of the racks
   -  rack number
   -  the identification number of the rack
   -  the employed voltage supply and the fuse (e.g. 48V /fuse 10 A)
   - the following data are contained in the Field Acceptance Protocol and are a component of the documentation:
        -  the installation location
        -  the description of the slot
        -  the serial number
        -  the hardware version
        -  the firmware version
   -  Manufacturer's documentation for the devices, e.g. certificates

The numbering and description of the racks and sub-racks shall be performed in accordance with the specifications of Purchaser.

2.7.2 RACK SAFETY FIELD

The documentation shall contain an overview of the installed rack safety fields with the following contents:
   -  the schematic representation of the rack safety field
   -  the description of the safety field
   -  the rack number
   -  the voltage lead-in and fuse (e.g. 48 V /20 A)
   - the description of the relevant load or of the safety field connected in series.

The description of the safety fields shall be performed in accordance with the specifications of Purchaser.

2.8   CONNECTION CABLES

The documentation shall contain an overview of all the wiring carried out.
This shall also include structure-specific DCN cabling, synchronisation cabling, HF and power cabling. The overview shall includes the following contents:
   -  Port description A end, cable description by means of colour codes
      (E1 ports)
   -  Port description B end, cable description by means of colour codes
      (E1 ports)
   -  Remarks (e.g. shield protected by insulation tube)
   - Type of cable used, type of plug used, attenuation and length in the case of HF cables
   -  Cable paths

2.9   POWER SUPPLY

The documentation shall contain an overview of all installed power-supply units with the following contents:
   -  the schematic representation of the sub-rack
   -  the description of the type of power supply
   -  the voltage lead-in-and fuse (e.g. 230 V / fuse 10 A)
   -  the description of the slot location

APPENDIX 4J - DOCUMENTATION STATUS 000510                           PAGE 6 OF 9

                               European Agreement
                                  Appendix 4j
                                 Documentation


   -  the wiring of the power supply
   -  the serial number
   -  the hardware version
   -  the firmware version
   -  the change version / status
   -  parameters settings (threshold values, alarm outputs etc.)

APPENDIX 4J - DOCUMENTATION STATUS 000510                           PAGE 7 OF 9

                               European Agreement
                                  Appendix 4j
                                 Documentation



   -  measurement reports of energy-supply company
   -  signed form VBG4
   -  description of battery backup
   - manufacturer's specifications for the battery, e.g. date of manufacture, capacity
   -  measurement report of the battery voltages
   -  documentation of the battery degassing
   -  test report for earthing system

The numbering and description of the racks and sub-racks shall be performed in accordance with the specifications of the purchaser.

2.10  DISTRIBUTOR ALLOCATION

The documentation shall contain an overview of all the distributor allocations performed in the course of the system installation. The contents of the distributor documentation is dependent on which distributor technology is deployed and is described in the following sub-sections.
In any case, the documentation must ensure an unambiguous localised description of every single port.

2.10.1 SYMMETRICAL SIGNAL DISTRIBUTOR

The documentation shall contain the following specifications for the connection of the network element in the direction of the interchange distributor:

   -  Bay
   -  Strip
   -  Terminal location

2.11  LIST OF ABBREVIATIONS

The list of abbreviations shall indicate what all the abbreviations used stand for and explain them in German.

2.12  CONTACT PERSONS

Contractor and Purchaser shall both specify at least one contact person for further discussion of the structure documentation.

2.13  SITE-SPECIFIC DOCUMENTATION ON ACQUISITION AND CONSTRUCTION WORK

Appendix 4c specifies the site-specific documentation to be compiled by the contractor regarding the site acquisition. Appendix 4d specifies the documentation for the site-planning work and the construction work.

2.14  COPYRIGHT

On delivery of the site-specific documentation, Purchaser shall receive the sole copyright and utilisation right to the site-specific documentation to be compiled by the contractor.


APPENDIX 4J - DOCUMENTATION STATUS 000510                           PAGE 8 OF 9

                               European Agreement
                                  Appendix 4j
                                 Documentation


3.    PRODUCT DOCUMENTATION

3.1   SCOPE

The following product documentation shall be delivered in electronic form to the purchaser when a system is first delivered:

                    WALKair V3.1; Installation; IMN

                    WALKair V3.1; Operation; OMN:LCI

                    WALKair V3.1; Operation; OMN:NMS

                    WALKair V3.1; Information; TED

3.2   RIGHTS OF UTILISATION

The purchaser shall be permitted to copy the delivered documentation unrestrictedly for internal purposes. Furthermore, Section 19 of Appendix 1 applies in particular for the documentation.

3.3   UPDATES

Updates of the product documentation shall be made by the contractor. These shall be made available to the purchaser free of charge and automatically without an explicit request.


APPENDIX 4J - DOCUMENTATION STATUS 000510                           PAGE 9 OF 9

                               European Agreement
                                   Appendix 5
                                   Definitions




                                   APPENDIX 5

                                   DEFINITIONS

APPENDIX 5 DEFINITIONS


AFFILIATE

means, in respect of Siemens AG and FirstMark Communications Europe SA, each of their subsidiary or parent companies, or any company effectively controlled directly or indirectly by such parent company either through 51% of the ownership, control of shares or other securities in such company. Affiliates are set out in Appendix 6 in respect of the Territories referred to therein, which shall be updated in due course.

CHANGE ORDER

means the document by which changes to a Contract are agreed and effected.

CONSULTANCY SERVICES

means the provision of Services of an advisory or professional consultancy nature set out in Appendix 4.

CONTRACT

means the agreement between the Purchaser and the Contractor, evidenced by the issue by the Purchaser and acceptance by the Contractor of an Order, for the provision of Systems and/or Services according to the terms of the EUROPEAN AGREEMENT.

CONTRACTOR

means Siemens AG or the Affiliate of Siemens set out on the Purchaser's Order, and includes its permitted successors and assigns.

CONTRACT PRICE

means the total Price set out in the Order in respect of the Systems and/or Services required by the Purchaser.

CPE [Customer Premise Equipment]

means the equipment supplied by the Contractor for installation at the Purchaser's customer's premises.

CUSTOMER TECHNICAL SUPPORT (CTS)

means the Contractor's field second or third level technical support Services.

CUSTOMER SERVICE REQUEST (CSR)

means the request for second or third level customer technical support (CTS) Services referred through the SPOC.

APPENDIX 5 DEFINITIONS

EMERGENCY TECHNICAL ASSISTANCE AND SUPPORT (ETAS)

means the Contractor's emergency technical support organisation available in accordance with the terms of Appendix 4 as second level support 24 hours a day, 365 days per year.

FAULT CALL

means the request for support Services made by the Purchaser by contacting the SPOC, against which the Contractor's call management system will allocate a reference.

FIELD ACCEPTANCE

means verification of the performance of the System after installation by the Field Acceptance Test as specified in Appendix 4.

FIELD ACCEPTANCE CERTIFICATE

means the certificate issued by the Purchaser upon successful completion of the Field Acceptance Test demonstrating that the System has been delivered in accordance with the Contract and the System functions in accordance with the requirements of Appendix 3.

FIELD ACCEPTANCE TEST

means a series of tests according to Appendix 4, carried out by the Contractor and at the Contractor's expense concerning the functioning of the System on the Site of Installation.

FIRST LINE MAINTENANCE

means emergency call service and the on-site repair of the goods delivered by the Contractor, which only requires the exchange of plug-in modules.

HARDWARE

means the hardware in the System.

IPRS

means all patents, extensions to patents, petty patents, utility models, trademarks, service marks, applications for any of the foregoing, copyrights, design rights, moral rights, database rights, rights in unregistered trade marks, business names, trade secrets, know-how, other confidential information and other intellectual property rights (whether registered or unregistered) anywhere in the world.

LABOUR INDEX

APPENDIX 5 DEFINITIONS

means the labour index of Luxembourg as and when published by STATEC, which is part of the Statistical Office of Luxembourg

LENDER

means the party or parties or its successors, other than the Purchaser, executing the Loan Agreement.

LINK

means the transmission path established between CPE and a base station within a Market.

LOAN AGREEMENT

means the vendor financing package more particularly described in the Loan Agreement between FirstMark Communications Deutschland GmbH and Deutsche Bank for the financing of the implementation of the German WLL project of FirstMark Communications Deutschland GmbH.

MANAGED SERVICE DELIVERY PRIME (MSD)

means the Contractor's appointed customer services manager.

MARKET

means the wireless local loop coverage area or areas designated by the Purchaser in a single Order submitted by the Purchaser to the Contractor.

MARKET DEPLOYMENT ORDER (MDO)

means a special kind of Order comprising a market which is restricted to a maximum of 2 (two) "Versorgungsgebiete".

NETWORK ELEMENT

means a multiplexer, cross connect, regenerator, line or radio system, or base station.

ORDER

means the purchase order issued by the Purchaser to the Contractor for the provision of Systems and/or Services in accordance with the terms of the European Agreement. Such written Order will be in agreed form.

PARTY

means either the Purchaser or the Contractor, as the context requires. "PARTIES" means both the Purchaser and the Contractor.

APPENDIX 5 DEFINITIONS

PREFERRED SUPPLIER

means that the Purchaser has given to the Contractor at least *** of business in the relevant country.

PRICE

means the price(s) set out in Appendix 2 payable by the Purchaser in respect of the supply, installation, implementation and support of the Systems and Services to be provided to the Purchaser pursuant to an Order.

PURCHASER

means the Affiliate of FirstMark Communications Europe SA issuing the Order, and includes its permitted successors and assigns.

READY FOR SERVICE

means the date on which the Purchaser receives a written statement from the Contractor according to which a base station, having a system component, is ready for connection to CPE.

SECTOR

means a portion of a base station containing its own transceiver and an antenna, which addresses a discrete set of CPEs.

SERVICE LEVELS

means the response times and other target performance levels set out in Appendix 4 in respect of the provision of Services.

SERVICES

means the provision and installation, commisioning, Field Acceptance Test, support, Consultancy Services of the services (including but not limited to Turnkey Services, training and maintenance) set out in Appendix 4.

SINGLE POINT OF CONTACT (SPOC)

means the Contractor's service desk which the Purchaser shall contact in order to request support Services.

SITE OF INSTALLATION

means the place, buildings and environment where the System is to be installed.

SITE READY FOR FIELD ACCEPTANCE

APPENDIX 5 DEFINITIONS

means the date on which the System has been installed and commissioned ready for Field Acceptance Testing to proceed.

SITE READY FOR INSTALLATION

means the date on which the Site of Installation has been prepared ready for installation of the System to proceed.

SOFTWARE

means the software in object code form, containing the machine readable instructions for management or operation of the applicable System.

SOFTWARE DOCUMENTATION

means the technical user guides and other Documentation in respect of the Software.

SPECIAL CONDITIONS

means the conditions set out in Appendix 6 which shall apply to the Contract in addition to those contained in Appendix 1.

STANDARD SOFTWARE

means the Contractor's standard Software.

SYSTEM

means an operational unit of the Contractor's Hardware and/or Software as specified in Appendix 3, which also includes access network equipment, network management Systems and peripheral technology.

SYSTEM SPECIFICATION

means the specification set out in Appendix 3 in respect of the System.

TERRITORY

means the country of the Site of Installation.

THIRD PARTY SOFTWARE

means the Software owned by third parties.

TURNKEY SERVICES

means the services more particularly detailed in Appendix 2d.

"VERSORGUNGSGEBIET"

means the area as defined in Appendix 4 a+b Section 1.

WORKING DAY

means Monday to Friday inclusive.

                                  European Agreement
                                       Appendix 6
                                  List of Affiliates




                              APPENDIX 6 - LIST OF AFFILIATES


DOCUMENT


-----------------------------------------------------------------------------------------------
DOCUMENT NAME                            Appendix 6 - List of Affiliates
-----------------------------------------------------------------------------------------------
BACKGROUND                               Appendix 6 of the European Agreement between FirstMark
                                         Europe SA and Siemens AG

                                         List of Purchaser's and Contractor's affiliates
-----------------------------------------------------------------------------------------------

The European Agreement shall be valid for the Purchasers Contractors Affiliates listed hereunder and the respective countries related to it (see respective countries named by each Affiliate)

                                  European Agreement
                                      Appendix 6
                                  List of Affiliates


1  FIRSTMARK'S AFFILIATES

     - FirstMark Communications Deutschland GmbH, Uhlandstrasse 179/180, 10623 Berlin, Germany

     -  FirstMark Communications GmbH, Teinfalstrasse 8, 1010 Vienna, Austria

     - FirstMark Communications Belgium SPRL, Montagne du Parc 4, 1000 Bruxelles, Belgium

     - FirstMark Communications Denmark, c/o Bech-Brunn & Trolle, Norre Farimagsgade 3, 1364 Copenhagen K, Denmark

     - FirstMark Communications Services Europe Limited, Hillgate House, 26 Old Bailey, London EC4M 7HS, England

     -  FirstMark Communications Finland Oy, PL 151, 00161 Helsinki, Finland

     - FirstMark Communications France Sarl, 1 Boulevard Vivier Merle, 69443 Lyon, Cedex 03, France

     - FirstMark Communications Hungary, 1112 Budapest, Nagyszalonta u. 49, Hungary

     - FirstMark Communications Italy Srl, Via 20 Settembre, No. 1 00187 Rome, Italy

     - FirstMark Communications Luxembourg Sarl, 5 rue Jean Monnet, 2180 Luxembourg, Luxembourg

     - FirstMark Communications Netherlands B.V., Strawinskylaan 1725 Toren B, 17 ET 1077 XX Amsterdam, Netherlands

     -  FirstMark Communications Norway, Norway

     - Teleweb, Comunicacoes Interactivas SA, Campo Grande 35-3B, 1700 Lisboa, Portugal

     -  FirstMark Communications Poland, Poland

     - FirstMark Communications Espana SL, Paseo de la Castellana 110, 28046 Madrid Spain

     - FirstMark Communications Switzerland GmBH, Inhaber Lichsteiner & Sauber Rechtsanwalte, Binzmuehlstrasse 14, 8050 Zurich, Switzerland

     -  LambdaNet GmbH, Gunther-Wagner-Allee 13, 30177 Hannover, Germany

     -  LambdaNet, 17 Square Edouard VII, 75009 Paris, France

                                  European Agreement
                                      Appendix 6
                                  List of Affiliates


2 SIEMENS' AFFILIATES

     - Siemens AG, Germany, Wittelsbacher Platz 2, 80333 Munchen, Germany

     - Siemens Aktiengesellschaft Osterreich, Siemensstrasse 88-92, 1210 Vienna, Austria

     - Siemens s.a., Belgium, Chaussee de Charleroi 116, 1060 Bruxelles,
       Belgium

     - Siemens A/S, Denmark, Borupvang 3, 2750 Ballerup, Denmark

     - Siemens plc. United Kingdom, England, Siemens House, Oldbury, Bracknell RG12 8FZ, United Kingdom

     - Siemens Osakeyhtlo, finland, Majurinkatu 6, P.O.B. 60, 02601, Espoo, Finland

     - Siemens S.A., France, 39-47 boulevard Ornano, 93527 Saint-Denis CEDEX 2, France

     - Siemens Rt., Hungary, Gizella ut 51-57, 1143 Budapest, Hungary

     - Siemens S.p.A., Italy, Viale Piero e Alberto Pirelli, 10, 20126 Milano, Italy

     - Siemens S.A., Luxembourg, 20, rue des Peupliers, 2328 Luxembourg-Hamm

     - Siemens Nederland N.V., Netherlands, Prinses Beatrixlaan 26, 2595 AL Den Haag, Netherlands

     - Siemens A/S, Norway, Ostre Aker vel 90, Postboks 10, Veitvet, 0518 Oslo 5, Norway

     - Siemens S.A., Portugal, Rua Irmaos Siemens, 1, 2720-093 Amadora,
       Portugal

     - Siemens Sp.z.o.o., Poloand, ul. Zupnicza 11, 03-821 Warszawa, Poland

     - Siemens S.A., Spain, Orense 2, Apartado 155, 28 020 Madrid, Spain

     - Siemens Schweiz AG, Switzerland, Freilagerstrasse 40, Postfach, 8047 Zurich, Switzerland

                   FIRSTMARK COMMUNICATIONS DEUTSCHLAND GMBH
                              UHLANDSTRASSE 179/180
                                  10623 BERLIN
                                     GERMANY

Siemens A.G.

20 April 2000

Dear [          ],

RE: MARKETING AGREEMENT BETWEEN SIEMENS A.G. ("SIEMENS") AND FIRSTMARK COMMUNICATIONS DEUTSCHLAND GMBH ("FIRSTMARK")

In mutual recognition that time is of the essence hereunder, FirstMark hereby issues this letter agreement to Siemens in anticipation of FirstMark and Siemens entering into a full definitive written agreement (hereinafter referred to as "the Full Agreement") for the marketing of FirstMark products and services in Germany. The Full Agreement will contain terms and conditions substantially in the same form as those attached as Annex 1. In addition, the Full Agreement shall also include terms dealing with the following matters:

-        Default;
-        Termination
-        Effects of Termination;
-        Trademark Use;
-        Intellectual Property;
-        No partnership;
-        Notices;
-        Waiver;
-        Entire Agreeement;
-        Assignment; and
-        Force Majeure.
-        Exclusion of Liability

By acceptance of this letter agreement, FirstMark and Siemens agree to negotiate promptly and in good faith for the purpose of agreeing and executing the Full Agreement no later than 30 June 2000.

PERIOD OF LETTER AGREEMENT

The effective date of this letter agreement is May _________ , 2000. This letter agreement shall expire on 30 June

2000 unless:-

(a)  the parties, by agreement evidenced in writing, extend the period; or

(b) this letter agreement is terminated in accordance with any of the provisions contained in the paragraph below headed Termination of Letter Agreement.

TERMINATION OF LETTER AGREEMENT

Execution of the Full Agreement shall supersede and replace all the provisions contained in this letter agreement which shall thereupon automatically terminate. This letter agreement may also be terminated by FirstMark or Siemens upon the failure of FirstMark and Siemens to negotiate and execute the Full Agreement within the period up to 30 June 2000 (or such later date as may be agreed between the parties in writing).

GOVERNING LAW

This letter agreement shall be interpreted, construed, governed and enforced in accordance with the laws of Germany and each of the parties agrees to submit to the exclusive jurisdiction of the German Courts in relation to any dispute arising hereunder or out of or in connection with any of the matters the subject hereof.

This letter agreement and its appendices are produced in duplicate originals. By signing each original FirstMark and Siemens accept the terms and conditions contained herein and agrees to be bound by such terms and conditions in all respects.

Yours faithfully
For and on behalf of

FirstMark Communications Deutschland GmbH

Accepted and agreed by /s/
                      ---------------------------------
                      For and on behalf of Siemens A.G.

                                      DRAFT

                                MARKETING ANNEX 1

                                     between

                           SIEMENS AKTIENGESELLSCHAFT

                                Berlin and Munich

                    - henceforth referred to as "Siemens" -




                                       and



                       FIRSTMARK COMMUNICATIONS EUROPE, SA

                                     London
                                 United Kingdom

                      - henceforth referred to as "FMCE" -



                (described jointly as the "contractual parties")

                                TABLE OF CONTENTS

SECTION                                                                     PAGE

PREAMBLE.....................................................................3

1    OBJECT OF THE CONTRACT..................................................3


2    COOPERATION BASIS.......................................................4


3    OBLIGATIONS OF FMCE.....................................................4


4    OBLIGATIONS OF SIEMENS..................................................5


5    COMMISSION..............................................................6


6    AREA OF VALIDITY........................................................6


7    DURATION................................................................6


8    DISCONTINUATION CONDITIONS..............................................6


9    CONFIDENTIALITY.........................................................7

PREAMBLE

According to German telecommunications law, FMCE operates a telecommunications network via which telecommunications services are provided to third parties.

Siemens provides its customers with advice on services, prices and benefits and supports them in the selection and ordering of carrier services and the integration of these services into customer-specific telecommunications solutions.

1        OBJECT OF THE CONTRACT

1.1      Arranging of standard telecommunications services

        Siemens will assist FMCE for the conclusion of contracts for the provision of FMCE telecommunications services as described and presented by FMCE.

        Siemens shall obtain binding customer requests for FMCE for the completion of contracts in accordance with the specimens and FMCE general terms and conditions of business and transmit these to FMCE.

1.2      Arranging of project-specific telecommunications services

        Within appropriate projects, Siemens shall inform its customers about the telecommunications services provided by FMCE and obtain from FMCE project-specific offers that differ from the standard telecommunications services described under 1.1.

        FMCE has the right to refuse project-specific offers or contracts in individual cases. FMCE shall disclose to Siemens the reasons for such a refusal.

        Should an offer requested by Siemens result in the completion of a project-specific contract between FMCE and the customer supported by Siemens, this business shall be considered to have been brokered by Siemens.

1.3 The cooperation agreement applies to present and future telecommunications services provided by FMCE.

2       COOPERATION BASIS

2.1 The cooperation between FMCE and Siemens shall be conducted on a non-exclusive basis. Both contractual parties shall be at liberty to enter into similar agreements with other contractual parties.

2.2 Both contractual parties may act independently of one another in the market.

2.3 Neither contractual party shall be authorized to act in the name of the other.

2.4 Publications by the contractual parties affecting the object of this cooperation must take a form that has been agreed in writing in advance.



3       OBLIGATIONS OF FMCE

3.1 FMCE undertakes to support Siemens in the arranging of its telecommunications services to the extent defined in this contract.

3.2 FMCE shall supply Siemens with all the information required to arrange these services and, if requested, shall provide Siemens with technical support for its telecommunications services.

3.3 FMCE shall supply Siemens with all the documentation needed for the brokering of contractual terms, such as order forms, general terms and conditions of business and up-to-date price lists in electronic form.

3.4 FMCE shall inform Siemens regularly and well in advance about its products and services or any changes in the range of products and services available.

        FMCE shall hold sales training courses in agreement with Siemens. These training courses, including all course material, shall be provided free of charge to Siemens.

3.5     FMCE shall support Siemens indirectly by means of marketing operations.

3.6 FMCE will use its "best-effort" to ensure that customer requests that have been completed correctly and transmitted are processed.

3.7 FMCE shall inform Siemens without delay in the event that a customer request brokered by Siemens does not result in completion of a contract or that business agreed on the basis of such a customer request is not executed.

3.8 FMCE shall initiate the issue of invoices to customers brokered by Siemens and shall in particular take responsibility for its own collection and dunning procedures.

3.9 Furthermore, the contractual parties shall hold regular discussions to promote the cooperation agreed in the contract.

4        OBLIGATIONS OF SIEMENS

4.1 Siemens shall use its best effort to promote the sales of all FMCE telecommunications services.

4.2      Siemens' brokering activities shall include:

       - Consulting with interested parties with regard to FMCE telecommunications services;

       - Obtaining requests from customers for the completion of contracts with FMCE in accordance with the specimens and FMCE's general terms and conditions of business.

       - Transmitting customer requests to FMCE without delay in accordance with a mutually agreed "Procedural description";

       - Brokering project-specific business between FMCE and Siemens customers in cases where standard communications services are not appropriate.

4.3 Siemens undertakes to send only complete and legible customer requests to FMCE. If the error rate in request processing by FMCE exceeds 5%, FMCE must take appropriate short-term remedial action.

4.4 In its function as broker according to this contract, Siemens shall use only those documents, emblems and other sales aids that have been released by FMCE in order to preserve FMCE's corporate identity (CI).

4.5 Siemens shall set up a special and dedicated task force for a period of initially one year to monitor and to control the implementation of the sales cooperation agreement in Germany The task force shall report to the management of Siemens AG Carrier Sales and to a designated representative for FMCE on a bi-weekly basis. Siemens agrees to dedicate its best-effort to make FMCE's entry into the German market a success.

4.6 Siemens agrees to work with FMCE on a best-effort basis to accomplish the following timelines for the purposes of investigating the market potential and establishing an associated commission plan for the first year of operation which will be monitored and managed by the task force defined in Section 4.5

        May 9 Kick-off meeting to review products, positioning, pricing and plan for joint introduction of FMCE services to Siemens sales force.

        May  29            Have successfully introduced FMCE products and
                           services to all regional sales heads of sales with Siemens

        Jun 30 Have successfully completed a regional demand forecast for FMCE products and services from the Siemens sales force and have agreed on a mutually acceptable commission agreement.

4.7 Siemens tries to achieve on a "Best Effort" basis the joint goal of a revenue target to be mutually defined for the first year of operation of this marketing agreement, such target being subject to the mutual agreement of the competitive position of FirstMark products and the attractiveness of the FMCE commission plan for the Siemens sales force (which will be the outcome of Section 4.7) and the Roll-Out for the PMP-Technology in Germany.

5        COMMISSION

5.1 FMCE shall pay Siemens a commission in return for arranging the brokering of FMCE telecommunications services.

5.2 The structure of the sales commission will be mutually agreed by management representatives of Siemens and FMCE by April 15th, 2000

6         AREA OF VALIDITY

       This agreement is valid within Germany

7         DURATION

       This agreement is valid indefinitely until terminated by either contractual party at any time with three months' written notice.

8        DISCONTINUATION CONDITIONS

       At any time either party may choose to terminate this Agreement by a written three months' notice to the company representative indicated at the end of this agreement.

9        CONFIDENTIALITY

9.1 The contractual parties undertake to treat as confidential any technical documents and information, special knowledge of the other party's internal affairs and any other information that is classified as confidential by its nature or declared explicitly as such. In the absence of prior written agreement, the contractual parties shall use the information obtained only for the purposes for which it was supplied and, in the same way that they would treat their own trade secrets, ensure that it is not disclosed to third parties. Furthermore, they shall not use this information for their own commercial purposes or other customers without the prior written agreement of the other contractual party. This obligation does not apply to information that is widely known, information that is proven to have been elaborated independently or information that has been obtained legally from third parties.

9.2 Both parties shall also impose this obligation on their employees and any subcontractors involved in the fulfillment of the project concerned.

9.3 The confidentiality obligation remains in force for a period of two years after termination of the agreement. After termination, all documents obtained from the other contractual party in this context must be returned or destroyed on request.




      Munich, date ...........             Berlin, date ...............





      ..........................           ........................
      Siemens Aktiengesellschaft           FMCE Senior VP Marketing